   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 31, 1996
                                                    REGISTRATION NO. 333-
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                    WILSHIRE FINANCIAL SERVICES GROUP INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                    6719                     APPLIED FOR
     (STATE OR OTHER      (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
     JURISDICTION OF      CLASSIFICATION CODE NUMBER)    IDENTIFICATION NUMBER)
     INCORPORATION OR
      ORGANIZATION)

                             1776 SW MADISON ST.
                              PORTLAND, OR 97205
                                (503) 223-5600
             (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            LAWRENCE A. MENDELSOHN
                                  PRESIDENT
                             1776 SW MADISON ST.
                              PORTLAND, OR 97205
                                (503) 223-5600
          (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                ---------------
                                  COPIES TO:
     JAMES M. WADDINGTON, ESQ.                    ROBERT E. DEAN, ESQ.
PROSKAUER ROSE GOETZ & MENDELSOHN LLP         GIBSON, DUNN &  CRUTCHER LLP
           1585 BROADWAY                              4 PARK PLAZA
  NEW YORK, NEW YORK 10036-8299               IRVINE, CALIFORNIA 92614-8557
          (212) 969-3000                              (714) 451-3800

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement.
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                                ---------------
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                ---------------
                        CALCULATION OF REGISTRATION FEE
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
                                                           PROPOSED      PROPOSED
                                                           MAXIMUM        MAXIMUM
                                         AMOUNT         OFFERINGPRICE    AGGREGATE   AMOUNT OF
     TITLE OF EACH CLASS OF               TO BE              PER         OFFERING   REGISTRATION
   SECURITIES TO BE REGISTERED         REGISTERED      SHARE OR NOTE(2)  PRICE(2)       FEE
------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per
 share..........................   1,725,000 shares(1)      $12.00      $20,700,000  $6,273.09
------------------------------------------------------------------------------------------------
Notes due 2003..................       $50,000,000           100%       $50,000,000  $15,151.15
------------------------------------------------------------------------------------------------
  Total.......................                                          $70,700,000  $21,424.24

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(1) Includes 225,000 shares of Common Stock which the Common Stock
    Underwriters have an option to purchase to cover over-allotments, if any.
(2) Estimated pursuant to Rule 457(a) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.
                                ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

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

                               EXPLANATORY NOTE

  This Registration Statement is being filed with respect to (i) 1,500,000 shares of common stock, par value $.01 per share (the "Common Stock"), of Wilshire Financial Services Group Inc. (and an additional 225,000 shares of Common Stock issuable upon exercise of the Common Stock Underwriters' over-allotment option), and (ii) $50 million principal amount of % Notes due 2003 (the "Notes") of Wilshire Financial Services Group Inc.

  This Registration Statement contains two forms of Prospectus. The first Prospectus relates to the offering of the Common Stock and the second Prospectus relates to the offering of the Notes.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF ANY OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION, DATED OCTOBER 31, 1996

PROSPECTUS

                                -------------
                                   WILSHIRE
                                -------------
                           Financial Services Group


                        1,500,000 SHARES OF COMMON STOCK

  This Prospectus relates to the offering by Wilshire Financial Services Group Inc., a Delaware corporation ("WFSG" and together with its subsidiaries, the "Company"), of 1,500,000 shares of Common Stock, par value $0.01 per share (the "Common Stock") of WFSG (the "Common Stock Offering"). Prior to the Common Stock Offering, there has been no public market for the Common Stock. It is currently estimated that the initial public offering price for the shares of Common Stock offered hereby will be between $10.00 and $12.00 per share. See "Underwriting" for information relating to the factors considered in determining the initial public offering price. The Company has applied for quotation of the Common Stock on the Nasdaq National Market ("Nasdaq") under the symbol "WFSG." Upon completion of the Common Stock Offering and assuming the Underwriters' over-allotment option is not exercised, certain executive officers and directors of the Company will have approximately 79% of the combined voting power of all outstanding shares of the Common Stock.

  The Underwriters have reserved 4.2% of the shares of Common Stock offered hereby for sale at the initial public offering price to directors, officers and employees of the Company and to certain other persons.

  In addition, WFSG is concurrently offering $50 million aggregate principal
amount of   % Notes due 2003 (the "Notes") of WFSG (the "Notes Offering"). See
"Description of Notes Offering." The Common Stock Offering and the Notes Offering are each conditioned on the completion of the other offering.

  THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING AT PAGE 11 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED CAREFULLY BY PROSPECTIVE INVESTORS OF THE COMMON STOCK OFFERED HEREBY.

                                  -----------

 THE SECURITIES OFFERED  HEREBY ARE  NOT SAVINGS ACCOUNTS  OR SAVINGS DEPOSITS
  AND  ARE  NOT  INSURED  OR  GUARANTEED BY  THE  FEDERAL  DEPOSIT  INSURANCE
   CORPORATION ("FDIC"), ANY OTHER GOVERNMENTAL AGENCY OR OTHERWISE.

                                  -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), THE FDIC, THE OFFICE OF THRIFT SUPERVISION
 ("OTS") OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SEC, FDIC, OTS OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
  PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                            PRICE TO UNDERWRITING  PROCEEDS TO
                                             PUBLIC  DISCOUNT(1)  THE COMPANY(2)
--------------------------------------------------------------------------------
Per Share.................................   $          $             $
Total(3)..................................   $          $             $

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) See "Underwriting" for information relating to the indemnification of the Underwriters.
(2) Before deducting expenses payable by the Company estimated to be $   .
(3) WFSG has granted the Common Stock Underwriters an option, exercisable within 30 days of the date hereof, to purchase from WFSG up to 225,000 additional shares of Common Stock solely to cover over-allotments, if any. To the extent the option is exercised, the Underwriters will offer the additional shares of Common Stock at the Price to Public shown above. If the option is exercised in full, the total Price to Public, Underwriting
    Discounts and Proceeds to the Company will be $   , $    and $   ,
    respectively. See "Underwriting."

  The shares of Common Stock are offered subject to receipt and acceptance by the Underwriters, to prior sale and to the Underwriters' right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the shares of Common Stock will be made at the offices of Friedman, Billings, Ramsey & Co., Inc., Arlington, Virginia, the representative of the several Underwriters (the "Representative"), or in book-entry form through the facilities of The Depository Trust Company on or
about       , 1996.

                                  -----------

                     FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

                   The date of this Prospectus is    , 1996.

  IN CONNECTION WITH THE COMMON STOCK OFFERING AND THE NOTES OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF SUCH SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ NATIONAL MARKET, IN THE OVER THE COUNTER MARKET, OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             AVAILABLE INFORMATION

  WFSG has filed with the Securities and Exchange Commission (the "Commission") via the Electronic Data Gathering Analysis and Retrieval System ("EDGAR") a Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Common Stock Offering and the Notes Offering. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance where such contract or other document is an exhibit to the Registration Statement, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each statement being qualified in all respects by such reference. As a result of the filing of the Registration Statement with the Commission, WFSG will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will be required to file reports and other information with the Commission. WFSG intends to furnish its stockholders annual reports containing audited financial statements and an opinion thereon expressed by WFSG's independent auditors as well as quarterly reports for the first three quarters of each fiscal year containing unaudited financial statements. Copies of the Registration Statement, including all exhibits thereto, may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60601 upon payment of prescribed rates. The Commission also maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, including WFSG. The Company has applied for quotation of the Common Stock on Nasdaq. If the Common Stock is quoted on Nasdaq, reports, proxy and information statements and other information regarding the Company will be available for inspection at the National Association of Securities Dealers, Inc. (the "NASD"), 1735 K Street, N.W., Washington, D.C. 20006.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the more detailed information and the consolidated financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Unless otherwise indicated, the information contained in this Prospectus assumes no exercise of the Underwriters' over-allotment option to purchase additional shares of Common Stock. Unless the context otherwise requires, all references to the Company herein shall be deemed to include the Company and its subsidiaries. Unless otherwise indicated, all information in this Prospectus assumes that no outstanding stock options are exercised. The information contained in this Prospectus gives effect to certain transactions to be consummated prior to or simultaneously with the closing of the Common Stock Offering and the Notes Offering.

                                  THE COMPANY

GENERAL

  Wilshire Financial Services Group Inc. ("WFSG" and, together with its subsidiaries, the "Company") is a newly formed financial services holding company for certain companies and businesses previously held as a part of, and operated by, the Wilshire group of companies (the "Private Companies") pursuant to a reorganization of the Private Companies (the "Reorganization"). The Company will engage in a wide variety of financial activities, including the acquisition, origination, ownership and securitization of loan portfolios ("Loan Portfolios"), banking and non-traditional bankcard processing.

HISTORICAL STRUCTURE

  Prior to the Reorganization, the Private Companies operated principally through two separate companies: (i) Wilshire Credit Corporation ("WCC"), which conducted a substantial portion of the loan acquisition activities of and all of the loan servicing for the Private Companies; and (ii) Wilshire Acquisitions Corporation ("WAC"), the holding company for two federally-chartered savings banks, First Bank of Beverly Hills, F.S.B. ("First Bank"), and Girard Savings Bank, F.S.B. ("Girard" and together with First Bank, the "Savings Banks"). WCC commenced Loan Portfolio acquisitions in 1990 funded primarily by lines of credit and joint ventures with institutional partners. Through October 21, 1996, the Private Companies had purchased or committed to purchase approximately 409 Loan Portfolios, aggregating $2.4 billion in principal amount. In addition, at September 30, 1996 WCC serviced $1.2 billion of loans. WCC's income has been principally derived from ownership and servicing of, and profit participations in, Loan Portfolios.

  In the early 1990's, WCC acquired loans primarily from the Federal Deposit Insurance Corporation ("FDIC") and the Resolution Trust Corporation (the "RTC"), generally in auctions of pools of loans acquired from financial institutions which failed during the late 1980's and early 1990's. Although governmental agencies such as the FDIC and the Department of Housing and Urban Development ("HUD") continue to be potential sources of loans, the amount of loans sold by such agencies has substantially declined. In recent years, the Private Companies purchased loans primarily from various private sector sellers, such as banks, savings institutions, mortgage companies and insurance companies.

  Andrew A. Wiederhorn and Lawrence A. Mendelsohn, the principal owners of the Private Companies (the "Principals"), purchased First Bank and Girard through WAC in October 1993 and November 1994, respectively, using funds loaned to them by WCC (the "Shareholder Loans"). The Savings Banks were acquired to provide a deposit-based funding source for the loan purchase activities of the Private Companies. Both Savings Banks were acquired at substantial discounts to their respective book values, reflecting the poor quality of their assets and, in the case of First Bank, an expected imminent regulatory takeover. WAC has increased assets from $230.6 million at December 31, 1994 to $543.2 million at June 30, 1996 primarily through the acquisition of Loan Portfolios.

  The Principals have injected approximately $30 million into WAC since the acquisition of the Savings Banks to fund substantial asset growth and to maintain required capital levels given the substantial reserves taken on loans acquired as part of the acquisition of the Savings Banks (the "Inherited Loans") and approximately $24.5 million of sub-prime auto loans acquired in the fourth quarter of 1995 and the first quarter of 1996 (the "Sub-Prime Auto Loans"). As a result of the high level of loan loss reserves required in 1996, and other regulatory concerns regarding the management of the Savings Banks and other matters, the Office of Thrift Supervision (the "OTS") in October 1996 increased the level of regulatory supervision and imposed cease-and-desist orders (the "Orders") on and restricted further growth of assets at both Savings Banks. The Company recently has hired additional management for the Savings Banks and taken other steps to address these regulatory concerns, but the Company will not be able to use the Savings Banks for growth until the Orders are lifted or modified. See "Risk Factors--Results of Regulatory Examinations; Imposition of Cease and Desist Orders."

REORGANIZED STRUCTURE

  Following the Reorganization, WFSG will be the holding company for WAC, the Savings Banks, Wilshire Funding Corporation, a company formed to pursue loan acquisition and loan origination businesses similar to WCC following the Common Stock Offering and the Notes Offering ("WFC"), and Wilshire Servicing Corporation, a company formed to engage in the loan servicing business following the receipt of necessary licenses ("WSC"). The Company intends to build on the expertise of the Private Companies and aggressively pursue the acquisition of Loan Portfolios. The Company evaluates Loan Portfolios based on anticipated future cash flows, available funding sources and minimum expected returns on equity. The Company will seek to identify niche areas primarily within the real estate loan market where it believes its funding flexibility, experienced personnel and its proprietary software and U.S. mortgage loan database give it a competitive advantage in pricing and purchasing Loan Portfolios. The aggregate principal amount of the loans acquired by the Private Companies during the six months ended June 30, 1996 and the years ended December 31, 1995, 1994 and 1993 was approximately $276.4 million, $337.4 million, $388.5 million and $333.8 million, respectively. As of June 30, 1996, the Company had $543.2 million of assets and stockholders' equity of $35.1 million.

  After giving effect to the Reorganization, the organizational structure of the Company will be as follows:

                    Wilshire Financial Services Group Inc.

   Wilshire Funding         Wilshire Servicing       Wilshire Acquisitions
     Corporation               Corporation*               Corporation

              Special                               First Bank of    Girard
   European   Purpose                                  Beverly       Savings
  Operations  Entities**                            Hills, F.S.B.   Bank, F.S.B.
--------
 *Expected to commence servicing activities in 2-3 years following receipt of necessary licenses.
**Entities to be formed for financings and to complete securitizations.

  In the Reorganization, WCC will not become a subsidiary of WFSG or transfer any assets or liabilities to the Company. WCC is not being included in the new public entity due to certain tax considerations and to allow WCC to retain sufficient assets and servicing rights to retire the Shareholder Loans. See "The Company--The Reorganization." WCC will cease to acquire new product or servicing for its own account, but will continue to service and liquidate its existing portfolio. New loan acquisitions and originations will be conducted by WFC. For a period of two to three years after the closing of the Common Stock Offering and Notes Offering while WSC is in the process of obtaining the relevant licensing approvals for its servicing activities, WCC will continue to service loans for the Company at a market rate. Following such period, WSC will commence servicing loans for the Company and WCC. See "Certain Relationships and Related Transactions." In addition, WCC and the Principals have agreed not to compete with the Company with respect to the acquisition of Loan Portfolios.

BUSINESS ACTIVITIES

  Business Strategy. The Company's strategy is to aggressively pursue Loan Portfolio acquisitions where it believes it can receive acceptable rates of return on invested capital and effectively utilize leverage. Key elements of this strategy include:

  . Significant Growth in Loan Portfolio Investments. During the last four years, the Private Companies have developed expertise in the business of acquiring Loan Portfolios, including residential mortgage loans, manufactured housing loans, second lien loans, commercial real estate loans, multi-family residential loans, commercial and business loans, boat loans and other consumer loans, and Subordinate Securities (as defined herein). The Company expects to utilize its available funding sources to aggressively pursue Loan Portfolio acquisitions in the United States and Western Europe, a substantial portion of which are expected to be non-performing Loan Portfolios purchased at a discount ("Discounted Loans"). In addition, the Company expects to increase its purchases of commercial real estate loans. The Company believes that it can significantly increase its acquisition activities without a commensurate increase in operating costs.

  . Utilization of Varied Funding Sources. The Company, in addition to deposits at the Savings Banks, will have extensive funding sources available for investment and lending activities from investment banking firms and institutional investors, including secured term loans, warehouse lines of credit, and repurchase facilities. As of the closing of the Common Stock Offering and the Notes Offering, certain existing undrawn lines of credit ($413.3 million as of September 30, 1996) of the Private Companies will be transferred to the Company. Amounts currently drawn under such lines of credit by the Private Companies ($86.7 million as of September 30, 1996) will be transferred to the Company once such amounts are repaid by the Private Companies. Substantially all of the Company's Loan Portfolio investments are expected to utilize borrowed funds, minimizing the Company's equity investment to the extent possible. Since the Private Companies' initial use of securitization in 1995 through August 31, 1996, the Private Companies have issued $368.7 million of securities through two publicly underwritten and three privately placed securitizations, including securitizations of non-performing and sub-performing mortgage loans, manufactured housing loans, consumer loans and conventional and non-conforming mortgage loans. The Company expects to securitize its Loan Portfolios when advantageous.

  . Expansion into European Markets. The Company recently decided to expand its loan acquisition and servicing activities to encompass the United Kingdom and France with a view towards future expansion in Western Europe. Management is in discussions with a major U.S. investment banking company regarding the formation of a joint venture for conducting servicing activities in the United Kingdom. The Company is also considering either establishing its own servicing operation, acquiring an already existing entity or entering into a joint venture with a company already active in France. Management believes that conditions in the French real estate market and, to a lesser degree, in the

     United Kingdom real estate market are similar to conditions in the United States real estate market in the late 1980's and early 1990's and that there may be opportunities to acquire Loan Portfolios at favorable prices. In addition, management believes that there is a demand in the European market for U.S.-style servicing with its automated systems, detailed investor reporting and aggressive servicing and work-out approaches.

  . Capitalize on Servicing Expertise. The Company believes that WCC's loan servicing experience, its highly trained servicing personnel and its investment in proprietary software have allowed the Private Companies to effectively value and price Loan Portfolios. As of June 30, 1996, WCC was servicing more than $1.0 billion principal amount of loans, including $509.4 million for the Savings Banks. For a period of two to three years after the closing of the Common Stock Offering and the Notes Offering, while the Company is in the process of obtaining the relevant licensing approvals for its servicing activities, WCC will continue to service loans for the Company generally at a market rate. Accordingly, the Company does not expect any significant servicing income until it commences servicing loans for its own account in two to three years.

  . Growth of Non-Traditional Bankcard Processing Operations. The Company plans to continue development of its non-traditional bankcard processing operations, which generate revenues through merchant discounts and processing fees for Visa (R) and Mastercard (R) transactions. The Company's bankcard processing operations focus on certain high-risk market niches, principally mail order/telephone order and audio-text where the Company believes it obtains higher returns on processing transactions. Revenues from the bankcard operation, which was commenced in the third quarter of 1994, have demonstrated strong growth increasing from $0.6 million in 1994 to $4.7 million in 1995 and to $3.3 million during the six months ended June 30, 1996. Management believes that there are opportunities to expand this business using the Company's existing infrastructure.

  . Development of Wholesale Origination Network. In late 1995, the Private Companies launched a mortgage conduit program for the purchase of newly-originated residential mortgage loans on a nationwide basis through correspondents. Originations to date have been modest. While the Company is obtaining necessary licensing, WCC will continue to originate residential mortgage loans for the Company's account through its correspondent relationships and will then transfer the newly originated loans at acquisition cost to the Company. Currently, this program focuses on the origination of in park manufactured housing loans and conforming and non-conforming first and second lien mortgage loans. The Company is in the process of launching two new programs for loans to good-credit borrowers.

                           THE COMMON STOCK OFFERING

COMMON STOCK

Common Stock Offered....  1,500,000 shares (plus up to 225,000 shares subject to the Underwriters' over-allotment option).

Common Stock
outstanding (after the
Common Stock
Offering)...............  7,500,000 shares (plus up to 225,000 shares subject to the Underwriters' over-allotment option).

Dividend Policy.........  The Company intends to retain its earnings to support its future growth strategy and does not anticipate paying cash dividends on the Common Stock in the foreseeable future. See "Dividend Policy."

Reserved Nasdaq           WFSG.
symbol..................

Use of Proceeds.........  The net proceeds from the Common Stock Offering and the Notes Offering are expected to be used by the Company to support leveraged acquisitions of Loan Portfolios and increase the Savings Banks' capital and for other general corporate purposes, including expansion into Western Europe.

                               THE NOTES OFFERING

  Concurrently with the Common Stock Offering, the Company is separately
offering $50 million principal amount of Notes, which will mature on    , 2003.
The Notes will be general unsecured obligations of the Company. Interest on the
Notes will accrue at the rate of   % per annum and will be payable semi-
annually in arrears on     and     of each year commencing on    . For
information regarding the anticipated use of proceeds from the Notes Offering by the Company and the Notes generally, see "Use of Proceeds" and "Description of Notes Offering."

                                  RISK FACTORS

  See "Risk Factors" for a discussion of certain factors that should be considered carefully by prospective investors of the Common Stock offered hereby.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

  The following tables present Summary Consolidated Financial Information for the Company at the dates and for the periods indicated. The historical income statement and balance sheet data at and for the years ended December 31, 1995 and 1994 and for the period from October 8 through December 31, 1993 have been derived from the audited consolidated financial statements of the Company (or its predecessor) included elsewhere in this Prospectus (the "Audited Financial Statements"). For the purpose of financial statement presentation herein, First Bank is treated as the predecessor of the Company. On October 7, 1993, WAC acquired 94.9% of First Bank's common stock in a purchase accounting transaction.

  On November 9, 1994, Wilshire Acquisitions Corporation II ("WACII"), a newly-formed entity with ownership and management common to WAC acquired 94.9% of the common stock of Girard in a purchase accounting transaction. Because WAC and WACII were under common control at the time of their respective acquisitions of First Bank and Girard, the Summary Consolidated Financial Information is presented on a combined basis as of December 31, 1994. On December 27, 1995, WAC and WACII were merged with WAC as the surviving entity. Summary Consolidated Financial Information as of December 31, 1995 is presented on a consolidated basis and includes the accounts of WAC, First Bank and Girard.

  The historical income statement and balance sheet data presented at and for the six months ended June 30, 1996 and 1995 have been derived from unaudited consolidated financial statements (the "Unaudited Financial Statements" and, together with the Audited Financial Statements, the "Consolidated Financial Statements") and include all adjustments, consisting only of normal recurring accruals, which the Company considers necessary for a fair presentation of the Company's results of operations for these periods. Operating results for the six months ended June 30, 1996 are not necessarily indicative of the results that may be expected for any other interim period or the entire year ending December 31, 1996. The Summary Consolidated Financial Information should be read in conjunction with, and is qualified in its entirety by reference to, the Consolidated Financial Statements and related notes as set forth elsewhere herein.

  The historical income statement and balance sheet data of the predecessor for any date prior to October 8, 1993 have not been included because prior to its acquisition the predecessor was seriously under-capitalized and subject to a cease and desist order and a prompt corrective action which severely limited its operations, including restrictions on asset growth and new deposits. Further, the predecessor was subject to an imminent regulatory takeover by the OTS/RTC if the acquisition by WAC had not occurred. Prior to the acquisition of the predecessor by WAC in October 1993, the predecessor was operated by different management with a different strategy and business plan. Current management has significantly changed the business plan of the predecessor and has substantially increased the Company's assets while disposing of, and reserving against, Inherited Loans. Accordingly, management believes that the predecessor's results of operations do not have a significant bearing on the Company.

                            SIX MONTHS
                               ENDED           YEAR ENDED
                             JUNE 30,         DECEMBER 31,     OCTOBER 8 -
                          ----------------  -----------------  DECEMBER 31,
                           1996     1995     1995      1994        1993
                          -------  -------  -------  --------  ------------
                                         (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
Total interest income...  $21,951  $10,879  $24,381  $  9,569    $ 1,654
Total interest expense..   12,020    6,707   14,481     5,457        849
                          -------  -------  -------  --------    -------
Net interest income.....    9,931    4,172    9,900     4,112        805
Provision for estimated
 losses on loans........   10,868    2,201    4,266     2,173         63
                          -------  -------  -------  --------    -------
Net interest income
 (loss) after provision
 for estimated losses on
 loans..................     (937)   1,971    5,634     1,939        742
Other income (loss):
Bankcard income(1)......    3,275    1,955    4,694       635        --
Bankcard processing ex-
 pense..................   (2,616)  (1,391)  (3,462)     (274)       --
Other, net..............    2,877      486    1,875       866         96
                          -------  -------  -------  --------    -------
  Total other income
   (loss)...............    3,536    1,050    3,107     1,227         96
Other expenses:
Other general and admin-
 istrative expenses.....    5,507    3,151    8,102     4,944        636
                          -------  -------  -------  --------    -------
(Loss) income before in-
 come tax provision.....   (2,908)    (130)     639    (1,778)       202
Income tax (benefit)
 provision..............   (1,279)     (10)      47      (526)      (713)
                          -------  -------  -------  --------    -------
Net (loss) income ......  $(1,629) $  (120) $   592  $ (1,252)   $   915
                          =======  =======  =======  ========    =======
(Loss) earnings per
 share..................  $(21.11) $ (5.13) $ 25.09  $(135.43)   $149.07
                          =======  =======  =======  ========    =======

                                                        DECEMBER 31,
                                     JUNE 30,   ------------------------------
                                       1996       1995       1994       1993
                                     ---------  ---------  ---------  --------
                                             (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Total assets........................ $ 543,198  $ 341,454  $ 230,636  $ 99,367
Loan portfolio, net(2)..............   446,053    259,417    179,377    68,743
Discounted loan portfolio:
 Total loans........................    21,932     53,439      2,995       --
 Unaccreted discount................    (1,761)    (6,671)      (470)      --
 Allowance for loan losses..........    (6,973)   (15,414)      (431)      --
 Discounted loans, net..............    13,198     31,354      2,094       --
Loans held for sale, at lower of
 cost or market(3)..................       --      18,597        --        --
Real estate owned, net..............     3,527      4,964      1,208     1,037
Deposits, net.......................   433,769    304,020    196,289    84,821
Borrowings..........................    66,771     13,000     21,500     6,608
Stockholders' equity(4).............    35,074      7,039      6,793     3,806

                            SIX MONTHS
                              ENDED              YEAR ENDED
                             JUNE 30,           DECEMBER 31,      OCTOBER 8-
                          ------------------   ---------------   DECEMBER 31,
                           1996        1995     1995     1994        1993
                          -------     ------   -------  ------   ------------
FINANCIAL RATIOS AND
 OTHER DATA:
Return on average as-
 sets...................     (.35)%     (.05)%     .24%   (.92)%      .97%
Return on average equi-
 ty.....................    (4.62)%    (1.73)%    8.65% (31.03)%    26.69%
Average interest rate on
 total loans............     9.64%      9.36%     9.57%   7.65%      7.62%
Average equity to aver-
 age assets.............     7.68%      2.96%     2.72%   2.96%      3.62%
Net interest spread(5)..     3.47%      2.81%     3.08%   2.85%      3.37%
Net interest margin(6)..     4.19%      3.41%     3.72%   3.04%       .87%
Ratio of earnings to
 fixed charges(7):
 Including interest on
  deposits..............      .76        .98      1.04     .67       1.24
 Excluding interest on
  deposits..............    (1.10)       .46      2.19   (3.04)      3.38
Non-performing loans to
 loans at end of
 period(2)..............     5.39%      6.50%     4.46%   5.95%      9.71%
Allowance for loan
 losses to total loans
 at end of period.......      6.3%      15.2%      7.6%    3.9%       5.8%
                            SIX MONTHS
                              ENDED              YEAR ENDED
                             JUNE 30,           DECEMBER 31,        OCTOBER 8-
                          ------------------   ---------------     DECEMBER 31,
                           1996        1995     1995     1994      1993(8)
                          -------     ------   -------  ------   ------------
                                    (DOLLARS IN THOUSANDS)
LOAN ORIGINATIONS(9)....  $ 1,145     $2,125   $ 8,748  $4,345      $ --
LOAN ACQUISITION DA-
 TA(9):
Loans:
 Single-family residen-
  tial..................  220,629(10)  6,812   121,883  36,462      1,618
 Multi-family residen-
  tial..................      --         --        --   61,247         72
 Commercial and other
  mortgage loans........      --         --      2,126  31,091        462
 Consumer and other
  loans(11).............   17,324        --     11,012  10,847        --
Discounted Loans........      -- (12) 55,995    55,995   3,624        --
LOANS SOLD(9)...........   27,965(10)  8,724    16,673     --         --

--------
(1) The Company began its bankcard operations in 1994.
(2) Does not include Discounted Loans.
(3) Primarily Discounted Loans included in the total of Discounted loans, net.
(4) Effective January 1, 1996, $11.0 million of Common Stock was issued in exchange for Subordinated Debt. Subsequently, an additional $17.8 million of Common Stock was issued for cash.
(5) Net interest spread represents average yield on interest-earning assets minus average rate paid on interest-bearing liabilities.
(6) Net interest margin represents net interest income divided by total average earnings assets.
(7) The ratios of earnings to fixed charges were computed by dividing (x) income from continuing operations before income taxes, extraordinary gains and cumulative effect of a change in accounting principle plus fixed charges by (y) fixed charges. Fixed charges represent total interest expense, including and excluding interest on deposits, as applicable, as well as the interest component of rental expense.
(8) The predecessor was not acquiring or selling loans prior to its acquisition in October 1993.
(9) Unpaid principal balances.
(10) The Company currently expects that Girard will sell certain single-family residential loans to WFC which in turn is expected to securitize such loans. See "Recent Developments."
(11) Includes $24.5 million of Sub-Prime Auto Loans acquired in late 1995 and early 1996.
(12) Girard recently committed to purchase approximately $248 million unpaid principal amount of discounted residential mortgage loans. See "Recent Developments."

                                 RISK FACTORS

  Prospective investors should carefully consider the following factors, as well as the other information contained in this Prospectus, before deciding to make an investment in shares of Common Stock.

RECENT LOSSES; NO ASSURANCE AS TO CONSISTENCY OF RESULTS OF OPERATIONS

  Recent Losses. The Company reported a net loss of approximately $1.6 million for the six months ended June 30, 1996, principally due to provisions for estimated losses on the Sub-Prime Auto Loans ($4.1 million) and the Inherited Loans ($4.7 million). The Company also expects a loss in the third quarter of approximately $4.4 million due to an anticipated loss provisions of $4.3 million on the Sub-Prime Auto Loans and a $1.4 million charge for the Savings Association Insurance Fund (the "SAIF") special assessment. See "Recent Developments."

  Consistency of Results of Operations. The results of operations of the Company may be significantly affected by required provisions for estimated loan losses, the timing and size of such provisions, variations in the volume of the Company's loan acquisitions, the volume of loans resolved, the differences between the Company's cost of funds and the average interest rates of the acquired loans, the effectiveness of the Company's hedging strategies, the interest rate for Senior Securities (as defined herein) issued in securitizations, and the timing and size of securitizations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." Since the Company is not acquiring the assets and liabilities of WCC nor its servicing income, its result of operations in the short term following the closing of the Common Stock Offering and the Notes Offering principally will be determined by the results of operations of the Savings Banks. Additionally, it is expected that the management of the Company will take approximately six months or more to fully utilize (through leverage) the proceeds of the Common Stock Offering and the Notes Offering.

RESULTS OF REGULATORY EXAMINATIONS; IMPOSITION OF CEASE-AND-DESIST ORDERS

  Recent Regulatory Examinations. Following examinations of the Savings Banks and WAC by the OTS in 1994, 1995 and 1996, the OTS issued Reports of Examination that were critical of the Savings Banks and WAC in a number of respects. These regulatory concerns initially resulted in the OTS requiring First Bank to enter into a Supervisory Agreement on June 8, 1995. The Supervisory Agreement required First Bank to take actions to achieve compliance with certain laws and regulations and safe and sound practices and to (a) develop plans and procedures concerning (i) reduction of non-performing assets, (ii) internal asset review, (iii) asset monitoring, (iv) appraisals,
(v) loan underwriting, (vi) loan purchases; (b) enhance recordkeeping; (c) develop requirements to ensure that the servicing of loans by WCC is satisfactory; and (d) maintain its separate corporate existence. In addition, the Supervisory Agreement required First Bank to maintain certain minimum capital ratios and prohibited First Bank from increasing total assets beyond specified levels and acquiring non-performing assets without the prior written consent of the Assistant Regional Director of the OTS-West Region.

  Imposition of Cease-and-Desist Orders. In July 1996, the OTS advised First Bank that it had not fully complied with the terms of the Supervisory Agreement and that both Savings Banks had failed in a number of respects to address regulatory concerns raised in the 1994 and 1995 examination reports. The OTS also expressed continuing concerns regarding the adequacy of management of First Bank in light of its business activities. As a result of these issues, the OTS replaced the Supervisory Agreement with a Cease and Desist Order, effective October 1996. Given the similar nature of Girard's business activities, the OTS has also issued a Cease and Desist Order to Girard similar to the Order issued to First Bank. The issuance of a cease and desist order is generally evidence of an increased level of regulatory concern regarding the subject institution.

  The Orders require that both Savings Banks not engage in unsafe and unsound practices and that they maintain minimum capital ratios as of December 31, 1996 required of institutions to be deemed "well-capitalized" (as that term is defined under the regulatory framework for prompt corrective action). The Orders also require the Savings Banks to: (a) revise policies and procedures concerning (i) internal asset reviews, (ii) the allowances for loan and lease losses, (iii) loan purchases, (iv) internal audits and (v) hedging transactions; (b) develop plans to augment the depth and expertise of the management teams; (c) revise business plans; (d) modify certain policies concerning the accounting for loan discounts; (e) improve monitoring of (i) interest rate risk, (ii) asset classifications (e.g., as held for sale versus held to maturity) and (iii) compliance with laws and regulations concerning transactions with affiliates; (f) ensure compliance with the proper servicing of adjustable-rate mortgages and escrow accounts;
(g) ensure servicer correction of OTS-identified deficiencies in information systems; and (h) enhance recordkeeping. In addition, First Bank is required to correct OTS-identified deficiencies in its merchant bankcard processing operations. These requirements are accompanied by related requirements that the Savings Banks submit to the OTS, by certain specified dates, various policies, plans and reports on other actions to comply with the Orders. In some cases, OTS approval of such information is required.

  Management believes that the Savings Banks are complying with those requirements of the Orders that have taken effect immediately. In addition, the Savings Banks have implemented several actions to address the other requirements of the Orders, including (i) hiring a new chief executive officer for the Savings Banks, (ii) engaging a "big six" accounting firm to review management's implementation of corrective actions required by the OTS, (iii) increasing the size of the internal asset review department, and (iv) revising internal asset review policies. The Company is also in the process of hiring a manager to complete the development and implementation of an effective asset review system.

  The Orders are enforceable by the OTS as written agreements under the Federal Deposit Insurance Act. Therefore, failure to comply with the requirements of the Orders could subject the Savings Banks and their directors and officers to further enforcement actions, including termination of FDIC insurance or civil money penalties. There can be no assurances that the OTS will approve the required submissions by the Savings Banks without modifications. Additionally there can be no assurances that the OTS will not impose further restrictions on the Savings Banks.

AGGRESSIVE EXPANSION STRATEGY; IMPACT OF OTS GROWTH RESTRICTIONS

  Significant Growth in Recent Periods. The Company, primarily through Girard, has had rapid growth during 1995 and the first six months of 1996. The Savings Banks' deposits increased from $196.3 million at December 31, 1994 to $433.8 million at June 30, 1996. More than 73% of Girard's total loan portfolio was acquired in the four quarters ended June 30, 1996.

  Impact of OTS Growth Restrictions. Since June 30, 1995, First Bank has had limited ability to increase deposits due to the provisions of an OTS Supervisory Agreement which prohibited First Bank from increasing assets above specified levels. Accordingly, the Company's asset growth has principally been financed through the raising of deposits at Girard. However, due to the issuance of the Orders, the Company will not be able to utilize the Savings Banks as vehicles for growth until and unless the Orders are lifted or modified. The Orders prohibit First Bank and Girard from increasing their total assets, as measured at the end of each calendar quarter, in excess of $145 million and $408 million, respectively, plus total net interest credited on deposit liabilities.

  No Assurances of Expansion. A substantial amount of the net proceeds from the Common Stock Offering and the Notes Offering will be invested by the Company to support future expansion and growth of its lending activities and loan acquisition and servicing activities. There can be no assurance that the Company will be able to increase these activities in a manner which is consistent with management's business strategy and objectives or otherwise successfully expand its operations.

  Impact of Growth on Asset Quality. Part of the Company's business strategy is to aggressively pursue the acquisition of Loan Portfolios, a substantial portion of which are expected to be Loan Portfolios purchased at a discount. Additionally, the Company may decide to purchase loans with respect to which the Company does not have any prior loan acquisition experience. A substantial increase in the Company's total loan portfolio or the purchase of new categories of loans may increase the risk of loss on acquired loans and could have an adverse affect on the Company's results of operations.

RISK OF ADDITIONAL PROVISIONS FOR ESTIMATED LOSSES ON LOANS

  Inherited Loans. In connection with the Company's acquisition of First Bank in 1993 and Girard in 1994 the Company acquired a substantial volume of impaired loans which required the Savings Banks to establish allowances for loan losses. For the six months ended June 30, 1996 and for each of the years ended December 31, 1995, 1994, and 1993 First Bank was required to increase its allowances for loan losses with respect to the Inherited Loans by $2.2 million, $2.6 million, $1.1 million and $1.1 million, respectively. For the six months ended June 30, 1996 and for each of the years ended December 31, 1995 and 1994, Girard was required to increase its allowances for loan losses with respect to the Inherited Loans by $2.5 million, $0.9 million, $1.1 million, respectively.

  Sub-Prime Auto Loan Portfolio. In the fourth quarter of 1995 and the first quarter of 1996, the Savings Banks acquired approximately $24.5 million of Sub-Prime Auto Loans. Under OTS regulations, the Savings Banks have been required to write off as a loss all auto loans in excess of 120 days delinquent, notwithstanding that the Savings Banks retain rights in the cars as collateral. The aggregate portfolio of Sub-Prime Auto Loans purchased is approximately 3,000 loans, approximately 65.9% of which have become greater than 30 days delinquent. The Savings Banks have established reserves aggregating $4.1 million during the first half of 1996, including a 10% reserve on such loans which are current. During the third quarter of 1996, the Savings Banks established an additional $4.3 million of reserves for the Sub-Prime Auto Loans. As a result of the repossession of the collateral securing the loans, the Savings Banks now hold approximately 300 cars as assets, which they plan to sell as soon as practicable. The cars are not carried as assets on the Company's balance sheet since the loans were written off in full.

  Future Provisions; OTS Review. Although the Company believes its allowances for loan losses are now adequate, no assurance can be given that future events will not require significant additional provisions for loan losses, for the Inherited Loans, Sub-Prime Auto Loans or otherwise at the Savings Banks. Future additions to these allowances may be required by the OTS, which periodically reviews the Savings Banks' allowances for losses and the carrying value of assets. Increases in the Company's or the Savings Banks' provisions for losses on loans would adversely affect the Company's results of operations and could result in losses in future periods. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

MAINTENANCE OF CAPITAL AT SAVINGS BANKS

  As of June 30, 1996, both Girard and First Bank are "well capitalized" savings institutions under OTS regulations. The Orders require both Savings Banks to maintain "well-capitalized" status as measured at the end of each calendar quarter commencing December 31, 1996. The Principals have injected approximately $30 million into WAC since the acquisitions of the Savings Banks to fund the substantial asset growth and to maintain required capital levels given reserves taken on the Inherited Loans and the Sub-Prime Auto Loans.

  As a result of the SAIF special assessment and additional provisions for loan losses on the Sub-Prime Auto Loans, as of September 30, 1996, First Bank's level of capital was below the "well-capitalized" standard. See "Recent Developments." Since failure to comply with the Orders could have significant adverse consequences to the Savings Banks and the Company, the Company will utilize approximately $1.0 million of the proceeds of the Common Stock Offering and the Notes Offering to cause First Bank to become "well capitalized" as required by the Orders. To the extent that either or both of the Savings Banks incur future losses, including losses as a result of required additional loan loss provisions, the Company may be required to inject additional capital into the Savings Banks to maintain compliance with the Orders, whether or not such capital can more effectively be utilized for other operations of the Company. Such additional capital contributions may have the effect of reducing or eliminating the Company's overall net income or requiring the Company to obtain additional debt or equity capital.

  OTS regulations permit the OTS to impose higher capital requirements on a savings bank if it determines that the capital level is or may become inadequate in view of such bank's circumstances. In making such determination, the OTS can take into account a number of factors, including the savings bank's loan portfolio quality, recent operating losses or anticipated losses, the condition of its holding company and whether the savings bank is receiving special supervisory attention, among other matters. Should the OTS impose an individual minimum capital requirement on either of the Savings Banks, the Company would be required to inject additional capital into such Savings Bank, whether or not such usage of capital is optimal for the Company.

EXTENSIVE USE OF FINANCIAL LEVERAGE

  The Company's acquisitions of Loan Portfolios through WFC are expected to be highly leveraged with full recourse to the Company. Performing Loan Portfolios acquired by WCC were generally financed approximately 95% with borrowed funds and non-performing Loan Portfolios generally were financed approximately 90% with borrowed funds. While the highly leveraged nature of the Company's Loan Portfolios can offer the opportunity for increased rates of return on equity, it involves a greater degree of risk and relatively smaller declines in the value of a Loan Portfolio can reduce or eliminate the Company's capital invested in such Loan Portfolio. In addition, such declines can result in margin calls (i.e., demands by the Company's lenders for additional cash or assets as security for their lending) which can have an adverse impact on the Company's liquidity and capital resources. The high degree of leverage on the Company's Loan Portfolios also may make the Company more vulnerable to a downturn in business, real estate values or the economy generally. An increase in market interest rates or a decline in the value of the collateral may have an adverse effect on the ability of the Company to satisfy its loan obligations and could therefore have a material adverse effect on the Company's results of operations. The Company's aggressive expansion strategy may result in the need for additional debt and/or equity financing in the future. Any additional debt financing could increase the Company's leverage over current levels.

DISCOUNTED LOAN ACQUISITION ACTIVITIES

  Since 1993, WCC has aggressively sought to increase its discounted loan portfolio. As of June 30, 1996, WCC's discounted loan portfolio included $417.4 million gross unpaid principal balances of Discounted Loans. The Company currently expects to continue to aggressively acquire non-performing loan portfolios. Although management of the Company has been actively involved in the acquisition of loans since 1991, the acquisition of non-performing and under-performing loans ("discounted loans") involves uncertainties and risks, including without limitation the risk that the discount on the loans acquired may not be sufficient to profitably resolve the loans and the risk concerning the ability to continue to acquire the desired amount and type of discounted loans. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Changes in Financial Condition." Any Discounted Loans become real estate owned when the Company forecloses on the collateral properties. The value of real estate owned properties can be significantly affected by the economies and markets for real estate in which they are located and require the establishment of provisions for losses to ensure that they are carried at the lower of cost or fair value, less estimated costs to dispose of the properties. In addition, there can be no assurance that in the future the Company's real estate owned will not have environmental problems which could materially adversely affect the Company's financial condition or operations. See "Business--Asset Quality--Real Estate Owned."

DEPENDENCE ON WILSHIRE CREDIT CORPORATION

  Following the closing of the Common Stock Offering and the Notes Offering, the Company will not have the necessary licenses to conduct loan origination and loan servicing activities directly. Until necessary licenses are obtained, the Company will rely upon WCC to conduct loan origination and loan servicing activities for the Company pursuant to certain agreements with WCC. See "Certain Relationships and Related Transactions."

DEPENDENCE ON KEY PERSONNEL; MANAGEMENT GROWTH

  The Company's growth and development to date have been largely dependent upon the services of Andrew A. Wiederhorn, Chief Executive Officer of the Company and Lawrence A. Mendelsohn, Executive Vice President of the Company. Although the Company has been able to attract and retain other qualified management personnel, the loss of either Andrew Wiederhorn's or Lawrence Mendelsohn's services for any reason could have a material adverse effect on the Company. The Company has entered into employment agreements with each of Messrs. Wiederhorn and Mendelsohn, which contain non-competition agreements. See "Management--

Employment Agreements." The Company also maintains "key man" life insurance on the lives of Messrs. Wiederhorn and Mendelsohn.

  The Company has undergone a period of significant growth, and further expansion may significantly strain the Company's management, financial and other resources. There is no assurance that the Company can manage its growth effectively or that the Company will be able to attract and retain the necessary personnel to meet its business objectives. If the Company is unable to manage its growth effectively, the Company's business, operating results and financial condition could be materially and adversely affected.

RISKS RELATED TO FUNDING SOURCES

  General. The Company will fund the loans that it originates or purchases through borrowings under warehouse and repurchase financing facilities with certain national investment banking firms, brokered and wholesale deposits, secured term loans and internally generated funds. To the extent that the Company is not successful in maintaining or replacing its existing financing sources, it would have to curtail its loan acquisition activities or sell loans, which may have an adverse effect on the Company's business, results of operations and financial condition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

  Risks Related to Reliance on Wholesale and Brokered Deposits. Though the Company as a whole has other sources of funding, the Savings Banks currently use brokered and wholesale deposits as a significant source of funds. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Business--Funding Sources." The Savings Banks' funding strategy has been to offer deposit rates above those customarily offered by banks and savings and loans in its market. Because the Savings Banks compete for deposits primarily on the basis of rates, the Savings Banks could experience difficulties in attracting deposits to fund their operations if they could not continue to offer deposit rates at levels above those of other banks and savings institutions. In addition, such funding sources, when compared to retail deposits attracted through a branch network, are generally more sensitive to changes in interest rates and volatility in the capital markets and are more likely to be compared by the investor to competing investments. However, because First Bank, as a result of the recapitalization of the SAIF and additional allowances for loan losses relating to the Sub-Prime Auto Loans, will only be "adequately capitalized," as of September 30, 1996, it is prohibited from using brokered deposits until such time as it is "well-capitalized" at the end of a quarterly accounting period. See "Recent Developments--Recapitalization of SAIF" and "Regulation-- The Savings Banks--Brokered Deposits."

NO PRIOR EXPERIENCE WITH INTERNATIONAL OPERATIONS; START-UP PERIOD

  The Company is expanding its activities internationally. Neither the Company nor the Private Companies has previously conducted operations outside the United States. Risks inherent in the Company's international business activities generally include unexpected changes in regulatory requirements, heightened risks of political and economic instability, difficulties in managing international operations, potentially adverse tax consequences, enhanced accounting and control expenses and the burden of complying with a wide variety of foreign laws. There can be no assurance that one or more of these factors will not have a materially adverse effect on the Company's European operations. Since the Company's financial statements are stated in U.S. Dollars, and since not all the Company's expenses are incurred in U.S. Dollars, the Company's operations may be affected by fluctuations in currency exchange rates.

  The Company's international expansion will require significant capital which will initially result in losses for such operations. As a result, the Company does not expect its European operations to make a significant contribution to revenues or income in the near term.

HIGH-RISK NON-TRADITIONAL BANKCARD PROCESSING ACTIVITIES

  There is a higher risk of consumer charge-backs associated with non-traditional retail bankcard processing activities because the consumer is not physically present at the time of the transaction. Management attempts to minimize this risk through due diligence and merchant reserves.

RISKS RELATED TO CHANGING ECONOMIC CONDITIONS AND CHANGES IN INTEREST RATES

  Effect of Changing Economic Conditions. The success of the Company is dependent to a certain extent upon the general economic conditions in the geographic areas in which it conducts substantial business activities. Adverse changes in national economic conditions or in the economic conditions of regions in which the Company conducts substantial business or their real estate markets likely would impair the ability of the Company to collect loans and would otherwise have an adverse effect on its business, including the demand for new loans, the ability of customers to repay loans and the value of its collateral. Moreover, earthquakes and other natural disasters could have similar effects.

  Effects of Changes in Interest Rates. The Company's operating results depend to a large extent on its net interest income, which is the difference between the interest income earned on interest-earning assets plus accreted purchase discount and the interest expense incurred in connection with its interest-bearing liabilities. Changes in the general level of interest rates can affect the Company's net interest income by affecting the spread between the Company's interest-earning assets and interest-bearing liabilities, as well as, among other things, the ability of the Company to originate and purchase loans; the value of the Company's interest-earning assets and its ability to realize gains from the sale of such assets; the average life of the Company's interest-earning assets; and the Savings Banks' ability to obtain deposits in competition with other available investment alternatives. Interest rates are highly sensitive to many factors, including governmental monetary policies, domestic and international economic and political conditions and other factors beyond the control of the Company. The Company actively monitors its assets and liabilities and employs a hedging strategy which seeks to limit the effects of changes in interest rates on its operations. An effective hedging strategy is complex and no hedging strategy can completely insulate the Company from interest rate risks. The nature and timing of and the counter-party to a hedging transaction may impact the effectiveness of hedging strategies. Poorly designed strategies or improperly executed transactions may increase rather than mitigate the risk. In addition, hedging involves transaction and other costs, and such costs could increase as the period covered by the hedging protection increases or in periods of rising or fluctuating interest rates. Therefore, the Company may be prevented from effectively hedging its interest rate risks, which could have a material adverse effect on the Company's results of operations.

CONCENTRATION IN THE STATE OF CALIFORNIA

  Approximately 51.5% of the Company's total loan portfolio is in the state of California, which from time to time, including recently, has experienced adverse economic conditions, including a decline in real estate values. These factors have adversely affected borrowers' ability to repay loans. Additional declines in the local economy, rising interest rates and regulatory requirements could have a material adverse effect on the Company's result of operations.

REGULATION

  General. The Company, as a savings and loan holding company, and the Savings Banks, as federally-chartered savings associations, are subject to extensive regulation and supervision, which is intended primarily for the protection of depositors. See "Regulation." The OTS is the primary federal banking regulator of the Company and the Savings Banks. The Savings Banks are also subject to supervision by the FDIC, and the FDIC has "back up" authority to take enforcement action against the Savings Banks if the OTS fails to take such action after a recommendation by the FDIC.

  Activities Limitations. The Company is currently classified as a multiple savings and loan holding company under applicable law as a result of its ownership of the two Savings Banks, First Bank and Girard. A savings and loan holding company which has only one insured financial institution subsidiary (known as a "unitary" savings and loan holding company) and which subsidiary qualifies as a qualified thrift lender (as defined herein) generally has the broadest authority to engage in various types of business activities with little to no restrictions on its activities, except that historically savings and loan holding companies have not been permitted to acquire or be acquired by an entity engaged in securities underwriting or market making. Multiple savings and loan holding companies are subject to activities limitations. In general, a multiple savings and loan holding company (or subsidiary thereof that is not an insured institution) may not commence or continue for more than a limited period of time after becoming a multiple savings and loan holding company (or a subsidiary thereof), any business activity other than (i) furnishing or performing management services for a subsidiary insured institution; (ii) conducting an insurance agency or an escrow business; (iii) holding, managing or liquidating assets owned by or acquired from a subsidiary insured institution; (iv) holding or managing properties used or occupied by a subsidiary insured institution; (v) acting as trustee under deeds of trust; (vi) those activities previously directly authorized by the OTS by regulation as of March 5, 1987 to be engaged in by multiple savings and loan holding companies; or (vii) subject to prior approval of the OTS, those activities authorized by the Federal Reserve Board (the "FRB") as permissible investment for bank holding companies. The Company is currently unable to merge First Bank and Girard, thereby becoming a unitary savings and loan holding company subject to fewer activities restrictions, until certain regulatory concerns regarding the Savings Banks are resolved. There can be no assurance that the Company will be able to merge the Savings Banks.

LIMITATIONS ON STOCK OWNERSHIP

  With certain limited exceptions, federal regulations prohibit a person or company or a group of persons deemed to be acting in concert from, directly or indirectly, acquiring more than 10% of any class of voting stock of the Company or obtaining the ability to control in any manner the election of the directors or otherwise direct the management or policies of a savings and loan holding company or a savings institution, without prior notice or application to and approval of the OTS.

COMPETITION

  The businesses in which the Company is engaged generally are highly competitive. Many of the Company's competitors are significantly larger than the Company and have access to greater capital and other resources. The acquisition of loans is particularly capital-intensive and is typically based on competitive bidding.

CONTROL OF CURRENT STOCKHOLDERS

  Upon completion of the Common Stock Offering and assuming the Underwriters' over-allotment option is not exercised, certain executive officers and directors of the Company will have approximately 79% of the combined voting power of all outstanding shares of Common Stock of the Company. As a result, these stockholders, acting together, would be able to effectively control virtually all matters requiring approval by the stockholders of the Company. This voting control may have the effect of discouraging offers to acquire the Company because the consummation of any such acquisition would require the consent of Andrew A. Wiederhorn and Lawrence A. Mendelsohn.

ABSENCE OF A PRIOR MARKET FOR THE COMMON STOCK

  Prior to the Common Stock Offering, there has been no public market for the Common Stock. The Company has applied for quotation of the Common Stock on Nasdaq under the symbol "WFSG." Any approval of such application will be subject to the Company's compliance with certain requirements of the NASD, including, among other requirements, a requirement that there be at least two market makers for the Common Stock and at least 400 stockholders of record. Although the Company will use its best efforts to encourage and assist market makers in establishing and maintaining a market for the Common Stock in the over-the-counter market, there can be no assurance that there will be one or more other market makers for the Common Stock, or that the Company will be able to comply with the number of stockholders and other requirements of the NASD for quotation of the Common Stock on the Nasdaq National Market. Moreover, even if such requirements are met, there can be no assurance that an established and liquid trading market will develop or that, if developed, it will be sustained, especially given the small size of the Common Stock Offering.

  The initial public offering price of the Common Stock offered hereby will be determined by negotiations among the Company and the Representative and may not be indicative of the prices at which the Common Stock will trade after the Common Stock Offering. See "Underwriting." Moreover, there may be significant volatility in the market price for the Common Stock after the Common Stock Offering. Quarterly operating results of the Company, changes in conditions in the economy or the financial services industry or other developments affecting the Company could cause the market price of the Common Stock to fluctuate substantially.

SHARES ELIGIBLE FOR FUTURE SALE

  No prediction can be made as to the effect, if any, that future sales of the Common Stock or the availability of the Common Stock for future sales, will have on the market price of the Common Stock prevailing from time to time. Upon completion of the Common Stock Offering, 7,500,000 shares of Common Stock will be issued and outstanding and 781,819 shares of Common Stock will be issuable upon the exercise of outstanding stock options. Of such oustanding shares, 5,943,193 shares of Common Stock will be "restricted" shares as defined in Rule 144 ("Rule 144") promulgated under the Securities. Accordingly, such shares of Common Stock may not be sold unless they are registered under the Securities Act or are sold pursuant to an exemption from registration, including an exemption contained in Rule 144. Under Rule 144, if at least three years have elapsed since the acquisition of restricted shares from the Company or an affiliate of the Company (whichever is later), a holder of such restricted shares that has not been an affiliate of the Company for the three months preceding the sale will in general be entitled to sell such shares in the public market, without restriction under the Securities Act. The shares of Common Stock held by affiliates of the Company as well as any restricted shares as to which the three-year period has not yet elapsed, will be eligible for sale under Rule 144 if the minimum two-year holding period thereunder for such shares has elapsed, subject to volume and other restrictions. The Commission is considering shortening these periods.

  All officers, directors, and certain current stockholders of the Company holding an aggregate of 5,943,193 shares have agreed not to offer, sell, or otherwise dispose of any shares of Common Stock without the prior written consent of the Representative for a period of 180 days after the date of this Prospectus. Sales of substantial amounts of the Common Stock, or the perception that such sales could occur, may affect the market price of the Common Stock prevailing from time to time. See "Underwriting" and "Shares Eligible for Future Sale." As of October 28, 1996, the Company had outstanding options to purchase an aggregate of approximately 31,819 shares of Common Stock, none of which are currently exercisable. Such outstanding options will become exercisable 60 days after the closing of the Common Stock Offering and the Notes Offering. Shortly after the date of this Prospectus, the Company intends to file a registration statement on Form S-8 under the Securities Act registering approximately 1,500,000 of Common Stock issuable under the Company's Stock Option Plan. Thereafter, shares issued to nonaffiliates upon the exercise of the options generally will be freely tradeable without restriction or further registration under the Securities Act.

DILUTION

  Purchasers of the Common Stock offered hereby will experience immediate dilution in net tangible book value per share of Common Stock from the initial public offering price. The initial public offering price is substantially greater than the effective price at which the Company's existing stockholders purchased their shares and the effective exercise price of the Company's outstanding stock options. See "Dilution."

                                  THE COMPANY

GENERAL

  WFSG was recently formed as a financial services holding company for a group of companies previously held as a part of, and operated by, the Private Companies. The Company will engage in a wide variety of financial activities, including the acquisition, origination, ownership and securitization of Loan Portfolios, banking and non-traditional bankcard processing. The Company, as a savings and loan holding company, is subject to regulation by the OTS.

  Prior to the Reorganization, the Private Companies operated principally through two separate companies: (i) WCC, which conducted the servicing and a portion of the loan acquisition activities; and (ii) WAC, the holding company for the Savings Banks. The Savings Banks are subject to regulation by the OTS, as their chartering authority, and by the FDIC as a result of their membership in the SAIF, which insures the Savings Banks' deposits up to the maximum extent permitted by law. The Savings Banks are also members of the Federal Home Loan Bank ("FHLB") of San Francisco, one of 12 regional banks which comprise the FHLB system.

  The Private Companies began in 1987 as an equipment leasing company primarily involved in leasing cellular phones. WCC was formed in May 1989 to manage the Private Companies' activities in the loan and lease servicing business and to service a third party's heavy industrial equipment leasing portfolio which consisted of leases of containers, railroad cars and other similar equipment. During the early 1990s, the Private Companies sought to take advantage of the general decline in asset quality of financial institutions in many areas of the country and the large number of failed savings institutions during this period by acquiring Loan Portfolios from the RTC, the FDIC and private sellers such as banks, thrifts, finance companies and leasing companies and selling participations in such Loan Portfolios to institutional investors while retaining the servicing rights and a participation in the overall return on such Loan Portfolios. The Principals purchased First Bank and Girard through WAC in October 1993 and November 1994, respectively, using funds loaned to them by WCC. The Savings Banks were acquired to provide a deposit-based funding source for the loan purchase activities of the Private Companies. Both of the Savings Banks were acquired at substantial discounts to their respective book values, reflecting the poor quality of their assets and, in the case of First Bank, an expected imminent regulatory takeover. More recently, the Company decided to expand its loan acquisitions and servicing activities to encompass the United Kingdom and France with a view towards future expansion in Western Europe. See "Business-- European Operations."

THE REORGANIZATION

  Following the Reorganization, the Company will be the holding company for WAC and the Savings Banks and its other subsidiaries will include WFC, a company formed to continue the loan acquisition and loan origination businesses of the Private Companies following the Common Stock Offering and the Notes Offering, and WSC, a company formed to continue the loan servicing business of the Private Companies following the receipt of necessary licenses. In the Reorganization, WCC will not become a subsidiary of the Company or transfer any assets or liabilities to the Company. WCC is not being included in the new public entity due to certain tax considerations and to allow WCC to retain sufficient assets and servicing rights to retire the Shareholder Loans. WCC will cease to acquire new product or servicing for its own account, but will continue to service and liquidate its existing portfolio. New loan acquisitions and originations will be conducted by WFC. For a period of two to three years after the closing of the Common Stock Offering and the Notes Offering, while WSC is in the process of obtaining the relevant licensing approvals for its servicing activities, WCC will continue to service loans for the Company at market rates. Following such period, WSC will commence servicing loans for the Company and WCC. See "Certain Relationships and Related Transactions." In addition, WCC and the Principals have agreed not to compete with the Company with respect to the acquisition of Loan Portfolios.

  The Company's executive offices are located at 1776 SW Madison St., Portland, Oregon 97205, and the telephone number of its executive offices is
(503) 223-5600 and its facsimile number is (503) 223-8799.

                              RECENT DEVELOPMENTS

RESULTS OF OPERATIONS

  The Company incurred a net loss for the first nine months of 1996. The Company's net loss resulted primarily from provisions for losses on loans for the first nine months of 1996 and a charge for the SAIF special assessment. These loss provisions resulted primarily from the further deterioration of the Company's Inherited Loans and Sub-Prime Auto Loans.

LOAN ACQUISITIONS

  In the third quarter of 1996, the Private Companies acquired or committed to acquire 24 Loan Portfolios aggregating $294.3 million principal amount, of which two Loan Portfolios aggregating approximately $23.7 million principal amount were acquired by the Savings Banks. During October 1996, the Private Companies have acquired or committed to acquire four Loan Portfolios aggregating $311.0 million principal amount all of which were or will be acquired by the Savings Banks.

  Girard has committed to purchase approximately $240.8 million unpaid principal amount of discounted residential mortgage loans offered by Citicorp North America Inc. and Citibank N.A. in a sealed bid auction (the "Citicorp Portfolio"). Such transaction is expected to settle on November 1, 1996 (the "Settlement Date"). Girard is expected to make a concurrent sale of approximately $38.8 million unpaid principal amount of the Citicorp Portfolio to two unaffiliated third parties on the Settlement Date resulting in a gain. The remainder of the purchase price to be paid to Citicorp will be financed by Girard under a master repurchase agreement with Bear Stearns Mortgage Capital Corporation ("BSMCC") pursuant to which BSMCC will purchase certain performing residential mortgage loans and Girard will simultaneously agree to repurchase such loans on a specified date. The Company currently expects that Girard will repay such financing by selling certain performing residential mortgage loans to WFC which in turn is expected to securitize such loans.

  In October 1996, Girard acquired approximately $38.2 million in unpaid principal amount of discounted residential mortgage loans from a successful bidder in an auction conducted by HUD.

  In October 1996, Girard also agreed to acquire approximately $31.9 million in unpaid principal amount of discounted residential mortgage loans to be sold by a succcessful bidder in an auction conducted by HUD, and such transaction is expected to settle on December 12, 1996.

  As a result, on completion of such series of transactions, Girard will have purchased approximately $272 million of discounted residential mortgage loans and sold an equivalent market value of performing residential mortgage loans.

  Although the Orders prohibit Girard from increasing its total assets, above $408 million, the amount of total assets is only measured on a quarterly basis. Therefore, Girard may increase its assets so long as at the end of a quarter the assets are not in excess of the amount specified by the OTS.

  WFC has also agreed to acquire approximately $106 million unpaid principal amount of home equity loans, second lien mortgages, consumer loans and Subordinate Securities (the "Institutional Portfolio") from a major institutional investor (the "Institutional Investor"). The settlement of this transaction is expected to occur in the first quarter of 1997. The Institutional Portfolio is currently held by WCC as a part of a participation agreement pursuant to which the Institutional Investor receives a specified percentage of the cash flow until it recovers its investment and thereafter divides the profits between WCC and itself. WCC receives a small percentage of the initial cash flow and a portion of the profits as a servicing fee, which servicing fee will be assigned by WCC to WSC prior to the sale of the Institutional Portfolio to WFC.

  Historically, the Private Companies have acquired a significant portion of loans in the fourth quarter. In the fourth quarter of the year ended 1995, the Private Companies acquired 39 Loan Portfolios aggregating $163.8 principal amount.

ALLOWANCES FOR LOAN LOSSES

  In the fourth quarter of 1995 and the first quarter of 1996, the Savings Banks acquired approximately $24.5 million of Sub-Prime Auto Loans at a purchase price of approximately $22.3 million. Under OTS regulations, the Savings Banks have been required to write-off all auto loans in excess of 120 days delinquent, notwithstanding that the Savings Banks retain the cars as collateral. The Savings Banks have established reserves aggregating $4.1 million through the second quarter of 1996, including a 10% reserve on such loans which are current. In the third of quarter of 1996, the Company established an additional $4.3 million of reserves for the Sub-Prime Auto Loans so that as of September 30, 1996 reserves have been provided for all loans in excess of 60 days delinquent. As of September 30, 1996, the Company has reserves of approximately $10.1 million of approximately $19.7 million of the remaining outstanding principal amount of Sub-Prime Auto Loans.

RECAPITALIZATION OF SAIF

  The deposits of the Savings Banks are insured by the FDIC through the SAIF, which, due to the large number of failed savings institutions in the late 1980's and early 1990's, has been unable to attain a statutorily-required reserve ratio of 1.25% of insured deposits. Legislation enacted on September 30, 1996 provides for a special assessment to be collected no later than 60 days after the date of enactment based on deposits held as of March 31, 1995, at a rate sufficient to provide the SAIF with reserves equal to 1.25% of total deposits. The FDIC estimates that the special assessment rate will be 65.7 basis points. Based on the Savings Banks' deposits as of March 31, 1995, the one-time special assessment of 65.7 basis points will result in the Savings Banks' incurring a pre-tax charge of approximately $1.4 million. As a result of this assessment and additional provisions for loan losses on the Sub-Prime Auto Loans, First Bank's level of capital fell below the "well-capitalized" standard to "adequately capitalized" levels at September 30, 1996. The Company will use a portion of the proceeds from the Common Stock Offering and the Notes Offering to cause First Bank to become "well-capitalized" as required by the Orders. A determination as to the capital levels of the Savings Banks will be performed quarterly by the OTS. The proposed FDIC regulations contain a reduction schedule which would reduce future semi-annual SAIF assessments for savings associations such as the Savings Banks. However, there can be no assurance that the reduction schedule will be adopted as proposed by the FDIC.

ACQUISITION OF SERVICING RIGHTS

  In October 1996, Girard committed to acquire the servicing rights to a portfolio of approximately $292 million unpaid principal amount of residential mortgage loans offered by Merrill Lynch Credit Corporation through a competitive bid (the "Merrill Portfolio") and the servicing transfer is expected to be completed in the fourth quarter of 1996. Girard is expected to retain WCC as a subservicer of the Merrill Portfolio at below-market rates.

EUROPEAN EXPANSION

  The Company has agreed in principal with a major U.S. investment bank (the "J.V. Partner") to form a joint venture to service residential mortgage loans in the United Kingdom. Under the preliminary terms of the proposed joint venture, the Company would acquire a 50% interest in a United Kingdom servicing company (the "U.K. Servicer") for a nominal amount. The Company and the J.V. Partner would each appoint three directors, and the Company would manage the day-to-day operations of the U.K. Servicer. Each of the Company and the J.V. Partner are expected to agree to use the U.K. Servicer to service any U.K. residential mortgage loans acquired by such party or mortgage loans included in securitizations placed by the J.V. Partner to the extent that seller of such loans does not retain servicing. The U.K. Servicer is currently servicing approximately (Pounds)500 million principal amount of loans (or approximately 9,000 loans). The Company is currently negotiating the definitive terms of the joint venture with the J.V. Partner and expects that definitive documents will be executed in the fourth quarter of 1996 or the first quarter of 1997.

                          WILSHIRE CREDIT CORPORATION

WCC'S LOAN ACTIVITY

  Since the Company has and will be engaged in the loan acquisition and origination businesses similar to those conducted by WCC, this section contains certain information with respect to loans serviced, acquired or originated by WCC to assist investors in evaluating the Company's ability to engage in these activities on an ongoing basis. These loans (including servicing rights) are not owned by the Company and investors in the Common Stock or the Notes will have no right or claim to such assets. The financial statements of WCC are included as an appendix since the Company will carry on certain similar business operations with some of the same management as WCC. However, the Company does not believe that the historical results of operations of WCC are representative of future results of operations of the Company or WFC. In addition, there can be no assurance that the results of operations of WCC will be indicative of future performance or that the Company will be able to acquire, originate and service mortgage loans to the same extent as WCC.

                    ACTIVITY IN WCC'S TOTAL LOAN PORTFOLIO

                                 SIX MONTHS ENDED
                                     JUNE 30,        YEAR ENDED DECEMBER 31,
                                ------------------- --------------------------
                                   1996      1995     1995     1994     1993
                                ---------- -------- -------- -------- --------
                                            (DOLLARS IN THOUSANDS)
LOAN ACQUISITION AND
 ORIGINATION DATA:
Loan purchases and origina-
 tions:
  Single-family residential.... $    6,589 $  1,758 $  5,742 $ 57,832 $  1,059
  Multi-family residential.....        --       --       983      667      --
  Commercial and other mortgage
   loans.......................        --       548    2,671   39,002    1,964
  Consumer and other...........        --     7,683   14,223  101,890   39,330
                                ---------- -------- -------- -------- --------
    Total......................      6,589    9,989   23,619  199,391   42,353
Discounted loan purchases:
  Single-family residential....     30,699    8,410   36,653   26,342       95
  Multi-family residential.....        --       890    4,773    1,392      191
  Commercial and other mortgage
   loans.......................        --     1,086   22,252    8,087    4,322
  Consumer and other...........        --     6,152   50,345    5,669  284,663
                                ---------- -------- -------- -------- --------
    Total......................     30,699   16,538  114,023   41,490  289,271
                                ---------- -------- -------- -------- --------
Total loan acquisitions and
 originations.................. $   37,288 $ 26,527 $137,642 $240,881 $331,624
                                ========== ======== ======== ======== ========
LOANS SOLD..................... $      --  $ 77,979 $133,500 $  9,000 $    --
LOANS SERVICED-END OF PERIOD... $1,045,249 $862,744 $894,649 $889,585 $606,122

  The following table sets forth the composition of WCC's total loan portfolio (excluding participation interests) at the end of the periods indicated.

                   COMPOSITION OF WCC'S TOTAL LOAN PORTFOLIO

                                JUNE 30,                 DECEMBER 31,
                           --------------------  ------------------------------
                             1996       1995       1995       1994       1993
                           ---------  ---------  ---------  ---------  --------
                                        (DOLLARS IN THOUSANDS)
Loan Portfolio:
  Single-family residen-
   tial..................  $  42,067  $  97,291  $  40,951  $ 138,063  $    197
  Multi-family residen-
   tial..................      1,285        605      1,458        721       --
  Commercial and other
   mortgage loans........     16,219     28,619     21,015     36,276       242
  Consumer and other.....     67,355     69,878     60,116     96,980    50,563
                           ---------  ---------  ---------  ---------  --------
    Loan Portfolio.......    126,926    196,393    123,540    272,040    51,002
Discounted Loan Portfo-
 lio:
  Single-family residen-
   tial..................     77,369     24,610     79,636     19,939        68
  Multi-family residen-
   tial..................      6,920      1,362      8,835        699       135
  Commercial and other
   mortgage loans........     35,847      7,367     60,736      8,905     2,008
  Consumer and other.....    297,277    304,643    261,880    324,358   453,693
                           ---------  ---------  ---------  ---------  --------
    Discounted Loan Port-
     folio...............    417,413    337,982    411,087    353,901   455,904
Accrued Interest.........    267,192    221,497    238,020    210,050   210,667
Unaccreted discount (1)..   (597,878)  (575,298)  (615,339)  (583,870) (658,946)
                           ---------  ---------  ---------  ---------  --------
Total Loan Portfolio, net
 ........................  $ 213,653  $ 180,574  $ 157,308  $ 252,121  $ 58,627
                           =========  =========  =========  =========  ========

--------
(1) Includes unaccreted discount for principal and accrued interest.

WCC'S FINANCIAL INFORMATION

  General. The following tables present Summary Combined Financial Information for WCC and affiliates at the dates and for the periods indicated. The historical income statement and balance sheet data at and for the years ended December 31, 1995, 1994 and 1993 have been derived from the audited combined financial statements of WCC and affiliates included elsewhere in this Prospectus (the "WCC Audited Financial Statements").

  The historical income statement and balance sheet data presented at and for the six months ended June 30, 1996 and 1995 have been derived from unaudited combined financial statements (the "Unaudited WCC Financial Statements" and, together with the WCC Audited Financial Statements, the "WCC Financial Statements") and include all adjustments, consisting only of normal recurring accruals, which WCC considers necessary for a fair presentation of WCC's results of operations for these periods. Operating results for the six months ended June 30, 1996 are not necessarily indicative of the results that may be expected for any other interim period or the entire year ending December 31, 1996. The Summary Consolidated Financial Information should be read in conjunction with, and is qualified in its entirety by reference to, the WCC Financial Statements and related notes as set forth elsewhere herein.

  Management believes that WCC's historical financial information is not directly relevant in evaluating the Company's current business or results of operations because (i) the servicing revenues of WCC--its primary source of revenues--are significantly different from the servicing revenues that the Company may generate in the future, (ii) the public investors will acquire no interest in the historical assets or liabilities of WCC and the earnings on such assets are substantially different from that which might be expected for the Company, and (iii) the Company is not expected to generate significant servicing revenues for at least two years.

  Significant Differences in Servicing Revenues. The servicing revenues expected to be derived by the Company in the future are expected to be a fixed rate per performing loan on the principal amount of such loan or a specified dollar amount per month and a fixed rate as a percentage of the principal amount or cash flow for a non-performing loan, in each case consistent with standard industry practice. Servicing revenues generated by WCC in the past are very different from those expected to be generated by the Company since a substantial percentage of loans owned and serviced by WCC were participated out to third party investors pursuant to participation agreements. These participation agreements provided that WCC would generally receive 5-10% of cash flow from each asset until the investors had received their capital and thereafter WCC was generally entitled to receive 15-35% of the cash flow. Accordingly, WCC's servicing revenues included an element of profit participation which is not expected to be present in a typical servicing arrangement for the Company and WCC's servicing revenues would be expected to be higher than the servicing revenues expected to be generated by the Company in the future.

  No Transfer of Historical Assets and Liabilities. The public investors will acquire no interest in the historical assets or liabilities of WCC, nor in any income to be derived from those assets or expense associated with those liabilities. As mentioned above, the most significant assets on the WCC balance sheet are the loans subject to participation agreements, which agreements have a significant impact on WCC's rights to such assets and the income stream generated by such assets. It is currently anticipated that the Company will seek to acquire assets outright and not engage in participation agreements (in order to obtain all of the benefit (and risk) of such assets). As a result, WCC's profit on its loan assets would be expected to be less than the profits of the Company since under the participation agreements generally 65-85% of the profits on such assets do not accrue to WCC.

  Timing of Servicing Revenues. Following the completion of the Common Stock Offering and the Notes Offering, WCC would service at market rates any loans acquired by the Company for at least two years following the offering and possibly longer (up to three years). Accordingly, the Company would only have a servicing expense (the fee payable to WCC) during such period and WCC would generate the profits associated with such servicing (the servicing fee less the cost of servicing).

                                    SIX MONTHS
                                  ENDED JUNE 30,          DECEMBER 31,
                                  ----------------  --------------------------
WCC SELECTED FINANCIAL              1996     1995     1995      1994     1993
INFORMATION                       --------  ------  --------  --------  ------
                                           (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
Servicing fees..................  $  5,005  $5,460  $  9,739  $  3,339  $1,356
Income from investments.........     3,045   2,578     3,529     1,159     450
Other interest and dividend
 income.........................     1,471     410     1,595       508     110
Other revenues..................       458     423       668       657   4,509
Compensation and other general
 and administrative expenses....    (6,017) (4,644)  (11,030)   (5,964) (4,509)
Interest expense................    (5,482) (3,448)   (3,789)     (894)   (339)
Other...........................        19    (203)     (193)      134     --
                                  --------  ------  --------  --------  ------
Net income (loss)...............  $ (1,501) $  576  $    519  $ (1,061) $1,577
                                  ========  ======  ========  ========  ======
BALANCE SHEET DATA:
Total assets....................  $275,872          $204,944  $288,004
Performing loan portfolio, net..   113,245           104,688   125,942
Discounted Loan portfolio, net..   100,408            19,352    17,188
Loans held for sale, at lower of
 cost or market.................       --             33,268   108,991
Participation liabilities.......   133,422           150,298   205,331
Borrowings......................   180,202            70,164    60,941
Stockholders' equity (deficit)..   (50,501)          (23,801)  (11,099)

  Servicing Fees and Income from Investments in Loans and Securities. WCC's servicing fees decreased by $0.5 million, and income from investments in loans and securities increased by $0.5 million, during the six months ended June 30, 1996 compared to the six months ended June 30, 1995. These changes are related to a shift between mid-1995 and mid-1996 to a strategy of acquiring more loan portfolios for WCC's own account rather than acquiring loans with participation funding. Participation arrangements entail greater servicing income, whereas direct ownership in loans entails more interest income.

  Other Interest and Dividend Income. Other interest and dividend income increased by approximately $1.1 million during the six months ended June 30, 1996 compared to the six months ended June 30, 1995. Such income is generated from interest-bearing cash equivalents, U.S. Treasury securities, commercial notes receivable and interest-earning assets other than loans and subordinate asset-backed securities. The average balance of these instruments increased in 1996 as compared to 1995, to satisfy greater liquidity requirements and to provide collateral for certain borrowing arrangements.

  Other Revenues. Other revenues are derived from various sources including rental income from commercial properties and gains on sales of loans. Total other revenues remained relatively constant during the first six months of 1996 compared to the first six months of 1995. However, this category of income can fluctuate significantly from period to period depending on whether there are significant loan sales.

  General and Administrative Expense. WCC's general and administrative expense increased by approximately $1.4 million during the six months ended June 30, 1996 compared to the six months ended June 30, 1995 as a result of the increased cost in acquiring a greater number of loan portfolios.

  Interest Expense. WCC's interest expense increased by approximately $2.0 million during the six months ended June 30, 1996 compared to the six months ended June 30, 1995 as a result of increased borrowings to acquire loan portfolios.

  Performing and Discounted Loans. WCC's loans increased by approximately $89.6 million during the six months ended June 30, 1996 as a result of the Company's business strategy of aggressively acquiring loan portfolios of discounted loans and performing mortgage loans.

  Loans Available for Sale. WCC's loans available for sale decreased by approximately $33.2 million during the six months ended June 30, 1996 as a result of the securitization of such loans.

  Participations. Participations decreased by approximately $16.9 million or 11.2% during the six months ended June 30, 1996 primarily as a result of the Company's strategy to fund loan portfolio acquisitions through borrowings and as a result of securitization of portfolios or the resolution of outstanding loans.

  Borrowings. Borrowings increased by approximately $110.0 million during the six months ended June 30, 1996 as a result of WCC entering into certain reverse repurchase transactions primarily as a result of WCC's strategy to acquire loan portfolios directly and not enter into participation agreements.

  Stockholders' Equity. Stockholders' equity decreased by approximately $26.7 million during the six months ended June 30, 1996 primarily as a result of distributions to shareholders, primarily for the purpose of adding capital to affiliated banks to fund growth and for other purposes.

                                USE OF PROCEEDS

  Net proceeds to be received by the Company from the Common Stock Offering currently are estimated to be $16.1 million after deducting the underwriting discount and estimated offering expenses payable by the Company ($18.5, if the Common Stock Underwriters' over-allotment option is exercised in full). Net proceeds to be received by the Company from the Notes Offering currently are estimated to be $47.4 million after deducting the underwriting discount and estimated offering expenses payable by the Company.

  Approximately $1.0 million of the net proceeds from the Common Stock Offering and the Notes Offering will be contributed by the Company to the capital of the Savings Banks to support future growth and to cause First Bank to become "well-capitalized" under regulatory definitions. The portion of such net proceeds retained by the Company will be available for leveraged acquisitions of Loan Portfolios and for general corporate purposes, including expansion into Western Europe. Such net proceeds will give the Company increased flexibility in conducting the businesses in which it is engaged, including the acquisition and resolution of Discounted Loans and other loans.

                                DIVIDEND POLICY

  The Company currently intends to retain its earnings to support its future growth strategy and does not anticipate paying any dividends on the Common Stock in the foreseeable future. As a holding company, the ability of the Company to pay dividends is dependent upon the receipt of dividends or other payments from its subsidiaries. There are various regulatory restrictions on the ability of the Savings Banks to pay dividends or make other distributions to the Company. See "Regulation--The Savings Banks--Restrictions on Capital Distributions" and "--Affiliate Transactions." In addition, the Company is subject to certain restrictions on distributions to stockholders under the indenture relating to the Notes. Any determination to pay dividends in the future will be at the discretion of the Company's Board of Directors and will be dependent upon the Company's results of operations, financial condition, contractual restrictions, and other factors deemed relevant at that time by the Company's Board of Directors.

                                   DILUTION

  The net book value of the Company's Common Stock as of June 30, 1996 was $35.1 million or approximately $5.85 per share(3). Net tangible book value per share represents the amount of the Company's stockholders' equity, less intangible assets, divided by shares of Common Stock outstanding.

  Dilution per share to new investors represents the difference between the amount per share paid by purchasers of shares of Common Stock in the Common Stock Offering and the pro forma net tangible book value per share of Common Stock immediately after the completion of the Common Stock Offering. Shares used in the computation of per share amounts below include 6,000,000 shares outstanding as of June 30, 1996 and 1,500,000 shares of Common Stock issued in the Common Stock Offering. After giving effect to the sale by the Company of 1,500,000 shares of Common Stock in the Common Stock Offering and $50 million principal amount of Notes in the Notes Offering and the application of the estimated net proceeds therefrom, the pro forma net tangible book value of the Company as of June 30, 1996 would have been $57.2 million or $6.83 per share. This represents an immediate increase in net tangible book value of $0.98 per share to existing stockholders and an immediate dilution in net tangible book value of $5.17 per share to purchasers of Common Stock in the Common Stock Offering, as illustrated in the following table:

Assumed Common Stock Offering price per share(1)......................  $ 12.00
  Net tangible book value per share as of June 30, 1996...............  $35,074
  Net tangible book value per share before Common Stock Offering and
   Notes Offering.....................................................  $  5.85
  Increase per share attributable to new investors....................  $  0.98
Pro forma net tangible book value per share after the Common Stock Of-
 fering and Notes Offering(2).........................................  $  6.83
Dilution per share to new investors...................................  $  5.17

--------
(1) Before deducting estimated underwriting discounts and estimated expenses of the Common Stock Offering payable by the Company.
(2) Excludes 750,000 shares of Common Stock issuable upon the exercise of options to be granted at the Closing of the Common Stock Offering and Notes Offering pursuant to the Incentive Stock Plan and 31,819 shares of Common Stock issuable upon the exercise of options. See "Management-- Incentive Stock Plan--Options to be Granted at Closing."
(3) Outstanding shares as of June 30, 1996 are based on Common Stock issued, at the date when WPSG was formed, to existing shareholders of WAC and The Savings Banks in exchange for their Common Stock of those entities. WFSG was actually formed subsequent to June 30, 1996.

  The following table summarizes on a pro forma as adjusted basis as of June 30, 1996, the number of shares of Common Stock purchased from the Company, the total consideration paid to the Company and the average price per share of the Common Stock paid by the existing stockholders and the new investors in the Common Stock Offering.

                               SHARES OWNED
                             AFTER THE PUBLIC
                                 OFFERING      TOTAL CONSIDERATION      AVERAGE
                             ----------------- ----------------------    PRICE
                              NUMBER   PERCENT  AMOUNT      PERCENT    PER SHARE
                             --------- ------- ----------- ----------  ---------
Existing Stockholders....... 6,000,000    80%       35,074         70%  $ 5.85
New Investors............... 1,500,000    20%           15         30%  $12.00
                             ---------   ---   -----------   --------   ------
  Total..................... 7,500,000   100%       50,074        100%

                                CAPITALIZATION

  The following table sets forth the capitalization of the Company at June 30, 1996 and as adjusted as of that date to give effect to (i) the Common Stock Offering and the Notes Offering and the application of the net proceeds therefrom as described under "Use of Proceeds"; and (ii) the Reorganization pursuant to which certain of companies in the Private Companies became subsidiaries of the Company. This information below should be read in conjunction with the Consolidated Financial Statements and the Notes thereto which are included elsewhere herein. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Use of Proceeds" and "Management--Executive Compensation" and "--Incentive Stock Plan."

                                                         JUNE 30, 1996
                                                     --------------------------
                                                      ACTUAL      AS ADJUSTED
                                                     -----------  -------------
                                                     (DOLLARS IN THOUSANDS)
Short-term debt:
  Repurchase agreements............................. $    66,771   $    66,771
Long-term debt:
   % Subordinated Notes due 2003....................         --         50,000
                                                     -----------   -----------
      Total.........................................      66,771       116,771
                                                     -----------   -----------
Stockholders' equity:
  Preferred Stock, par value $0.01 per share;
   10,000,000 shares authorized; no shares outstand-
   ing..............................................         --            --
  Common Stock, par value $0.01 per share;
   50,000,000 shares authorized;  shares issued and
   outstanding (actual); 7,500,000 shares issued and
   outstanding (as adjusted) for the Common Stock
   Offering(1)......................................      35,550        53,550
  Retained earnings (accumulated deficit)...........      (1,374)       (3,234)
  Unrealized gain on available for sale securities..         898           898
                                                     -----------   -----------
      Total stockholders' equity....................      35,074        51,214
                                                     -----------   -----------
      Total capitalization.......................... $   101,845   $   167,985
                                                     ===========   ===========
  Savings Banks' Regulatory Capital:
  Regulatory capital ratios of First Bank(2):
    Tangible capital................................         7.0%          7.6%
    Core capital....................................         7.0%          7.6%
    Risk-based capital..............................        11.2%         12.1%
  Regulatory capital ratios of Girard(2):
    Tangible capital................................         7.0%          7.0%
    Core capital....................................         7.0%          7.0%
    Risk-based capital..............................        10.4%         10.4%

--------
(1) Excludes shares of Common Stock issuable upon the exercise of options. See "Management--Incentive Stock Plan--Options to be Granted at Closing."
(2) Assumes the contribution of $1.0 million to the capital of First Bank.

                        SELECTED FINANCIAL INFORMATION

  The following tables present Selected Financial Information for the Company at the dates and for the periods indicated. The historical income statement and balance sheet data at and for the years ended December 31, 1995 and 1994 and for the period from October 8 through December 31, 1993 have been derived from the Audited Consolidated Financial Statements included elsewhere in this Prospectus. For the purpose of financial statement presentation herein, First Bank is treated as the predecessor to the Company. On October 7, 1993, WAC acquired 94.9% of First Bank's common stock in a purchase accounting transaction.

  On November 9, 1994, Wilshire Acquisitions Corporation II ("WACII") a newly-formed entity with ownership and management common to WAC acquired 94.9% of the common stock of Girard in a purchase accounting transaction. Because WAC and WACII were under common control at the time of their respective acquisitions of First Bank and Girard, the Selected Financial Information is presented on a combined basis as of December 31, 1994. On December 27, 1995, WAC and WACII were merged with WAC as the surviving entity. Selected Financial Information as of December 31, 1995 is presented on a consolidated basis and includes the accounts of WAC, First Bank and Girard.

  The historical income statement and balance sheet data presented at and for the six months ended June 30, 1996 and 1995 have been derived from unaudited consolidated financial statements and include all adjustments, consisting only of normal recurring accruals, which the Company considers necessary for a fair presentation of the Company's results of operations for these periods. Operating results for the six months ended June 30, 1996 are not necessarily indicative of the results that may be expected for any other interim period or the entire year ending December 31, 1996. The Selected Financial Information should be read in conjunction with, and is qualified in its entirety by reference to, the Consolidated Financial Statements and related notes as set forth elsewhere herein.

  The historical income statement and balance sheet data of the predecessor for any date prior to October 8, 1993 have not been included because prior to its acquisition the predecessor was seriously under-capitalized and subject to a cease and desist order and a prompt corrective action which severely limited its operations, including restrictions on asset growth and new deposits. Further, the predecessor was subject to a regulatory takeover by the OTS/RTC if the acquisition by WAC was not completed. Prior to the acquisition of the predecessor by WAC in October 1993, the predecessor was operated by different management with a different strategy and business plan. Current management has significantly changed the business plan of the predecessor and has substantially increased the Company's assets while disposing of, and receiving against, Inherited Loans. Accordingly, management believes that the predecessor's results of operations do not have a significant bearing on the Company.

                          SIX MONTHS ENDED      YEAR ENDED
                              JUNE 30,         DECEMBER 31,       OCTOBER 8-
                          -----------------  ------------------  DECEMBER 31,
                            1996     1995      1995      1994        1993
                          --------  -------  --------  --------  ------------
                             (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
Interest Income:
 Loans..................  $ 20,436  $ 9,589  $ 21,821  $  7,923    $ 1,383
 Mortgage-backed
  securities............       898    1,019     1,359     1,361        218
 Investments and federal
  funds sold............       617      271     1,201       285         53
                          --------  -------  --------  --------    -------
 Total interest income..    21,951   10,879    24,381     9,569      1,654
                          --------  -------  --------  --------    -------
Interest expense:
 Deposits...............    10,633    6,465    13,944     5,017        764
 Borrowings.............     1,387      242       537       440         85
                          --------  -------  --------  --------    -------
 Total interest
  expense...............    12,020    6,707    14,481     5,457        849
                          --------  -------  --------  --------    -------
Net interest income.....     9,931    4,172     9,900     4,112        805
Provision for estimated
 losses on loans........    10,868    2,201     4,266     2,173         63
                          --------  -------  --------  --------    -------
Net interest (loss)
 income after provision
 for estimated losses on
 loans..................      (937)   1,971     5,634     1,939        742
                          --------  -------  --------  --------    -------
Other Income (Loss):
 Bankcard income(1).....     3,275    1,955     4,694       635        --
 Bankcard processing
  expense...............    (2,616)  (1,391)   (3,462)     (274)       --
 Gain (loss) on sale of
  loans.................     1,983       24       642       --         --
 Loan fees and charges..       648      199       610        43        --
 Gain on sale of
  mortgage-backed
  securities available
  for sale..............       --       --         14        54         96
 Amortization of
  deferred credits......       230      230       460       388        --
 Other, net.............        16       33       149       381        --
                          --------  -------  --------  --------    -------
 Total other income
  (loss)................     3,536    1,050     3,107     1,227         96
                          --------  -------  --------  --------    -------
Other Expenses:
 Compensation and
  employee benefits.....     1,479    1,075     2,516     1,922        204
 FDIC insurance
  premiums..............       387      285       721       261         61
 Occupancy..............       141      145       385       319         38
 Professional services..       297      370     1,028       507         49
 Data processing and
  equipment rentals.....       124       98       232       162         15
 Real estate owned,
  net...................       104      126       170       241        269
 Loan service fees and
  expenses..............     2,111      369     1,958       242        --
 Other general and
  administrative
  expenses..............       864      683     1,092     1,290        --
                          --------  -------  --------  --------    -------
 Total other expenses...     5,507    3,151     8,102     4,944        636
                          --------  -------  --------  --------    -------
(Loss) income before
 income tax (benefit)
 provision..............    (2,908)    (130)      639    (1,778)       202
Income tax (benefit)
 provision..............    (1,279)     (10)       47      (526)      (713)
                          --------  -------  --------  --------    -------
Net (loss) income.......  $ (1,629) $  (120) $    592  $ (1,252)   $   915
                          ========  =======  ========  ========    =======
(Loss) earnings per
 share(2)...............  $ (21.11) $ (5.13) $  25.09  $(135.43)   $149.07
                          ========  =======  ========  ========    =======

                                                           DECEMBER 31,
                                           JUNE 30,  ---------------------------
                                             1996      1995      1994     1993
                                           --------  --------  --------  -------
                                                 (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Total assets.............................  $543,198  $341,454  $230,636  $99,367
Cash and due from banks..................     8,253     3,382     4,880      174
Federal funds sold.......................     6,100     1,100     3,950    2,985
Investment securities held to maturity,
 at amortized cost.......................     7,421     6,470     4,505   14,787
Mortgage-backed securities available for
 sale, at fair value.....................    14,431     9,083    10,943    6,632
Mortgage-backed securities held to
 maturity, at amortized cost.............    23,500    13,119    14,439   14,787
Loan portfolio, net(3)...................   446,053   259,417   179,377   68,743
Discounted loan portfolio:
 Total loans.............................    21,932    53,439     2,995      --
 Unaccreted discount.....................    (1,761)   (6,671)     (470)     --
 Allowance for loan losses...............    (6,973)  (15,414)     (431)     --
 Discounted loans, net...................    13,198    31,354     2,094      --
Loans held for sale, at lower of cost or
 market(4)...............................       --     18,597       --       --
Stock in FHLB of San Francisco, at cost..     2,868     1,421     1,612      564
Real estate owned, net...................     3,527     4,964     1,208    1,037
Leasehold improvements and equipment.....       325       275       167       31
Due from affiliate(5)....................     8,063     4,514     4,062    1,229
Accrued interest receivable..............     4,545     3,042     1,599      650
Prepaid expenses and other assets........     3,386     1,724     1,026    1,419
Income taxes receivable, net.............     1,528     1,589       774    1,116
Deposits.................................   433,769   304,020   196,289   84,821
Borrowings...............................    66,771    13,000    21,500    6,608
Due to affiliates(6).....................     2,259       759       652      675
Deferred credits(7)......................       948     1,134     1,772    1,785
Subordinated debt(8).....................       --     11,000       --       --
Minority interest........................       519       600       574      347
Preferred stock in subsidiary held by
 others..................................       --        --      1,000      --
Note payable to subsidiary stockholders..       --        --        --       300
Accounts payable and other liabilities...     3,858     3,902     2,056    1,027
Stockholders' equity(8)..................    35,074     7,039     6,793    3,806

                                     SIX MONTHS      YEAR ENDED
                                        ENDED       -------------
                                      JUNE 30,      DECEMBER 31,   OCTOBER 8 -
                                    --------------  -------------  DECEMBER 31,
                                     1996    1995   1995   1994        1993
                                    ------  ------  ----  -------  ------------
                                            (DOLLARS IN THOUSANDS)
FINANCIAL RATIOS AND OTHER DATA:
Return on average assets..........   (.35)%  (.05)%  .24%   (.92)%      .97%
Return on average equity..........  (4.62)% (1.73)% 8.65% (31.03)%    26.69%
Average interest rate on total
 loans............................    9.64%   9.36% 9.57%    7.65%     7.62%
Average equity to average assets..    7.68%   2.96% 2.72%    2.96%     3.62%
Net interest spread(9)............    3.47%   2.81% 3.08%    2.85%     3.37%
Net interest margin(10)...........    4.19%   3.41% 3.72%    3.04%      .87%
Ratio of earnings to fixed
 charges(11)(12):
 Including interest on deposits...     .76     .98  1.04      .67      1.24
 Excluding interest on deposits...   (1.10)    .46  2.19    (3.04)     3.38
Non-performing loans to loans at
 end of period(3).................    5.39%   6.50% 4.46%    5.95%     9.71%
Allowance for loan losses to total
 loans at end of period...........     6.3%   15.2%  7.6%     3.9%      5.8%

                              SIX MONTHS ENDED       YEAR ENDED
                                  JUNE 30,          DECEMBER 31,    OCTOBER 8-
                              -------------------- --------------- DECEMBER 31,
                                1996        1995    1995    1994     1993(13)
                              --------     ------- ------- ------- ------------
LOAN ORIGINATIONS............ $  1,145     $ 2,125 $ 8,748 $ 4,345    $  --
LOAN ACQUISITION DATA:
Loan Portfolio:
 Single-family residential...  220,629(14)   6,812 121,883  36,462     1,618
 Multi-family residential....      --          --      --   61,247        72
 Commercial and other mort-
  gage loans.................      --          --    2,126  31,091       462
 Consumer and other
  loans(15)..................   17,324         --   11,012  10,847       --
Discounted Loans:
 Single-family residential...      -- (16)  49,662  49,662   1,542       --
 Multi-family residential....      -- (16)      96      96     --        --
 Commercial and other mort-
  gage loans.................      --          869     869   1,843       --
 Consumer and other loans....      --        5,368   5,368     239       --
LOANS SOLD...................   27,965       8,724  16,673     --        --

--------
 (1) The Company began its bankcard operations in 1994.
 (2) (Loss) earnings per share amounts are based on weighted average number of shares outstanding of WAC during the applicable periods. See Note 1 in the Company's Consolidated Financial Statements. The capital structure of WAC is substantially different from that of WFSG, which did not exist at or prior to June 30, 1996. There were no dividend payments on common stock by WAC during any periods presented.
 (3) This item does not include Discounted Loans.
 (4) Primarily Discounted Loans included in Discounted Loans, net.
 (5) Due from affiliate consists of amounts received by WCC from mortgagors on loans it is servicing for the Company and has not yet transferred to the Company.
 (6) Due to affiliates primarily consists of amounts owed to WCC for WAC operating expenses paid by WCC.
 (7) Deferred credits represent negative goodwill--the excess of the net fair values of the Savings Banks' assets and liabilities over the purchases prices paid by WAC for the Savings Banks.
 (8) Effective January 1, 1996, $11.0 million of Common Stock was issued in exchange for subordinated debt. Subsequently, an additional $17.8 million of Common Stock was issued for cash.
 (9) Net interest spread represents average yield on interest-earning assets minus average rate paid on interest-bearing liabilities.
(10) Net interest margin represents net interest income divided by total average earning assets.
(11) The ratios of earnings to fixed charges were computed by dividing (x) income from continuing operations before income taxes, extraordinary gains and cumulative effect of a change in accounting principle plus fixed charges by (y) fixed charges. Fixed charges represent total interest expense, including and excluding interest on deposits, as applicable, as well as the interest component of rental expense.
(12) Pro forma ratio of earnings to fixed charges for the six months ended June 30, 1996 and the year ended December 31, 1995 were 0.0 and .64, respectively.
(13) The predecessor was not acquiring or selling loans prior to its acquisition in October 1993.
(14) The Company currently expects that Girard will sell certain single-family residential loans to WFC which in turn is expected to securitize such loans. See "Recent Developments."
(15) Includes $24.5 million of Sub-Prime Auto Loans acquired in late 1995 and early 1996.
(16) Girard committed to purchase approximately $248 million unpaid principal amount of discounted residential mortgage loans. See "Recent Developments."

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following discussion should be read in conjunction with Selected Financial Information and the Consolidated Financial Statements of the Company and the notes thereto included elsewhere in this Prospectus.

OVERVIEW

  The Company's net interest income has increased substantially during the last three years primarily due to the growth in the Company's total loan portfolio resulting from the Company's strategy of aggressively acquiring Loan Portfolios and by the acquisition of First Bank in 1993 and Girard in 1994. The Company's total loan portfolio as of June 30, 1996 and December 31, 1995 and 1994 was $459.3 million, $290.8 million and $181.5 million, respectively. Net interest income for the six month period ended June 30, 1996 and for the years ended December 31, 1995 and 1994 was $9.9 million, $9.9 million and $4.1 million, respectively.

  The Company has reported net losses and reduced net income in recent periods primarily as a result of significant additions to the Company's provision for estimated losses on loans, primarily Inherited Loans and Sub-Prime Auto Loans. The Company reported a net loss of approximately $1.6 million for the six months ended June 30, 1996, compared to a loss in the similar prior year period of $0.1 million. The Company reported net income of $0.6 million for the fiscal year ended December 31, 1995 compared to a loss in calendar 1994 of $1.3 million.

  The Company's net losses during the first six months of fiscal year 1996 and the fiscal year 1994 and lower net income in fiscal year 1995 resulted primarily from provisions for losses on loans. Provisions for loan losses totaled approximately $10.9 million in the first six months of 1996, $4.3 million for the year ended December 31, 1995 and $2.2 million in 1994. These loss provisions resulted primarily from deterioration in the Company's Inherited Loans and Sub-Prime Auto Loans. These loss provisions reflect the poor quality of the assets of the Savings Banks at the time they were acquired by the Company and loan loss provisions taken with respect to Sub-Prime Auto Loans. Following the addition of approximately $4.3 million of reserves expected to be taken in the third quarter of 1996, allowances for Sub-Prime Auto Loans as a percentage of the unpaid principal balances was 51.3% at September 30, 1996.

PRINCIPAL SOURCES OF REVENUE

  The principal component of the Company's revenues is interest income, with lesser contributions from gains on securitizations and income from bankcard processing operations. The following table sets forth the components of the Company's revenues for the periods indicated:

                              SOURCES OF REVENUE

                          SIX MONTHS ENDED    YEAR ENDED
                              JUNE 30,       DECEMBER 31,    OCTOBER 8-
                          ----------------- --------------- DECEMBER 31,
                            1996     1995    1995    1994       1993
                          -------- -------- ------- ------- ------------
                                      (DOLLARS IN THOUSANDS)
Interest income.........   $21,951  $10,879 $24,381 $ 9,569    $1,654
Gains on sale of loans..     1,983       24     642     --        --
Bankcard processing op-
 erations...............     3,275    1,955   4,694     635       --
Other, net(1)...........       894      462   1,233     866        96
                          -------- -------- ------- -------    ------
  Total revenue.........   $28,103  $13,320 $30,950 $11,070    $1,750
                          ======== ======== ======= =======    ======

--------
(1) Other consists primarily of loan fees and charges and the amortization of negative goodwill.

  Net Interest Income. The operations of the Company are substantially dependent on its net interest income, which is the difference between the interest income received plus accreted purchase discount from its assets and the interest expense paid on its interest-bearing liabilities. Net interest income is affected by the relative amount of interest-earning assets and interest-bearing liabilities, the degree of mismatch in the maturity and repricing characteristics of its interest-earning assets and interest-bearing liabilities and timing of receipt of purchased principal discount. With respect to the Company's Discounted Loan portfolio, the Company treats accreted discount on Discounted Loans as interest for accounting purposes.

  The following tables set forth, for the periods indicated, information regarding the total amount of income from interest-earning assets and the resultant average yields, the interest expense associated with interest-bearing liabilities, expressed in dollars and rates, and the net interest spread and net interest margin. Information is based on quarterly balances during the indicated periods.

           INTEREST-EARNING ASSETS AND INTEREST-BEARING LIABILITIES

                                             SIX MONTHS ENDED JUNE 30,
                          -----------------------------------------------------------------
                                       1996                             1995
                          -------------------------------- --------------------------------
                          AVERAGE               AVERAGE    AVERAGE               AVERAGE
                          BALANCE   INTEREST YIELD/RATE(1) BALANCE   INTEREST YIELD/RATE(1)
                          --------  -------- ------------- --------  -------- -------------
                                              (DOLLARS IN THOUSANDS)
Average Assets:
Mortgage-backed
 securities.............  $ 28,686  $   898      6.26%     $ 24,792  $ 1,019      8.22%
Loan portfolio (2)......   423,944   20,436      9.64       204,900    9,589      9.36
Investment securities
 and other..............    20,933      617      5.89        15,153      271      3.58
                          --------  -------                --------  -------
 Total interest-earning
  assets................   473,563   21,951      9.27       244,845   10,879      8.89
Non-interest earning
 cash...................     1,516      --        --          1,984      --        --
Allowance for loan
 losses and unaccreted
 discount...............   (45,873)     --        --        (24,822)     --        --
Other assets............    29,990      --        --         12,557      --        --
                          --------  -------                --------  -------
 Total assets...........  $459,196  $21,951                $234,564  $10,879
                          ========  =======                ========  =======
Average Liabilities and
 Stockholders' Equity:
Interest-bearing
 deposits...............  $364,559  $10,633      5.83      $210,281  $ 6,465      6.15
FHLB advances...........     2,667       86      6.45         3,447       86      4.99
Subordinated debentures
 and other interest-
 bearing obligations....    47,546    1,301      5.47         6,892      156      4.53
                          --------  -------                --------  -------
 Total interest-bearing
  liabilities...........   414,772   12,020      5.80       220,620    6,707      6.08
Non-interest bearing
 deposits...............     3,301      --        --          2,489      --        --
Escrow deposits.........       338      --        --            151      --        --
Other liabilities.......     5,533      --        --          4,363      --        --
                          --------  -------                --------  -------
 Total liabilities......   423,944   12,020                 227,623    6,707
Stockholders' equity....    35,252      --        --          6,941      --        --
                          --------  -------                --------  -------
 Total liabilities and
  stockholders' equity..  $459,196  $12,020                $234,564  $ 6,707
                          ========  =======                ========  =======
Net interest income.....            $ 9,931                          $ 4,172
Net interest spread.....                         3.47                             2.81
Net interest margin.....                         4.19                             3.41
Ratio of average
 interest-earning assets
 to average interest-
 bearing liabilities....     114.2%                           111.8%
                          ========                         ========

           INTEREST-EARNING ASSETS AND INTEREST-BEARING LIABILITIES

                                           YEAR ENDED DECEMBER 31,
                          -----------------------------------------------------------     OCTOBER 8-DECEMBER 31,
                                      1995                          1994                           1993
                          ----------------------------- ----------------------------- -------------------------------
                          AVERAGE             AVERAGE   AVERAGE             AVERAGE   AVERAGE              AVERAGE
                          BALANCE   INTEREST YIELD/RATE BALANCE   INTEREST YIELD/RATE BALANCE  INTEREST YIELD/RATE(1)
                          --------  -------- ---------- --------  -------- ---------- -------  -------- -------------
                                                           (DOLLARS IN THOUSANDS)
Average Assets:
Mortgage-backed
 securities.............  $ 24,054  $ 1,359     5.65%   $ 23,515   $1,361     5.79%   $16,224   $  218      5.37%
Loan portfolio(2).......   227,970   21,821     9.57     103,583    7,923     7.65     72,600    1,383      7.62
Investment securities
 and other..............    14,216    1,201     8.45       7,969      285     3.58      3,704       53      5.72
                          --------  -------             --------   ------             -------   ------
Total interest-earning
 assets, interest
 income.................   266,240   24,381     9.16     135,067    9,569     7.08     92,528    1,654      7.15
Non-interest earning
 cash...................     1,868      --       --        2,053      --       --       3,168      --        --
Allowance for loan
 losses and unaccreted
 discount...............   (31,845)     --       --       (8,595)     --       --      (5,302)     --        --
Other assets............    15,277      --       --        7,646      --       --       4,320      --        --
                          --------  -------             --------   ------             -------   ------
 Total assets...........  $251,540  $24,381             $136,171   $9,569             $94,714   $1,654
                          ========  =======             ========   ======             =======   ======
Average Liabilities and
 Stockholders' Equity:
Interest-bearing
 deposits...............  $231,555  $13,944     6.02    $118,277   $5,017     4.24    $85,291   $  764      3.58
FHLB advances...........     1,381      104     7.53       5,916      228     3.85        --       --        --
Subordinated debentures
 and other interest-
 bearing obligations....     5,383      433     8.04       4,757      212     4.44      4,507       85      7.54
                          --------  -------             --------   ------             -------   ------
 Total interest-bearing
  liabilities, interest
  expense...............   238,319   14,481     6.08     128,950    5,457     4.23     89,798      849      3.78
Non-interest bearing
 deposits...............     2,196      --       --        1,537      --       --         --       --        --
Escrow deposits.........       106      --       --           74      --       --          23      --        --
Other liabilities.......     4,077      --       --        1,582      --       --       1,465      --        --
                          --------  -------             --------   ------             -------   ------
 Total liabilities......   244,698   14,481              132,143    5,457              91,286      849
Stockholders' equity....     6,842      --       --        4,028      --       --       3,428      --        --
                          --------  -------             --------   ------             -------   ------
 Total liabilities and
  stockholders' equity..  $251,540  $14,481             $136,171   $5,457             $94,714   $  849
                          ========  =======             ========   ======             =======   ======
Net interest income.....            $ 9,900                        $4,112                       $  805
Net interest spread.....                        3.08                          2.85                          3.37
Net interest margin.....                        3.72                          3.04                           .87
Ratio of average
 interest-earning assets
 to average interest-
 bearing liabilities....     111.7%                        104.7%                       104.6%
                          ========                      ========                      =======

--------
(1) Presented on an annualized basis.
(2) The average balances of the loan portfolio include Discounted Loans and non-performing loans, interest on which is recognized on a cash basis.

  The following table describes the extent to which changes in interest rates and changes in volume of interest-earning assets and interest-bearing liabilities have affected the Company's interest income and expense during the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (i) changes in volume (change in volume multiplied by prior rate), (ii) changes in rate (change in rate multiplied by prior volume) and (iii) total change in rate and volume. Changes attributable to both volume and rate have been allocated proportionately to the change due to volume and the change due to rate.

                        CHANGES IN NET INTEREST INCOME

                            SIX MONTHS ENDED
                            JUNE 30, 1996 VS.               YEAR ENDED DECEMBER 31,
                            SIX MONTHS ENDED      ------------------------------------------------
                              JUNE 30, 1995           1995 VS. 1994            1994 VS. 1993
                          ----------------------  -----------------------  -----------------------
                           INCREASE (DECREASE)     INCREASE (DECREASE)      INCREASE (DECREASE)
                                 DUE TO                   DUE TO                  DUE TO
                          ----------------------  -----------------------  -----------------------
                          RATE   VOLUME   TOTAL    RATE   VOLUME   TOTAL    RATE    VOLUME  TOTAL
                          -----  ------- -------  ------  ------- -------  -------  ------  ------
                                                (DOLLARS IN THOUSANDS)
Interest-Earning Assets:
 Mortgage-backed
  securities............  $(355) $   234 $  (121) $  (37) $    35 $    (2) $   168  $  975  $1,143
 Loan portfolio.........    297   10,550  10,847   2,405   11,493  13,898       60   6,480   6,540
 Investment securities
  and other.............    218      128     346     581      335     916     (112)    344     232
                          -----  ------- -------  ------  ------- -------  -------  ------  ------
 Total interest-earning
  assets................    160   10,912  11,072   2,949   11,863  14,812      116   7,799   7,915
Interest-Bearing Liabil-
 ities:
 Interest-bearing depos-
  its...................   (313)   4,481   4,168   2,723    6,204   8,927    1,368   2,885   4,253
 FHLB advances..........    --       --      --     (626)     502    (124)     --      228     228
 Other interest-bearing
  obligations...........     39    1,106   1,145     191       30     221      146     (19)    127
                          -----  ------- -------  ------  ------- -------  -------  ------  ------
 Total interest-bearing
  liabilities...........   (274)   5,587   5,313   2,288    6,736   9,024    1,514   3,094   4,608
                          -----  ------- -------  ------  ------- -------  -------  ------  ------
Increase (decrease) in
 net interest income....  $ 434  $ 5,325 $ 5,759  $  661  $ 5,127 $ 5,788  $(1,398) $4,705  $3,307
                          =====  ======= =======  ======  ======= =======  =======  ======  ======

             RESULTS OF OPERATIONS--SIX MONTHS ENDED JUNE 30, 1996
                     VERSUS SIX MONTHS ENDED JUNE 30, 1995

NET INTEREST INCOME

  The Company's net interest income increased by approximately $5.8 million or 138.0% during the six months ended June 30, 1996, as compared to the same period in the prior year. This increase resulted from an approximately $11.1 million or 101.8% increase to interest income due to an approximately $228.7 million or 93.4% increase in average interest-earning assets from period to period and, to a lesser extent, a 38 basis point increase in the weighted average yield on such assets. The increase in interest income was offset in part by an approximately $5.3 million or 79.2% increase in interest expense due to an approximately $194.2 million or 88.0% increase in average interest-bearing liabilities, primarily certificates of deposit, and, to a lesser extent, a 14 basis point increase in the weighted average rate paid on interest-bearing liabilities.

  The increase in interest income during the six months ended June 30, 1996, as compared to the same period in the prior year, reflects substantial increases in the average balances of the loan portfolio. The Company's business strategy currently contemplates continued strong growth in its total loan portfolio, with a particular emphasis on increasing its Discounted Loan portfolio. For information on the growth in the Company's total loan portfolio, including its Discounted Loan portfolio, see "--Changes in Financial Condition" below.

  The average balance of the Company's interest-bearing liabilities increased $194.2 million or 88.0% during the six months ended June 30, 1996, as compared to the same period in the prior year, as a result of the Savings Banks' continued reliance on brokered and other wholesale certificates of deposit and repurchase agreements as its principal source of funds. As of the closing of the Common Stock Offering, the Company will have extensive funding sources available for investment and lending activities. See "Business--Funding Sources."

PROVISIONS FOR ESTIMATED LOSSES ON LOANS

  Provisions for losses on loans are charged to operations to maintain an allowance for losses on each of the loan portfolio and the Discounted Loan portfolio at a level which management considers adequate based upon an evaluation of known and inherent risks in such loan portfolio and the Discounted Loan portfolio, historical loss experience, current economic conditions and other relevant factors. See "Business--Asset Quality-- Allowances for Loan Losses" for a discussion of management's methods of estimating loan loss provisions.

  The Company recorded provisions for estimated losses on loans totalling approximately $10.9 million for the six months ended June 30, 1996, as compared to approximately $2.2 million for the comparable period in the prior year, an increase of 395.5%. The following table sets forth the Company's provision for estimated losses on loans for the six months ended June 30, 1996:

                                                                           % OF
                                                               PROVISIONS TOTAL
                                                               ---------- ------
                                                                (IN THOUSANDS)
     Inherited Loans..........................................  $ 4,702    43.3%
     Sub-Prime Auto Loans.....................................    4,084    37.6%
     Other Purchased Loans....................................    2,072    19.1%
                                                                -------   ------
     Total provision for estimated losses on loans............  $10,858   100.0%
                                                                =======   ======

  Approximately $4.1 million of the increase in the provisions from 1994 to 1995 was made after discussions between the OTS and the Savings Banks concerning the appropriate provision for the Sub-Prime Auto Loans acquired by the Savings Banks in the fourth quarter of 1995 and the first quarter of 1996. Following these provisions and a $4.3 million provision expected to be made by the Savings Banks in the third quarter (See "Recent Developments"), the Company will have an allowance of approximately $10.1 million or 51.3% of the unpaid principal balances of the Sub-Prime Auto Loans at September 30, 1996.

  The Company also made a provision of approximately $4.7 million in the six months ended June 30, 1996 related to Inherited Loans owned by First Bank or Girard at the time the Savings Banks were acquired by the Company. Both Savings Banks were acquired at substantial discounts to their respective book values, reflecting the poor quality of their assets.

  Although management attempts to utilize its best judgment in providing for possible loan losses, changing economic and business conditions, fluctuations in local markets for real estate, future changes in non-performing asset trends, large movements in market interest rates or other factors could affect the Company's future provisions for loan losses. In addition, the OTS, as an integral part of its examination process, periodically reviews the adequacy of the Bank's allowances for losses on loans and Discounted Loans and such agency may require the Company to recognize changes to such allowances for losses based on its judgment about information available to it at the time of examination.

NET INTEREST INCOME AFTER PROVISION FOR ESTIMATED LOSSES ON LOANS

  The Company's net interest income (loss) after provision for estimated losses on loans decreased 147.5% to a loss of approximately $(0.9) million for the six months ended June 30, 1996 from income of approximately $2.0 million for the same period in 1995. This decrease was due to the substantial increase in provisions for estimated losses on loans.

OTHER INCOME

  The Company's other income was approximately $3.5 million for the six months ended June 30, 1996 compared to approximately $1.1 million for the same period in the prior year, an increase of 236.8%. This increase was primarily attributable to revenue growth in the Company's bankcard operation and from gains on the sale of loans. The components of the Company's non-interest income are reflected in the following table:

                                                          SIX MONTHS ENDED
                                                              JUNE 30,
                                                       ------------------------
                                                          1996         1995
                                                       -----------  -----------
                                                       (DOLLARS IN THOUSANDS)
     Other income:
       Bankcard income................................ $     3,275  $     1,955
       Bankcard processing expense....................      (2,616)      (1,391)
       Gain on sale of loans..........................       1,983           24
       Loan fees and charges..........................         648          199
       Amortization of deferred credits...............         230          230
       Other, net.....................................          16           33
                                                       -----------  -----------
         Total other income........................... $     3,536  $     1,050
                                                       ===========  ===========

  Bankcard Income and Processing Expense. The increase in other income for the six months ended June 30, 1996 was due in part to an increase of approximately $1.3 million in bankcard income, from approximately $2.0 million for the six months ended June 30, 1995 to approximately $3.3 million for the six months ended June 30, 1996. The large increase in income from the Company's bankcard operations was primarily due to the development of a number of new accounts. Bankcard processing expense increased by approximately $1.2 million from approximately $1.4 million for the six months ended June 30, 1995 to approximately $2.6 million for the six months ended June 30, 1996. This increase resulted primarily from an increase in bankcard operations due to the addition of several new customers.

  Gains on Sale of Loans. The increase in other income in 1996 was also due in part to an increase of approximately $2.0 million in gains on sales of loans, from less than $0.1 million for the six months ended June 30, 1995 to approximately $2.0 million for the six months ended June 30, 1996. This increase was due to gains from the securitization of approximately $33.1 million of non-performing and sub-performing mortgage loans and real estate owned.

  Gains or losses on Loan Portfolios sold through securitization transactions are based on the difference between the cash proceeds received on the certificates sold to outside investors (the "Senior Securities") and the Company's cost basis allocated to the Senior Securities. The Company's cost basis in Loan Portfolios sold is allocated between the Senior Securities and the Subordinate Securities retained by the Company based on the relative fair values of the two types of securities. The cost basis of the loans securitized is determined by their acquisition cost (for purchased loans) or net carrying value (for originated loans). The Company carries Subordinate Securities at fair value. As such, the carrying value of these securities is impacted by changes in market interest rates and prepayment and loss experiences of these and similar securities. The Company determines the fair value of the Subordinate Securities utilizing prepayment and credit loss assumptions appropriate for each particular securitization. The range of values attributable to the factors used in determining fair value is broad. Accordingly, the Company's estimate of fair value is subjective.

  Other income also includes loan fees and charges (e.g. late fees, commitment fees). Loan fees and charges increased approximately $0.4 million, from approximately $0.2 million for the six months ended June 30, 1995 to approximately $0.6 million for the six months ended June 30, 1996. The increase was primarily due to an increase in loan volume.

OTHER EXPENSE

  The Company's other expenses totalled approximately $5.5 million for the six months ended June 30, 1996 compared to approximately $3.2 million for the six months ended June 30, 1995, an increase of 74.8%.

  Loan Service Fees and Expenses. The largest component of other expenses in 1996 was loan service fees and expense which increased by approximately $1.7 million from approximately $0.4 million for the six months ended June 30, 1995 to approximately $2.1 million for the six months ended June 30, 1996. Loan servicing fees and charges are paid to WCC and include (a) "normal" servicing fees, and (b) collection-related expenses incurred directly by WCC and reimbursed by the Company. Servicing fees for Discounted Loans have been based on a percentage of cash flows collected. Therefore, when Discounted Loans are sold, servicing fees increase substantially. The Savings Banks' volume of loans being serviced by WCC, and particularly the volume of Discounted Loans, increased substantially in the first half of 1996 compared to the first half of 1995. Also, due to a securitization of non-performing loans (primarily Discounted Loans) in March 1996, higher fees associated with the accelerated cash flows to the Savings Banks were paid to WCC in the first quarter. These factors accounted for the increase in servicing fees and charges in the six months ended June 30, 1996 compared to the same period in 1995.

  Compensation and Employee Benefits. Other expense relating to compensation and employee benefits also increased from approximately $1.1 million for the six months ended June 30, 1995 to approximately $1.5 million for the six months ended June 30, 1996, an increase of approximately $0.4 million (or 37.6%). The increase in compensation and employee benefits during this period reflected normal salary adjustments and an increase in the average number of full-time equivalent employees from 35 for the six months ended June 30, 1995 to 50 for the six months ended June 30, 1996, reflecting the expansion of business activities, particularly loan acquisition activities and the growth of non-traditional bankcard activities.

  FDIC Insurance Premiums. FDIC insurance premiums increased from approximately $0.3 million for the six months ended June 30, 1995 to approximately $0.4 million for the six months ended June 30, 1996, an increase of approximately $0.1 million (or 35.8%), as a result of growth in deposits outstanding.

  Professional Services. Other expense relating to professional services decreased from approximately $0.4 million for the six months ended June 30, 1995 to approximately $0.3 million for the six months ended June 30, 1996, a decrease of approximately $0.1 million (or 19.7%), reflecting the higher legal and accounting expenses incurred in 1995 in connection with certain acquisition and consulting activities.

INCOME TAX PROVISION (BENEFIT)

  Income tax provision (benefit) amounted to a benefit of approximately $1.3 million during the six months ended June 30, 1996 compared to a benefit of less than $0.1 million during the six months ended June 30, 1995. The Company's effective tax rate amounted to (44.0%) and (7.7%) during the six months ended June 30, 1996 and 1995, respectively. Differences in the Company's effective tax rates in recent periods compared to combined Federal and State statutory rates were primarily attributable to changes in assessments of the realization of deferred tax assets. Exclusive of such amounts, the Company's effective tax rate amounted to (41%) and (41%) during the six months ended June 30, 1996 and 1995, respectively.

                 RESULTS OF OPERATIONS--1995 COMPARED TO 1994

NET INTEREST INCOME

  The Company's net interest income was $9.9 million for fiscal year 1995 compared to $4.1 million for the fiscal year 1994, an increase of 140.8%. The components of the Company's net interest income for these fiscal years are discussed below.

  Interest Income. The Company's interest income was approximately $24.4 million for fiscal year 1995 compared to $9.6 million for fiscal year 1994, an increase of 154.8%. The increase in the Company's interest income from 1994 to 1995 was due primarily to an increase in interest received on loans from $7.9 million in 1994 to $21.8 million in 1995. The increase in interest received on loans was a result of an increase in the gross principal amount of the Company's total loan portfolio from $198.6 million in 1994 to $337.5 million in 1995, an increase of 69.9%. The Savings Banks made substantial acquisitions of Discounted Loans in June 1995 and performing single-family loans in the fourth quarter of 1995. In addition, the Company acquired Girard in November 1994 and, as a result, the Company's 1994 results of operations only reflect two months of Girard's operations while 1995 results reflect a full year of operations by Girard. In addition, the average rate earned by the Company on its interest-bearing assets increased from 7.08% in 1994 to 9.16% in 1995.

  Interest Expense. The Company's interest expense was approximately $14.5 million for fiscal year 1995 compared to approximately $5.5 million in fiscal year 1994, an increase of 165.6%. The increase in interest expense from 1994 to 1995 was due primarily to an increase in average certificates of deposit outstanding from approximately $118.3 million in 1994 to approximately $231.6 million in 1995 (an increase of 104.4%), which occurred in order to fund the growth of the loan portfolio noted above. In addition, interest expense increased due to the inclusion of Girard's results of operations for the full year ending December 31, 1995, compared to fiscal year 1994 which only reflected two months of Girard's operations. In addition, the average interest rate on the Company's borrowings increased from 4.23% to 6.08% from 1994 to 1995.

PROVISIONS FOR ESTIMATED LOSSES ON LOANS

  In connection with its provision for estimated losses on loans the Company recorded an expense totalling approximately $4.3 million for fiscal year 1995 compared to approximately $2.2 million for fiscal year 1994, an increase of 96.3%.

  The increase in the provisions from 1994 to 1995 was primarily attributable to higher provisions related to the Inherited Loans and having a full year of Girard's operations presented in 1995. The increase in the provisions from 1994 to 1995 was also to a lesser degree attributable to the earthquake in Southern California in January 1994, which affected delinquency and collateral values in 1995. For a discussion of the Company's methods for establishing provisions for loan losses, see "Business--Asset Quality--Allowances for Loan Losses."

NET INTEREST INCOME AFTER PROVISION FOR ESTIMATED LOSSES ON LOANS

  The Company's net interest income after provision for estimated losses on loans increased 190.6% to approximately $5.6 million for fiscal year 1995 from approximately $1.9 million for fiscal year 1994.

OTHER INCOME

  The Company's other income was approximately $3.1 million for fiscal year 1995 compared to approximately $1.2 million for fiscal year 1994, an increase of 153.2%. This increase was primarily attributable to growth in the Company's bankcard operation and gains from the sale of loans. The components of the Company's non-interest income are reflected in the following table:

                                                            YEAR ENDED
                                                           DECEMBER 31,
                                                      ------------------------
                                                         1995         1994
                                                      -----------  -----------
                                                      (DOLLARS IN THOUSANDS)
Other Income:
  Bankcard income.................................... $     4,694  $       635
  Bankcard processing expense........................      (3,462)        (274)
  Gain on sale of loans..............................         642          --
  Loan fees and charges..............................         610           43
  Gain on sale of mortgage-backed securities avail-
   able for sale.....................................          14           54
  Amortization of deferred credits...................         460          388
  Other, net.........................................         149          381
                                                      -----------  -----------
    Total other income............................... $     3,107  $     1,227
                                                      ===========  ===========

  The increase in other income in 1995 was due primarily to an increase of approximately $4.1 million in bankcard income, from approximately $0.6 million for fiscal year 1994 to approximately $4.7 million for fiscal year 1995. The large increase in income from the Company's bankcard operations reflects a full year of bankcard operations in 1995 compared to a partial year for 1994, since bankcard operations commenced in mid-1994. Bankcard processing expense increased by approximately $3.2 million from approximately $0.3 million for fiscal year 1994 to approximately $3.5 million for fiscal year 1995. The increase in bankcard processing expense was primarily the result of the same factors. The increase in other income in 1995 was also due in part to approximately $0.6 million in gains on sales of loans in fiscal year 1995 from no gains on sales of loans for fiscal 1994. This increase was due to gains from the 1995 sale of approximately $7.9 million of mortgage loans into a securitization. The increase in other income in 1995 was also due in part to an increase of approximately $0.6 million in loan fees and charges, from less than $0.1 million in 1994 to approximately $0.6 million in 1995. The increases in loan fees and charges are primarily attributable to an increase in the average Loan Portfolio from $110.2 million in 1994 to $239.2 million in 1995, an increase of 117.1%.

OTHER EXPENSE

  The Company's other expense totalled approximately $8.1 million for fiscal year 1995 compared to approximately $4.9 million for fiscal year 1994, an increase of 63.9%. The largest component of other expense was loan service fees and expenses which increased by approximately $1.8 million from approximately $0.2 million in fiscal year 1994 to $2.0 million in fiscal year 1995. This increase resulted from the substantially higher volume of loans being serviced in 1995, including a full year of operations of Girard, and the purchase of a portfolio of Discounted Loans in June 1995 which was serviced at higher fees. All of the key items of other expense (including loan service fees and expenses, compensation and employee benefits, FDIC insurance premiums and professional services) showed an increase from 1994 to 1995 except for real estate owned (net) and other general and administrative expenses. This increase was primarily attributable to growth in the Savings Banks.

  Other expense relating to compensation and employee benefits increased from approximately $1.9 million in 1994 to approximately $2.5 million in 1995, an increase of $0.6 million (or 30.9%), primarily as a result of an increase in the average number of full-time equivalent employees from 31 in 1994 to 44 in 1995 (including an entire year's compensation expenses for Girard in 1995).

  FDIC insurance premiums increased from $0.3 million in 1994 to $0.7 million in 1995, an increase of approximately $0.4 million (or 176.2%), as a result of growth in certificates of deposit outstanding. Other expense relating to professional services also increased from approximately $0.5 million in 1994 to approximately $1.0 million in 1995 primarily as a result of legal and accounting expenses incurred in connection with a proposed acquisition of another savings bank in 1995, which was not completed due to a failure of the principals ultimately to agree on terms.

  These increases in other expense were partially offset by a small decrease in expenses related to real estate owned (net). Other expenses related to real estate owned (net) were approximately $0.2 million in fiscal year 1994 and $0.2 million in fiscal year 1995. Other general and administrative expenses decreased from approximately $1.3 million in 1994 to approximately $1.1 million in 1995, a decrease of 15.3%.

INCOME TAX PROVISION (BENEFIT)

  Income tax provision (benefit) amounted to an expense of less than $0.1 million in 1995 compared to a benefit of approximately $0.5 million for 1994. The Company's effective tax rate amounted to 7.4% and (29.6)% during 1995 and 1994, respectively. Differences in the Company's effective tax rates in recent periods compared to combined Federal and State statutory rates were primarily attributable to changes in assessments of the realization of deferred tax assets. Exclusive of such amounts, the Company's effective tax rate amounted to 41% and (41)% during 1995 and 1994, respectively. For additional information regarding the Company's income tax provisions and tax rates and information regarding net operating loss carryforwards of the Company, see
Note 8 to the Consolidated Financial Statements.

                 RESULTS OF OPERATIONS--1994 COMPARED TO 1993

  The following discussion compares the audited results of operations of the Company for fiscal year 1994 to the unaudited results of operations of the Company and its predecessor (the "Predecessor") for the twelve-month period ended December 31, 1993. As described above under "Selected Financial Information," since the Predecessor operated with a fiscal year ended June 30 and the Company converted to a fiscal year ended December 31 following the acquisition, the audited historical financial statements included elsewhere in this Prospectus provide audited information with respect to the six-month period ended December 31, 1993 and the twelve-month period ended June 30, 1993 and do not provide audited information for the twelve-month period ended December 31, 1993. Accordingly, to provide investors with financial information for 1993 which is readily comparable to the results of operations for the twelve-month period ended December 31, 1994, the following discussion is based on unaudited financial information for the twelve months ended December 31, 1993 ("fiscal year (unaudited) 1993") prepared by management using the audited financial information for the six-month period ended December 31, 1993 and the unaudited financial information for the first two quarters of calendar year 1993. Certain purchase accounting adjustments affecting operating results in the post-acquisition period of 1993 and in all of 1994 are not reflected in the pre-acquisition period of 1993.

  Management believes that the Predecessor's results of operations in 1993 are not helpful or meaningful in evaluating the Company's current business or results of operations. The Predecessor was acquired in October 1993 at a substantial discount to its book value, reflecting the poor quality of its assets. Prior to the acquisition, the Predecessor was seriously under-capitalized and subject to a cease and desist order and a prompt corrective action which severely limited its operations, including restrictions on asset growth and new deposits. Further, the Predecessor was subject to a regulatory takeover by the OTS/RTC if the acquisition by WAC had not occurred. Prior to the acquisition of the Predecessor by WAC in October 1993, the Predecessor was operated by different management with a different strategy and business plan. Current management has significantly changed the business plan of the Predecessor and has substantially increased the Company's assets while disposing of, and reserving against, Inherited Loans. Accordingly, management believes that the Predecessor's results of operations do not have a significant bearing on the Company.

NET INTEREST INCOME

  The Company's net interest income was approximately $4.1 million for fiscal year 1994 compared to approximately $3.6 million for the fiscal year (unaudited) 1993, an increase of 13.9%. The components of the Company's net interest income for these fiscal years are discussed below.

  Interest Income. The Company's interest income was approximately $9.6 million for fiscal year 1994 compared to approximately $7.2 million for fiscal year (unaudited) 1993, an increase of 33.3%. The increase in the Company's interest income from 1993 to 1994 was due primarily to an increase in interest received on loans from approximately $6.6 million in fiscal year (unaudited) 1993 to approximately $7.9 million in fiscal year 1994 and an increase in interest received on investments from approximately $0.7 million in fiscal year (unaudited) 1993 to approximately $1.6 million in fiscal year 1994. The increase in interest received on loans was primarily the result of the Company's strategy to pursue acquisitions of Loan Portfolios, which the Company began implementing with the acquisition of the Predecessor and Girard in 1993 and 1994, respectively, and resulted in an increase in the Company's total loan portfolio from approximately $74.0 million at year end 1993 to approximately $198.6 million at year end 1994. In addition, the Company acquired Girard in November 1994 and, as a result, the Company's 1994 results of operations reflect two months of Girard's operations while 1993 results do not reflect any operations by Girard. In addition, the average rate earned by the Company on its average interest-bearing assets decreased from 7.04% in fiscal year (unaudited) 1993 to 6.75% in 1994. The increase in the average rate was primarily due to a higher interest rate environment.

  Interest Expense. The Company's interest expense was approximately $5.5 million for fiscal year 1994 compared to approximately $3.6 million in fiscal year (unaudited) 1993, an increase of 52.8%. The increase in interest expense from 1993 to 1994 was due primarily to an increase in average certificates of deposit outstanding from approximately $85.3 million in 1993 to approximately $118.3 million in 1994 (an increase of 38.7%), which occurred in order to fund the growth of the loan portfolio noted above. In addition, interest expense increased in 1994 due to the inclusion of Girard's results of operations for two months of 1994. In addition, the average interest rate on all of the Company's interest-bearing liabilities increased from 3.78% during 1993 to 4.23% during 1994. The increase in the average interest rate payable by the Company was primarily due to an overall increase in interest rates.

PROVISIONS FOR ESTIMATED LOSSES ON LOANS

  The Company recorded a provision for estimated losses on loans totalling approximately $2.2 million for fiscal year 1994 compared to approximately $3.3 million for fiscal year (unaudited) 1993, a decrease of 33.3%.

  The decrease in the provisions from 1993 to 1994 was attributable to the high reserves required on the Inherited Loans of the predecessor in 1993 due to the poor quality of those loans, prolonged slump in the Southern California economy and real estate values in that region and the increased level of regulatory scrutiny of the Predecessor prior to its acquisition by WAC.

NET INTEREST INCOME AFTER PROVISION FOR ESTIMATED LOSSES ON LOANS

  The Company's net interest income after provision for estimated losses on loans increased approximately $1.5 million (or 375.0%) to approximately $1.9 million for fiscal year 1994 from approximately $0.4 million for fiscal year (unaudited) 1993.

OTHER INCOME

  The Company's other income was approximately $1.2 million for fiscal year 1994 compared to approximately $0.1 million for fiscal year (unaudited) 1993. This increase was primarily attributable to growth in the Company's bankcard processing operation, amortization of deferred credits and other (net) and to a lesser degree to loan fees and charges and gain on the sale of mortgage-backed securities available for sale. The components of the Company's non-interest income are reflected in the following table:

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                                 ---------------
                                                                  1994    1993
                                                                 -------  ------
                                                                 (THOUSANDS OF
                                                                   DOLLARS)
Bankcard income................................................. $   635  $ --
Bankcard processing expense.....................................    (274)   --
Loan fees and charges...........................................      43    --
Gain on sale of mortgage-backed securities available for sale...      54     96
Amortization of deferred credits................................     388    --
Other, net......................................................     381    --
                                                                 -------  -----
  Total......................................................... $ 1,227  $  96
                                                                 =======  =====

  The increase in other income in 1994 was due primarily to an increase of approximately $0.6 million in bankcard income, from no bankcard income in fiscal year (unaudited) 1993 as a result of the commencement of bankcard operations in mid-1994. As a result of the launch of the Company's bankcard processing operation following the acquisition of First Bank in late 1993, bankcard processing expense increased by approximately $0.3 million from no bankcard expenses in fiscal year (unaudited) 1993. The increase in other income in 1994 was also due in part to an increase of approximately $0.4 million in amortization of deferred credits, from no such amortization of deferred credits in fiscal year (unaudited) 1993. Since the purchase prices of the Savings Banks were less than the fair values of the net assets acquired, the Company recorded deferred credits (negative goodwill) of approximately $2.2 million. These credits are being amortized over five years on a straight-line method. The increase in other income in 1994 was also due in part to an increase of approximately $0.4 million in other (net). To a lesser degree, the increase in other income in 1994 was due to the Company beginning to receive loan fees and charges in fiscal year 1994 due to changes in loan fee practices under new management, which was partially offset by a decrease of less than $0.1 million in gains from sales of securities.

OTHER EXPENSE

  The Company's other expense totalled approximately $4.9 million for fiscal year 1994 compared to approximately $2.0 million for fiscal year (unaudited) 1993, an increase of 145.0%. Substantially all of the key items of other expense (including compensation and employee benefits, and professional services) showed an increase from 1993 to 1994 except for a minor decrease in real estate owned (net). This increase was primarily attributable to growth in First Bank and the acquisition of Girard in late 1994.

  Compensation. The largest component of other expense in 1994 was compensation and employee benefits which increased from approximately $0.7 million in fiscal year (unaudited) 1993 to approximately $1.9 million in fiscal year 1994, an increase of approximately $1.2 million (or 171.4%), primarily as a result of an increase in the average number of full-time equivalent employees and the inclusion of compensation expenses for Girard in late 1994.

  Other General and Administrative. Other general and administrative expenses increased from approximately $0.4 million in fiscal year (unaudited) 1993 to approximately $1.3 million in fiscal year 1994, an increase of 225%.

  Loan Service Fees and Expenses. Loan service fees and expenses increased from no such fees and expenses in fiscal year (unaudited) 1993 to approximately $0.2 million in fiscal year 1994. Loan service fees and expenses relate to fees and reimbursable expenses to WCC to service the Company's total loan portfolio. Prior to the acquisition of First Bank in November 1993, WCC did not service the Company's total loan portfolio.

  Professional Services. Other expense relating to professional services also increased approximately $0.2 million from approximately $0.3 million in fiscal year (unaudited) 1993 to approximately $0.5 million in fiscal year 1994 primarily as a result of legal and accounting expenses incurred in connection with acquisitions of the Savings Banks.

  Real Estate Owned (Net). Other expense relating to Real Estate owned (net) decreased approximately $0.2 million from approximately $0.4 million in fiscal year (unaudited) 1993 to approximately $0.2 million in fiscal year 1994.

INCOME TAX PROVISION (BENEFIT)

  Income tax provision (benefit) amounted to a benefit of approximately $0.5 million in fiscal year 1994 compared to a benefit of approximately $0.9 million for fiscal year (unaudited) 1993. The Company's effective tax rate (benefit) amounted to (29.6)% and (353.0)% during 1994 and 1993, respectively. Differences in the Company's effective tax rates compared to combined Federal and State statutory rates during such periods were primarily attributable to changes in assessments of the realization of deferred tax assets. For additional information regarding the Company's effective tax rates and information regarding net operating loss carryforwards of the Company, see
Note 8 to the Consolidated Financial Statements.

CHANGES IN FINANCIAL CONDITION

  The following table sets forth certain information relating to the Company's assets and liabilities at the dates indicated.

                                                                DECEMBER 31,
                                                     JUNE 30, -----------------
                                                       1996     1995     1994
                                                     -------- -------- --------
                                                       (DOLLARS IN THOUSANDS)
ASSETS:
Cash and cash equivalents..........................  $ 14,353 $  4,482 $  8,830
Investment securities held to maturity, at amor-
 tized cost........................................     7,421    6,470    4,505
Mortgage-backed securities available for sale, at
 fair value........................................    14,431    9,083   10,943
Mortgage-backed securities held to maturity, at am-
 ortized cost......................................    23,500   13,119   14,439
Loans receivable, net..............................   459,251  272,174  181,471
Loans held for sale, at lower of cost or market....       --    18,597      --
Stock in Federal Home Loan Bank of San Francisco,
 at cost...........................................     2,868    1,421    1,612
Real estate owned, net.............................     3,527    4,964    1,208
Leasehold improvements and equipment, net..........       325      275      167
Due from affiliate.................................     8,063    4,514    4,062
Accrued interest receivable........................     4,545    3,042    1,599
Prepaid expenses and other assets..................     3,386    1,724    1,026
Income taxes receivable, net.......................     1,528    1,589      774
                                                     -------- -------- --------
  Total Assets.....................................  $543,198 $341,454 $230,636
                                                     ======== ======== ========
LIABILITIES AND STOCKHOLDERS' EQUITY:
Deposits...........................................  $433,769 $304,020 $196,289
Borrowings.........................................    66,771   13,000   21,500
Accounts payable and other liabilities.............     3,858    3,902    2,056
Subordinated debt..................................       --    11,000      --
Preferred stock in subsidiary held by others.......       --       --     1,000
Deferred credits...................................       948    1,134    1,772
Minority interest in subsidiaries..................       519      600      574
Due from affiliates................................     2,259      759      652
                                                     -------- -------- --------
  Total liabilities................................   508,124  334,415  223,833
Stockholders' Equity...............................    35,074    7,039    6,793
                                                     -------- -------- --------
  Total Liabilities and Stockholders' Equity.......  $543,198 $341,454 $230,636
                                                     ======== ======== ========

  Mortgage-Backed and Investment Securities. The Company's mortgage-backed securities available for sale increased $5.3 million during the six months ended June 30, 1996 primarily as a result of purchasing certain subordinated bonds associated with the sale of Discounted Loans. Investment securities and mortgage-backed securities held to maturity increased by approximately $1.0 million and $10.4 million, respectively, during the six months ended June 30, 1996. Investment securities are generally held for the purpose of meeting regulatory liquidity requirements. As the amount of deposits and borrowings increases, the regulatory liquidity requirement increases proportionately. The increase in mortgage-backed securities held to maturity resulted primarily from purchases to secure certain representations and warranties under a mortgage loan securitization and for collateral securing an interest rate swap contract.

  Loans Receivable, Net. Since 1994, the Company has emphasized the acquisition of traditional performing mortgage loans as well as under-performing and non-performing loans which generally are purchased at a discount to both unpaid principal amount of the loan and the estimated value of the property securing the loan. As a result, the average balance of the Company's Total Loan Portfolio has increased significantly since 1993 as illustrated by the following table:

             AVERAGE BALANCE OF THE COMPANY'S TOTAL LOAN PORTFOLIO

                               SIX MONTHS ENDED
                                   JUNE 30,              DECEMBER 31,
                               ------------------  ---------------------------
                                 1996      1995      1995      1994     1993
                               --------  --------  --------  --------  -------
                                         (DOLLARS IN THOUSANDS)
Loan Portfolio:
  Single-family residential... $264,315  $ 68,407  $ 93,350  $ 31,414  $20,254
  Multi-family residential....   74,838    74,413    70,631    36,089   25,567
  Commercial and other mort-
   gage loans.................   55,990    54,816    53,852    33,163   26,396
  Consumer and other..........   28,801     7,264    10,137     2,917      383
                               --------  --------  --------  --------  -------
    Total loans...............  423,944   204,900   227,970   103,583   72,600
  Unaccreted Discount.........  (18,848)   (6,550)  (10,254)   (4,086)    (988)
  Allowance for loan losses...  (27,025)  (18,272)  (21,591)   (4,509)  (4,314)
                               --------  --------  --------  --------  -------
                               $378,071  $180,078  $196,125  $ 94,988  $67,298
                               ========  ========  ========  ========  =======

  The Company's total loan portfolio, net of discounts and allowances, increased by approximately $168.5 million during the six months ended June 30, 1996 primarily as a result of the Company's business strategy of aggressively acquiring loan portfolios of discounted loans and other mortgage loans. The Company's total loan portfolio, net of discounts and allowances, increased by approximately $109.3 million, during 1995 primarily as a result of the Company's loan purchase strategy. Included in the amount of increases in the Company's total loan portfolio in the six months ended June 30, 1996 and the year ended December 31, 1995 are a decrease of $27.8 million and an increase of $29.3 million, respectively, in the net carrying amount of Discounted Loans. The increase in 1995 reflected the initial implementation of the Discounted Loan acquisition strategy. The decrease in the first six months of 1996 reflected paydowns and other resolutions of some of the loans, and the sale of most of the Discounted Loans in a securitization transaction completed in March 1996.

  Loans Held for Sale. The Company's loans held for sale decreased by approximately $18.6 million during the six months ended June 30, 1996 as a result of the securitization of such loans. Loans held for sale are included in the averages in the total loan portfolio table above.

  Real Estate Owned, Net. Real estate owned, net consists almost entirely of properties acquired by foreclosure or deed-in-lieu thereof on loans in the Company's total loan portfolio. Real estate owned decreased by approximately $1.4 million or 28.9% during the six months ended June 30, 1996 as a result of the securitization of certain real estate owned and other resolution activities. The approximately $3.8 million increase in the Company's net real estate owned during 1995 primarily reflects increases in real estate owned related to the Company's Discounted Loan portfolio, which reflects the growth in the Company's Discounted Loan acquisition and resolution activities in recent periods.

  The Company actively manages its real estate owned. During the six months ended June 30, 1996, the Company sold 49 properties of real estate owned related to its total loan portfolio with a carrying value of approximately $5.8 million. During 1995, the Company sold 17 properties of real estate owned related to its total loan portfolio with a carrying value of approximately $5.5 million, as compared to the sale of properties of real estate owned related to its total loan portfolio with carrying values of approximately $3.3 million during 1994.

  Due from Affiliate. Due from affiliate increased by approximately $3.5 million or 78.6% during the six months ended June 30, 1996 primarily as a result of growth in loan portfolios. The balance in the account as of any month-end reflects the lag between receipts of loan payments by WCC, as servicer, and payment to the Company. Due from affiliate increased by approximately $0.5 million during 1995 for the same reason.

  Deposits. Deposits increased by approximately $129.7 million or 42.7% during the six months ended June 30, 1996 primarily as a result of the Company's strategy to increase deposits to permit the Savings Banks to acquire loan portfolios. Deposits increased by approximately $107.7 million during 1995 primarily for the same reason.

  Borrowings. Borrowings increased by approximately $53.8 million during 1996 as a result of the Bank's entering into certain reverse repurchase transactions, primarily as a result of the Company's strategy to acquire Loan portfolios.

  Subordinated Debt. Subordinated debt decreased by approximately $11.0 million during the six months ended June 30, 1996 because on January 1, 1996, the subordinated debt was exchanged for common stock.

  Stockholders' Equity. Stockholders' equity increased by $28.0 million during the six months ended June 30, 1996 primarily as a result of the exchange of $11.0 million of outstanding subordinated debt for Common Stock and the infusion of approximately $17.8 million to support growth and maintain required regulatory capital ratios at the Savings Banks. Stockholders' equity increased during 1995 primarily as a result of the Company's net income during the period.

ASSET AND LIABILITY MANAGEMENT

  Asset and liability management is concerned with the timing and magnitude of the repricing of assets and liabilities. It is the objective of the Company to attempt to control risks associated with interest rate movements. In general, management's strategy is to limit the Company's exposure to earnings variations and variations in the value of assets and liabilities as interest rates change over time. The Company's asset and liability management strategy is formulated and monitored by the asset and liability committees for the Company and the Savings Banks (the "Asset and Liability Committees") which meet regularly to review, among other things, the sensitivity of the Company's assets and liabilities to interest rate changes the book and market values of assets and liabilities, unrealized gains and losses, including those attributable to hedging transactions, purchase and securitization activity, and maturities of investments and borrowings. The Asset and Liability Committees coordinate with the Savings Banks' board of directors and the Company's investment committees with respect to overall asset and liability composition.

  Since most of the Company's assets and liabilities reprice relatively frequently, the Company's gap tends to be relatively easy to manage and the Company's interest rate risk analysis focuses less on managing the overall gap and more on ensuring that individual Loan Portfolios are properly hedged. In hedging the interest rate exposure of a fixed-rate or lagging-index asset that is held for sale, the Company creates a hedge which matches the principal amortization of such asset against the maturity of the Company's liabilities generally by entering into short sales or forward sales of U.S. Treasury securities, U.S. agency mortgage-backed securities or interest rate futures contracts. This results in market gains or losses on hedging instruments, in response to interest rate increases or decreases, respectively, which approximate the amount of the corresponding market losses or gains, respectively, on loans being hedged. The Company evaluates the interest rate sensitivity of each Loan Portfolio and decides whether to hedge the interest rate exposure of a particular portfolio. In general, the Company tends to hedge its fixed-rate Loan Portfolios. The Company generally does not hedge the interest rate risk associated with holding non-lagging index adjustable-rate mortgages pending their sale or securitization due to the decreased significance of such risk.

  The Asset and Liability Committees are authorized to utilize a wide variety of off-balance sheet financial techniques to assist them in the management of interest rate risk. These techniques include interest rate swap agreements, pursuant to which the parties exchange the difference between fixed-rate and floating-rate interest payments on a specified principal amount (referred to as the "notional amount") for a specified period without the exchange of the underlying principal amount. Interest rate swap agreements are utilized by the Company to protect against the narrowing of the interest spread between fixed rate loans and associated liabilities funding those loans. The Company had approximately $63.2 million notional principal amount of interest rate swap agreements outstanding at June 30, 1996, which had the effect of increasing the Company's net interest income by approximately $0.1 million during the six months ended June 30, 1996. For additional information see Note 7 to the Consolidated Financial Statements. There was no significant hedging activity in 1995.

  In addition, as required by OTS regulations, the Asset and Liability Committees also regularly review interest rate risk by forecasting the impact of alternative interest rate environments on net interest income and market value of portfolio equity ("MVPE"), which is defined as the net present value of an institution's existing assets, liabilities and off-balance sheet instruments, and evaluating such impacts against the maximum potential changes in net interest income and MVPE that is authorized by the Boards of Directors of the Savings Banks. In addition, at June 30, 1996, management estimates based upon the MVPE analysis prepared by the OTS that the estimated percentage change in the Company's MVPE over the ensuing four-quarter period as a result of a 200 basis point increase or decrease in interest rates would be an approximate 15% decrease or 6% increase, respectively. The following table highlights the interest rate sensitivity of MVPE of a change in rates from 0 to 400 basis points ("bp").

               INTEREST RATE SENSITIVITY OF NET PORTFOLIO VALUE

                     AT JUNE 30, 1996

                          Net Portfolio Value
            Change in  --------------------------
             Rates      Amount $ Change  % Change
            +400bp     $42,628 $(22,944)      -35%
            +300bp      49,563  (16,009)      -24%
            +200bp      55,986   (9,586)      -15%
            +100bp      61,464   (4,108)       -6%
              0bp       65,572      --
            -100bp      68,312    2,740         4%
            -200bp      69,521    3,949         6%
            -300bp      69,923    4,351         7%
            -400bp      70,738    5,166         8%

  Management of the Company believes that the assumptions (including pre-payment assumptions) used by it to evaluate the vulnerability of the Company's operations to changes in interest rates approximate actual experience and considers them reasonable; however, the interest rate sensitivity of the Company's assets and liabilities and the estimated effects of changes in interest rates on the Company's net interest income and MVPE could vary substantially if different assumptions were used or actual experience differs from the historical experience on which they are based.

LIQUIDITY AND CAPITAL RESOURCES

  Liquidity is the measurement of the Company's ability to meet potential cash requirements, including ongoing commitments to repay borrowings, fund investments, purchase loans, purchase Discounted Loans, fund lending activities and for general business purposes. The Company's sources of cash flow include certificates of deposit, securitizations, net interest income and borrowings under its warehouse and repurchase financing facilities and from institutional investors and other lenders. In addition, the Savings Banks obtain funding through FHLB advances.

  The Company's liquidity is actively managed on a daily basis, monitored regularly by the Asset and Liability Committees and reviewed periodically by the Board of Directors. This process is intended to ensure the maintenance of sufficient funds to meet the needs of the Company, including adequate cash flows for off-balance sheet instruments.

  Sources of liquidity include wholesale and brokered certificates of deposit. As of June 30, 1996, the Company had approximately $427 million of certificates of deposit. As of June 30, 1996, scheduled maturities of certificates of deposit during the 12 months ending June 30, 1997 and thereafter amounted to approximately $377.6 million and approximately $49.3 million, respectively. Brokered and other wholesale deposits generally are more responsive to changes in interest rates than core deposits and, thus, are more likely to be withdrawn by the investor upon maturity as changes in interest rates and other factors are perceived by investors to make other investments more attractive. However, management of the Company believes that it can adjust the rates paid on certificates of deposit to retain deposits in changing interest rate environments and that brokered and other wholesale deposits can be both a relatively cost-effective and stable source of funds.

  As of June 30, 1996, the Company's sources of borrowing included Master Repurchase Agreements between each of the Savings Banks and Bear Stearns Mortgage Capital Corporation as to which the parties have orally agreed that approximately $210 million in aggregate would be available for the purchase of loans. On closing of the Common Stock Offering and Notes Offering, the amounts available to the Private Companies under a $100 million warehouse lending agreement (the "Warehouse Financing Facility") with Prudential Securities Realty Funding Corp. and certain repurchase arrangements will be made available to the Company or one of its subsidiaries, including $150 million under a repurchase agreement with First Boston Mortgage Capital Corporation. See "Business--Funding Sources."

  Sources of borrowings also include FHLB advances, which are required to be secured by single-family and/or multi-family residential loans or other acceptable collateral, and reverse repurchase agreements. As of June 30, 1996, the Company had $0.5 million of FHLB advances outstanding, and was eligible to borrow up to an aggregate of $11.8 million from the FHLB of San Francisco and had $2.0 million of single-family residential loans, approximately $16.6 million of multi-family residential loans and $2.6 million of commercial loans which were pledged as security for such advances. At the same date, the Company had a contractual relationship with the FHLB of San Francisco pursuant to which it could obtain funds from reverse repurchase agreements and had $12.3 million of unencumbered investment securities and mortgage-backed and related securities which could be used to secure such borrowings.

  The Company's uses of cash include the funding of loan purchases and origination, payment of interest expenses, repayment of loans, funding of initial over-collateralization requirements for securitizations, operating and administrative expenses, income taxes and capital expenditures. Capital expenditures were immaterial for the six months ended June 30, 1996 and the years ended December 31, 1995, 1994 and 1993. In addition to commitments to extend credit, the Company is party to various off-balance sheet financial instruments in the normal course of business to manage its interest rate risk. See "--Asset and Liability Management" above and Note 7 to the Consolidated Financial Statements.

  The Company conducts business with a variety of financial institutions and other companies in the normal course of business, including counterparties to its off-balance sheet financial instruments. The Company is subject to potential financial loss if the counterparty is unable to complete an agreed upon transaction. The Company seeks to limit counterparty risk through financial analysis and other monitoring procedures.

  Adequate credit facilities and other sources of funding, including the ability of the Company to securitize loans, are essential to the continuation of the Company's ability to purchase and originate loans, and acquire Subordinate Securities. During the first six months of 1996, and fiscal years 1995 and 1994, the Company used cash in the approximate amounts of $222.8 million, $186.9 million, and $41.6 million, respectively, for new loan purchases. During the first six months of 1996 and 1995, the Company received cash from the securitization of loans of approximately, $18.7 million and $16.7 million, respectively.

  After utilizing available working capital, deposits and any securitization proceeds, the Company borrows money to fund its loan purchases and originations. During the first six months of 1996, and fiscal years 1995 and 1994, the Company used borrowings under various repurchase arrangements and FHLB advances in the approximate amounts of $224.6 million, $77.4 million and $41.7 million, respectively, for new loan purchases and origination. The Company's business plan generally calls for using a high degree of leverage in acquiring Loan Portfolios. With respect to Loan Portfolios of Discounted Loans and performing loans, the Company generally seeks to fund 90% and 95%, respectively, of the market value of such Loan Portfolios with borrowed money. See "Risk Factors-- Extensive Use of Financial Leverage." The Company draws on a number of sources to obtain such funds including certificates of deposit and repurchase arrangements with Wall Street investment banks. As of the closing of the Common Stock Offering and the Notes Offering, certain existing lines of credit will be transferred to the Company. See "Business--Funding Sources."

  The Company believes that cash flow from operations, the net proceeds of the Common Stock Offering and the Notes Offering, the proceeds of certificates of deposit, the availability under the warehouse financing facility and other borrowings, and the net proceeds from securitizations will be sufficient to fund operating needs, commitments and capital expenditures.

  The Savings Banks are required under applicable federal regulations to maintain specified levels of "liquid" investments in qualifying types of U.S. Government, federal agency and other investments having maturities of five years or less. Current OTS regulations require that a savings association maintain liquid assets of not less than 5% of its average daily balance of net withdrawable deposit accounts and borrowings payable in one year or less, of which short-term liquid assets must consist of not less than 1%. Monetary penalties may be imposed for failure to meet applicable liquidity requirements. First Bank's liquidity, as measured for regulatory purposes, amounted to 12.1% as of June 30, 1996 and averaged 12.7%, 9.1%, 8.0% and 9.2% during the six months ended June 30, 1996 and the years ended December 31, 1995 and 1994 and the quarter ended December 31, 1993, respectively. Girard's liquidity, as measured for regulatory purposes, amounted to 5.4% as of June 30, 1996 and averaged 6.5%, 11.2%, and 8.5% during the six months ended June 30, 1996, the year ended December 31, 1995, and the quarter ended December 31, 1994, respectively.

REGULATORY CAPITAL REQUIREMENTS

  Federally-insured savings associations such as the Bank are required to maintain minimum levels of regulatory capital. These standards generally must be as stringent as the comparable capital requirements imposed on national banks. The OTS also is authorized to impose capital requirements in excess of these standards on individual associations on a case-by-case basis. Under the Orders, the Savings Banks are required to be "well-capitalized" as of December 31, 1996. See "Regulation--Imposition of Cease and Desist Orders."

  The following table sets forth the regulatory capital ratios of the Savings Banks at June 30, 1996.

                           REGULATORY CAPITAL RATIOS

                                                                      TO BE
                                                                   CATEGORIZED
                                                                     AS "WELL
                                                                   CAPITALIZED"
                                        OTS MINIMUM                 UNDER OTS
                             ACTUAL     REQUIREMENTS    EXCESS     REGULATIONS     EXCESS
                          ------------- ------------ ------------- ------------ ------------
                          AMOUNT  RATIO    RATIO     AMOUNT  RATIO    RATIO     AMOUNT RATIO
                          ------- ----- ------------ ------- ----- ------------ ------ -----
                                                (DOLLARS IN THOUSANDS)
Tangible Capital:
 First Bank.............  $ 9,950  7.0%     1.5%     $ 7,808 5.5%      N.A.       N.A. N.A.
 Girard.................   27,822  7.0%     1.5%      21,826 5.5%      N.A.       N.A. N.A.
Tier 1 Capital to Aver-
 age Assets:
 First Bank.............    9,950  6.9%     4.0%       4,222 2.9%      5.0%     $2,790  1.9%
 Girard.................   27,822  7.3%     4.0%      12,621 3.3%      5.0%      8,821  2.3%
Tier 1 Capital to Risk-
 Weighted Assets:
 First Bank.............    9,950  9.9%     N.A.        N.A. N.A.      6.0%      3,895  3.9%
 Girard.................   27,822  9.1%     N.A.        N.A. N.A.      6.0%      9,561  3.1%
Total Risk-Based Capital
 to Risk-Weighted As-
 sets:
 First Bank.............   11,271 11.2%     8.0%       3,198 3.2%       10%      1,180  1.2%
 Girard.................   31,695 10.4%     8.0%       7,347 2.4%       10%      1,259  0.4%

  In August 1993, the OTS promulgated regulations which incorporate an interest rate risk component into the OTS' risk-based capital requirements, and in August 1995 the OTS postponed the effectiveness of this regulation after having previously deferred the effective date several times. Because only institutions whose measured interest rate risk exceeds certain parameters will be subject to the interest rate risk capital requirement, management of the Company does not believe that this regulation will increase the Savings Banks' risk-based regulatory capital requirement if it becomes effective in its current form. For additional information relating to regulatory capital requirements, see "Regulation--The Savings Banks--Regulatory Capital Requirements" and Note 10 to the Consolidated Financial Statements.

                                   BUSINESS

  This Prospectus contains certain information with respect to loans serviced, acquired or originated by WCC to assist investors in evaluating the Company's ability to engage in these activities on an ongoing basis. These loans are not owned by the Company and investors in the Common Stock or the Notes will have no right or claim to such assets. In addition, there can be no assurance that the Company will be able to acquire, originate and service mortgage loans to the same extent as WCC.

GENERAL

  WFSG is a newly formed financial services holding company for certain companies and businesses previously held as part of, and operated by, the Private Companies. The Company will engage in a wide variety of financial activities, including the acquisition, origination, ownership and securitization of Loan Portfolios, banking and non-traditional merchant credit card processing.

BUSINESS ACTIVITIES

  Business Strategy. The Company's strategy is to aggressively pursue Loan Portfolio acquisitions where it believes it can receive acceptable rates of return on invested capital and effectively utilize leverage. Key elements of this strategy include:

  . significant growth in Loan Portfolio investments;

  . utilize varied funding sources;

  . expansion into European markets;

  . utilize servicing expertise;

  . growth of non-traditional bankcard processing operations; and

  . develop wholesale origination network.

LOAN ACQUISITIONS

  General. During the last four years, the Private Companies have developed expertise in the business of acquiring Loan Portfolios, including residential mortgage loans, manufactured housing loans, second lien loans, commercial real estate loans, multi-family residential loans, commercial and business loans, boat loans, other consumer loans and Subordinate Securities. The aggregate principal amount of the loans acquired by the Private Companies during the six months ended June 30, 1996 and the years ended December 31, 1995, 1994 and 1993 was $276.4 million, $337.4 million, $388.5 million and $333.8 million, respectively, including $238.0 million, $191.0 million, $143.3 million, and $2.2 million, respectively, by the Savings Banks.

  In the early 1990's, WCC acquired loans primarily from the FDIC and the RTC, primarily in auctions of pools of loans acquired from financial institutions which failed during the late 1980s and early 1990s. Although governmental agencies, such as the FDIC and HUD, continue to be potential sources of loans, the amount of loans sold by such agencies has substantially declined. In recent years, the Private Companies purchased loans from various private sector sellers, such as banks, savings institutions, mortgage companies and insurance companies. Whether because a financial institution desires to reduce overhead costs, is not staffed to handle large volumes of Loan Portfolios or simply does not want to distract management and personnel with the intensive and time-consuming job of servicing Loan Portfolios, many financial institutions now recognize that outside contractors often are better staffed to manage and service Loan Portfolios. These financial institutions include multi-national, money center, super-regional and regional banking institutions as well as mortgage companies and insurance companies. Moreover, many financial institutions have embraced the concept of packaging and selling Loan Portfolios to investors as a means of disposing of non-performing and under-performing loans and improving a financial institution's balance sheet. Consolidations within the banking industry have reinforced this trend. Additionally, management believes that there is a market for management and resolution services for delinquent, sub-performing and non-performing loans.

  The Company intends to build on the expertise of the Private Companies and aggressively pursue Loan Portfolio acquisitions in the United States and Europe, a substantial portion of which are expected to be Discounted Loans. In addition, the Company expects to increase its purchases of commercial real estate loans above existing levels. The Company believes it can significantly increase its acquisition activities without a commensurate increase in operating costs.

  The Company will seek to identify niche areas primarily within the real estate loan market where it believes its funding flexibility, experienced personnel and its proprietary software and U.S. mortgage loan database give it a competitive advantage in pricing and purchasing Loan Portfolios. Areas in which the Company views itself as having a competitive advantage include (i) under-performing, non-performing and charged-off loans which generally are purchased at substantial discount to both the unpaid principal amount of the loan and the estimated value of the properties securing the loans; (ii) single family and multi-family loan portfolios which do not comply with Federal National Mortgage Association (the "FNMA") or Federal Home Loan Mortgage Corporation (the "FHLMC") guidelines or may not meet preset securitization guidelines for certain mortgage loan conduit programs; (iii) manufactured housing loans; (iv) home equity or second lien loans; and (v) to a lesser degree, consumer and other loans.

  Loan Acquisition Procedures. Loans generally are acquired in pools ("Loan Portfolios") from a wide variety of sources, including private sellers such as banks, thrifts, finance companies, leasing companies, mortgage companies and governmental agencies. The Company expects to obtain information on available Loan Portfolios from several sources, such as referrals from Loan Portfolio sellers with whom the Private Companies have transacted business in the past and from co-investors who seek the Company's participation in Loan Portfolio purchases. Management of the Company has developed relationships with banks, finance companies, mortgage companies and institutional investment banks which management believes will be a continuing source of information on available Loan Portfolios.

  Loan Portfolios generally are acquired through competitive bids in which there is often substantial competition or negotiated transactions. The competition for larger Loan Portfolios is generally more intense. In addition to bidding on and often acquiring large Loan Portfolios, the Company and the Private Companies have often acquired small Loan Portfolios where competition is less. The average size of the Loan Portfolios acquired by the Company was $9.3 million for the first six months of 1996 and $3.8 million for the year ended December 31, 1995. The Company believes that its funding flexibility, experienced personnel, proprietary software and mortgage loan database provide the Company with a competitive advantage in pricing and ultimately purchasing Loan Portfolios.

  Prior to making an offer to purchase a Loan Portfolio, the Company's employees who specialize in the analysis of loans will conduct an extensive investigation and evaluation of the individual loans in the Loan Portfolio. This examination typically consists of analyzing the information made available by the Loan Portfolio seller (generally, the respective credit and collateral files for the loans), reviewing other relevant material that may be available (including tax records), and analyzing the underlying collateral (including consulting the Company's United States mortgage loan database which contains among other things, listings of property values and loan loss experience in local markets for similar assets, obtaining value opinions from third parties and, in some cases, conducting site inspections). The Company also will review information on the local economy and real estate markets (including the amount of time required to foreclose on real property) in the area in which the loan collateral is located.

  The Company's senior acquisition personnel who conduct the due diligence on the Loan Portfolio will determine the amount to be offered by the Company to acquire the Loan Portfolio by using a proprietary modeling system which focuses on, among other things, the anticipated recovery amount, timing, type and quality of the servicing transfer and cost of the resolution of the loans. With respect to Discounted Loans and with certain other loans as well, the amount that will be offered by the Company will generally be at a discount from both the stated value of the loan and the value of the underlying collateral which the Company estimates is sufficient to generate an acceptable return on its investment. The Company's Investment Committee which consists of senior management and the senior acquisition personnel that conducted the due diligence on the Loan Portfolio will review the due diligence file and make a final determination as to the amount of the offer. A unanimous decision of the Investment Committee is necessary to increase the amount of the offer above the amount determined by the senior acquisition personnel. Loan acquisition decisions at the Savings Banks are made by their respective boards of directors.

  The Private Companies originally funded their acquisitions of loans by selling participations in the Loan Portfolios to institutional investors while retaining the servicing rights and a participation in the overall return on such portfolios. In 1994 and 1995, the Private Companies began acquiring loans for their own portfolio. Such acquisitions were funded either by warehouse or repurchase financing facilities, certificates of deposit, other borrowings, or internal cash flow. The Private Companies' securitizations of loans in the secondary market provided an additional source of funds for such acquisitions.

LOAN PORTFOLIO

  General. The Company's total loan portfolio currently includes residential mortgage loans, multi-family residential loans, commercial real estate loans, manufactured housing loans, commercial and business loans, auto loans, boat loans and other consumer loans. As of June 30, 1996, the Company's total loan portfolio, net of unaccreted discount and allowance for loan losses amounted to $459.3 million. The Company expects to utilize its available funding sources to continue to aggressively expand its loan portfolio through the acquisition of Loan Portfolios from government agencies and private sector entities and through its mortgage conduit program. As part of the Reorganization, WCC will continue to originate mortgage loans for the Company, during the period of time that the Company is obtaining the necessary licenses to conduct the mortgage conduit program. See "--Loan Origination."

  The Company expects to securitize its Loan Portfolios when advantageous. The Company may also from time to time engage in whole loan sales or determine to hold loans until maturity.

 Activity in the Company's Loan Portfolio.

  The following table sets forth the activity in the gross principal amount of the Company's total loan portfolio during the periods indicated, excluding activity in the allowance for loan losses, deferred fees and unaccreted discount on purchased loans.

                ACTIVITY IN THE COMPANY'S TOTAL LOAN PORTFOLIO

                           SIX MONTHS ENDED       YEAR ENDED
                               JUNE 30,          DECEMBER 31,       OCTOBER 8-
                           ------------------  ------------------  DECEMBER 31,
                             1996      1995      1995    1994(1)     1993(2)
                           --------  --------  --------  --------  ------------
                                        (DOLLARS IN THOUSANDS)
Balance at beginning of
 period..................  $337,455  $198,588  $198,588  $ 74,045    $75,082
Originations:
  Single-family residen-
   tial..................       771     1,357     3,508     1,478        --
  Multi-family residen-
   tial..................       374       280     1,180       252        --
  Commercial and other
   mortgage loans........       --        488     4,060     2,615        --
  Consumer and other
   loans.................       --        --        --        --         --
                           --------  --------  --------  --------    -------
    Total loans originat-
     ed..................     1,145     2,125     8,748     4,345        --
Loan Purchases(4):
  Single-family residen-
   tial..................   220,629     6,812   121,883    36,462      1,618
  Multi-family residen-
   tial..................       --        --        --     61,247         72
  Commercial and other
   mortgage loans........       --        --      2,126    31,091        462
  Consumer and other
   loans(3)..............    17,324       --     11,012    10,847        --
                           --------  --------  --------  --------    -------
    Total loans pur-
     chased..............   237,953     6,812   135,021   139,647      2,152
Discounted Loan Pur-
 chases:
  Single-family residen-
   tial..................       --     49,662    49,662     1,542        --
  Multi-family residen-
   tial..................       --         96        96       --         --
  Commercial and other
   mortgage loans........       --        869       869     1,843        --
  Consumer and other
   loans.................       --      5,368     5,368       239        --
                           --------  --------  --------  --------    -------
    Total Discounted
     Loans purchased.....       --     55,995    55,995     3,624        --
Sales....................   (27,965)   (8,724)  (16,673)      --         --
Principal repayments, net
 of capitalized inter-
 est.....................   (23,091)  (10,029)  (27,452)  (14,813)    (2,457)
Transfer to real estate
 owned and other.........   (16,092)   (6,626)  (16,772)   (8,260)      (732)
                           --------  --------  --------  --------    -------
Net increase (decrease)
 in loans................   171,950    39,553   138,867   124,543     (1,037)
                           --------  --------  --------  --------    -------
Balance at end of peri-
 od......................  $509,405  $238,141  $337,455  $198,588    $74,045
                           ========  ========  ========  ========    =======

--------
(1) Includes as purchases $90.6 million aggregate principal amount of loans held by Girard on the date that it was acquired by WACII.
(2) Includes as balance at beginning of period $75.1 million aggregate principal amount of loans held by First Bank on the date that it was acquired by WAC.
(3) Includes $24.5 million of Sub-Prime Auto Loans acquired in late 1995 and early 1996.
(4) Excludes Discounted Loans.

  Composition of Total Loan Portfolio. As of June 30, 1996, the Company's total loan portfolio, net of unaccreted discount, deferred fees and allowance for loan losses, amounted to $459.3 million or 84.5% of the Company's total assets. The following table sets forth the composition of the Company's total loan portfolio by type of loan at the dates indicated.

               COMPOSITION OF THE COMPANY'S TOTAL LOAN PORTFOLIO

                                 JUNE 30,                DECEMBER 31,
                             --------------------  ---------------------------
                               1996        1995      1995      1994     1993
                             --------    --------  --------  --------  -------
                                       (DOLLARS IN THOUSANDS)
LOAN PORTFOLIO:
  Single-family residen-
   tial....................  $318,098(2) $ 45,829  $139,566  $ 53,095  $20,657
  Multi-family residen-
   tial....................    78,616      75,476    71,239    77,884   26,076
  Commercial real estate...    59,078      53,919    53,458    57,881   26,921
  Consumer and other.......    31,681       5,672    19,753     6,733      391
                             --------    --------  --------  --------  -------
Loan portfolio.............   487,473     180,896   284,016   195,593   74,045
Unaccreted discount and de-
 ferred fees...............   (16,405)     (4,759)  (14,362)   (8,946)    (988)
Valuation allowance........   (25,015)     (9,106)  (10,237)   (7,270)  (4,314)
                             --------    --------  --------  --------  -------
Loan portfolio, net........  $446,053    $167,031  $259,417  $179,377  $68,743
                             ========    ========  ========  ========  =======
DISCOUNTED LOAN PORTFOLIO:
  Single-family residen-
   tial....................  $ 18,051(3) $ 55,454  $ 50,937  $    348  $   --
  Multi-family residen-
   tial....................       -- (3)      --        --        --       --
  Commercial real estate...     1,246         938     1,523       432      --
  Consumer and other.......     2,635         853       979     2,215      --
                             --------    --------  --------  --------  -------
Discounted Loan portfolio..    21,932      57,245    53,439     2,995      --
Unaccreted discount and de-
 ferred fees...............    (1,761)       (383)   (6,671)     (470)     --
Valuation allowance(1).....    (6,973)    (27,209)  (15,414)     (431)     --
                             --------    --------  --------  --------  -------
Discounted Loan portfolio,
 net.......................  $ 13,198    $ 29,653  $ 31,354  $  2,094  $   --
                             ========    ========  ========  ========  =======

--------
(1) For discussion of the valuation allowance allocation for purchase discount, see "--Asset Quality--Allowances for Losses."
(2) The Company currently expects that Girard will sell certain single-family residential loans to WFC which in turn is expected to securitize such loans. See "Recent Developments."
(3) Girard has committed to purchase approximately $248 million unpaid principal amount of discounted residential mortgage loans. See "Recent Developments."

  The real properties which secure the Company's mortgage loans are located throughout the United States. As of June 30, 1996, the five states with the greatest concentration of properties securing the Company's loans were California, New York, New Jersey, Florida and Rhode Island, which had $262.2 million, $30.7 million, $17.0 million, $13.0 million and $10.8 million principal amount of loans, respectively. The real properties which secure the Company's Discounted Loans are located throughout the United States. As of June 30, 1996, the five states with the greatest concentration of properties securing the Company's Discounted Loans were Massachusetts, Connecticut, Texas, California and New Jersey, which had $16.7 million, $11.8 million, $3.3 million, $1.9 million and $1.7 million principal amount of loans, respectively. The Company believes that the broad distribution of the real property in its Discounted Loan portfolio reduces the risks associated with concentrating such loans in limited geographic areas. The geographic concentration of the Company's Discounted Loan portfolio is expected to change with the acquisition of the Citicorp Portfolio, which is concentrated in New York and New Jersey. See "Recent Developments."

  Contractual Principal Repayments. The following table sets forth certain information as of December 31, 1995 regarding the dollar amount of loans maturing in the Company's loan portfolio (excluding Discounted Loans) based on their contractual terms to maturity and includes scheduled payments but not potential prepayments, as well as the dollar amount of loans which have fixed or adjustable interest rates. Demand loans, loans having no stated schedule of repayments and no stated maturity and overdrafts are reported as due in one year or less. Loan balances have not been reduced for undisbursed loan proceeds, unearned discounts and the allowance for loan losses.

                  MATURITY OF THE COMPANY'S LOAN PORTFOLIO(1)

                                               MATURING IN
                         -------------------------------------------------------
                         ONE YEAR   AFTER ONE YEAR   AFTER FIVE YEARS    AFTER
                         OR LESS  THROUGH FIVE YEARS THROUGH TEN YEARS TEN YEARS
                         -------- ------------------ ----------------- ---------
                                         (DOLLARS IN THOUSANDS)
Single-family residen-
 tial................... $ 3,674       $14,920            $ 7,272      $113,700
Multi-family residen-
 tial...................   8,284        35,339             14,902        12,714
Commercial and other
 mortgage loans.........  17,394        25,034              9,231         1,799
Consumer and other
 loans..................   2,771        16,566                256           160
Interest rate terms on
 amounts due after one
 year:
  Fixed.................     --         54,706             25,880        79,219
  Adjustable............     --         37,153              5,781        49,154

--------
(1) Excludes Discounted Loans.

  Scheduled contractual principal repayments do not reflect the actual maturities of loans because of prepayments and, in the case of conventional mortgage loans, due-on-sale clauses. The average life of mortgage loans, particularly fixed-rate loans, tends to increase when current mortgage loan rates are substantially higher than rates on existing mortgage loans and, conversely, decrease when rates on existing mortgages are substantially higher than current mortgage loan rates.

LOAN ORIGINATION

  General. In late 1995, the Private Companies launched a mortgage conduit program for the purchase of newly-originated residential mortgage loans on a nationwide basis through correspondents. From the launch of the program in the fourth quarter of 1995 through June 30, 1996, the Private Companies purchased or committed to purchase under its mortgage conduit program approximately $3.1 million principal amount of manufactured housing loans and $8.1 million principal amount of first and second lien mortgage loans. While the Company is obtaining necessary regulatory approvals, WCC will continue to originate residential mortgage loans for the Company's account through its correspondent relationships and will then transfer the newly originated loans to the Company. The Company will simultaneously provide the funding for the newly originated residential mortgage loans. Although WCC will be originating mortgage loans for the Company's account while the Company obtains necessary licenses, the mortgage conduit program will be conducted by the Company.

  The mortgage conduit program currently focuses on the origination of manufactured housing loans, and conforming and non-conforming first and related second lien mortgage loans. All borrowers and the collateral must meet the Company's credit underwriting guidelines. The Company believes that the higher risk generally associated with non-agency borrowers is partially offset by the Company's strong credit underwriting guidelines and the better pricing associated with these loans. The Company is in the process of launching two new programs for loans to good credit borrowers. The Company expects to further expand the mortgage conduit program as it identifies market niches in the mortgage lending market where the Company believes it has a competitive advantage.

  The Company expects to securitize loans that it originates when advantageous. The Company may also from time to time sell whole loans or determine to hold loans until maturity.

  Correspondent Relationships. Mortgage loans are currently acquired by WCC through its correspondent relationships with mortgage banking firms and other financial services companies. WCC has entered into mortgage loan purchase agreements with each such correspondent which require specified minimum levels of experience in origination of non-conventional mortgage loans and provide representations, warranties and buy-back provisions identical to the representations and warranties required of the Private Companies for the securitization of their own loans. Correspondent institutions originate loans based on guidelines provided by the Company and currently sell the loans to WCC on a servicing-released basis. As of October 1996, WCC had approximately seventy-eight approved correspondents. The Company's current strategy is to continue to solidify and expand the correspondent relationships, which are subject to a thorough due diligence and approval process to ensure quality sources of new business.

  Underwriting. The Company has adopted guidelines that set forth the specific lending requirements of the Company as they relate to the processing, underwriting, property appraisal, closing, funding and delivery of loans to borrowers. While the Company is in the process of obtaining necessary licenses, WCC will conduct the underwriting process for the Company. Once a correspondent has completed its underwriting process it will submit the initial loan application to WCC. Upon receipt of an application, WCC's underwriting department will review the application and perform its own underwriting. Evaluations of initial loan applications will be conducted by WCC's employees who specialize in the analysis of loans, often with further specialization based on geographic or collateral specific factors. Initial loan applications are reviewed for completeness, accuracy, and compliance with the Company's underwriting criteria and governmental regulations. The Company's underwriting criteria focuses on debt-to-income ratios, loan-to-value ratios, current credit reports of potential borrowers, property appraisals and a potential borrower's job history. As part of the underwriting process the Company requires an additional field review appraisal of the collateral to be conducted by an approved third party at the correspondent's expense.

  Loans which clearly conform to the Company's underwriting guidelines are approved by the underwriting department. Loans which clearly do not conform are rejected and returned to the correspondent. Loans that present certain underwriting issues may be returned to correspondents requesting changes or may be forward to underwriting managers for approval. Variations from the Company's underwriting guidelines must be approved by an appropriate officer of the Company.

EUROPEAN OPERATIONS

  The Company recently decided to expand its loan acquisition and servicing activities to encompass the United Kingdom and France with a view towards future expansion in Western Europe. The Company's expansion strategy involves understanding each new market's regulatory requirements and tailoring the Company's acquisitions and servicing to comply with such requirements and identifying and training management and employees to run the Company's European operations. Management is in discussions with a major U.S. investment banking company regarding the formation of a joint venture for continuing and expanding the servicing activities of a company located in the United Kingdom. See "Recent Developments." The Company is also considering either establishing its own servicing operation, acquiring an already existing entity or entering into a joint venture with a company already active in France. Management believes that conditions in the French real estate market and, to a lesser degree, in the United Kingdom real estate market are similar to conditions in the United States real estate market in the late 1980's and early 1990's and there may be opportunities to acquire Loan Portfolios at favorable prices. In addition, management believes that there is a demand in the European market for U.S.-style servicing with its automated systems and detailed investor reporting and aggressive servicing and work-out approaches.

FUNDING SOURCES

  General. The Company, in addition to deposits at the Savings Bank, will have extensive funding sources available for investment and lending activities from investment banking firms and institutional investors, including secured term loans, warehouse lines of credit, repurchase facilities and sales of participation interests in Loan Portfolios. Substantially all of the Company's Loan Portfolio investments are expected to utilize borrowed funds, minimizing the Company's equity investment to the extent possible. Management of the Company closely monitors rates and terms of competing sources of funds on a regular basis and generally utilizes the source which is the most cost effective. Following the Common Stock Offering and Notes Offering, the Company will continue to rely on these sources of capital, in addition to the proceeds of the Common Stock Offering and Notes Offering, to finance its operations. As of the closing of the Common Stock Offering and Notes Offering, certain existing undrawn lines of credit ($413.3 million as of September 30, 1996) will be transferred to the Company. Amounts currently drawn under the lines of credit by the Private Companies ($86.7 million as of September 30, 1996) will be transferred to the Company as such amounts are repaid by the Private Companies.

  Deposits. The primary source of deposits for the Savings Banks currently is "wholesale" certificates of deposit. To a lesser extent the Savings Banks obtain brokered certificates of deposit from national investment banking firms which pursuant to agreements with the Savings Banks, solicit funds from their customers for deposit with the banks. As of June 30, 1996, $125.7 million or 29% of the Savings Banks' total deposits were brokered and $301.3 million or 70% were wholesale deposits. Wholesale deposits generally are obtained on more economically attractive terms to the Savings Banks than brokered deposits.

  The Savings Banks' funding strategy has been to offer deposit rates above those customarily offered by banks and savings and loans in its markets. The Savings Banks have been able to pursue this strategy because the general and administrative costs associated with operating the Savings Banks is significantly lower than traditional banks and savings institutions with branch office networks. The Savings Banks have generally accumulated deposits by participating in deposit rate surveys which list the Savings Banks among the higher rate paying insured institutions, and periodically advertising in various local market newspapers and other media. However, because the Savings Banks compete for deposits primarily on the basis of rates, the Savings Banks could experience difficulties in attracting deposits if they could not continue to offer deposit rates at levels above those of other banks and savings institutions.

  The Orders issued by the OTS currently prohibit the Savings Banks from increasing their total assets above specified levels. See "Risk Factors-- Results of Regulatory Examinations--Imposition of Cease and Desist Orders." In addition, there are various limitations on the ability of all but well-capitalized insured financial institutions to obtain brokered deposits. See "Regulation--The Savings Banks--Brokered Deposits." These limitations became applicable to First Bank at the end of the third quarter as a result of the recapitalization of the SAIF and the provisions for loan losses relating to the Sub-Prime Auto Loans which caused First Bank's capital levels to fall below the "well-capitalized" institution standard to "adequately capitalized." Accordingly, until First Bank returns to a "well-capitalized" level at the end of a quarterly reporting period, First Bank may not solicit new brokered deposits. Management believes that First Bank's inability to obtain brokered deposits for a limited period of time will not have a material adverse effect on the Company. See "Regulation--The Savings Banks--Regulatory Capital Requirements." Since the failure to comply with required capital levels could have significant adverse consequences to the Savings Banks and the Company, the Company will utilize approximately $1.0 million of proceeds of the Common Stock Offering and the Notes Offering to cause First Bank to become "well-capitalized" as required by the Orders.

  The following table sets forth information relating to the Company's deposits at the dates indicated.

                            THE COMPANY'S DEPOSITS

                                                                 DECEMBER 31,
                              JUNE 30,      -------------------------------------------------------
                                1996               1995               1994              1993
                         ------------------ ------------------ ------------------ -----------------
                          AMOUNT  AVG. RATE  AMOUNT  AVG. RATE  AMOUNT  AVG. RATE AMOUNT  AVG. RATE
                         -------- --------- -------- --------- -------- --------- ------- ---------
                                                   (DOLLARS IN THOUSANDS)
Non-interest bearing
 checking accounts...... $  3,978   0.00%   $  3,532   0.00%   $  3,045   0.00%   $   --     -- %
NOW and money market
 checking accounts......    2,458   3.28       2,846   2.99       3,170   3.28      3,633   2.96
Saving accounts.........      382   2.10         304   2.38         215   2.25        194   2.50
Certificates of depos-
 it.....................  426,951   5.82     297,338   6.15     189,859   5.48     80,994   3.86
                         --------   ----    --------   ----    --------   ----    -------   ----
 Total deposits......... $433,769   5.76%   $304,020   6.04%   $196,298   5.35%   $84,821   3.83%
                         ========   ====    ========   ====    ========   ====    =======   ====

  The following table sets forth by various interest rate categories the certificates of deposit in the Company at June 30, 1996.

      INTEREST RATE CATEGORIES FOR THE COMPANY'S CERTIFICATES OF DEPOSIT

                                                                 JUNE 30,
                                                                   1996
                                                          ----------------------
                                                          (DOLLARS IN THOUSANDS)
      3.50% or less......................................        $    847
      3.51-4.50..........................................              99
      4.51-5.50..........................................          94,564
      5.51-6.50..........................................         309,367
      6.51-7.50..........................................          18,515
      7.51-8.50..........................................           3,559
                                                                 --------
        Total............................................        $426,951
                                                                 ========

  The following table sets forth the amount and maturities of the certificates of deposit in the Company as of June 30, 1996.

              MATURITIES OF THE COMPANY'S CERTIFICATES OF DEPOSIT

                               ORIGINAL MATURITY IN MONTHS
                              -------------------------------
                              12 OR LESS 13 TO 26  37 OR MORE
                              ---------- --------  ----------
                                  (DOLLARS IN THOUSANDS)
   Balances Maturing in 3
    Months or Less..........   $ 94,109  $ 5,906     $ 199
    Weighted Avg............       5.60%    6.35%     5.77%
   Balances Maturing in 4 to
    12 Months...............   $243,690  $33,307     $ 347
    Weighted Avg............       5.78%    6.52%     7.00%
   Balances Maturing in 13
    to 36 Months............        --   $48,750     $ 596
    Weighted Avg............                5.96%     6.73%
   Balances Maturing in 37
    or More Months..........        --       --      $  47
    Weighted Avg............                          2.76%

  As of June 30, 1996, the Company had $7.5 million of certificates of deposit in amounts greater than $100,000 or more maturing as follows: $1.2 million within three months; $1.5 million over three months through six months; $4.4 million over six months through 12 months; and $298,000 thereafter.

  Borrowings. The following table sets forth information relating to the Company's borrowings and other interest-bearing obligations at the dates indicated.

                                                              DECEMBER 31,
                                                JUNE 30, ----------------------
                                                  1996    1995    1994    1993
                                                -------- ------- ------- ------
                                                    (DOLLARS IN THOUSANDS)
FHLB Advances.................................. $   481  $    -- $13,000 $   --
Reverse Repurchase Agreements..................  66,290   13,000   8,500  6,608
                                                -------  ------- ------- ------
  Total........................................ $66,771  $13,000 $21,500 $6,608
                                                =======  ======= ======= ======

  The following table sets forth certain information related to the Company's short-term borrowings having average balances during the period of greater than 30% of stockholders' equity at the end of the period. During each reported period, FHLB advances and repurchase agreements are the only categories for borrowings meeting this criteria. Averages determined by utilizing month-end balances.
                      SHORT-TERM BORROWINGS OF THE COMPANY

                                                          AT OR FOR THE
                                                            YEAR ENDED
                                      AT OR FOR THE        DECEMBER 31,
                                     SIX MONTHS ENDED ------------------------
                                      JUNE 30, 1996    1995     1994     1993
                                     ---------------- -------  -------  ------
                                             (DOLLARS IN THOUSANDS)
FHLB advances:......................
  Average amount outstanding during
   the period.......................     $ 2,667      $ 1,381  $ 5,916  $  --
  Maximum month-end balance out-
   standing during the
   period...........................     $11,000      $ 8,000  $13,000  $  --
  Weighted average rate:
    During the period...............        6.45%        7.53%    3.85%    --
    At end of period................         --           --      4.33%    --
Repurchase agreements:
  Average amount outstanding during
   the period.......................     $47,546      $ 4,122  $ 4,757  $4,507
  Maximum month-end balance out-
   standing during the
   period...........................     $97,000      $14,950  $11,377  $6,654
  Weighted average rate:
    During the period...............        5.47%        5.62%    4.44%   7.54%
    At end of period................        6.81%        6.70%    5.81%   3.35%

  The Company, in addition to deposits at the Savings Banks, will have extensive funding sources available for investment and lending activities. The following table sets forth the Company's lending arrangements as of September 30, 1996.

                               CURRENT        BORROWER AFTER
         LENDER                BORROWER       REORGANIZATION  COMMITMENT     UTILIZED(2)
         ------          -------------------- -------------- ------------    -----------
REPURCHASE FACILITIES:
 Bear Stearns Mortgage
  Capital Corporation... First Bank             First Bank   $ 10 million(3)       --
 Bear Stearns Mortgage
  Capital
  Corporation........... Girard                 Girard       $200 million(3)       --
 CS First Boston
  Mortgage Capital
  Corporation........... Private Companies(1)   WFC          $150 million      $67,012
 Bear, Stearns Interna-  Private Companies(1)   WFC          $100 million(3)   $ 1,673
  tional (U.K.).........
 CS First Boston Corpo-
  ration
  (Hong Kong) Limited... Private Companies(1)   WFC          $ 50 million(3)   $ 2,912
WAREHOUSE FACILITY:
 Prudential Securities
  Realty Funding
  Corp. ................ Private Companies(1)   WFC          $100 million      $12,374
TERM LOAN:
 Bear, Stearns Affili-   Private Companies(1)   WFC          $100 million      $ 2,772
  ate...................
                                                             ------------
TOTAL COMMITMENTS.......                                     $710 million
                                                             ============

--------
(1) On the closing of the Common Stock Offering and the Notes Offering, existing lines of credit will be transferred to the Company.
(2) Amounts currently drawn under the lines of credit by the Private Companies will be transferred to the Company as they become available.
(3) Though agreements governing such commitments do not specify a minimum or maximum amount available, the parties have agreed that such agreements may be used up to the specified amount. Any such agreement may be modified at any time.

  Repurchase Facilities. Each of First Bank and Girard entered into a Master Repurchase Agreement with Bear Stearns Mortgage Capital Corporation ("BSMCC"). Pursuant to these agreements, the parties may enter into transactions in which First Bank or Girard agrees to transfer to BSMCC mortgage loans or other financial instruments against the transfer of funds by BSMCC, with a simultaneous agreement by BSMCC to retransfer such assets at a date certain or on demand, against the transfer of the borrowed funds by First Bank and Girard, as the case may be. Though such master repurchase agreements do not specify a maximum amount available under such agreements, the parties have currently agreed that such agreement may be used for up to $210 million of acquisitions in the aggregate. These agreements enable First Bank and/or Girard to purchase Loan Portfolios with immediate financing from BSMCC which can then be repaid as First Bank and/or Girard increases its deposits. See "-- Deposits" for a discussion of certain limitations on the ability of the Savings Banks to increase deposits.

  In 1996, the Private Companies entered into a master repurchase agreement with CS First Boston Mortgage Capital Corporation ("FBMCC") pursuant to which FBMCC has agreed to lend up to $150 million to the Private Companies for the purchase of portfolios of performing and non-performing mortgage loans. Pursuant to the agreement, The First Boston Corporation may generally participate in the securitization of any loans acquired with any funds lent by FBMCC and will be repaid out of the proceeds of any such structured transaction.

  In 1996, the Private Companies entered into a master repurchase agreement with an affiliate of Bear, Stearns & Co., Inc. pursuant to which such affiliate may lend money to the Private Companies for the purchase of portfolios of Subordinate Securities. Though such master repurchase agreement does not specify a maximum amount available under such agreement, the parties have currently agreed that such agreement may be used for up to $100 million of acquisitions. Pursuant to the agreement, Bear, Stearns & Co., Inc. may generally participate in the securitization of any portfolio of Subordinate Securities acquired with any funds lent by such affiliate and will be repaid out of the proceeds of any such structured transaction.

  In 1996, the Private Companies entered into a master repurchase agreement with CS First Boston (Hong Kong) Limited pursuant to which such affiliate may lend money to the Private Companies for the purchase of portfolios of Subordinate Securities. Though such master repurchase agreement does not specify a maximum amount available under such agreement, the parties have currently agreed that such agreement may be used for up to $50 million of acquisitions. Pursuant to the agreement, The First Boston Corporation may generally participate in the securitization of any portfolio of Subordinate Securities acquired with any funds lent by CS First Boston (Hong Kong) Limited and will be repaid out of the proceeds of any such structured transaction.

  Warehouse Facilities. The Private Companies have a secured warehouse financing facility (the "Warehouse Financing Facility") with Prudential Securities Realty Funding Corp. ("Prudential Securities") of up to $100 million for the origination or purchase of residential first and second lien mortgage loans. Pursuant to the agreement, Prudential Securities may generally participate in the securitization of the mortgage loans acquired with any funds lent by Prudential Securities and will be repaid out of the proceeds of any such structured transaction.

  Term Loans. In 1995, the Private Companies entered into a three year secured term loan agreement with an affiliate of Bear Stearns & Co., Inc. for the purchase of discounted residential mortgage loans. In September 1996, the lender submitted a revised proposal to the Private Companies for a revised $100 million three year term loan with more favorable terms for the borrower. The Private Companies are currently discussing such proposal with the lenders. The Company anticipates that undrawn balances on this term facility would also be made available to the Company.

  FHLB Advances. The Savings Banks obtain advances from the FHLB of San Francisco upon the security of certain of its assets, including FHLB stock, provided certain standards related to the creditworthiness of the Savings Banks have been met. FHLB advances are available to member financial institutions such as the Savings

Banks for investment and lending activities and other general business purposes. FHLB advances are made pursuant to several different credit programs, each of which has its own interest rate, which may be fixed or adjustable, and a range of maturities.

  Securitizations. Since the Private Companies's initial use of securitization in 1995 through September 1996, the Private Companies have issued $368.7 million of securities through two publicly underwritten and three privately placed securitizations, including non-performing and sub-performing mortgage loans, manufactured housing loans, consumer loans and conventional and non-conforming loans. Securitizations are expected to allow the Company to increase its loan acquisition and origination volume, reduce the risks associated with interest rate fluctuations and provide access to longer term funding sources. The Company currently intends to complete securitizations either through private placements or in public offerings when advantageous. The Company is currently in the process of securitizing a pool of consumer receivables and expects to securitize a portfolio of non-performing and under-performing assets in the near future.

  In a securitization, a company will generally transfer a pool of loans to a separate entity (a "Special Purpose Entity") in exchange for subordinate securities ("Subordinate Securities") in the Special Purpose Entity and cash, which constitutes the proceeds of Senior Securities issued by the Special Purpose Entity. The cash generally will be used to repay borrowings used to finance the pool of loans that were acquired by the company. Generally, the holders of the Senior Securities are entitled to receive scheduled principal collected on the pool of securitized loans and interest at the pass-through interest rate on the certificate balance. The Subordinate Securities represent the subordinated right to receive cash flows from the pool of securitized loans after payment of the required amounts to the holders of the Senior Securities and the costs associated with the securitization.

  The Company may arrange for credit enhancement for a transaction to achieve an improved credit rating on the Senior Securities issued if this improves the level of profitability for such transaction. This credit enhancement may take the form of an insurance and indemnity policy, insuring the holders of the Senior Securities of timely payment of the scheduled pass-through interest and principal. In addition, the pooling and servicing agreements that govern the distribution of cash flows from the loan pool included in the transaction typically require over-collateralization as an additional means of credit enhancement. Over-collateralization may in some cases also require an initial deposit, the sale of loans at less than par or retention in the Special Purpose Entity of collections from the pool until a specified over-collateralization amount has been attained. This retention of excess cash flow creates a faster amortization of the scheduled balance of the Senior Securities than the amortization of the principal balance of the securitized loan pool. The purpose of the over-collateralization is to provide a source of payment in the event of higher than anticipated credit losses. Losses resulting from defaults by borrowers on the payment of principal or interest on the loans in a securitized loan pool will reduce the over-collateralization to the extent that funds are available and may result in a reduction in the value of the Subordinate Securities.

  The Company intends to retain the servicing rights to the loans it securitizes and WCC will initially service such loans on the Company's behalf. See "--Servicing Relationships." In addition, the Company may, in the future, consider using Subordinated Securities that it purchases or acquires pursuant to a securitization in a structured transaction, including a securitization.

SERVICING RELATIONSHIPS

  The Company believes that WCC's loan servicing experience, its highly trained servicing personnel and its proprietary software and U.S. mortgage loan database has allowed the Private Companies to more effectively value and price Loan Portfolios. As of June 30, 1996, WCC was servicing approximately $1.0 billion principal amount of loans, including approximately $509.4 million for the Savings Banks.

  The Company, WFC and WCC will enter into a loan servicing agreement (the "Loan Servicing Agreement") pursuant to which WCC will provide loan portfolio management services, including billing, portfolio administration and collection services for all loans owned, acquired or made by the Company or its affiliates (including new third party servicing) (the "Loans"). Pursuant to the Loan Servicing Agreement, the Company shall be required to pay a servicing fee equal to a market rate. WCC has also agreed to license its proprietary computer software to the Company and WFC. WCC has agreed not to compete with or be engaged in the same business as currently conducted by the Company.

  After the second anniversary of the closing of the Common Stock Offering, the Company will have the option to begin servicing its Loan Portfolios and WCC's loans and assume certain assets and liabilities of WCC relating thereto (the "Servicing Transfer"), provided that, the Company or one of its subsidiaries has obtained the appropriate regulatory approvals. Notwithstanding the foregoing, the Company may request that the Servicing Transfer occur on an earlier date, provided that the foregoing conditions are met. WCC, in its sole discretion may refuse to effect the Servicing Transfer prior to the end of the second year. The Servicing Transfer will occur automatically on the third anniversary of the closing of the Common Stock Offering, unless prohibited by applicable law. After the Servicing Transfer WCC will permit the Company, subject to certain conditions, to have access to its books, records and forms to ensure the orderly transfer of the servicing. The fees and costs to be paid by WCC for the servicing of its loans shall be the Company's average costs for such collection as specified in the Loan Servicing Agreement.

  Girard and First Bank have each entered into loan servicing agreements for performing loans with WCC pursuant to which WCC provides loan portfolio management services, including billing, portfolio administration and collection services for all loans owned, acquired or made by the Savings Banks. WCC receives a fee equal to ten dollars per month for each performing loan serviced (which the Company believes is a below-market rate). The loan servicing agreements are year-to-year and may be terminated by the Savings Banks or WCC by giving notice at least sixty days prior to renewal date. It is anticipated that the Savings Banks will terminate their agreements with WCC once WCC's servicing operations have been transferred to WSC. At such time the Savings Banks would enter into an agreement with WSC pursuant to which WSC would service the mortgage loans and other assets of the Savings Banks.

  The Savings Banks and WCC have also entered into loan servicing agreements with respect to specific Discounted Loan portfolios. Pursuant to these loan servicing agreements WCC provides loan portfolio management services, including billing, portfolio administration and collection services for the loans in the specified Discounted Loan portfolios. To date each of these loan servicing agreements provides that WCC shall be entitled to an amount equal to
(i) all costs and expenses incurred by WCC for providing loan portfolio management services, and (ii) an amount equal to twenty-five percent of the amount collected on the specified Discounted Loan portfolios (other than escrow payments, if any) which is excess of the initial payments made by the Savings Banks to acquire the Discounted Loan portfolios. Due to the OTS requirements, servicing fees for new Discounted Loan portfolios will be chosen by the board of directors of the Savings Banks based upon fees charged by WCC in any other appropriate third party servicing agreement on a portfolio basis.

  WCC's servicing staff has extensive experience in servicing all types of financial assets and over the years the Private Companies have developed clear cut servicing procedures designed to effectively service and if necessary liquidate a loan. The system, which is able to service a variety of loans, provides WCC with, among other things, payment-processing, cashiering, collection and reporting functions.

  In addition, the servicing system and procedures are structured to deal specifically with problem assets and discounted loans and to maximize in a timely manner cash recovery on each loan in a Loan Portfolio. If a loan becomes delinquent or once a non-performing loan is acquired, WCC enters information with respect to each loan that is acquired in its computer system. WCC then attempts to resolve each loan in accordance with specified procedures as expeditiously as possible. The various resolution alternatives generally include the following: (i) the borrower brings the loan current in accordance with original or modified terms, (ii) the borrower repays the loan or a negotiated amount of the loan, (iii) the borrower agrees to deed the property to WCC in lieu of foreclosure, and (iv) WCC forecloses on the loan and the property is acquired at the foreclosure sale either by a third party or by the WCC. The general goal of WCC's asset resolution process is to maximize in a timely manner cash recovery on each loan.

  Under the Orders, the Savings Banks can terminate WCC's servicing agreement if WCC fails to complete a comprehensive audit of the Savings Banks' adjustable rate mortgages serviced by WCC, fails to correct certain information system items, or fails to deliver certain statements to borrowers.

NON-TRADITIONAL BANKCARD PROCESSING OPERATIONS

  The Company plans to continue development of its non-traditional bankcard processing operations, which generate revenues through merchant discounts and processing fees for Visa and Mastercard transactions. The Company's bankcard processing operations focus on certain high-risk market niches, principally mail order/telephone order and audio-text where the Company believes it obtains higher returns on processing transactions. Revenues from the bankcard operation which commenced in the third quarter have demonstrated strong growth increasing from $0.6 million in 1994 to $4.7 million in 1995 and to $3.3 million during the six months ended June 30, 1996. Management believes that there are opportunities to expand this business using its existing infrastructure.

ASSET QUALITY

  The Company, like all financial institutions, is exposed to certain credit risks related to the value of the collateral that secures its loans and the ability of borrowers to repay their loans. Management of the Company closely monitors the Company's loan and investment portfolios and the Company's real estate owned for potential problems on a periodic basis and reports to the Board of Directors at regularly scheduled meetings.

  Non-Performing Loans. It is the Company's policy to establish an allowance for uncollectible interest on loans in its loan portfolio (excluding discounted loans) which are past due 90 days or more and to place such loans on non-accrual status. The Company does not accrue interest on Discounted Loans (unless such loan later becomes performing). Loans also may be placed on non-accrual status when, in the judgment of management, the probability of collection of interest is deemed to be insufficient to warrant further accrual. When a loan is placed on non-accrual status, previously accrued but unpaid interest is reversed by a charge to interest income.

  The following table sets forth certain information relating to the Company's non-performing loans in its loan portfolio at the dates indicated.

            NON-PERFORMING LOANS IN THE COMPANY'S LOAN PORTFOLIO(1)

                                                          DECEMBER 31,
                                           JUNE 30,  ------------------------
                                             1996     1995     1994     1993
                                           --------  -------  -------  ------
                                               (DOLLARS IN THOUSANDS)
Non-performing loans:
  Single-family residential............... $20,919   $10,996  $ 5,554  $1,285
  Multi-family residential................   1,080       270    1,471     379
  Commercial real estate and land.........   1,920       910    4,207   5,354
  Consumer and other loans................   2,349       503      400     175
                                           -------   -------  -------  ------
    Total................................. $26,268   $12,679  $11,632  $7,193
                                           =======   =======  =======  ======
Non-performing loans as a percentage of:
  Total loans(2)..........................    5.39%     4.46%    5.95%   9.71%
  Total assets............................    4.84%     3.71%    5.04%   7.27%
Allowance for loan losses as a percentage
 of:
  Total loans(2)..........................    5.13%     3.60%    3.72%   5.83%
  Non-performing loans....................   95.23%    80.74%   62.50%  59.97%

--------
(1) This table does not include Discounted Loans although a substantial portion of such loans are non-performing.
(2) Total loans is exclusive of Discounted Loans, undisbursed loan proceeds, unaccreted discount and allowance for loan losses. For information relating to the Company's Discounted Loan portfolio, see "--Loan Portfolio."

  Real Estate Owned. Properties acquired through foreclosure or by deed-in-lieu thereof are valued at the lower of cost or fair value. Properties included in the Company's real estate owned are periodically re-evaluated to determine that they are being carried at the lower of cost or fair value less estimated costs to sell. Holding and maintenance costs related to properties are recorded as expenses in the period incurred. Deficiencies resulting from valuation adjustments to real estate owned subsequent to acquisition are recognized as a valuation allowance. Subsequent increases related to the valuation of real estate owned are reflected as a reduction in the valuation allowance, but not below zero. Increases and decreases in the valuation allowance are charged or credited to income, respectively. Accumulated specific valuation allowances amounted to $0.4 million as of June 30, 1996. In addition, at the same date the Company also had a $0.1 million general valuation allowance related to its real estate owned.

  The following table sets forth certain information relating to the Company's real estate owned (by source of acquisition) at the dates indicated.

                       REAL ESTATE OWNED BY THE COMPANY

                                                            DECEMBER 31,
                                             JUNE 30,   -----------------------
                                               1996      1995     1994    1993
                                             --------   -------  ------  ------
                                                 (DOLLARS IN THOUSANDS)
Discounted loan portfolio:
  Single-family residential.................  $1,234(1) $ 3,226  $  --   $  --
  Multi-family residential..................     --         --      --      --
  Commercial and other mortgage loans.......     315         66     --      --
                                              ------    -------  ------  ------
    Total...................................   1,549      3,292     --      --
Loan portfolio:
  Singe-family residential..................   1,338      1,676     613     764
  Multi-family residential..................     650        611     254     --
  Commercial and other mortgage loans.......     447        578     464     328
                                              ------    -------  ------  ------
    Total...................................   3,984      6,157   1,331   1,092
Allowance for total losses..................    (457)    (1,193)   (123)    (55)
                                              ------    -------  ------  ------
Real estate owned, net......................  $3,527    $ 4,964  $1,208  $1,037
                                              ======    =======  ======  ======

--------
(1) The differences between the balance at December 31, 1995 and June 30, 1996 reflects the securitization of certain single-family residential loans.

  The following table sets forth certain geographical information as of June 30, 1996 related to the Company's real estate owned attributable to the Company's total loan portfolio.

     REAL ESTATE OWNED ATTRIBUTABLE TO THE COMPANY'S TOTAL LOAN PORTFOLIO

                                                            MULTI-FAMILY
                                                           RESIDENTIAL AND
                        SINGLE FAMILY RESIDENTIAL      COMMERCIAL REAL ESTATE
                        -----------------------------  --------------------------
                                           NO. OF                      NO. OF
                          AMOUNT         PROPERTIES     AMOUNT       PROPERTIES
                        -------------- --------------  ------------ -------------
                                     (DOLLARS IN THOUSANDS)
California.............         $1,018             10        $1,151            6
Texas..................            463             18           --           --
Connecticut............            371              6            91            1
Massachusetts..........            263             10           --           --
New Jersey.............              3              1           170            1
Other..................            454             17           --           --
                        --------------    -----------  ------------    ---------
  Total................         $2,572             62        $1,412            8
                        ==============    ===========  ============    =========

  Classified Assets. OTS regulations require that each insured savings association classify its assets on a regular basis. In addition, in connection with examinations of insured associations, OTS examiners have authority to identify problem assets and, if appropriate, require them to be classified. There are three classifications for problem assets: "substandard," "doubtful" and "loss." Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. Another category designated "special mention" also must be established and maintained for assets which do not currently expose an insured institution to a sufficient degree of risk to warrant classification as substandard, doubtful or loss but do possess credit deficiencies or potential weaknesses deserving management's close attention. Assets classified as substandard or doubtful require the institution to establish general allowances for loan losses. If an asset or portion thereof is classified loss, the insured institution must either establish specific allowances for loan losses in the amount of 100% of the portion of the asset classified loss or charge off such amount. General loss allowances established to cover possible losses related to assets classified substandard or doubtful may be included in determining an institution's regulatory capital, while specific valuation allowances for loan losses do not qualify as regulatory capital.

  Excluding assets which have been classified loss and fully reserved by the Savings Banks, the Savings Banks' classified assets as of June 30, 1996 consisted of $55.4 million of assets classified as substandard, $3.8 million of assets classified as doubtful and $11.1 million of assets classified as loss, which includes $5.2 million, $3.7 million, and $2.5 million of Discounted Loans, respectively. In addition, at the same date, $41.3 million of assets were designated as special mention, which includes $14.0 million of Sub-Prime Auto Loans.

  Allowances for Losses. The Company maintains an allowance for loan losses at a level believed adequate by management to absorb potential losses in the loan portfolio. The allowance is increased by provisions for loan losses charged against operations, recoveries of previously charged off credits, and allocations of discounts on purchased loans, and is decreased by charge-offs. Loans are charged off when they are deemed to be uncollectible, or in the case of automobile and other consumer loans, when payments are delinquent by more than 120 days.

  The Company uses its internal asset review system to identify and evaluate impaired loans and to classify loans as special mention, substandard, doubtful, loss. These terms correspond to varying degrees of risk that the loans will not be collected in part or in full. The Company's policy is to evaluate smaller-balance, homogenous pools of loans for impairment on a pooled basis. These are primarily single-family residential and automobile and other consumer loans. All other loans, whether Discounted Loans or other loans, are evaluated for impairment on a loan-by-loan basis. All loans are subject to potential classification as special mention, substandard, doubtful, or loss. The frequency at which a specific loan is subjected to internal asset review depends on the type and size of the loan and the presence or absence of other risk factors, such as delinquency and changes in collateral values.

  The allowance for loan losses comprises specific valuation allowances established for impaired loans and for certain other classified loans, and general valuation allowances. Specific valuation allowances are based on the estimated fair value of the collateral for impaired or troubled collateral dependent loans, in most cases. General valuation allowances are based on management's periodic analyses of the composition of the loan portfolio, delinquencies, loan classifications, historical loss experience, peer group data, OTS guidelines, economic factors and other relevant information. These estimation techniques apply to allowances established for both loans and Discounted Loans.

  When the Company increases the allowance for loan losses related to loans other than Discounted Loans, it records a corresponding increase to the provision for loan losses in the statement of operations. For Discounted Loans, increases to the allowance for loan losses are recorded shortly after each acquisition of a pool by allocating a portion of the purchase discount deemed to be associated with measurable credit risk. The allocation is based on the analyses of specific and general valuation allowances discussed above. Amounts allocated to the allowance for loan losses from purchase discounts do not increase the provision for loan losses recorded in the statement of operations; rather they decrease the amounts of the purchase discounts that are accreted into the interest income over the lives of the loans. If, after the initial allocation of the purchase discount to the allowance for loan losses, management subsequently identifies the need for additional allowances against Discounted Loans, the additional allowances are established through charges to the provision for loan losses.

  Accretion of purchase discounts (excluding amounts allocated to the allowance for loan losses) and interest income on Discounted Loans are recorded based on cash receipts. The same income recognition policies apply to loans other than Discounted Loans when they are deemed to be non-performing, generally when they are 90 days or more delinquent.

  The Private Companies acquired the Savings Banks at substantial discounts to their respective book values, reflecting the poor quality of their assets and in the case of First Bank, an expected imminent regulatory takeover. As part of the acquisition, the Company acquired a substantial volume of impaired loans, which required the Savings Banks to establish allowances for loan losses. In addition, the OTS, as part of its examination process, periodically reviews the Savings Banks' allowances for losses and the carrying values of assets.

  First Bank and Girard increased their allowances for loan losses with respect to the Inherited Loans by $4.7 million through June 30, 1996. In the fourth quarter of 1995 and the first quarter of 1996, the Savings Banks acquired approximately $24.5 million of Sub-Prime Auto Loans. Under OTS regulations the Savings Banks have been required to write-off all auto loans in excess of 120 days delinquent, notwithstanding that the Savings Banks retain the cars as collateral. The aggregate portfolio of Sub-Prime Auto Loans purchased is approximately 3,000 loans, approximately 65.9% of which have become delinquent. The Savings Banks have established reserves aggregating $4.1 million through the second quarter of 1996, including a 10% reserve on such loans which are current.

  In the third quarter of 1996, the Company established an additional $4.3 million of reserves for the Sub-Prime Auto Loans so that as of September 30, 1996 reserves have been provided for all loans in excess of 60 days delinquent. Although the Company believes its allowances for loan losses are now adequate, future additions to these allowances, in the form of provisions for losses on loans, may be necessary due to changes in economic conditions, increases in the size of the Company's loan portfolio and the performance of the loan portfolio. The following table sets forth the Company's provision for estimated losses on loans, net of recoveries, for the six months ended June 30, 1996.

                                                                       % OF
                                                        PROVISIONS     TOTAL
                                                       ------------- ----------
                                                       (DOLLARS IN THOUSANDS)
                                                       ------------------------
     Inherited Loans..................................  $     4,702       43.3%
     Sub-Prime Auto Loans.............................        4,084       37.6%
     Other Purchased Loans............................        2,072       19.1%
                                                        -----------  ----------
     Total provision for estimated losses on loans....  $    10,858      100.0%
                                                        ===========  ==========

  The following table sets forth the breakdown of the Company's allowances for losses on the Company's loan portfolio and Discounted Loan portfolio by category of loan and the percentage of loans in each category to total loans in the respective portfolios at the dates indicated. The Company's allowances for losses includes purchased discount.

                     COMPANY'S TOTAL ALLOWANCES FOR LOSSES

                                                       YEAR ENDED DECEMBER 31,
                                           JUNE 30,    ------------------------
                                             1996        1995    1994    1993
                                           --------    -------- ------- -------
                                                (DOLLARS IN THOUSANDS)
Loan portfolio:
Real estate............................... $19,013     $  9,831 $ 5,976 $ 4,088
Non-real estate...........................   6,002          407     280     226
Discounted Loan portfolio.................   6,973(1)    15,414     431     --
                                           -------     -------- ------- -------
  Total Allowances........................ $31,989     $ 25,652 $ 6,687 $ 4,314
                                           =======     ======== ======= =======

--------
(1)The difference between the balance at December 31, 1995 and June 30, 1996 reflects a securitization.

  The following table sets forth an analysis of activity in the allowance for losses relating to the Company's total loan portfolio during the periods indicated.

                  ACTIVITY IN COMPANY'S ALLOWANCES FOR LOSSES

                                      YEAR ENDED DECEMBER 31,       JULY 1 TO
                           JUNE 30,   --------------------------   DECEMBER 31,
                             1996         1995          1994           1993
                           --------   ------------   -----------   ------------
                                       (DOLLARS IN THOUSANDS)
Balance, beginning of pe-
 riod....................  $25,651    $      7,701   $     4,314      $4,221
Provision for loan loss-
 es......................   10,868           4,266         2,173       1,111
Allocation from purchased
 loan discounts..........    6,861          19,007         2,809         --
Charge-offs:
  Real estate............   10,843           5,096         1,620       1,042
  Non-real estate........    1,923             308            46         --
                           -------    ------------   -----------      ------
  Total charge-offs......   12,766           5,404         1,666       1,042
Recoveries:
  Real estate............    1,347              81            71          24
  Non-real estate........       27             --            --          --
                           -------    ------------   -----------      ------
  Total Recoveries.......    1,374              81            71          24
Net (charge-offs) recov-
 eries...................  (11,392)         (5,323)       (1,595)     (1,018)
                           -------    ------------   -----------      ------
Balance, end of period...  $31,988    $     25,651   $     7,701      $4,314
                           =======    ============   ===========      ======
Net (charge-offs) recov-
 eries as a percentage of
 average loan portfolio..     (2.7)%          (2.2)%        (1.4)%      (1.4)%

  Delinquency. The table below sets forth the delinquency status of the Company's loan portfolio (excluding Discounted Loans) at each of the dates indicated.

                DELINQUENCY IN THE COMPANY'S LOAN PORTFOLIO(1)

                                                           DECEMBER 31,
                          SIX MONTHS ENDED     -------------------------------------
                           JUNE 30, 1996              1995               1994
                         --------------------- ------------------ ------------------
                                    PERCENT OF         PERCENT OF         PERCENT OF
                         BALANCE    PORTFOLIO  BALANCE PORTFOLIO  BALANCE PORTFOLIO
                         -------    ---------- ------- ---------- ------- ----------
                                          (DOLLARS IN THOUSANDS)
Period of Delinquency:
  30-59 days............ $14,108        2.9%   $ 3,726    1.3%    $ 4,513    2.4%
  60-89 days............  13,487        2.8      3,037    1.1       2,202    1.1
  90 days or more(2)....  26,268        5.4     12,679    4.5      11,632    6.1
                         -------               -------            -------
    Total loans delin-
     quent.............. $53,863(3)    11.1%   $19,442    6.9%    $18,347    9.6%
                         =======               =======            =======

--------
(1) This table excludes Discounted Loans.
(2) All loans delinquent 90 days or more were on nonaccrual status.
(3) Increase is primarily due to Inherited Loans, Sub-Prime Auto Loans and purchased sub-performing residential loans.

INVESTMENT ACTIVITIES

  Investment Securities. Investment securities consist primarily of U.S. Government securities and required investment in FHLB stock.

  The following table sets forth the Company's investment securities available for sale and held for investment at the dates indicated:

                      THE COMPANY'S INVESTMENT SECURITIES

                                       SIX MONTHS ENDED
                                           JUNE 30,           DECEMBER 31,
                                       ----------------- -----------------------
                                         1996     1995    1995    1994    1993
                                       -------- -------- ------- ------- -------
                                                (DOLLARS IN THOUSANDS)
Available for sale:
  Mortgage-backed securities.......... $ 14,431 $ 13,850 $ 9,083 $10,943 $ 6,632
Held to maturity
  U.S. Government securities..........    7,421    4,503   6,470   4,505     --
  Mortgage-backed securities..........   23,500    9,541  13,119  14,439  14,787
  FHLB stock(1).......................    2,868    1,386   1,421   1,612     564
                                       -------- -------- ------- ------- -------
    Total.............................   33,789   15,430  21,010  20,556  15,351
                                       -------- -------- ------- ------- -------
  Total investment securities......... $ 48,220 $ 29,280 $30,093 $31,499 $21,983
                                       ======== ======== ======= ======= =======

--------
(1) As a member of the FHLB of San Francisco, the Savings Banks are required to purchase and maintain stock in the FHLB of San Francisco in an amount equal to at least 1% of its aggregate unpaid residential mortgage loans, home purchase contracts and similar obligations at the beginning of each year or 3% of borrowings, whichever is greater.

PROPERTIES

  The Company's corporate headquarters are located in Portland, Oregon, where the Company leases approximately 5,000 square feet of office space from a corporation which is beneficially owned by Andrew A. Wiederhorn and Lawrence
A. Mendelsohn. See "Certain Relationships and Related Transactions." The Savings Banks also rent approximately 8,000 sq. ft. of office space in two locations in Portland, Oregon from a corporation which is beneficially owned by Messrs. Wiederhorn and Mendelsohn. See "Certain Relationships and Related Transactions." Girard leases its branch office in La Jolla, California pursuant to a lease expiring May 31, 1997. First Bank leases its branch office in Beverly Hills, California and office space for its merchant bankcard operations in Calabasas, California pursuant to leases expiring February 29, 2000 and November 30,

1999, respectively. The Company also leases office space in London, England pursuant to a month-to-month lease. The Company believes its facilities are both suitable and adequate for its current business purposes.

COMPUTER SYSTEMS AND OTHER EQUIPMENT

  The Company believes that its use of information technology is a key factor in achieving a competitive advantage in acquiring Loan Portfolios, minimizing operating costs and increasing overall profitability. The Company uses proprietary software which was developed over a period of years by the Private Companies. In addition to standard industry software applications, the Private Companies have internally developed fully integrated proprietary applications designed to provide decision support and automation of portfolio tracking and reporting. The Company's systems have significant additional capacity for expansion without commensurate cost increases.

  The proprietary software packages developed for asset resolution use advanced financial models to support the resolution strategy, as well as track performance against specified timeliness for each procedure. The system permits immediate access to pertinent loan information and the automatic preparation of letters and notices to borrowers. The Company also maintains a centralized data warehouse.

EMPLOYEES

  As of September 30, 1996, the Savings Banks had 50 employees. As of the closing of the Common Stock Offering and the Notes Offering the Company is expected to have approximately 80 full-time and shared employees in the United States and 6 employees in the United Kingdom. The employees are not represented by a collective bargaining agreement, and management believes that it has good relations with its employees.

LEGAL PROCEEDINGS

  The Company is involved in various legal proceedings occurring in the ordinary course of business which management of the Company believes will not have a material adverse effect on the financial condition or operations of the Company.

ENVIRONMENTAL MATTERS

  To date, the Company has not been required to perform any investigation or clean-up activities, nor has it been subject to any environmental claims. There can be no assurance, however, that this will remain the case in the future.

  In the course of its business, the Company has acquired and may acquire in the future, properties securing loans that are in default. Although to date the Company primarily lends to owners of and purchases loans secured by residential properties, there is a risk that the Company could be required to investigate and clean-up hazardous or toxic substances or chemical releases at such properties after acquisition by the Company, and may be held liable to a governmental entity or to third parties for property damage, personal injury and investigation and clean-up costs incurred by such parties in connection with the contamination. In addition, the owner or former owners of a contaminated site may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from such property.

COMPETITION

  The Company's competition in the financial services business includes mortgage banking companies, mortgage brokers, commercial banks, credit unions, thrift institutions, credit card issuers and finance companies. Many of these competitors are substantially larger and have considerably greater financial, technical and marketing resources than the Company. Competition in loan markets can take many forms including convenience in obtaining a loan, customer service, marketing and distribution channels, amount and term of the loan, loan origination fees, and interest rates. The Company believes that it is able to compete on the basis of providing prompt and responsive service and its ability to analyze and purchase performing, sub-performing and discounted loans secured by varied collateral.

  The Company also faces competition in its discounted loan acquisition activities. Discounted loans are generally acquired in auctions or competitive bid circumstances. Although many of the Company's competitors have access to greater capital and have other advantages, the Company believes that it has a competitive advantage relative to many of its competitors as a result of its experience in servicing and resolving troubled loans, its large investment in proprietary software, technology and other resources which are necessary to conduct its business, and the strategic relationships and contacts which it has developed in connection with these activities.

                                  REGULATION

  Financial institutions and their holding companies are extensively regulated under federal and state laws. As a result, the business, financial condition and prospects of the Savings Banks and the Company can be materially affected not only by management decisions and general economic conditions, but also by applicable statutes and regulations and other regulatory pronouncements and policies promulgated by regulatory agencies with jurisdiction over the Savings Banks and the Company, such as the OTS and the FDIC. The effect of such statutes, regulations and other pronouncements and policies can be significant, cannot be predicted with a high degree of certainty and can change over time. Moreover, such statutes, regulations and other pronouncements and policies are intended to protect depositors and the insurance funds administered by the FDIC, and not stockholders or holders of indebtedness which is not insured by the FDIC.

  The enforcement powers available to federal banking regulators is substantial and includes, among other things, the ability to assess civil monetary penalties, to issue cease-and-desist or removal orders and to initiate injunctive actions against banking organizations and institution-affiliated parties, as defined. In general, these enforcement actions must be initiated for violations of laws and regulations and unsafe or unsound practices. Other actions or inactions may provide the basis for enforcement action, including misleading or untimely reports filed with regulatory authorities.

  The following discussion and other references to and descriptions of the regulation of financial institutions contained herein constitute brief summaries thereof as in effect on the date of this Prospectus. This discussion is not intended to constitute and does not purport to be a complete statement of all legal restrictions and requirements applicable to the Company and the Savings Banks and all such descriptions are qualified in their entirety by reference to applicable statutes, regulations and other regulatory pronouncements.

  Recent Regulatory Examinations. Following examinations of the Savings Banks and WAC by the OTS in 1994, 1995 and 1996, the OTS issued Reports of Examination that were critical of the Savings Banks and WAC in a number of respects. These regulatory concerns initially resulted in the OTS requiring First Bank to enter into a Supervisory Agreement on June 8, 1995. The Supervisory Agreement required First Bank to (a) develop plans and procedures concerning (i) reduction of non-performing assets, (ii) internal asset review,
(iii) asset monitoring, (iv) appraisals, (v) loan underwriting, (vi) loan purchases; (b) enhance recordkeeping; (c) develop requirements to ensure that the servicing of loans by WCC is satisfactory; and (d) maintain its separate corporate existence. In addition, the Supervisory Agreement required First Bank to maintain certain minimum capital ratios and prohibited First Bank from increasing total assets beyond specified levels and acquiring non-performing assets without the prior written consent of the Assistant Regional Director of the OTS--West Region.

  Imposition of Cease-and-Desist Orders. In July 1996, the OTS advised First Bank that it had not fully complied with the terms of the Supervisory Agreement and that both Savings Banks had failed in a number of respects to address regulatory concerns raised in the 1994 and 1995 examination reports. The OTS also expressed continuing concerns regarding the adequacy of management of First Bank in light of its business activities. As a result of these issues, the OTS replaced the Supervisory Agreement with a Cease and Desist Order, effective October 31, 1996. Given the similar nature of Girard's business activities, the OTS has also issued a Cease and Desist Order to Girard similar to the Order issued to First Bank, also effective October 31, 1996. The issuance of a cease and desist order is generally evidence of an increased level of regulatory concern regarding the subject institution.

  The Orders require that both Savings Banks not engage in unsafe and unsound practices and that they maintain minimum capital ratios as of December 31, 1996 required of institutions to be deemed "well- capitalized" under OTS regulations. The Orders further require that the Savings Banks appropriately risk-weight their assets and off-balance sheet items pursuant to OTS regulations and establish and thereafter maintain internal controls sufficient to ensure the accuracy and integrity of the calculation of their regulatory capital ratios. The Orders also require the Savings Banks to: (a) revise policies and procedures concerning (i) internal asset reviews, (ii) the allowances for loan and lease losses, (iii) loan purchases, (iv) internal audits and (v) hedging transactions;

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(b) develop plans to augment the depth and expertise of the management teams;
(c) revise business plans; (d) modify certain policies concerning the accounting for loan discounts; (e) improve monitoring of (i) interest rate risk, (ii) asset classifications (e.g., as held for sale versus held to maturity) and (iii) compliance with laws and regulations concerning transactions with affiliates; (f) ensure compliance with the proper servicing of adjustable-rate mortgages and escrow accounts; (g) ensure servicer correction of OTS-identified deficiencies in information systems; and
(h) enhance recordkeeping. In addition, First Bank is required to correct OTS-identified deficiencies in its merchant bankcard processing operations. These requirements are accompanied by related requirements that the Savings Banks submit to the OTS, by certain specified dates, various policies, plans and reports on other actions to comply with the Orders. In some cases, OTS approval of such information is required.

  Specifically, among other things, the Orders require that the Savings Banks revise and submit to the OTS their internal asset review policies and procedures (the "IAR Policies") to provide guidance on identifying and classifying troubled, collateral dependent loans under OTS regulatory guidance and, for purposes of ensuring the independence of the internal asset review process, to require that loan underwriting, servicing and purchasing functions be generally segregated from the credit review function. In addition, the Orders require the Savings Banks to develop, implement and maintain an effective internal asset review system that provides for adequate internal controls to ensure that management timely reviews and classifies assets under the IAR Policies.

  The Orders also require the Savings Banks to revise and submit to the OTS their policies and procedures for allowances for loan and lease losses (the "ALLL Policies") regarding the factors considered in setting loan loss allowances and to provide adequate internal controls to ensure that management and the Savings Banks comply with the revised ALLL Policies. Under the Orders, when the Savings Banks report quarterly to the OTS on their progress in implementing the ALLL Policies, the Savings Banks must also submit their reserve analyses for the preceding calendar quarter.

  The Orders also require that the Savings Banks revise and submit to the OTS their loan purchase policies and procedures (the "Loan Purchase Policies") to provide specific guidance on due diligence scope and sampling, assign personnel to oversee due diligence activities and require such personnel to ensure that all diligence is completed in accordance with the Loan Purchase Policies and to provide specific guidance regarding the use and reliance on broker price opinions. Under the Orders, the Savings Banks are directed to establish and maintain sufficient internal controls to confirm that loan data for all purchased loans meet certain minimum standards set by the Savings Banks and to identify loan documentation deficiencies prior to purchase.

  The Orders require that the Savings Banks submit to the OTS an amended accounting policy that requires management to establish and adhere to appropriate guidance and procedures for the amortization of discounts on Discounted Loans, to establish appropriate reserves on Discounted Loans prior to recognizing the yield adjustment on such loans into income and to demonstrate the accuracy of the yield adjustment component of the discount.

  In connection with the requirements of the Orders regarding asset liability management, the Savings Banks are required to submit to the OTS a hedging policy that fully complies with relevant accounting guidance and that establishes written guidelines to ensure the Savings Banks document their hedging strategy. In addition, the Savings Banks are required to submit to the OTS a plan to develop or obtain internal expertise and resources necessary to measure, monitor and model the Savings Banks' interest rate risk.

  The Orders provide that the Savings Banks must submit a plan detailing how WCC will complete a comprehensive audit of certain of its servicing activities for the Savings Banks and take such action to ensure that WCC fully implements the results of such audit. Further, the Orders require that the Savings Banks take corrective actions specified, and adhere to the controls developed, in the audit.

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  Management believes that the Savings Banks are complying with those requirements of the Orders that have taken effect immediately. In addition, the Savings Banks have implemented several actions to address the other requirements of the Orders, including (i) hiring a new chief executive officer for the Savings Banks, (ii) engaging Arthur Andersen LLP to review management's implementation of corrective actions required by the OTS,
(iii) increasing the size of the internal asset review department, and (iv) revising the internal asset review policy. The Company is also in the process of hiring a manager to complete the development and implementation of an effective internal asset review system.

  The Orders are enforceable by the OTS as written agreements under the Federal Deposit Insurance Act. Therefore, failure to comply with the requirements of the Orders could subject the Savings Banks and their directors and officers to further enforcement actions, including termination of FDIC insurance or civil money penalties. There can be no assurances that the OTS will approve the required submissions by the Savings Banks without further modification or will not impose further restrictions on the Savings Banks.

  OTS Growth Restrictions. Since June 30, 1995, First Bank has had limited ability to increase deposits due to the provisions of an OTS Supervisory Agreement which prohibited First Bank from increasing assets above specified levels. Accordingly, the Company's asset growth has principally been financed through the raising of deposits at Girard. However, due to the issuance of the Orders, the Company will not be able to utilize the Savings Banks as vehicles for growth until and unless the Orders are lifted or modified. The Orders prohibit First Bank and Girard from increasing their total assets, as measured at the end of each calendar quarter, above $145 million and $408 million, respectively, unless such increase is an amount that represents the total net interest credited on deposit liabilities earned during that quarter plus any increase permitted under the Orders in prior quarters.

SAVINGS AND LOAN HOLDING COMPANIES

  The Company is a savings and loan holding company that is regulated and subject to examination by the OTS. The activities of savings and loan holding companies are governed by the provisions of the Home Owners' Loan Act, as amended (the "HOLA"). Pursuant to the HOLA, a savings and loan holding company may not (i) acquire control of a savings association or savings and loan holding company without prior OTS approval; (ii) acquire, except with prior OTS approval, by process of merger, consolidation, or purchase of assets of another savings association or savings and loan holding company, all or substantially all of the assets of any such association or holding company; or
(iii) acquire, by purchase or otherwise, more than 5% of the voting shares of a savings association that is not a subsidiary, or of a savings and loan holding company that is not a subsidiary. In considering whether to grant approval for any such transaction, the OTS will take into consideration a number of factors, including the competitive effects of the transaction, the financial and managerial resources and future prospects of the holding company and the institution involved, and the compliance records of such subsidiaries with the Community Reinvestment Act ("CRA").

  Federal law empowers the Director of the OTS to take substantive action when he determines that there is reasonable cause to believe that the continuation by a savings and loan holding company of any particular activity constitutes a serious risk to the financial safety, soundness or stability of a savings and loan holding company's subsidiary savings institutions. In addition, the Director of the OTS has oversight authority with respect to all holding company affiliates. Specifically, the Director of the OTS may, as necessary
(i) limit the payment of dividends by the savings institutions; (ii) limit transactions between the savings institutions, the holding company and the subsidiaries or affiliates of either; or (iii) limit any activities of the savings institutions that might create a serious risk that the liabilities of the holding company and its affiliates may be imposed on the savings institutions. Any such limits would be issued in the form of a directive having the legal effect of a cease and desist order.

  Activities Limitations--The Company is currently classified as a multiple savings and loan holding company under applicable law as a result of its ownership of the two Savings Banks, First Bank and Girard. A savings and loan holding company which has only one insured institution subsidiary (known as a "unitary" savings and loan holding company) and which subsidiary qualifies as a qualified thrift lender ("QTL"), described below,

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generally has the broadest authority to engage in various types of business activities with few restrictions on its activities, except that historically savings and loan holding companies have not been permitted to acquire or be acquired by an entity engaged in securities underwriting or market making. A holding company that owns two or more financial institutions, such as the Company, or whose sole subsidiary fails to meet the QTL test is subject to the activities limitations applicable to multiple savings and loan holding companies. In general, a multiple savings and loan holding company (or subsidiary thereof that is not an insured institution) may not commence or continue for more than a limited period of time after becoming a multiple savings and loan holding company (or a subsidiary thereof), any business activity other than (i) furnishing or performing management services for a subsidiary insured institution; (ii) conducting an insurance agency or an escrow business; (iii) holding, managing or liquidating assets owned by or acquired from a subsidiary insured institution; (iv) holding or managing properties used or occupied by a subsidiary insured institution; (v) acting as trustee under deeds of trust; (vi) those activities previously directly authorized by the OTS by regulation as of March 5, 1987 to be engaged in by multiple savings and loan holding companies; or (vii) subject to prior approval of the OTS, those activities authorized by the FRB as permissible investment for bank holding companies.

  Restrictions on Transactions with the Savings Banks--The Savings Banks are subject to restrictions in their dealings with the Company and the Company's non-bank subsidiaries under HOLA and certain provisions of the Federal Reserve Act ("FRA") that are made applicable to savings institutions by HOLA and OTS regulations.

  A savings institution's transactions with its affiliates are subject to limitations set forth in the HOLA and OTS regulations, which incorporate Sections 23A, 23B, 22(g) and 22(h) of the FRA and Regulation O adopted by the FRB. Under Section 23A, an "affiliate" of an institution is defined generally as (i) any company that controls the institution and any other company that is controlled by the company that controls the institution, (ii) any company that is controlled by the shareholders who control the institution or any company that controls the institution or (iii) any company that is determined by regulation or order to have a relationship with the institution (or any subsidiary or affiliate of the institution) such that "covered transactions" with the company may be affected by the relationship to the detriment of the institution. "Control" is determined to exist if a percentage stock ownership test is met or if there is control over the election of directors or the management or policies of the company or institution. "Covered transactions" generally include loans or extensions of credit to an affiliate, purchases of securities issued by an affiliate, purchases of assets from an affiliate (except as may be exempted by order or regulation), and certain other transactions.

THE SAVINGS BANKS

  General. The Savings Banks are federally-chartered savings banks organized under HOLA. As such, the Savings Banks are subject to regulation, supervision and examination by the OTS. The deposit accounts of the Savings Banks are insured up to applicable limits by the FDIC through the SAIF and, as a result, the Savings Banks also are subject to regulation, supervision and examination by the FDIC.

  The business and affairs of the Savings Banks are regulated in a variety of ways. Regulations apply to, among other things, insurance of deposit accounts, capital ratios, payment of dividends, liquidity requirements, the nature and amount of the investments that the Savings Banks may make, transactions with affiliates, community and consumer lending laws, internal policies and controls, reporting by and examination of the Savings Banks and changes in control of the Savings Banks.

  Regulatory Capital Requirements. Federally-insured savings associations are required to maintain minimum levels of regulatory capital. These standards generally must be as stringent as the comparable capital requirements imposed on national banks. The OTS also is authorized to impose capital requirements in excess of these standards on individual associations on a case-by-case basis. The Orders require that both Savings Banks maintain minimum capital ratios required of institutions to be deemed "well-capitalized" commencing December 31, 1996.


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  Federally-insured savings associations are subject to three capital requirements: a tangible capital requirement, a core or leverage capital requirement and a risk-based capital requirement. All savings associations currently are required to maintain tangible capital of at least 1.5% of adjusted total assets (as defined in the regulations), core capital equal to 3% of adjusted total assets and total capital (a combination of core and supplementary capital) equal to 8% of risk-weighted assets. For these purposes, tangible capital is core capital less all intangibles other than qualifying mortgage servicing rights, of which the First Bank had $9.95 million and Girard had $27.8 million as of June 30, 1996. Core capital includes common stockholders' equity, non-cumulative perpetual preferred stock and related surplus' minority interests in the equity accounts of fully consolidated subsidiaries and certain non-withdrawable accounts and pledged deposits.

  A savings association is allowed to include both core capital and supplementary capital in the calculation of its total capital for purposes of the risk-based capital requirements, provided that the amount of supplementary capital included does not exceed the savings association's core capital. Supplementary capital consists of certain capital instruments that do not qualify as core capital, including subordinated debt which meets specified requirements, subject to certain limitations, and loan and lease loss general valuation allowances. General valuation allowances can generally be included up to 1.25% of risk-weighted assets. In determining the required amount of risk-based capital, total assets, including certain off-balance sheet items, are multiplied by a risk weight based on the risks inherent in the type of assets. The risk weights assigned by the OTS for principal categories of assets currently range from 0% to 100%, depending on the type of asset.

  OTS policy imposes a limitation on the amount of net deferred tax assets under SFAS No. 109 that may be included in regulatory capital. (Net deferred tax assets represent deferred tax assets, reduced by any valuation allowances, in excess of deferred tax liabilities.) Application of the limit depends on the possible sources of taxable income available to an institution to realize deferred tax assets. Deferred tax assets that can be realized from the following generally are not limited to taxes paid in prior carryback years and future reversals of existing taxable temporary differences. To the extent that the realization of deferred tax assets depends on an institution's future taxable income (exclusive of reversing temporary differences and carryforwards), or its tax-planning strategies, such deferred tax assets are limited for regulatory capital purposes to the lesser of the amount that can be realized within one year of the quarter-end report date or 10% of core capital. The foregoing considerations did not affect the calculation of the Savings Banks' regulatory capital as of June 30, 1996.

  The OTS promulgated a regulation that requires that an interest-rate ("IRR") risk component be included in the risk-based capital regulation. However, the effective date of the interest-rate risk component has been delayed. Under the rule, an institution with a greater than specified level of interest rate risk is subject to a deduction of its interest rate risk component from total capital for purposes of calculating the risk-based capital requirement. As a result, such an institution would be required to maintain additional capital in order to comply with the risk-based capital requirement. Had the interest-rate risk component been in effect at June 30, 1996, the Savings Banks' capital ratios would not have been affected by this rule.

  Insurance of Accounts. As an FDIC-insured institution, the Savings Banks are required to pay deposit insurance premiums to the SAIF as administered by the FDIC. The SAIF maintains a fund to insure deposits of savings institutions, including the Savings Banks. The SAIF also maintains a fund to insure the deposits of institutions, such as the Savings Banks, that were previously insured by the Federal Savings and Loan Insurance Corporation ("FSLIC"). The SAIF historically has had three major obligations: to fund losses associated with the failure of institutions with SAIF-insured deposits; to increase the SAIF's reserves to 1.25% of insured deposits; and to make interest payments on debt incurred to provide funds to the FSLIC (the "FICO debt"). Under current FDIC regulations, institutions are assigned to one of three capital groups based on the level of an institution's capital, "well-capitalized," "adequately capitalized," or "undercapitalized," which are defined in the same manner as in the regulations establishing the prompt corrective action system, as discussed below. These three groups are then divided into three subgroups which are based on supervisory evaluations by the

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institution's primary federal banking regulator, resulting in nine assessment classifications. Deposit insurance premium assessment rates currently range from .23% for well capitalized institutions with only a few supervisory concerns to .31% for undercapitalized institutions with substantial supervisory concerns.

  Recently proposed FDIC regulations would reduce future semi-annual SAIF assessments for savings institutions such as the Savings Banks. The proposed reduced assessment schedule would reduce rates to .18% for well capitalized with only a few minor supervisory concerns to .27% for undercapitalized institutions with substantial supervisory concerns for the period October 1, 1996 through December 31, 1996 and thereafter to .0% to .27%, respectively. In addition, savings institutions such as the Savings Banks will pay an additional .0645% in semi-annual premiums to cover costs of the FICO debt.

  Recapitalization of SAIF. The SAIF, due to the large number of failed savings institutions in the late 1980's and early 1990's, has been unable to attain the statutorily-required reserve ratio of 1.25% of insured deposits. Legislation enacted on September 30, 1996, provides for a special assessment to be collected no later than 60 days after the date of enactment based on deposits held as of March 31, 1995, at a rate sufficient to provide the SAIF with reserves equal to 1.25% of total deposits. The FDIC currently estimates that the special assessment rate will be 65.7 basis points. Based on the Savings Banks' deposits as of March 31, 1995, the one-time special assessment at 67.5 basis points will result in the Savings Banks' incurring a pre-tax charge of approximately $1.4 million. As a result of the special assessment and additional allowances for loan losses relating to the Sub-Prime Auto Loans, First Bank's capital levels fell below the "well-capitalized" institution standard to "adequately capitalized."

  The law also provides that the SAIF and the Bank Insurance Fund ("BIF") BIF shall be merged on January 1, 1999, provided that all savings associations have converted to banks by that date, but does not provide legislation to implement such a conversion. The law further provides that between January 1, 1997, and December 31, 1999 (or the date the last savings association ceases to exist, whichever is earlier), the interest costs for FICO debt will be shared by SAIF and BIF assessments, with SAIF institutions paying about 60% of the dollar amount and BIF institutions paying about 40% of the dollar amount. If the BIF and SAIF have not merged by January 1, 2000, these FICO interest costs will be assessed pro rata, with all insured institutions paying the same rate. The law also includes a provision intended to limit "deposit shifting" from a SAIF-insured institution to a BIF-insured affiliate.

  The FDIC may terminate the deposit insurance of any insured depository institution, including the Savings Banks, if it determines after a hearing that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, order or any condition imposed by an agreement with the FDIC. It also may suspend deposit insurance temporarily during the hearing process for the permanent termination of insurance, if the institution has no tangible capital. If insurance of accounts is terminated, the accounts at the institution at the time of the termination, less subsequent withdrawals shall continue to be insured for a period of six months to two years, as determined by the FDIC. Management is aware of no existing circumstances which would result in termination of the Savings Banks' deposit insurance.

  Prompt Corrective Action. Federal law provides the federal banking regulators with broad power to take "prompt corrective action" to resolve the problems of undercapitalized institutions. The extent of the regulators' powers depends on whether the institution in question is "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." Under regulations adopted by the federal banking regulators, an institution shall be deemed to be (i) "well capitalized" if it has a total risk-based capital ratio of 10.0% or more, has a Tier I risk-based capital ratio of 6.0% or more, has a Tier I leverage capital ratio of 5.0% or more and is not subject to specified requirements to meet and maintain a specific capital level for any capital measure; (ii) "adequately capitalized" if it has a total risk-based capital ratio of 8.0% or more, a Tier I risk-based capital ratio of 4.0% or more and a Tier I leverage capital ratio of 4.0% or more (3.0% under certain circumstances) and does not meet the definition of "well capitalized," (iii)

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"undercapitalized" if it has a total risk-based capital ratio that is less than 8.0%, a Tier I risk-based capital ratio that is less than 4.0% or a Tier I leverage capital ratio that is less than 4.0% (3.0% under certain circumstances), (iv) "significantly undercapitalized" if it has a total risk-based capital ratio that is less than 6.0%, a Tier I risk-based capital ratio that is less than 3.0% or a Tier I leverage capital ratio that is less than 3.00%, and (v) "critically undercapitalized" if it has a ratio of tangible equity to adjusted total assets that is equal to or less than 2.0.% The regulations also permit the appropriate federal banking regulator to downgrade an institution to the next lower category (provided that a significantly undercapitalized institution may not be downgraded to critically undercapitalized) if the regulator determines (i) after notice and opportunity for hearing or response, that the institution is in an unsafe or unsound condition or (ii) that the institution has received (and not corrected) a less-than-satisfactory rating for any of the categories of asset quality, management, earnings or liquidity in its most recent exam. As of June 30, 1996, the Savings Banks were "well capitalized" institutions under the prompt corrective action regulations of the OTS; however, as a result of the special assessment to re-capitalize the SAIF and additional allowances for loan losses relating to the Sub-Prime Auto Loans, First Bank's capital levels will fall below the "well-capitalized" institution standard to "adequately capitalized."

  Depending upon the capital category to which an institution is assigned, the regulators' corrective powers, many of which are mandatory in certain circumstances, include prohibition on capital distributions; prohibition on payment of management fees to controlling persons; requiring the submission of a capital restoration plan; placing limits on asset growth; limiting acquisitions, branching or new lines of business; requiring the institution to issue additional capital stock (including additional voting stock) or to be acquired; restricting transactions with affiliates; restricting the interest rates that the institution may pay on deposits; ordering a new election of directors of the institution; requiring that senior executive officers or directors be dismissed; prohibiting the institution from accepting deposits from correspondent banks; requiring the institution to divest certain subsidiaries; prohibiting the payment of principal or interest on subordinated debt; and, ultimately, appointing a receiver for the institution.

  Brokered Deposits. Under applicable laws and regulations, an insured depository institution may be restricted in obtaining, directly or indirectly, funds by or through any "deposit broker," as defined, for deposit into one or more deposit accounts at the institution. The term "deposit broker" generally includes any person engaged in the business of placing deposits, or facilitating the placement of deposits, of third parties with insured depository institutions or the business of placing deposits with insured depository institutions for the purpose of selling interests in those deposits to third parties. Under FDIC regulations, well-capitalized institutions are not subject to any brokered deposit limitations, while adequately capitalized institutions are able to accept, renew or roll over brokered deposits only (i) with a waiver from the FDIC and (ii) subject to the limitation that they do not pay an effective yield on any such deposit which exceeds by more than (a) 75 basis points the effective yield paid on deposits of comparable size and maturity in such institution's normal market area for deposits accepted in its normal market area or (b) by 120% for retail deposits and 130% for wholesale deposits, respectively, of the current yield on comparable maturity U.S. treasury obligations for deposits accepted outside the institution's normal market area. Undercapitalized institutions are not permitted to accept brokered deposits and may not solicit deposits by offering an effective yield that exceeds by more than 75 basis points the prevailing effective yields on insured deposits of comparable maturity in the institution's normal market area or in the market area in which such deposits are being solicited. These restrictions became applicable to First Bank at the end of the third quarter as a result of the recapitalization of the SAIF and the provisions for loan losses relating to the Sub-Prime Auto Loans which caused First Bank's capital levels to fall below the "well-capitalized" institution standard to "adequately capitalized."

  Restrictions on Capital Distributions. The OTS has promulgated a regulation governing capital distributions by savings associations, which include cash dividends, stock redemptions or repurchases, cash-out mergers, interest payments on certain convertible debt and other transactions charged to the capital account of a savings association as a capital distribution. The regulations establish a tiered system of regulation with the greatest flexibility being afforded to well-capitalized institutions.

  An institution that meets its fully phased-in capital requirements is permitted to make capital distributions during a calendar year, without prior OTS approval, of up to the greater of (i) 100% of its net income during the

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calendar year, plus the amount that would reduce by not more than one-half its
"surplus capital ratio" at the beginning of the calendar year (the amount by which the institution's actual capital exceeded its fully phased-in capital requirement at that date) or (ii) 75% of its net income over the most recent four-quarter period. An institution that meets its current minimum capital requirements but not its fully phased-in capital requirements may make capital distributions, without prior OTS approval, of up to 75% of its net income over the most recent four-quarter period, as reduced by the amounts of any capital distributions previously made during such period. An institution that does not meet its minimum regulatory capital requirements prior to, or on a pro forma basis after giving effect to, a proposed capital distribution, or that the OTS has notified as needing more than normal supervision, is not authorized to make any capital distributions unless it receives prior written approval from the OTS or the distributions are in accordance with the express terms of an approved capital plan.

  The OTS has proposed an amendment to its capital distribution regulation to conform to its PCA regulations by replacing the current "tiered" approach summarized above with one that would allow institutions to make capital distributions that would not result in the institution falling below the PCA "adequately capitalized" capital category. Under this proposal, an institution would be able to make a capital distribution (i) without notice or application, if the institution is not held by a savings and loan holding company and received a sufficiently favorable regulatory rating of 1 or 2,
(ii) by providing notice to the OTS if, after the capital distribution, the institution would remain at least "adequately capitalized," or (iii) by submitting an application to the OTS.

  The OTS retains the authority to prohibit any capital distribution otherwise authorized under its regulations if the OTS determines that the capital distribution would constitute an unsafe or unsound practice. The regulations also apply to direct and indirect distributions to affiliates, including those occurring in connection with corporation reorganizations.

  Affiliate Transactions. Under federal law and regulation, transactions between a savings association and its affiliates are subject to quantitative and qualitative restrictions. Affiliates of a savings association include, among other entities, companies that control, are controlled by or are under common control with the savings association. As a result, the Company and its non-bank subsidiaries are affiliates of the Savings Banks.

  Savings associations are restricted in their ability to engage in "covered transactions" with their affiliates. In addition, covered transactions between a savings association and an affiliate, as well as certain other transactions with or benefiting an affiliate, must be on terms and conditions at least as favorable to the savings association as those prevailing at the time for comparable transactions with non-affiliated companies. Savings associations are required to make and retain detailed records of transactions with affiliates.

  Notwithstanding the foregoing, a savings association is not permitted to make a loan or extension of credit to any affiliate unless the affiliate is engaged only in activities the FRB has determined to be permissible for bank holding companies. Savings associations are prohibited from purchasing or investing in securities issued by an affiliate, other than shares of a subsidiary.

  Savings associations are also subject to various limitations and reporting requirements on loans to insiders. These limitations require, among other things, that all loans or extensions of credit to insiders (generally executive officers, directors or 10% stockholders of the institution) or their "related interests" be made on substantially the same terms (including interest rates and collateral) as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with the general public and not involve more than the normal risk of repayment or present other unfavorable features.

  Qualified Thrift Lender Test. All savings associations are required to meet a QTL Test set forth in the HOLA and regulations of the OTS thereunder to avoid certain restrictions on their operations. A savings association that does not meet the QTL Test set forth in the HOLA and implementing regulations must either convert to a bank charter or comply with the following restrictions on its operations: (i) the association may not engage in any new activity or make any new investment, directly or indirectly, unless such activity or investment is permissible for a national bank; (ii) the branching powers of the association shall be restricted to those of a national bank; (iii) the association shall not be eligible to obtain any advances from its FHLB; and (iv) payment of dividends by the institution shall be subject to the rules regarding payment of dividends by a national bank. Upon the expiration of three years from the date the association ceases to be a QTL, it must cease any activity and not retain any investment not permissible for a national bank and immediately repay any outstanding FHLB advances (subject to safety and soundness considerations).

  Historically, the QTL test has required that 65% of an institution's "portfolio assets" (as defined) consist of certain housing and consumer-related assets on a monthly basis in at least nine out of every 12 months. As of June 30, 1996, the qualified thrift investments of the First Bank and Girard were approximately 83.2% and 85.7%, respectively, of their portfolio assets. Recently enacted legislation provides that certain education, small business and consumer loans may be included as qualified thrift investments for purposes of the QTL test.

  Loans-to-One Borrower. Under applicable laws and regulations, the amount of loans and extensions of credit which may be extended by a savings institution such as the Savings Banks to any one borrower, including related entities, generally may not exceed the greater of $500,000 or 15% of the unimpaired capital and unimpaired surplus of the institution. Loans in an amount equal to an additional 10% of unimpaired capital and unimpaired surplus also may be made to a borrower if the loans are fully secured by readily marketable securities. An institution's "unimpaired capital and unimpaired surplus" includes, among other things, the amount of its core capital and supplementary capital included in its total capital under OTS regulations.

  As of June 30, 1996, First Bank's and Girard's unimpaired capital and surplus amounted to $12.8 million and $27.2 million, respectively, resulting in a general loans-to-one borrower limitation of $1.9 million and $4.1 million, respectively under applicable laws and regulations. See "Business-- Loan Portfolio."

COMMUNITY INVESTMENT AND CONSUMER PROTECTION LAWS

  Truth in Lending. The Truth in Lending Act ("TILA") and Regulation Z promulgated thereunder contain certain disclosure requirements designed to provide consumers with uniform, understandable information with respect to the terms and conditions of loans and credit transactions in order to give them the ability to compare credit terms. TILA also guarantees consumers a three day right to cancel certain credit transactions including loans of the type originated by the Company and the Savings Banks. Management of the Company and the Savings Banks believes that they are in compliance with TILA in all material respects. If the Company and the Savings Banks were found not to be in compliance with TILA, aggrieved borrowers could have the right to rescind their loans and to demand, among other things, the return of finance charges and fees paid to the Company.

  Other Lending Laws. The Company is also required to comply with the Equal Credit Opportunity Act of 1974, as amended ("ECOA"), which prohibits creditors from discriminating against applicants on certain prohibited bases, including race, color, religion, national origin, sex, age or marital status. Regulation B promulgated under ECOA restricts creditors from obtaining certain types of information from loan applicants. Among other things, it also requires certain disclosures by the lender regarding consumer rights and requires lenders to advise applicants of the reasons for any credit denial. In instances where the applicant is denied credit or the rate or charge for loans increases as a result of information obtained from a consumer credit agency, another statute, the Fair Credit Reporting Act of 1970, as amended, requires lenders to supply the applicant with the name and address of the reporting agency. In addition, the Company is subject to the Fair Housing Act and regulations thereunder, which broadly prohibit certain discriminatory practices in connection with the Company's business. The Company is also subject to the Real Estate Settlement Procedures Act of 1974, as amended, and the Home Mortgage Disclosure Act.

  In addition, the Company is subject to various other Federal and state laws, rules and regulations governing, among other things, the licensing of, and procedures that must be followed by, mortgage lenders and services, and disclosures that must be made to consumer borrowers. Failure to comply with such laws, as well as with the laws described above, may result in civil and criminal liability.

  Community Reinvestment Act. Under the CRA, as implemented by OTS regulations, a savings institution has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low- and moderate- income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community consistent with the CRA. The CRA requires the OTS, in connection with its examination of a savings institutions, to assess the institution's CRA rating and requires that the OTS provide a written evaluation of an institution's CRA performance utilizing a four-tiered descriptive rating system. The four ratings are "outstanding record of meeting community credit needs," "satisfactory record of meeting community credit needs," "needs to improve record of meeting community credit needs" and "substantial non-compliance in meeting community credit needs." An institution's CRA rating is taken into account in determining whether to grant charters, branches and other deposit facilities, relocations, mergers, consolidations and acquisitions. Poor CRA performance maybe the basis for denying an application. First Bank and Girard each received a "needs to improve record of meeting community credit needs" rating during their respective most recent OTS examinations.

                                   TAXATION

FEDERAL TAXATION

  The Company and its subsidiaries will file a consolidated federal income tax return based on a calendar year. Consolidated returns have the effect of eliminating inter-company transactions, including dividends, from the computation of taxable income.

  Savings institutions such as the Savings Banks, which meet certain definitional tests primarily relating to their assets and the nature of their businesses, are permitted to establish a reserve for bad debts and to make annual additions to the reserve. These additions may, within specified formula limits, be deducted in arriving at the Savings Banks' taxable income. For purposes of computing the deductible addition to its bad debt reserve, the Bank's loans are separated into "qualifying real property loans" (i.e., generally those loans secured by certain interests in real property) and all other loans ("non-qualifying loans"). The deduction with respect to non-qualifying loans must be computed under the experience method, while a deduction with respect to qualifying loans may be computed using a percentage based on actual loss experience or a percentage of taxable income.

  Under the percentage of taxable income method, the bad debt deduction equals 8% of taxable income determined without regard to that deduction and with certain adjustments. The availability of the percentage of taxable income method has permitted a qualifying savings institution to be taxed at a lower maximum effective federal income tax rate than that applicable to corporations in general. This resulted generally in a maximum effective marginal federal income tax rate payable by a qualifying savings institution fully able to use the maximum deduction permitted under the percentage of taxable income method, in the absence of other factors affecting taxable income, of 32.2% exclusive of any minimum tax or environmental tax (as compared to 35% for corporations generally). Any savings institution at least 60% of whose assets are qualifying assets, as described in Section 7701(a)(19)(c) of the Code, generally will be eligible for the full deduction of 8% of taxable income. As of December 31, 1995, approximately 84.5% of the Girard's and 82.0% of First Bank's assets were "qualifying assets" described in Section 7701(a)(19)(C) of the Code. Girard and First Bank anticipate that at least 75% and 80%, respectively of Girard's assets, respectively will continue to be qualifying assets in the immediate future. If this ceases to be the case, the Savings Banks may be required to restore its bad debt reserve to taxable income in the future.

  The amount of the bad debt deduction that a savings association may claim with respect to additions to its reserve for bad debts under the percentage of income method is subject to certain limitations. These limitations are not expected to restrict the Bank from taking maximum advantage of the percentage of taxable income method in the future, although there can be no assurances in this regard.

  To the extent (i) a savings association's reserve for losses on real property loans under the percentage of taxable income method exceeds the amount that would have been allowed under the experience method and (ii) a savings association makes distributions to stockholders (including distributions in redemption, dissolution or liquidation) that are considered to result in withdrawals from that excess bad debt reserve, the amounts considered withdrawn will be included in the savings association's taxable income. The amount that would be deemed withdrawn from such reserves upon such distribution and which would be subject to taxation at the savings association level at the normal corporate tax rate would be an amount equal to the amount distributed plus the amount necessary to pay the corporate income tax with respect to the withdrawal. Dividends will not be considered to result in withdrawals from an association's bad debt reserves to the extent of current or accumulated earnings and profits as calculated for federal income tax purposes. Dividends in excess of a savings association's current and accumulated earnings and profits, distributions in redemption of stock, and distributions in partial or complete liquidation will be considered to come first from its bad debt reserve. The Savings Banks have no intention of paying dividends or taking any other action which would result in recapture of its bad debt reserves for tax purposes.

  Recently enacted legislation repealed the special bad debt rules applicable to savings associations for taxable years beginning after December 31, 1995. Under the new provisions, savings associations will follow the same rules for purposes of computing allowable bad debt deductions as banks. To the extent the bad debt reserve of the savings association exceeds the allowable reserve as computed under the rules applicable to banks, such excess will be subject to recapture. There is an exception that, in general, grandfathers the balance of the savings associations reserve balance as of December 31, 1987. Under the newly enacted law, if a savings association converts to a bank or is merged into a bank, the associations bad debt reserve will not be automatically subject to recapture. Recapture of the grandfathered bad debt reserve would still occur in the event of certain distributions as previously discussed.

  In addition to regular income taxes, corporations may be subject to an alternative minimum tax which is generally equal to 20% of alternative minimum taxable income (taxable income, increased by tax preference items and adjusted for certain regular tax items). The preference items generally applicable to savings associations include (i) 100% of the excess of a savings association's bad debt deduction computed under the percentage of taxable income method over the amount that would have been allowable under the experience method and (ii) an amount equal to 75% of the amount by which a savings association's adjusted current earnings (alternative minimum taxable income computed without regard to this preference, adjusted for certain items) exceeds its alternative minimum taxable income without regard to this preference. Alternative minimum tax paid can be credited against regular tax due in later years.

STATE TAXATION

  For additional information regarding taxation, see Note 8 to the Consolidated Financial Statements.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth certain information regarding the directors and executive officers of the Company as of October 28, 1996.

           NAME             AGE                      OFFICE
           ----             ---                      ------
Andrew A. Wiederhorn.......  30 Chairman of the Board, Chief Executive Officer,
                                 Secretary and Treasurer
Lawrence A. Mendelsohn.....  35 President and Director
Bo G. Aberg................  48 Senior Vice President, European Operations
Donald J. Berchtold........  51 Senior Vice President, Administration
Kenneth R. Kepp............  41 Senior Vice President, Operations
Sheryl Anne Morehead.......  48 Senior Vice President, S&L Group and Chief
                                 Executive Officer of the Savings Banks
Chris Tassos...............  39 Senior Vice President and Chief Financial
                                 Officer
Phillip D. Vincent.........  42 Senior Vice President, Loan Servicing
Don H. Coleman.............  58 Director
Philip G. Forte............  32 Director
David Dale-Johnson.........  49 Director

  All of the executive officers of the Company were elected at a meeting of the Board of Directors held in October 1996. Their terms of office continue until the next annual meeting of the Board of Directors and until their successors shall have been elected and qualified.

  Andrew A. Wiederhorn is the Chairman of the Board of Directors and Chief Executive Officer of the Company. Mr. Wiederhorn founded the Private Companies in 1987 and continues to serve as the Chief Executive Officer of the Private Companies. Mr. Wiederhorn received his B.S. degree in Business Administration from the University of Southern California.

  Lawrence A. Mendelsohn is a director and the President of the Company. Since February 1993 Mr. Mendelsohn has been the Executive Vice President of the Private Companies. From January 1992 until February 1993 Mr. Mendelsohn was Vice President, Principal and Head of Capital Markets for Emerging Markets of Bankers Trust New York Corporation/BT Securities Corporation. From August 1987 until January 1992 Mr. Mendelsohn was the Vice President, Senior Options Principal and Head of Proprietary Trading for Equities, Equity Options and Distressed Debt for JP Morgan and Co./JP Morgan Securities. Mr. Mendelsohn received an A.B. degree in Economics from the University of Chicago, an M.A. degree in International Politics from the University of Texas, an M.S. degree in Business Research from the University of Southern California and a Ph.D./ABD degree in Finance from the University of Southern California.

  Bo G. Aberg is the Senior Vice President, European Operations of the Company. From November 1994 to September 1996, Mr. Aberg was Chief Executive Officer of Securum Holding B.V., a Kingdom of Sweden owned work-out company in Europe. From September 1992 to November 1994, Mr. Aberg was Chief Executive Officer of Securum Real Estate Group, Malmo, Sweden. From January 1982 to September 1992 Mr. Aberg held several positions within the PK Group (a Swedish banking group), and from September 1974 to January 1982 he was a Chartered Accountant for Hagstroms Revisions Byra AB Sweden (now Ernst & Ekonomexamen) and an academic degree in Law (Jurkandexamen) both from the University of Stockholm, Sweden.

  Donald J. Berchtold is the Senior Vice President, Administration. From March 1992 until October 1996 Mr. Berchtold was the Senior Vice President, Administration of the Private Companies. From February 1991 until November 1992 he was a consultant to Entertainment Publications Inc.-- CUC International Inc. Mr. Berchtold received a B.S.C. degree in Business/Finance and Marketing from Santa Clara University and an M.B.A. from the University of Oregon. Mr. Berchtold is Mr. Wiederhorn's father-in-law by marriage.

  Kenneth R. Kepp is the Senior Vice President, Operations. From November 1991 until October 1996 Mr. Kepp was the Senior Vice President--Operations of the Private Companies. From June 1990 until November 1991 Mr. Kepp was the Managing Director of Network Associates International, a consulting company to the leasing industry. Mr. Kepp received a B.S. degree in Finance from Northern Illinois University.

  Sheryl Anne Morehead is the Senior Vice President, S&L Group of the Company and Chief Executive Officer of the Savings Banks. From December 1993 until October 1996, Ms. Morehead was the Chief Credit Officer/Chief Operating Officer of First Los Angeles Bank/San Paulo Bank Group, a savings bank. From August 1990 until December 1993, Ms. Morehead was the Chief Credit Officer/Executive Vice President of First Federal Bank, a savings bank. Ms. Morehead received a B.S. degree from Boston University and an M.B.A. degree from Harvard Graduate School of Business.

  Chris Tassos is the Senior Vice President and Chief Financial Officer of the Company. Since August 1995 Mr. Tassos has been the Senior Vice President of Finance of the Private Companies. From March 1992 until February 1995 he was the Chief Financial Officer and/or Senior Vice President of Finance of Long Beach Mortgage Company (formerly Long Beach Bank). Mr. Tassos received a B.A. degree from California State University, Fullerton. From July 1979 until April 1984 and May 1985 until September 1990 Mr. Tassos was an auditor for Deloitte & Touche LLP.

  Phillip D. Vincent is Senior Vice President, Loan Servicing of the Company. Mr. Vincent was Senior Vice President and Chief Administrative Officer of The J.E. Robert Company, Inc., one of the largest real estate and mortgage investment managers in the U.S. from April 1995 until July 1996, Senior Vice President and Managing Officer of The J.E. Robert Company Inc. from June 1992 until September 1995. Mr. Vincent is a member of the American Institute of Certified Public Accountants. Mr. Vincent received a B.S. degree in Finance from Oklahoma State University.

  Don H. Coleman is a director of the Company. Since March 1994 Mr. Coleman has been the President International Manufacturing and Licensing, Inc., a subsidiary of the ICT Group, Inc., a supplier of wireless phone customers worldwide. From January 1988 until March 1994, Mr. Coleman was President of Liquid Spring Corporation, a manufacturer of automobile components. Mr. Coleman is a director of ICT Group, Inc., Fabricated Metals, Inc., a fabricated metals handling company, and American Life Support Technology, a venture capital-funded hospital equipment start-up company. Mr. Coleman received a B.A. degree in Economics and an M.B.A. degree from Stanford University.

  Philip G. Forte is a director of the Company. Mr. Forte has been the President of Wilshire Cellular, Inc., a cellular phone leasing company, since June 1994. Wilshire Cellular, Inc. is not part of the Private Companies, nor is it an affiliate of the Company. From March 1992 until June 1994, Mr. Forte was the Vice President, Sales and Marketing of Vinyl Chem International, Inc., a textile chemical repair manufacturer. From September 1989 until March 1992 Mr. Forte was the Vice President, Sales and Marketing of Pacific Western University.

  David Dale-Johnson is a director of the Company. Since 1988 Mr. Dale-Johnson has been the Director, Program in Real Estate, School of Business Administration, University of Southern California. Mr. Dale-Johnson is also a consultant for several public and private companies and government agencies. Mr. Dale-Johnson received his B.A. degree in Art History from the University of British Columbia, M. Sc. degree in Business Administration from the University of British Columbia and a Ph.D. degree in Business Administration from the University of California, Berkeley.

CERTAIN KEY EMPLOYEES

  Stuart Adair is the Vice President, European Loan Acquisitions of WFC. Prior to September 1996 he was the Vice President, Loan Acquisitions of the Private Companies. Mr. Adair received a B.A. degree from the University of Washington.

  Glenn J. Ohl is the Chief Financial Officer of WFC. From August 1995 until October 1996 Mr. Ohl was the Senior Vice President and Corporate Treasurer of CWM Mortgage Holdings, Inc., an affiliate of Countrywide Credit Industries Inc., a residential financing company. From September 1992 until August 1995 Mr. Ohl was the Executive Vice President and Chief Financial Officer of ARCS Mortgage, Inc., a financing company. Mr. Ohl received a B.A. degree from Franklin and Marshall College and an M.B.A. degree from New York University.

  Peter O'Kane is the Vice President, Loan Acquisitions. From May 1994 until October 1996 Mr. O'Kane was the Vice President, Loan Acquisitions of the Private Companies. From September 1992 until April 1994 Mr. O'Kane was an Asset Manager, Investment Division of J.E. Robert Company, Inc. Mr. O'Kane received a B.A. degree from the University of Washington.

  Richard A. Papworth is the Chief Financial Officer of Girard and First Bank. From May 1996 until August 1996 Mr. Papworth was the Chief Executive Officer of Girard. From October 1995 until May 1996 Mr. Papworth was the Director of Finance for Maintenance Warehouse America Corp., a national building maintenance supply company. From October 1994 until October 1995 Mr. Papworth was an Independent Financial Consultant. From July 1993 until October 1994 Mr. Papworth was the Acting Chief Financial Officer and Treasurer of George Wimpey Inc. and the Assistant Treasurer from April 1989 until July 1993. Mr. Papworth received a B.S. degree in Accounting and a M.Acc. degree in Taxation from Brigham Young University.

  R. Scott Stevenson is the President of the Girard and First Bank. From June 1991 until October 1996 he was the President and Chief Executive Officer of Girard. From January 1986 until June 1991 he held various positions at Girard including Chief Operating Officer, Chief Financial Officer and a Loan Officer. Mr. Stevenson received a B.S. degree in Accounting and an M.S. degree in Taxation from Brigham Young University.

ELECTION OF DIRECTORS

  Prior to the first annual meeting of the stockholders of the Company, the Company's Board of Directors will be divided into three classes. Directors of each class will be elected at the annual meeting of stockholders held in the year in which the term for such class expires and will serve thereafter for three years. No determination has been made as to which directors will be members of each class.

COMPENSATION OF DIRECTORS

  The Company intends to pay its directors who are not employees of the Company a per meeting fee of $1,000 for each Directors' meeting and a per hour fee for each committee meeting attended which is not on a regularly scheduled meeting date. Under the Company's Stock Incentive Plan, each non-employee director has been granted, effective as of the date on which the initial public offering price is determined, a non-qualified option to purchase at the initial public offering price a number of shares of Common Stock equal to 6,250 divided by the initial public offering price, and each new non-employee director upon the date of his or her election or appointment will be granted a non-qualified option to purchase at the fair market value on the date of grant a number of shares of Common Stock equal to 6,250 divided by the fair market value on the date of grant.

EXECUTIVE COMPENSATION

  The following table shows compensation received by the Company's Chief Executive Officer and the four other most highly paid executive officers for the fiscal years ended December 31, 1995:

                          SUMMARY COMPENSATION TABLE

                                                     ANNUAL COMPENSATION
                                                ------------------------------
                   NAME AND
              PRINCIPAL POSITION                YEAR SALARY($)(1)  BONUS($)(1)
              ------------------                ---- ------------  -----------
Andrew A. Wiederhorn........................... 1995    51,992(2)       --
 Chairman of the Board, Chief Executive
 Officer, Secretary and Treasurer
Lawrence A. Mendelsohn ........................ 1995    68,293(2)       --
 President
Donald J. Berchtold ........................... 1995   174,451       44,260
 Senior Vice President, Corporate
 Development
Kenneth R. Kepp ............................... 1995   150,012       50,000
 Senior Vice President, Operations
R. Scott Stevenson............................. 1995   120,000       25,000
 President of Girard and First Bank

--------
(1) For the year ended December 31, 1995 the Chief Executive Officer and the four other most highly paid executive officers derived their salaries from the Private Companies taken as a whole and therefore salaries and bonuses paid for the year do not necessarily reflect the amount of salary and bonus attributable to work performed for WAC and the Savings Banks, if any.
(2) Mr. Wiederhorn and Mr. Mendelsohn elected in the past to receive minimal compensation to maintain capital in the Company and have received shareholder loans from the Private Companies to fund their investment in WAC and certain other expenses.

EMPLOYMENT AGREEMENTS

  The Company has entered into substantially similar employment agreements, effective November 1, 1996, with Andrew A. Wiederhorn ("Mr. Wiederhorn") (as Chief Executive Officer) and Lawrence A. Mendelsohn ("Mr. Mendelsohn") (as President) (each individually, an "Executive" and collectively, the "Executives"). Each agreement provides for an initial three-year term which is automatically renewable for successive two-year terms (the "Employment Term") unless either party gives written notice to the other at least ninety days prior to the expiration of the then Employment Term. During the Employment Term, each Executive will be obligated to devote a significant portion of his business time, energy, skill and efforts to the performance of his duties under the agreement and shall faithfully serve the Company, subject to his right to serve as an employee and/or board member of certain non-publicly held companies and to manage his personal financial and legal affairs.

  The agreement provides for an annual base salary of $833,333.33 for Mr. Wiederhorn and $666,666.67 for Mr. Mendelsohn (which may be increased, but not decreased, by the Compensation Committee of the Board of Directors) and a bonus. The bonus payable to Mr. Wiederhorn and Mr. Mendelsohn will be equal to 15% of the difference between the pre-tax profits of the Company and after tax earnings which result in a return on equity of 15%. Mr. Wiederhorn's and Mr. Mendelsohn's share of the bonus will be two-thirds and one-third, respectively. The Company will also recommend that the Compensation Committee grant 500,000 options to purchase the Common Stock to Mr. Wiederhorn and 250,000 options to purchase the Common Stock to Mr. Mendelsohn. See "--Stock Incentive Plan."

  The agreement also provides that during the Employment Term and thereafter, the Company will indemnify the Executive to the fullest extent permitted by law, in connection with any claim against the Executive as a result of the Executive serving as an officer or director of the Company or in any capacity at the request of the Company in or with regard to any other entity, employee benefit plan or enterprise. Following the Executive's termination of employment, the Company will continue to cover the Executive even if the Executive has ceased to serve in such capacity.

  If any payment to the Executive together with certain other amounts paid to the Executive, exceeds certain threshold amounts and results from a change in ownership as defined in Section 280G(b)(2) of the Code, the agreements provide that the Executive will receive an additional amount to cover the federal excise tax and any interest, penalties or additions to tax with respect thereto on a "grossed up" basis.

  The agreement may be terminated at any time by the Executive for Good Reason or with or without Good Reason during the Change in Control Protection Period (if a Change in Control occurs) or by the Company with or without Cause (as each capitalized term is defined in the agreement).

  If the Executive terminates his employment with the Company for Good Reason, with or without Good Reason during the Change in Control Protection Period (if a Change in Control occurs), the Executive is terminated without Cause, or the Executive's employment terminates as a result of the Company giving notice of nonextention of the Employment Term, he will receive severance pay (i) in an amount equal to three times Base Salary in effect at termination and three times the highest annual bonus paid or payable for any of the previous three years, (ii) accelerated full vesting under all outstanding equity-based and long-term incentive plans, (iii) any other amounts or benefits due under then applicable employee benefit plans of the Company (in accordance with such plan, policy or practice), (iv) three years of additional service credit that the Executive would otherwise have been credited under any pension type qualified or nonqualified pension plan, (v) three years of the maximum Company contribution under any qualified or nonqualified 401(k) type plan and (vi) continued medical benefits for three years. The agreement provides that Executive will have no obligation to mitigate the Company's financial obligations in the event of his termination due to death, disability, termination for Good Reason, termination with or without Good Reason during the Change in Control Protection Period or termination without Cause, and there will be no offset against the Company's financial obligations for other amounts earned by the Executive.

  If termination is the result of Executive's death, the Company will pay to the Executive (or his estate), an amount equal (i) any earned but not yet paid compensation, (ii) a pro-rated bonus, (iii) any other amounts or benefits due under then applicable employee benefit plans of the Company (in accordance with such plan, policy or practice), (iv) payment on a monthly basis of 36 months of base salary to Executive's spouse or dependents and (v) continued medical coverage for the Executive's spouse and dependents for three years. In addition, the Executive will receive accelerated full vesting under all outstanding equity-based and long-term incentive plans. If Executive's employment is terminated by reason of disability, the Executive will be entitled to receive payments and benefits to which his representatives would be entitled in the event of his termination by reason of death, provided that the payment of base salary will be reduced by any long-term disability payments under any policy maintained by the Company.

INCENTIVE STOCK PLAN

  The following is a summary of certain features of the Company's Incentive Stock Plan (the "Stock Plan"). This summary is qualified by reference to the Stock Plan itself. A copy of the Stock Plan is an exhibit to the Registration Statement.

  The Company's Board of Directors adopted the Stock Plan on November 1, 1996. The Company's stockholders approved it on October 31, 1996. The purpose of the Stock Plan is to enable the Company to attract, retain and motivate key employees, directors and, on occasion, consultants, by providing them with equity participation in the Company. Accordingly, the Stock Plan permits the company to grant incentive stock options ("ISOs"), non-statutory stock options ("NSOs"), restricted stock and stock appreciation rights (collectively "Awards") to employees, directors and consultants of the Company and subsidiaries of the Company. The Stock Plan will terminate on November 1, 2006 unless terminated earlier by the Board of Directors.

  Administration of the Plan. The Stock Plan will be administered by the Company's Board of Directors, a committee appointed by the board (the "Committee") or a combination of the two. References below to the "Administrator" are to the body that administers the plan. For the present, the Board of Directors has delegated administration of the Stock Plan to a committee consisting of David Dale-Johnson and Don Coleman, two of the Company's non-employee directors.

  Securities Subject to the Plan. During the ten-year term of the Stock Plan, the Company may grant Awards for a maximum of 1,500,000 shares of Common Stock subject to adjustment in the case of stock splits and similar events. No one person may receive Awards covering more than a cumulative total of 750,000 shares of Common Stock under the Stock Plan.

  Employee Options. Under the Stock Plan, the Company may grant ISOs (under
Section 422 of the Code) and NSOs. The option exercise price of both ISOs and NSOs may not be less than the fair market value of the shares covered by the option on the date the option is granted. However, the exercise price of ISOs granted to holders of more than 10% of the Company's outstanding stock may not be less than 110% of that fair market value. Options will not be transferable other than by will or the laws of descent and distribution or, in the case of NSOs, under qualified domestic relations orders.

  The Administrator will select the persons to whom options will be granted, the number of shares subject to each option and the other terms and conditions of each option, but in all cases consistent with the Stock Plan. The Option Agreement evidencing each option will specify whether the option is intended to be an ISO or an NSO. The Administrator may provide that options will be exercisable in full at grant or become exercisable over time in accordance with a vesting schedule. Options must expire no later than ten years after they are granted (five years in the case of ISOs granted to holders of more than 10% of the Company's outstanding stock). The exercise price of options will be payable in cash or, if the Administrator permits, by the optionee's full recourse promissory note, the surrender of shares of the Common Stock already owned by the optionee or the "netting" of stock covered by the option (the surrender of a portion of the option in payment of the exercise price).

  Options granted as ISOs will be intended to qualify for special tax status under Section 422 of the Code. An optionee will not have taxable income upon the grant or exercise of an ISO (although exercise will result in income for purposes of the alternative minimum tax), and the Company will receive no income tax deduction at grant or exercise. The optionee will be entitled to long-term capital gain treatment upon the sale of the option shares if the shares are held more than two years after the grant date and more than one year after the exercise date. If the shares are sold within one year after the exercise date, the difference between the exercise price and the market value at the exercise date (but not more than the actual gain on sale) may be taxable as ordinary income. Any additional gain would be short-term capital gain. If the option shares are sold more than one year after the exercise date but less than two years after the grant date, the difference between the exercise price and the market value at the date of exercise (but not more than the actual gain on sale) is taxable as ordinary income and any gain is long-term capital gain. The Company will receive no deduction in connection with ISOs, except to the extent an employee recognizes taxable ordinary income upon disposition of option shares.

  Upon the grant of an NSO, an optionee will not recognize taxable income for federal income tax purposes and the Company will not be entitled to any federal income tax deduction. Upon the exercise of an NSO, the optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the shares acquired at the time of exercise over the exercise price. The Company will be entitled to a corresponding deduction. Special rules may govern the timing of the recognition of income by optionees subject to Section 16 of the Exchange Act.

  Director Options. On the last trading day of each calendar quarter beginning March 31, 1997, the Company will automatically grant each director who is not also an employee of the Company or a subsidiary of the Company (a "non-employee director") an NSO to purchase that number of shares of Common Stock that equals $6,250 divided by the fair market value per share of Common Stock (its market price) on the date of grant. The exercise price of these options will be that fair market value. Each of these director options will be fully exercisable beginning six months after the date of grant and will terminate (unless sooner terminated under the terms of the Stock Plan) ten years after the date of grant. If such a director ceases to be a member of the board for any reason other than death or disability, these options will terminate on the first anniversary of the date the director ceases to be a board member. If such a director dies or becomes disabled while a member of the board, these options will terminate on the second anniversary of the date the director dies or becomes disabled. Under the Stock Plan, the Company could grant Awards to non-employee directors in addition to these "automatic" quarterly options.

  Restricted Stock. Under the Stock Plan, the Administrator may also grant Awards of restricted shares of Common Stock. Each restricted stock Award would specify the number of shares of Common Stock to be issued to the recipient, the date of issuance, any consideration for such shares and the restrictions imposed on the shares (including the conditions of release or lapse of such restrictions). In general, shares subject to a restricted stock Award may not be sold, assigned, transferred or pledged until the restrictions have lapsed and rights to the shares have vested.

  Stock Appreciation Rights. The Administrator may also grant Awards of stock appreciation rights. A stock appreciation right entitles the holder to receive from the Company, in cash or (if the Administrator so permits) Common Stock, at the time of exercise, the excess of the fair market value at the date of exercise of a share of Common Stock over a specified price fixed by the Administrator in the Award, multiplied by the number of shares as to which the right is being exercised. The specified price fixed by the Administrator will not be less than the fair market value of shares of Common Stock at the date the stock appreciation right was granted.

  Terms and Conditions to Which All Awards Are Subject. If there is a stock dividend, stock split, reverse stock split or reclassification of Common Stock, appropriate adjustments will be made in the number and class of shares of stock subject to the Stock Plan and each outstanding Award, and the exercise price of each outstanding Award. Each such adjustment will be determined by the Administrator in its sole discretion.

  In addition, new Awards may be substituted for Awards previously granted, or the Company's obligations respecting outstanding Awards may be assumed by an employer corporation other than the Company, in connection with any merger, consolidation or sale of substantial assets (but not a merger or consolidation in which the Company is the continuing corporation which does not result in any reclassification or exchange of the Common Stock). Further, in the event of such a merger, consolidation or sale, the Administrator may decide to pay cash to plan participants and terminate their Awards, or terminate their Awards after giving them notice of the merger or other event to give them an opportunity to exercise their Awards before the event.

  Subject to the special rules described previously regarding the options to be granted quarterly to non-employee directors, the Administrator will establish the effect of employment termination on vested Awards.

  Amendment and Termination. The Board of Directors at any time may amend or terminate the Stock Plan. However, in general, amendments and termination would not affect Awards previously granted. Certain amendments would be subject to stockholder approval.

  Initial Awards. As of the date of this preliminary Prospectus, the Company had not granted any Awards. The day before the Commission declares the Registration Statement effective, the Company will grant options under the Stock Plan to Messrs. Wiederhorn and Mendelsohn. If, by that date, the underwriters have not notified the Company that the underwriters will exercise their over-allotment option, those options will cover 750,000 shares of Common Stock for Messrs. Wiederhorn and Mendelsohn combined. If the underwriters by that date have notified the Company that they will exercise their over-allotment option in full, those options will cover a total of 772,500 shares of Common Stock. A partial exercise of the over-allotment option will result in option amounts between 750,000 and 772,500 shares. A portion of these options are intended to be ISOs. The balance will be NSOs. The exercise price of the ISOs will be $ per share (110% of the initial offering price to the public in the Common Stock Offering). The exercise price of the NSOs will be $ per share (100% of the initial offering price to the public in the Common Stock Offering). All of these options will be fully vested by January 2, 1997. The ISOs will have a five-year term and the NSOs will have a ten-year term. The options will not terminate earlier if the optionee ceases to be employed by the Company.

  The following table sets forth information concerning the options to be granted to Messrs. Wiederhorn and Mendelsohn before the Registration Statement becomes effective.

                       OPTIONS TO BE GRANTED AT CLOSING

                                                                          POTENTIAL REALIZABLE
                                                                            VALUE AT ASSUMED
                                                                             ANNUAL RATES OF
                                        PERCENT OF                             STOCK PRICE
                          NUMBER OF       TOTAL                               APPRECIATION
                            SHARES       OPTIONS                               FOR OPTION
                          UNDERLYING    GRANTED TO   EXERCISE                    TERM (3)
                           OPTIONS     EMPLOYEES IN PRICES PER EXPIRATION ---------------------
          NAME             GRANTED     FISCAL 1996    SHARE      DATES        5%        10%
          ----            ----------   ------------ ---------- ---------- ---------- ----------
                                                                             (IN THOUSANDS)
Andrew A. Wiederhorn....   500,000(1)       67%        $--          (2)        3,773      9,562
Lawrence A. Mendelsohn..   250,000(4)       33%         --          (2)        1,886      4,781

--------
(1) This figure will be 515,000 if the underwriters notify the Company, before the Registration Statement becomes effective, that they will exercise their over-allotment option in full.
(2) Five years after the closing of the Common Stock Offering for the ISOs
    (      shares for Mr. Wiederhorn and        shares for Mr. Mendelsohn) and
    ten years for the NSOs (      shares for Mr. Wiederhorn and        shares
    for Mr. Mendelsohn). If the options are increased as indicated in notes
    (1) above and (4) below, the ISO figures become    shares for Mr.
    Wiederhorn and    shares for Mr. Mendelsohn and the NSO figures become
    shares for Mr. Wiederhorn and    shares for Mr. Mendelsohn.
(3) These amounts represent hypothetical gains that could be achieved for the options if they are exercised at the end of their terms. The assumed 5% and 10% rates of stock price appreciation are mandated by rules of the Commission. They do not represent the Company's estimate or projection of future prices of the Common Stock. Assumes all options are NSOs and exercise price is $12 per share.
(4) This figure will be 257,500 if the underwriters notify the Company, before the Registration Statement becomes effective, that they will exercise their over-allotment option in full.

  The following table contains additional information regarding cumulative activity under the Stock Plan based on the same assumptions used for the previous table.

                           CUMULATIVE OPTION STATUS

                                                                TOTAL OPTION VALUES
                                               ------------------------------------------------------
                                               NUMBER OF SHARES UNDERLYING    VALUE OF UNEXERCISED
                            SHARES                 UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS
                           ACQUIRED    VALUE   ---------------------------- -------------------------
          NAME            ON EXERCISE REALIZED EXERCISABLE(1) UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----            ----------- -------- -------------- ------------- ----------- -------------
Andrew A. Wiederhorn....        0       $ 0       500,000(2)         0          $ 0           --
Lawrence A. Mendelsohn..        0         0       250,000(3)         0            0           --

--------
(1) By January 2, 1997.
(2) See note (1) to the previous table.
(3) See note (4) to the previous table.

  Deductibility of Executive Compensation. Under Section 162(a) of the Code, a corporation may deduct "a reasonable allowance for salaries or other compensation for personal services actually rendered." However, Section 162(m) generally limits the deduction for compensation paid to the chief executive officer and certain other officers of a publicly-held corporation to $1 million in any taxable year. The corporation cannot deduct the compensation paid to a covered officer in excess of $1 million.

  In general, the excess of the fair market value of stock received on exercise of Awards (other than ISOs) over the option exercise price is treated as compensation for this purpose. Accordingly, the deduction for that excess may be disallowed. However, this principle does not apply to "qualified performance-based compensation." In addition, a special rule applies to compensation paid under a plan that existed before the corporation became publicly held. Options granted under the Stock Plan for a period of approximately three and one-half years after the closing of the Common Stock Offering will be intended to qualify under this special rule. In addition, the Company may choose to cause options and other Awards granted after the Company becomes publicly-held and which do not qualify under this special rule to qualify for exemption from Section 162(m) as "qualified performance-based compensation." However, there are no assurances that any or all Awards will not be subject to the limitation of Section 162(m).

                            PRINCIPAL STOCKHOLDERS

  The following table presents certain information regarding the beneficial ownership of Common Stock at October 28, 1996 by (a) each stockholder known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (b) each director, (c) each executive officer, and (d) all directors and executive officers as a group.

                          OWNERSHIP PRIOR TO OFFERING     OWNERSHIP AFTER OFFERING
                          ------------------------------  ---------------------------
                           AMOUNT AND                      AMOUNT AND
                            NATURE OF                      NATURE OF
  NAME AND ADDRESS OF      BENEFICIAL       PERCENT OF     BENEFICIAL     PERCENT OF
  BENEFICIAL OWNERS(1)      OWNERSHIP          CLASS       OWNERSHIP       CLASS(2)
  --------------------    ---------------  -------------  -------------  ------------
Andrew A. Wiederhorn....        3,945,957          65.77%     3,945,957        52.61%
Lawrence A. Mendelsohn..        1,972,723          32.88%     1,972,723        26.30%
Bo G. Aberg.............              --              --            --            --
Donald J. Berchtold.....              --              --            --            --
Sheryl Anne Morehead....              --              --            --            --
Kenneth E. Kepp.........              --              --            --            --
Chris Tassos............              --              --            --            --
Phillip D. Vincent......              --              --            --            --
Don H. Coleman..........           12,242             .2%        12,242          .16%
Philip G. Forte.........              --              --            --            --
David Dale-Johnson......           12,242             .2%        12,242          .16%
All directors and execu-
 tive officers as a
 group (11 persons).....        5,943,164          99.05%     5,943,164        79.23%

--------
(1) The address for each of the named officers and directors is c/o Wilshire Financial Services Group Inc., 1776 SW Madison, Portland, Oregon 97205.
(2) Assumes no exercise of the Common Stock Underwriters' over-allotment option.

  Except as noted in the footnotes above (i) none of such shares is known by the Company to be shares with respect to which such beneficial ownership and
(ii) the Corporation believes the beneficial holders listed above have sole voting and investment power regarding the shares shown as being beneficially owned by them.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LEASES

  The Company leases office space for its corporate headquarters from Wilshire Properties I, Incorporated, an Oregon corporation ("WPI"). Andrew A. Wiederhorn and Lawrence A. Mendelsohn are the beneficial owners of WPI. The lease agreement provides for an aggregate annual rent payment in 1997 of approximately $90,000 and expires December 31, 2001. In addition to base rent the Company is required to pay its proportionate share of operating expenses incurred by WPI in connection with the operations of the building. The Savings Banks lease approximately 8,000 sq. ft. of office space in two locations pursuant to lease which provides for an aggregate annual rental payment in 1997 of approximately $96,000 and expires December 31, 1997.

STOCK TRANSACTIONS

  Upon the closing of the Common Stock Offering and Notes Offering, certain executive officers and directors exchanged 226,590 shares of common stock of Girard for 65,074 shares of Common Stock of WFSG and 74,306 shares of common stock of First Bank for 24,484 shares of Common Stock of WFSG and 98,804 shares of common stock of WAC for 5,853,607 shares of Common Stock of WFSG.

LOAN SERVICING AGREEMENT BETWEEN THE COMPANY, WFC AND WCC

  The Company, WFC and WCC entered into a loan servicing agreement (the "Loan Servicing Agreement") pursuant to which WCC will provide loan portfolio management services, including billing, portfolio administration and collection services for all Loans. WCC has also agreed to license its proprietary computer software to the Company and WFC. Pursuant to the Loan Servicing Agreement, the Company shall be required to pay a servicing fee equal to market rates. WCC has agreed not to compete with or be engaged in the same business as currently conducted by the Company.

  After the second anniversary of the closing of the Common Stock Offering, the Company will have the option to begin servicing its Loan Portfolios and WCC's loans (the "Servicing Transfer"), provided that the Company or one of its subsidiaries has obtained the appropriate licenses. Notwithstanding the foregoing, the Company may request that the Servicing Transfer occur on an earlier date, provided that the foregoing conditions are met. WCC, in its sole discretion may refuse to effect the Servicing Transfer prior to the end of the second year. The Servicing Transfer will occur automatically on the third anniversary of the closing of the Common Stock Offering and Notes Offering. After the Servicing Transfer WCC will permit the Company, subject to certain conditions, to have access to its books, records and forms to ensure the orderly transfer of the servicing. Following the Servicing Transfer, the fees and costs to be paid by WCC for the servicing of its loans and the loans of persons other than the Company shall be the Company's average costs for such collection as specified in the Loan Servicing Agreement.

LOAN SERVICING AGREEMENT BETWEEN THE SAVINGS BANKS AND WCC

  Girard and First Bank have each entered into loan servicing agreements for performing loans with WCC pursuant to which WCC provides loan portfolio management services, including billing, portfolio administration and collection services for all loans owned, acquired or made by the Savings Banks. WCC receives a fee equal to ten dollars per month for each loan serviced. The loan servicing agreements are year-to-year and may be terminated by the Savings Banks or WCC by giving notice at least sixty days prior to renewal date.

  The Savings Banks and WCC have also entered into loan servicing agreements with respect to specific Loan Portfolios. Pursuant to these loan servicing agreements WCC provides loan portfolio management services, including billing, portfolio administration and collection services for the loans in the specified Loan Portfolios. To date, each of these loans servicing agreements provides that WCC shall be entitled to an amount equal to (i) all costs and expenses incurred by WCC for providing loan portfolio management services, and
(ii) an amount equal to twenty-five percent of the amount collected on the specified Discounted Loan Portfolios (other than escrow payments, if any) which is excess of the initial payments made by the Savings Banks to acquire the

Discounted Loan Portfolios. Servicing fees for new Discounted Loan portfolio servicing agreements will be chosen by the board of directors of the Savings Banks based upon fees charged by WCC in any other appropriate third party servicing agreement.

ADMINISTRATIVE SERVICES AGREEMENT

  Pursuant to the Administrative Services Agreement, WCC and its private affiliates and the Company have agreed to provide, commencing with the completion of the Common Stock Offering and the Notes Offering, certain services to each other, including, among other things, certain financial reporting functions, legal compliance, banking, risk management and operational and strategic matters. The Administrative Services Agreement will provide for the payment of a market rate plus reimbursement of any third party expenses for any services rendered by one party for another. The initial term of the Administrative Services Agreement will expire on December 31, 1997; it will continue for successive one year renewal periods unless terminated by either of the parties on not less than 90 days notice prior to the end of any period. The parties to the Administrative Service Agreement have agreed to indemnify each other against liability arising out of the willful misconduct or gross negligence of the indemnifying party.

                         DESCRIPTION OF CAPITAL STOCK

GENERAL

  The following description of the Company's capital stock does not purport to be complete and is qualified in its entirety by reference to (i) applicable provisions of Delaware law, and (ii) the provisions of the Company's Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus is part.

  The authorized capital stock of the Company consists of (i) 10,000,000 shares of Preferred Stock, (ii) 50,000,000 shares of Common Stock. Upon consummation of the Common Stock Offering and Notes Offering, 7,500,000 shares of Common Stock and no shares of Preferred Stock will be outstanding. The issued and outstanding shares of Common Stock have been, and the shares of Common Stock offered hereby will be, duly authorized, validly issued, fully paid and nonassessable. In addition, 31,819 shares of Common Stock have been reserved for issuance upon exercise of outstanding options and an additional 1,500,000 have been reserved for options eligible to be granted under the Stock Incentive Plan. The following summary description of the Company's capital stock is qualified in its entirety by reference to the Certificate of Incorporation and Bylaws of the Company, copies of which have been filed as Exhibits to the Registration Statement of which this Prospectus is a part.

COMMON STOCK

  Holders of shares of Common Stock shall be entitled to one vote per share on all matters to be voted upon by the stockholders of the Company. Holders of Common Stock casting a plurality of the votes of stockholders entitled to vote in an election of directors may elect all of the directors. Shares of Common Stock do not have cumulative voting rights with respect to the election of directors. Immediately after the Common Stock Offering, certain executive officers and directors will hold shares of Common Stock constituting approximately 79% of the voting power of the outstanding Common Stock, which will allow them to control all actions to be taken by the stockholders, including the election of all directors to the Board of Directors. While such executive officers and directors will have the voting power to control the votes on any matter requiring stockholder approval, the Company intends to submit all such matters to a vote of all stockholders. However, because the Company's Bylaws provide that any action that can be taken at a meeting of the stockholders may be by written consent in lieu of the meeting if the Company receives consents signed by stockholders having a minimum number of votes that would be necessary to approve the action at a meeting at which all shares entitled to vote on the matter were present, such executive officers and directors may take all actions required to be taken by the stockholders without providing the other stockholders the opportunity to make nominations or raise other matters at a meeting. See "Principal Stockholders" and "Risk Factors--Control of Current Stockholders."

  Holders of shares of Common Stock are entitled, in the event of liquidation, dissolution or winding up of the affairs of the Company, to share ratably in all assets remaining after payment of liabilities and preference applicable to the Preferred Stock outstanding at the time. Holders of Common Stock do not have any preemptive rights or rights to subscribe for additional securities of the Company. Shares of Common Stock are not redeemable and there are no sinking fund provisions.

  Subject to preferences applicable to the Preferred Stock outstanding at the time, holders of shares of Common stock are entitled to dividends if, when and as declared by the Board of Directors from funds legally available therefor. The Company currently intends to retain its earnings to support its future growth strategy and does not anticipate paying dividends foreseeable future. See "Dividend Policy." Under the Indenture, dividends on the Common Stock can be paid only in certain circumstances and up to a maximum amount.

TRANSFER AGENT

  The transfer agent and registrar for the Common Stock is The Bank of New
York.

UNDESIGNATED PREFERRED STOCK

  Pursuant to the Certificate of Incorporation, the Board of Directors is authorized (subject to any limitations prescribed by law and the Company's Certificate of Incorporation or by the rules of Nasdaq or any stock exchange on which the Common Stock may then be listed) to issue the Preferred Stock from time to time in one or more series, which Preferred Stock shall be preferred to the Common Stock as to dividends and distributions of assets of the Company upon the voluntary or involuntary liquidation, dissolution or winding up of the Company and shall have such designations, preferences, rights, qualifications, limitations and restrictions as shall be provided by the Board of Directors.

  The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have an adverse effect on holders of Common Stock, depending upon the rights of such Preferred Stock, by delaying or preventing a change in control of the Company, making removal of the present management of the Company more difficult, or resulting in restrictions upon the payment of dividends or other distributions to holders of Common Stock.

                         DESCRIPTION OF NOTES OFFERING

  The following summary of the principal terms of the Notes does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Indenture governing the Notes and the Notes, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part. Capitalized terms not otherwise defined herein have the meanings specified in the Indenture.

  The Notes will be limited in aggregate principal amount to $50 million and
will mature on    , 2003. The Notes will be unsecured obligations of the
Company. Interest on the Notes will accrue at a rate of  % per annum and will
be payable in cash semi-annually in arrears on     and     of each year,
commencing    , 1997.

  The Notes will be redeemable at the option of the Company, in whole or in
part, at any time on or after    , 2001 at specified redemption prices
together with accrued and unpaid interest, if any, to the date of redemption. In addition, upon the occurrence of a Change of Control (as defined), each holder of Notes will be able to require the Company to repurchase all or a
portion of such holder's Notes at   % of the principal amount thereof, plus
accrued and unpaid interest, if any, to the date of repurchase.

  The Indenture governing the Notes will contain certain covenants, including a liquidity maintenance requirement, limitations on the incurrence of indebtedness, transfers and issuances of stock of the banks, the making of restricted payments (including restrictions on the payment of dividends on the Common Stock), the imposition of certain payment restrictions on subsidiaries, transactions with affiliates, the existence of liens, the making of guarantees by subsidiaries, mergers and sales of assets and on the conduct of business.

  The Common Stock Offering is conditioned upon the consummation of the Notes Offering.

                        SHARES ELIGIBLE FOR FUTURE SALE

  The Company's Certificate of Incorporation authorizes the issuance of 50,000,000 shares of Common Stock. Upon completion of the Common Stock Offering, there will be outstanding 7,500,000 shares of Common Stock (assuming no exercise of the Underwriters' over-allotment option).

  The 1,500,000 shares of Common Stock to be sold in the Common Stock Offering, which will constitute all of the outstanding shares of Common Stock (225,000 shares if the Underwriters' over-allotment option is exercised in full) will be available for resale in the public market without restriction or further registration under the Securities Act, except for shares purchased by affiliates of the Company (in general, any person who has a control relationship with the Company), which shares will be subject to the resale limitations of Rule 144. 5,943,193 presently outstanding shares of Common Stock and the 31,819 shares of Common Stock issuable upon the exercise of outstanding options will be "restricted securities" within the meaning of Rule 144, and are eligible for sale in the public market in compliance with Rule
144. In addition, 750,000 shares of Common Stock issuable upon the exercise of options to be granted at the closing of the Common Stock Offering and the Notes

Offering will be "restricted securities." All officers, directors and certain current stockholders of the Company have agreed, subject to certain exceptions, that they will not offer, sell or otherwise dispose of any shares of Common Stock owned by them for a period of 180 days after the date of this Prospectus without the prior written consent of the Representative of the Underwriters. The Company has agreed, subject to certain exceptions, that it will not offer, sell or otherwise dispose of any shares of Common Stock owned by them for a period of 180 days after the date of this Prospectus without the prior written consent of the Representative of the Underwriters.

  In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including a person who may be deemed to be an "affiliate" of the Company as that term is defined under the Securities Act, is entitled to sell, within any three-month period, a number of restricted shares as to which at least two years have elapsed from the later of the acquisition of such shares form the Company or an affiliate of the Company in an amount that does not exceed the greater of (i) one percent of the then outstanding shares of Common Stock (75,000 shares based upon 7,500,000 shares to be outstanding immediately after the Common Stock Offering), or (ii) if the Common Stock is quoted on Nasdaq or a stock exchange, the average weekly trading volume of the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice, and the availability of current public information about the Company. However, a person who is not deemed to have been an affiliate of the Company during the 90 days preceding a sale by such person and who has beneficially owned shares as to which at least three years has elapsed from the later of the acquisition of such shares form the Company or an affiliate of the Company is entitled to sell them without regard to the volume, manner of sale, or notice requirements of Rule 144.

                                 UNDERWRITING

  Subject to the terms and conditions of the underwriting agreement with respect to the Common Stock Offering (the "Common Stock Underwriting Agreement") among the Company and each of the underwriters named below (the "Common Stock Underwriters"), for whom Friedman, Billings, Ramsey, & Co., Inc. is acting as representative (the "Representative"), has severally agreed to purchase from WFSG the aggregate number of shares of Common Stock set forth opposite its name below.

                           UNDERWRITER                          NUMBER OF SHARES
                           -----------                          ----------------
   Friedman, Billings, Ramsey & Co., Inc.......................
                                                                   ---------
     Total.....................................................    1,500,000
                                                                   =========

  The Common Stock Underwriting Agreement provides that the obligations of the Common Stock Underwriters are subject to certain conditions precedent and that the Common Stock Underwriters will purchase all of the Common Stock offered hereby if any such Common Stock are purchased.

  WFSG has been advised by the Representative that the Common Stock Underwriters propose initially to offer the Common Stock to the public at the initial public offering price set forth on the cover page of this Prospectus and to certain dealers at such price less a concession not in excess of $
per share. The Common Stock Underwriters may allow, and such dealers may re-
allow, a discount not in excess of $    per share to certain other dealers.
The offering of the Common Stock is made for delivery when, as and if accepted by the Common Stock Underwriters and is subject to prior sale and to the Common Stock Underwriters' right to reject any order in whole or in part and to withdraw, cancel, or modify the offer without notice. After the initial public offering of the Common Stock, the offering price and other selling terms may be changed by the Common Stock Underwriters.

  WFSG has granted the Common Stock Underwriters an option, exercisable not later than 30 days after the date of this Prospectus, to purchase up to an aggregate of 225,000 additional shares of Common Stock at the initial public offering price, less the underwriting discount, set forth on the cover page of this Prospectus. The Common Stock Underwriters may exercise such option only to cover over-allotments, if any, made in connection with the sale of shares of Common Stock offered hereby. If purchased, the Common Stock Underwriters will offer such additional shares of Common Stock on the same terms as the 1,500,000 shares of Common Stock are being offered. To the extent that the Common Stock Underwriters exercise such option, each of the Common Stock Underwriters will be obligated, subject to certain conditions, to purchase approximately the same percentage thereof that the number of shares of Common Stock to be purchased by it shown in the above table bears to 1,500,000 and WFSG will be obligated, pursuant to the option, to sell such shares of Common Stock to the Common Stock Underwriters.

  The Company has agreed to indemnify the Common Stock Underwriters against certain liabilities including liabilities under the federal securities laws, or to contribute to payments the Common Stock Underwriters' may be required to make in respect thereof.

  Prior to the Common Stock Offering, there has been no public market for the Common Stock. Consequently, the initial public offering price of the Common Stock was determined by negotiations between the Company and the Representative. Among the factors considered in such negotiations were the history of, and prospects for the Company and the industry in which it competes, an assessment of management, the Company's past and present operations, its past and present earnings and the trend of such earnings, the prospects for future earnings of the Company, the general condition of the securities markets at the time of the Common Stock Offering and the market prices of publicly-traded common stocks of comparable companies in recent periods.

  The Common Stock Underwriters do not intend to confirm sales to any accounts over which they exercise discretionary authority.

                                 LEGAL MATTERS

  The validity of the Common Stock offered hereby will is being passed on for the Company by Proskauer Rose Goetz & Mendelsohn LLP, New York, New York. Certain legal matters in connection with the Common Stock offered hereby will be passed upon for the Common Stock Underwriters by Gibson, Dunn & Crutcher LLP, Orange County, California.

                                    EXPERTS

  The audited consolidated financial statements of the Company and its subsidiaries at December 31, 1995 and 1994, and for the years then ended and the period from October 8 through December 31, 1993, the audited financial statements of the Company's predecessor for the periods ended October 7, 1993 and June 30, 1993, the audited consolidated financial statements of Girard Savings Bank, F.S.B. and Subsidiary for the period from January 1 through November 8, 1994, and the audited combined financial statements of Wilshire Credit Corporation and Affiliates as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994 and 1993 included herein and elsewhere in the Registration Statement have been included herein and elsewhere in the Registration Statement in reliance upon the reports of Deloitte & Touche LLP, independent auditors, upon the authority of said firm as experts in auditing and accounting.

  The audited consolidated financial statements of Girard Savings Bank, F.S.B. and Subsidiary for the year ended December 31, 1993 included herein and elsewhere in the Registration Statement have been included herein and elsewhere in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent auditors, included herein and elsewhere in the Registration Statement, upon the authority of said firm as experts in auditing and accounting. Girard Savings Bank F.S.B. changed its method of accounting for income taxes in 1993 to adopt the provisions of Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

                         INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
WILSHIRE FINANCIAL SERVICES GROUP INC. AND SUBSIDIARIES
  Independent Auditors' Report............................................  F-2
  Consolidated Statements of Financial Condition at June 30, 1996
   (unaudited) and December 31, 1995 and 1994.............................  F-3
  Consolidated Statements of Operations for the Six Months ended June 30,
   1996 and 1995 (unaudited), the Years ended December 31, 1995 and 1994, and the Period from October 8 through December 31, 1993, and the
   Predecessor's Periods from July 1 through October 7, 1993 and July 1,
   1992 through June 30, 1993 ............................................  F-4
  Consolidated Statements of Cash Flows for the Six Months ended June 30,
   1996 and 1995 (unaudited), the Years ended December 31, 1995 and 1994, and the Period from October 8 through December 31, 1993, and the
   Predecessor's Periods from July 1 through October 7, 1993 and July 1,
   1992 through June 30, 1993.............................................  F-5
  Consolidated Statements of Stockholders' Equity for the Six Months ended
   June 30, 1996 (unaudited), the Years ended December 31, 1995 and 1994, and the Period from October 8, 1993 through December 31, 1993..........  F-8
  Notes to Consolidated Financial Statements..............................  F-9
GIRARD SAVINGS BANK F.S.B. AND SUBSIDIARY
  Independent Auditors' Report of Deloitte & Touche LLP................... F-29
  Independent Auditors' Report of KPMG Peat Marwick LLP................... F-30
  Consolidated Statements of Operations for the Period from January 1,
   1994 through November 8, 1994 and the Year Ended December 31, 1993..... F-31
  Consolidated Statements of Cash Flows for the Period from January 1,
   1994 through November 8, 1994 and the Year Ended December 31, 1993..... F-32
  Notes to Consolidated Financial Statements.............................. F-33
WILSHIRE CREDIT CORPORATION AND AFFILIATES
  Independent Auditors' Report............................................ F-37
  Combined Statements of Financial Position as of June 30, 1996
   (unaudited)............................................................ F-38
  Combined Statements of Operations for the Six Months Ended June 30, 1996
   and 1995 (unaudited) and for the Years Ended December 31, 1995, 1994 and 1993............................................................... F-40
  Combined Statements of Stockholders' Equity for the Six Months Ended
   June 30, 1996 (unaudited) and for the Years Ended December 31, 1995,
   1994 and 1993.......................................................... F-41
  Combined Statements of Cash Flows for the Six Months Ended June 30, 1996
   and 1995 (unaudited) and for the Years Ended December 31, 1995, 1994 and 1993............................................................... F-42
  Notes to Combined Financial Statements.................................. F-43

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders Wilshire Financial Services Group, Inc. and Subsidiaries

  We have audited the accompanying consolidated statements of financial condition of Wilshire Financial Services Group, Inc. and Subsidiaries (the "Company") as of December 31, 1995 and 1994, the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1995 and 1994 and for the period from October 8, 1993 through December 31, 1993, and the statements of operations and cash flows of the Company's Predecessor, First Bank of Beverly Hills, F.S.B., for the period from July 1 through October 7, 1993 and for the year ended June 30, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Wilshire Financial Services Group, Inc. and Subsidiaries as of December 31, 1995 and 1994, the results of their operations and their cash flows for the years ended December 31, 1995 and 1994 and the period from October 8 through December 31, 1993, and the results of operations and the cash flows of First Bank of Beverly Hills, F.S.B. for the period from July 1 through October 7, 1993 and for the year ended June 30, 1993, in conformity with generally accepted accounting principles.

  As discussed in Note 10 to the consolidated financial statements, the Company's subsidiaries, First Bank of Beverly Hills, F.S.B. and Girard Savings Bank, F.S.B., are expected to be operating under cease and desist orders with the Office of Thrift Supervision that will require them to meet certain prescribed requirements.

September 30, 1996
Los Angeles, California

            WILSHIRE FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                            DECEMBER 31,
                                          JUNE 30,    --------------------------
                                            1996          1995          1994
                                        ------------  ------------  ------------
                                        (UNAUDITED)
                ASSETS
 Cash and due from banks..............  $  8,253,000  $  3,382,000  $  4,880,000
 Federal funds sold...................     6,100,000     1,100,000     3,950,000
                                        ------------  ------------  ------------
     Total cash and cash equivalents..    14,353,000     4,482,000     8,830,000
 Investment securities held to
  maturity, at amortized cost (fair
  value of $7,442,000, $6,488,000 and
  $4,353,000 in 1996, 1995 and 1994,
  respectively).......................     7,421,000     6,470,000     4,505,000
 Mortgage-backed securities available
  for sale, at fair value (amortized
  cost of $12,934,000, $9,099,000 and
  $11,613,000 in 1996, 1995 and 1994,
  respectively).......................    14,431,000     9,083,000    10,943,000
 Mortgage-backed securities held to
  maturity, at amortized cost (fair
  value of $22,766,000, $12,873,000
  and $12,948,000 in 1996, 1995 and
  1994, respectively).................    23,500,000    13,119,000    14,439,000
 Loans receivable, net................   459,251,000   272,174,000   181,471,000
 Loans held for sale, at lower of cost
  or market...........................                  18,597,000
 Stock in Federal Home Loan Bank of
  San Francisco, at cost..............     2,868,000     1,421,000     1,612,000
 Real estate owned, net...............     3,527,000     4,964,000     1,208,000
 Leasehold improvements and equipment,
  net.................................       325,000       275,000       167,000
 Due from affiliate...................     8,063,000     4,514,000     4,062,000
 Accrued interest receivable..........     4,545,000     3,042,000     1,599,000
 Prepaid expenses and other assets....     3,386,000     1,724,000     1,026,000
 Income taxes receivable, net.........     1,528,000     1,589,000       774,000
                                        ------------  ------------  ------------
     TOTAL............................  $543,198,000  $341,454,000  $230,636,000
                                        ============  ============  ============
 LIABILITIES AND STOCKHOLDERS' EQUITY
 LIABILITIES:
   Deposits...........................  $433,769,000  $304,020,000  $196,289,000
   Borrowings.........................    66,771,000    13,000,000    21,500,000
   Accounts payable and other
    liabilities.......................     3,858,000     3,902,000     2,056,000
   Subordinated debt..................                  11,000,000
   Deferred credits...................       948,000     1,134,000     1,772,000
   Minority interest in subsidiaries..       519,000       600,000       574,000
   Preferred stock in subsidiary held
    by others.........................                                 1,000,000
   Due to affiliates..................     2,259,000       759,000       652,000
                                        ------------  ------------  ------------
     Total liabilities................   508,124,000   334,415,000   223,843,000
                                        ------------  ------------  ------------
 COMMITMENTS AND CONTINGENCIES
 STOCKHOLDERS' EQUITY:
   Series A preferred stock...........                                 1,000,000
   Common stock.......................    35,550,000     6,800,000     6,800,000
   Retained earnings (accumulated
    deficit)..........................    (1,374,000)      255,000      (337,000)
   Unrealized gain (loss) on available
    for sale securities, net..........       898,000       (16,000)     (670,000)
                                        ------------  ------------  ------------
     Total stockholders' equity.......    35,074,000     7,039,000     6,793,000
                                        ------------  ------------  ------------
     TOTAL............................  $543,198,000  $341,454,000  $230,636,000
                                        ============  ============  ============

                See notes to consolidated financial statements.

            WILSHIRE FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                  SUCCESSOR                                    PREDECESSOR
                          -------------------------------------------------------------- -------------------------
                             SIX MONTHS ENDED           YEARS ENDED
                                 JUNE 30,               DECEMBER 31,         OCTOBER 8-   JULY 1-
                          -----------------------  -----------------------  DECEMBER 31, OCTOBER 7,  JULY 1, 1992-
                             1996         1995        1995        1994          1993        1993     JUNE 30, 1993
                          -----------  ----------  ----------  -----------  ------------ ----------  -------------
                               (UNAUDITED)
INTEREST INCOME:
 Loans..................  $20,436,000  $9,589,000  21,821,000  $ 7,923,000   $1,383,000  $1,763,000   $ 7,437,000
 Mortgage-backed
  securities............      898,000   1,019,000   1,359,000    1,361,000      218,000     169,000        26,000
 Investments and federal
  funds sold............      617,000     271,000   1,201,000      285,000       53,000      57,000       241,000
                          -----------  ----------  ----------  -----------   ----------  ----------   -----------
 Total interest income..   21,951,000  10,879,000  24,381,000    9,569,000    1,654,000   1,989,000     7,704,000
                          -----------  ----------  ----------  -----------   ----------  ----------   -----------
INTEREST EXPENSE:
 Deposits...............   10,633,000   6,465,000  13,944,000    5,017,000      764,000     956,000     4,055,000
 Borrowings.............    1,387,000     242,000     537,000      440,000       85,000
                          -----------  ----------  ----------  -----------   ----------  ----------   -----------
 Total interest
  expense...............   12,020,000   6,707,000  14,481,000    5,457,000      849,000     956,000     4,055,000
                          -----------  ----------  ----------  -----------   ----------  ----------   -----------
NET INTEREST INCOME.....    9,931,000   4,172,000   9,900,000    4,112,000      805,000   1,033,000     3,649,000
PROVISION FOR ESTIMATED
 LOSSES ON LOANS........   10,868,000   2,201,000   4,266,000    2,173,000       63,000   1,048,000     2,625,000
                          -----------  ----------  ----------  -----------   ----------  ----------   -----------
NET INTEREST (LOSS)
 INCOME AFTER PROVISION
 FOR ESTIMATED LOSSES ON
 LOANS..................     (937,000)  1,971,000   5,634,000    1,939,000      742,000     (15,000)    1,024,000
                          -----------  ----------  ----------  -----------   ----------  ----------   -----------
OTHER INCOME (LOSS):
 Bankcard income........    3,275,000   1,955,000   4,694,000      635,000
 Bankcard processing
  expense...............   (2,616,000) (1,391,000) (3,462,000)    (274,000)
 Gain (loss) on sale of
  loans.................    1,983,000      24,000     642,000                                             (60,000)
 Loan fees and charges..      648,000     199,000     610,000       43,000
 Gain on sale of
  mortgage-backed
  securities available
  for sale..............                               14,000       54,000       96,000
 Amortization of
  deferred credits......      230,000     230,000     460,000      388,000
 Other, net.............       16,000      33,000     149,000      381,000
                          -----------  ----------  ----------  -----------   ----------               -----------
 Total other income
  (loss)................    3,536,000   1,050,000   3,107,000    1,227,000       96,000                   (60,000)
                          -----------  ----------  ----------  -----------   ----------               -----------
 OTHER EXPENSES:
 Compensation and
  employee benefits.....    1,479,000   1,075,000   2,516,000    1,922,000      204,000     182,000       808,000
 FDIC insurance
  premiums..............      387,000     285,000     721,000      261,000       61,000      73,000       246,000
 Occupancy..............      141,000     145,000     385,000      319,000       38,000      64,000       214,000
 Professional services..      297,000     370,000   1,028,000      507,000       49,000      95,000       279,000
 Data processing and
  equipment rentals.....      124,000      98,000     232,000      162,000       15,000      20,000        67,000
 Real estate owned,
  net...................      104,000     126,000     170,000      241,000      269,000       6,000       165,000
 Loan service fees and
  expenses..............    2,111,000     369,000   1,958,000      242,000
 Other general and
  administrative
  expenses..............      864,000     683,000   1,092,000    1,290,000                   70,000       347,000
                          -----------  ----------  ----------  -----------   ----------  ----------   -----------
 Total other expenses...    5,507,000   3,151,000   8,102,000    4,944,000      636,000     510,000     2,126,000
                          -----------  ----------  ----------  -----------   ----------  ----------   -----------
(LOSS) INCOME BEFORE
 INCOME TAX PROVISION...   (2,908,000)   (130,000)    639,000   (1,778,000)     202,000    (525,000)   (1,162,000)
INCOME TAX (BENEFIT)
 PROVISION..............   (1,279,000)    (10,000)     47,000     (526,000)    (713,000)   (115,000)      167,000
                          -----------  ----------  ----------  -----------   ----------  ----------   -----------
NET (LOSS) INCOME.......  $(1,629,000) $ (120,000) $  592,000  $(1,252,000)  $  915,000  $ (410,000)  $(1,329,000)
                          ===========  ==========  ==========  ===========   ==========  ==========   ===========
(LOSS) EARNINGS PER
 SHARE..................  $    (21.11) $    (5.13) $    25.09  $   (135.43)  $   149.07
                          ===========  ==========  ==========  ===========   ==========

                See notes to consolidated financial statements.

            WILSHIRE FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                   SUCCESSOR                                     PREDECESSOR
                          ---------------------------------------------------------------- -------------------------
                             SIX MONTHS ENDED             YEARS ENDED
                                 JUNE 30,                DECEMBER 31,          OCTOBER 8-   JULY 1-
                          ------------------------  ------------------------  DECEMBER 31, OCTOBER 7,  JULY 1, 1992-
                              1996         1995        1995         1994          1993        1993     JUNE 30, 1993
                          ------------  ----------  ----------  ------------  ------------ ----------  -------------
                                (UNAUDITED)
CASH FLOWS FROM
 OPERATING ACTIVITIES:
 Net (loss) income......  $ (1,629,000) $ (120,000) $  592,000  $ (1,252,000)  $  915,000  $ (410,000) $ (1,329,000)
 Reconciliation of net
  income to net cash
  provided by operating
  activities:
 Provision for loan
  losses................    10,868,000   2,201,000   4,266,000     2,173,000       63,000   1,048,000     2,625,000
 Provision for real es-
  tate owned losses.....                   323,000     598,000       100,000        1,000                   108,000
 Depreciation and
  amortization..........        78,000      42,000     241,000       121,000       15,000      15,000        62,000
 Loss (gain) on sale of
  real estate owned.....      (386,000)    (19,000)    (97,000)      406,000                    6,000       (15,000)
 (Gain) loss from sale
  of
  securities available
  for sale..............                   (24,000)    (14,000)      (54,000)     (96,000)
 (Gain) loss on sale of
  loans held for sale...    (1,983,000)   (126,000)   (642,000)                                              60,000
 Proceeds from sale of
  loans held for sale...    21,411,000   2,506,000  16,673,000
 Amortization of dis-
  counts and deferred
  fees..................    (2,373,000) (1,038,000) (1,246,000)     (600,000)     (13,000)    (25,000)      (82,000)
 Amortization of de-
  ferred credits........      (230,000)   (230,000)   (460,000)     (388,000)    (101,000)
 FHLB stock dividend....       (21,000)    (40,000)    (40,000)      (39,000)      (6,000)     (5,000)      (10,000)
 Change in:
  Mortgage-backed
   securities held for
   trading..............                                             489,000     (489,000)
  Accrued interest
   receivable...........    (1,503,000)   (205,000) (1,443,000)     (238,000)    (125,000)     27,000       171,000
  Prepaid expenses and
   other assets.........    (1,662,000)   (258,000)   (698,000)      483,000   (1,073,000)     26,000      (283,000)
  Due from affiliates...    (3,549,000)  2,184,000    (452,000)   (2,833,000)  (1,229,000)
  Due to affiliates.....       (79,000)   (104,000)    107,000      (210,000)     675,000
  Current income taxes
   receivable...........      (750,000)   (100,000)   (396,000)      591,000     (108,000)                   94,000
  Deferred income
   taxes................       170,000    (228,000)   (419,000)      111,000     (124,000)
  Accounts payable and
   other liabilities....     1,535,000    (176,000)  1,846,000      (474,000)     765,000    (141,000)      (10,000)
  Minority interest.....       (81,000)    (19,000)     26,000                    347,000
  Other.................        44,000    (143,000)   (180,000)                     4,000
                          ------------  ----------  ----------  ------------   ----------  ----------  ------------
   Net cash provided by
    (used in) operating
    activities..........    19,860,000   4,426,000  18,262,000    (1,614,000)    (579,000)    541,000     1,391,000

                See notes to consolidated financial statements.

            WILSHIRE FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                       SUCCESSOR                                         PREDECESSOR
                           ----------------------------------------------------------------------  -------------------------
                                   SIX MONTHS                     YEARS
                                     ENDED                        ENDED
                                    JUNE 30,                   DECEMBER 31,          OCTOBER 8 -    JULY 1-
                           ---------------------------  ---------------------------  DECEMBER 31,  OCTOBER 7,  JULY 1, 1992-
                               1996           1995          1995           1994          1993         1993     JUNE 30, 1993
                           -------------  ------------  -------------  ------------  ------------  ----------  -------------
                                  (UNAUDITED)
CASH FLOWS FROM INVESTING
 ACTIVITIES:
 Purchase of loans.......  $(222,791,000) $(24,547,000) $(186,895,000) $(41,561,000)               $(889,000)   $ (100,000)
 Loan repayments, net of
  originations...........     21,946,000     4,308,000     49,035,000    16,836,000  $ 3,630,000   3,940,000    12,526,000
 Purchase of mortgage-
  backed securities
  available for sale.....     (2,737,000)                               (10,655,000)  (6,143,000)
 Proceeds from maturity
  of investment
  securities held to
  maturity...............     16,367,000                    1,000,000                  5,394,000     126,000
 Purchase of mortgage-
  backed securities held
  to maturity............    (30,534,000)                                (4,198,000) (12,329,000)
 Repayments of mortgage-
  backed securities held
  to maturity............        784,000       589,000        824,000       643,000
 Proceeds from sale of
  mortgage-backed
  securities available
  for sale...............                    1,513,000      1,496,000     3,963,000
 Repayments of mortgage-
  backed securities
  available for sale.....      1,060,000       400,000      1,528,000
 Purchases of securities
  and FHLB stock.........     (1,426,000)                  (2,965,000)     (105,000)                            (9,112,000)
 Proceeds from sale of
  FHLB stock.............                      266,000        231,000                                              127,000
 Proceeds from sale of
  real estate owned......      6,200,000       443,000      5,254,000       569,000                  121,000       632,000
 Purchase of subsidiary
  net of cash and cash
  equivalents............                                                  (346,000)
 Real estate owned
  improvements...........                                                                            (21,000)      (35,000)
 Purchases of leasehold
  improvements and
  equipment..............       (128,000)      (89,000)      (349,000)     (184,000)                 (29,000)       (3,000)
                           -------------  ------------  -------------  ------------  -----------   ---------    ----------
   Net cash (used in)
    provided by investing
    activities...........   (211,259,000)  (17,117,000)  (130,841,000)  (35,038,000)  (9,448,000)  3,248,000     4,035,000

                See notes to consolidated financial statements.

            WILSHIRE FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                    SUCCESSOR                                        PREDECESSOR
                          ------------------------------------------------------------------  --------------------------
                              SIX MONTHS ENDED             YEARS ENDED
                                  JUNE 30,                 DECEMBER 31,          OCTOBER 8-     JULY 1-
                          -------------------------  -------------------------  DECEMBER 31,  OCTOBER 7,   JULY 1, 1992-
                              1996         1995          1995         1994          1993         1993      JUNE 30, 1993
                          ------------  -----------  ------------  -----------  ------------  -----------  -------------
                                (UNAUDITED)
CASH FLOWS FROM
 FINANCING ACTIVITIES:
 Net change in
  deposits..............  $129,749,000  $34,722,000  $107,731,000  $26,181,000  $(6,289,000)  $  (112,000)  $(7,984,000)
 Proceeds from issuance
  of common stock.......    17,750,000          --            --     3,750,000    3,000,000           --            --
 Issuance of
  subordinated debt.....           --     3,500,000     9,000,000          --           --            --            --
 Proceeds from other
  borrowings............   224,626,000   46,926,000    77,419,000   41,677,000    6,348,000       260,000           --
 Repayments of other
  borrowings............  (170,855,000) (68,044,000)  (85,919,000) (30,285,000)         --            --            --
 Issuance of preferred
  stock.................           --           --            --     1,000,000          --            --            --
                          ------------  -----------  ------------  -----------  -----------   -----------   -----------
   Net cash provided by
    (used in) financing
    activities..........   201,270,000   17,104,000   108,231,000   42,323,000    3,059,000       148,000    (7,984,000)
                          ------------  -----------  ------------  -----------  -----------   -----------   -----------
NET INCREASE (DECREASE)
 IN CASH AND CASH
 EQUIVALENTS............     9,871,000    4,413,000    (4,348,000)   5,671,000   (6,968,000)    3,937,000    (2,558,000)
                          ------------  -----------  ------------  -----------  -----------   -----------   -----------
CASH AND CASH
 EQUIVALENTS:...........
 Beginning of year......     4,482,000    8,830,000     8,830,000    3,159,000   10,127,000     6,190,000     8,748,000
                          ------------  -----------  ------------  -----------  -----------   -----------   -----------
 End of year............  $ 14,353,000  $13,243,000  $  4,482,000  $ 8,830,000  $ 3,159,000   $10,127,000   $ 6,190,000
                          ============  ===========  ============  ===========  ===========   ===========   ===========
SUPPLEMENTAL DISCLOSURES
 OF CASH FLOW
 INFORMATION--
 Cash paid during the
  period for:
 Interest...............  $ 12,933,000  $ 6,456,000  $ 13,833,000  $ 5,479,000  $   768,000   $   964,000   $ 4,134,000
 Income taxes...........           --           --        365,000      110,000       94,000        24,000       280,000
NONCASH INVESTING
 ACTIVITIES:
 Additions to real
  estate owned acquired
  in settlement of
  loans.................     4,377,000    1,727,000     9,878,000    3,122,000       65,000       259,000       842,000
 Loans to facilitate the
  sale of real estate
  owned.................           --       224,000       367,000    2,352,000          --            --            --
NONCASH FINANCING
 ACTIVITIES:
 Exchange of
  subordinated debt for
  common stock..........     2,000,000          --            --           --           --            --            --
 Exchange of preferred
  stock for subordinated
  debt..................           --           --      2,000,000          --           --            --            --

                See notes to consolidated financial statements.

            WILSHIRE FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                   UNREALIZED
                                                                                      GAIN
                                                                                     (LOSS)
                                                                                       ON
                               SERIES A                                RETAINED    AVAILABLE-
                            PREFERRED STOCK         COMMON STOCK       EARNINGS     FOR-SALE
                         ----------------------  ------------------- (ACCUMULATED  SECURITIES
                           SHARES      AMOUNT    SHARES    AMOUNT      DEFICIT)    NET OF TAX     TOTAL
                         ----------  ----------  ------- ----------- ------------  ----------  -----------
BALANCE, October 8,
 1993...................        --   $      --     6,644 $ 3,050,000 $       --    $     --    $ 3,050,000
 Net income.............                                                 915,000                   915,000
 Unrealized loss on
  available-for-sale
  securities............                                                            (159,000)     (159,000)
                         ----------  ----------  ------- ----------- -----------   ---------   -----------
BALANCE, December 31,
 1993...................                           6,644   3,050,000     915,000    (159,000)    3,806,000
 Net loss...............                                              (1,252,000)               (1,252,000)
 Unrealized loss on
  available-for-sale
  securities............                                                            (511,000)     (511,000)
 Issuance of stock......  1,000,000   1,000,000   16,952   3,750,000                             4,750,000
                         ----------  ----------  ------- ----------- -----------   ---------   -----------
BALANCE, December 31,
 1994...................  1,000,000   1,000,000   23,596   6,800,000    (337,000)   (670,000)    6,793,000
 Net income.............                                                 592,000                   592,000
 Unrealized gain on
  available-for-sale
  securities............                                                             654,000       654,000
 Exchange of preferred
  stock for subordinated
  debt.................. (1,000,000) (1,000,000)                                                (1,000,000)
                         ----------  ----------  ------- ----------- -----------   ---------   -----------
BALANCE, December 31,
 1995...................                          23,596   6,800,000     255,000     (16,000)    7,039,000
 Net loss (unaudited)...                                              (1,629,000)               (1,629,000)
 Unrealized gain on
  available-for-sale
  securities, net of tax
  (unaudited)...........                                                             914,000       914,000
 Exchange of
  subordinated debt for
  common stock
  (unaudited)...........                          36,913  11,000,000                            11,000,000
 Issuance of common
  stock (unaudited).....                          60,304  17,750,000                            17,750,000
                         ----------  ----------  ------- ----------- -----------   ---------   -----------
BALANCE, JUNE 30, 1996
 (Unaudited)............        --   $      --   120,813 $35,550,000 $(1,374,000)  $ 898,000   $35,074,000
                         ==========  ==========  ======= =========== ===========   =========   ===========


                See notes to consolidated financial statements.

           WILSHIRE FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Nature of Operations--Wilshire Financial Services Group, Inc. and subsidiaries (the "Company") operate two banks (the "Banks") located in Southern California and have administrative headquarters in Portland, Oregon. The Banks are federally chartered savings institutions regulated by the Office of Thrift Supervision ("OTS"). The Company's primary sources of revenue are real estate and consumer loans acquired in purchase transactions, mortgage-backed securities, loan securitization transactions, and merchant bankcard operations.

  Principles of Consolidation and Combination--Wilshire Financial Services Group, Inc. ("WFSG") was incorporated in 1996 to be the holding company for Wilshire Acquisitions Corporation ("WAC"), which is the holding company for two banks acquired in transactions discussed below. WFSG has had no historical operations other than those of WAC and its subsidiaries, but is expected to form other subsidiaries in the future that will conduct other operations.

  The Predecessor to the Company is First Bank of Beverly Hills, F.S.B. ("FBBH"). On October 7, 1993, WAC (or "Successor") acquired 94.9% of FBBH's common stock in a purchase accounting transaction. FBBH's fiscal year end was then changed from June 30 to December 31. Therefore, the accompanying financial statements present the operations of FBBH for its fiscal year ended June 30, 1993 and for the period from July 1 through October 7, 1993, and the consolidated operations of WAC and FBBH for the period from October 8 through December 31, 1993.

  On November 9, 1994, a newly-formed entity with ownership and management common to WAC-Wilshire Acquisitions Corporation II ("WACII")--acquired 94.9% of the common stock of Girard Savings Bank, F.S.B. and subsidiary ("GSB") in a purchase accounting transaction. Because WAC and WACII were under common control, the accompanying financial statements are presented on a combined basis as of December 31, 1994 and for the periods from November 9 through December 31, 1994 and from January 1 through December 27, 1995. On December 27, 1995, WAC and WACII were merged and WAC was named as the surviving entity. Financial information as of December 31, 1995 and for the period from December 27, 1995 through December 31, 1995 is presented on a consolidated basis and includes the accounts of WAC, FBBH and GSB.

  The purchase prices of the Banks were less than the fair values of the net assets acquired. As a result, the Company recorded deferred credits or negative goodwill, totaling $2,156,000. These credits are being amortized over five years on a straight-line basis. The other material purchase accounting adjustment relates to the carrying value of GSB loans; the difference between the carrying value and the estimated fair value of the loans at the date of acquisition is being amortized over the expected lives of the related loans.

  With respect to all consolidated and combined financial information, intercompany transactions and balances have been eliminated. For convenience, all the accompanying financial statements are referred to as "consolidated".

  Use of Estimates in the Preparation of the Consolidated Financial Statements--The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include valuation allowances for loans and real estate owned, merchant bankcard charge-back reserves and fair values of certain financial instruments for which there is not an active market.

  Cash and Cash Equivalents--For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks and federal funds sold.

           WILSHIRE FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

  Investment Securities and Mortgage-Backed Securities--The Company's securities portfolios consist of mortgage-backed and other investment securities that are classified as held-to-maturity or as available-for-sale. Securities are classified as held-to-maturity when management believes the Company has the ability and the positive intent to hold the securities to maturity. Securities classified as held-to-maturity are carried on an historical cost basis, adjusted for the amortization of premiums and accretion of discounts using a method that approximates the interest method. Securities are classified as available-for-sale when the Company intends to hold the securities for an indefinite period of time, but not necessarily to maturity. Securities classified as available-for-sale are reported at their fair values. Unrealized holding gains and losses on securities available-for-sale are reported, net of tax, as a separate component of stockholders' equity. Realized gains and losses from the sales of available-for-sale securities are reported separately in the consolidated statements of operations and are calculated using the specific identification method. The Company has no trading securities.

  Loans Receivable, Loans Held for Sale and Allowance for Loan Losses--Loans are reported at the principal amount outstanding, net of deferred loan origination fees, the allowance for loan losses and discounts on purchased loans. Interest income is calculated using the simple interest method. The recognition of interest income is discontinued when, in management's judgment, the collection of interest is deemed to be unlikely.

  Nonrefundable fees and direct costs associated with the origination of loans are deferred and shown net of outstanding loan balances. The net deferred fees and costs are recognized in interest income over the terms of the loans using a method that approximates the interest method.

  On January 1, 1995, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 114, Accounting by Creditors for Impairment of a Loan, as amended by SFAS No. 118, Accounting by Creditors for Impairment of a Loan-- Income Recognition and Disclosures. This statement prescribes that a loan is impaired when it is probable that the creditor will be unable to collect all contractual principal and interest payments under the terms of the loan agreement. This statement generally requires impaired loans to be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as an expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. Specific valuation allowances are recorded when the measurement of impairment indicates that the fair value of the loan is less than its carrying amount. Adoption of SFAS No. 114 did not have a material effect on the Company's financial statements.

  The Company considers most purchased pools of loans (pools comprising single-family residential loans and consumer loans) to consist of smaller balance homogeneous loans and therefore, as permitted by SFAS No. 114, evaluates such loans for impairment on a pooled basis, considering the discounts in purchase prices relative to gross principal and interest.

  After purchase, discounts on purchased loan pools are segregated into (a) valuation allowances for estimated losses on specific loans ("specific valuation allowances"), (b) valuation allowances for the inherent risk of losses in the loan portfolio that have yet to be specifically identified ("general valuation allowances") and (c) portions of the discounts regarded as yield adjustments. The specific and general valuation allowances are included in the allowance for loan losses. Discounts regarded as yield adjustments are accreted to interest income using a method that approximates the interest method.

  The allowance for loan losses is maintained at a level believed adequate by management to absorb potential losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, previous loan loss experience, current economic conditions, volume, growth and composition of the loan portfolio and other relevant factors. The allowance is increased by provisions for loan losses charged against operations and recoveries of previously charged off credits.

           WILSHIRE FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

  Loans Held for Sale and Securitizations--The Company does not generally acquire loans with the intention of selling or securitizing them. However, when a decision is made to sell certain loans, they are classified as held for sale and are carried at the lower of cost or market. Adjustments to the lower of cost or market are charged to current operations. Gains or losses on loan pools sold through securitization transactions are based on the difference between the cash proceeds received on the certificates sold to outside investors and the Company's cost basis allocated to such interests in the loan pools. The percentage allocation of the loan pools' cost basis between the portions sold and subordinated interests retained is based on the relative fair values of those portions.

  There were no loans held for sale as of June 30, 1996 or December 31, 1994. Loans held for sale at December 31, 1995 were predominantly nonperforming loans purchased at deep discounts, and were sold in a 1996 securitization transaction.

  Derivative Financial Instruments--Beginning in 1996, the Company utilizes interest-rate swaps as a component of its interest-rate risk hedging strategy. Swaps are matched against fixed-rate loans, effectively converting them to variable-rate loans. Settlements with the counterparty to the swaps increase or reduce loan interest income reported in the statements of operations.

  Real Estate Owned--Real estate acquired in settlement of loans is originally recorded at fair value less estimated costs to sell. Loan balances in excess of fair value of the real estate acquired are charged against the allowance for loan losses at the date of acquisition. Allowances are recorded to provide for estimated declines in fair value subsequent to the date of acquisition. Any subsequent operating expenses or income, as well as gains or losses on disposition of such properties, are charged to current operations.

  Leasehold Improvements and Equipment--Office leasehold improvements and equipment are stated at cost, less accumulated depreciation and amortization, computed on the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the lives of the respective leases or the service lives of the improvements, whichever are shorter.

  Income Taxes--The Company files consolidated federal income tax returns with its subsidiaries. Deferred tax assets and liabilities represent the tax effects, based on current tax law, of future deductible or taxable amounts attributable to events that have been recognized in the financial statements. A valuation allowance is recorded against deferred tax assets when there is not presumptive evidence that it is more likely than not that the deferred tax assets will be realized.

  Bankcard Operations--Bankcard income includes merchant discounts and transaction fees for processing Visa and Mastercard transactions. Bankcard expense consists primarily of fees paid to the Company's third-party processors and interchange fees paid to card-issuing banks. Other direct and indirect costs of Bankcard operations are included in various other categories of expenses and are not specifically allocated separately from other operating expenses of the Company.

  Capital Structure--In the accompanying consolidated statements of stockholders' equity, shares of common stock issued and outstanding are presented based on the actual number of shares issued by WAC, and the number of shares issued by WACII adjusted to their WAC equivalents as determined when the two entities merged in 1995. As of December 31, 1995, WAC has the following types of authorized shares of stock:

     50,000,000 shares of common, $0.01 par value
    200,000,000 shares of preferred, $0.01 par value

  Of the 200,000,000 shares of preferred stock authorized, 100,000,000 has been designated as Series A. The Series A preferred stock has a $1 per share liquidation preference and a dividend rate of $.14 per share per

           WILSHIRE FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES annum, noncumulative. No cash dividends have been declared or paid on such stock at any point when it has been outstanding.

  Preferred stock issued and outstanding at December 31, 1994 consisted of Series A preferred stock of WACII, which was exchanged for Series A preferred stock of WAC in 1995, pursuant to the merger of the two companies. All common stock of WACII was also exchanged in the merger. The preferred stock of a subsidiary (FBBH) held by the majority stockholders of WAC as of December 31, 1994 was also exchanged for WAC Series A preferred in 1995. All of the WAC Series A preferred was then exchanged for subordinated debt issued by the majority stockholders (see Note 7).

  Effective January 1, 1996, all subordinated debt was exchanged for WAC's common stock.

  Earnings Per Share is calculated based on the weighted average number of shares of common stock outstanding during the year giving effect to the exercise of stock options using the treasury stock method if such effect is not anti-dilutive. The weighted average number of shares outstanding for 1995, 1994 and the period in 1993 subsequent to the acquisition of the Predecessor was 23,596, 9,245 and 6,138, respectively. The weighted average shares outstanding for the six months ended June 30, 1996 was 77,175 (unaudited).

  Recent Accounting Standards--SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, is effective for financial statements issued for fiscal years beginning after December 15, 1995. The Company does not anticipate a material impact on its operations or financial position from the implementation of SFAS No. 121 in 1996.

  SFAS No. 123, Accounting for Stock-Based Compensation, is effective for financial statements for fiscal years beginning after December 15, 1995. The Company does not intend to adopt the fair value method of accounting for stock compensation discussed in SFAS No. 123, but will instead retain the intrinsic value method used historically, and will make the disclosures required by the statement.

  SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Financial Liabilities, is generally effective for relevant transactions occurring after December 31, 1996, and must be applied prospectively. Earlier application is not permitted. Based on the types of transactions the Company has engaged in historically, the pronouncement is expected to be relevant to similar future transactions and may affect both the accounting for, and disclosures about, such transactions. Transactions affected may include sales of loans, particularly sales affected through securitization transactions, and repurchase agreements. The Company does not currently service financial assets and does not expect to be affected by the provisions of SFAS No. 125 related to servicing. The Company does not believe that the pronouncement would have had a material effect on any transactions reflected in the accompanying financial statements, if its provisions had been previously adopted.

  Interim Financial Data--In the opinion of management of the Company, the accompanying unaudited consolidated financial statements contain all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial position of the Company as of June 30, 1996 and the results of operations for the six months ended June 30, 1996 and 1995. Disclosures concerning the unaudited interim financial information presented in these notes to the consolidated financial statements have been included when management considered them necessary with respect to significant changes in the business during the six months ended June 30, 1996. Not all disclosures considered necessary for annual audited financial statements are presented.

           WILSHIRE FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

2. INVESTMENT AND MORTGAGE-BACKED SECURITIES

  The amortized cost, fair value and gross unrealized gains and losses on investment securities (U.S. Treasury notes) and mortgage-backed securities as of December 31, 1995 and 1994 are shown below. Fair value estimates were obtained from an independent pricing service.

                                             GROSS      GROSS
                               AMORTIZED   UNREALIZED UNREALIZED     FAIR
              1995                COST       GAINS      LOSSES      VALUE
              ----            ------------ ---------- ---------- ------------
   Available-for-sale
    mortgage-backed
    securities............... $  9,099,000  $    --   $   16,000 $  9,083,000
                              ============  ========  ========== ============
   Held-to-maturity:
     U.S. Treasury notes..... $  6,470,000  $ 22,000  $    4,000 $  6,488,000
     Mortgage-backed
      securities.............   13,119,000       --      246,000   12,873,000
                              ------------  --------  ---------- ------------
       Total held-to-
        maturity............. $ 19,589,000  $ 22,000  $  250,000 $ 19,361,000
                              ============  ========  ========== ============
                                             GROSS      GROSS
                               AMORTIZED   UNREALIZED UNREALIZED     FAIR
              1994                COST       GAINS      LOSSES      VALUE
              ----            ------------ ---------- ---------- ------------
   Available-for-sale
    mortgage-backed
    securities............... $ 11,613,000  $    --   $  670,000 $ 10,943,000
                              ============  ========  ========== ============
   Held-to-maturity:
     U.S. Treasury notes..... $  4,505,000  $    --   $  152,000 $  4,353,000
     Mortgage-backed
      securities.............   14,439,000       --    1,491,000   12,948,000
                              ------------  --------  ---------- ------------
       Total held-to-
        maturity............. $ 18,944,000  $    --   $1,643,000 $ 17,301,000
                              ============  ========  ========== ============

  The amortized cost and estimated fair value of investment securities held to maturity other than mortgage-backed securities at December 31, 1995 and 1994 by contractual maturity are as follows:

                                                         AMORTIZED     FAIR
                           1995                            COST        VALUE
                           ----                         ----------- -----------
   Due in less than one year........................... $ 4,970,000 $ 4,966,000
   Due in one to five years............................   1,500,000   1,522,000
                                                        ----------- -----------
                                                        $ 6,470,000 $ 6,488,000
                                                        =========== ===========
                           1994
                           ----
   Due in less than one year........................... $ 1,000,000 $   983,000
   Due in one to five years............................   3,505,000   3,370,000
                                                        ----------- -----------
                                                        $ 4,505,000 $ 4,353,000
                                                        =========== ===========

  The Company receives payments on all mortgage-backed securities over periods that are considerably shorter than the contractual maturities of the securities, which range from 6 to 30 years.

  At June 30, 1996, mortgage-backed securities with carrying values of $27,340,000 (unaudited) and market values of approximately $26,700,000 (unaudited) were pledged to secure FHLB borrowings, merchant bankcard transactions and certain guarantees related to a loan securitization transaction. Of the total securities pledged, securities with fair values of approximately $9,100,000 (unaudited) were delivered to, and are held in custody of, Bankers Trust and the Federal Reserve Bank.

  The loan securitization involved the sale of discounted nonperforming loans with carrying amounts of approximately $31,800,000 (unaudited). The Banks are contingently liable for losses, if any, that could arise if the collectibility of any securitized loan is unenforceable due to the absence of original notes or files. In addition, the Banks are contingently liable to pay the interest due on the senior securities if the liquidation of the assets underlying the securities results in a shortfall on any due date; any such shortfall paid by the Banks would be reimbursable if liquidation proceeds were ultimately sufficient to cover the interest. Management believes that it is not probable that any losses will be incurred for these or other reasons involving the securitization.

            WILSHIRE FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

3. LOANS RECEIVABLE AND LOANS HELD FOR SALE

  Loans receivable and loans held for sale consist of:

                                                           DECEMBER 31,
                                          JUNE 30,   -------------------------
                                            1996         1995         1994
                                        ------------ ------------ ------------
                                        (UNAUDITED)
   Real estate loans:
     One to four units................. $336,149,000 $190,424,000 $ 53,308,000
     Over four units...................   78,616,000   71,239,000   77,891,000
     Commercial........................   56,874,000   52,078,000   55,112,000
     Land..............................    3,450,000    2,903,000    3,329,000
                                        ------------ ------------ ------------
       Total loans secured by real
        estate.........................  475,089,000  316,644,000  189,640,000
     Other loans.......................   34,316,000   20,811,000    8,948,000
                                        ------------ ------------ ------------
                                         509,405,000  337,455,000  198,588,000
   Less:
     Allowance for loan losses.........   31,988,000   25,651,000    7,701,000
     Deferred loan fees................      219,000      245,000      286,000
     Discount on purchased loans not
      included in allowance for loan
      losses...........................   17,947,000   20,788,000    9,130,000
                                        ------------ ------------ ------------
                                        $459,251,000 $290,771,000 $181,471,000
                                        ============ ============ ============

  Included in the preceding table are loans held for sale as of December 31, 1995, consisting of the following, at cost, which is lower than estimated fair value:

   Real estate loans:
     One to four units............................................. $33,497,000
     Commercial....................................................     466,000
     Land..........................................................     194,000
                                                                    -----------
       Total loans secured by real estate..........................  34,157,000
   Other loans.....................................................      12,000
                                                                    -----------
                                                                     34,169,000
   Less allowances, discounts and fees.............................  15,572,000
                                                                    -----------
                                                                    $18,597,000
                                                                    ===========

  As of December 31, 1995 and 1994, loans receivable with adjustable rates of interest were $265,702,000 and $170,437,000, respectively, and loans receivable with fixed rates of interest were $71,753,000 and $28,151,000, respectively. Adjustable-rate loans are generally indexed to the FHLB's Eleventh District Cost of Funds Index, LIBOR or Prime and are subject to limitations on the timing and extent of adjustment. Most loans adjust within six months of changes in the index.

  The Company has a geographic concentration of mortgage loans in Southern California, which experienced declines in real estate values in recent years. Substantially all loans originated or acquired by the Predecessor, and by GSB prior to its acquisition by the Company, were collateralized by Southern California real estate. Performing mortgage loans acquired subsequently have also been concentrated in Southern California, but to a lesser degree, and the geographic diversification of the portfolio is generally widening through loan acquisitions.

           WILSHIRE FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

  Activity in the allowance for loan losses is summarized as follows:

                                                                      PERIOD FROM
                              SIX MONTHS    YEAR ENDED DECEMBER 31,    JULY 1 TO
                                 ENDED      ------------------------  DECEMBER 31,
                             JUNE 30, 1996     1995         1994          1993
                             -------------  -----------  -----------  ------------
                              (UNAUDITED)
   Balance, beginning of
    year...................  $ 25,651,000   $ 7,701,000  $ 4,314,000  $ 4,221,000
   Loans charged off.......   (12,766,000)   (5,404,000)  (1,666,000)  (1,042,000)
   Recoveries..............     1,374,000        81,000       71,000       24,000
   Provision for loan loss-
    es.....................    10,868,000     4,266,000    2,173,000    1,111,000
   Allocations from
    purchased loan
    discounts..............     6,861,000    19,007,000    2,809,000
                             ------------   -----------  -----------  -----------
   Balance, end of year....  $ 31,988,000   $25,651,000  $ 7,701,000  $ 4,314,000
                             ============   ===========  ===========  ===========

  Both FBBH and GSB were examined by the Office of Thrift Supervision ("OTS") during the six months ended June 30, 1996. Based on its examination findings and its policies concerning financial reporting practices for savings institutions, the OTS required adjustments to the allowance for loan losses, primarily related to two loan products in the portfolio. Additional provisions for losses of $4,084,000 and $2,887,000 (unaudited) were recorded for purchased high-coupon automobile loans to sub-prime borrowers and for certain income-producing real estate loans in the Banks' preacquisition portfolios, respectively. The Banks invested in automobile loans in late 1995 and early 1996. OTS regulations require that such loans, if past due more than 120 days, must be fully reserved. Management believes that dispositions of the automobile collateral will provide for significant recoveries. Real estate loans for which additional losses were provided in 1996 were identified by the OTS as "troubled collateral-dependent" loans. These loans were primarily performing loans that were undercollateralized, based on the current fair value of the real estate collateral, and loans that had become impaired during 1996. The losses provided were the amounts necessary to reduce the carrying values of the loans to the fair values of the collateral. Potential recoveries of losses on these loans depend on continued performance by the borrowers and/or improvement in the fair values of the real estate.

  At December 31, 1995, the Company had classified $14,241,000 of its loans as impaired with specific valuation allowances related to impairment of $4,155,000, and $9,593,000 of its loans impaired with no related specific valuation allowances determined in accordance with SFAS No. 114. The average recorded investment in impaired loans during the year ended December 31, 1995 was $24,204,000. Interest income of $1,631,000 was recognized on impaired loans during the year ended December 31, 1995 based on cash payments. These amounts exclude consideration of single family residential and consumer loan pools not evaluated for impairment under SFAS No. 114. Management believes that allowances allocated from purchased loan discounts, and other allowances established through provisions for loan losses, provide adequate measurements of impairments of these pools collectively. Loans for which income was not being accrued at December 31, 1995 and 1994 were approximately $55,335,000 and $12,801,000, respectively, including loans evaluated for impairment under SFAS No. 114 and loans evaluated for impairment on a pooled basis. Interest income that would have been recorded under the original terms of such loans was $7,267,000 and $1,298,000 for the years ended December 31, 1995 and 1994, respectively.

  Management estimates are required to determine the allowance for loan losses. Estimation is also involved in determining the ultimate recoverability of purchased loans and, consequently, the pricing of purchased loans and the adequacy of purchased discounts to provide allowances for credit risk. These estimates are inherently uncertain and depend on the outcome of future events. Regulatory authorities have required substantial increases in the allowances maintained by many banks in recognition of the inherent risk in the existing economic

           WILSHIRE FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES environment. Although management believes the levels of the allowance as of December 31, 1995 and June 30, 1996 are adequate to absorb losses inherent in the loan portfolio, rising interest rates, various other economic factors and regulatory requirements may result in increasing losses that cannot reasonably be predicted at this date. Such losses may also result in unanticipated erosion of the Banks' capital.

4. REAL ESTATE OWNED

  Real estate owned consists of property obtained through foreclosure. In the accompanying consolidated statements of financial condition, real estate owned is presented net of allowances for estimated losses. Activity in the allowance for estimated losses on real estate owned is as follows:

                              SIX MONTHS                             PERIOD FROM
                                 ENDED     YEAR ENDED DECEMBER 31,    JULY 1 TO
                             JUNE 30, 1996 ------------------------- DECEMBER 31,
                              (UNAUDITED)      1995         1994         1993
                             ------------- ------------  ----------- ------------
   Balance, beginning of
    year...................   $1,193,000   $    123,000  $   55,000    $54,000
   Charge-offs.............     (736,000)       (82,000)    (32,000)
   Allocation of purchase
    discount...............                     554,000
   Provision for the year..                     598,000     100,000      1,000
                              ----------   ------------  ----------    -------
   Balance, end of year....   $  457,000   $  1,193,000  $  123,000    $55,000
                              ==========   ============  ==========    =======

5. LEASEHOLD IMPROVEMENTS AND EQUIPMENT

  Leasehold improvements and equipment consist of:

                                                              DECEMBER 31,
                                                          ---------------------
                                                             1995       1994
                                                          ----------  ---------
   Leasehold improvements................................ $  299,000  $ 275,000
   Furniture and equipment...............................    718,000    629,000
                                                          ----------  ---------
   Total cost............................................  1,017,000    904,000
   Accumulated depreciation and amortization.............   (742,000)  (737,000)
                                                          ----------  ---------
                                                          $  275,000  $ 167,000
                                                          ==========  =========

6. DEPOSITS

  Deposits consist of:

                                                             DECEMBER 31,
                                                       -------------------------
                                                           1995         1994
                                                       ------------ ------------
   Passbook accounts.................................. $    304,000 $     90,000
   Money market accounts..............................    1,267,000    2,831,000
   NOW/checking.......................................    5,111,000    3,509,000
   Time deposits:
     Less than $100,000...............................  247,814,000  160,018,000
     $100,000 and greater.............................   49,524,000   29,841,000
                                                       ------------ ------------
     Total deposits................................... $304,020,000 $196,289,000
                                                       ============ ============

           WILSHIRE FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

  A summary of time deposits by maturity at December 31, 1995 is as follows:

   YEAR ENDING
   DECEMBER 31,
   ------------
    1996........................................................... $253,107,000
    1997...........................................................   39,644,000
    1998...........................................................    4,341,000
    1999...........................................................      246,000
                                                                    ------------
                                                                    $297,338,000
                                                                    ============

7. BORROWINGS AND SUBORDINATED DEBT

  Federal Home Loan Bank ("FHLB") advances and repurchase agreements consist of the following:

                                                              DECEMBER 31,
                                                         -----------------------
                                                            1995        1994
                                                         ----------- -----------
   FHLB advances........................................             $13,000,000
   Repurchase agreement................................. $13,000,000   8,500,000
                                                         ----------- -----------
                                                         $13,000,000 $21,500,000
                                                         =========== ===========

  Repurchase agreements are issued under a master repurchase agreement with Bear Stearns Mortgage Capital Corp. Proceeds from the agreements are used to purchase loan pools. The assets purchased by Bear Stearns include the loans acquired by the Banks with the proceeds as well as other assets. At December 31, 1995, the outstanding agreements were secured by loans with unpaid principal balances of $54,210,000 and securities with carrying values of $2,930,000. At December 31, 1994 repurchase agreements and FHLB advances were secured by FHLB stock, loans with unpaid principal balances of $21,859,000 and securities with carrying values of $13,165,000. Loans purchased by Bear Stearns under the repurchase agreements are held in custody by a third party.

  Following is information about borrowings under repurchase agreements:

                                         SIX MONTHS   YEAR ENDED DECEMBER 31,
                                            ENDED     ------------------------
                                        JUNE 30, 1996    1995         1994
                                        ------------- -----------  -----------
                                         (UNAUDITED)
   Average balance during the period..   $68,495,000  $ 1,000,000  $ 2,297,000
   Highest amount outstanding during
    the period........................    97,000,000   13,000,000    8,500,000
   Average interest rate during the
    period............................           6.8%         6.7%         5.8%
   Average interest rate--end of peri-
    od................................           6.9%         6.7%         5.8%

  The following unaudited information concerns significant developments related to the repurchase agreements and other financial instruments during the six months ended June 30, 1996:

    At June 30, 1996, outstanding repurchase agreements were $66,290,000, secured by loans with unpaid principal balances of $156,280,000.

    In April, 1996, the Banks entered into an interest-rate swap with a $70,000,000 notional amount with Bear Stearns. The swap effectively converts $70,000,000 of purchased fixed-rate loans to variable-rate loans. The Banks pay 6.25% and Bear Stearns pays a variable rate based on the one-month USD LIBOR plus .225%. The swap matures in April 2001 and has a cancellation trigger when the two-year constant maturity treasury equals or exceeds 9%. The notional principal amount amortizes at a rate of 1.2532% each month. At June 30, 1996, the notional principal is $63,246,000.

           WILSHIRE FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

  WAC's capitalization includes subordinated debt with majority stockholders in amounts up to $50,000,000. This borrowing pays interest at 14% per annum, compounded quarterly, has no stated maturity, and represents an unsecured general obligation of the Company. As of December 31, 1995, borrowings under the subordinated debt agreement were $11,000,000. As stated in Note 1, the Company's common stock was exchanged for the subordinated debt on January 1, 1996.

8. INCOME TAXES

  The provisions for income tax (benefit) consist of the following:

                                           YEAR ENDED           PERIOD FROM
                                          DECEMBER 31,       OCTOBER 8 THROUGH
                                       --------------------    DECEMBER 31,
                                         1995       1994           1993
                                       ---------  ---------  -----------------
   Current tax expense (benefit):
     Federal.......................... $ 434,000  $(656,000)     $ 124,000
     State............................    32,000     19,000         22,000
                                       ---------  ---------      ---------
                                         466,000   (637,000)       146,000
                                       ---------  ---------      ---------
   Deferred tax expense (benefit):
     Federal..........................  (250,000)    90,000       (902,000)
     State............................  (169,000)    21,000         43,000
                                       ---------  ---------      ---------
                                        (419,000)   111,000       (859,000)
                                       ---------  ---------      ---------
   Total income tax provision (bene-
    fit).............................. $  47,000  $(526,000)     $(713,000)
                                       =========  =========      =========

  Deferred income taxes receivable (payable) are summarized as follows:

                                                           DECEMBER 31,
                                                      ------------------------
                                                         1995         1994
                                                      -----------  -----------
Deferred tax assets:
  Purchase discounts................................. $ 1,349,000  $   211,000
  Purchase accounting adjustments....................     629,000      899,000
  Depreciation.......................................      65,000       67,000
  Provision for loan loss............................     408,000    1,404,000
  Net operating loss.................................     170,000      229,000
  State taxes........................................      10,000       20,000
                                                      -----------  -----------
    Gross deferred tax assets........................   2,631,000    2,830,000
                                                      -----------  -----------
Deferred tax liabilities:
  Partnership income.................................     (44,000)    (275,000)
  Deferred loan fees.................................    (351,000)    (405,000)
  FHLB stock dividends...............................    (242,000)    (220,000)
  Prepaids...........................................     (97,000)     (74,000)
  Other..............................................      (1,000)      (6,000)
                                                      -----------  -----------
    Gross deferred tax liability.....................    (735,000)    (980,000)
                                                      -----------  -----------
Total deferred tax asset.............................   1,896,000    1,850,000
Valuation allowance..................................  (1,726,000)  (2,099,000)
                                                      -----------  -----------
Net deferred tax asset (liability)................... $   170,000  $  (249,000)
                                                      ===========  ===========

           WILSHIRE FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

  The difference between the effective tax rate implicit in the consolidated financial statements and the statutory federal income tax rate can be attributed to the following:

                                                                 PERIOD FROM
                                                YEARS ENDED       OCTOBER 8
                                               DECEMBER 31,        THROUGH
                                               ---------------   DECEMBER 31,
                                                1995     1994        1993
                                               ------   ------   ------------
   Federal income tax provision at statutory
    rate......................................   35.0 %  (35.0)%      35.0 %
   State taxes, net of federal benefit........    4.0
   Valuation allowance........................  (25.1)     8.8      (388.0)
   Change in prior year estimate..............   (7.8)
   Other......................................    1.3     (3.4)
                                               ------   ------      ------
     Effective income tax rate................    7.4 %  (29.6)%    (353.0)%
                                               ======   ======      ======

  At December 31, 1995, the Banks had net operating loss carryforwards for state income tax purposes of approximately $1,319,000, $155,000 and $32,000, expiring in the years 1997, 1998 and 1999, respectively. At December 31, 1994, the Banks had net operating loss carryforwards for state income tax purposes of approximately $9,000, $1,324,000, $122,000 and $565,000, expiring in the years 1996, 1997, 1998 and 1999, respectively.

  At June 30, 1996, income taxes receivable (unaudited) consist entirely of taxes currently receivable (i.e., refundable from loss carrybacks), and there is a valuation allowance recorded against all deferred tax assets, net of deferred tax liabilities.

9. COMMITMENTS AND CONTINGENCIES

  Profit Sharing Plan--The Banks' employees participate in a defined contribution profit sharing and 401(k) plan sponsored by companies included in the Company's "control group." At the discretion of the Banks' Boards of Directors, the Banks may elect to contribute to the plan based on profits of the Banks or based on matching participants' contributions. In 1995, the Banks contributed $28,000 to the plan.

  Lease Commitments--The following is a schedule by year of future minimum rental payments:

   YEAR ENDED
   DECEMBER 31,
   ------------
    1996............................................................... $245,000
    1997...............................................................  156,000
    1998...............................................................  127,000
    1999...............................................................  116,000
    2000...............................................................    7,000
                                                                        --------
      Total............................................................ $651,000
                                                                        ========

  Lending Commitments--At June 30, 1996 and December 31, 1995, the Company had commitments to extend credit of $3,235,000 (unaudited) and $793,000, respectively. There were no lending commitments at December 31, 1994. These commitments expose the Company to credit risk in excess of amounts reflected in the consolidated financial statements. The Company receives collateral to support loans and commitments to extend credit for which collateral is deemed necessary. The most significant categories of collateral are real estate and certificates of deposit.

           WILSHIRE FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

  Litigation--The Company is a defendant in legal actions arising from transactions conducted in the ordinary course of business. Management, after consultation with legal counsel, believes the ultimate liability, if any, arising from such actions will not materially affect the Company's financial position.

10. REGULATORY MATTERS

  Regulatory Agreement--As of September 30, 1996, FBBH and GSB have received drafts of, and are expected to consent to, separate but similar Orders to Cease and Desist (the "Orders") issued by the OTS.

  The Order expected to be issued to FBBH will supersede a previously existing Supervisory Agreement between FBBH and the OTS issued June 8, 1995 which contained requirements similar to those discussed below.

  The Orders will require of both Banks that they not engage in unsafe and unsound practices and that they maintain minimum capital ratios required of institutions to be deemed "well-capitalized" (as that term is defined under the regulatory framework for prompt corrective action). In addition, the Orders will require the Banks to (I) revise policies and procedures concerning
(i) internal asset reviews, (ii) the allowances for loan and lease losses,
(iii) loan purchases, (iv) internal audits and (v) hedging transactions; (II) develop plans to augment the depth and expertise of the management teams;
(III) revise business plans; (IV) modify certain policies concerning the accounting for loan discounts; (V) improve monitoring of (i) interest rate risk; (ii) balance sheet classifications of certain assets (e.g., as held for sale versus held to maturity) and (iii) compliance with laws and regulations concerning transactions with affiliates; (VI) ensure compliance with the proper servicing of adjustable rate mortgages and escrow accounts; and (VII) enhance recordkeeping. In addition, the Banks may not increase their total assets beyond certain levels. Also, FBBH will be required to correct OTS-identified deficiencies in merchant bankcard operations. These requirements will be accompanied by related requirements that the Banks submit to the OTS, by certain specified dates, various policies, plans and reports on other actions to comply with the Orders. In some cases, OTS approval of such information will be required. The Banks are currently in process of addressing these requirements. Management believes that the Banks are complying with those requirements that will take effect immediately.

  The Orders will be enforceable by the OTS as written agreements under the Federal Deposit Insurance Act. Therefore, failure to comply with the requirements of the Orders could subject the Banks and their directors and officers to further enforcement actions, including termination of Federal Deposit Insurance Corporation insurance or civil money penalties.

  Capital Requirements--The Banks are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary--actions by the regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Banks must meet specific capital guidelines that involve quantitative measures of the Banks' assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Banks' capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

  Quantitative measures established by regulation to ensure capital adequacy require the Banks to maintain minimum amounts and ratios of total tangible capital, core capital and risk-based capital, as these terms are defined in OTS regulation. Under the prompt corrective action regulations, quantitative measures include total capital to risk-weighted assets, Tier 1 capital to risk-weighted assets, and Tier 1 capital to average assets, as those terms are defined in OTS regulation.

           WILSHIRE FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

  The Banks' actual and required capital ratios at December 31, 1995 are as follows (dollars in thousands):

                                                                        TO BE
                                                                CATEGORIZED AS "WELL-
                                                                 CAPITALIZED", UNDER
                                               FOR CAPITAL        PROMPT CORRECTIVE
                                ACTUAL      ADEQUACY PURPOSES     ACTION PROVISIONS
                             -------------  ------------------  ---------------------
                             AMOUNT  RATIO   AMOUNT    RATIO      AMOUNT     RATIO
                             ------- -----  --------- --------  ---------------------
   Total Capital to Risk-
    Weighted Assets:
     FBBH..................  $ 9,820  9.8%    $ 7,999     8.0 %    $ 9,998      10.0 %
     GSB...................   15,523 10.4%     11,973     8.0 %     14,967      10.0 %
   Tier 1 Capital to Risk-
    Weighted Assets:
     FBBH..................    8,549  8.6     Not Applicable         5,999        6.0
     GSB...................   13,852  9.3     Not Applicable         8,980        6.0
   Tier 1 Capital to
    Average
     Assets (Core Capital):
     FBBH..................    8,549  6.4       5,326      4.0       6,657        5.0
     GSB...................   13,852 10.3       5,398      4.0       6,748        5.0
   Tangible Capital
     FBBH..................    8,549  6.8       3,075      1.5     Not Applicable
     GSB...................   13,852  6.2       2,066      1.5     Not Applicable

  As of December 31, 1995 and 1994, the most recent notifications from the OTS categorized FBBH as "adequately-capitalized" and GSB as "well-capitalized". Subsequent to December 31, 1995, WAC provided additional capital to FBBH in the form of preferred stock to enable FBBH to comply with the 1995 Supervisory Agreement and with the proposed new Order relating to FBBH, to maintain capital at "well-capitalized" levels. In consideration of the additional capital infusion to FBBH since December 31, 1995, management believes that until September 30, 1996, no conditions or events occurred that would otherwise affect the Banks' categories. However, the OTS has, in recent examinations, requested adjustments to reported financial information and to the risk-weightings of certain assets and off-balance sheet items that have affected capital computations. Management believes that such adjustments, including their application to new transactions during 1996, are fully reflected in capital computations reported to the OTS in the Banks' most recent reports to the OTS and that, until September 30, 1996, FBBH's capital ratios have been maintained in excess of the minimums required for them to be categorized "well-capitalized". See "SAIF Legislation" below concerning September 30, 1996 events affecting capital compliance.

  As of June 30, 1996, the Banks' capital ratios were as follows (unaudited):

                                                                   FBBH    GSB
                                                                   -----  -----
Total capital to risk-weighted assets............................. 11.2 % 10.4 %
Tier 1 capital to risk-weighted assets............................  9.9 %  9.1 %
Tier 1 capital to average assets..................................  6.9 %  7.3 %
Tangible capital..................................................  7.0 %  7.0 %

  Because the Banks have minimum regulatory capital requirements, substantially all retained earnings of the Banks are restricted as to distribution to WAC or other stockholders.

           WILSHIRE FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

  SAIF Legislation--On September 30, 1996, legislation was enacted that imposes a one-time special assessment on banks and savings institutions whose deposits are insured by the Savings Association Insurance Fund ("SAIF"). SAIF-insured institutions will pay a special one-time assessment of approximately
65.7 basis points (to be finally determined by the FDIC) on assessable deposits as of March 31, 1995. The Company will record an estimate of approximately $1,400,000 (pretax) for this assessment during the quarter ending September 30, 1996. The assessment is tax-deductible.

  As a result of the SAIF assessment, management expects that FBBH capital ratios will be reduced, as of September 30, 1996, to "adequately capitalized" levels. Management plans to use a portion of the proceeds from public offerings of equity and debt in the fourth quarter of 1996 to restore capital levels to "well capitalized" levels by December 31, 1996. Until such time, FBBH are restricted from taking new brokered deposits.

11. RELATED PARTY TRANSACTIONS

  Substantially all loans receivable are serviced by Wilshire Credit Corporation ("WCC"), which is affiliated with WAC by common ownership. Management believes that the terms of the servicing agreement are no less favorable to the Banks than terms offered by other servicers. Due from affiliate in the accompanying consolidated statements of financial condition represents the amount of loan payments collected by WCC but not yet remitted to the Banks at that date. Loan servicing fees and expenses shown in the consolidated statements of operations were paid to WCC, and include reimbursements for direct expenses borne by WCC on behalf of the Banks. Due to affiliates in the consolidated statements of financial condition primarily comprises amounts owed to WCC for WAC operating expenses paid by WCC.

12. STOCK OPTIONS

  The Banks issue stock options for the benefit of certain of the Banks' directors, executives and consultants.

  The exercise price of the options is set by the Boards of Directors and was at least equal to the book value of the shares on the grant date. The following table summarizes the activity relating to the Banks' stock options for the year ended December 31, 1995.

                                                                FBBH      GSB
                                                             ----------- ------
   Balance at beginning of year.............................      19,447    --
   Options granted..........................................      23,161 69,724
                                                             ----------- ------
   Balance at end of year...................................      42,608 69,724
                                                             =========== ======
   Exercise price........................................... $3.67-$4.50 $ 1.47
                                                             =========== ======

  All options outstanding at December 31, 1995 were exercisable.

13. ESTIMATED FAIR VALUES OF FINANCIAL INSTRUMENTS

  The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, Disclosures about Fair Value of Financial Instruments. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is required to interpret market data to develop estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company

           WILSHIRE FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

                                                          DECEMBER 31, 1995
                                                      -------------------------
                                                        CARRYING
                                                      OR NOTIONAL   ESTIMATED
                                                         AMOUNT     FAIR VALUE
                                                      ------------ ------------
   Assets:
     Cash and due from banks......................... $  3,382,000 $  3,382,000
     Federal funds sold..............................    1,100,000    1,100,000
     Investment securities held to maturity..........    6,470,000    6,488,000
     Mortgage-backed securities available-for-sale...    9,083,000    9,083,000
     Mortgage-backed securities held to maturity.....   13,119,000   12,873,000
     Loans receivable and loans held for sale........  290,771,000  295,747,000
     Federal Home Loan Bank stock....................    1,421,000    1,421,000
   Liabilities:
     Deposits........................................  304,020,000  307,177,000
     Borrowings......................................   13,000,000   13,000,000
     Subordinated debt...............................   11,000,000   11,000,000
   Off-balance-sheet items:
     Loan commitments................................      673,000          --

  The methods and assumptions used to estimate the fair value of each class of financial instrument for which it is practicable to estimate that value are explained below:

    Cash and Due From Banks and Federal Funds Sold--The carrying amounts approximate fair values, due to the short-term nature of these instruments.

    Investment and Mortgage-Backed Securities--The fair values of investment securities are generally obtained from market bids for similar or identical securities, or are obtained from independent security brokers or dealers.

    Loans Receivable and Loans Held for Sale--Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type, such as fixed and adjustable rate interest terms. The fair values of fixed-rate mortgage loans are based on discounted cash flows utilizing applicable risk-adjusted spreads relative to the current pricing of similar fixed-rate loans as well as anticipated prepayment schedules. The fair values of adjustable-rate mortgage loans are based on discounted cash flows utilizing discount rates that approximate the pricing of available mortgage-backed securities having similar rate and repricing characteristics, as well as anticipated prepayment schedules. No value adjustments have been made for changes in credit within the loan portfolio. It is management's opinion that the allowance for estimated loan losses pertaining to performing and nonperforming loans results in a fair value adjustment of the credit risk of such loans.

    Federal Home Loan Bank Stock--The carrying amounts approximate fair values because the stock may be sold back to the Federal Home Loan Bank at carrying value.

    Deposits--The fair values of deposits are estimated based on the type of deposit products. Demand accounts, which include passbook and transaction accounts, are presumed to have equal book and fair values, since the interest rates paid on these accounts are based on prevailing market rates. The estimated fair values of time deposits are determined by discounting the cash flows of settlements of deposits having similar maturities and rates, utilizing a yield curve that approximated the prevailing rates offered to depositors as of the reporting date.

           WILSHIRE FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

    Borrowings--The carrying amounts of FHLB advances and repurchase agreements approximates fair value due to the short-term nature of these instruments.

    Subordinated Debt--The fair value of subordinated debt issued to shareholders by WAC is assumed to be equal to carrying value because the debt terms were negotiated with related parties and there is no market for the debt at such terms with unrelated parties.

    Loan Commitments--The Company's lending commitments are of a short-term nature, and otherwise have terms that result in fair values that are immaterial as of the balance-sheet date.

  The fair value estimates presented herein are based on pertinent information available to management as of each reporting date. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date, and therefore, current estimates of fair value may differ significantly from the amounts presented herein.

14. QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

                                                         QUARTERS ENDED
                                                     ------------------------
                                                      JUNE 30,     MARCH 31,
                                                        1996         1996
                                                     -----------  -----------
                                                     (IN THOUSANDS, EXCEPT
                                                     PER SHARE INFORMATION)
   Interest income.................................. $    12,407   $    9,544
   Interest expense.................................       7,046        4,974
   Provision for loan losses........................       5,483        5,385
                                                     -----------   ----------
   Net interest loss after provision for loan loss-
    es..............................................        (122)        (815)
   Non-interest income..............................       2,268        3,884
   Non-interest expense.............................       3,976        4,147
                                                     -----------   ----------
   Loss before income taxes.........................      (1,830)      (1,078)
   Income tax benefit...............................         805          474
                                                     -----------   ----------
   Net loss......................................... $    (1,025)  $     (604)
                                                     ===========   ==========
   Loss per share................................... $    (13.28)  $    (7.83)
                                                     ===========   ==========


                                                QUARTERS ENDED
                                 ---------------------------------------------
                                 DECEMBER 31, SEPTEMBER 30, JUNE 30, MARCH 31,
                                     1995         1995        1995     1995
                                 ------------ ------------- -------- ---------
                                 (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)
   Interest income..............    $7,407       $ 6,095     $5,776   $5,103
   Interest expense.............     4,064         3,710      3,573    3,134
   Provision for loan losses
    (provision reversal)........      (436)        2,501      1,028    1,173
                                    ------       -------     ------   ------
   Net interest income (loss)
    after provision for loan
    losses......................     3,779          (116)     1,175      796
   Non-interest income..........     1,427         2,701      1,355    1,086
   Non-interest expense.........     3,909         3,113      2,463    2,079
                                    ------       -------     ------   ------
   Income (loss) before income
    taxes.......................     1,297          (528)        67     (197)
   Income tax (expense)
    benefit.....................       (95)           38         (4)      14
                                    ------       -------     ------   ------
   Net income (loss)............    $1,202       $  (490)    $   63   $ (183)
                                    ======       =======     ======   ======
   Earnings (loss) per share....    $50.92       $(20.73)    $ 2.63   $(7.73)
                                    ======       =======     ======   ======

            WILSHIRE FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

                                               QUARTERS ENDED
                                ----------------------------------------------
                                DECEMBER 31, SEPTEMBER 30, JUNE 30,  MARCH 31,
                                    1994         1994        1994      1994
                                ------------ ------------- --------  ---------
                                (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)
   Interest income.............   $ 3,861       $ 2,108    $ 1,669    $1,931
   Interest expense............     2,315         1,317        970       855
   Provision for loan losses...     2,173           --         --        --
                                  -------       -------    -------    ------
   Net interest (loss) income
    after provision for loan
    losses.....................      (627)          791        699     1,076
   Non-interest income.........       762           445        122       172
   Non-interest expense........     2,050         1,364      1,061       743
                                  -------       -------    -------    ------
   (Loss) income before income
    taxes......................    (1,915)         (128)      (240)      505
   Income tax benefit..........       566            38         71      (149)
                                  -------       -------    -------    ------
   Net (loss) income...........   $(1,349)      $   (90)   $  (169)   $  356
                                  =======       =======    =======    ======
   (Loss) earnings per share...   $(79.41)      $(13.57)   $(25.43)   $53.55
                                  =======       =======    =======    ======

15. PARENT COMPANY INFORMATION

 CONDENSED STATEMENTS OF FINANCIAL CONDITION

                                                             DECEMBER 31,
                                                       ------------------------
                                                           1995        1994
                                                       ------------ -----------
   ASSETS
   Cash............................................... $      1,000 $   320,000
   Investments in Banks...............................   18,777,000   7,142,000
   Prepaid expenses and other assets..................      153,000     204,000
                                                       ------------ -----------
                                                       $ 18,931,000 $ 7,666,000
                                                       ------------ -----------
   LIABILITIES AND STOCKHOLDERS'
    EQUITY
   Accounts payable and other liabilities............. $    317,000 $   227,000
   Due to affiliates..................................      575,000     646,000
   Subordinated debt to majority stockholders.........   11,000,000
                                                       ------------ -----------
     Total liabilities................................   11,892,000     873,000
                                                       ------------ -----------
   Contributed and retained equity....................    7,039,000   6,793,000
                                                       ------------ -----------
                                                       $ 18,931,000 $ 7,666,000
                                                       ============ ===========

            WILSHIRE FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

 CONDENSED STATEMENTS OF OPERATIONS

                                                               PERIOD FROM
                                                                OCTOBER 8
                                   YEAR ENDED DECEMBER 31,       THROUGH
                                   -------------------------  DECEMBER 31,
                                      1995         1994         1993
                                   ----------- -------------  ---------
   Interest income................ $    9,000  $      24,000  $   4,000
   Interest expense...............    243,000         31,000      5,000
                                   ----------  -------------  ---------
   Net interest expense...........   (234,000)        (7,000)    (1,000)
   Noninterest income.............  1,155,000        611,000    157,000
   Noninterest expense............   (363,000)      (156,000)  (118,000)
                                   ----------  -------------  ---------
   Income before equity in
    earnings (loss) of
    subsidiaries..................    558,000        448,000     38,000
   Equity in earnings (loss) of
    subsidiaries..................     34,000     (1,700,000)   877,000
                                   ----------  -------------  ---------
   Net income (loss).............. $  592,000  $  (1,252,000) $ 915,000
                                   ==========  =============  =========

            WILSHIRE FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

 CONDENSED STATEMENTS OF CASH FLOWS

                                                                  PERIOD FROM
                                                                   OCTOBER 8
                                       YEAR ENDED DECEMBER 31,      THROUGH
                                       -------------------------  DECEMBER 31,
                                          1995          1994          1993
                                       -----------  ------------  ------------
   CASH FLOWS FROM OPERATING
    ACTIVITIES:
    Net income (loss)................. $   592,000  $ (1,252,000)  $  915,000
    Adjustments to reconcile net
     income to
     net cash provided by operating
     activities:
     Amortization of purchase
      accounting
      adjustments.....................  (1,045,000)     (488,000)    (101,000)
     Equity in (earnings) loss of
      subsidiaries....................     (34,000)    1,700,000     (877,000)
     Change in:
      Prepaid expenses and other
       assets.........................      51,000       495,000     (699,000)
      Accounts payable and other
       liabilities....................      90,000      (111,000)     338,000
      Due to affiliates and other
       officers.......................     (71,000)      (29,000)     675,000
      Other...........................      33,000
                                       -----------  ------------   ----------
       Net cash (used in) provided by
        operating activities..........    (384,000)      315,000      251,000
                                       -----------  ------------   ----------
   CASH FLOWS FROM INVESTING
    ACTIVITIES:
    Net investment in subsidiaries....  (9,000,000)   (4,746,000)  (3,300,000)
                                       -----------  ------------   ----------
   CASH FLOWS FROM FINANCING
    ACTIVITIES:
    Issuance of capital stock.........                 4,750,000    3,050,000
    Issuance of subordinated debt.....   9,000,000
    Dividends from subsidiary.........      65,000
                                       -----------  ------------   ----------
       Net cash provided by financing
        activities....................   9,065,000     4,750,000    3,050,000
                                       -----------  ------------   ----------
   NET (DECREASE) INCREASE IN
    CASH AND CASH EQUIVALENTS.........    (319,000)      319,000        1,000
   CASH:
    Beginning of year.................     320,000         1,000
                                       -----------  ------------   ----------
    End of year....................... $     1,000  $    320,000   $    1,000
                                       ===========  ============   ==========
   NONCASH FINANCING ACTIVITIES:
    Conversion of capital stock to
     subordinated
     debt............................. $ 2,000,000

           WILSHIRE FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

16. PROFORMA INFORMATION CONCERNING ACQUISITIONS

  As discussed in Note 1, during 1994, WACII acquired GSB in a purchase accounting transaction. The results of GSB's operations are included in the Company's consolidated financial statements subsequent to the date of acquisition. The following proforma financial information shows the estimated results of the Company's operations for the year ended December 31, 1994 and the period October 8 through December 31, 1993 as though the GSB purchase had occurred as of the beginning of each year and period. The proforma amounts are not necessarily indicative of what would have actually occurred if the acquisition had occurred as of the beginning of each year and period.

                                YEAR     PERIOD FROM
                               ENDED      OCTOBER 8-
                            DECEMBER 31, DECEMBER 31,
                                1994         1993
                            ------------ ------------
Net interest income and
 non-interest revenue.....   $7,222,000   $  999,000
Income (loss) before
 change in accounting
 principle................     (920,000)   1,087,000
Cumulative effect of
 change in accounting
 principle................                  (119,000)
Net income (loss).........     (920,000)     968,000
Earnings (loss) per share:
  Income (loss) before
   accounting change......       (38.99)       41.05
  Net income (loss).......       (38.99)       41.05

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Girard Savings Bank F.S.B.
San Diego, California

  We have audited the accompanying consolidated statements of operations and of cash flows of Girard Savings Bank F.S.B. and Subsidiary (the "Bank") for the period from January 1, 1994 through November 8, 1994, the date of the Bank's acquisition by Wilshire Acquisitions Corporation II. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit. The consolidated statements of operations and of cash flows of the Bank for the year ended December 31, 1993 were audited by other auditors, whose report dated March 18, 1994 expressed an unqualified opinion on these financial statements.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, such consolidated statements of operations and of cash flows present fairly, in all material respects, the results of operations and cash flows of Girard Savings Bank F.S.B. and Subsidiary for the period from January 1, 1994 through November 8, 1994, in conformity with generally accepted accounting principles.

March 10, 1995
Los Angeles, California

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Girard Savings Bank:

  We have audited the accompanying consolidated statements of operations, and cash flows of Girard Savings Bank F.S.B. and subsidiary (the Savings Bank) for the year ended December 31, 1993. These consolidated financial statements are the responsibility of the Savings Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and the cash flows of the Savings Bank for the year ended December 31, 1993, in conformity with generally accepted accounting principles.

  As discussed in Notes 1 and 9 to the consolidated financial statements, the Savings Bank changed its method of accounting for income taxes in 1993 to adopt the provisions of Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes."

                                          KPMG Peat Marwick LLP

San Diego, California
March 18, 1994

                   GIRARD SAVINGS BANK F.S.B. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

    PERIOD FROM JANUARY 1, 1994 THROUGH NOVEMBER 8, 1994 AND THE YEAR ENDED
                               DECEMBER 31, 1993

                                                       PERIOD
                                                        FROM
                                                      JANUARY 1       YEAR
                                                       THROUGH       ENDED
                                                     NOVEMBER 8,  DECEMBER 31,
                                                        1994          1993
                                                     -----------  ------------
INTEREST INCOME:
  Loans............................................. $5,577,000   $ 7,854,000
  Mortgage-backed securities........................    337,000       397,000
                                                     ----------   -----------
    Total interest income...........................  5,914,000     8,251,000
                                                     ----------   -----------
INTEREST EXPENSE:
  Deposits..........................................  3,006,000     3,979,000
  Borrowings........................................    292,000       667,000
                                                     ----------   -----------
    Total interest expense..........................  3,298,000     4,646,000
                                                     ----------   -----------
NET INTEREST INCOME.................................  2,616,000     3,605,000
PROVISION FOR ESTIMATED LOAN LOSSES.................    827,000     2,524,000
                                                     ----------   -----------
NET INTEREST INCOME AFTER PROVISION FOR ESTIMATED
 LOAN LOSSES........................................  1,789,000     1,081,000
                                                     ----------   -----------
OTHER INCOME (LOSS)--Service charges and other
 fees...............................................     (3,000)       15,000
                                                     ----------   -----------
OTHER EXPENSES:
  Compensation and other employee benefits..........    512,000       453,000
  FDIC insurance premiums...........................    262,000       374,000
  Depreciation and amortization.....................     14,000        10,000
  Amortization of excess of cost over net assets
   acquired.........................................    993,000        67,000
  Occupancy.........................................     57,000        81,000
  Professional services.............................    338,000       153,000
  Data processing...................................     54,000        64,000
  Real estate owned, net............................    194,000       988,000
  Other general and administrative..................    143,000       272,000
                                                     ----------   -----------
    Total other expenses............................  2,567,000     2,462,000
                                                     ----------   -----------
LOSS BEFORE INCOME TAX PROVISION....................   (781,000)   (1,366,000)
INCOME TAX PROVISION (BENEFIT)......................    156,000      (432,000)
                                                     ----------   -----------
NET LOSS BEFORE CUMULATIVE EFFECT OF CHANGE IN
 ACCOUNTING PRINCIPLE...............................   (937,000)     (934,000)
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
 PRINCIPLE..........................................        --       (119,000)
                                                     ----------   -----------
NET LOSS............................................ $ (937,000)  $(1,053,000)
                                                     ==========   ===========

                See notes to consolidated financial statements.

                   GIRARD SAVINGS BANK F.S.B. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

    PERIOD FROM JANUARY 1, 1994 THROUGH NOVEMBER 8, 1994 AND THE YEAR ENDED
                               DECEMBER 31, 1993

                                                       PERIOD
                                                        FROM
                                                     JANUARY 1        YEAR
                                                      THROUGH        ENDED
                                                    NOVEMBER 8,   DECEMBER 31,
                                                        1994          1993
                                                    ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                           $   (937,000) $ (1,053,000)
 Adjustments to reconcile net loss to net cash
  provided by operating activities:
 Depreciation......................................       14,000        10,000
 Amortization of excess of cost over net assets
  acquired.........................................      993,000        67,000
 Amortization of deferred interest and fees........      (56,000)     (100,000)
 Provision for loan losses.........................      827,000     2,524,000
 Provision for real estate losses..................       97,000       483,000
 Loss on real estate sold..........................          --        618,000
 Change in:
  Accrued interest receivable......................     (109,000)      110,000
  Prepaid expenses and other assets................      (52,000)       (8,000)
  Income taxes receivable..........................      921,000       (78,000)
  Other liabilities................................      468,000       193,000
  Deferred taxes...................................      212,000       593,000
                                                    ------------  ------------
   Net cash provided by operating activities.......    2,378,000     3,359,000
                                                    ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Loan repayments--net..............................    5,503,000     6,110,000
 Proceeds from the maturity of investment securi-
  ties.............................................    3,497,000           --
 Purchases of investment securities and FHLB
  stock............................................   (2,046,000)   (1,532,000)
 Investment in real estate.........................     (107,000)      (87,000)
 Proceeds from real estate sold....................    2,850,000    10,135,000
 Proceeds from sale of FHLB stock..................          --        246,000
                                                    ------------  ------------
   Net cash provided by investing activities.......    9,697,000    14,872,000
                                                    ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Net change in deposits............................   (2,402,000)  (21,837,000)
 Issuance of common stock..........................       13,000         1,000
 Proceeds from FHLB advances.......................   12,000,000    13,500,000
 Payments of FHLB advances.........................  (21,000,000)  (17,500,000)
                                                    ------------  ------------
   Net cash used in financing activities...........  (11,389,000)  (25,836,000)
                                                    ------------  ------------
NET DECREASE IN CASH AND CASH EQUIVALENTS..........      686,000    (7,605,000)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR.....    2,903,000    10,508,000
                                                    ------------  ------------
CASH AND CASH EQUIVALENTS AT END OF YEAR........... $  3,589,000  $  2,903,000
                                                    ============  ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
 Payments during the period for:
 Interest.......................................... $  3,300,000  $  4,662,000
NONCASH INVESTING ACTIVITIES:
 Additions to real estate acquired in settlement of
  loans............................................          --      2,817,000
 Loans originated to finance the sale of foreclosed
  real estate......................................    1,190,000     2,404,000
 Additions to loans resulting from the transfer of
  in-substance foreclosures........................          --      3,629,000

                See notes to consolidated financial statements.

                   GIRARD SAVINGS BANK F.S.B. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             PERIOD FROM JANUARY 1, 1994 THROUGH NOVEMBER 8, 1994
                     AND THE YEAR ENDED DECEMBER 31, 1993

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  The accounting and reporting policies of Girard Savings Bank F.S.B. and subsidiary (the "Bank") are in accordance with generally accepted accounting principles and conform to practices within the banking industry. A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows:

  Principles of Consolidation--The consolidated financial statements include the accounts of Girard Savings Bank F.S.B. and its wholly-owned subsidiary, Girard Financial Corporation. All significant intercompany balances and transactions have been eliminated in consolidation.

  Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates in the accompanying consolidated financial statements include provisions for losses on loans and real estate owned.

  Investment Securities--As of January 1, 1994, the Bank adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 115, Accounting for Certain Investments in Debt and Equity Securities. This statement addresses the accounting and reporting for investments in equity securities that have readily determinable fair values and for all investments in debt securities. Those investments are classified into three categories and accounted for as follows: (i) debt securities which the enterprise has the positive intent and ability to hold to maturity are classified as held-to-maturity securities and reported at amortized cost; (ii) debt and equity securities that are bought and held principally for the purpose of selling in the near term are classified as trading securities and reported at fair value with unrealized gains and losses included in earnings; and (iii) debt and equity securities not classified as either held-to-maturity securities or trading securities are classified as available-for-sale securities and reported at fair value with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders' equity, net of income taxes. Prior to the adoption of SFAS No. 115, all investment securities were classified as held for investment and valued at cost, adjusted for the accretion of discounts and amortization of premiums which were recognized as an adjustment to income. Subsequent to adoption, the Bank has classified all its investment securities as held to maturity and accounts for them in the same manner.

  Loans Receivable--Loans are reported at the principal amount outstanding, net of unearned income, net deferred loan origination fees and the allowance for loan losses. Interest income is calculated using the simple interest method. The recognition of interest income is discontinued when, in management's judgment, the collection of interest is deemed to be unlikely.

  Nonrefundable fees and direct costs associated with the origination of loans are deferred and netted against outstanding loan balances. The net deferred fees and costs recognized in interest income over the term of the loan using a method that approximates the interest method. When recognized as interest income, loan origination fees are included in revenues as interest on loans.

  Discounts or premiums on acquired loans are accreted or amortized to operations over the lives of the loans using a method that approximates the level-yield method unless the loans are nonaccrual loans.

  In May 1993, the Financial Accounting Standards ("FASB") issued SFAS No. 114, Accounting by Creditors for Impairment of a Loan. This statement prescribes that a loan is impaired when it is probable that a

                   GIRARD SAVINGS BANK F.S.B. AND SUBSIDIARY creditor will be unable to collect all amounts due (principal and interest) according to the contractual terms of the loan agreement. Measurement of the impairment is generally based on the fair value of the collateral for a collateral-dependent loan. Additionally, SFAS No. 114 prescribes measuring impairment of a restructured loan by discounting the total expected future cash flows at the loan's effective rate of interest in the original loan agreement. Finally, the impact of initially applying the statement is reported as a part of the provision for loan losses. The Bank must adopt SFAS No. 114 in 1995. Management estimates that the effect of this accounting change will not be material.

  Provision and Allowance for Loan Losses--The allowance for loan losses is maintained at a level believed adequate by management to absorb potential losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, previous loan loss experience, current economic conditions, volume, growth and composition of the loan portfolio and other relevant factors. The allowance is increased by provisions for loan losses charged against operations and recoveries of previously charged off credits.

  The accompanying financial statements require the use of management estimates to calculate the allowance for loan losses. These estimates are inherently uncertain and depend on the outcome of future events. Regulatory authorities have required substantial increases in the allowances maintained by many banks in recognition of the inherent risk in the existing economic environment. The Bank's lending is concentrated in the Southern California area and specifically on loans collateralized by income-producing properties in that area. The area has recently experienced adverse economic conditions, including declining real estate values. These factors have adversely affected borrowers' ability to repay loans. Additional decline in the local economy and/or rising interest rates may result in increasing losses that cannot reasonably be predicted at this date. Such losses may also result in unanticipated erosion of the Bank's capital.

  Leasehold Improvements and Equipment--Office leasehold improvements and equipment are stated at cost, less accumulated depreciation and amortization, computed on the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the lives of the respective leases or the service lives of the improvements, whichever are shorter.

  Real Estate Owned--Real estate acquired in settlement of loans is stated at the lower of cost or fair value less estimated costs to sell. Loan balances in excess of fair value of the real estate acquired are charged against the allowance for loan losses at the date of acquisition. Any subsequent operating expense or income, reduction in estimated values, and gains of losses on disposition of such properties are charged to current operations.

  Income Taxes--The Bank adopted SFAS No. 109, Accounting for Income Taxes, in 1993. Under this standard, deferred tax assets and liabilities represent the tax effects, based on current tax law, of future deductible or taxable amounts attributable to events that have been recognized in the financial statements. The Bank recorded a cumulative tax benefit of $119,000 as a result of the change in accounting principle.

  Cash and Cash Equivalents--For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks, federal funds sold and certificates of deposit with original maturities of three months or less.

2. SUBSEQUENT EVENT

  Acquisition and Recapitalization--On November 9, 1994, pursuant to a stock purchase agreement between Wilshire Acquisitions Corporation II ("WACII"), Girard Savings Bank F.S.B. (the "Bank"), Girard Financial Corporation, the stockholders of the Bank, and RT Holdings, Inc., WACII purchased 4,218,210 shares of the Bank's common stock held by the stockholders for $3,558,750. In addition, the Bank issued and sold to WACII

                   GIRARD SAVINGS BANK F.S.B. AND SUBSIDIARY nonvoting preferred stock for $1,000,000. WACII now owns 94.9% of the Bank's outstanding shares of common stock and 100% of the Bank's outstanding preferred stock.

  Prior to acquisition, the Bank wrote off $920,000 in goodwill associated with a prior acquisition that otherwise would have been amortized over the next 14 years. Such goodwill was deemed to be impaired due to the cessation of significant activity of the acquired business and disposition of its assets. In addition, the Bank incurred additional legal and professional expenses of approximately $256,000 related to its sale.

3. INCOME TAX PROVISION

  The provision for income taxes consists of the following:

                                                       PERIOD FROM
                                                        JANUARY 1
                                                         THROUGH    YEAR ENDED
                                                       NOVEMBER 8, DECEMBER 31,
                                                          1994         1993
                                                       ----------- ------------
   Current:
     Federal income tax benefit.......................  $(61,000)  $(1,026,000)
     State income taxes...............................     5,000         1,000
                                                        --------   -----------
       Total current (benefit) tax....................   (56,000)   (1,025,000)
   Deferred:
     Federal income taxes.............................   212,000       593,000
                                                        --------   -----------
       Total income tax provision (benefit)...........  $156,000   $  (432,000)
                                                        ========   ===========

  The principal temporary differences creating deferred taxes are related to FHLB stock dividends, discounts on purchased loans, the allowance for loan losses, deferred loan fees, and partnership income, which are taxable or deductible in different years for tax and financial reporting purposes.

  The difference between the effective tax rate implicit in the consolidated statements of operations and the statutory federal income tax rate can be attributed to the following:

                                                        PERIOD
                                                         FROM
                                                       JANUARY 1      YEAR
                                                        THROUGH      ENDED
                                                      NOVEMBER 8, DECEMBER 31,
                                                         1994         1993
                                                      ----------- ------------
   Federal income tax (benefit) at statutory rate....    (35.0)%     (35.0)%
   Nondeductible goodwill............................     41.2         2.4
   Valuation allowance...............................      7.6         --
   Other.............................................      6.2         1.0
                                                         -----       -----
   Effective income tax (benefit) rate...............     20.0%      (31.6)%
                                                         =====       =====

4. COMMITMENTS AND CONTINGENCIES

  Profit Sharing Plan--Subsequent to the acquisition by WACII, the Bank's employees began to participate in a defined contribution profit sharing and 401(k) plan sponsored by companies included in the Wilshire Financial Services Group "control group." At the discretion of the Bank's Board of Directors, the Bank may elect to contribute to the plan based on profits of the Bank or based on matching participants' contributions.

                   GIRARD SAVINGS BANK F.S.B. AND SUBSIDIARY

  Lease Commitments--At November 8, 1994, there are no operating leases with initial or remaining noncancellable lease terms in excess of one year.

  Total rent expense from an operating lease was approximately $59,000 in 1994 and $57,000 in 1993. The lease provides that the Bank pay taxes, maintenance, insurance, and certain other operating expenses applicable to the leased premises in excess of a predetermined base, in addition to the minimum monthly payments.

  Lending Commitments--At November 8, 1994, the Bank had no outstanding commitments to fund loans and no obligations under standby letters of credit or other off-balance-sheet items with credit risk.

  Litigation--The Bank is a defendant in legal actions arising from transactions conducted in the ordinary course of business. Management, after consultation with legal counsel, believes the ultimate liability, if any, arising from such actions will not materially affect the Bank's financial position.

                         INDEPENDENT AUDITORS' REPORT

To the Stockholders of Wilshire Credit Corporation and Affiliates
Portland, Oregon

  We have audited the accompanying combined statements of financial condition of Wilshire Credit Corporation and Affiliates (the "Corporations") as of December 31, 1995 and 1994, and the related combined statements of operations, stockholders' equity, and cash flows for the years ended December 31, 1995, 1994 and 1993. These combined financial statements are the responsibility of the Corporations' management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, such combined financial statements present fairly, in all material respects, the combined financial position of Wilshire Credit Corporation and Affiliates as of December 31, 1995 and 1994, and the combined results of their operations and their cash flows for the years ended December 31, 1995, 1994 and 1993, in conformity with generally accepted accounting principles.

March 15, 1996
Los Angeles, California

                   WILSHIRE CREDIT CORPORATION AND AFFILIATES

                   COMBINED STATEMENTS OF FINANCIAL POSITION

                                                           DECEMBER 31,
                                         JUNE 30,    --------------------------
                                           1996          1995          1994
                                       ------------  ------------  ------------
                                       (UNAUDITED)
               ASSETS
CASH AND CASH EQUIVALENTS............  $ 18,233,718  $  3,576,843  $  3,559,499
INVESTMENT IN LOANS AND SECURITIES:
  Performing loans, at amortized
   cost:
    Gross principal..................   126,925,820   123,539,505   151,115,067
    Gross accrued interest...........     4,987,175     3,054,145     4,469,598
    Discount.........................   (18,668,222)  (21,905,766)  (29,642,774)
                                       ------------  ------------  ------------
      Net investment in performing
       loans.........................   113,244,773   104,687,884   125,941,891
                                       ------------  ------------  ------------
  Nonperforming loans, at cost:
    Gross principal..................   417,413,214   341,268,914   353,900,845
    Gross accrued interest...........   262,204,678   221,393,572   203,967,349
    Discount.........................  (579,209,669) (543,310,032) (540,680,382)
                                       ------------  ------------  ------------
      Net investment in nonperforming
       loans.........................   100,408,223    19,352,454    17,187,812
                                       ------------  ------------  ------------
  Loans held for sale, at lower of
   cost or market:
    Gross principal..................           --     69,818,190   120,925,441
    Gross accrued interest...........           --     13,572,724     1,613,379
    Discounts and deferred hedging
     gains, net of premiums..........           --    (50,123,228)  (13,293,442)
    Valuation allowance..............           --            --       (253,890)
                                       ------------  ------------  ------------
      Net investment in loans held
       for sale......................           --     33,267,686   108,991,488
                                       ------------  ------------  ------------
  Securities held to maturity, at
   amortized cost:
    Gross principal..................    30,744,316    28,829,846     4,103,847
    Discount.........................   (10,062,211)   (3,462,622)   (3,252,983)
                                       ------------  ------------  ------------
      Net investment in securities
       held to maturity..............    20,682,105    25,367,224       850,864
                                       ------------  ------------  ------------
NET INVESTMENT IN LOANS AND
 SECURITIES..........................   234,335,101   182,675,248   252,972,055
SECURITY PURCHASED UNDER AGREEMENT TO
 RESELL, At cost.....................           --            --     24,937,500
DUE FROM AFFILIATES..................     2,447,176       758,978       373,107
COMMERCIAL NOTES RECEIVABLE..........     5,646,751     4,968,750     1,000,000
OTHER RECEIVABLES....................     4,150,600     3,126,091     1,821,763
PROPERTY, Net of accumulated
 depreciation........................     7,926,206     6,716,836     1,756,947
OTHER ASSETS.........................     3,132,020     3,121,728     1,210,150
                                       ------------  ------------  ------------
TOTAL................................  $275,871,572  $204,944,474  $287,631,021
                                       ============  ============  ============

                  See notes to combined financial statements.

                   WILSHIRE CREDIT CORPORATION AND AFFILIATES

                   COMBINED STATEMENTS OF FINANCIAL POSITION

                                                          DECEMBER 31,
                                        JUNE 30,    --------------------------
                                          1996          1995          1994
                                      ------------  ------------  ------------
                                      (UNAUDITED)
LIABILITIES AND STOCKHOLDERS' EQUITY
PARTICIPATION LIABILITIES...........  $133,646,438  $150,298,405  $205,330,619
BORROWINGS..........................   180,201,514    70,164,488    60,941,093
SECURITY SOLD BUT NOT YET PURCHASED,
 At market..........................           --            --     24,738,281
CAPITAL LEASE OBLIGATIONS...........     1,077,032     1,125,722     1,251,427
DUE TO AFFILIATES, Net..............     8,136,283     3,698,488     3,512,431
ACCOUNTS PAYABLE AND ACCRUED
 LIABILITIES........................     3,311,307     3,458,390     2,955,683
                                      ------------  ------------  ------------
      Total liabilities.............   326,372,574   228,745,493   298,729,534
                                      ------------  ------------  ------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY (DEFICIT):
  Common stock......................       524,150       524,150       524,150
  Retained earnings (accumulated
   deficit).........................    (1,422,634)       77,915       537,278
  Distributions to stockholders.....   (49,602,518)  (24,403,084)  (12,159,941)
                                      ------------  ------------  ------------
      Total stockholders' equity
       (deficit)....................   (50,501,002)  (23,801,019)  (11,098,513)
                                      ------------  ------------  ------------
TOTAL...............................  $275,871,572  $204,944,474  $287,631,021
                                      ============  ============  ============



                  See notes to combined financial statements.

                   WILSHIRE CREDIT CORPORATION AND AFFILIATES

                       COMBINED STATEMENTS OF OPERATIONS

                             SIX MONTHS ENDED
                                 JUNE 30,               YEARS ENDED DECEMBER 31,
                          -----------------------  ------------------------------------
                             1996         1995        1995         1994         1993
                          -----------  ----------  -----------  -----------  ----------
                               (UNAUDITED)
REVENUES:
 Servicing fees ........  $ 5,004,913  $5,460,355  $ 9,738,984  $ 3,339,471  $1,355,813
 Income from investment
  in loans and
  securities ...........    3,045,296   2,578,104    3,528,852    1,159,220     450,245
 Other interest and
  dividend income ......    1,471,055     409,662    1,595,088      507,589     109,567
 Gain on sale of loans
  ......................                   43,017       43,017      464,982   4,312,423
 Rental income .........      458,377     251,417      517,158      164,415      98,321
 Finance lease revenue
  ......................                  128,104      108,077       27,297      98,340
                          -----------  ----------  -----------  -----------  ----------
 Total revenues ........    9,979,641   8,870,659   15,531,176    5,662,974   6,424,709
                          -----------  ----------  -----------  -----------  ----------
EXPENSES:
 Compensation and
  employee benefits ....    3,379,784   2,975,551    6,604,707    3,833,621   3,282,359
 Professional services
  ......................      267,993     347,841      898,039      311,287     250,995
 Rent ..................      129,583     132,115      253,774      217,105     167,611
 Telephone .............      107,261     135,449      349,007      262,200     155,877
 Postage ...............       80,003      80,134      143,190      205,605      65,259
 Portfolio servicing
  expense ..............      254,478      24,496       51,837       32,415
 Travel ................      656,749     439,819    1,232,753      177,495     135,911
 Depreciation and
  amortization .........      511,121     184,913      504,164      208,037     136,388
 Advertising............       96,398      12,371       82,297       32,822      32,389
 Other general and
  administrative .......      533,367     311,357      909,975      683,407     281,862
                          -----------  ----------  -----------  -----------  ----------
 Total expenses ........    6,016,737   4,644,046   11,029,743    5,963,994   4,508,651
                          -----------  ----------  -----------  -----------  ----------
OTHER (EXPENSE) INCOME:
 Interest expense ......   (5,482,006) (3,447,669)  (3,788,687)    (893,657)   (339,154)
 Other investment income
  ......................       65,960                               253,066
 Other investment
  (expense) income, net
  ......................      (47,407)   (203,408)    (194,109)    (119,855)
                          -----------  ----------  -----------  -----------  ----------
 Total other (expense)
  income ...............   (5,463,453) (3,651,077)  (3,982,796)    (760,446)   (339,154)
                          -----------  ----------  -----------  -----------  ----------
NET (LOSS) INCOME ......  $(1,500,549) $  575,536  $   518,637  $(1,061,466) $1,576,904
                          -----------  ----------  -----------  -----------  ----------



                  See notes to combined financial statements.

                   WILSHIRE CREDIT CORPORATION AND AFFILIATES

                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

                                       RETAINED
                                       EARNINGS
                             COMMON  (ACCUMULATED  DISTRIBUTIONS TO
                             STOCK     DEFICIT)      STOCKHOLDERS      TOTAL
                            -------- ------------  ---------------- ------------
BALANCE, JANUARY 1, 1993..  $524,150 $    21,840                    $    545,990
  Net income..............             1,576,904                       1,576,904
  Distributions to
   stockholders...........                           $ (4,584,119)    (4,584,119)
                            -------- -----------     ------------   ------------
BALANCE, DECEMBER 31,
 1993.....................   524,150   1,598,744       (4,584,119)    (2,461,225)
  Net loss................            (1,061,466)                     (1,061,466)
  Distributions to
   stockholders...........                             (7,575,822)    (7,575,822)
                            -------- -----------     ------------   ------------
BALANCE, DECEMBER 31,
 1994.....................   524,150     537,278      (12,159,941)   (11,098,513)
  Net income..............               518,637                         518,637
  Distributions to
   stockholders...........                            (12,243,143)   (12,243,143)
  Dividends...............              (978,000)                       (978,000)
                            -------- -----------     ------------   ------------
BALANCE, DECEMBER 31,
 1995.....................   524,150      77,915      (24,403,084)   (23,801,019)
  Net loss (unaudited)....            (1,500,549)                     (1,500,549)
  Distributions to
   stockholders
   (unaudited)............                            (25,199,434)   (25,199,434)
                            -------- -----------     ------------   ------------
BALANCE, JUNE 30, 1996
 (Unaudited)..............  $524,150 $(1,422,634)    $(49,602,518)  $(50,501,002)
                            ======== ===========     ============   ============




                  See notes to combined financial statements.

                   WILSHIRE CREDIT CORPORATION AND AFFILIATES

                       COMBINED STATEMENTS OF CASH FLOWS

                            SIX MONTHS ENDED
                                JUNE 30,                 YEARS ENDED DECEMBER 31,
                         ------------------------  ---------------------------------------
                            1996         1995         1995          1994          1993
                         -----------  -----------  -----------  -------------  -----------
                               (UNAUDITED)
CASH FLOWS FROM
 OPERATING ACTIVITIES:
 Net (loss) income ....  $(1,500,549) $   575,536  $   518,637  $  (1,061,466) $ 1,576,904
 Adjustments to
  reconcile net income
  (loss) to net cash
  provided by operating
  activities:
 (Increase) decrease in
  net investment in
  loans and
  securities...........  (51,659,853)  35,673,617   74,939,534   (194,598,366) (32,248,792)
 Deferred hedging gains
  .....................                                              (209,414)
 Decrease (increase) in
  security purchased
  under agreement to
  resell ..............                 2,911,969   24,937,500    (24,937,500)
 Valuation adjustment--
  loans held for sale
  .....................                                               253,890
 (Decrease) increase in
  due from affiliates
  .....................   (1,688,198)     (30,108)    (385,871)       111,076     (484,183)
 Increase in other
  receivables .........   (1,024,509)    (358,017)  (1,304,328)      (995,524)    (756,443)
 Depreciation and
  amortization ........      228,749      184,913      340,729        179,008      136,104
 (Increase) decrease in
  other assets ........      (10,292)     219,266   (1,911,578)    (1,126,553)      (2,770)
 Increase in accounts
  payable and accrued
  liabilities .........     (147,083)     140,740      502,707      1,952,444      729,239
 Increase (decrease) in
  due to affiliate ....    4,437,795   (1,660,308)     186,057      2,769,017      743,414
 (Decrease) increase in
  participation
  liability ...........  (16,651,967) (95,610,548) (55,032,214)   143,373,862   37,498,669
 Increase in borrowings
  secured by specific
  investments in loans
  and securities ......   79,241,791   66,695,241  (10,656,036)    58,006,578
 Interest accretion on
  borrowings ..........                    86,146      140,390        235,873
 Proceeds from security
  sold but not yet
  purchased ...........                (2,712,750) (18,819,824)    24,814,453
                         -----------  -----------  -----------  -------------  -----------
  Net cash provided by
   operating activities
   ....................   11,225,884    6,115,697   13,455,703      8,767,378    7,192,142
                         -----------  -----------  -----------  -------------  -----------
CASH FLOWS FROM
 INVESTING ACTIVITIES:
 Purchase of U.S.
  Treasury securities
  .....................                             (4,642,727)
 Increase in commercial
  notes receivable ....     (678,001)  (4,913,927)  (3,968,750)    (1,000,000)
 Purchase of property
  .....................   (1,438,119)  (3,401,308)  (5,338,653)      (218,348)    (135,046)
 Proceeds from sales of
  property ............                                 38,035
                         -----------  -----------  -----------  -------------  -----------
  Net cash used in
   investing securities
   ....................   (2,116,120)  (8,315,235) (13,912,095)    (1,218,348)    (135,046)
                         -----------  -----------  -----------  -------------  -----------
CASH FLOWS FROM
 FINANCING ACTIVITIES:
 Proceeds from
  borrowings ..........   30,829,571    4,476,970   15,755,099      2,000,000    1,663,193
 Principal payments on
  borrowings ..........      (34,336)  (1,847,539)  (1,934,515)      (150,000)  (2,050,443)
 Principal payments on
  capital leases ......       48,690      (67,407)    (125,705)       (59,283)    (337,500)
 Distributions to
  stockholders.........  (25,199,434)  (4,389,940) (12,243,143)    (7,575,822)  (4,584,119)
 Cash dividends paid ..                  (141,000)    (978,000)
                         -----------  -----------  -----------  -------------  -----------
  Net cash provided by
   financing activities
   ....................   (5,547,111)  (1,968,916)     473,736     (5,785,105)  (5,308,869)
                         -----------  -----------  -----------  -------------  -----------
NET INCREASE IN CASH
 AND CASH EQUIVALENTS
 ......................   14,656,875   (4,168,454)      17,344      1,763,925    1,748,227
CASH AND CASH
 EQUIVALENTS,
 BEGINNING OF YEAR ....    3,576,843    3,559,499    3,559,499      1,795,574       47,347
                         -----------  -----------  -----------  -------------  -----------
CASH AND CASH
 EQUIVALENTS, END OF
 YEAR .................  $18,233,718  $  (608,955) $ 3,576,843  $   3,559,499  $ 1,795,574
                         ===========  ===========  ===========  =============  ===========
SUPPLEMENTAL DISCLOSURE
 OF CASH FLOW
 INFORMATION--
 Interest paid ........  $ 6,144,474  $ 1,602,193  $ 3,121,199  $     359,069  $   302,305
SUPPLEMENTAL DISCLOSURE
 OF NONCASH INVESTING
 AND FINANCING
 ACTIVITIES--
 Purchases of property
  through capital
  leases ..............                                         $     101,681  $ 1,502,098

                  See notes to combined financial statements.

                  WILSHIRE CREDIT CORPORATION AND AFFILIATES

                    NOTES TO COMBINED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Combination--The combined financial statements of Wilshire Credit Corporation and Affiliates (the "Corporations") include the accounts of the following companies:

                                COMPANY                               IDENTIFIER
                                -------                               ----------
   Wilshire Credit Corporation.......................................   WCC
   Wilshire Leasing Limited..........................................   WLL
   Wilshire Properties I, Inc. ......................................   WP-I
   Wilshire Properties II, Inc. .....................................   WP-II
   Portland Servicing Corporation....................................   PSC
   Wilshire Securities Corporation...................................   WS
   Wilshire Funding Corporation 1994-1...............................   WF-4-1
   Wilshire Funding Corporation 1995-1...............................   WF-5-1
   Wilshire Funding Corporation 1995-2...............................   WF-5-2
   Wilshire Funding Corporation 1995-3 ..............................   WF-5-3
   Wilshire Funding Corporation 1996-1...............................   WF-6-1
   Wilshire Consumer Receivables Funding Corporation, LLC............   WCRFC
   Wilshire Manufactured Housing Funding Company, LLC................   WMHFC
   Wilshire Mortgage Funding Company, LLC............................   WMF
   WMFC, LLC.........................................................   WMFC
   Wilshire Financing Company, LLC...................................   WF

  All of the above companies are under common ownership and management. All significant intercompany balances and transactions have been eliminated in combination.

  Nature of Business--The Corporations acquire and service performing and nonperforming loan portfolios and mortgage-backed securities. Funding for loan portfolio and mortgage-backed securities acquisitions is provided principally by third-party investors who hold participating interests in cash flows from specified portfolios and securities, generally on a nonrecourse basis, or who lend to the Corporations with specified portfolios and securities as collateral. PSC services two of the loan portfolios under contracts with the WCC.

  WLL operates under the name of Portland Cellular, providing cellular telephone transmission for its customer base. Portland Cellular also provides phones to certain of its customers under operating leases.

  WP-I operates the Corporations' headquarters facilities, which were acquired under a capital lease with a bargain purchase option.

  WP-II owns and manages two commercial real estate properties located in Oregon.

  WS was formed for the purpose of engaging in broker/dealer activities, but has had no significant activity.

  WF-4-1, WF-5-1, WF-5-2, WF-5-3 and WF-6-1 were formed primarily for the purpose of acquiring and securitizing various loan portfolios.

  WCRFC, WMHFC and WMF were formed for the purpose of funding three securitizations during 1995: a $25,464,344 consumer loan-backed bond, a $30,756,557 manufactured housing-backed bond, and a $64,753,000 mortgage-backed bond, respectively.

  WMFC is the holding company for WF, which was formed for the purpose of acquiring and originating residential home mortgages.

                  WILSHIRE CREDIT CORPORATION AND AFFILIATES

  Cash and Cash Equivalents--The Corporations consider all highly liquid investments with maturities of three months or less, when purchased, to be cash equivalents. Cash and cash equivalents consist primarily of cash in accounts with banks and brokers and in money market funds.

  For purposes of presenting cash flow information in the combined statements of cash flows, all investments in loans and securities (except investments in U.S. Treasury securities), as well as related participation liabilities and borrowings (except borrowings that are not collateralized by specific loan pools and repaid from cash flows from those pools), are presented as operating cash flows, due to the nature of WCC's business, which is in substance a servicing operation. The specific methods of collecting or otherwise liquidating loan portfolios and B class securities vary depending on the nature of the specific investments and changes in markets for these assets, and include securitizations and other sales. The investments and related obligations used to fund them are closely matched and interdependent, and the Corporations' ultimate interest resides principally in its servicing fees, which are the difference between net cash flows realized from the investments and net cash flows paid to participants and certain lenders. Cash flows related to traditional longer-term lending activity (e.g., commercial notes receivable), U.S. Treasury securities, property, capital leases, longer-term borrowings not matched against specific investments, and the Corporations' common stock are presented as investing or financing activities, as appropriate.

  Use of Estimates in the Preparation of the Combined Financial Statements-- The preparation of the combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Investments in Loans--To account for investments in loan portfolios, other than loans designated as held for sale, the Corporations follow the guidance in the AICPA's Accounting Standards Division's Practice Bulletin 6 ("PB 6"), "Amortization of Discounts in Certain Acquired Loans." Such guidance is generally applied on a portfolio-by-portfolio basis, rather than on an individual loan basis, because most portfolios contain large numbers of relatively homogeneous loans with individually small balances.

  Performing loan portfolios are carried at amortized cost. Discounts are accreted into income using a method approximating the interest method, in accordance with Statement of Financial Accounting Standards ("SFAS") No. 91, and interest income is recognized on an accrual basis. Nonperforming loan portfolios, including portfolios of loans previously charged off by prior lenders, are recorded using the cost recovery method. Such portfolios are generally acquired at steep discounts, and the extent of cash that will ultimately be collected on a specific portfolio is subject to substantial uncertainty. Collections may be realized in various ways, such as negotiations with debtors resulting in resumption of payments under original or restructured terms, significant collections on one or a relatively few loans in a portfolio of many loans, legal judgments against debtors or repossession and sale of collateral. Income from a nonperforming loan portfolio, other than collected servicing income, is not recognized until the Corporations' initial net investment in the portfolio is fully recovered, in accordance with PB 6.

  The Corporations do not evaluate individual loans for impairment under guidance in SFAS No. 114, "Accounting for Impairment of a Loan." Impairment is evaluated on a portfolio basis considering projections of future cash collections from the portfolio compared to the net carrying value of the portfolio. Credit risk related to each portfolio as a whole is one factor considered by management in determining the purchase price for the portfolio. Management believes that total cash collections from each portfolio are likely to exceed the Corporations' net investment (i.e., gross principal plus accrued interest less discount) in the portfolio. Consequently, no allowance for loan losses has been provided for in the financial statements, as permitted by PB 6. A specific loan is written off, with a corresponding charge to the loan discount account, when management

                  WILSHIRE CREDIT CORPORATION AND AFFILIATES determines that the amount is uncollectible. A substantial portion of the total nonperforming loan portfolio consists of impaired loans and troubled debt restructured loans. It is not practicable to estimate the additional income that might have been recognized had these loans performed under their original terms.

  Certain loans were purchased in 1994 specifically for the purpose of securitizing them. In addition, certain other loans were selected by management from various purchased loan pools to be included in securitizations that were subsequently completed. These loans have been identified as held for sale and are carried at the lower of cost or market. Market value exceeded cost at December 31, 1995 and was $253,890 less than cost at December 31, 1994. There were no loans held for sale at June 30, 1996 (unaudited).

  Investments in Securities--The Corporations classify investments in securities as held to maturity based on the Corporations' ability and positive intent to hold them to maturity. The securities are carried at amortized cost. Securities consist primarily of B class pass-through mortgage and other asset-backed securities, which were either purchased at steep discounts or represent residual interests in loans previously securitized by the Corporations. These securities involve high degrees of credit and prepayment risk. Fair values of these securities and related unrealized gains and losses are not readily determinable. Actual maturities will differ from stated maturities, which are in excess of ten years.

  Interest Income on Investments in Loans and Securities--When the Corporations record interest, including discount accretion, on loans and securities, income is recognized in the combined statements of operations only to the extent of the Corporations' direct investment in the loans or securities, and not to the extent of any participating interests. When interest is recorded relative to the participants' share of the assets, there is a corresponding increase in the participation liability. Accrued interest shown on the combined statements of financial condition comprises gross interest accruable under the legal terms of the assets, including purchased accrued interest. Discount is credited to the extent that the accrued interest is not recognizable in accordance with the accounting policies summarized in the preceding section of this note--Investments in Loans. Other interest and dividend income in the combined statements of operations, represents interest from cash equivalents, U.S. Treasury bills, preferred stock and commercial notes receivable.

  Rental Income--Rental income is derived from operating leases on commercial real estate and from cellular and portable telephone rentals.

  Property--Property is stated at cost less accumulated depreciation. Depreciation is determined using the straight-line method over the estimated useful lives of the related assets.

  Participation Liability and Servicing Income--Participation liability represents amounts invested by third parties for an interest in cash flows from specific loan portfolios, net of the cash flows already remitted to the participants. Participants share credit risks and certain other risks associated with the loan portfolios that provide the source of repayment and potential income to the participants. If cash flows from specific loan portfolios proved to be insufficient to provide participants recovery of their initial investments or expected income on such investments, the Corporations' liability would be reduced without recourse. Included in participation liability as of June 30, 1996 and December 31, 1995 and 1994 are $4,875,883 (unaudited), $5,604,660 and $9,630,611, respectively, representing amounts collected from borrowers but not yet remitted to the participants.

  Agreements with participants generally provide that, in exchange for the Corporations' servicing of the loan portfolios, the Corporations retain a specified portion of portfolio cash flows allocable to the participant's investment in addition to cash flows relating to the Corporations' direct investment, if any. The Corporations' retained portion of cash flows allocable to participants' interests is recognized when received as servicing fee

                  WILSHIRE CREDIT CORPORATION AND AFFILIATES income. The Corporations' retained portion generally increases after the point at which participants have recouped their initial investments.

  Financial Instruments--The Corporations enter into transactions involving financial instruments both for speculative trading purposes and for hedging purposes.

  Option premiums received for writing puts and calls for trading purposes are recorded as liabilities representing the market value of the options. The liabilities are subsequently marked to market at each balance sheet date, and unrealized as well as realized gains and losses are recorded in periodic income.

  Forward sales and short sales of securities are designated as hedges against future fluctuations in the market value of loans held for sale resulting from changes in interest rates. Changes in the market value of these instruments are deferred as adjustments to the cost basis of the hedged loans and thus are recognized in connection with the ultimate sale of such loans.

  Income Taxes--Each of the companies whose operations are reflected in these combined financial statements are Subchapter S corporations for income tax purposes. Taxable income of the companies is passed through directly to the stockholders and is not taxed at the corporate level.

  Interim Financial Data--In the opinion of management of the Corporations, the accompanying unaudited combined financial statements contain all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial position of the Corporations as of June 30, 1996 and the results of operations for the six months ended June 30, 1996 and 1995. Disclosures concerning the unaudited interim financial information presented in these notes to the combined financial statements have been included when management considered them necessary with respect to describing significant changes in the business during the six months ended June 30, 1996. Not all disclosures considered necessary for annual audited financial statements are presented for the interim unaudited financial statements.

  Earnings per Share--Earnings per share data is omitted because each company in the combined group has an independent capital structure, and varying numbers of outstanding shares of stock.

2. SECURITY PURCHASED UNDER AGREEMENT TO RESELL

  The security purchased under an agreement to resell of $24,937,500 at December 31, 1994 in a U.S. Treasury security. The amount advanced under the agreement represents a short-term investment and is reflected as a receivable in the balance sheet at December 31, 1994. This agreement was entered into for purposes of investing the proceeds received from the security sold but not yet purchased, which was outstanding at December 31, 1994 (see Note 6). The agreement had a maturity of less than 30 days. The Corporations had securities purchased under agreements to resell outstanding at only one other month-end during the year, in the amount of $8,000,000.

  The security underlying the agreement is a book-entry security. The security was delivered into a third-party custodian's account under a written custodial agreement that explicitly recognizes the Corporations' interest in the security.

  There were no securities purchased under agreements to resell outstanding as of June 30, 1996 (unaudited) and December 31, 1995.

                  WILSHIRE CREDIT CORPORATION AND AFFILIATES

3. OTHER RECEIVABLES

  Other receivables consists of the following:

                                                              DECEMBER 31,
                                                          ---------------------
                                                             1995       1994
                                                          ---------- ----------
   Other charges receivable.............................. $2,786,456 $1,852,774
   Receivables under forward contracts, at market........               133,242
   Other.................................................  1,098,613    208,854
                                                          ---------- ----------
     Total............................................... $3,885,069 $2,194,870
                                                          ========== ==========

  Other charges receivable represent reimbursable direct costs incurred by the Corporations in the loan collection process. The costs are generally charged to the borrowers or are reimbursable by investors in the loan pools to the extent of their participating interests.

  Receivables under forward contracts represent the market value of forward sales of U.S. Treasury securities entered into by the Corporations in connection with hedging activities discussed in Note 6.

4. PROPERTY

  Property consists of:

                                                              DECEMBER 31,
                                                          ---------------------
                                                             1995       1994
                                                          ---------- ----------
   Land.................................................. $1,762,656 $  498,150
   Buildings.............................................  4,701,173    768,778
   Vehicles..............................................     48,100    119,496
   Furniture and equipment...............................    812,193    689,694
                                                          ---------- ----------
     Total...............................................  7,324,122  2,076,118
   Less accumulated depreciation.........................    607,286    319,171
                                                          ---------- ----------
   Property, net......................................... $6,716,836 $1,756,947
                                                          ========== ==========

  Land and buildings comprise the Corporations' headquarters, which secure a capital lease obligation (see Note 7), and two commercial real estate projects, which collateralize certain borrowings (see Note 5).

  The following table summarizes future minimum rental income under noncancelable operating leases as of December 31, 1995:

   1996.............................................................. $  760,836
   1997..............................................................    568,386
   1998..............................................................    364,956
   1999..............................................................    370,096
   2000..............................................................    287,946
   Thereafter........................................................     14,000
                                                                      ----------
                                                                      $2,366,220
                                                                      ==========

5. BORROWINGS

  Borrowings consist of:

                                                             DECEMBER 31,
                                             JUNE 30,   -----------------------
                                               1996        1995        1994
                                           ------------ ----------- -----------
                                           (UNAUDITED)
   Borrowings used to fund specific
    investments in loans:
     Payable from 85% of cash flows from
      specified loan pools, interest at
      prime plus 3.75%, maturing from
      March 1998 to January 2006.........  $ 41,056,861 $27,996,062 $ 7,150,563
     Payable from 90% of cash flows from
      specified loan pools, interest at
      the reference rate plus 5% but no
      less than 10%, due July 1998.......       764,084   8,208,523
     Payable from cash flows from
      specified loan pools, interest at
      LIBOR plus 0.25%, due December
      1996...............................     4,533,750   5,918,457
     Payable from 90% of cash flows from
      specified loans pools, interest at
      LIBOR plus 4%, due May 1999........     2,870,000   5,227,500
     Payable from substantially all cash
      flows from mortgage loans held for
      sale, interest at LIBOR plus 2.5%,
      due upon sale of loans.............                            50,856,015
     Payable from cash flows from
      specified loan pools, interest at
      LIBOR plus 1.5%, due June 1997.....     2,995,659
     Payable for BB bond from non-
      performing securitization of loans.
      Interest at 8.5%...................     1,263,980
     Payable for BB note from non-
      performing securitization of loans.
      Interest at 11.5%..................     5,436,690
     Payable due for bonds (net of
      discount) from non-performing
      securitization of loans. Interest
      ranging from 6% to 8%..............    58,377,259
     Payable due sellers from non-
      performing securitization of
      loans..............................    20,039,507
   Other borrowings:
     Borrowings with interest at prime
      plus 3.75%, maturing through
      January 2006.......................    28,750,000  11,000,000
     Borrowings secured by investment
      real estate, interest ranging from
      9.75% to 18% and maturing from
      September 1998 to June 2005........     4,442,634   4,476,970
     Bank borrowing secured by loans,
      interest at prime plus 2%, due
      February 1996 to September 1996....     5,000,000   2,750,000
     Due on demand, secured by specified
      loan pools, interest payable in
      monthly installments at 10.5%......     3,500,000   3,500,000   1,000,000
     Related party borrowings............     1,171,090   1,086,976   1,934,515
                                           ------------ ----------- -----------
       Total borrowings..................  $180,201,514 $70,164,488 $60,941,093
                                           ============ =========== ===========

  Borrowings used to fund specific investments in loans are repaid monthly as cash flows from the loans are received. Any remaining amounts owed under such borrowings are due at the maturity dates shown above.

                  WILSHIRE CREDIT CORPORATION AND AFFILIATES

  Related party borrowings at December 31, 1995 and 1994 are due upon demand. They include borrowings from a relative of the Corporations' majority shareholder with interest at prime plus .75% and from a trust managed by and for the benefit of the Corporations' majority shareholder with interest at 15%. During 1995 and 1994, the Corporations recognized interest expense of $153,157 and $199,741, respectively, on related party borrowings.

  The Corporations have borrowing commitments as of December 31, 1995 from various third parties totaling $265,000,000 as follows:

  . Interim warehouse and security agreement of $150,000,000 available to fund specific investments in loans; not drawn upon at December 31, 1995; expiring June 1996

  . Commitment for $100,000,000 available for various uses; $38,996,062 drawn upon at December 31, 1995 to fund specific investments in loans; secured by investments in loans and securities, cash equivalents and loan servicing rights; expiring October 1998

  . Commitment for $15,000,000 available to fund specific investments in loans; $8,208,523 drawn upon at December 31, 1995; secured by investments in specific loans; expiring July 1998

Included in borrowings used to fund specific investments in loans is $5,918,457 at December 31, 1995 representing securities (U.S. Treasury bills of $4,642,727) and cash equivalents sold under agreements to repurchase.

6. FINANCIAL INSTRUMENTS

  Hedging Activities--Part of the Corporations' strategy for managing interest-rate risk is to enter into short sales or forward sales of U.S. Treasury securities of a duration similar to the fixed rate loans held for sale being hedged. This results in market gains or losses on the hedging instruments, in response to interest rate increases or decreases, respectively, which approximate the amount of the corresponding market losses or gains, respectively, on the loans being hedged.

  Financial instruments outstanding as of December 31, 1994, which are used by the Corporations for purposes of hedging future fluctuations in the market value of loans held for sale, include a U.S. Treasury security sold but not yet purchased, reflected as a liability in the balance sheet, at market value, and forward sales of U.S. Treasury securities, included in other receivables in the balance sheet, at market value (see Note 3). As of December 31, 1994, realized and unrealized gains totaling $703,477 have been deferred and reflected as adjustments to the carrying value of loans held for sale. Such deferred gains were recognized upon the ultimate sales of such loans in 1995.

  The following summarizes the significant terms of the hedging instruments and the related credit exposure as of December 31, 1994:

                                                             NOTIONAL    CREDIT
                         DESCRIPTION                          AMOUNT    EXPOSURE
                         -----------                        ----------- --------
   Security sold but not yet purchased--U.S. Treasury
    note, 7.375%, due 1997, sold at 99.26 ................  $25,000,000
   Forward sales:
     U.S. Treasury note, 6.875%, due 1996, sale price
      99.44, contract settlement date January 31, 1995 ...   18,000,000 $129,375
     U.S. Treasury note, 7.5%, due 1999, sale price 98.86,
      contract settlement date January 31, 1995...........    2,250,000    3,867

                  WILSHIRE CREDIT CORPORATION AND AFFILIATES

  Amounts shown above as credit exposure represented the amount of loss that would have been incurred as of December 31, 1994 if the counterparties had completely failed to perform their obligations under the contracts. No credit losses were incurred as a result of these transactions. The Corporations deposited mortgage-backed securities with a principal amount of $1,392,709 into an account with the counterparty as collateral for the forward sales.

  No such hedging instruments and related exposure existed at December 31, 1995 or at June 30, 1996 (unaudited).

  Trading Activities--The Corporations engages in buying and selling of futures contracts, as well as writing and purchasing put and call options on interest rates, foreign currencies, US government securities, and market indices for purposes of realizing short-term profits. As of December 31, 1995 and 1994, the market value of the liability for options contracts outstanding is $8,093 and $20,313, respectively. As of December 31, 1995, the market value for futures contracts is $45,656. There were no futures contracts as of December 31, 1994. Both options and futures contracts are included in accounts payable and accrued liabilities in the combined balance sheets. The average market value of the liability for written options contracts outstanding during the year ended December 31, 1995 and 1994, computed based upon month-end positions outstanding, was $23,821 and $59,109, respectively. The average market value of the liability for futures contracts outstanding during the year ended December 31, 1995, computed based upon month-end positions outstanding, was $42,319. Net losses (gains) on options and futures trading activity were $194,109 and ($97,387) for the years ended December 31, 1995 and 1994, respectively, and are included in other investment income (loss) in the combined statements of operations.

  The following is a summary of the liability under options contracts outstanding:

                                                                     UNREALIZED
                                   NOTIONAL   MARKET      PREMIUM       GAIN
   1995                             AMOUNT     VALUE   RECEIVED/PAID   (LOSS)
   ----                           ----------- -------  ------------- ----------
   Short Positions Calls (writ-
    ten)--
     February 1996 US T-Bonds...  $ 1,000,000 $ 2,656     $ 1,562     $(1,094)
     January 1996 Japanese Yen..    1,221,625     125       4,125       4,000
     February 1996 Japanese
      Yen.......................    1,221,625   2,875       5,750       2,875
   Puts (purchased)--
     February 1996 US T-Bonds...    1,000,000   1,562       5,468       3,906
     January 1996 S&P 500.......    4,619,475   3,750      11,250       7,500
   Long Positions Puts (writ-
    ten)--
     January 1996 S&P 500.......    1,539,825  (2,875)     (8,750)     (5,875)
                                  ----------- -------     -------     -------
                                  $10,602,550 $ 8,093     $19,405     $11,312
                                  =========== =======     =======     =======
   1994
   ----
   Calls--
     February 1995 US T-Bonds...  $ 1,000,000 $15,938     $19,531     $ 3,593
   Puts--
     February 1995 US T-Bonds...    1,000,000   4,375       6,250       1,875
                                  ----------- -------     -------     -------
                                  $ 2,000,000 $20,313     $25,781     $ 5,468
                                  =========== =======     =======     =======

                  WILSHIRE CREDIT CORPORATION AND AFFILIATES

Following is a summary of the liability under futures contracts outstanding:

                                                                         OPEN
                                                              NOTIONAL   TRADE
                                                               AMOUNT   EQUITY
                                                             ---------- -------
   Short Positions
     Puts--
       March 1996 US T-Bonds................................ $1,000,000 $ 8,125
       March 1996 US T-Notes................................    900,000   4,781
   Long Positions
     Puts--
       March 1996 Japanese Yen..............................  1,221,625  32,750
                                                             ---------- -------
                                                             $3,121,625 $45,656
                                                             ========== =======

  The purchase or sale of options and futures contracts bears a high degree of market risk, subject to fluctuations in market values, rates or currencies in the instruments underlying the contracts. The potential market loss on options and futures are generally substantially in excess of the premium paid or received. The options and futures transactions entered into by the Corporations require cash margin deposits with the broker. As of December 31, 1995 and 1994, such margin requirements were $98,572 and $39,537, respectively.

7. CAPITAL LEASE OBLIGATIONS

  The Corporations have purchased various assets, including their headquarters facility and certain automobiles and equipment, under capital leases. Future minimum lease payments for capital leases as of December 31, 1995 are as follows:

   1996............................................................. $  195,497
   1997.............................................................    217,572
   1998.............................................................    142,262
   1999.............................................................    115,973
   2000.............................................................    111,166
   Thereafter.......................................................  1,574,846
                                                                     ----------
     Total..........................................................  2,357,316
   Less amount representing interest................................  1,231,594
                                                                     ----------
   Capital lease obligation......................................... $1,125,722
                                                                     ==========

8. OPERATING LEASES

  The Corporations maintain certain noncancelable operating leases on real property and other assets, which expire through 1999. Future minimum lease payments on such noncancelable operating leases as of December 31, 1995 are as follows:

   1996.............................................................. $  755,143
   1997..............................................................    751,294
   1998..............................................................    721,584
   1999..............................................................    671,376
                                                                      ----------
                                                                      $2,899,397
                                                                      ==========

  The management fee portion of the annual lease payment for a corporate jet of $227,000 is subject to escalation on January 1 of each year based on the percentage change in the Consumer Price Index during the immediately preceding year.

                  WILSHIRE CREDIT CORPORATION AND AFFILIATES

9. LOAN SERVICING

  Loans serviced for others, except for participated loans acquired in the name of WCC, are not included in the accompanying balance sheets. WCC performs servicing for two affiliated savings banks as well as other unrelated parties. The unpaid principal balances of loans serviced for others are summarized as follows:

                                                             DECEMBER 31,
                                                       -------------------------
                                                           1995         1994
                                                       ------------ ------------
   Related parties.................................... $279,801,000 $113,333,475
   Others.............................................   18,416,726  30,277, 483
                                                       ------------ ------------
     Total............................................ $298,217,726 $143,610,958
                                                       ============ ============

  Custodial escrow balances maintained in connection with the foregoing loan servicing and in connection with WCC-owned and participated loans were $720,799 at December 31, 1994. At December 31, 1995, WCC had made escrow payments in excess of amounts collected, which are included in other receivables.

10. LOANS TO STOCKHOLDERS

  The Corporations have extended loans to their two stockholders. The loans have stated interest rates of 11% and no specific terms of repayment, and were used principally for investing in other companies affiliated by common ownership (companies not combined in these financial statements). For accounting purposes, the interest on these loans has not been recognized in the combined statements of operations, and the loaned amounts are presented in the stockholders' equity section of the statements of financial condition as distributions to stockholders.

11. COMMITMENTS AND CONTINGENCIES

  Profit-Sharing Plan--The Corporations' employees participate in a defined contribution profit-sharing and 401(k) plan. At the discretion of the Boards of Directors, the Corporations may elect to contribute to the plan based on profits of the Corporations or based on matching participants' contributions. During 1995, the Corporation contributed $46,408 to the plan.

  Litigation--The Corporations are defendants in legal actions arising from transactions conducted in the ordinary course of business. Management, after consultation with legal counsel, believes the ultimate liability, if any, arising from such actions will not materially affect the Corporations' financial position.

  Loan Purchase Commitments--At June 30, 1996 and December 31, 1995, the Corporations were committed to purchase $2,825,724 of loans (unaudited) at par and $14,843,686 of loans for $5,840,729, respectively.

12. RELATED PARTY TRANSACTIONS

  The following disclosures about transactions with related parties are in addition to those elsewhere in these footnotes.

  Participation liabilities owed to related parties, including companies for which the Corporations' majority owner and president had management control, relatives of the Corporations' owners, and investment vehicles of those related parties, are $71,836 and $145,272 at December 31, 1995 and 1994, respectively.

  At June 30, 1996 (unaudited) and December 31, 1995 and 1994, due to affiliates consists primarily of amounts owed to affiliated banks for collection on loans serviced on behalf of those affiliates. This liability is net of approximately $758,000 and $548,000 of receivables from uncombined affiliates for reimbursement of expenses incurred on behalf of those affiliates at December 31, 1995 and 1994, respectively.

                  WILSHIRE CREDIT CORPORATION AND AFFILIATES

13. FAIR VALUE OF FINANCIAL INSTRUMENTS

  The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, "Disclosures about Fair Value of Financial Instruments." The estimates presented herein are not necessarily indicative of the amounts the Corporation could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. The methods and assumptions used to estimate the fair value of each class of financial instrument for which it is practicable to estimate that value are explained below:

  Cash and Cash Equivalents--The carrying amounts reported in the balance sheet for cash and cash equivalents approximate their fair values.

  Investments in Loans and Securities, Participation Liabilities and Borrowings Secured by Investments in Loans and Securities--It is not practicable to estimate the fair values of the Investments in loans and securities (except certain pools classified as held for sale, which are stated at lower of cost or market, and U.S Treasury bills), or related investor liabilities and borrowings secured by specific pools, primarily because of the limited nature of the market for such investments and the highly subjective and judgmental risk-rating process undertaken by potential buyers. The Corporations monitor loan portfolio performance, which is related to fair value, on a portfolio-by-portfolio basis. Some portfolios contain loans that are similar with respect to collateral type, geography, initial underwriting standards, and in other respects, while other portfolios contain loans that are dissimilar in various respects and to varying degrees. Fair value estimations for most portfolios require extensive analysis of the credit risk associated with the portfolios at any specific point in time, as well as consideration of the collective repayment terms and the prevailing interest rate environment. Consequently, estimation of fair value is not practicable for the portfolio as a whole as of any specific point in time.

  The following is information about investments in loans and securities that may be relevant to estimating fair value:

                                                  WEIGHTED  WEIGHTED
                                                  AVERAGE    AVERAGE
             1995                         NUMBER  INTEREST  MATURITY      GROSS
  TYPE OF LOAN OR COLLATERAL             OF LOANS   RATE   (IN MONTHS)  PRINCIPAL
  --------------------------             -------- -------- ----------- -----------
    Performing:
      Automobiles/equipment.............   2,283     15%      32.95    $11,942,056
      Real estate.......................   2,899     10%      89.20     81,574,329
      Manufactured housing..............   2,784     12%     104.40     11,159,601
      Other.............................   2,141     13%      41.05     29,122,518
    Nonperforming:
      Automobiles/equipment.............   1,382     13%       9.85      6,996,631
      Real estate.......................   1,371     10%      60.33     95,052,802
      Other.............................  98,882     10%      17.88    292,506,241
                                                  WEIGHTED  WEIGHTED
                                                  AVERAGE    AVERAGE
             1994                         NUMBER  INTEREST  MATURITY      GROSS
  TYPE OF LOAN OR COLLATERAL             OF LOANS   RATE   (IN MONTHS)  PRINCIPAL
  --------------------------             -------- -------- ----------- -----------
    Performing:
      Automobiles/equipment.............   1,757     14%      10.31    $17,085,843
      Real estate.......................   4,037      8%      62.75    206,729.946
      Other.............................   3,269     10%      38.49     43,008,622
    Nonperforming:
      Automobiles/equipment.............   3,192     15%      28.78      8,549,223
      Real estate.......................   2,041      9%     120.37     98,522,366
      Other............................. 115,390      9%       0.63    256,149,200

                  WILSHIRE CREDIT CORPORATION AND AFFILIATES

  The fair value of U.S. Treasury bills included in investments in securities held-to-maturity at December 31, 1995 and 1994 approximate their carrying value of $4,642,727. These securities mature within one year, and are pledged as collateral for certain borrowings.

  Security Purchased Under Agreement to Resell, Other Borrowings, Security Sold but not yet Purchased--The carrying amounts approximate fair values due to the short-term maturities or repricing of these instruments. The difference between the fair value and carrying amount of borrowings secured by investment real estate is not material.

  Receivables from Related Parties and Notes Receivable--It is not practicable to estimate the fair values of these instruments, for which there is not a market and for which terms are not established on an arms-length basis.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

  NO DEALER, SALESPERSON, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT THE INFOR-MATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATES AS OF WHICH SUCH INFORMATION IS GIVEN.

                               ----------------
                               TABLE OF CONTENTS
                               ----------------

                                                                          PAGE
                                                                          ----
Prospectus Summary.......................................................   3
Risk Factors.............................................................  11
The Company..............................................................  19
Recent Developments......................................................  20
Wilshire Credit Corporation..............................................  22
Use of Proceeds..........................................................  23
Dividend Policy..........................................................  24
Dilution.................................................................  24
Capitalization...........................................................  25
Selected Financial Information...........................................  26
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  30
Business.................................................................  51
Regulation...............................................................  73
Taxation.................................................................  81
Management...............................................................  83
Principal Stockholders...................................................  91
Certain Relationships and Related Transactions...........................  92
Description of Capital Stock.............................................  94
Description of Notes Offering............................................  95
Shares Eligible for Future Sale..........................................  95
Underwriting.............................................................  97
Legal Matters............................................................  98
Experts..................................................................  98
Index to Financial Statements............................................ F-1

  UNTIL       , 1996 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS) ALL DEALERS
EFFECTING TRANSACTIONS IN THE COMMON STOCK OFFERED HEREBY, WHETHER OR NOT PAR-TICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        1,500,000 SHARES OF COMMON STOCK


                               ----------------
                                   WILSHIRE
                               ----------------
                           Financial Services Group





                               ----------------
                                   PROSPECTUS
                               ----------------

                          FRIEDMAN, BILLINGS, RAMSEY
                                  & CO., INC.

                                       , 1996

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF ANY OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION, DATED OCTOBER 31, 1996

PROSPECTUS
                                  $50,000,000


                          --------------------------
                                   WILSHIRE
                          --------------------------
                           FINANCIAL SERVICES GROUP

                                % NOTES DUE 2003

                               ----------------

  This Prospectus relates to the offering by Wilshire Financial Services Group Inc., a Delaware corporation ("WFSG" and together with its subsidiaries, the
"Company") of $50 million principal amount of its    % Notes due 2003 (the
"Notes") of WFSG (the "Notes Offering"). Interest on the Notes will be payable
semiannually in arrears on             and             of each year, commencing
                . On and after              , 2001, the Notes will be
redeemable at any time at the option of the Company, in whole or in part, at the redemption prices set forth herein. Upon the occurrence of a Change in Control Event (as defined herein), holders of the Notes will have the right to require the Company to repurchase their Notes, in whole or in part, at a
purchase price equal to   % of the aggregate principal amount thereof, plus
accrued and unpaid interest, if any, to the repurchase date. See "Description of Notes."

  The Notes will be general unsecured obligations of WFSG. Because WFSG is a holding company that currently conducts substantially all of its operations through its subsidiaries, the Notes will be effectively subordinate to the claims of creditors of the subsidiaries.

  There is no established trading market for the Notes and WFSG does not intend to apply for a listing of the Notes on any national securities exchange or on Nasdaq.

  In addition, WFSG is concurrently offering 1,500,000 shares of common stock, par value $.01 per share (the "Common Stock") of WFSG (the "Common Stock Offering"). The Common Stock Offering and the Notes Offering are each conditioned on the completion of the other offering.

  THE NOTES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING AT PAGE 12 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED CAREFULLY BY PROSPECTIVE PURCHASERS OF THE NOTES OFFERED HEREBY.

                               ----------------

THE SECURITIES OFFERED HEREBY ARE NOT  SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND
 ARE NOT  INSURED OR GUARANTEED  BY THE FEDERAL DEPOSIT  INSURANCE CORPORATION
  ("FDIC"), ANY OTHER GOVERNMENTAL AGENCY OR OTHERWISE.

                               ----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), FDIC, THE OFFICE OF THRIFT SUPERVISION ("OTS") OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SEC, FDIC, OTS OR ANY STATE
 SECURITIES  COMMISSION  PASSED   UPON  THE  ACCURACY   OR  ADEQUACY  OF  THIS
 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                           PRICE TO  UNDERWRITING  PROCEEDS TO
                                           PUBLIC(1) DISCOUNT(2)  THE COMPANY(3)
--------------------------------------------------------------------------------
Per Note.................................       %           %             %
Total....................................   $           $             $

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1)Plus accrued interest, if any, from the date of issuance.
(2) See "Underwriting" for information relating to the indemnification of the Underwriter.
(3)Before deducting expenses payable by the Company estimated to be
$           .

  The Notes are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Notes will be made at the offices of Friedman, Billings, Ramsey & Co., Inc., Arlington, Virginia, the Underwriter, or in book-entry form through the facilities of The Depository Trust Company on or about
                , 1996.

                               ----------------

                    FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

                   The date of this Prospectus is    , 1996.

  IN CONNECTION WITH THE COMMON STOCK OFFERING AND THE NOTES OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF SUCH SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ NATIONAL MARKET, IN THE OVER THE COUNTER MARKET, OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             AVAILABLE INFORMATION

  WFSG has filed with the Securities and Exchange Commission (the "Commission") via the Electronic Data Gathering Analysis and Retrieval System ("EDGAR") a Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Common Stock Offering and the Notes Offering. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance where such contract or other document is an exhibit to the Registration Statement, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each statement being qualified in all respects by such reference. As a result of the filing of the Registration Statement with the Commission, WFSG will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will be required to file reports and other information with the Commission. WFSG intends to furnish its stockholders annual reports containing audited financial statements and an opinion thereon expressed by WFSG's independent auditors as well as quarterly reports for the first three quarters of each fiscal year containing unaudited financial statements. Copies of the Registration Statement, including all exhibits thereto, may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60601 upon payment of prescribed rates. The Commission also maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, including WFSG. The Company has applied for quotation of the Common Stock on Nasdaq. If the Common Stock is quoted on Nasdaq, reports, proxy and information statements and other information regarding the Company will be available for inspection at the National Association of Securities Dealers, Inc. (the "NASD"), 1735 K Street, N.W., Washington, D.C. 20006.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the more detailed information and the consolidated financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Unless otherwise indicated, the information contained in this Prospectus assumes no exercise of the Underwriters' over-allotment option to purchase additional shares of Common Stock. Unless the context otherwise requires, all references to the Company herein shall be deemed to include the Company and its subsidiaries. Unless otherwise indicated, all information in this Prospectus assumes that no outstanding stock options are exercised. The information contained in this Prospectus gives effect to certain transactions to be consummated prior to or simultaneously with the closing of the Common Stock Offering and the Notes Offering.

                                  THE COMPANY

GENERAL

  Wilshire Financial Services Group Inc. ("WFSG" and, together with its subsidiaries, the "Company") is a newly formed financial services holding company for certain companies and businesses previously held as a part of, and operated by, the Wilshire group of companies (the "Private Companies") pursuant to a reorganization of the Private Companies (the "Reorganization"). The Company will engage in a wide variety of financial activities, including the acquisition, origination, ownership and securitization of loan portfolios ("Loan Portfolios"), banking and non-traditional bankcard processing.

HISTORICAL STRUCTURE

  Prior to the Reorganization, the Private Companies operated principally through two separate companies: (i) Wilshire Credit Corporation ("WCC"), which conducted a substantial portion of the loan acquisition activities of and all of the loan servicing for the Private Companies; and (ii) Wilshire Acquisitions Corporation ("WAC"), the holding company for two federally-chartered savings banks, First Bank of Beverly Hills, F.S.B. ("First Bank"), and Girard Savings Bank, F.S.B. ("Girard" and together with First Bank, the "Savings Banks"). WCC commenced Loan Portfolio acquisitions in 1990 funded primarily by lines of credit and joint ventures with institutional partners. Through October 21, 1996, the Private Companies had purchased or committed to purchase approximately 409 Loan Portfolios, aggregating $2.4 billion in principal amount. In addition, at September 30, 1996 WCC serviced $1.2 billion of loans. WCC's income has been principally derived from ownership and servicing of, and profit participations in, Loan Portfolios.

  In the early 1990's, WCC acquired loans primarily from the Federal Deposit Insurance Corporation ("FDIC") and the Resolution Trust Corporation (the "RTC"), generally in auctions of pools of loans acquired from financial institutions which failed during the late 1980's and early 1990's. Although governmental agencies such as the FDIC and the Department of Housing and Urban Development ("HUD") continue to be potential sources of loans, the amount of loans sold by such agencies has substantially declined. In recent years, the Private Companies purchased loans primarily from various private sector sellers, such as banks, savings institutions, mortgage companies and insurance companies.

  Andrew A. Wiederhorn and Lawrence A. Mendelsohn, the principal owners of the Private Companies (the "Principals"), purchased First Bank and Girard through WAC in October 1993 and November 1994, respectively, using funds loaned to them by WCC (the "Shareholder Loans"). The Savings Banks were acquired to provide a deposit-based funding source for the loan purchase activities of the Private Companies. Both Savings Banks were acquired at substantial discounts to their respective book values, reflecting the poor quality of their assets and, in the case of First Bank, an expected imminent regulatory takeover. WAC has increased assets from $230.6 million at December 31, 1994 to $543.2 million at June 30, 1996 primarily through the acquisition of Loan Portfolios.

  The Principals have injected approximately $30 million into WAC since the acquisition of the Savings Banks to fund substantial asset growth and to maintain required capital levels given the substantial reserves taken on loans acquired as part of the acquisition of the Savings Banks (the "Inherited Loans") and approximately $24.5 million of sub-prime auto loans acquired in the fourth quarter of 1995 and the first quarter of 1996 (the "Sub-Prime Auto Loans"). As a result of the high level of loan loss reserves required in 1996, and other regulatory concerns regarding the management of the Savings Banks and other matters, the Office of Thrift Supervision (the "OTS") in October 1996 increased the level of regulatory supervision and imposed cease-and-desist orders (the "Orders") on and restricted further growth of assets at both Savings Banks. The Company recently has hired additional management for the Savings Banks and taken other steps to address these regulatory concerns, but the Company will not be able to use the Savings Banks for growth until the Orders are lifted or modified. See "Risk Factors--Results of Regulatory Examinations; Imposition of Cease and Desist Orders."

REORGANIZED STRUCTURE

  Following the Reorganization, WFSG will be the holding company for WAC, the Savings Banks, Wilshire Funding Corporation, a company formed to pursue loan acquisition and loan origination businesses similar to WCC following the Common Stock Offering and the Notes Offering ("WFC"), and Wilshire Servicing Corporation, a company formed to engage in the loan servicing business following the receipt of necessary licenses ("WSC"). The Company intends to build on the expertise of the Private Companies and aggressively pursue the acquisition of Loan Portfolios. The Company evaluates Loan Portfolios based on anticipated future cash flows, available funding sources and minimum expected returns on equity. The Company will seek to identify niche areas primarily within the real estate loan market where it believes its funding flexibility, experienced personnel and its proprietary software and U.S. mortgage loan database give it a competitive advantage in pricing and purchasing Loan Portfolios. The aggregate principal amount of the loans acquired by the Private Companies during the six months ended June 30, 1996 and the years ended December 31, 1995, 1994 and 1993 was approximately $276.4 million, $337.4 million, $388.5 million and $333.8 million, respectively. As of June 30, 1996, the Company had $543.2 million of assets and stockholders' equity of $35.1 million.

  After giving effect to the Reorganization, the organizational structure of the Company will be as follows:

                                    [CHART]
--------
 *Expected to commence servicing activities in 2-3 years following receipt of necessary licenses.
**Entities to be formed for financings and to complete securitizations.

  In the Reorganization, WCC will not become a subsidiary of WFSG or transfer any assets or liabilities to the Company. WCC is not being included in the new public entity due to certain tax considerations and to allow WCC to retain sufficient assets and servicing rights to retire the Shareholder Loans. See "The Company--The Reorganization." WCC will cease to acquire new product or servicing for its own account, but will continue to service and liquidate its existing portfolio. New loan acquisitions and originations will be conducted by WFC. For a period of two to three years after the closing of the Common Stock Offering and Notes Offering while WSC is in the process of obtaining the relevant licensing approvals for its servicing activities, WCC will continue to service loans for the Company at a market rate. Following such period, WSC will commence servicing loans for the Company and WCC. See "Certain Relationships and Related Transactions." In addition, WCC and the Principals have agreed not to compete with the Company with respect to the acquisition of Loan Portfolios.

BUSINESS ACTIVITIES

  Business Strategy. The Company's strategy is to aggressively pursue Loan Portfolio acquisitions where it believes it can receive acceptable rates of return on invested capital and effectively utilize leverage. Key elements of this strategy include:

  . Significant Growth in Loan Portfolio Investments. During the last four years, the Private Companies have developed expertise in the business of acquiring Loan Portfolios, including residential mortgage loans, manufactured housing loans, second lien loans, commercial real estate loans, multi-family residential loans, commercial and business loans, boat loans and other consumer loans, and Subordinate Securities (as defined herein). The Company expects to utilize its available funding sources to aggressively pursue Loan Portfolio acquisitions in the United States and Western Europe, a substantial portion of which are expected to be non-performing Loan Portfolios purchased at a discount ("Discounted Loans"). In addition, the Company expects to increase its purchases of commercial real estate loans. The Company believes that it can significantly increase its acquisition activities without a commensurate increase in operating costs.

  . Utilization of Varied Funding Sources. The Company, in addition to deposits at the Savings Banks, will have extensive funding sources available for investment and lending activities from investment banking firms and institutional investors, including secured term loans, warehouse lines of credit, and repurchase facilities. As of the closing of the Common Stock Offering and the Notes Offering, certain existing undrawn lines of credit ($413.3 million as of September 30, 1996) of the Private Companies will be transferred to the Company. Amounts currently drawn under such lines of credit by the Private Companies ($86.7 million as of September 30, 1996) will be transferred to the Company once such amounts are repaid by the Private Companies. Substantially all of the Company's Loan Portfolio investments are expected to utilize borrowed funds, minimizing the Company's equity investment to the extent possible. Since the Private Companies' initial use of securitization in 1995 through August 31, 1996, the Private Companies have issued $368.7 million of securities through two publicly underwritten and three privately placed securitizations, including securitizations of non-performing and sub-performing mortgage loans, manufactured housing loans, consumer loans and conventional and non-conforming mortgage loans. The Company expects to securitize its Loan Portfolios when advantageous.

  . Expansion into European Markets. The Company recently decided to expand its loan acquisition and servicing activities to encompass the United Kingdom and France with a view towards future expansion in Western Europe. Management is in discussions with a major U.S. investment banking company regarding the formation of a joint venture for conducting servicing activities in the United Kingdom. The Company is also considering either establishing its own servicing operation, acquiring an already existing entity or entering into a joint venture with a company already active in France. Management believes that conditions in the French real estate market and, to a lesser degree, in the

     United Kingdom real estate market are similar to conditions in the United States real estate market in the late 1980's and early 1990's and that there may be opportunities to acquire Loan Portfolios at favorable prices. In addition, management believes that there is a demand in the European market for U.S.-style servicing with its automated systems, detailed investor reporting and aggressive servicing and work-out approaches.

  . Capitalize on Servicing Expertise. The Company believes that WCC's loan servicing experience, its highly trained servicing personnel and its investment in proprietary software have allowed the Private Companies to effectively value and price Loan Portfolios. As of June 30, 1996, WCC was servicing more than $1.0 billion principal amount of loans, including $509.4 million for the Savings Banks. For a period of two to three years after the closing of the Common Stock Offering and the Notes Offering, while the Company is in the process of obtaining the relevant licensing approvals for its servicing activities, WCC will continue to service loans for the Company generally at a market rate. Accordingly, the Company does not expect any significant servicing income until it commences servicing loans for its own account in two to three years.

  . Growth of Non-Traditional Bankcard Processing Operations. The Company plans to continue development of its non-traditional bankcard processing operations, which generate revenues through merchant discounts and processing fees for Visa (R) and Mastercard (R) transactions. The Company's bankcard processing operations focus on certain high-risk market niches, principally mail order/telephone order and audio-text where the Company believes it obtains higher returns on processing transactions. Revenues from the bankcard operation, which was commenced in the third quarter of 1994, have demonstrated strong growth increasing from $0.6 million in 1994 to $4.7 million in 1995 and to $3.3 million during the six months ended June 30, 1996. Management believes that there are opportunities to expand this business using the Company's existing infrastructure.

  . Development of Wholesale Origination Network. In late 1995, the Private Companies launched a mortgage conduit program for the purchase of newly-originated residential mortgage loans on a nationwide basis through correspondents. Originations to date have been modest. While the Company is obtaining necessary licensing, WCC will continue to originate residential mortgage loans for the Company's account through its correspondent relationships and will then transfer the newly originated loans at acquisition cost to the Company. Currently, this program focuses on the origination of in park manufactured housing loans and conforming and non-conforming first and second lien mortgage loans. The Company is in the process of launching two new programs for loans to good-credit borrowers.

                               THE NOTES OFFERING

Amount offered..............  $50 million aggregate principal amount.

Maturity date...............                , 2003.

Interest payment dates......                 and                of each year
                              commencing               , 1997.

Optional redemption.........  The Notes will be redeemable at the option of
                              WFSG, in whole or in part, at any time on or
                              after               , 2001 at the redemption
                              prices set forth herein, plus accrued and unpaid interest, if any, to the redemption date.

Mandatory redemption........  None.

Ranking.....................  The Notes will be general unsecured obligations of WFSG. Because WFSG is a holding company that currently conducts substantially all of its operations through its subsidiaries, including the Savings Banks, the right of WFSG (and therefore the right of WFSG's creditors and stockholders) to participate in any distribution of the assets or earnings of any subsidiary is subject to the prior claims of creditors of such subsidiaries, including any claims of WFSG as a creditor to the extent such claims may be recognized. As a result, the Notes will be effectively subordinate to the claims of creditors of WFSG's subsidiaries.

Change of control...........  Upon a Change of Control Event (as defined herein), holders of the Notes will have the option to require the Company to repurchase all outstanding Notes at % of their principal amount, plus accrued interest to the date of repurchase. A "Change of Control Event," as defined in the Indenture pursuant to which the Notes will be issued, includes the following events, among others: the acquisition by any person or group (other than the Existing Principal Stockholders (as defined) of the Company) of more than 40% of the Company's voting stock; a merger, consolidation or other business combination between the Company and another person in which more than 40% of the voting stock of the surviving or transferee company is owned by persons other than the Existing Principal Stockholders (as defined) of the Company; a change in a majority of the directors on the Board of Directors of the Company within a two-year period which is not approved by the incumbent directors; or the sale or other disposition of any Significant Subsidiary of the Company (as defined). There can be no assurance that the Company will have the funds available to repurchase the Notes in the event of a Change of Control Event.

Certain covenants...........  The Indenture pursuant to which the Notes will be issued will contain certain covenants that, among other things, require the Company to maintain a certain level of liquid assets, limit the ability of the Company and its subsidiaries to incur certain indebtedness, pay dividends or make other distributions, engage in transactions with affiliates, dispose of subsidiaries, create certain liens and guarantees with respect to pari passu or junior indebtedness and enter into any arrangement that would impose certain restrictions on the ability of subsidiaries to make dividend and other payments to the Company. The Indenture also will restrict the Company's and the Savings Banks' ability to merge, consolidate or sell all the assets of the Company or the Savings Banks. See "Description of Notes Certain Covenants."

Use of proceeds.............  The net proceeds from the Notes Offering and the
                              Common Stock Offering are expected to be used by the Company to support leveraged acquisitions of Loan Portfolios and increase the Savings Banks' capital and for other general corporate purposes, including expansion into Western Europe.

                           THE COMMON STOCK OFFERING

  Concurrently with the Notes Offering, the Company is separately offering an aggregate of 1,500,000 shares of Common Stock (plus up to 225,000 shares pursuant to the Common Stock underwriters' over-allotment option) in the Common Stock Offering. The Notes Offering and the Common Stock Offering are each conditioned on the completion of the other.

  In connection with the Common Stock Offering, the Common Stock has been approved for listing on the Nasdaq National Market under the symbol "WFSG."

                                  RISK FACTORS

  See "Risk Factors" for a discussion of certain factors that should be considered carefully by prospective purchasers of the Notes offered hereby.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

  The following tables present Summary Consolidated Financial Information for the Company at the dates and for the periods indicated. The historical income statement and balance sheet data at and for the years ended December 31, 1995 and 1994 and for the period from October 8 through December 31, 1993 have been derived from the audited consolidated financial statements of the Company (or its predecessor) included elsewhere in this Prospectus (the "Audited Financial Statements"). For the purpose of financial statement presentation herein, First Bank is treated as the predecessor of the Company. On October 7, 1993, WAC acquired 94.9% of First Bank's common stock in a purchase accounting transaction.

  On November 9, 1994, Wilshire Acquisitions Corporation II ("WACII"), a newly-formed entity with ownership and management common to WAC acquired 94.9% of the common stock of Girard in a purchase accounting transaction. Because WAC and WACII were under common control at the time of their respective acquisitions of First Bank and Girard, the Summary Consolidated Financial Information is presented on a combined basis as of December 31, 1994. On December 27, 1995, WAC and WACII were merged with WAC as the surviving entity. Summary Consolidated Financial Information as of December 31, 1995 is presented on a consolidated basis and includes the accounts of WAC, First Bank and Girard.

  The historical income statement and balance sheet data presented at and for the six months ended June 30, 1996 and 1995 have been derived from unaudited consolidated financial statements (the "Unaudited Financial Statements" and, together with the Audited Financial Statements, the "Consolidated Financial Statements") and include all adjustments, consisting only of normal recurring accruals, which the Company considers necessary for a fair presentation of the Company's results of operations for these periods. Operating results for the six months ended June 30, 1996 are not necessarily indicative of the results that may be expected for any other interim period or the entire year ending December 31, 1996. The Summary Consolidated Financial Information should be read in conjunction with, and is qualified in its entirety by reference to, the Consolidated Financial Statements and related notes as set forth elsewhere herein.

  The historical income statement and balance sheet data of the predecessor for any date prior to October 8, 1993 have not been included because prior to its acquisition the predecessor was seriously under-capitalized and subject to a cease and desist order and a prompt corrective action which severely limited its operations, including restrictions on asset growth and new deposits. Further, the predecessor was subject to an imminent regulatory takeover by the OTS/RTC if the acquisition by WAC had not occurred. Prior to the acquisition of the predecessor by WAC in October 1993, the predecessor was operated by different management with a different strategy and business plan. Current management has significantly changed the business plan of the predecessor and has substantially increased the Company's assets while disposing of, and reserving against, Inherited Loans. Accordingly, management believes that the predecessor's results of operations do not have a significant bearing on the Company.

                            SIX MONTHS
                               ENDED           YEAR ENDED
                             JUNE 30,         DECEMBER 31,     OCTOBER 8 -
                          ----------------  -----------------  DECEMBER 31,
                           1996     1995     1995      1994        1993
                          -------  -------  -------  --------  ------------
                                         (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
Total interest income...  $21,951  $10,879  $24,381  $  9,569    $ 1,654
Total interest expense..   12,020    6,707   14,481     5,457        849
                          -------  -------  -------  --------    -------
Net interest income.....    9,931    4,172    9,900     4,112        805
Provision for estimated
 losses on loans........   10,868    2,201    4,266     2,173         63
                          -------  -------  -------  --------    -------
Net interest income
 (loss) after provision
 for estimated losses on
 loans..................     (937)   1,971    5,634     1,939        742
Other income (loss):
Bankcard income(1)......    3,275    1,955    4,694       635        --
Bankcard processing ex-
 pense..................   (2,616)  (1,391)  (3,462)     (274)       --
Other, net..............    2,877      486    1,875       866         96
                          -------  -------  -------  --------    -------
  Total other income
   (loss)...............    3,536    1,050    3,107     1,227         96
Other expenses:
Other general and admin-
 istrative expenses.....    5,507    3,151    8,102     4,944        636
                          -------  -------  -------  --------    -------
(Loss) income before in-
 come tax provision.....   (2,908)    (130)     639    (1,778)       202
Income tax (benefit)
 provision..............   (1,279)     (10)      47      (526)      (713)
                          -------  -------  -------  --------    -------
Net (loss) income ......  $(1,629) $  (120) $   592  $ (1,252)   $   915
                          =======  =======  =======  ========    =======
(Loss) earnings per
 share..................  $(21.11) $ (5.13) $ 25.09  $(135.43)   $149.07
                          =======  =======  =======  ========    =======

                                                        DECEMBER 31,
                                     JUNE 30,   ------------------------------
                                       1996       1995       1994       1993
                                     ---------  ---------  ---------  --------
                                             (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Total assets........................ $ 543,198  $ 341,454  $ 230,636  $ 99,367
Loan portfolio, net(2)..............   446,053    259,417    179,377    68,743
Discounted loan portfolio:
 Total loans........................    21,932     53,439      2,995       --
 Unaccreted discount................    (1,761)    (6,671)      (470)      --
 Allowance for loan losses..........    (6,973)   (15,414)      (431)      --
 Discounted loans, net..............    13,198     31,354      2,094       --
Loans held for sale, at lower of
 cost or market(3)..................       --      18,597        --        --
Real estate owned, net..............     3,527      4,964      1,208     1,037
Deposits, net.......................   433,769    304,020    196,289    84,821
Borrowings..........................    66,771     13,000     21,500     6,608
Stockholders' equity(4).............    35,074      7,039      6,793     3,806

                            SIX MONTHS
                              ENDED              YEAR ENDED
                             JUNE 30,           DECEMBER 31,      OCTOBER 8-
                          ------------------   ---------------   DECEMBER 31,
                           1996        1995     1995     1994        1993
                          -------     ------   -------  ------   ------------
FINANCIAL RATIOS AND
 OTHER DATA:
Return on average as-
 sets...................     (.35)%     (.05)%     .24%   (.92)%      .97%
Return on average equi-
 ty.....................    (4.62)%    (1.73)%    8.65% (31.03)%    26.69%
Average interest rate on
 total loans............     9.64%      9.36%     9.57%   7.65%      7.62%
Average equity to aver-
 age assets.............     7.68%      2.96%     2.72%   2.96%      3.62%
Net interest spread(5)..     3.47%      2.81%     3.08%   2.85%      3.37%
Net interest margin(6)..     4.19%      3.41%     3.72%   3.04%       .87%
Ratio of earnings to
 fixed charges(7):
 Including interest on
  deposits..............      .76        .98      1.04     .67       1.24
 Excluding interest on
  deposits..............    (1.10)       .46      2.19   (3.04)      3.38
Non-performing loans to
 loans at end of
 period(2)..............     5.39%      6.50%     4.46%   5.95%      9.71%
Allowance for loan
 losses to total loans
 at end of period.......      6.3%      15.2%      7.6%    3.9%       5.8%
                            SIX MONTHS
                              ENDED              YEAR ENDED
                             JUNE 30,           DECEMBER 31,        OCTOBER 8-
                          ------------------   ---------------     DECEMBER 31,
                           1996        1995     1995     1994      1993(8)
                          -------     ------   -------  ------   ------------
                                    (DOLLARS IN THOUSANDS)
LOAN ORIGINATIONS(9)....  $ 1,145     $2,125   $ 8,748  $4,345      $ --
LOAN ACQUISITION DA-
 TA(9):
Loans:
 Single-family residen-
  tial..................  220,629(10)  6,812   121,883  36,462      1,618
 Multi-family residen-
  tial..................      --         --        --   61,247         72
 Commercial and other
  mortgage loans........      --         --      2,126  31,091        462
 Consumer and other
  loans(11).............   17,324        --     11,012  10,847        --
Discounted Loans........      -- (12) 55,995    55,995   3,624        --
LOANS SOLD(9)...........   27,965(10)  8,724    16,673     --         --

--------
(1) The Company began its bankcard operations in 1994.
(2) Does not include Discounted Loans.
(3) Primarily Discounted Loans included in the total of Discounted loans, net.
(4) Effective January 1, 1996, $11.0 million of Common Stock was issued in exchange for Subordinated Debt. Subsequently, an additional $17.8 million of Common Stock was issued for cash.
(5) Net interest spread represents average yield on interest-earning assets minus average rate paid on interest-bearing liabilities.
(6) Net interest margin represents net interest income divided by total average earnings assets.
(7) The ratios of earnings to fixed charges were computed by dividing (x) income from continuing operations before income taxes, extraordinary gains and cumulative effect of a change in accounting principle plus fixed charges by (y) fixed charges. Fixed charges represent total interest expense, including and excluding interest on deposits, as applicable, as well as the interest component of rental expense.
(8) The predecessor was not acquiring or selling loans prior to its acquisition in October 1993.
(9) Unpaid principal balances.
(10) The Company currently expects that Girard will sell certain single-family residential loans to WFC which in turn is expected to securitize such loans. See "Recent Developments."
(11) Includes $24.5 million of Sub-Prime Auto Loans acquired in late 1995 and early 1996.
(12) Girard recently committed to purchase approximately $248 million unpaid principal amount of discounted residential mortgage loans. See "Recent Developments."

                                 RISK FACTORS

  Prospective investors should carefully consider the following factors, as well as the other information contained in this Prospectus, before deciding to make an investment in the Notes.

LIMITED SOURCES FOR PAYMENTS ON NOTES

  As a holding company, the ability of the WFSG to make payments of interest and principal on the Notes will depend primarily on the receipt of dividends or other distributions from its subsidiaries as well as any cash reserves and other liquid assets held by WFSG and any proceeds from any subsequent securities offering or other financing. There are various regulatory restrictions on the ability of the Savings Banks to pay dividends or make other distributions. See "Regulations--The Savings Banks--Restrictions on Capital Distributions" and "Affiliate Transactions." In light of the foregoing, there can be no assurance that WFSG would have sufficient funds available to repurchase any Notes that Noteholders may elect to tender upon the occurrence of a Change of Control Event, or to repay the principal and accrued interest of the Notes if the maturity of the Notes were to be accelerated upon the occurrence of an Event of Default under the Indenture.

AMOUNT OF SECURED DEBT; STRUCTURAL SUBORDINATION

  The Notes will be unsecured obligations of WFSG and will rank pari passu in right of payment with all existing and future unsecured indebtedness that is not by its terms, expressly subordinated in right of payment to the Notes. Any current and future secured indebtedness of WFSG will have priority over the Notes with respect to assets pledged as collateral therefor. The Indenture permits WFSG to grant liens to secure additional indebtedness permitted by the Indenture so long as such indebtedness is pari passu or junior in right to the Notes and permits subsidiaries of WFSG to grant liens to secure pari passu or junior indebtedness of the subsidiaries in certain circumstances. See "Description of the Notes--Certain Covenants--Limitations on Indebtedness" and "--Limitations on Liens."

  In addition, substantially all of the operations of the Company are conducted through subsidiaries and therefore the Company is dependent on the cash flow of its subsidiaries to meet its debt obligations, including its obligations under the Notes. Because WFSG is a holding company that currently conducts substantially all of its operations through its subsidiaries, the right of WFSG to participate in any distribution of assets of the subsidiaries, including the Savings Banks, upon their liquidation or reorganization or otherwise (and thus the ability of Holders of the Notes to benefit indirectly from such distribution) are subject to the prior claims of creditors of the subsidiaries, including, in the case of the Savings Banks, to the claims of depositors of the Savings Banks. Claims on WFSG's subsidiaries by creditors, other than WFSG, include substantial obligations with respect to deposit liabilities and other borrowings. At September 30, 1996, the Company's subsidiaries had liabilities aggregating $496.0 million (primarily consisting of deposit liabilities), all of which constituted indebtedness permitted under the Indenture.

ABSENCE OF A PRIOR MARKET FOR THE NOTES

  The Company does not intend to apply for listing of the Notes on any national securities exchange or for quotation of the Notes through Nasdaq. Although the Underwriter for the Notes Offering has indicated its intention to make a market in the Notes following consumption of the Notes Offering, it is not obligated to do so and any market-making activities with respect to the Notes may be discontinued at any time without prior notice. There can be no assurance as to liquidity of the trading markets for the Notes or as to the prices at which the Notes may trade in such market or that an active public market for the Notes will develop or be maintained.

RECENT LOSSES; NO ASSURANCE AS TO CONSISTENCY OF RESULTS OF OPERATIONS

  Recent Losses. The Company reported a net loss of approximately $1.6 million for the six months ended June 30, 1996, principally due to provisions for estimated losses on the Sub-Prime Auto Loans ($4.1 million) and the Inherited Loans ($4.7 million). The Company also expects a loss in the third quarter of approximately $4.4 million due to an anticipated loss provisions of $4.3 million on the Sub-Prime Auto Loans and a $1.4 million charge for the Savings Association Insurance Fund (the "SAIF") special assessment. See "Recent Developments."

  Consistency of Results of Operations. The results of operations of the Company may be significantly affected by required provisions for estimated loan losses, the timing and size of such provisions, variations in the volume of the Company's loan acquisitions, the volume of loans resolved, the differences between the Company's cost of funds and the average interest rates of the acquired loans, the effectiveness of the Company's hedging strategies, the interest rate for Senior Securities (as defined herein) issued in securitizations, and the timing and size of securitizations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." Since the Company is not acquiring the assets and liabilities of WCC nor its servicing income, its result of operations in the short term following the closing of the Common Stock Offering and the Notes Offering principally will be determined by the results of operations of the Savings Banks. Additionally, it is expected that the management of the Company will take approximately six months or more to fully utilize (through leverage) the proceeds of the Common Stock Offering and the Notes Offering.

RESULTS OF REGULATORY EXAMINATIONS; IMPOSITION OF CEASE-AND-DESIST ORDERS

  Recent Regulatory Examinations. Following examinations of the Savings Banks and WAC by the OTS in 1994, 1995 and 1996, the OTS issued Reports of Examination that were critical of the Savings Banks and WAC in a number of respects. These regulatory concerns initially resulted in the OTS requiring First Bank to enter into a Supervisory Agreement on June 8, 1995. The Supervisory Agreement required First Bank to take actions to achieve compliance with certain laws and regulations and safe and sound practices and to (a) develop plans and procedures concerning (i) reduction of non-performing assets, (ii) internal asset review, (iii) asset monitoring, (iv) appraisals,
(v) loan underwriting, (vi) loan purchases; (b) enhance recordkeeping; (c) develop requirements to ensure that the servicing of loans by WCC is satisfactory; and (d) maintain its separate corporate existence. In addition, the Supervisory Agreement required First Bank to maintain certain minimum capital ratios and prohibited First Bank from increasing total assets beyond specified levels and acquiring non-performing assets without the prior written consent of the Assistant Regional Director of the OTS-West Region.

  Imposition of Cease-and-Desist Orders. In July 1996, the OTS advised First Bank that it had not fully complied with the terms of the Supervisory Agreement and that both Savings Banks had failed in a number of respects to address regulatory concerns raised in the 1994 and 1995 examination reports. The OTS also expressed continuing concerns regarding the adequacy of management of First Bank in light of its business activities. As a result of these issues, the OTS replaced the Supervisory Agreement with a Cease and Desist Order, effective October 1996. Given the similar nature of Girard's business activities, the OTS has also issued a Cease and Desist Order to Girard similar to the Order issued to First Bank. The issuance of a cease and desist order is generally evidence of an increased level of regulatory concern regarding the subject institution.

  The Orders require that both Savings Banks not engage in unsafe and unsound practices and that they maintain minimum capital ratios as of December 31, 1996 required of institutions to be deemed "well-capitalized" (as that term is defined under the regulatory framework for prompt corrective action). The Orders also require the Savings Banks to: (a) revise policies and procedures concerning (i) internal asset reviews, (ii) the allowances for loan and lease losses, (iii) loan purchases, (iv) internal audits and (v) hedging transactions;

(b) develop plans to augment the depth and expertise of the management teams;
(c) revise business plans; (d) modify certain policies concerning the accounting for loan discounts; (e) improve monitoring of (i) interest rate risk, (ii) asset classifications (e.g., as held for sale versus held to maturity) and (iii) compliance with laws and regulations concerning transactions with affiliates; (f) ensure compliance with the proper servicing of adjustable-rate mortgages and escrow accounts; (g) ensure servicer correction of OTS-identified deficiencies in information systems; and (h) enhance recordkeeping. In addition, First Bank is required to correct OTS-identified deficiencies in its merchant bankcard processing operations. These requirements are accompanied by related requirements that the Savings Banks submit to the OTS, by certain specified dates, various policies, plans and reports on other actions to comply with the Orders. In some cases, OTS approval of such information is required.

  Management believes that the Savings Banks are complying with those requirements of the Orders that have taken effect immediately. In addition, the Savings Banks have implemented several actions to address the other requirements of the Orders, including (i) hiring a new chief executive officer for the Savings Banks, (ii) engaging a "big six" accounting firm to review management's implementation of corrective actions required by the OTS, (iii) increasing the size of the internal asset review department, and (iv) revising internal asset review policies. The Company is also in the process of hiring a manager to complete the development and implementation of an effective asset review system.

  The Orders are enforceable by the OTS as written agreements under the Federal Deposit Insurance Act. Therefore, failure to comply with the requirements of the Orders could subject the Savings Banks and their directors and officers to further enforcement actions, including termination of FDIC insurance or civil money penalties. There can be no assurances that the OTS will approve the required submissions by the Savings Banks without modifications. Additionally there can be no assurances that the OTS will not impose further restrictions on the Savings Banks.

AGGRESSIVE EXPANSION STRATEGY; IMPACT OF OTS GROWTH RESTRICTIONS

  Significant Growth in Recent Periods. The Company, primarily through Girard, has had rapid growth during 1995 and the first six months of 1996. The Savings Banks' deposits increased from $196.3 million at December 31, 1994 to $433.8 million at June 30, 1996. More than 73% of Girard's total loan portfolio was acquired in the four quarters ended June 30, 1996.

  Impact of OTS Growth Restrictions. Since June 30, 1995, First Bank has had limited ability to increase deposits due to the provisions of an OTS Supervisory Agreement which prohibited First Bank from increasing assets above specified levels. Accordingly, the Company's asset growth has principally been financed through the raising of deposits at Girard. However, due to the issuance of the Orders, the Company will not be able to utilize the Savings Banks as vehicles for growth until and unless the Orders are lifted or modified. The Orders prohibit First Bank and Girard from increasing their total assets, as measured at the end of each calendar quarter, in excess of $145 million and $408 million, respectively, plus total net interest credited on deposit liabilities.

  No Assurances of Expansion. A substantial amount of the net proceeds from the Common Stock Offering and the Notes Offering will be invested by the Company to support future expansion and growth of its lending activities and loan acquisition and servicing activities. There can be no assurance that the Company will be able to increase these activities in a manner which is consistent with management's business strategy and objectives or otherwise successfully expand its operations.

  Impact of Growth on Asset Quality. Part of the Company's business strategy is to aggressively pursue the acquisition of Loan Portfolios, a substantial portion of which are expected to be Loan Portfolios purchased at a discount. Additionally, the Company may decide to purchase loans with respect to which the Company does not have any prior loan acquisition experience. A substantial increase in the Company's total loan portfolio or the purchase of new categories of loans may increase the risk of loss on acquired loans and could have an adverse affect on the Company's results of operations.

RISK OF ADDITIONAL PROVISIONS FOR ESTIMATED LOSSES ON LOANS

  Inherited Loans. In connection with the Company's acquisition of First Bank in 1993 and Girard in 1994 the Company acquired a substantial volume of impaired loans which required the Savings Banks to establish allowances for loan losses. For the six months ended June 30, 1996 and for each of the years ended December 31, 1995, 1994, and 1993 First Bank was required to increase its allowances for loan losses with respect to the Inherited Loans by $2.2 million, $2.6 million, $1.1 million and $1.1 million, respectively. For the six months ended June 30, 1996 and for each of the years ended December 31, 1995 and 1994, Girard was required to increase its allowances for loan losses with respect to the Inherited Loans by $2.5 million, $0.9 million, $1.1 million, respectively.

  Sub-Prime Auto Loan Portfolio. In the fourth quarter of 1995 and the first quarter of 1996, the Savings Banks acquired approximately $24.5 million of Sub-Prime Auto Loans. Under OTS regulations, the Savings Banks have been required to write off as a loss all auto loans in excess of 120 days delinquent, notwithstanding that the Savings Banks retain rights in the cars as collateral. The aggregate portfolio of Sub-Prime Auto Loans purchased is approximately 3,000 loans, approximately 65.9% of which have become greater than 30 days delinquent. The Savings Banks have established reserves aggregating $4.1 million during the first half of 1996, including a 10% reserve on such loans which are current. During the third quarter of 1996, the Savings Banks established an additional $4.3 million of reserves for the Sub-Prime Auto Loans. As a result of the repossession of the collateral securing the loans, the Savings Banks now hold approximately 300 cars as assets, which they plan to sell as soon as practicable. The cars are not carried as assets on the Company's balance sheet since the loans were written off in full.

  Future Provisions; OTS Review. Although the Company believes its allowances for loan losses are now adequate, no assurance can be given that future events will not require significant additional provisions for loan losses, for the Inherited Loans, Sub-Prime Auto Loans or otherwise at the Savings Banks. Future additions to these allowances may be required by the OTS, which periodically reviews the Savings Banks' allowances for losses and the carrying value of assets. Increases in the Company's or the Savings Banks' provisions for losses on loans would adversely affect the Company's results of operations and could result in losses in future periods. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

MAINTENANCE OF CAPITAL AT SAVINGS BANKS

  As of June 30, 1996, both Girard and First Bank are "well capitalized" savings institutions under OTS regulations. The Orders require both Savings Banks to maintain "well-capitalized" status as measured at the end of each calendar quarter commencing December 31, 1996. The Principals have injected approximately $30 million into WAC since the acquisitions of the Savings Banks to fund the substantial asset growth and to maintain required capital levels given reserves taken on the Inherited Loans and the Sub-Prime Auto Loans.

  As a result of the SAIF special assessment and additional provisions for loan losses on the Sub-Prime Auto Loans, as of September 30, 1996, First Bank's level of capital was below the "well-capitalized" standard. See "Recent Developments." Since failure to comply with the Orders could have significant adverse consequences to the Savings Banks and the Company, the Company will utilize approximately $1.0 million of the proceeds of the Common Stock Offering and the Notes Offering to cause First Bank to become "well capitalized" as required by the Orders. To the extent that either or both of the Savings Banks incur future losses, including losses as a result of required additional loan loss provisions, the Company may be required to inject additional capital into the Savings Banks to maintain compliance with the Orders, whether or not such capital can more effectively be utilized for other operations of the Company. Such additional capital contributions may have the effect of reducing or eliminating the Company's overall net income or requiring the Company to obtain additional debt or equity capital.

  OTS regulations permit the OTS to impose higher capital requirements on a savings bank if it determines that the capital level is or may become inadequate in view of such bank's circumstances. In making such determination, the OTS can take into account a number of factors, including the savings bank's loan portfolio quality, recent operating losses or anticipated losses, the condition of its holding company and whether the savings bank is receiving special supervisory attention, among other matters. Should the OTS impose an individual minimum capital requirement on either of the Savings Banks, the Company would be required to inject additional capital into such Savings Bank, whether or not such usage of capital is optimal for the Company.

EXTENSIVE USE OF FINANCIAL LEVERAGE

  The Company's acquisitions of Loan Portfolios through WFC are expected to be highly leveraged with full recourse to the Company. Performing Loan Portfolios acquired by WCC were generally financed approximately 95% with borrowed funds and non-performing Loan Portfolios generally were financed approximately 90% with borrowed funds. While the highly leveraged nature of the Company's Loan Portfolios can offer the opportunity for increased rates of return on equity, it involves a greater degree of risk and relatively smaller declines in the value of a Loan Portfolio can reduce or eliminate the Company's capital invested in such Loan Portfolio. In addition, such declines can result in margin calls (i.e., demands by the Company's lenders for additional cash or assets as security for their lending) which can have an adverse impact on the Company's liquidity and capital resources. The high degree of leverage on the Company's Loan Portfolios also may make the Company more vulnerable to a downturn in business, real estate values or the economy generally. An increase in market interest rates or a decline in the value of the collateral may have an adverse effect on the ability of the Company to satisfy its loan obligations and could therefore have a material adverse effect on the Company's results of operations. The Company's aggressive expansion strategy may result in the need for additional debt and/or equity financing in the future. Any additional debt financing could increase the Company's leverage over current levels.

DISCOUNTED LOAN ACQUISITION ACTIVITIES

  Since 1993, WCC has aggressively sought to increase its discounted loan portfolio. As of June 30, 1996, WCC's discounted loan portfolio included $417.4 million gross unpaid principal balances of Discounted Loans. The Company currently expects to continue to aggressively acquire non-performing loan portfolios. Although management of the Company has been actively involved in the acquisition of loans since 1991, the acquisition of non-performing and under-performing loans ("discounted loans") involves uncertainties and risks, including without limitation the risk that the discount on the loans acquired may not be sufficient to profitably resolve the loans and the risk concerning the ability to continue to acquire the desired amount and type of discounted loans. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Changes in Financial Condition." Any Discounted Loans become real estate owned when the Company forecloses on the collateral properties. The value of real estate owned properties can be significantly affected by the economies and markets for real estate in which they are located and require the establishment of provisions for losses to ensure that they are carried at the lower of cost or fair value, less estimated costs to dispose of the properties. In addition, there can be no assurance that in the future the Company's real estate owned will not have environmental problems which could materially adversely affect the Company's financial condition or operations. See "Business--Asset Quality--Real Estate Owned."

DEPENDENCE ON WILSHIRE CREDIT CORPORATION

  Following the closing of the Common Stock Offering and the Notes Offering, the Company will not have the necessary licenses to conduct loan origination and loan servicing activities directly. Until necessary licenses are obtained, the Company will rely upon WCC to conduct loan origination and loan servicing activities for the Company pursuant to certain agreements with WCC. See "Certain Relationships and Related Transactions."

DEPENDENCE ON KEY PERSONNEL; MANAGEMENT GROWTH

  The Company's growth and development to date have been largely dependent upon the services of Andrew A. Wiederhorn, Chief Executive Officer of the Company and Lawrence A. Mendelsohn, Executive Vice President of the Company. Although the Company has been able to attract and retain other qualified management personnel, the loss of either Andrew Wiederhorn's or Lawrence Mendelsohn's services for any reason could have a material adverse effect on the Company. The Company has entered into employment agreements with each of Messrs. Wiederhorn and Mendelsohn, which contain non-competition agreements. See "Management--

Employment Agreements." The Company also maintains "key man" life insurance on the lives of Messrs. Wiederhorn and Mendelsohn.

  The Company has undergone a period of significant growth, and further expansion may significantly strain the Company's management, financial and other resources. There is no assurance that the Company can manage its growth effectively or that the Company will be able to attract and retain the necessary personnel to meet its business objectives. If the Company is unable to manage its growth effectively, the Company's business, operating results and financial condition could be materially and adversely affected.

RISKS RELATED TO FUNDING SOURCES

  General. The Company will fund the loans that it originates or purchases through borrowings under warehouse and repurchase financing facilities with certain national investment banking firms, brokered and wholesale deposits, secured term loans and internally generated funds. To the extent that the Company is not successful in maintaining or replacing its existing financing sources, it would have to curtail its loan acquisition activities or sell loans, which may have an adverse effect on the Company's business, results of operations and financial condition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

  Risks Related to Reliance on Wholesale and Brokered Deposits. Though the Company as a whole has other sources of funding, the Savings Banks currently use brokered and wholesale deposits as a significant source of funds. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Business--Funding Sources." The Savings Banks' funding strategy has been to offer deposit rates above those customarily offered by banks and savings and loans in its market. Because the Savings Banks compete for deposits primarily on the basis of rates, the Savings Banks could experience difficulties in attracting deposits to fund their operations if they could not continue to offer deposit rates at levels above those of other banks and savings institutions. In addition, such funding sources, when compared to retail deposits attracted through a branch network, are generally more sensitive to changes in interest rates and volatility in the capital markets and are more likely to be compared by the investor to competing investments. However, because First Bank, as a result of the recapitalization of the SAIF and additional allowances for loan losses relating to the Sub-Prime Auto Loans, will only be "adequately capitalized," as of September 30, 1996, it is prohibited from using brokered deposits until such time as it is "well-capitalized" at the end of a quarterly accounting period. See "Recent Developments--Recapitalization of SAIF" and "Regulation-- The Savings Banks--Brokered Deposits."

NO PRIOR EXPERIENCE WITH INTERNATIONAL OPERATIONS; START-UP PERIOD

  The Company is expanding its activities internationally. Neither the Company nor the Private Companies has previously conducted operations outside the United States. Risks inherent in the Company's international business activities generally include unexpected changes in regulatory requirements, heightened risks of political and economic instability, difficulties in managing international operations, potentially adverse tax consequences, enhanced accounting and control expenses and the burden of complying with a wide variety of foreign laws. There can be no assurance that one or more of these factors will not have a materially adverse effect on the Company's European operations. Since the Company's financial statements are stated in U.S. Dollars, and since not all the Company's expenses are incurred in U.S. Dollars, the Company's operations may be affected by fluctuations in currency exchange rates.

  The Company's international expansion will require significant capital which will initially result in losses for such operations. As a result, the Company does not expect its European operations to make a significant contribution to revenues or income in the near term.

HIGH-RISK NON-TRADITIONAL BANKCARD PROCESSING ACTIVITIES

  There is a higher risk of consumer charge-backs associated with non-traditional retail bankcard processing activities because the consumer is not physically present at the time of the transaction. Management attempts to minimize this risk through due diligence and merchant reserves.

RISKS RELATED TO CHANGING ECONOMIC CONDITIONS AND CHANGES IN INTEREST RATES

  Effect of Changing Economic Conditions. The success of the Company is dependent to a certain extent upon the general economic conditions in the geographic areas in which it conducts substantial business activities. Adverse changes in national economic conditions or in the economic conditions of regions in which the Company conducts substantial business or their real estate markets likely would impair the ability of the Company to collect loans and would otherwise have an adverse effect on its business, including the demand for new loans, the ability of customers to repay loans and the value of its collateral. Moreover, earthquakes and other natural disasters could have similar effects.

  Effects of Changes in Interest Rates. The Company's operating results depend to a large extent on its net interest income, which is the difference between the interest income earned on interest-earning assets plus accreted purchase discount and the interest expense incurred in connection with its interest-bearing liabilities. Changes in the general level of interest rates can affect the Company's net interest income by affecting the spread between the Company's interest-earning assets and interest-bearing liabilities, as well as, among other things, the ability of the Company to originate and purchase loans; the value of the Company's interest-earning assets and its ability to realize gains from the sale of such assets; the average life of the Company's interest-earning assets; and the Savings Banks' ability to obtain deposits in competition with other available investment alternatives. Interest rates are highly sensitive to many factors, including governmental monetary policies, domestic and international economic and political conditions and other factors beyond the control of the Company. The Company actively monitors its assets and liabilities and employs a hedging strategy which seeks to limit the effects of changes in interest rates on its operations. An effective hedging strategy is complex and no hedging strategy can completely insulate the Company from interest rate risks. The nature and timing of and the counter-party to a hedging transaction may impact the effectiveness of hedging strategies. Poorly designed strategies or improperly executed transactions may increase rather than mitigate the risk. In addition, hedging involves transaction and other costs, and such costs could increase as the period covered by the hedging protection increases or in periods of rising or fluctuating interest rates. Therefore, the Company may be prevented from effectively hedging its interest rate risks, which could have a material adverse effect on the Company's results of operations.

CONCENTRATION IN THE STATE OF CALIFORNIA

  Approximately 51.5% of the Company's total loan portfolio is in the state of California, which from time to time, including recently, has experienced adverse economic conditions, including a decline in real estate values. These factors have adversely affected borrowers' ability to repay loans. Additional declines in the local economy, rising interest rates and regulatory requirements could have a material adverse effect on the Company's result of operations.

REGULATION

  General. The Company, as a savings and loan holding company, and the Savings Banks, as federally-chartered savings associations, are subject to extensive regulation and supervision, which is intended primarily for the protection of depositors. See "Regulation." The OTS is the primary federal banking regulator of the Company and the Savings Banks. The Savings Banks are also subject to supervision by the FDIC, and the FDIC has "back up" authority to take enforcement action against the Savings Banks if the OTS fails to take such action after a recommendation by the FDIC.

  Activities Limitations. The Company is currently classified as a multiple savings and loan holding company under applicable law as a result of its ownership of the two Savings Banks, First Bank and Girard. A savings and loan holding company which has only one insured financial institution subsidiary (known as a "unitary" savings and loan holding company) and which subsidiary qualifies as a qualified thrift lender (as defined herein) generally has the broadest authority to engage in various types of business activities with little to no restrictions on its activities, except that historically savings and loan holding companies have not been permitted to acquire or be acquired by an entity engaged in securities underwriting or market making. Multiple savings and loan holding companies are subject to activities limitations. In general, a multiple savings and loan holding company (or subsidiary thereof that is not an insured institution) may not commence or continue for more than a limited period of time after becoming a multiple savings and loan holding company (or a subsidiary thereof), any business activity other than (i) furnishing or performing management services for a subsidiary insured institution; (ii) conducting an insurance agency or an escrow business; (iii) holding, managing or liquidating assets owned by or acquired from a subsidiary insured institution; (iv) holding or managing properties used or occupied by a subsidiary insured institution; (v) acting as trustee under deeds of trust; (vi) those activities previously directly authorized by the OTS by regulation as of March 5, 1987 to be engaged in by multiple savings and loan holding companies; or (vii) subject to prior approval of the OTS, those activities authorized by the Federal Reserve Board (the "FRB") as permissible investment for bank holding companies. The Company is currently unable to merge First Bank and Girard, thereby becoming a unitary savings and loan holding company subject to fewer activities restrictions, until certain regulatory concerns regarding the Savings Banks are resolved. There can be no assurance that the Company will be able to merge the Savings Banks.

LIMITATIONS ON STOCK OWNERSHIP

  With certain limited exceptions, federal regulations prohibit a person or company or a group of persons deemed to be acting in concert from, directly or indirectly, acquiring more than 10% of any class of voting stock of the Company or obtaining the ability to control in any manner the election of the directors or otherwise direct the management or policies of a savings and loan holding company or a savings institution, without prior notice or application to and approval of the OTS.

COMPETITION

  The businesses in which the Company is engaged generally are highly competitive. Many of the Company's competitors are significantly larger than the Company and have access to greater capital and other resources. The acquisition of loans is particularly capital-intensive and is typically based on competitive bidding.

CONTROL OF CURRENT STOCKHOLDERS

  Upon completion of the Common Stock Offering and assuming the Underwriters' over-allotment option is not exercised, certain executive officers and directors of the Company will have approximately 79% of the combined voting power of all outstanding shares of Common Stock of the Company. As a result, these stockholders, acting together, would be able to effectively control virtually all matters requiring approval by the stockholders of the Company. This voting control may have the effect of discouraging offers to acquire the Company because the consummation of any such acquisition would require the consent of Andrew A. Wiederhorn and Lawrence A. Mendelsohn.

                                  THE COMPANY

GENERAL

  WFSG was recently formed as a financial services holding company for a group of companies previously held as a part of, and operated by, the Private Companies. The Company will engage in a wide variety of financial activities, including the acquisition, origination, ownership and securitization of Loan Portfolios, banking and non-traditional bankcard processing. The Company, as a savings and loan holding company, is subject to regulation by the OTS.

  Prior to the Reorganization, the Private Companies operated principally through two separate companies: (i) WCC, which conducted the servicing and a portion of the loan acquisition activities; and (ii) WAC, the holding company for the Savings Banks. The Savings Banks are subject to regulation by the OTS, as their chartering authority, and by the FDIC as a result of their membership in the SAIF, which insures the Savings Banks' deposits up to the maximum extent permitted by law. The Savings Banks are also members of the Federal Home Loan Bank ("FHLB") of San Francisco, one of 12 regional banks which comprise the FHLB system.

  The Private Companies began in 1987 as an equipment leasing company primarily involved in leasing cellular phones. WCC was formed in May 1989 to manage the Private Companies' activities in the loan and lease servicing business and to service a third party's heavy industrial equipment leasing portfolio which consisted of leases of containers, railroad cars and other similar equipment. During the early 1990s, the Private Companies sought to take advantage of the general decline in asset quality of financial institutions in many areas of the country and the large number of failed savings institutions during this period by acquiring Loan Portfolios from the RTC, the FDIC and private sellers such as banks, thrifts, finance companies and leasing companies and selling participations in such Loan Portfolios to institutional investors while retaining the servicing rights and a participation in the overall return on such Loan Portfolios. The Principals purchased First Bank and Girard through WAC in October 1993 and November 1994, respectively, using funds loaned to them by WCC. The Savings Banks were acquired to provide a deposit-based funding source for the loan purchase activities of the Private Companies. Both of the Savings Banks were acquired at substantial discounts to their respective book values, reflecting the poor quality of their assets and, in the case of First Bank, an expected imminent regulatory takeover. More recently, the Company decided to expand its loan acquisitions and servicing activities to encompass the United Kingdom and France with a view towards future expansion in Western Europe. See "Business-- European Operations."

THE REORGANIZATION

  Following the Reorganization, the Company will be the holding company for WAC and the Savings Banks and its other subsidiaries will include WFC, a company formed to continue the loan acquisition and loan origination businesses of the Private Companies following the Common Stock Offering and the Notes Offering, and WSC, a company formed to continue the loan servicing business of the Private Companies following the receipt of necessary licenses. In the Reorganization, WCC will not become a subsidiary of the Company or transfer any assets or liabilities to the Company. WCC is not being included in the new public entity due to certain tax considerations and to allow WCC to retain sufficient assets and servicing rights to retire the Shareholder Loans. WCC will cease to acquire new product or servicing for its own account, but will continue to service and liquidate its existing portfolio. New loan acquisitions and originations will be conducted by WFC. For a period of two to three years after the closing of the Common Stock Offering and the Notes Offering, while WSC is in the process of obtaining the relevant licensing approvals for its servicing activities, WCC will continue to service loans for the Company at market rates. Following such period, WSC will commence servicing loans for the Company and WCC. See "Certain Relationships and Related Transactions." In addition, WCC and the Principals have agreed not to compete with the Company with respect to the acquisition of Loan Portfolios.

  The Company's executive offices are located at 1776 SW Madison St., Portland, Oregon 97205, and the telephone number of its executive offices is
(503) 223-5600 and its facsimile number is (503) 223-8799.

                              RECENT DEVELOPMENTS

RESULTS OF OPERATIONS

  The Company incurred a net loss for the first nine months of 1996. The Company's net loss resulted primarily from provisions for losses on loans for the first nine months of 1996 and a charge for the SAIF special assessment. These loss provisions resulted primarily from the further deterioration of the Company's Inherited Loans and Sub-Prime Auto Loans.

LOAN ACQUISITIONS

  In the third quarter of 1996, the Private Companies acquired or committed to acquire 24 Loan Portfolios aggregating $294.3 million principal amount, of which two Loan Portfolios aggregating approximately $23.7 million principal amount were acquired by the Savings Banks. During October 1996, the Private Companies have acquired or committed to acquire four Loan Portfolios aggregating $311.0 million principal amount all of which were or will be acquired by the Savings Banks.

  Girard has committed to purchase approximately $240.8 million unpaid principal amount of discounted residential mortgage loans offered by Citicorp North America Inc. and Citibank N.A. in a sealed bid auction (the "Citicorp Portfolio"). Such transaction is expected to settle on November 1, 1996 (the "Settlement Date"). Girard is expected to make a concurrent sale of approximately $38.8 million unpaid principal amount of the Citicorp Portfolio to two unaffiliated third parties on the Settlement Date resulting in a gain. The remainder of the purchase price to be paid to Citicorp will be financed by Girard under a master repurchase agreement with Bear Stearns Mortgage Capital Corporation ("BSMCC") pursuant to which BSMCC will purchase certain performing residential mortgage loans and Girard will simultaneously agree to repurchase such loans on a specified date. The Company currently expects that Girard will repay such financing by selling certain performing residential mortgage loans to WFC which in turn is expected to securitize such loans.

  In October 1996, Girard acquired approximately $38.2 million in unpaid principal amount of discounted residential mortgage loans from a successful bidder in an auction conducted by HUD.

  In October 1996, Girard also agreed to acquire approximately $31.9 million in unpaid principal amount of discounted residential mortgage loans to be sold by a succcessful bidder in an auction conducted by HUD, and such transaction is expected to settle on December 12, 1996.

  As a result, on completion of such series of transactions, Girard will have purchased approximately $272 million of discounted residential mortgage loans and sold an equivalent market value of performing residential mortgage loans.

  Although the Orders prohibit Girard from increasing its total assets, above $408 million, the amount of total assets is only measured on a quarterly basis. Therefore, Girard may increase its assets so long as at the end of a quarter the assets are not in excess of the amount specified by the OTS.

  WFC has also agreed to acquire approximately $106 million unpaid principal amount of home equity loans, second lien mortgages, consumer loans and Subordinate Securities (the "Institutional Portfolio") from a major institutional investor (the "Institutional Investor"). The settlement of this transaction is expected to occur in the first quarter of 1997. The Institutional Portfolio is currently held by WCC as a part of a participation agreement pursuant to which the Institutional Investor receives a specified percentage of the cash flow until it recovers its investment and thereafter divides the profits between WCC and itself. WCC receives a small percentage of the initial cash flow and a portion of the profits as a servicing fee, which servicing fee will be assigned by WCC to WSC prior to the sale of the Institutional Portfolio to WFC.

  Historically, the Private Companies have acquired a significant portion of loans in the fourth quarter. In the fourth quarter of the year ended 1995, the Private Companies acquired 39 Loan Portfolios aggregating $163.8 principal amount.

ALLOWANCES FOR LOAN LOSSES

  In the fourth quarter of 1995 and the first quarter of 1996, the Savings Banks acquired approximately $24.5 million of Sub-Prime Auto Loans at a purchase price of approximately $22.3 million. Under OTS regulations, the Savings Banks have been required to write-off all auto loans in excess of 120 days delinquent, notwithstanding that the Savings Banks retain the cars as collateral. The Savings Banks have established reserves aggregating $4.1 million through the second quarter of 1996, including a 10% reserve on such loans which are current. In the third of quarter of 1996, the Company established an additional $4.3 million of reserves for the Sub-Prime Auto Loans so that as of September 30, 1996 reserves have been provided for all loans in excess of 60 days delinquent. As of September 30, 1996, the Company has reserves of approximately $10.1 million of approximately $19.7 million of the remaining outstanding principal amount of Sub-Prime Auto Loans.

RECAPITALIZATION OF SAIF

  The deposits of the Savings Banks are insured by the FDIC through the SAIF, which, due to the large number of failed savings institutions in the late 1980's and early 1990's, has been unable to attain a statutorily-required reserve ratio of 1.25% of insured deposits. Legislation enacted on September 30, 1996 provides for a special assessment to be collected no later than 60 days after the date of enactment based on deposits held as of March 31, 1995, at a rate sufficient to provide the SAIF with reserves equal to 1.25% of total deposits. The FDIC estimates that the special assessment rate will be 65.7 basis points. Based on the Savings Banks' deposits as of March 31, 1995, the one-time special assessment of 65.7 basis points will result in the Savings Banks' incurring a pre-tax charge of approximately $1.4 million. As a result of this assessment and additional provisions for loan losses on the Sub-Prime Auto Loans, First Bank's level of capital fell below the "well-capitalized" standard to "adequately capitalized" levels at September 30, 1996. The Company will use a portion of the proceeds from the Common Stock Offering and the Notes Offering to cause First Bank to become "well-capitalized" as required by the Orders. A determination as to the capital levels of the Savings Banks will be performed quarterly by the OTS. The proposed FDIC regulations contain a reduction schedule which would reduce future semi-annual SAIF assessments for savings associations such as the Savings Banks. However, there can be no assurance that the reduction schedule will be adopted as proposed by the FDIC.

ACQUISITION OF SERVICING RIGHTS

  In October 1996, Girard committed to acquire the servicing rights to a portfolio of approximately $292 million unpaid principal amount of residential mortgage loans offered by Merrill Lynch Credit Corporation through a competitive bid (the "Merrill Portfolio") and the servicing transfer is expected to be completed in the fourth quarter of 1996. Girard is expected to retain WCC as a subservicer of the Merrill Portfolio at below-market rates.

EUROPEAN EXPANSION

  The Company has agreed in principal with a major U.S. investment bank (the "J.V. Partner") to form a joint venture to service residential mortgage loans in the United Kingdom. Under the preliminary terms of the proposed joint venture, the Company would acquire a 50% interest in a United Kingdom servicing company (the "U.K. Servicer") for a nominal amount. The Company and the J.V. Partner would each appoint three directors, and the Company would manage the day-to-day operations of the U.K. Servicer. Each of the Company and the J.V. Partner are expected to agree to use the U.K. Servicer to service any U.K. residential mortgage loans acquired by such party or mortgage loans included in securitizations placed by the J.V. Partner to the extent that seller of such loans does not retain servicing. The U.K. Servicer is currently servicing approximately (Pounds)500 million principal amount of loans (or approximately 9,000 loans). The Company is currently negotiating the definitive terms of the joint venture with the J.V. Partner and expects that definitive documents will be executed in the fourth quarter of 1996 or the first quarter of 1997.

                          WILSHIRE CREDIT CORPORATION

WCC'S LOAN ACTIVITY

  Since the Company has and will be engaged in the loan acquisition and origination businesses similar to those conducted by WCC, this section contains certain information with respect to loans serviced, acquired or originated by WCC to assist investors in evaluating the Company's ability to engage in these activities on an ongoing basis. These loans (including servicing rights) are not owned by the Company and investors in the Common Stock or the Notes will have no right or claim to such assets. The financial statements of WCC are included as an appendix since the Company will carry on certain similar business operations with some of the same management as WCC. However, the Company does not believe that the historical results of operations of WCC are representative of future results of operations of the Company or WFC. In addition, there can be no assurance that the results of operations of WCC will be indicative of future performance or that the Company will be able to acquire, originate and service mortgage loans to the same extent as WCC.

                    ACTIVITY IN WCC'S TOTAL LOAN PORTFOLIO

                                 SIX MONTHS ENDED
                                     JUNE 30,        YEAR ENDED DECEMBER 31,
                                ------------------- --------------------------
                                   1996      1995     1995     1994     1993
                                ---------- -------- -------- -------- --------
                                            (DOLLARS IN THOUSANDS)
LOAN ACQUISITION AND
 ORIGINATION DATA:
Loan purchases and origina-
 tions:
  Single-family residential.... $    6,589 $  1,758 $  5,742 $ 57,832 $  1,059
  Multi-family residential.....        --       --       983      667      --
  Commercial and other mortgage
   loans.......................        --       548    2,671   39,002    1,964
  Consumer and other...........        --     7,683   14,223  101,890   39,330
                                ---------- -------- -------- -------- --------
    Total......................      6,589    9,989   23,619  199,391   42,353
Discounted loan purchases:
  Single-family residential....     30,699    8,410   36,653   26,342       95
  Multi-family residential.....        --       890    4,773    1,392      191
  Commercial and other mortgage
   loans.......................        --     1,086   22,252    8,087    4,322
  Consumer and other...........        --     6,152   50,345    5,669  284,663
                                ---------- -------- -------- -------- --------
    Total......................     30,699   16,538  114,023   41,490  289,271
                                ---------- -------- -------- -------- --------
Total loan acquisitions and
 originations.................. $   37,288 $ 26,527 $137,642 $240,881 $331,624
                                ========== ======== ======== ======== ========
LOANS SOLD..................... $      --  $ 77,979 $133,500 $  9,000 $    --
LOANS SERVICED-END OF PERIOD... $1,045,249 $862,744 $894,649 $889,585 $606,122

  The following table sets forth the composition of WCC's total loan portfolio (excluding participation interests) at the end of the periods indicated.

                   COMPOSITION OF WCC'S TOTAL LOAN PORTFOLIO

                                JUNE 30,                 DECEMBER 31,
                           --------------------  ------------------------------
                             1996       1995       1995       1994       1993
                           ---------  ---------  ---------  ---------  --------
                                        (DOLLARS IN THOUSANDS)
Loan Portfolio:
  Single-family residen-
   tial..................  $  42,067  $  97,291  $  40,951  $ 138,063  $    197
  Multi-family residen-
   tial..................      1,285        605      1,458        721       --
  Commercial and other
   mortgage loans........     16,219     28,619     21,015     36,276       242
  Consumer and other.....     67,355     69,878     60,116     96,980    50,563
                           ---------  ---------  ---------  ---------  --------
    Loan Portfolio.......    126,926    196,393    123,540    272,040    51,002
Discounted Loan Portfo-
 lio:
  Single-family residen-
   tial..................     77,369     24,610     79,636     19,939        68
  Multi-family residen-
   tial..................      6,920      1,362      8,835        699       135
  Commercial and other
   mortgage loans........     35,847      7,367     60,736      8,905     2,008
  Consumer and other.....    297,277    304,643    261,880    324,358   453,693
                           ---------  ---------  ---------  ---------  --------
    Discounted Loan Port-
     folio...............    417,413    337,982    411,087    353,901   455,904
Accrued Interest.........    267,192    221,497    238,020    210,050   210,667
Unaccreted discount (1)..   (597,878)  (575,298)  (615,339)  (583,870) (658,946)
                           ---------  ---------  ---------  ---------  --------
Total Loan Portfolio, net
 ........................  $ 213,653  $ 180,574  $ 157,308  $ 252,121  $ 58,627
                           =========  =========  =========  =========  ========

--------
(1) Includes unaccreted discount for principal and accrued interest.

WCC'S FINANCIAL INFORMATION

  General. The following tables present Summary Combined Financial Information for WCC and affiliates at the dates and for the periods indicated. The historical income statement and balance sheet data at and for the years ended December 31, 1995, 1994 and 1993 have been derived from the audited combined financial statements of WCC and affiliates included elsewhere in this Prospectus (the "WCC Audited Financial Statements").

  The historical income statement and balance sheet data presented at and for the six months ended June 30, 1996 and 1995 have been derived from unaudited combined financial statements (the "Unaudited WCC Financial Statements" and, together with the WCC Audited Financial Statements, the "WCC Financial Statements") and include all adjustments, consisting only of normal recurring accruals, which WCC considers necessary for a fair presentation of WCC's results of operations for these periods. Operating results for the six months ended June 30, 1996 are not necessarily indicative of the results that may be expected for any other interim period or the entire year ending December 31, 1996. The Summary Consolidated Financial Information should be read in conjunction with, and is qualified in its entirety by reference to, the WCC Financial Statements and related notes as set forth elsewhere herein.

  Management believes that WCC's historical financial information is not directly relevant in evaluating the Company's current business or results of operations because (i) the servicing revenues of WCC--its primary source of revenues--are significantly different from the servicing revenues that the Company may generate in the future, (ii) the public investors will acquire no interest in the historical assets or liabilities of WCC and the earnings on such assets are substantially different from that which might be expected for the Company, and (iii) the Company is not expected to generate significant servicing revenues for at least two years.

  Significant Differences in Servicing Revenues. The servicing revenues expected to be derived by the Company in the future are expected to be a fixed rate per performing loan on the principal amount of such loan or a specified dollar amount per month and a fixed rate as a percentage of the principal amount or cash flow for a non-performing loan, in each case consistent with standard industry practice. Servicing revenues generated by WCC in the past are very different from those expected to be generated by the Company since a substantial percentage of loans owned and serviced by WCC were participated out to third party investors pursuant to participation agreements. These participation agreements provided that WCC would generally receive 5-10% of cash flow from each asset until the investors had received their capital and thereafter WCC was generally entitled to receive 15-35% of the cash flow. Accordingly, WCC's servicing revenues included an element of profit participation which is not expected to be present in a typical servicing arrangement for the Company and WCC's servicing revenues would be expected to be higher than the servicing revenues expected to be generated by the Company in the future.

  No Transfer of Historical Assets and Liabilities. The public investors will acquire no interest in the historical assets or liabilities of WCC, nor in any income to be derived from those assets or expense associated with those liabilities. As mentioned above, the most significant assets on the WCC balance sheet are the loans subject to participation agreements, which agreements have a significant impact on WCC's rights to such assets and the income stream generated by such assets. It is currently anticipated that the Company will seek to acquire assets outright and not engage in participation agreements (in order to obtain all of the benefit (and risk) of such assets). As a result, WCC's profit on its loan assets would be expected to be less than the profits of the Company since under the participation agreements generally 65-85% of the profits on such assets do not accrue to WCC.

  Timing of Servicing Revenues. Following the completion of the Common Stock Offering and the Notes Offering, WCC would service at market rates any loans acquired by the Company for at least two years following the offering and possibly longer (up to three years). Accordingly, the Company would only have a servicing expense (the fee payable to WCC) during such period and WCC would generate the profits associated with such servicing (the servicing fee less the cost of servicing).

                                    SIX MONTHS
                                  ENDED JUNE 30,          DECEMBER 31,
                                  ----------------  --------------------------
WCC SELECTED FINANCIAL              1996     1995     1995      1994     1993
INFORMATION                       --------  ------  --------  --------  ------
                                           (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
Servicing fees..................  $  5,005  $5,460  $  9,739  $  3,339  $1,356
Income from investments.........     3,045   2,578     3,529     1,159     450
Other interest and dividend
 income.........................     1,471     410     1,595       508     110
Other revenues..................       458     423       668       657   4,509
Compensation and other general
 and administrative expenses....    (6,017) (4,644)  (11,030)   (5,964) (4,509)
Interest expense................    (5,482) (3,448)   (3,789)     (894)   (339)
Other...........................        19    (203)     (193)      134     --
                                  --------  ------  --------  --------  ------
Net income (loss)...............  $ (1,501) $  576  $    519  $ (1,061) $1,577
                                  ========  ======  ========  ========  ======
BALANCE SHEET DATA:
Total assets....................  $275,872          $204,944  $288,004
Performing loan portfolio, net..   113,245           104,688   125,942
Discounted Loan portfolio, net..   100,408            19,352    17,188
Loans held for sale, at lower of
 cost or market.................       --             33,268   108,991
Participation liabilities.......   133,422           150,298   205,331
Borrowings......................   180,202            70,164    60,941
Stockholders' equity (deficit)..   (50,501)          (23,801)  (11,099)

  Servicing Fees and Income from Investments in Loans and Securities. WCC's servicing fees decreased by $0.5 million, and income from investments in loans and securities increased by $0.5 million, during the six months ended June 30, 1996 compared to the six months ended June 30, 1995. These changes are related to a shift between mid-1995 and mid-1996 to a strategy of acquiring more loan portfolios for WCC's own account rather than acquiring loans with participation funding. Participation arrangements entail greater servicing income, whereas direct ownership in loans entails more interest income.

  Other Interest and Dividend Income. Other interest and dividend income increased by approximately $1.1 million during the six months ended June 30, 1996 compared to the six months ended June 30, 1995. Such income is generated from interest-bearing cash equivalents, U.S. Treasury securities, commercial notes receivable and interest-earning assets other than loans and subordinate asset-backed securities. The average balance of these instruments increased in 1996 as compared to 1995, to satisfy greater liquidity requirements and to provide collateral for certain borrowing arrangements.

  Other Revenues. Other revenues are derived from various sources including rental income from commercial properties and gains on sales of loans. Total other revenues remained relatively constant during the first six months of 1996 compared to the first six months of 1995. However, this category of income can fluctuate significantly from period to period depending on whether there are significant loan sales.

  General and Administrative Expense. WCC's general and administrative expense increased by approximately $1.4 million during the six months ended June 30, 1996 compared to the six months ended June 30, 1995 as a result of the increased cost in acquiring a greater number of loan portfolios.

  Interest Expense. WCC's interest expense increased by approximately $2.0 million during the six months ended June 30, 1996 compared to the six months ended June 30, 1995 as a result of increased borrowings to acquire loan portfolios.

  Performing and Discounted Loans. WCC's loans increased by approximately $89.6 million during the six months ended June 30, 1996 as a result of the Company's business strategy of aggressively acquiring loan portfolios of discounted loans and performing mortgage loans.

  Loans Available for Sale. WCC's loans available for sale decreased by approximately $33.2 million during the six months ended June 30, 1996 as a result of the securitization of such loans.

  Participations. Participations decreased by approximately $16.9 million or 11.2% during the six months ended June 30, 1996 primarily as a result of the Company's strategy to fund loan portfolio acquisitions through borrowings and as a result of securitization of portfolios or the resolution of outstanding loans.

  Borrowings. Borrowings increased by approximately $110.0 million during the six months ended June 30, 1996 as a result of WCC entering into certain reverse repurchase transactions primarily as a result of WCC's strategy to acquire loan portfolios directly and not enter into participation agreements.

  Stockholders' Equity. Stockholders' equity decreased by approximately $26.7 million during the six months ended June 30, 1996 primarily as a result of distributions to shareholders, primarily for the purpose of adding capital to affiliated banks to fund growth and for other purposes.

                                USE OF PROCEEDS

  Net proceeds to be received by the Company from the Notes Offering currently are estimated to be approximately $47.4 million after deducting the underwriting discount and estimated offering expenses payable by the Company. Net proceeds to be received by the Company from the Common Stock Offering currently are estimated to be $16.1 million after deducting the underwriting discount and estimated offering expenses payable by the Company ($18.5, if the Common Stock Underwriters' over-allotment option is exercised in full).

  Approximately $1.0 million of the net proceeds from the Common Stock Offering and the Notes Offering will be contributed by the Company to the capital of the Savings Banks to support future growth and to cause First Bank to become "well-capitalized" under regulatory standards. The portion of such net proceeds retained by the Company will be available for leveraged acquisitions of Loan Portfolios and for general corporate purposes, including expansion into Western Europe. Such net proceeds will give the Company increased flexibility in conducting the business in which it is engaged, including the acquisition and resolution of Discounted Loans and other loans.

                                CAPITALIZATION

  The following table sets forth the capitalization of the Company at June 30, 1996 and as adjusted as of that date to give effect to (i) the Common Stock Offering and the Notes Offering and the application of the net proceeds therefrom as described under "Use of Proceeds"; and (ii) the Reorganization pursuant to which certain of companies in the Private Companies became subsidiaries of the Company. This information below should be read in conjunction with the Consolidated Financial Statements and the Notes thereto which are included elsewhere herein. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Use of Proceeds" and "Management--Executive Compensation" and "--Incentive Stock Plan."

                                                         JUNE 30, 1996
                                                     --------------------------
                                                      ACTUAL      AS ADJUSTED
                                                     -----------  -------------
                                                     (DOLLARS IN THOUSANDS)
Short-term debt:
  Repurchase agreements............................. $    66,771   $    66,771
Long-term debt:
   % Subordinated Notes due 2003....................         --         50,000
                                                     -----------   -----------
      Total.........................................      66,771       116,771
                                                     -----------   -----------
Stockholders' equity:
  Preferred Stock, par value $0.01 per share;
   10,000,000 shares authorized; no shares outstand-
   ing..............................................         --            --
  Common Stock, par value $0.01 per share;
   50,000,000 shares authorized;  shares issued and
   outstanding (actual); 7,500,000 shares issued and
   outstanding (as adjusted) for the Common Stock
   Offering(1)......................................      35,550        53,550
  Retained earnings (accumulated deficit)...........      (1,374)       (3,234)
  Unrealized gain on available for sale securities..         898           898
                                                     -----------   -----------
      Total stockholders' equity....................      35,074        51,214
                                                     -----------   -----------
      Total capitalization.......................... $   101,845   $   167,985
                                                     ===========   ===========
  Savings Banks' Regulatory Capital:
  Regulatory capital ratios of First Bank(2):
    Tangible capital................................         7.0%          7.6%
    Core capital....................................         7.0%          7.6%
    Risk-based capital..............................        11.2%         12.1%
  Regulatory capital ratios of Girard(2):
    Tangible capital................................         7.0%          7.0%
    Core capital....................................         7.0%          7.0%
    Risk-based capital..............................        10.4%         10.4%

--------
(1) Excludes shares of Common Stock issuable upon the exercise of options. See "Management--Incentive Stock Plan--Options to be Granted at Closing."
(2) Assumes the contribution of $1.0 million to the capital of First Bank.

                        SELECTED FINANCIAL INFORMATION

  The following tables present Selected Financial Information for the Company at the dates and for the periods indicated. The historical income statement and balance sheet data at and for the years ended December 31, 1995 and 1994 and for the period from October 8 through December 31, 1993 have been derived from the Audited Consolidated Financial Statements included elsewhere in this Prospectus. For the purpose of financial statement presentation herein, First Bank is treated as the predecessor to the Company. On October 7, 1993, WAC acquired 94.9% of First Bank's common stock in a purchase accounting transaction.

  On November 9, 1994, Wilshire Acquisitions Corporation II ("WACII") a newly-formed entity with ownership and management common to WAC acquired 94.9% of the common stock of Girard in a purchase accounting transaction. Because WAC and WACII were under common control at the time of their respective acquisitions of First Bank and Girard, the Selected Financial Information is presented on a combined basis as of December 31, 1994. On December 27, 1995, WAC and WACII were merged with WAC as the surviving entity. Selected Financial Information as of December 31, 1995 is presented on a consolidated basis and includes the accounts of WAC, First Bank and Girard.

  The historical income statement and balance sheet data presented at and for the six months ended June 30, 1996 and 1995 have been derived from unaudited consolidated financial statements and include all adjustments, consisting only of normal recurring accruals, which the Company considers necessary for a fair presentation of the Company's results of operations for these periods. Operating results for the six months ended June 30, 1996 are not necessarily indicative of the results that may be expected for any other interim period or the entire year ending December 31, 1996. The Selected Financial Information should be read in conjunction with, and is qualified in its entirety by reference to, the Consolidated Financial Statements and related notes as set forth elsewhere herein.

  The historical income statement and balance sheet data of the predecessor for any date prior to October 8, 1993 have not been included because prior to its acquisition the predecessor was seriously under-capitalized and subject to a cease and desist order and a prompt corrective action which severely limited its operations, including restrictions on asset growth and new deposits. Further, the predecessor was subject to a regulatory takeover by the OTS/RTC if the acquisition by WAC was not completed. Prior to the acquisition of the predecessor by WAC in October 1993, the predecessor was operated by different management with a different strategy and business plan. Current management has significantly changed the business plan of the predecessor and has substantially increased the Company's assets while disposing of, and receiving against, Inherited Loans. Accordingly, management believes that the predecessor's results of operations do not have a significant bearing on the Company.

                          SIX MONTHS ENDED      YEAR ENDED
                              JUNE 30,         DECEMBER 31,       OCTOBER 8-
                          -----------------  ------------------  DECEMBER 31,
                            1996     1995      1995      1994        1993
                          --------  -------  --------  --------  ------------
                             (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
Interest Income:
 Loans..................  $ 20,436  $ 9,589  $ 21,821  $  7,923    $ 1,383
 Mortgage-backed
  securities............       898    1,019     1,359     1,361        218
 Investments and federal
  funds sold............       617      271     1,201       285         53
                          --------  -------  --------  --------    -------
 Total interest income..    21,951   10,879    24,381     9,569      1,654
                          --------  -------  --------  --------    -------
Interest expense:
 Deposits...............    10,633    6,465    13,944     5,017        764
 Borrowings.............     1,387      242       537       440         85
                          --------  -------  --------  --------    -------
 Total interest
  expense...............    12,020    6,707    14,481     5,457        849
                          --------  -------  --------  --------    -------
Net interest income.....     9,931    4,172     9,900     4,112        805
Provision for estimated
 losses on loans........    10,868    2,201     4,266     2,173         63
                          --------  -------  --------  --------    -------
Net interest (loss)
 income after provision
 for estimated losses on
 loans..................      (937)   1,971     5,634     1,939        742
                          --------  -------  --------  --------    -------
Other Income (Loss):
 Bankcard income(1).....     3,275    1,955     4,694       635        --
 Bankcard processing
  expense...............    (2,616)  (1,391)   (3,462)     (274)       --
 Gain (loss) on sale of
  loans.................     1,983       24       642       --         --
 Loan fees and charges..       648      199       610        43        --
 Gain on sale of
  mortgage-backed
  securities available
  for sale..............       --       --         14        54         96
 Amortization of
  deferred credits......       230      230       460       388        --
 Other, net.............        16       33       149       381        --
                          --------  -------  --------  --------    -------
 Total other income
  (loss)................     3,536    1,050     3,107     1,227         96
                          --------  -------  --------  --------    -------
Other Expenses:
 Compensation and
  employee benefits.....     1,479    1,075     2,516     1,922        204
 FDIC insurance
  premiums..............       387      285       721       261         61
 Occupancy..............       141      145       385       319         38
 Professional services..       297      370     1,028       507         49
 Data processing and
  equipment rentals.....       124       98       232       162         15
 Real estate owned,
  net...................       104      126       170       241        269
 Loan service fees and
  expenses..............     2,111      369     1,958       242        --
 Other general and
  administrative
  expenses..............       864      683     1,092     1,290        --
                          --------  -------  --------  --------    -------
 Total other expenses...     5,507    3,151     8,102     4,944        636
                          --------  -------  --------  --------    -------
(Loss) income before
 income tax (benefit)
 provision..............    (2,908)    (130)      639    (1,778)       202
Income tax (benefit)
 provision..............    (1,279)     (10)       47      (526)      (713)
                          --------  -------  --------  --------    -------
Net (loss) income.......  $ (1,629) $  (120) $    592  $ (1,252)   $   915
                          ========  =======  ========  ========    =======
(Loss) earnings per
 share(2)...............  $ (21.11) $ (5.13) $  25.09  $(135.43)   $149.07
                          ========  =======  ========  ========    =======

                                                           DECEMBER 31,
                                           JUNE 30,  ---------------------------
                                             1996      1995      1994     1993
                                           --------  --------  --------  -------
                                                 (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Total assets.............................  $543,198  $341,454  $230,636  $99,367
Cash and due from banks..................     8,253     3,382     4,880      174
Federal funds sold.......................     6,100     1,100     3,950    2,985
Investment securities held to maturity,
 at amortized cost.......................     7,421     6,470     4,505   14,787
Mortgage-backed securities available for
 sale, at fair value.....................    14,431     9,083    10,943    6,632
Mortgage-backed securities held to
 maturity, at amortized cost.............    23,500    13,119    14,439   14,787
Loan portfolio, net(3)...................   446,053   259,417   179,377   68,743
Discounted loan portfolio:
 Total loans.............................    21,932    53,439     2,995      --
 Unaccreted discount.....................    (1,761)   (6,671)     (470)     --
 Allowance for loan losses...............    (6,973)  (15,414)     (431)     --
 Discounted loans, net...................    13,198    31,354     2,094      --
Loans held for sale, at lower of cost or
 market(4)...............................       --     18,597       --       --
Stock in FHLB of San Francisco, at cost..     2,868     1,421     1,612      564
Real estate owned, net...................     3,527     4,964     1,208    1,037
Leasehold improvements and equipment.....       325       275       167       31
Due from affiliate(5)....................     8,063     4,514     4,062    1,229
Accrued interest receivable..............     4,545     3,042     1,599      650
Prepaid expenses and other assets........     3,386     1,724     1,026    1,419
Income taxes receivable, net.............     1,528     1,589       774    1,116
Deposits.................................   433,769   304,020   196,289   84,821
Borrowings...............................    66,771    13,000    21,500    6,608
Due to affiliates(6).....................     2,259       759       652      675
Deferred credits(7)......................       948     1,134     1,772    1,785
Subordinated debt(8).....................       --     11,000       --       --
Minority interest........................       519       600       574      347
Preferred stock in subsidiary held by
 others..................................       --        --      1,000      --
Note payable to subsidiary stockholders..       --        --        --       300
Accounts payable and other liabilities...     3,858     3,902     2,056    1,027
Stockholders' equity(8)..................    35,074     7,039     6,793    3,806

                                     SIX MONTHS      YEAR ENDED
                                        ENDED       -------------
                                      JUNE 30,      DECEMBER 31,   OCTOBER 8 -
                                    --------------  -------------  DECEMBER 31,
                                     1996    1995   1995   1994        1993
                                    ------  ------  ----  -------  ------------
                                            (DOLLARS IN THOUSANDS)
FINANCIAL RATIOS AND OTHER DATA:
Return on average assets..........   (.35)%  (.05)%  .24%   (.92)%      .97%
Return on average equity..........  (4.62)% (1.73)% 8.65% (31.03)%    26.69%
Average interest rate on total
 loans............................    9.64%   9.36% 9.57%    7.65%     7.62%
Average equity to average assets..    7.68%   2.96% 2.72%    2.96%     3.62%
Net interest spread(9)............    3.47%   2.81% 3.08%    2.85%     3.37%
Net interest margin(10)...........    4.19%   3.41% 3.72%    3.04%      .87%
Ratio of earnings to fixed
 charges(11)(12):
 Including interest on deposits...     .76     .98  1.04      .67      1.24
 Excluding interest on deposits...   (1.10)    .46  2.19    (3.04)     3.38
Non-performing loans to loans at
 end of period(3).................    5.39%   6.50% 4.46%    5.95%     9.71%
Allowance for loan losses to total
 loans at end of period...........     6.3%   15.2%  7.6%     3.9%      5.8%

                              SIX MONTHS ENDED       YEAR ENDED
                                  JUNE 30,          DECEMBER 31,    OCTOBER 8-
                              -------------------- --------------- DECEMBER 31,
                                1996        1995    1995    1994     1993(13)
                              --------     ------- ------- ------- ------------
LOAN ORIGINATIONS............ $  1,145     $ 2,125 $ 8,748 $ 4,345    $  --
LOAN ACQUISITION DATA:
Loan Portfolio:
 Single-family residential...  220,629(14)   6,812 121,883  36,462     1,618
 Multi-family residential....      --          --      --   61,247        72
 Commercial and other mort-
  gage loans.................      --          --    2,126  31,091       462
 Consumer and other
  loans(15)..................   17,324         --   11,012  10,847       --
Discounted Loans:
 Single-family residential...      -- (16)  49,662  49,662   1,542       --
 Multi-family residential....      -- (16)      96      96     --        --
 Commercial and other mort-
  gage loans.................      --          869     869   1,843       --
 Consumer and other loans....      --        5,368   5,368     239       --
LOANS SOLD...................   27,965       8,724  16,673     --        --

--------
 (1) The Company began its bankcard operations in 1994.
 (2) (Loss) earnings per share amounts are based on weighted average number of shares outstanding of WAC during the applicable periods. See Note 1 in the Company's Consolidated Financial Statements. The capital structure of WAC is substantially different from that of WFSG, which did not exist at or prior to June 30, 1996. There were no dividend payments on common stock by WAC during any periods presented.
 (3) This item does not include Discounted Loans.
 (4) Primarily Discounted Loans included in Discounted Loans, net.
 (5) Due from affiliate consists of amounts received by WCC from mortgagors on loans it is servicing for the Company and has not yet transferred to the Company.
 (6) Due to affiliates primarily consists of amounts owed to WCC for WAC operating expenses paid by WCC.
 (7) Deferred credits represent negative goodwill--the excess of the net fair values of the Savings Banks' assets and liabilities over the purchases prices paid by WAC for the Savings Banks.
 (8) Effective January 1, 1996, $11.0 million of Common Stock was issued in exchange for subordinated debt. Subsequently, an additional $17.8 million of Common Stock was issued for cash.
 (9) Net interest spread represents average yield on interest-earning assets minus average rate paid on interest-bearing liabilities.
(10) Net interest margin represents net interest income divided by total average earning assets.
(11) The ratios of earnings to fixed charges were computed by dividing (x) income from continuing operations before income taxes, extraordinary gains and cumulative effect of a change in accounting principle plus fixed charges by (y) fixed charges. Fixed charges represent total interest expense, including and excluding interest on deposits, as applicable, as well as the interest component of rental expense.
(12) Pro forma ratio of earnings to fixed charges for the six months ended June 30, 1996 and the year ended December 31, 1995 were 0.0 and .64, respectively.
(13) The predecessor was not acquiring or selling loans prior to its acquisition in October 1993.
(14) The Company currently expects that Girard will sell certain single-family residential loans to WFC which in turn is expected to securitize such loans. See "Recent Developments."
(15) Includes $24.5 million of Sub-Prime Auto Loans acquired in late 1995 and early 1996.
(16) Girard committed to purchase approximately $248 million unpaid principal amount of discounted residential mortgage loans. See "Recent Developments."

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following discussion should be read in conjunction with Selected Financial Information and the Consolidated Financial Statements of the Company and the notes thereto included elsewhere in this Prospectus.

OVERVIEW

  The Company's net interest income has increased substantially during the last three years primarily due to the growth in the Company's total loan portfolio resulting from the Company's strategy of aggressively acquiring Loan Portfolios and by the acquisition of First Bank in 1993 and Girard in 1994. The Company's total loan portfolio as of June 30, 1996 and December 31, 1995 and 1994 was $459.3 million, $290.8 million and $181.5 million, respectively. Net interest income for the six month period ended June 30, 1996 and for the years ended December 31, 1995 and 1994 was $9.9 million, $9.9 million and $4.1 million, respectively.

  The Company has reported net losses and reduced net income in recent periods primarily as a result of significant additions to the Company's provision for estimated losses on loans, primarily Inherited Loans and Sub-Prime Auto Loans. The Company reported a net loss of approximately $1.6 million for the six months ended June 30, 1996, compared to a loss in the similar prior year period of $0.1 million. The Company reported net income of $0.6 million for the fiscal year ended December 31, 1995 compared to a loss in calendar 1994 of $1.3 million.

  The Company's net losses during the first six months of fiscal year 1996 and the fiscal year 1994 and lower net income in fiscal year 1995 resulted primarily from provisions for losses on loans. Provisions for loan losses totaled approximately $10.9 million in the first six months of 1996, $4.3 million for the year ended December 31, 1995 and $2.2 million in 1994. These loss provisions resulted primarily from deterioration in the Company's Inherited Loans and Sub-Prime Auto Loans. These loss provisions reflect the poor quality of the assets of the Savings Banks at the time they were acquired by the Company and loan loss provisions taken with respect to Sub-Prime Auto Loans. Following the addition of approximately $4.3 million of reserves expected to be taken in the third quarter of 1996, allowances for Sub-Prime Auto Loans as a percentage of the unpaid principal balances was 51.3% at September 30, 1996.

PRINCIPAL SOURCES OF REVENUE

  The principal component of the Company's revenues is interest income, with lesser contributions from gains on securitizations and income from bankcard processing operations. The following table sets forth the components of the Company's revenues for the periods indicated:

                              SOURCES OF REVENUE

                          SIX MONTHS ENDED    YEAR ENDED
                              JUNE 30,       DECEMBER 31,    OCTOBER 8-
                          ----------------- --------------- DECEMBER 31,
                            1996     1995    1995    1994       1993
                          -------- -------- ------- ------- ------------
                                      (DOLLARS IN THOUSANDS)
Interest income.........   $21,951  $10,879 $24,381 $ 9,569    $1,654
Gains on sale of loans..     1,983       24     642     --        --
Bankcard processing op-
 erations...............     3,275    1,955   4,694     635       --
Other, net(1)...........       894      462   1,233     866        96
                          -------- -------- ------- -------    ------
  Total revenue.........   $28,103  $13,320 $30,950 $11,070    $1,750
                          ======== ======== ======= =======    ======

--------
(1) Other consists primarily of loan fees and charges and the amortization of negative goodwill.

  Net Interest Income. The operations of the Company are substantially dependent on its net interest income, which is the difference between the interest income received plus accreted purchase discount from its assets and the interest expense paid on its interest-bearing liabilities. Net interest income is affected by the relative amount of interest-earning assets and interest-bearing liabilities, the degree of mismatch in the maturity and repricing characteristics of its interest-earning assets and interest-bearing liabilities and timing of receipt of purchased principal discount. With respect to the Company's Discounted Loan portfolio, the Company treats accreted discount on Discounted Loans as interest for accounting purposes.

  The following tables set forth, for the periods indicated, information regarding the total amount of income from interest-earning assets and the resultant average yields, the interest expense associated with interest-bearing liabilities, expressed in dollars and rates, and the net interest spread and net interest margin. Information is based on quarterly balances during the indicated periods.

           INTEREST-EARNING ASSETS AND INTEREST-BEARING LIABILITIES

                                             SIX MONTHS ENDED JUNE 30,
                          -----------------------------------------------------------------
                                       1996                             1995
                          -------------------------------- --------------------------------
                          AVERAGE               AVERAGE    AVERAGE               AVERAGE
                          BALANCE   INTEREST YIELD/RATE(1) BALANCE   INTEREST YIELD/RATE(1)
                          --------  -------- ------------- --------  -------- -------------
                                              (DOLLARS IN THOUSANDS)
Average Assets:
Mortgage-backed
 securities.............  $ 28,686  $   898      6.26%     $ 24,792  $ 1,019      8.22%
Loan portfolio (2)......   423,944   20,436      9.64       204,900    9,589      9.36
Investment securities
 and other..............    20,933      617      5.89        15,153      271      3.58
                          --------  -------                --------  -------
 Total interest-earning
  assets................   473,563   21,951      9.27       244,845   10,879      8.89
Non-interest earning
 cash...................     1,516      --        --          1,984      --        --
Allowance for loan
 losses and unaccreted
 discount...............   (45,873)     --        --        (24,822)     --        --
Other assets............    29,990      --        --         12,557      --        --
                          --------  -------                --------  -------
 Total assets...........  $459,196  $21,951                $234,564  $10,879
                          ========  =======                ========  =======
Average Liabilities and
 Stockholders' Equity:
Interest-bearing
 deposits...............  $364,559  $10,633      5.83      $210,281  $ 6,465      6.15
FHLB advances...........     2,667       86      6.45         3,447       86      4.99
Subordinated debentures
 and other interest-
 bearing obligations....    47,546    1,301      5.47         6,892      156      4.53
                          --------  -------                --------  -------
 Total interest-bearing
  liabilities...........   414,772   12,020      5.80       220,620    6,707      6.08
Non-interest bearing
 deposits...............     3,301      --        --          2,489      --        --
Escrow deposits.........       338      --        --            151      --        --
Other liabilities.......     5,533      --        --          4,363      --        --
                          --------  -------                --------  -------
 Total liabilities......   423,944   12,020                 227,623    6,707
Stockholders' equity....    35,252      --        --          6,941      --        --
                          --------  -------                --------  -------
 Total liabilities and
  stockholders' equity..  $459,196  $12,020                $234,564  $ 6,707
                          ========  =======                ========  =======
Net interest income.....            $ 9,931                          $ 4,172
Net interest spread.....                         3.47                             2.81
Net interest margin.....                         4.19                             3.41
Ratio of average
 interest-earning assets
 to average interest-
 bearing liabilities....     114.2%                           111.8%
                          ========                         ========

           INTEREST-EARNING ASSETS AND INTEREST-BEARING LIABILITIES

                                           YEAR ENDED DECEMBER 31,
                          -----------------------------------------------------------     OCTOBER 8-DECEMBER 31,
                                      1995                          1994                           1993
                          ----------------------------- ----------------------------- -------------------------------
                          AVERAGE             AVERAGE   AVERAGE             AVERAGE   AVERAGE              AVERAGE
                          BALANCE   INTEREST YIELD/RATE BALANCE   INTEREST YIELD/RATE BALANCE  INTEREST YIELD/RATE(1)
                          --------  -------- ---------- --------  -------- ---------- -------  -------- -------------
                                                           (DOLLARS IN THOUSANDS)
Average Assets:
Mortgage-backed
 securities.............  $ 24,054  $ 1,359     5.65%   $ 23,515   $1,361     5.79%   $16,224   $  218      5.37%
Loan portfolio(2).......   227,970   21,821     9.57     103,583    7,923     7.65     72,600    1,383      7.62
Investment securities
 and other..............    14,216    1,201     8.45       7,969      285     3.58      3,704       53      5.72
                          --------  -------             --------   ------             -------   ------
Total interest-earning
 assets, interest
 income.................   266,240   24,381     9.16     135,067    9,569     7.08     92,528    1,654      7.15
Non-interest earning
 cash...................     1,868      --       --        2,053      --       --       3,168      --        --
Allowance for loan
 losses and unaccreted
 discount...............   (31,845)     --       --       (8,595)     --       --      (5,302)     --        --
Other assets............    15,277      --       --        7,646      --       --       4,320      --        --
                          --------  -------             --------   ------             -------   ------
 Total assets...........  $251,540  $24,381             $136,171   $9,569             $94,714   $1,654
                          ========  =======             ========   ======             =======   ======
Average Liabilities and
 Stockholders' Equity:
Interest-bearing
 deposits...............  $231,555  $13,944     6.02    $118,277   $5,017     4.24    $85,291   $  764      3.58
FHLB advances...........     1,381      104     7.53       5,916      228     3.85        --       --        --
Subordinated debentures
 and other interest-
 bearing obligations....     5,383      433     8.04       4,757      212     4.44      4,507       85      7.54
                          --------  -------             --------   ------             -------   ------
 Total interest-bearing
  liabilities, interest
  expense...............   238,319   14,481     6.08     128,950    5,457     4.23     89,798      849      3.78
Non-interest bearing
 deposits...............     2,196      --       --        1,537      --       --         --       --        --
Escrow deposits.........       106      --       --           74      --       --          23      --        --
Other liabilities.......     4,077      --       --        1,582      --       --       1,465      --        --
                          --------  -------             --------   ------             -------   ------
 Total liabilities......   244,698   14,481              132,143    5,457              91,286      849
Stockholders' equity....     6,842      --       --        4,028      --       --       3,428      --        --
                          --------  -------             --------   ------             -------   ------
 Total liabilities and
  stockholders' equity..  $251,540  $14,481             $136,171   $5,457             $94,714   $  849
                          ========  =======             ========   ======             =======   ======
Net interest income.....            $ 9,900                        $4,112                       $  805
Net interest spread.....                        3.08                          2.85                          3.37
Net interest margin.....                        3.72                          3.04                           .87
Ratio of average
 interest-earning assets
 to average interest-
 bearing liabilities....     111.7%                        104.7%                       104.6%
                          ========                      ========                      =======

--------
(1) Presented on an annualized basis.
(2) The average balances of the loan portfolio include Discounted Loans and non-performing loans, interest on which is recognized on a cash basis.

  The following table describes the extent to which changes in interest rates and changes in volume of interest-earning assets and interest-bearing liabilities have affected the Company's interest income and expense during the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (i) changes in volume (change in volume multiplied by prior rate), (ii) changes in rate (change in rate multiplied by prior volume) and (iii) total change in rate and volume. Changes attributable to both volume and rate have been allocated proportionately to the change due to volume and the change due to rate.

                        CHANGES IN NET INTEREST INCOME

                            SIX MONTHS ENDED
                            JUNE 30, 1996 VS.               YEAR ENDED DECEMBER 31,
                            SIX MONTHS ENDED      ------------------------------------------------
                              JUNE 30, 1995           1995 VS. 1994            1994 VS. 1993
                          ----------------------  -----------------------  -----------------------
                           INCREASE (DECREASE)     INCREASE (DECREASE)      INCREASE (DECREASE)
                                 DUE TO                   DUE TO                  DUE TO
                          ----------------------  -----------------------  -----------------------
                          RATE   VOLUME   TOTAL    RATE   VOLUME   TOTAL    RATE    VOLUME  TOTAL
                          -----  ------- -------  ------  ------- -------  -------  ------  ------
                                                (DOLLARS IN THOUSANDS)
Interest-Earning Assets:
 Mortgage-backed
  securities............  $(355) $   234 $  (121) $  (37) $    35 $    (2) $   168  $  975  $1,143
 Loan portfolio.........    297   10,550  10,847   2,405   11,493  13,898       60   6,480   6,540
 Investment securities
  and other.............    218      128     346     581      335     916     (112)    344     232
                          -----  ------- -------  ------  ------- -------  -------  ------  ------
 Total interest-earning
  assets................    160   10,912  11,072   2,949   11,863  14,812      116   7,799   7,915
Interest-Bearing Liabil-
 ities:
 Interest-bearing depos-
  its...................   (313)   4,481   4,168   2,723    6,204   8,927    1,368   2,885   4,253
 FHLB advances..........    --       --      --     (626)     502    (124)     --      228     228
 Other interest-bearing
  obligations...........     39    1,106   1,145     191       30     221      146     (19)    127
                          -----  ------- -------  ------  ------- -------  -------  ------  ------
 Total interest-bearing
  liabilities...........   (274)   5,587   5,313   2,288    6,736   9,024    1,514   3,094   4,608
                          -----  ------- -------  ------  ------- -------  -------  ------  ------
Increase (decrease) in
 net interest income....  $ 434  $ 5,325 $ 5,759  $  661  $ 5,127 $ 5,788  $(1,398) $4,705  $3,307
                          =====  ======= =======  ======  ======= =======  =======  ======  ======

             RESULTS OF OPERATIONS--SIX MONTHS ENDED JUNE 30, 1996
                     VERSUS SIX MONTHS ENDED JUNE 30, 1995

NET INTEREST INCOME

  The Company's net interest income increased by approximately $5.8 million or 138.0% during the six months ended June 30, 1996, as compared to the same period in the prior year. This increase resulted from an approximately $11.1 million or 101.8% increase to interest income due to an approximately $228.7 million or 93.4% increase in average interest-earning assets from period to period and, to a lesser extent, a 38 basis point increase in the weighted average yield on such assets. The increase in interest income was offset in part by an approximately $5.3 million or 79.2% increase in interest expense due to an approximately $194.2 million or 88.0% increase in average interest-bearing liabilities, primarily certificates of deposit, and, to a lesser extent, a 14 basis point increase in the weighted average rate paid on interest-bearing liabilities.

  The increase in interest income during the six months ended June 30, 1996, as compared to the same period in the prior year, reflects substantial increases in the average balances of the loan portfolio. The Company's business strategy currently contemplates continued strong growth in its total loan portfolio, with a particular emphasis on increasing its Discounted Loan portfolio. For information on the growth in the Company's total loan portfolio, including its Discounted Loan portfolio, see "--Changes in Financial Condition" below.

  The average balance of the Company's interest-bearing liabilities increased $194.2 million or 88.0% during the six months ended June 30, 1996, as compared to the same period in the prior year, as a result of the Savings Banks' continued reliance on brokered and other wholesale certificates of deposit and repurchase agreements as its principal source of funds. As of the closing of the Common Stock Offering, the Company will have extensive funding sources available for investment and lending activities. See "Business--Funding Sources."

PROVISIONS FOR ESTIMATED LOSSES ON LOANS

  Provisions for losses on loans are charged to operations to maintain an allowance for losses on each of the loan portfolio and the Discounted Loan portfolio at a level which management considers adequate based upon an evaluation of known and inherent risks in such loan portfolio and the Discounted Loan portfolio, historical loss experience, current economic conditions and other relevant factors. See "Business--Asset Quality-- Allowances for Loan Losses" for a discussion of management's methods of estimating loan loss provisions.

  The Company recorded provisions for estimated losses on loans totalling approximately $10.9 million for the six months ended June 30, 1996, as compared to approximately $2.2 million for the comparable period in the prior year, an increase of 395.5%. The following table sets forth the Company's provision for estimated losses on loans for the six months ended June 30, 1996:

                                                                           % OF
                                                               PROVISIONS TOTAL
                                                               ---------- ------
                                                                (IN THOUSANDS)
     Inherited Loans..........................................  $ 4,702    43.3%
     Sub-Prime Auto Loans.....................................    4,084    37.6%
     Other Purchased Loans....................................    2,072    19.1%
                                                                -------   ------
     Total provision for estimated losses on loans............  $10,858   100.0%
                                                                =======   ======

  Approximately $4.1 million of the increase in the provisions from 1994 to 1995 was made after discussions between the OTS and the Savings Banks concerning the appropriate provision for the Sub-Prime Auto Loans acquired by the Savings Banks in the fourth quarter of 1995 and the first quarter of 1996. Following these provisions and a $4.3 million provision expected to be made by the Savings Banks in the third quarter (See "Recent Developments"), the Company will have an allowance of approximately $10.1 million or 51.3% of the unpaid principal balances of the Sub-Prime Auto Loans at September 30, 1996.

  The Company also made a provision of approximately $4.7 million in the six months ended June 30, 1996 related to Inherited Loans owned by First Bank or Girard at the time the Savings Banks were acquired by the Company. Both Savings Banks were acquired at substantial discounts to their respective book values, reflecting the poor quality of their assets.

  Although management attempts to utilize its best judgment in providing for possible loan losses, changing economic and business conditions, fluctuations in local markets for real estate, future changes in non-performing asset trends, large movements in market interest rates or other factors could affect the Company's future provisions for loan losses. In addition, the OTS, as an integral part of its examination process, periodically reviews the adequacy of the Bank's allowances for losses on loans and Discounted Loans and such agency may require the Company to recognize changes to such allowances for losses based on its judgment about information available to it at the time of examination.

NET INTEREST INCOME AFTER PROVISION FOR ESTIMATED LOSSES ON LOANS

  The Company's net interest income (loss) after provision for estimated losses on loans decreased 147.5% to a loss of approximately $(0.9) million for the six months ended June 30, 1996 from income of approximately $2.0 million for the same period in 1995. This decrease was due to the substantial increase in provisions for estimated losses on loans.

OTHER INCOME

  The Company's other income was approximately $3.5 million for the six months ended June 30, 1996 compared to approximately $1.1 million for the same period in the prior year, an increase of 236.8%. This increase was primarily attributable to revenue growth in the Company's bankcard operation and from gains on the sale of loans. The components of the Company's non-interest income are reflected in the following table:

                                                          SIX MONTHS ENDED
                                                              JUNE 30,
                                                       ------------------------
                                                          1996         1995
                                                       -----------  -----------
                                                       (DOLLARS IN THOUSANDS)
     Other income:
       Bankcard income................................ $     3,275  $     1,955
       Bankcard processing expense....................      (2,616)      (1,391)
       Gain on sale of loans..........................       1,983           24
       Loan fees and charges..........................         648          199
       Amortization of deferred credits...............         230          230
       Other, net.....................................          16           33
                                                       -----------  -----------
         Total other income........................... $     3,536  $     1,050
                                                       ===========  ===========

  Bankcard Income and Processing Expense. The increase in other income for the six months ended June 30, 1996 was due in part to an increase of approximately $1.3 million in bankcard income, from approximately $2.0 million for the six months ended June 30, 1995 to approximately $3.3 million for the six months ended June 30, 1996. The large increase in income from the Company's bankcard operations was primarily due to the development of a number of new accounts. Bankcard processing expense increased by approximately $1.2 million from approximately $1.4 million for the six months ended June 30, 1995 to approximately $2.6 million for the six months ended June 30, 1996. This increase resulted primarily from an increase in bankcard operations due to the addition of several new customers.

  Gains on Sale of Loans. The increase in other income in 1996 was also due in part to an increase of approximately $2.0 million in gains on sales of loans, from less than $0.1 million for the six months ended June 30, 1995 to approximately $2.0 million for the six months ended June 30, 1996. This increase was due to gains from the securitization of approximately $33.1 million of non-performing and sub-performing mortgage loans and real estate owned.

  Gains or losses on Loan Portfolios sold through securitization transactions are based on the difference between the cash proceeds received on the certificates sold to outside investors (the "Senior Securities") and the Company's cost basis allocated to the Senior Securities. The Company's cost basis in Loan Portfolios sold is allocated between the Senior Securities and the Subordinate Securities retained by the Company based on the relative fair values of the two types of securities. The cost basis of the loans securitized is determined by their acquisition cost (for purchased loans) or net carrying value (for originated loans). The Company carries Subordinate Securities at fair value. As such, the carrying value of these securities is impacted by changes in market interest rates and prepayment and loss experiences of these and similar securities. The Company determines the fair value of the Subordinate Securities utilizing prepayment and credit loss assumptions appropriate for each particular securitization. The range of values attributable to the factors used in determining fair value is broad. Accordingly, the Company's estimate of fair value is subjective.

  Other income also includes loan fees and charges (e.g. late fees, commitment fees). Loan fees and charges increased approximately $0.4 million, from approximately $0.2 million for the six months ended June 30, 1995 to approximately $0.6 million for the six months ended June 30, 1996. The increase was primarily due to an increase in loan volume.

OTHER EXPENSE

  The Company's other expenses totalled approximately $5.5 million for the six months ended June 30, 1996 compared to approximately $3.2 million for the six months ended June 30, 1995, an increase of 74.8%.

  Loan Service Fees and Expenses. The largest component of other expenses in 1996 was loan service fees and expense which increased by approximately $1.7 million from approximately $0.4 million for the six months ended June 30, 1995 to approximately $2.1 million for the six months ended June 30, 1996. Loan servicing fees and charges are paid to WCC and include (a) "normal" servicing fees, and (b) collection-related expenses incurred directly by WCC and reimbursed by the Company. Servicing fees for Discounted Loans have been based on a percentage of cash flows collected. Therefore, when Discounted Loans are sold, servicing fees increase substantially. The Savings Banks' volume of loans being serviced by WCC, and particularly the volume of Discounted Loans, increased substantially in the first half of 1996 compared to the first half of 1995. Also, due to a securitization of non-performing loans (primarily Discounted Loans) in March 1996, higher fees associated with the accelerated cash flows to the Savings Banks were paid to WCC in the first quarter. These factors accounted for the increase in servicing fees and charges in the six months ended June 30, 1996 compared to the same period in 1995.

  Compensation and Employee Benefits. Other expense relating to compensation and employee benefits also increased from approximately $1.1 million for the six months ended June 30, 1995 to approximately $1.5 million for the six months ended June 30, 1996, an increase of approximately $0.4 million (or 37.6%). The increase in compensation and employee benefits during this period reflected normal salary adjustments and an increase in the average number of full-time equivalent employees from 35 for the six months ended June 30, 1995 to 50 for the six months ended June 30, 1996, reflecting the expansion of business activities, particularly loan acquisition activities and the growth of non-traditional bankcard activities.

  FDIC Insurance Premiums. FDIC insurance premiums increased from approximately $0.3 million for the six months ended June 30, 1995 to approximately $0.4 million for the six months ended June 30, 1996, an increase of approximately $0.1 million (or 35.8%), as a result of growth in deposits outstanding.

  Professional Services. Other expense relating to professional services decreased from approximately $0.4 million for the six months ended June 30, 1995 to approximately $0.3 million for the six months ended June 30, 1996, a decrease of approximately $0.1 million (or 19.7%), reflecting the higher legal and accounting expenses incurred in 1995 in connection with certain acquisition and consulting activities.

INCOME TAX PROVISION (BENEFIT)

  Income tax provision (benefit) amounted to a benefit of approximately $1.3 million during the six months ended June 30, 1996 compared to a benefit of less than $0.1 million during the six months ended June 30, 1995. The Company's effective tax rate amounted to (44.0%) and (7.7%) during the six months ended June 30, 1996 and 1995, respectively. Differences in the Company's effective tax rates in recent periods compared to combined Federal and State statutory rates were primarily attributable to changes in assessments of the realization of deferred tax assets. Exclusive of such amounts, the Company's effective tax rate amounted to (41%) and (41%) during the six months ended June 30, 1996 and 1995, respectively.

                 RESULTS OF OPERATIONS--1995 COMPARED TO 1994

NET INTEREST INCOME

  The Company's net interest income was $9.9 million for fiscal year 1995 compared to $4.1 million for the fiscal year 1994, an increase of 140.8%. The components of the Company's net interest income for these fiscal years are discussed below.

  Interest Income. The Company's interest income was approximately $24.4 million for fiscal year 1995 compared to $9.6 million for fiscal year 1994, an increase of 154.8%. The increase in the Company's interest income from 1994 to 1995 was due primarily to an increase in interest received on loans from $7.9 million in 1994 to $21.8 million in 1995. The increase in interest received on loans was a result of an increase in the gross principal amount of the Company's total loan portfolio from $198.6 million in 1994 to $337.5 million in 1995, an increase of 69.9%. The Savings Banks made substantial acquisitions of Discounted Loans in June 1995 and performing single-family loans in the fourth quarter of 1995. In addition, the Company acquired Girard in November 1994 and, as a result, the Company's 1994 results of operations only reflect two months of Girard's operations while 1995 results reflect a full year of operations by Girard. In addition, the average rate earned by the Company on its interest-bearing assets increased from 7.08% in 1994 to 9.16% in 1995.

  Interest Expense. The Company's interest expense was approximately $14.5 million for fiscal year 1995 compared to approximately $5.5 million in fiscal year 1994, an increase of 165.6%. The increase in interest expense from 1994 to 1995 was due primarily to an increase in average certificates of deposit outstanding from approximately $118.3 million in 1994 to approximately $231.6 million in 1995 (an increase of 104.4%), which occurred in order to fund the growth of the loan portfolio noted above. In addition, interest expense increased due to the inclusion of Girard's results of operations for the full year ending December 31, 1995, compared to fiscal year 1994 which only reflected two months of Girard's operations. In addition, the average interest rate on the Company's borrowings increased from 4.23% to 6.08% from 1994 to 1995.

PROVISIONS FOR ESTIMATED LOSSES ON LOANS

  In connection with its provision for estimated losses on loans the Company recorded an expense totalling approximately $4.3 million for fiscal year 1995 compared to approximately $2.2 million for fiscal year 1994, an increase of 96.3%.

  The increase in the provisions from 1994 to 1995 was primarily attributable to higher provisions related to the Inherited Loans and having a full year of Girard's operations presented in 1995. The increase in the provisions from 1994 to 1995 was also to a lesser degree attributable to the earthquake in Southern California in January 1994, which affected delinquency and collateral values in 1995. For a discussion of the Company's methods for establishing provisions for loan losses, see "Business--Asset Quality--Allowances for Loan Losses."

NET INTEREST INCOME AFTER PROVISION FOR ESTIMATED LOSSES ON LOANS

  The Company's net interest income after provision for estimated losses on loans increased 190.6% to approximately $5.6 million for fiscal year 1995 from approximately $1.9 million for fiscal year 1994.

OTHER INCOME

  The Company's other income was approximately $3.1 million for fiscal year 1995 compared to approximately $1.2 million for fiscal year 1994, an increase of 153.2%. This increase was primarily attributable to growth in the Company's bankcard operation and gains from the sale of loans. The components of the Company's non-interest income are reflected in the following table:

                                                            YEAR ENDED
                                                           DECEMBER 31,
                                                      ------------------------
                                                         1995         1994
                                                      -----------  -----------
                                                      (DOLLARS IN THOUSANDS)
Other Income:
  Bankcard income.................................... $     4,694  $       635
  Bankcard processing expense........................      (3,462)        (274)
  Gain on sale of loans..............................         642          --
  Loan fees and charges..............................         610           43
  Gain on sale of mortgage-backed securities avail-
   able for sale.....................................          14           54
  Amortization of deferred credits...................         460          388
  Other, net.........................................         149          381
                                                      -----------  -----------
    Total other income............................... $     3,107  $     1,227
                                                      ===========  ===========

  The increase in other income in 1995 was due primarily to an increase of approximately $4.1 million in bankcard income, from approximately $0.6 million for fiscal year 1994 to approximately $4.7 million for fiscal year 1995. The large increase in income from the Company's bankcard operations reflects a full year of bankcard operations in 1995 compared to a partial year for 1994, since bankcard operations commenced in mid-1994. Bankcard processing expense increased by approximately $3.2 million from approximately $0.3 million for fiscal year 1994 to approximately $3.5 million for fiscal year 1995. The increase in bankcard processing expense was primarily the result of the same factors. The increase in other income in 1995 was also due in part to approximately $0.6 million in gains on sales of loans in fiscal year 1995 from no gains on sales of loans for fiscal 1994. This increase was due to gains from the 1995 sale of approximately $7.9 million of mortgage loans into a securitization. The increase in other income in 1995 was also due in part to an increase of approximately $0.6 million in loan fees and charges, from less than $0.1 million in 1994 to approximately $0.6 million in 1995. The increases in loan fees and charges are primarily attributable to an increase in the average Loan Portfolio from $110.2 million in 1994 to $239.2 million in 1995, an increase of 117.1%.

OTHER EXPENSE

  The Company's other expense totalled approximately $8.1 million for fiscal year 1995 compared to approximately $4.9 million for fiscal year 1994, an increase of 63.9%. The largest component of other expense was loan service fees and expenses which increased by approximately $1.8 million from approximately $0.2 million in fiscal year 1994 to $2.0 million in fiscal year 1995. This increase resulted from the substantially higher volume of loans being serviced in 1995, including a full year of operations of Girard, and the purchase of a portfolio of Discounted Loans in June 1995 which was serviced at higher fees. All of the key items of other expense (including loan service fees and expenses, compensation and employee benefits, FDIC insurance premiums and professional services) showed an increase from 1994 to 1995 except for real estate owned (net) and other general and administrative expenses. This increase was primarily attributable to growth in the Savings Banks.

  Other expense relating to compensation and employee benefits increased from approximately $1.9 million in 1994 to approximately $2.5 million in 1995, an increase of $0.6 million (or 30.9%), primarily as a result of an increase in the average number of full-time equivalent employees from 31 in 1994 to 44 in 1995 (including an entire year's compensation expenses for Girard in 1995).

  FDIC insurance premiums increased from $0.3 million in 1994 to $0.7 million in 1995, an increase of approximately $0.4 million (or 176.2%), as a result of growth in certificates of deposit outstanding. Other expense relating to professional services also increased from approximately $0.5 million in 1994 to approximately $1.0 million in 1995 primarily as a result of legal and accounting expenses incurred in connection with a proposed acquisition of another savings bank in 1995, which was not completed due to a failure of the principals ultimately to agree on terms.

  These increases in other expense were partially offset by a small decrease in expenses related to real estate owned (net). Other expenses related to real estate owned (net) were approximately $0.2 million in fiscal year 1994 and $0.2 million in fiscal year 1995. Other general and administrative expenses decreased from approximately $1.3 million in 1994 to approximately $1.1 million in 1995, a decrease of 15.3%.

INCOME TAX PROVISION (BENEFIT)

  Income tax provision (benefit) amounted to an expense of less than $0.1 million in 1995 compared to a benefit of approximately $0.5 million for 1994. The Company's effective tax rate amounted to 7.4% and (29.6)% during 1995 and 1994, respectively. Differences in the Company's effective tax rates in recent periods compared to combined Federal and State statutory rates were primarily attributable to changes in assessments of the realization of deferred tax assets. Exclusive of such amounts, the Company's effective tax rate amounted to 41% and (41)% during 1995 and 1994, respectively. For additional information regarding the Company's income tax provisions and tax rates and information regarding net operating loss carryforwards of the Company, see
Note 8 to the Consolidated Financial Statements.

                 RESULTS OF OPERATIONS--1994 COMPARED TO 1993

  The following discussion compares the audited results of operations of the Company for fiscal year 1994 to the unaudited results of operations of the Company and its predecessor (the "Predecessor") for the twelve-month period ended December 31, 1993. As described above under "Selected Financial Information," since the Predecessor operated with a fiscal year ended June 30 and the Company converted to a fiscal year ended December 31 following the acquisition, the audited historical financial statements included elsewhere in this Prospectus provide audited information with respect to the six-month period ended December 31, 1993 and the twelve-month period ended June 30, 1993 and do not provide audited information for the twelve-month period ended December 31, 1993. Accordingly, to provide investors with financial information for 1993 which is readily comparable to the results of operations for the twelve-month period ended December 31, 1994, the following discussion is based on unaudited financial information for the twelve months ended December 31, 1993 ("fiscal year (unaudited) 1993") prepared by management using the audited financial information for the six-month period ended December 31, 1993 and the unaudited financial information for the first two quarters of calendar year 1993. Certain purchase accounting adjustments affecting operating results in the post-acquisition period of 1993 and in all of 1994 are not reflected in the pre-acquisition period of 1993.

  Management believes that the Predecessor's results of operations in 1993 are not helpful or meaningful in evaluating the Company's current business or results of operations. The Predecessor was acquired in October 1993 at a substantial discount to its book value, reflecting the poor quality of its assets. Prior to the acquisition, the Predecessor was seriously under-capitalized and subject to a cease and desist order and a prompt corrective action which severely limited its operations, including restrictions on asset growth and new deposits. Further, the Predecessor was subject to a regulatory takeover by the OTS/RTC if the acquisition by WAC had not occurred. Prior to the acquisition of the Predecessor by WAC in October 1993, the Predecessor was operated by different management with a different strategy and business plan. Current management has significantly changed the business plan of the Predecessor and has substantially increased the Company's assets while disposing of, and reserving against, Inherited Loans. Accordingly, management believes that the Predecessor's results of operations do not have a significant bearing on the Company.

NET INTEREST INCOME

  The Company's net interest income was approximately $4.1 million for fiscal year 1994 compared to approximately $3.6 million for the fiscal year (unaudited) 1993, an increase of 13.9%. The components of the Company's net interest income for these fiscal years are discussed below.

  Interest Income. The Company's interest income was approximately $9.6 million for fiscal year 1994 compared to approximately $7.2 million for fiscal year (unaudited) 1993, an increase of 33.3%. The increase in the Company's interest income from 1993 to 1994 was due primarily to an increase in interest received on loans from approximately $6.6 million in fiscal year (unaudited) 1993 to approximately $7.9 million in fiscal year 1994 and an increase in interest received on investments from approximately $0.7 million in fiscal year (unaudited) 1993 to approximately $1.6 million in fiscal year 1994. The increase in interest received on loans was primarily the result of the Company's strategy to pursue acquisitions of Loan Portfolios, which the Company began implementing with the acquisition of the Predecessor and Girard in 1993 and 1994, respectively, and resulted in an increase in the Company's total loan portfolio from approximately $74.0 million at year end 1993 to approximately $198.6 million at year end 1994. In addition, the Company acquired Girard in November 1994 and, as a result, the Company's 1994 results of operations reflect two months of Girard's operations while 1993 results do not reflect any operations by Girard. In addition, the average rate earned by the Company on its average interest-bearing assets decreased from 7.04% in fiscal year (unaudited) 1993 to 6.75% in 1994. The increase in the average rate was primarily due to a higher interest rate environment.

  Interest Expense. The Company's interest expense was approximately $5.5 million for fiscal year 1994 compared to approximately $3.6 million in fiscal year (unaudited) 1993, an increase of 52.8%. The increase in interest expense from 1993 to 1994 was due primarily to an increase in average certificates of deposit outstanding from approximately $85.3 million in 1993 to approximately $118.3 million in 1994 (an increase of 38.7%), which occurred in order to fund the growth of the loan portfolio noted above. In addition, interest expense increased in 1994 due to the inclusion of Girard's results of operations for two months of 1994. In addition, the average interest rate on all of the Company's interest-bearing liabilities increased from 3.78% during 1993 to 4.23% during 1994. The increase in the average interest rate payable by the Company was primarily due to an overall increase in interest rates.

PROVISIONS FOR ESTIMATED LOSSES ON LOANS

  The Company recorded a provision for estimated losses on loans totalling approximately $2.2 million for fiscal year 1994 compared to approximately $3.3 million for fiscal year (unaudited) 1993, a decrease of 33.3%.

  The decrease in the provisions from 1993 to 1994 was attributable to the high reserves required on the Inherited Loans of the predecessor in 1993 due to the poor quality of those loans, prolonged slump in the Southern California economy and real estate values in that region and the increased level of regulatory scrutiny of the Predecessor prior to its acquisition by WAC.

NET INTEREST INCOME AFTER PROVISION FOR ESTIMATED LOSSES ON LOANS

  The Company's net interest income after provision for estimated losses on loans increased approximately $1.5 million (or 375.0%) to approximately $1.9 million for fiscal year 1994 from approximately $0.4 million for fiscal year (unaudited) 1993.

OTHER INCOME

  The Company's other income was approximately $1.2 million for fiscal year 1994 compared to approximately $0.1 million for fiscal year (unaudited) 1993. This increase was primarily attributable to growth in the Company's bankcard processing operation, amortization of deferred credits and other (net) and to a lesser degree to loan fees and charges and gain on the sale of mortgage-backed securities available for sale. The components of the Company's non-interest income are reflected in the following table:

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                                 ---------------
                                                                  1994    1993
                                                                 -------  ------
                                                                 (THOUSANDS OF
                                                                   DOLLARS)
Bankcard income................................................. $   635  $ --
Bankcard processing expense.....................................    (274)   --
Loan fees and charges...........................................      43    --
Gain on sale of mortgage-backed securities available for sale...      54     96
Amortization of deferred credits................................     388    --
Other, net......................................................     381    --
                                                                 -------  -----
  Total......................................................... $ 1,227  $  96
                                                                 =======  =====

  The increase in other income in 1994 was due primarily to an increase of approximately $0.6 million in bankcard income, from no bankcard income in fiscal year (unaudited) 1993 as a result of the commencement of bankcard operations in mid-1994. As a result of the launch of the Company's bankcard processing operation following the acquisition of First Bank in late 1993, bankcard processing expense increased by approximately $0.3 million from no bankcard expenses in fiscal year (unaudited) 1993. The increase in other income in 1994 was also due in part to an increase of approximately $0.4 million in amortization of deferred credits, from no such amortization of deferred credits in fiscal year (unaudited) 1993. Since the purchase prices of the Savings Banks were less than the fair values of the net assets acquired, the Company recorded deferred credits (negative goodwill) of approximately $2.2 million. These credits are being amortized over five years on a straight-line method. The increase in other income in 1994 was also due in part to an increase of approximately $0.4 million in other (net). To a lesser degree, the increase in other income in 1994 was due to the Company beginning to receive loan fees and charges in fiscal year 1994 due to changes in loan fee practices under new management, which was partially offset by a decrease of less than $0.1 million in gains from sales of securities.

OTHER EXPENSE

  The Company's other expense totalled approximately $4.9 million for fiscal year 1994 compared to approximately $2.0 million for fiscal year (unaudited) 1993, an increase of 145.0%. Substantially all of the key items of other expense (including compensation and employee benefits, and professional services) showed an increase from 1993 to 1994 except for a minor decrease in real estate owned (net). This increase was primarily attributable to growth in First Bank and the acquisition of Girard in late 1994.

  Compensation. The largest component of other expense in 1994 was compensation and employee benefits which increased from approximately $0.7 million in fiscal year (unaudited) 1993 to approximately $1.9 million in fiscal year 1994, an increase of approximately $1.2 million (or 171.4%), primarily as a result of an increase in the average number of full-time equivalent employees and the inclusion of compensation expenses for Girard in late 1994.

  Other General and Administrative. Other general and administrative expenses increased from approximately $0.4 million in fiscal year (unaudited) 1993 to approximately $1.3 million in fiscal year 1994, an increase of 225%.

  Loan Service Fees and Expenses. Loan service fees and expenses increased from no such fees and expenses in fiscal year (unaudited) 1993 to approximately $0.2 million in fiscal year 1994. Loan service fees and expenses relate to fees and reimbursable expenses to WCC to service the Company's total loan portfolio. Prior to the acquisition of First Bank in November 1993, WCC did not service the Company's total loan portfolio.

  Professional Services. Other expense relating to professional services also increased approximately $0.2 million from approximately $0.3 million in fiscal year (unaudited) 1993 to approximately $0.5 million in fiscal year 1994 primarily as a result of legal and accounting expenses incurred in connection with acquisitions of the Savings Banks.

  Real Estate Owned (Net). Other expense relating to Real Estate owned (net) decreased approximately $0.2 million from approximately $0.4 million in fiscal year (unaudited) 1993 to approximately $0.2 million in fiscal year 1994.

INCOME TAX PROVISION (BENEFIT)

  Income tax provision (benefit) amounted to a benefit of approximately $0.5 million in fiscal year 1994 compared to a benefit of approximately $0.9 million for fiscal year (unaudited) 1993. The Company's effective tax rate (benefit) amounted to (29.6)% and (353.0)% during 1994 and 1993, respectively. Differences in the Company's effective tax rates compared to combined Federal and State statutory rates during such periods were primarily attributable to changes in assessments of the realization of deferred tax assets. For additional information regarding the Company's effective tax rates and information regarding net operating loss carryforwards of the Company, see
Note 8 to the Consolidated Financial Statements.

CHANGES IN FINANCIAL CONDITION

  The following table sets forth certain information relating to the Company's assets and liabilities at the dates indicated.

                                                                DECEMBER 31,
                                                     JUNE 30, -----------------
                                                       1996     1995     1994
                                                     -------- -------- --------
                                                       (DOLLARS IN THOUSANDS)
ASSETS:
Cash and cash equivalents..........................  $ 14,353 $  4,482 $  8,830
Investment securities held to maturity, at amor-
 tized cost........................................     7,421    6,470    4,505
Mortgage-backed securities available for sale, at
 fair value........................................    14,431    9,083   10,943
Mortgage-backed securities held to maturity, at am-
 ortized cost......................................    23,500   13,119   14,439
Loans receivable, net..............................   459,251  272,174  181,471
Loans held for sale, at lower of cost or market....       --    18,597      --
Stock in Federal Home Loan Bank of San Francisco,
 at cost...........................................     2,868    1,421    1,612
Real estate owned, net.............................     3,527    4,964    1,208
Leasehold improvements and equipment, net..........       325      275      167
Due from affiliate.................................     8,063    4,514    4,062
Accrued interest receivable........................     4,545    3,042    1,599
Prepaid expenses and other assets..................     3,386    1,724    1,026
Income taxes receivable, net.......................     1,528    1,589      774
                                                     -------- -------- --------
  Total Assets.....................................  $543,198 $341,454 $230,636
                                                     ======== ======== ========
LIABILITIES AND STOCKHOLDERS' EQUITY:
Deposits...........................................  $433,769 $304,020 $196,289
Borrowings.........................................    66,771   13,000   21,500
Accounts payable and other liabilities.............     3,858    3,902    2,056
Subordinated debt..................................       --    11,000      --
Preferred stock in subsidiary held by others.......       --       --     1,000
Deferred credits...................................       948    1,134    1,772
Minority interest in subsidiaries..................       519      600      574
Due from affiliates................................     2,259      759      652
                                                     -------- -------- --------
  Total liabilities................................   508,124  334,415  223,833
Stockholders' Equity...............................    35,074    7,039    6,793
                                                     -------- -------- --------
  Total Liabilities and Stockholders' Equity.......  $543,198 $341,454 $230,636
                                                     ======== ======== ========

  Mortgage-Backed and Investment Securities. The Company's mortgage-backed securities available for sale increased $5.3 million during the six months ended June 30, 1996 primarily as a result of purchasing certain subordinated bonds associated with the sale of Discounted Loans. Investment securities and mortgage-backed securities held to maturity increased by approximately $1.0 million and $10.4 million, respectively, during the six months ended June 30, 1996. Investment securities are generally held for the purpose of meeting regulatory liquidity requirements. As the amount of deposits and borrowings increases, the regulatory liquidity requirement increases proportionately. The increase in mortgage-backed securities held to maturity resulted primarily from purchases to secure certain representations and warranties under a mortgage loan securitization and for collateral securing an interest rate swap contract.

  Due from Affiliate. Due from affiliate increased by approximately $3.5 million or 78.6% during the six months ended June 30, 1996 primarily as a result of growth in loan portfolios. The balance in the account as of any month-end reflects the lag between receipts of loan payments by WCC, as servicer, and payment to the Company. Due from affiliate increased by approximately $0.5 million during 1995 for the same reason.

  Deposits. Deposits increased by approximately $129.7 million or 42.7% during the six months ended June 30, 1996 primarily as a result of the Company's strategy to increase deposits to permit the Savings Banks to acquire loan portfolios. Deposits increased by approximately $107.7 million during 1995 primarily for the same reason.

  Borrowings. Borrowings increased by approximately $53.8 million during 1996 as a result of the Bank's entering into certain reverse repurchase transactions, primarily as a result of the Company's strategy to acquire Loan portfolios.

  Subordinated Debt. Subordinated debt decreased by approximately $11.0 million during the six months ended June 30, 1996 because on January 1, 1996, the subordinated debt was exchanged for common stock.

  Stockholders' Equity. Stockholders' equity increased by $28.0 million during the six months ended June 30, 1996 primarily as a result of the exchange of $11.0 million of outstanding subordinated debt for Common Stock and the infusion of approximately $17.8 million to support growth and maintain required regulatory capital ratios at the Savings Banks. Stockholders' equity increased during 1995 primarily as a result of the Company's net income during the period.

ASSET AND LIABILITY MANAGEMENT

  Asset and liability management is concerned with the timing and magnitude of the repricing of assets and liabilities. It is the objective of the Company to attempt to control risks associated with interest rate movements. In general, management's strategy is to limit the Company's exposure to earnings variations and variations in the value of assets and liabilities as interest rates change over time. The Company's asset and liability management strategy is formulated and monitored by the asset and liability committees for the Company and the Savings Banks (the "Asset and Liability Committees") which meet regularly to review, among other things, the sensitivity of the Company's assets and liabilities to interest rate changes the book and market values of assets and liabilities, unrealized gains and losses, including those attributable to hedging transactions, purchase and securitization activity, and maturities of investments and borrowings. The Asset and Liability Committees coordinate with the Savings Banks' board of directors and the Company's investment committees with respect to overall asset and liability composition.

  Since most of the Company's assets and liabilities reprice relatively frequently, the Company's gap tends to be relatively easy to manage and the Company's interest rate risk analysis focuses less on managing the overall gap and more on ensuring that individual Loan Portfolios are properly hedged. In hedging the interest rate exposure of a fixed-rate or lagging-index asset that is held for sale, the Company creates a hedge which matches the principal amortization of such asset against the maturity of the Company's liabilities generally by entering into short sales or forward sales of U.S. Treasury securities, U.S. agency mortgage-backed securities or interest rate futures contracts. This results in market gains or losses on hedging instruments, in response to interest rate increases or decreases, respectively, which approximate the amount of the corresponding market losses or gains, respectively, on loans being hedged. The Company evaluates the interest rate sensitivity of each Loan Portfolio and decides whether to hedge the interest rate exposure of a particular portfolio. In general, the Company tends to hedge its fixed-rate Loan Portfolios. The Company generally does not hedge the interest rate risk associated with holding non-lagging index adjustable-rate mortgages pending their sale or securitization due to the decreased significance of such risk.

  The Asset and Liability Committees are authorized to utilize a wide variety of off-balance sheet financial techniques to assist them in the management of interest rate risk. These techniques include interest rate swap agreements, pursuant to which the parties exchange the difference between fixed-rate and floating-rate interest payments on a specified principal amount (referred to as the "notional amount") for a specified period without the exchange of the underlying principal amount. Interest rate swap agreements are utilized by the Company to protect against the narrowing of the interest spread between fixed rate loans and associated liabilities funding those loans. The Company had approximately $63.2 million notional principal amount of interest rate swap agreements outstanding at June 30, 1996, which had the effect of increasing the Company's net interest income by approximately $0.1 million during the six months ended June 30, 1996. For additional information see Note 7 to the Consolidated Financial Statements. There was no significant hedging activity in 1995.

  In addition, as required by OTS regulations, the Asset and Liability Committees also regularly review interest rate risk by forecasting the impact of alternative interest rate environments on net interest income and market value of portfolio equity ("MVPE"), which is defined as the net present value of an institution's existing assets, liabilities and off-balance sheet instruments, and evaluating such impacts against the maximum potential changes in net interest income and MVPE that is authorized by the Boards of Directors of the Savings Banks. In addition, at June 30, 1996, management estimates based upon the MVPE analysis prepared by the OTS that the estimated percentage change in the Company's MVPE over the ensuing four-quarter period as a result of a 200 basis point increase or decrease in interest rates would be an approximate 15% decrease or 6% increase, respectively. The following table highlights the interest rate sensitivity of MVPE of a change in rates from 0 to 400 basis points ("bp").

               INTEREST RATE SENSITIVITY OF NET PORTFOLIO VALUE

                     AT JUNE 30, 1996              ---
                          Net Portfolio Value
            Change in  --------------------------
             Rates      Amount $ Change  % Change
            +400bp     $42,628 $(22,944)      -35%
            +300bp      49,563  (16,009)      -24%
            +200bp      55,986   (9,586)      -15%
            +100bp      61,464   (4,108)       -6%
              0bp       65,572      --
            -100bp      68,312    2,740         4%
            -200bp      69,521    3,949         6%
            -300bp      69,923    4,351         7%
            -400bp      70,738    5,166         8%

  Management of the Company believes that the assumptions (including pre-payment assumptions) used by it to evaluate the vulnerability of the Company's operations to changes in interest rates approximate actual experience and considers them reasonable; however, the interest rate sensitivity of the Company's assets and liabilities and the estimated effects of changes in interest rates on the Company's net interest income and MVPE could vary substantially if different assumptions were used or actual experience differs from the historical experience on which they are based.

LIQUIDITY AND CAPITAL RESOURCES

  Liquidity is the measurement of the Company's ability to meet potential cash requirements, including ongoing commitments to repay borrowings, fund investments, purchase loans, purchase Discounted Loans, fund lending activities and for general business purposes. The Company's sources of cash flow include certificates of deposit, securitizations, net interest income and borrowings under its warehouse and repurchase financing facilities and from institutional investors and other lenders. In addition, the Savings Banks obtain funding through FHLB advances.

  The Company's liquidity is actively managed on a daily basis, monitored regularly by the Asset and Liability Committees and reviewed periodically by the Board of Directors. This process is intended to ensure the maintenance of sufficient funds to meet the needs of the Company, including adequate cash flows for off-balance sheet instruments.

  Sources of liquidity include wholesale and brokered certificates of deposit. As of June 30, 1996, the Company had approximately $427 million of certificates of deposit. As of June 30, 1996, scheduled maturities of certificates of deposit during the 12 months ending June 30, 1997 and thereafter amounted to approximately $377.6 million and approximately $49.3 million, respectively. Brokered and other wholesale deposits generally are more responsive to changes in interest rates than core deposits and, thus, are more likely to be withdrawn by the investor upon maturity as changes in interest rates and other factors are perceived by investors to make other investments more attractive. However, management of the Company believes that it can adjust the rates paid on certificates of deposit to retain deposits in changing interest rate environments and that brokered and other wholesale deposits can be both a relatively cost-effective and stable source of funds.

  As of June 30, 1996, the Company's sources of borrowing included Master Repurchase Agreements between each of the Savings Banks and Bear Stearns Mortgage Capital Corporation as to which the parties have orally agreed that approximately $210 million in aggregate would be available for the purchase of loans. On closing of the Common Stock Offering and Notes Offering, the amounts available to the Private Companies under a $100 million warehouse lending agreement (the "Warehouse Financing Facility") with Prudential Securities Realty Funding Corp. and certain repurchase arrangements will be made available to the Company or one of its subsidiaries, including $150 million under a repurchase agreement with First Boston Mortgage Capital Corporation. See "Business--Funding Sources."

  Sources of borrowings also include FHLB advances, which are required to be secured by single-family and/or multi-family residential loans or other acceptable collateral, and reverse repurchase agreements. As of June 30, 1996, the Company had $0.5 million of FHLB advances outstanding, and was eligible to borrow up to an aggregate of $11.8 million from the FHLB of San Francisco and had $2.0 million of single-family residential loans, approximately $16.6 million of multi-family residential loans and $2.6 million of commercial loans which were pledged as security for such advances. At the same date, the Company had a contractual relationship with the FHLB of San Francisco pursuant to which it could obtain funds from reverse repurchase agreements and had $12.3 million of unencumbered investment securities and mortgage-backed and related securities which could be used to secure such borrowings.

  The Company's uses of cash include the funding of loan purchases and origination, payment of interest expenses, repayment of loans, funding of initial over-collateralization requirements for securitizations, operating and administrative expenses, income taxes and capital expenditures. Capital expenditures were immaterial for the six months ended June 30, 1996 and the years ended December 31, 1995, 1994 and 1993. In addition to commitments to extend credit, the Company is party to various off-balance sheet financial instruments in the normal course of business to manage its interest rate risk. See "--Asset and Liability Management" above and Note 7 to the Consolidated Financial Statements.

  The Company conducts business with a variety of financial institutions and other companies in the normal course of business, including counterparties to its off-balance sheet financial instruments. The Company is subject to potential financial loss if the counterparty is unable to complete an agreed upon transaction. The Company seeks to limit counterparty risk through financial analysis and other monitoring procedures.

  Adequate credit facilities and other sources of funding, including the ability of the Company to securitize loans, are essential to the continuation of the Company's ability to purchase and originate loans, and acquire Subordinate Securities. During the first six months of 1996, and fiscal years 1995 and 1994, the Company used cash in the approximate amounts of $222.8 million, $186.9 million, and $41.6 million, respectively, for new loan purchases. During the first six months of 1996 and 1995, the Company received cash from the securitization of loans of approximately, $18.7 million and $16.7 million, respectively.

  After utilizing available working capital, deposits and any securitization proceeds, the Company borrows money to fund its loan purchases and originations. During the first six months of 1996, and fiscal years 1995 and 1994, the Company used borrowings under various repurchase arrangements and FHLB advances in the approximate amounts of $224.6 million, $77.4 million and $41.7 million, respectively, for new loan purchases and origination. The Company's business plan generally calls for using a high degree of leverage in acquiring Loan Portfolios. With respect to Loan Portfolios of Discounted Loans and performing loans, the Company generally seeks to fund 90% and 95%, respectively, of the market value of such Loan Portfolios with borrowed money. See "Risk Factors-- Extensive Use of Financial Leverage." The Company draws on a number of sources to obtain such funds including certificates of deposit and repurchase arrangements with Wall Street investment banks. As of the closing of the Common Stock Offering and the Notes Offering, certain existing lines of credit will be transferred to the Company. See "Business--Funding Sources."

  The Company believes that cash flow from operations, the net proceeds of the Common Stock Offering and the Notes Offering, the proceeds of certificates of deposit, the availability under the warehouse financing facility and other borrowings, and the net proceeds from securitizations will be sufficient to fund operating needs, commitments and capital expenditures.

  The Savings Banks are required under applicable federal regulations to maintain specified levels of "liquid" investments in qualifying types of U.S. Government, federal agency and other investments having maturities of five years or less. Current OTS regulations require that a savings association maintain liquid assets of not less than 5% of its average daily balance of net withdrawable deposit accounts and borrowings payable in one year or less, of which short-term liquid assets must consist of not less than 1%. Monetary penalties may be imposed for failure to meet applicable liquidity requirements. First Bank's liquidity, as measured for regulatory purposes, amounted to 12.1% as of June 30, 1996 and averaged 12.7%, 9.1%, 8.0% and 9.2% during the six months ended June 30, 1996 and the years ended December 31, 1995 and 1994 and the quarter ended December 31, 1993, respectively. Girard's liquidity, as measured for regulatory purposes, amounted to 5.4% as of June 30, 1996 and averaged 6.5%, 11.2%, and 8.5% during the six months ended June 30, 1996, the year ended December 31, 1995, and the quarter ended December 31, 1994, respectively.

REGULATORY CAPITAL REQUIREMENTS

  Federally-insured savings associations such as the Bank are required to maintain minimum levels of regulatory capital. These standards generally must be as stringent as the comparable capital requirements imposed on national banks. The OTS also is authorized to impose capital requirements in excess of these standards on individual associations on a case-by-case basis. Under the Orders, the Savings Banks are required to be "well-capitalized" as of December 31, 1996. See "Regulation--Imposition of Cease and Desist Orders."

  The following table sets forth the regulatory capital ratios of the Savings Banks at June 30, 1996.

                           REGULATORY CAPITAL RATIOS

                                                                      TO BE
                                                                   CATEGORIZED
                                                                     AS "WELL
                                                                   CAPITALIZED"
                                        OTS MINIMUM                 UNDER OTS
                             ACTUAL     REQUIREMENTS    EXCESS     REGULATIONS     EXCESS
                          ------------- ------------ ------------- ------------ ------------
                          AMOUNT  RATIO    RATIO     AMOUNT  RATIO    RATIO     AMOUNT RATIO
                          ------- ----- ------------ ------- ----- ------------ ------ -----
                                                (DOLLARS IN THOUSANDS)
Tangible Capital:
 First Bank.............  $ 9,950  7.0%     1.5%     $ 7,808 5.5%      N.A.       N.A. N.A.
 Girard.................   27,822  7.0%     1.5%      21,826 5.5%      N.A.       N.A. N.A.
Tier 1 Capital to Aver-
 age Assets:
 First Bank.............    9,950  6.9%     4.0%       4,222 2.9%      5.0%     $2,790  1.9%
 Girard.................   27,822  7.3%     4.0%      12,621 3.3%      5.0%      8,821  2.3%
Tier 1 Capital to Risk-
 Weighted Assets:
 First Bank.............    9,950  9.9%     N.A.        N.A. N.A.      6.0%      3,895  3.9%
 Girard.................   27,822  9.1%     N.A.        N.A. N.A.      6.0%      9,561  3.1%
Total Risk-Based Capital
 to Risk-Weighted As-
 sets:
 First Bank.............   11,271 11.2%     8.0%       3,198 3.2%       10%      1,180  1.2%
 Girard.................   31,695 10.4%     8.0%       7,347 2.4%       10%      1,259  0.4%

  In August 1993, the OTS promulgated regulations which incorporate an interest rate risk component into the OTS' risk-based capital requirements, and in August 1995 the OTS postponed the effectiveness of this regulation after having previously deferred the effective date several times. Because only institutions whose measured interest rate risk exceeds certain parameters will be subject to the interest rate risk capital requirement, management of the Company does not believe that this regulation will increase the Savings Banks' risk-based regulatory capital requirement if it becomes effective in its current form. For additional information relating to regulatory capital requirements, see "Regulation--The Savings Banks--Regulatory Capital Requirements" and Note 10 to the Consolidated Financial Statements.

                                   BUSINESS

  This Prospectus contains certain information with respect to loans serviced, acquired or originated by WCC to assist investors in evaluating the Company's ability to engage in these activities on an ongoing basis. These loans are not owned by the Company and investors in the Common Stock or the Notes will have no right or claim to such assets. In addition, there can be no assurance that the Company will be able to acquire, originate and service mortgage loans to the same extent as WCC.

GENERAL

  WFSG is a newly formed financial services holding company for certain companies and businesses previously held as part of, and operated by, the Private Companies. The Company will engage in a wide variety of financial activities, including the acquisition, origination, ownership and securitization of Loan Portfolios, banking and non-traditional merchant credit card processing.

BUSINESS ACTIVITIES

  Business Strategy. The Company's strategy is to aggressively pursue Loan Portfolio acquisitions where it believes it can receive acceptable rates of return on invested capital and effectively utilize leverage. Key elements of this strategy include:

  . significant growth in Loan Portfolio investments;

  . utilize varied funding sources;

  . expansion into European markets;

  . utilize servicing expertise;

  . growth of non-traditional bankcard processing operations; and

  . develop wholesale origination network.

LOAN ACQUISITIONS

  General. During the last four years, the Private Companies have developed expertise in the business of acquiring Loan Portfolios, including residential mortgage loans, manufactured housing loans, second lien loans, commercial real estate loans, multi-family residential loans, commercial and business loans, boat loans, other consumer loans and Subordinate Securities. The aggregate principal amount of the loans acquired by the Private Companies during the six months ended June 30, 1996 and the years ended December 31, 1995, 1994 and 1993 was $276.4 million, $337.4 million, $388.5 million and $333.8 million, respectively, including $238.0 million, $191.0 million, $143.3 million, and $2.2 million, respectively, by the Savings Banks.

  In the early 1990's, WCC acquired loans primarily from the FDIC and the RTC, primarily in auctions of pools of loans acquired from financial institutions which failed during the late 1980s and early 1990s. Although governmental agencies, such as the FDIC and HUD, continue to be potential sources of loans, the amount of loans sold by such agencies has substantially declined. In recent years, the Private Companies purchased loans from various private sector sellers, such as banks, savings institutions, mortgage companies and insurance companies. Whether because a financial institution desires to reduce overhead costs, is not staffed to handle large volumes of Loan Portfolios or simply does not want to distract management and personnel with the intensive and time-consuming job of servicing Loan Portfolios, many financial institutions now recognize that outside contractors often are better staffed to manage and service Loan Portfolios. These financial institutions include multi-national, money center, super-regional and regional banking institutions as well as mortgage companies and insurance companies. Moreover, many financial institutions have embraced the concept of packaging and selling Loan Portfolios to investors as a means of disposing of non-performing and under-performing loans and improving a financial institution's balance sheet. Consolidations within the banking industry have reinforced this trend. Additionally, management believes that there is a market for management and resolution services for delinquent, sub-performing and non-performing loans.

  The Company intends to build on the expertise of the Private Companies and aggressively pursue Loan Portfolio acquisitions in the United States and Europe, a substantial portion of which are expected to be Discounted Loans. In addition, the Company expects to increase its purchases of commercial real estate loans above existing levels. The Company believes it can significantly increase its acquisition activities without a commensurate increase in operating costs.

  The Company will seek to identify niche areas primarily within the real estate loan market where it believes its funding flexibility, experienced personnel and its proprietary software and U.S. mortgage loan database give it a competitive advantage in pricing and purchasing Loan Portfolios. Areas in which the Company views itself as having a competitive advantage include (i) under-performing, non-performing and charged-off loans which generally are purchased at substantial discount to both the unpaid principal amount of the loan and the estimated value of the properties securing the loans; (ii) single family and multi-family loan portfolios which do not comply with Federal National Mortgage Association (the "FNMA") or Federal Home Loan Mortgage Corporation (the "FHLMC") guidelines or may not meet preset securitization guidelines for certain mortgage loan conduit programs; (iii) manufactured housing loans; (iv) home equity or second lien loans; and (v) to a lesser degree, consumer and other loans.

  Loan Acquisition Procedures. Loans generally are acquired in pools ("Loan Portfolios") from a wide variety of sources, including private sellers such as banks, thrifts, finance companies, leasing companies, mortgage companies and governmental agencies. The Company expects to obtain information on available Loan Portfolios from several sources, such as referrals from Loan Portfolio sellers with whom the Private Companies have transacted business in the past and from co-investors who seek the Company's participation in Loan Portfolio purchases. Management of the Company has developed relationships with banks, finance companies, mortgage companies and institutional investment banks which management believes will be a continuing source of information on available Loan Portfolios.

  Loan Portfolios generally are acquired through competitive bids in which there is often substantial competition or negotiated transactions. The competition for larger Loan Portfolios is generally more intense. In addition to bidding on and often acquiring large Loan Portfolios, the Company and the Private Companies have often acquired small Loan Portfolios where competition is less. The average size of the Loan Portfolios acquired by the Company was $9.3 million for the first six months of 1996 and $3.8 million for the year ended December 31, 1995. The Company believes that its funding flexibility, experienced personnel, proprietary software and mortgage loan database provide the Company with a competitive advantage in pricing and ultimately purchasing Loan Portfolios.

  Prior to making an offer to purchase a Loan Portfolio, the Company's employees who specialize in the analysis of loans will conduct an extensive investigation and evaluation of the individual loans in the Loan Portfolio. This examination typically consists of analyzing the information made available by the Loan Portfolio seller (generally, the respective credit and collateral files for the loans), reviewing other relevant material that may be available (including tax records), and analyzing the underlying collateral (including consulting the Company's United States mortgage loan database which contains among other things, listings of property values and loan loss experience in local markets for similar assets, obtaining value opinions from third parties and, in some cases, conducting site inspections). The Company also will review information on the local economy and real estate markets (including the amount of time required to foreclose on real property) in the area in which the loan collateral is located.

  The Company's senior acquisition personnel who conduct the due diligence on the Loan Portfolio will determine the amount to be offered by the Company to acquire the Loan Portfolio by using a proprietary modeling system which focuses on, among other things, the anticipated recovery amount, timing, type and quality of the servicing transfer and cost of the resolution of the loans. With respect to Discounted Loans and with certain other loans as well, the amount that will be offered by the Company will generally be at a discount from both the stated value of the loan and the value of the underlying collateral which the Company estimates is sufficient to generate an acceptable return on its investment. The Company's Investment Committee which consists of senior management and the senior acquisition personnel that conducted the due diligence on the Loan Portfolio will review the due diligence file and make a final determination as to the amount of the offer. A unanimous decision of the Investment Committee is necessary to increase the amount of the offer above the amount determined by the senior acquisition personnel. Loan acquisition decisions at the Savings Banks are made by their respective boards of directors.

  The Private Companies originally funded their acquisitions of loans by selling participations in the Loan Portfolios to institutional investors while retaining the servicing rights and a participation in the overall return on such portfolios. In 1994 and 1995, the Private Companies began acquiring loans for their own portfolio. Such acquisitions were funded either by warehouse or repurchase financing facilities, certificates of deposit, other borrowings, or internal cash flow. The Private Companies' securitizations of loans in the secondary market provided an additional source of funds for such acquisitions.

LOAN PORTFOLIO

  General. The Company's total loan portfolio currently includes residential mortgage loans, multi-family residential loans, commercial real estate loans, manufactured housing loans, commercial and business loans, auto loans, boat loans and other consumer loans. As of June 30, 1996, the Company's total loan portfolio, net of unaccreted discount and allowance for loan losses amounted to $459.3 million. The Company expects to utilize its available funding sources to continue to aggressively expand its loan portfolio through the acquisition of Loan Portfolios from government agencies and private sector entities and through its mortgage conduit program. As part of the Reorganization, WCC will continue to originate mortgage loans for the Company, during the period of time that the Company is obtaining the necessary licenses to conduct the mortgage conduit program. See "--Loan Origination."

  The Company expects to securitize its Loan Portfolios when advantageous. The Company may also from time to time engage in whole loan sales or determine to hold loans until maturity.

 Activity in the Company's Loan Portfolio.

  The following table sets forth the activity in the gross principal amount of the Company's total loan portfolio during the periods indicated, excluding activity in the allowance for loan losses, deferred fees and unaccreted discount on purchased loans.

                ACTIVITY IN THE COMPANY'S TOTAL LOAN PORTFOLIO

                           SIX MONTHS ENDED       YEAR ENDED
                               JUNE 30,          DECEMBER 31,       OCTOBER 8-
                           ------------------  ------------------  DECEMBER 31,
                             1996      1995      1995    1994(1)     1993(2)
                           --------  --------  --------  --------  ------------
                                        (DOLLARS IN THOUSANDS)
Balance at beginning of
 period..................  $337,455  $198,588  $198,588  $ 74,045    $75,082
Originations:
  Single-family residen-
   tial..................       771     1,357     3,508     1,478        --
  Multi-family residen-
   tial..................       374       280     1,180       252        --
  Commercial and other
   mortgage loans........       --        488     4,060     2,615        --
  Consumer and other
   loans.................       --        --        --        --         --
                           --------  --------  --------  --------    -------
    Total loans originat-
     ed..................     1,145     2,125     8,748     4,345        --
Loan Purchases(4):
  Single-family residen-
   tial..................   220,629     6,812   121,883    36,462      1,618
  Multi-family residen-
   tial..................       --        --        --     61,247         72
  Commercial and other
   mortgage loans........       --        --      2,126    31,091        462
  Consumer and other
   loans(3)..............    17,324       --     11,012    10,847        --
                           --------  --------  --------  --------    -------
    Total loans pur-
     chased..............   237,953     6,812   135,021   139,647      2,152
Discounted Loan Pur-
 chases:
  Single-family residen-
   tial..................       --     49,662    49,662     1,542        --
  Multi-family residen-
   tial..................       --         96        96       --         --
  Commercial and other
   mortgage loans........       --        869       869     1,843        --
  Consumer and other
   loans.................       --      5,368     5,368       239        --
                           --------  --------  --------  --------    -------
    Total Discounted
     Loans purchased.....       --     55,995    55,995     3,624        --
Sales....................   (27,965)   (8,724)  (16,673)      --         --
Principal repayments, net
 of capitalized inter-
 est.....................   (23,091)  (10,029)  (27,452)  (14,813)    (2,457)
Transfer to real estate
 owned and other.........   (16,092)   (6,626)  (16,772)   (8,260)      (732)
                           --------  --------  --------  --------    -------
Net increase (decrease)
 in loans................   171,950    39,553   138,867   124,543     (1,037)
                           --------  --------  --------  --------    -------
Balance at end of peri-
 od......................  $509,405  $238,141  $337,455  $198,588    $74,045
                           ========  ========  ========  ========    =======

--------
(1) Includes as purchases $90.6 million aggregate principal amount of loans held by Girard on the date that it was acquired by WACII.
(2) Includes as balance at beginning of period $75.1 million aggregate principal amount of loans held by First Bank on the date that it was acquired by WAC.
(3) Includes $24.5 million of Sub-Prime Auto Loans acquired in late 1995 and early 1996.
(4) Excludes Discounted Loans.

  Composition of Total Loan Portfolio. As of June 30, 1996, the Company's total loan portfolio, net of unaccreted discount, deferred fees and allowance for loan losses, amounted to $459.3 million or 84.5% of the Company's total assets. The following table sets forth the composition of the Company's total loan portfolio by type of loan at the dates indicated.

               COMPOSITION OF THE COMPANY'S TOTAL LOAN PORTFOLIO

                                 JUNE 30,                DECEMBER 31,
                             --------------------  ---------------------------
                               1996        1995      1995      1994     1993
                             --------    --------  --------  --------  -------
                                       (DOLLARS IN THOUSANDS)
LOAN PORTFOLIO:
  Single-family residen-
   tial....................  $318,098(2) $ 45,829  $139,566  $ 53,095  $20,657
  Multi-family residen-
   tial....................    78,616      75,476    71,239    77,884   26,076
  Commercial real estate...    59,078      53,919    53,458    57,881   26,921
  Consumer and other.......    31,681       5,672    19,753     6,733      391
                             --------    --------  --------  --------  -------
Loan portfolio.............   487,473     180,896   284,016   195,593   74,045
Unaccreted discount and de-
 ferred fees...............   (16,405)     (4,759)  (14,362)   (8,946)    (988)
Valuation allowance........   (25,015)     (9,106)  (10,237)   (7,270)  (4,314)
                             --------    --------  --------  --------  -------
Loan portfolio, net........  $446,053    $167,031  $259,417  $179,377  $68,743
                             ========    ========  ========  ========  =======
DISCOUNTED LOAN PORTFOLIO:
  Single-family residen-
   tial....................  $ 18,051(3) $ 55,454  $ 50,937  $    348  $   --
  Multi-family residen-
   tial....................       -- (3)      --        --        --       --
  Commercial real estate...     1,246         938     1,523       432      --
  Consumer and other.......     2,635         853       979     2,215      --
                             --------    --------  --------  --------  -------
Discounted Loan portfolio..    21,932      57,245    53,439     2,995      --
Unaccreted discount and de-
 ferred fees...............    (1,761)       (383)   (6,671)     (470)     --
Valuation allowance(1).....    (6,973)    (27,209)  (15,414)     (431)     --
                             --------    --------  --------  --------  -------
Discounted Loan portfolio,
 net.......................  $ 13,198    $ 29,653  $ 31,354  $  2,094  $   --
                             ========    ========  ========  ========  =======

--------
(1) For discussion of the valuation allowance allocation for purchase discount, see "--Asset Quality--Allowances for Losses."
(2) The Company currently expects that Girard will sell certain single-family residential loans to WFC which in turn is expected to securitize such loans. See "Recent Developments."
(3) Girard has committed to purchase approximately $248 million unpaid principal amount of discounted residential mortgage loans. See "Recent Developments."

  The real properties which secure the Company's mortgage loans are located throughout the United States. As of June 30, 1996, the five states with the greatest concentration of properties securing the Company's loans were California, New York, New Jersey, Florida and Rhode Island, which had $262.2 million, $30.7 million, $17.0 million, $13.0 million and $10.8 million principal amount of loans, respectively. The real properties which secure the Company's Discounted Loans are located throughout the United States. As of June 30, 1996, the five states with the greatest concentration of properties securing the Company's Discounted Loans were Massachusetts, Connecticut, Texas, California and New Jersey, which had $16.7 million, $11.8 million, $3.3 million, $1.9 million and $1.7 million principal amount of loans, respectively. The Company believes that the broad distribution of the real property in its Discounted Loan portfolio reduces the risks associated with concentrating such loans in limited geographic areas. The geographic concentration of the Company's Discounted Loan portfolio is expected to change with the acquisition of the Citicorp Portfolio, which is concentrated in New York and New Jersey. See "Recent Developments."

  Contractual Principal Repayments. The following table sets forth certain information as of December 31, 1995 regarding the dollar amount of loans maturing in the Company's loan portfolio (excluding Discounted Loans) based on their contractual terms to maturity and includes scheduled payments but not potential prepayments, as well as the dollar amount of loans which have fixed or adjustable interest rates. Demand loans, loans having no stated schedule of repayments and no stated maturity and overdrafts are reported as due in one year or less. Loan balances have not been reduced for undisbursed loan proceeds, unearned discounts and the allowance for loan losses.

                  MATURITY OF THE COMPANY'S LOAN PORTFOLIO(1)

                                               MATURING IN
                         -------------------------------------------------------
                         ONE YEAR   AFTER ONE YEAR   AFTER FIVE YEARS    AFTER
                         OR LESS  THROUGH FIVE YEARS THROUGH TEN YEARS TEN YEARS
                         -------- ------------------ ----------------- ---------
                                         (DOLLARS IN THOUSANDS)
Single-family residen-
 tial................... $ 3,674       $14,920            $ 7,272      $113,700
Multi-family residen-
 tial...................   8,284        35,339             14,902        12,714
Commercial and other
 mortgage loans.........  17,394        25,034              9,231         1,799
Consumer and other
 loans..................   2,771        16,566                256           160
Interest rate terms on
 amounts due after one
 year:
  Fixed.................     --         54,706             25,880        79,219
  Adjustable............     --         37,153              5,781        49,154

--------
(1) Excludes Discounted Loans.

  Scheduled contractual principal repayments do not reflect the actual maturities of loans because of prepayments and, in the case of conventional mortgage loans, due-on-sale clauses. The average life of mortgage loans, particularly fixed-rate loans, tends to increase when current mortgage loan rates are substantially higher than rates on existing mortgage loans and, conversely, decrease when rates on existing mortgages are substantially higher than current mortgage loan rates.

LOAN ORIGINATION

  General. In late 1995, the Private Companies launched a mortgage conduit program for the purchase of newly-originated residential mortgage loans on a nationwide basis through correspondents. From the launch of the program in the fourth quarter of 1995 through June 30, 1996, the Private Companies purchased or committed to purchase under its mortgage conduit program approximately $3.1 million principal amount of manufactured housing loans and $8.1 million principal amount of first and second lien mortgage loans. While the Company is obtaining necessary regulatory approvals, WCC will continue to originate residential mortgage loans for the Company's account through its correspondent relationships and will then transfer the newly originated loans to the Company. The Company will simultaneously provide the funding for the newly originated residential mortgage loans. Although WCC will be originating mortgage loans for the Company's account while the Company obtains necessary licenses, the mortgage conduit program will be conducted by the Company.

  The mortgage conduit program currently focuses on the origination of manufactured housing loans, and conforming and non-conforming first and related second lien mortgage loans. All borrowers and the collateral must meet the Company's credit underwriting guidelines. The Company believes that the higher risk generally associated with non-agency borrowers is partially offset by the Company's strong credit underwriting guidelines and the better pricing associated with these loans. The Company is in the process of launching two new programs for loans to good credit borrowers. The Company expects to further expand the mortgage conduit program as it identifies market niches in the mortgage lending market where the Company believes it has a competitive advantage.

  The Company expects to securitize loans that it originates when advantageous. The Company may also from time to time sell whole loans or determine to hold loans until maturity.

  Correspondent Relationships. Mortgage loans are currently acquired by WCC through its correspondent relationships with mortgage banking firms and other financial services companies. WCC has entered into mortgage loan purchase agreements with each such correspondent which require specified minimum levels of experience in origination of non-conventional mortgage loans and provide representations, warranties and buy-back provisions identical to the representations and warranties required of the Private Companies for the securitization of their own loans. Correspondent institutions originate loans based on guidelines provided by the Company and currently sell the loans to WCC on a servicing-released basis. As of October 1996, WCC had approximately seventy-eight approved correspondents. The Company's current strategy is to continue to solidify and expand the correspondent relationships, which are subject to a thorough due diligence and approval process to ensure quality sources of new business.

  Underwriting. The Company has adopted guidelines that set forth the specific lending requirements of the Company as they relate to the processing, underwriting, property appraisal, closing, funding and delivery of loans to borrowers. While the Company is in the process of obtaining necessary licenses, WCC will conduct the underwriting process for the Company. Once a correspondent has completed its underwriting process it will submit the initial loan application to WCC. Upon receipt of an application, WCC's underwriting department will review the application and perform its own underwriting. Evaluations of initial loan applications will be conducted by WCC's employees who specialize in the analysis of loans, often with further specialization based on geographic or collateral specific factors. Initial loan applications are reviewed for completeness, accuracy, and compliance with the Company's underwriting criteria and governmental regulations. The Company's underwriting criteria focuses on debt-to-income ratios, loan-to-value ratios, current credit reports of potential borrowers, property appraisals and a potential borrower's job history. As part of the underwriting process the Company requires an additional field review appraisal of the collateral to be conducted by an approved third party at the correspondent's expense.

  Loans which clearly conform to the Company's underwriting guidelines are approved by the underwriting department. Loans which clearly do not conform are rejected and returned to the correspondent. Loans that present certain underwriting issues may be returned to correspondents requesting changes or may be forward to underwriting managers for approval. Variations from the Company's underwriting guidelines must be approved by an appropriate officer of the Company.

EUROPEAN OPERATIONS

  The Company recently decided to expand its loan acquisition and servicing activities to encompass the United Kingdom and France with a view towards future expansion in Western Europe. The Company's expansion strategy involves understanding each new market's regulatory requirements and tailoring the Company's acquisitions and servicing to comply with such requirements and identifying and training management and employees to run the Company's European operations. Management is in discussions with a major U.S. investment banking company regarding the formation of a joint venture for continuing and expanding the servicing activities of a company located in the United Kingdom. See "Recent Developments." The Company is also considering either establishing its own servicing operation, acquiring an already existing entity or entering into a joint venture with a company already active in France. Management believes that conditions in the French real estate market and, to a lesser degree, in the United Kingdom real estate market are similar to conditions in the United States real estate market in the late 1980's and early 1990's and there may be opportunities to acquire Loan Portfolios at favorable prices. In addition, management believes that there is a demand in the European market for U.S.-style servicing with its automated systems and detailed investor reporting and aggressive servicing and work-out approaches.

FUNDING SOURCES

  General. The Company, in addition to deposits at the Savings Bank, will have extensive funding sources available for investment and lending activities from investment banking firms and institutional investors, including secured term loans, warehouse lines of credit, repurchase facilities and sales of participation interests in Loan Portfolios. Substantially all of the Company's Loan Portfolio investments are expected to utilize borrowed funds, minimizing the Company's equity investment to the extent possible. Management of the Company closely monitors rates and terms of competing sources of funds on a regular basis and generally utilizes the source which is the most cost effective. Following the Common Stock Offering and Notes Offering, the Company will continue to rely on these sources of capital, in addition to the proceeds of the Common Stock Offering and Notes Offering, to finance its operations. As of the closing of the Common Stock Offering and Notes Offering, certain existing undrawn lines of credit ($413.3 million as of September 30, 1996) will be transferred to the Company. Amounts currently drawn under the lines of credit by the Private Companies ($86.7 million as of September 30, 1996) will be transferred to the Company as such amounts are repaid by the Private Companies.

  Deposits. The primary source of deposits for the Savings Banks currently is "wholesale" certificates of deposit. To a lesser extent the Savings Banks obtain brokered certificates of deposit from national investment banking firms which pursuant to agreements with the Savings Banks, solicit funds from their customers for deposit with the banks. As of June 30, 1996, $125.7 million or 29% of the Savings Banks' total deposits were brokered and $301.3 million or 70% were wholesale deposits. Wholesale deposits generally are obtained on more economically attractive terms to the Savings Banks than brokered deposits.

  The Savings Banks' funding strategy has been to offer deposit rates above those customarily offered by banks and savings and loans in its markets. The Savings Banks have been able to pursue this strategy because the general and administrative costs associated with operating the Savings Banks is significantly lower than traditional banks and savings institutions with branch office networks. The Savings Banks have generally accumulated deposits by participating in deposit rate surveys which list the Savings Banks among the higher rate paying insured institutions, and periodically advertising in various local market newspapers and other media. However, because the Savings Banks compete for deposits primarily on the basis of rates, the Savings Banks could experience difficulties in attracting deposits if they could not continue to offer deposit rates at levels above those of other banks and savings institutions.

  The Orders issued by the OTS currently prohibit the Savings Banks from increasing their total assets above specified levels. See "Risk Factors-- Results of Regulatory Examinations--Imposition of Cease and Desist Orders." In addition, there are various limitations on the ability of all but well-capitalized insured financial institutions to obtain brokered deposits. See "Regulation--The Savings Banks--Brokered Deposits." These limitations became applicable to First Bank at the end of the third quarter as a result of the recapitalization of the SAIF and the provisions for loan losses relating to the Sub-Prime Auto Loans which caused First Bank's capital levels to fall below the "well-capitalized" institution standard to "adequately capitalized." Accordingly, until First Bank returns to a "well-capitalized" level at the end of a quarterly reporting period, First Bank may not solicit new brokered deposits. Management believes that First Bank's inability to obtain brokered deposits for a limited period of time will not have a material adverse effect on the Company. See "Regulation--The Savings Banks--Regulatory Capital Requirements." Since the failure to comply with required capital levels could have significant adverse consequences to the Savings Banks and the Company, the Company will utilize approximately $1.0 million of proceeds of the Common Stock Offering and the Notes Offering to cause First Bank to become "well-capitalized" as required by the Orders.

  The following table sets forth information relating to the Company's deposits at the dates indicated.

                            THE COMPANY'S DEPOSITS

                                                                 DECEMBER 31,
                              JUNE 30,      -------------------------------------------------------
                                1996               1995               1994              1993
                         ------------------ ------------------ ------------------ -----------------
                          AMOUNT  AVG. RATE  AMOUNT  AVG. RATE  AMOUNT  AVG. RATE AMOUNT  AVG. RATE
                         -------- --------- -------- --------- -------- --------- ------- ---------
                                                   (DOLLARS IN THOUSANDS)
Non-interest bearing
 checking accounts...... $  3,978   0.00%   $  3,532   0.00%   $  3,045   0.00%   $   --     -- %
NOW and money market
 checking accounts......    2,458   3.28       2,846   2.99       3,170   3.28      3,633   2.96
Saving accounts.........      382   2.10         304   2.38         215   2.25        194   2.50
Certificates of depos-
 it.....................  426,951   5.82     297,338   6.15     189,859   5.48     80,994   3.86
                         --------   ----    --------   ----    --------   ----    -------   ----
 Total deposits......... $433,769   5.76%   $304,020   6.04%   $196,298   5.35%   $84,821   3.83%
                         ========   ====    ========   ====    ========   ====    =======   ====

  The following table sets forth by various interest rate categories the certificates of deposit in the Company at June 30, 1996.

      INTEREST RATE CATEGORIES FOR THE COMPANY'S CERTIFICATES OF DEPOSIT

                                                                 JUNE 30,
                                                                   1996
                                                          ----------------------
                                                          (DOLLARS IN THOUSANDS)
      3.50% or less......................................        $    847
      3.51-4.50..........................................              99
      4.51-5.50..........................................          94,564
      5.51-6.50..........................................         309,367
      6.51-7.50..........................................          18,515
      7.51-8.50..........................................           3,559
                                                                 --------
        Total............................................        $426,951
                                                                 ========

  The following table sets forth the amount and maturities of the certificates of deposit in the Company as of June 30, 1996.

              MATURITIES OF THE COMPANY'S CERTIFICATES OF DEPOSIT

                               ORIGINAL MATURITY IN MONTHS
                              -------------------------------
                              12 OR LESS 13 TO 26  37 OR MORE
                              ---------- --------  ----------
                                  (DOLLARS IN THOUSANDS)
   Balances Maturing in 3
    Months or Less..........   $ 94,109  $ 5,906     $ 199
    Weighted Avg............       5.60%    6.35%     5.77%
   Balances Maturing in 4 to
    12 Months...............   $243,690  $33,307     $ 347
    Weighted Avg............       5.78%    6.52%     7.00%
   Balances Maturing in 13
    to 36 Months............        --   $48,750     $ 596
    Weighted Avg............                5.96%     6.73%
   Balances Maturing in 37
    or More Months..........        --       --      $  47
    Weighted Avg............                          2.76%

  As of June 30, 1996, the Company had $7.5 million of certificates of deposit in amounts greater than $100,000 or more maturing as follows: $1.2 million within three months; $1.5 million over three months through six months; $4.4 million over six months through 12 months; and $298,000 thereafter.

  Borrowings. The following table sets forth information relating to the Company's borrowings and other interest-bearing obligations at the dates indicated.

                                                              DECEMBER 31,
                                                JUNE 30, ----------------------
                                                  1996    1995    1994    1993
                                                -------- ------- ------- ------
                                                    (DOLLARS IN THOUSANDS)
FHLB Advances.................................. $   481  $    -- $13,000 $   --
Reverse Repurchase Agreements..................  66,290   13,000   8,500  6,608
                                                -------  ------- ------- ------
  Total........................................ $66,771  $13,000 $21,500 $6,608
                                                =======  ======= ======= ======

  The following table sets forth certain information related to the Company's short-term borrowings having average balances during the period of greater than 30% of stockholders' equity at the end of the period. During each reported period, FHLB advances and repurchase agreements are the only categories for borrowings meeting this criteria. Averages determined by utilizing month-end balances.
                      SHORT-TERM BORROWINGS OF THE COMPANY

                                                          AT OR FOR THE
                                                            YEAR ENDED
                                      AT OR FOR THE        DECEMBER 31,
                                     SIX MONTHS ENDED ------------------------
                                      JUNE 30, 1996    1995     1994     1993
                                     ---------------- -------  -------  ------
                                             (DOLLARS IN THOUSANDS)
FHLB advances:......................
  Average amount outstanding during
   the period.......................     $ 2,667      $ 1,381  $ 5,916  $  --
  Maximum month-end balance out-
   standing during the
   period...........................     $11,000      $ 8,000  $13,000  $  --
  Weighted average rate:
    During the period...............        6.45%        7.53%    3.85%    --
    At end of period................         --           --      4.33%    --
Repurchase agreements:
  Average amount outstanding during
   the period.......................     $47,546      $ 4,122  $ 4,757  $4,507
  Maximum month-end balance out-
   standing during the
   period...........................     $97,000      $14,950  $11,377  $6,654
  Weighted average rate:
    During the period...............        5.47%        5.62%    4.44%   7.54%
    At end of period................        6.81%        6.70%    5.81%   3.35%

  The Company, in addition to deposits at the Savings Banks, will have extensive funding sources available for investment and lending activities. The following table sets forth the Company's lending arrangements as of September 30, 1996.

                               CURRENT        BORROWER AFTER
         LENDER                BORROWER       REORGANIZATION  COMMITMENT     UTILIZED(2)
         ------          -------------------- -------------- ------------    -----------
REPURCHASE FACILITIES:
 Bear Stearns Mortgage
  Capital Corporation... First Bank             First Bank   $ 10 million(3)       --
 Bear Stearns Mortgage
  Capital
  Corporation........... Girard                 Girard       $200 million(3)       --
 CS First Boston
  Mortgage Capital
  Corporation........... Private Companies(1)   WFC          $150 million      $67,012
 Bear, Stearns Interna-  Private Companies(1)   WFC          $100 million(3)   $ 1,673
  tional (U.K.).........
 CS First Boston Corpo-
  ration
  (Hong Kong) Limited... Private Companies(1)   WFC          $ 50 million(3)   $ 2,912
WAREHOUSE FACILITY:
 Prudential Securities
  Realty Funding
  Corp. ................ Private Companies(1)   WFC          $100 million      $12,374
TERM LOAN:
 Bear, Stearns Affili-   Private Companies(1)   WFC          $100 million      $ 2,772
  ate...................
                                                             ------------
TOTAL COMMITMENTS.......                                     $710 million
                                                             ============

--------
(1) On the closing of the Common Stock Offering and the Notes Offering, existing lines of credit will be transferred to the Company.
(2) Amounts currently drawn under the lines of credit by the Private Companies will be transferred to the Company as they become available.
(3) Though agreements governing such commitments do not specify a minimum or maximum amount available, the parties have agreed that such agreements may be used up to the specified amount. Any such agreement may be modified at any time.

  Repurchase Facilities. Each of First Bank and Girard entered into a Master Repurchase Agreement with Bear Stearns Mortgage Capital Corporation ("BSMCC"). Pursuant to these agreements, the parties may enter into transactions in which First Bank or Girard agrees to transfer to BSMCC mortgage loans or other financial instruments against the transfer of funds by BSMCC, with a simultaneous agreement by BSMCC to retransfer such assets at a date certain or on demand, against the transfer of the borrowed funds by First Bank and Girard, as the case may be. Though such master repurchase agreements do not specify a maximum amount available under such agreements, the parties have currently agreed that such agreement may be used for up to $210 million of acquisitions in the aggregate. These agreements enable First Bank and/or Girard to purchase Loan Portfolios with immediate financing from BSMCC which can then be repaid as First Bank and/or Girard increases its deposits. See "-- Deposits" for a discussion of certain limitations on the ability of the Savings Banks to increase deposits.

  In 1996, the Private Companies entered into a master repurchase agreement with CS First Boston Mortgage Capital Corporation ("FBMCC") pursuant to which FBMCC has agreed to lend up to $150 million to the Private Companies for the purchase of portfolios of performing and non-performing mortgage loans. Pursuant to the agreement, The First Boston Corporation may generally participate in the securitization of any loans acquired with any funds lent by FBMCC and will be repaid out of the proceeds of any such structured transaction.

  In 1996, the Private Companies entered into a master repurchase agreement with an affiliate of Bear, Stearns & Co., Inc. pursuant to which such affiliate may lend money to the Private Companies for the purchase of portfolios of Subordinate Securities. Though such master repurchase agreement does not specify a maximum amount available under such agreement, the parties have currently agreed that such agreement may be used for up to $100 million of acquisitions. Pursuant to the agreement, Bear, Stearns & Co., Inc. may generally participate in the securitization of any portfolio of Subordinate Securities acquired with any funds lent by such affiliate and will be repaid out of the proceeds of any such structured transaction.

  In 1996, the Private Companies entered into a master repurchase agreement with CS First Boston (Hong Kong) Limited pursuant to which such affiliate may lend money to the Private Companies for the purchase of portfolios of Subordinate Securities. Though such master repurchase agreement does not specify a maximum amount available under such agreement, the parties have currently agreed that such agreement may be used for up to $50 million of acquisitions. Pursuant to the agreement, The First Boston Corporation may generally participate in the securitization of any portfolio of Subordinate Securities acquired with any funds lent by CS First Boston (Hong Kong) Limited and will be repaid out of the proceeds of any such structured transaction.

  Warehouse Facilities. The Private Companies have a secured warehouse financing facility (the "Warehouse Financing Facility") with Prudential Securities Realty Funding Corp. ("Prudential Securities") of up to $100 million for the origination or purchase of residential first and second lien mortgage loans. Pursuant to the agreement, Prudential Securities may generally participate in the securitization of the mortgage loans acquired with any funds lent by Prudential Securities and will be repaid out of the proceeds of any such structured transaction.

  Term Loans. In 1995, the Private Companies entered into a three year secured term loan agreement with an affiliate of Bear Stearns & Co., Inc. for the purchase of discounted residential mortgage loans. In September 1996, the lender submitted a revised proposal to the Private Companies for a revised $100 million three year term loan with more favorable terms for the borrower. The Private Companies are currently discussing such proposal with the lenders. The Company anticipates that undrawn balances on this term facility would also be made available to the Company.

  FHLB Advances. The Savings Banks obtain advances from the FHLB of San Francisco upon the security of certain of its assets, including FHLB stock, provided certain standards related to the creditworthiness of the Savings Banks have been met. FHLB advances are available to member financial institutions such as the Savings

Banks for investment and lending activities and other general business purposes. FHLB advances are made pursuant to several different credit programs, each of which has its own interest rate, which may be fixed or adjustable, and a range of maturities.

  Securitizations. Since the Private Companies's initial use of securitization in 1995 through September 1996, the Private Companies have issued $368.7 million of securities through two publicly underwritten and three privately placed securitizations, including non-performing and sub-performing mortgage loans, manufactured housing loans, consumer loans and conventional and non-conforming loans. Securitizations are expected to allow the Company to increase its loan acquisition and origination volume, reduce the risks associated with interest rate fluctuations and provide access to longer term funding sources. The Company currently intends to complete securitizations either through private placements or in public offerings when advantageous. The Company is currently in the process of securitizing a pool of consumer receivables and expects to securitize a portfolio of non-performing and under-performing assets in the near future.

  In a securitization, a company will generally transfer a pool of loans to a separate entity (a "Special Purpose Entity") in exchange for subordinate securities ("Subordinate Securities") in the Special Purpose Entity and cash, which constitutes the proceeds of Senior Securities issued by the Special Purpose Entity. The cash generally will be used to repay borrowings used to finance the pool of loans that were acquired by the company. Generally, the holders of the Senior Securities are entitled to receive scheduled principal collected on the pool of securitized loans and interest at the pass-through interest rate on the certificate balance. The Subordinate Securities represent the subordinated right to receive cash flows from the pool of securitized loans after payment of the required amounts to the holders of the Senior Securities and the costs associated with the securitization.

  The Company may arrange for credit enhancement for a transaction to achieve an improved credit rating on the Senior Securities issued if this improves the level of profitability for such transaction. This credit enhancement may take the form of an insurance and indemnity policy, insuring the holders of the Senior Securities of timely payment of the scheduled pass-through interest and principal. In addition, the pooling and servicing agreements that govern the distribution of cash flows from the loan pool included in the transaction typically require over-collateralization as an additional means of credit enhancement. Over-collateralization may in some cases also require an initial deposit, the sale of loans at less than par or retention in the Special Purpose Entity of collections from the pool until a specified over-collateralization amount has been attained. This retention of excess cash flow creates a faster amortization of the scheduled balance of the Senior Securities than the amortization of the principal balance of the securitized loan pool. The purpose of the over-collateralization is to provide a source of payment in the event of higher than anticipated credit losses. Losses resulting from defaults by borrowers on the payment of principal or interest on the loans in a securitized loan pool will reduce the over-collateralization to the extent that funds are available and may result in a reduction in the value of the Subordinate Securities.

  The Company intends to retain the servicing rights to the loans it securitizes and WCC will initially service such loans on the Company's behalf. See "--Servicing Relationships." In addition, the Company may, in the future, consider using Subordinated Securities that it purchases or acquires pursuant to a securitization in a structured transaction, including a securitization.

SERVICING RELATIONSHIPS

  The Company believes that WCC's loan servicing experience, its highly trained servicing personnel and its proprietary software and U.S. mortgage loan database has allowed the Private Companies to more effectively value and price Loan Portfolios. As of June 30, 1996, WCC was servicing approximately $1.0 billion principal amount of loans, including approximately $509.4 million for the Savings Banks.

  The Company, WFC and WCC will enter into a loan servicing agreement (the "Loan Servicing Agreement") pursuant to which WCC will provide loan portfolio management services, including billing, portfolio administration and collection services for all loans owned, acquired or made by the Company or its affiliates (including new third party servicing) (the "Loans"). Pursuant to the Loan Servicing Agreement, the Company shall be required to pay a servicing fee equal to a market rate. WCC has also agreed to license its proprietary computer software to the Company and WFC. WCC has agreed not to compete with or be engaged in the same business as currently conducted by the Company.

  After the second anniversary of the closing of the Common Stock Offering, the Company will have the option to begin servicing its Loan Portfolios and WCC's loans and assume certain assets and liabilities of WCC relating thereto (the "Servicing Transfer"), provided that, the Company or one of its subsidiaries has obtained the appropriate regulatory approvals. Notwithstanding the foregoing, the Company may request that the Servicing Transfer occur on an earlier date, provided that the foregoing conditions are met. WCC, in its sole discretion may refuse to effect the Servicing Transfer prior to the end of the second year. The Servicing Transfer will occur automatically on the third anniversary of the closing of the Common Stock Offering, unless prohibited by applicable law. After the Servicing Transfer WCC will permit the Company, subject to certain conditions, to have access to its books, records and forms to ensure the orderly transfer of the servicing. The fees and costs to be paid by WCC for the servicing of its loans shall be the Company's average costs for such collection as specified in the Loan Servicing Agreement.

  Girard and First Bank have each entered into loan servicing agreements for performing loans with WCC pursuant to which WCC provides loan portfolio management services, including billing, portfolio administration and collection services for all loans owned, acquired or made by the Savings Banks. WCC receives a fee equal to ten dollars per month for each performing loan serviced (which the Company believes is a below-market rate). The loan servicing agreements are year-to-year and may be terminated by the Savings Banks or WCC by giving notice at least sixty days prior to renewal date. It is anticipated that the Savings Banks will terminate their agreements with WCC once WCC's servicing operations have been transferred to WSC. At such time the Savings Banks would enter into an agreement with WSC pursuant to which WSC would service the mortgage loans and other assets of the Savings Banks.

  The Savings Banks and WCC have also entered into loan servicing agreements with respect to specific Discounted Loan portfolios. Pursuant to these loan servicing agreements WCC provides loan portfolio management services, including billing, portfolio administration and collection services for the loans in the specified Discounted Loan portfolios. To date each of these loan servicing agreements provides that WCC shall be entitled to an amount equal to
(i) all costs and expenses incurred by WCC for providing loan portfolio management services, and (ii) an amount equal to twenty-five percent of the amount collected on the specified Discounted Loan portfolios (other than escrow payments, if any) which is excess of the initial payments made by the Savings Banks to acquire the Discounted Loan portfolios. Due to the OTS requirements, servicing fees for new Discounted Loan portfolios will be chosen by the board of directors of the Savings Banks based upon fees charged by WCC in any other appropriate third party servicing agreement on a portfolio basis.

  WCC's servicing staff has extensive experience in servicing all types of financial assets and over the years the Private Companies have developed clear cut servicing procedures designed to effectively service and if necessary liquidate a loan. The system, which is able to service a variety of loans, provides WCC with, among other things, payment-processing, cashiering, collection and reporting functions.

  In addition, the servicing system and procedures are structured to deal specifically with problem assets and discounted loans and to maximize in a timely manner cash recovery on each loan in a Loan Portfolio. If a loan becomes delinquent or once a non-performing loan is acquired, WCC enters information with respect to each loan that is acquired in its computer system. WCC then attempts to resolve each loan in accordance with specified procedures as expeditiously as possible. The various resolution alternatives generally include the following: (i) the borrower brings the loan current in accordance with original or modified terms, (ii) the borrower repays the loan or a negotiated amount of the loan, (iii) the borrower agrees to deed the property to WCC in lieu of foreclosure, and (iv) WCC forecloses on the loan and the property is acquired at the foreclosure sale either by a third party or by the WCC. The general goal of WCC's asset resolution process is to maximize in a timely manner cash recovery on each loan.

  Under the Orders, the Savings Banks can terminate WCC's servicing agreement if WCC fails to complete a comprehensive audit of the Savings Banks' adjustable rate mortgages serviced by WCC, fails to correct certain information system items, or fails to deliver certain statements to borrowers.

NON-TRADITIONAL BANKCARD PROCESSING OPERATIONS

  The Company plans to continue development of its non-traditional bankcard processing operations, which generate revenues through merchant discounts and processing fees for Visa and Mastercard transactions. The Company's bankcard processing operations focus on certain high-risk market niches, principally mail order/telephone order and audio-text where the Company believes it obtains higher returns on processing transactions. Revenues from the bankcard operation which commenced in the third quarter have demonstrated strong growth increasing from $0.6 million in 1994 to $4.7 million in 1995 and to $3.3 million during the six months ended June 30, 1996. Management believes that there are opportunities to expand this business using its existing infrastructure.

ASSET QUALITY

  The Company, like all financial institutions, is exposed to certain credit risks related to the value of the collateral that secures its loans and the ability of borrowers to repay their loans. Management of the Company closely monitors the Company's loan and investment portfolios and the Company's real estate owned for potential problems on a periodic basis and reports to the Board of Directors at regularly scheduled meetings.

  Non-Performing Loans. It is the Company's policy to establish an allowance for uncollectible interest on loans in its loan portfolio (excluding discounted loans) which are past due 90 days or more and to place such loans on non-accrual status. The Company does not accrue interest on Discounted Loans (unless such loan later becomes performing). Loans also may be placed on non-accrual status when, in the judgment of management, the probability of collection of interest is deemed to be insufficient to warrant further accrual. When a loan is placed on non-accrual status, previously accrued but unpaid interest is reversed by a charge to interest income.

  The following table sets forth certain information relating to the Company's non-performing loans in its loan portfolio at the dates indicated.

            NON-PERFORMING LOANS IN THE COMPANY'S LOAN PORTFOLIO(1)

                                                          DECEMBER 31,
                                           JUNE 30,  ------------------------
                                             1996     1995     1994     1993
                                           --------  -------  -------  ------
                                               (DOLLARS IN THOUSANDS)
Non-performing loans:
  Single-family residential............... $20,919   $10,996  $ 5,554  $1,285
  Multi-family residential................   1,080       270    1,471     379
  Commercial real estate and land.........   1,920       910    4,207   5,354
  Consumer and other loans................   2,349       503      400     175
                                           -------   -------  -------  ------
    Total................................. $26,268   $12,679  $11,632  $7,193
                                           =======   =======  =======  ======
Non-performing loans as a percentage of:
  Total loans(2)..........................    5.39%     4.46%    5.95%   9.71%
  Total assets............................    4.84%     3.71%    5.04%   7.27%
Allowance for loan losses as a percentage
 of:
  Total loans(2)..........................    5.13%     3.60%    3.72%   5.83%
  Non-performing loans....................   95.23%    80.74%   62.50%  59.97%

--------
(1) This table does not include Discounted Loans although a substantial portion of such loans are non-performing.
(2) Total loans is exclusive of Discounted Loans, undisbursed loan proceeds, unaccreted discount and allowance for loan losses. For information relating to the Company's Discounted Loan portfolio, see "--Loan Portfolio."

  Real Estate Owned. Properties acquired through foreclosure or by deed-in-lieu thereof are valued at the lower of cost or fair value. Properties included in the Company's real estate owned are periodically re-evaluated to determine that they are being carried at the lower of cost or fair value less estimated costs to sell. Holding and maintenance costs related to properties are recorded as expenses in the period incurred. Deficiencies resulting from valuation adjustments to real estate owned subsequent to acquisition are recognized as a valuation allowance. Subsequent increases related to the valuation of real estate owned are reflected as a reduction in the valuation allowance, but not below zero. Increases and decreases in the valuation allowance are charged or credited to income, respectively. Accumulated specific valuation allowances amounted to $0.4 million as of June 30, 1996. In addition, at the same date the Company also had a $0.1 million general valuation allowance related to its real estate owned.

  The following table sets forth certain information relating to the Company's real estate owned (by source of acquisition) at the dates indicated.

                       REAL ESTATE OWNED BY THE COMPANY

                                                            DECEMBER 31,
                                             JUNE 30,   -----------------------
                                               1996      1995     1994    1993
                                             --------   -------  ------  ------
                                                 (DOLLARS IN THOUSANDS)
Discounted loan portfolio:
  Single-family residential.................  $1,234(1) $ 3,226  $  --   $  --
  Multi-family residential..................     --         --      --      --
  Commercial and other mortgage loans.......     315         66     --      --
                                              ------    -------  ------  ------
    Total...................................   1,549      3,292     --      --
Loan portfolio:
  Singe-family residential..................   1,338      1,676     613     764
  Multi-family residential..................     650        611     254     --
  Commercial and other mortgage loans.......     447        578     464     328
                                              ------    -------  ------  ------
    Total...................................   3,984      6,157   1,331   1,092
Allowance for total losses..................    (457)    (1,193)   (123)    (55)
                                              ------    -------  ------  ------
Real estate owned, net......................  $3,527    $ 4,964  $1,208  $1,037
                                              ======    =======  ======  ======

--------
(1) The differences between the balance at December 31, 1995 and June 30, 1996 reflects the securitization of certain single-family residential loans.

  The following table sets forth certain geographical information as of June 30, 1996 related to the Company's real estate owned attributable to the Company's total loan portfolio.

     REAL ESTATE OWNED ATTRIBUTABLE TO THE COMPANY'S TOTAL LOAN PORTFOLIO

                                                            MULTI-FAMILY
                                                           RESIDENTIAL AND
                        SINGLE FAMILY RESIDENTIAL      COMMERCIAL REAL ESTATE
                        -----------------------------  --------------------------
                                           NO. OF                      NO. OF
                          AMOUNT         PROPERTIES     AMOUNT       PROPERTIES
                        -------------- --------------  ------------ -------------
                                     (DOLLARS IN THOUSANDS)
California.............         $1,018             10        $1,151            6
Texas..................            463             18           --           --
Connecticut............            371              6            91            1
Massachusetts..........            263             10           --           --
New Jersey.............              3              1           170            1
Other..................            454             17           --           --
                        --------------    -----------  ------------    ---------
  Total................         $2,572             62        $1,412            8
                        ==============    ===========  ============    =========

  Classified Assets. OTS regulations require that each insured savings association classify its assets on a regular basis. In addition, in connection with examinations of insured associations, OTS examiners have authority to identify problem assets and, if appropriate, require them to be classified. There are three classifications for problem assets: "substandard," "doubtful" and "loss." Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. Another category designated "special mention" also must be established and maintained for assets which do not currently expose an insured institution to a sufficient degree of risk to warrant classification as substandard, doubtful or loss but do possess credit deficiencies or potential weaknesses deserving management's close attention. Assets classified as substandard or doubtful require the institution to establish general allowances for loan losses. If an asset or portion thereof is classified loss, the insured institution must either establish specific allowances for loan losses in the amount of 100% of the portion of the asset classified loss or charge off such amount. General loss allowances established to cover possible losses related to assets classified substandard or doubtful may be included in determining an institution's regulatory capital, while specific valuation allowances for loan losses do not qualify as regulatory capital.

  Excluding assets which have been classified loss and fully reserved by the Savings Banks, the Savings Banks' classified assets as of June 30, 1996 consisted of $55.4 million of assets classified as substandard, $3.8 million of assets classified as doubtful and $11.1 million of assets classified as loss, which includes $5.2 million, $3.7 million, and $2.5 million of Discounted Loans, respectively. In addition, at the same date, $41.3 million of assets were designated as special mention, which includes $14.0 million of Sub-Prime Auto Loans.

  Allowances for Losses. The Company maintains an allowance for loan losses at a level believed adequate by management to absorb potential losses in the loan portfolio. The allowance is increased by provisions for loan losses charged against operations, recoveries of previously charged off credits, and allocations of discounts on purchased loans, and is decreased by charge-offs. Loans are charged off when they are deemed to be uncollectible, or in the case of automobile and other consumer loans, when payments are delinquent by more than 120 days.

  The Company uses its internal asset review system to identify and evaluate impaired loans and to classify loans as special mention, substandard, doubtful, loss. These terms correspond to varying degrees of risk that the loans will not be collected in part or in full. The Company's policy is to evaluate smaller-balance, homogenous pools of loans for impairment on a pooled basis. These are primarily single-family residential and automobile and other consumer loans. All other loans, whether Discounted Loans or other loans, are evaluated for impairment on a loan-by-loan basis. All loans are subject to potential classification as special mention, substandard, doubtful, or loss. The frequency at which a specific loan is subjected to internal asset review depends on the type and size of the loan and the presence or absence of other risk factors, such as delinquency and changes in collateral values.

  The allowance for loan losses comprises specific valuation allowances established for impaired loans and for certain other classified loans, and general valuation allowances. Specific valuation allowances are based on the estimated fair value of the collateral for impaired or troubled collateral dependent loans, in most cases. General valuation allowances are based on management's periodic analyses of the composition of the loan portfolio, delinquencies, loan classifications, historical loss experience, peer group data, OTS guidelines, economic factors and other relevant information. These estimation techniques apply to allowances established for both loans and Discounted Loans.

  When the Company increases the allowance for loan losses related to loans other than Discounted Loans, it records a corresponding increase to the provision for loan losses in the statement of operations. For Discounted Loans, increases to the allowance for loan losses are recorded shortly after each acquisition of a pool by allocating a portion of the purchase discount deemed to be associated with measurable credit risk. The allocation is based on the analyses of specific and general valuation allowances discussed above. Amounts allocated to the allowance for loan losses from purchase discounts do not increase the provision for loan losses recorded in the statement of operations; rather they decrease the amounts of the purchase discounts that are accreted into the interest income over the lives of the loans. If, after the initial allocation of the purchase discount to the allowance for loan losses, management subsequently identifies the need for additional allowances against Discounted Loans, the additional allowances are established through charges to the provision for loan losses.

  Accretion of purchase discounts (excluding amounts allocated to the allowance for loan losses) and interest income on Discounted Loans are recorded based on cash receipts. The same income recognition policies apply to loans other than Discounted Loans when they are deemed to be non-performing, generally when they are 90 days or more delinquent.

  The Private Companies acquired the Savings Banks at substantial discounts to their respective book values, reflecting the poor quality of their assets and in the case of First Bank, an expected imminent regulatory takeover. As part of the acquisition, the Company acquired a substantial volume of impaired loans, which required the Savings Banks to establish allowances for loan losses. In addition, the OTS, as part of its examination process, periodically reviews the Savings Banks' allowances for losses and the carrying values of assets.

  First Bank and Girard increased their allowances for loan losses with respect to the Inherited Loans by $4.7 million through June 30, 1996. In the fourth quarter of 1995 and the first quarter of 1996, the Savings Banks acquired approximately $24.5 million of Sub-Prime Auto Loans. Under OTS regulations the Savings Banks have been required to write-off all auto loans in excess of 120 days delinquent, notwithstanding that the Savings Banks retain the cars as collateral. The aggregate portfolio of Sub-Prime Auto Loans purchased is approximately 3,000 loans, approximately 65.9% of which have become delinquent. The Savings Banks have established reserves aggregating $4.1 million through the second quarter of 1996, including a 10% reserve on such loans which are current.

  In the third quarter of 1996, the Company established an additional $4.3 million of reserves for the Sub-Prime Auto Loans so that as of September 30, 1996 reserves have been provided for all loans in excess of 60 days delinquent. Although the Company believes its allowances for loan losses are now adequate, future additions to these allowances, in the form of provisions for losses on loans, may be necessary due to changes in economic conditions, increases in the size of the Company's loan portfolio and the performance of the loan portfolio. The following table sets forth the Company's provision for estimated losses on loans, net of recoveries, for the six months ended June 30, 1996.

                                                                       % OF
                                                        PROVISIONS     TOTAL
                                                       ------------- ----------
                                                       (DOLLARS IN THOUSANDS)
                                                       ------------------------
     Inherited Loans..................................  $     4,702       43.3%
     Sub-Prime Auto Loans.............................        4,084       37.6%
     Other Purchased Loans............................        2,072       19.1%
                                                        -----------  ----------
     Total provision for estimated losses on loans....  $    10,858      100.0%
                                                        ===========  ==========

  The following table sets forth the breakdown of the Company's allowances for losses on the Company's loan portfolio and Discounted Loan portfolio by category of loan and the percentage of loans in each category to total loans in the respective portfolios at the dates indicated. The Company's allowances for losses includes purchased discount.

                     COMPANY'S TOTAL ALLOWANCES FOR LOSSES

                                                       YEAR ENDED DECEMBER 31,
                                           JUNE 30,    ------------------------
                                             1996        1995    1994    1993
                                           --------    -------- ------- -------
                                                (DOLLARS IN THOUSANDS)
Loan portfolio:
Real estate............................... $19,013     $  9,831 $ 5,976 $ 4,088
Non-real estate...........................   6,002          407     280     226
Discounted Loan portfolio.................   6,973(1)    15,414     431     --
                                           -------     -------- ------- -------
  Total Allowances........................ $31,989     $ 25,652 $ 6,687 $ 4,314
                                           =======     ======== ======= =======

--------
(1)The difference between the balance at December 31, 1995 and June 30, 1996 reflects a securitization.

  The following table sets forth an analysis of activity in the allowance for losses relating to the Company's total loan portfolio during the periods indicated.

                  ACTIVITY IN COMPANY'S ALLOWANCES FOR LOSSES

                                      YEAR ENDED DECEMBER 31,       JULY 1 TO
                           JUNE 30,   --------------------------   DECEMBER 31,
                             1996         1995          1994           1993
                           --------   ------------   -----------   ------------
                                       (DOLLARS IN THOUSANDS)
Balance, beginning of pe-
 riod....................  $25,651    $      7,701   $     4,314      $4,221
Provision for loan loss-
 es......................   10,868           4,266         2,173       1,111
Allocation from purchased
 loan discounts..........    6,861          19,007         2,809         --
Charge-offs:
  Real estate............   10,843           5,096         1,620       1,042
  Non-real estate........    1,923             308            46         --
                           -------    ------------   -----------      ------
  Total charge-offs......   12,766           5,404         1,666       1,042
Recoveries:
  Real estate............    1,347              81            71          24
  Non-real estate........       27             --            --          --
                           -------    ------------   -----------      ------
  Total Recoveries.......    1,374              81            71          24
Net (charge-offs) recov-
 eries...................  (11,392)         (5,323)       (1,595)     (1,018)
                           -------    ------------   -----------      ------
Balance, end of period...  $31,988    $     25,651   $     7,701      $4,314
                           =======    ============   ===========      ======
Net (charge-offs) recov-
 eries as a percentage of
 average loan portfolio..     (2.7)%          (2.2)%        (1.4)%      (1.4)%

  Delinquency. The table below sets forth the delinquency status of the Company's loan portfolio (excluding Discounted Loans) at each of the dates indicated.

                DELINQUENCY IN THE COMPANY'S LOAN PORTFOLIO(1)

                                                           DECEMBER 31,
                          SIX MONTHS ENDED     -------------------------------------
                           JUNE 30, 1996              1995               1994
                         --------------------- ------------------ ------------------
                                    PERCENT OF         PERCENT OF         PERCENT OF
                         BALANCE    PORTFOLIO  BALANCE PORTFOLIO  BALANCE PORTFOLIO
                         -------    ---------- ------- ---------- ------- ----------
                                          (DOLLARS IN THOUSANDS)
Period of Delinquency:
  30-59 days............ $14,108        2.9%   $ 3,726    1.3%    $ 4,513    2.4%
  60-89 days............  13,487        2.8      3,037    1.1       2,202    1.1
  90 days or more(2)....  26,268        5.4     12,679    4.5      11,632    6.1
                         -------               -------            -------
    Total loans delin-
     quent.............. $53,863(3)    11.1%   $19,442    6.9%    $18,347    9.6%
                         =======               =======            =======

--------
(1) This table excludes Discounted Loans.
(2) All loans delinquent 90 days or more were on nonaccrual status.
(3) Increase is primarily due to Inherited Loans, Sub-Prime Auto Loans and purchased sub-performing residential loans.

INVESTMENT ACTIVITIES

  Investment Securities. Investment securities consist primarily of U.S. Government securities and required investment in FHLB stock.

  The following table sets forth the Company's investment securities available for sale and held for investment at the dates indicated:

                      THE COMPANY'S INVESTMENT SECURITIES

                                       SIX MONTHS ENDED
                                           JUNE 30,           DECEMBER 31,
                                       ----------------- -----------------------
                                         1996     1995    1995    1994    1993
                                       -------- -------- ------- ------- -------
                                                (DOLLARS IN THOUSANDS)
Available for sale:
  Mortgage-backed securities.......... $ 14,431 $ 13,850 $ 9,083 $10,943 $ 6,632
Held to maturity
  U.S. Government securities..........    7,421    4,503   6,470   4,505     --
  Mortgage-backed securities..........   23,500    9,541  13,119  14,439  14,787
  FHLB stock(1).......................    2,868    1,386   1,421   1,612     564
                                       -------- -------- ------- ------- -------
    Total.............................   33,789   15,430  21,010  20,556  15,351
                                       -------- -------- ------- ------- -------
  Total investment securities......... $ 48,220 $ 29,280 $30,093 $31,499 $21,983
                                       ======== ======== ======= ======= =======

--------
(1) As a member of the FHLB of San Francisco, the Savings Banks are required to purchase and maintain stock in the FHLB of San Francisco in an amount equal to at least 1% of its aggregate unpaid residential mortgage loans, home purchase contracts and similar obligations at the beginning of each year or 3% of borrowings, whichever is greater.

PROPERTIES

  The Company's corporate headquarters are located in Portland, Oregon, where the Company leases approximately 5,000 square feet of office space from a corporation which is beneficially owned by Andrew A. Wiederhorn and Lawrence
A. Mendelsohn. See "Certain Relationships and Related Transactions." The Savings Banks also rent approximately 8,000 sq. ft. of office space in two locations in Portland, Oregon from a corporation which is beneficially owned by Messrs. Wiederhorn and Mendelsohn. See "Certain Relationships and Related Transactions." Girard leases its branch office in La Jolla, California pursuant to a lease expiring May 31, 1997. First Bank leases its branch office in Beverly Hills, California and office space for its merchant bankcard operations in Calabasas, California pursuant to leases expiring February 29, 2000 and November 30,

1999, respectively. The Company also leases office space in London, England pursuant to a month-to-month lease. The Company believes its facilities are both suitable and adequate for its current business purposes.

COMPUTER SYSTEMS AND OTHER EQUIPMENT

  The Company believes that its use of information technology is a key factor in achieving a competitive advantage in acquiring Loan Portfolios, minimizing operating costs and increasing overall profitability. The Company uses proprietary software which was developed over a period of years by the Private Companies. In addition to standard industry software applications, the Private Companies have internally developed fully integrated proprietary applications designed to provide decision support and automation of portfolio tracking and reporting. The Company's systems have significant additional capacity for expansion without commensurate cost increases.

  The proprietary software packages developed for asset resolution use advanced financial models to support the resolution strategy, as well as track performance against specified timeliness for each procedure. The system permits immediate access to pertinent loan information and the automatic preparation of letters and notices to borrowers. The Company also maintains a centralized data warehouse.

EMPLOYEES

  As of September 30, 1996, the Savings Banks had 50 employees. As of the closing of the Common Stock Offering and the Notes Offering the Company is expected to have approximately 80 full-time and shared employees in the United States and 6 employees in the United Kingdom. The employees are not represented by a collective bargaining agreement, and management believes that it has good relations with its employees.

LEGAL PROCEEDINGS

  The Company is involved in various legal proceedings occurring in the ordinary course of business which management of the Company believes will not have a material adverse effect on the financial condition or operations of the Company.

ENVIRONMENTAL MATTERS

  To date, the Company has not been required to perform any investigation or clean-up activities, nor has it been subject to any environmental claims. There can be no assurance, however, that this will remain the case in the future.

  In the course of its business, the Company has acquired and may acquire in the future, properties securing loans that are in default. Although to date the Company primarily lends to owners of and purchases loans secured by residential properties, there is a risk that the Company could be required to investigate and clean-up hazardous or toxic substances or chemical releases at such properties after acquisition by the Company, and may be held liable to a governmental entity or to third parties for property damage, personal injury and investigation and clean-up costs incurred by such parties in connection with the contamination. In addition, the owner or former owners of a contaminated site may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from such property.

COMPETITION

  The Company's competition in the financial services business includes mortgage banking companies, mortgage brokers, commercial banks, credit unions, thrift institutions, credit card issuers and finance companies. Many of these competitors are substantially larger and have considerably greater financial, technical and marketing resources than the Company. Competition in loan markets can take many forms including convenience in obtaining a loan, customer service, marketing and distribution channels, amount and term of the loan, loan origination fees, and interest rates. The Company believes that it is able to compete on the basis of providing prompt and responsive service and its ability to analyze and purchase performing, sub-performing and discounted loans secured by varied collateral.

  The Company also faces competition in its discounted loan acquisition activities. Discounted loans are generally acquired in auctions or competitive bid circumstances. Although many of the Company's competitors have access to greater capital and have other advantages, the Company believes that it has a competitive advantage relative to many of its competitors as a result of its experience in servicing and resolving troubled loans, its large investment in proprietary software, technology and other resources which are necessary to conduct its business, and the strategic relationships and contacts which it has developed in connection with these activities.

                                  REGULATION

  Financial institutions and their holding companies are extensively regulated under federal and state laws. As a result, the business, financial condition and prospects of the Savings Banks and the Company can be materially affected not only by management decisions and general economic conditions, but also by applicable statutes and regulations and other regulatory pronouncements and policies promulgated by regulatory agencies with jurisdiction over the Savings Banks and the Company, such as the OTS and the FDIC. The effect of such statutes, regulations and other pronouncements and policies can be significant, cannot be predicted with a high degree of certainty and can change over time. Moreover, such statutes, regulations and other pronouncements and policies are intended to protect depositors and the insurance funds administered by the FDIC, and not stockholders or holders of indebtedness which is not insured by the FDIC.

  The enforcement powers available to federal banking regulators is substantial and includes, among other things, the ability to assess civil monetary penalties, to issue cease-and-desist or removal orders and to initiate injunctive actions against banking organizations and institution-affiliated parties, as defined. In general, these enforcement actions must be initiated for violations of laws and regulations and unsafe or unsound practices. Other actions or inactions may provide the basis for enforcement action, including misleading or untimely reports filed with regulatory authorities.

  The following discussion and other references to and descriptions of the regulation of financial institutions contained herein constitute brief summaries thereof as in effect on the date of this Prospectus. This discussion is not intended to constitute and does not purport to be a complete statement of all legal restrictions and requirements applicable to the Company and the Savings Banks and all such descriptions are qualified in their entirety by reference to applicable statutes, regulations and other regulatory pronouncements.

  Recent Regulatory Examinations. Following examinations of the Savings Banks and WAC by the OTS in 1994, 1995 and 1996, the OTS issued Reports of Examination that were critical of the Savings Banks and WAC in a number of respects. These regulatory concerns initially resulted in the OTS requiring First Bank to enter into a Supervisory Agreement on June 8, 1995. The Supervisory Agreement required First Bank to (a) develop plans and procedures concerning (i) reduction of non-performing assets, (ii) internal asset review,
(iii) asset monitoring, (iv) appraisals, (v) loan underwriting, (vi) loan purchases; (b) enhance recordkeeping; (c) develop requirements to ensure that the servicing of loans by WCC is satisfactory; and (d) maintain its separate corporate existence. In addition, the Supervisory Agreement required First Bank to maintain certain minimum capital ratios and prohibited First Bank from increasing total assets beyond specified levels and acquiring non-performing assets without the prior written consent of the Assistant Regional Director of the OTS--West Region.

  Imposition of Cease-and-Desist Orders. In July 1996, the OTS advised First Bank that it had not fully complied with the terms of the Supervisory Agreement and that both Savings Banks had failed in a number of respects to address regulatory concerns raised in the 1994 and 1995 examination reports. The OTS also expressed continuing concerns regarding the adequacy of management of First Bank in light of its business activities. As a result of these issues, the OTS replaced the Supervisory Agreement with a Cease and Desist Order, effective October 31, 1996. Given the similar nature of Girard's business activities, the OTS has also issued a Cease and Desist Order to Girard similar to the Order issued to First Bank, also effective October 31, 1996. The issuance of a cease and desist order is generally evidence of an increased level of regulatory concern regarding the subject institution.

  The Orders require that both Savings Banks not engage in unsafe and unsound practices and that they maintain minimum capital ratios as of December 31, 1996 required of institutions to be deemed "well- capitalized" under OTS regulations. The Orders further require that the Savings Banks appropriately risk-weight their assets and off-balance sheet items pursuant to OTS regulations and establish and thereafter maintain internal controls sufficient to ensure the accuracy and integrity of the calculation of their regulatory capital ratios. The Orders also require the Savings Banks to: (a) revise policies and procedures concerning (i) internal asset reviews, (ii) the allowances for loan and lease losses, (iii) loan purchases, (iv) internal audits and (v) hedging transactions;

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(b) develop plans to augment the depth and expertise of the management teams;
(c) revise business plans; (d) modify certain policies concerning the accounting for loan discounts; (e) improve monitoring of (i) interest rate risk, (ii) asset classifications (e.g., as held for sale versus held to maturity) and (iii) compliance with laws and regulations concerning transactions with affiliates; (f) ensure compliance with the proper servicing of adjustable-rate mortgages and escrow accounts; (g) ensure servicer correction of OTS-identified deficiencies in information systems; and
(h) enhance recordkeeping. In addition, First Bank is required to correct OTS-identified deficiencies in its merchant bankcard processing operations. These requirements are accompanied by related requirements that the Savings Banks submit to the OTS, by certain specified dates, various policies, plans and reports on other actions to comply with the Orders. In some cases, OTS approval of such information is required.

  Specifically, among other things, the Orders require that the Savings Banks revise and submit to the OTS their internal asset review policies and procedures (the "IAR Policies") to provide guidance on identifying and classifying troubled, collateral dependent loans under OTS regulatory guidance and, for purposes of ensuring the independence of the internal asset review process, to require that loan underwriting, servicing and purchasing functions be generally segregated from the credit review function. In addition, the Orders require the Savings Banks to develop, implement and maintain an effective internal asset review system that provides for adequate internal controls to ensure that management timely reviews and classifies assets under the IAR Policies.

  The Orders also require the Savings Banks to revise and submit to the OTS their policies and procedures for allowances for loan and lease losses (the "ALLL Policies") regarding the factors considered in setting loan loss allowances and to provide adequate internal controls to ensure that management and the Savings Banks comply with the revised ALLL Policies. Under the Orders, when the Savings Banks report quarterly to the OTS on their progress in implementing the ALLL Policies, the Savings Banks must also submit their reserve analyses for the preceding calendar quarter.

  The Orders also require that the Savings Banks revise and submit to the OTS their loan purchase policies and procedures (the "Loan Purchase Policies") to provide specific guidance on due diligence scope and sampling, assign personnel to oversee due diligence activities and require such personnel to ensure that all diligence is completed in accordance with the Loan Purchase Policies and to provide specific guidance regarding the use and reliance on broker price opinions. Under the Orders, the Savings Banks are directed to establish and maintain sufficient internal controls to confirm that loan data for all purchased loans meet certain minimum standards set by the Savings Banks and to identify loan documentation deficiencies prior to purchase.

  The Orders require that the Savings Banks submit to the OTS an amended accounting policy that requires management to establish and adhere to appropriate guidance and procedures for the amortization of discounts on Discounted Loans, to establish appropriate reserves on Discounted Loans prior to recognizing the yield adjustment on such loans into income and to demonstrate the accuracy of the yield adjustment component of the discount.

  In connection with the requirements of the Orders regarding asset liability management, the Savings Banks are required to submit to the OTS a hedging policy that fully complies with relevant accounting guidance and that establishes written guidelines to ensure the Savings Banks document their hedging strategy. In addition, the Savings Banks are required to submit to the OTS a plan to develop or obtain internal expertise and resources necessary to measure, monitor and model the Savings Banks' interest rate risk.

  The Orders provide that the Savings Banks must submit a plan detailing how WCC will complete a comprehensive audit of certain of its servicing activities for the Savings Banks and take such action to ensure that WCC fully implements the results of such audit. Further, the Orders require that the Savings Banks take corrective actions specified, and adhere to the controls developed, in the audit.

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  Management believes that the Savings Banks are complying with those requirements of the Orders that have taken effect immediately. In addition, the Savings Banks have implemented several actions to address the other requirements of the Orders, including (i) hiring a new chief executive officer for the Savings Banks, (ii) engaging Arthur Andersen LLP to review management's implementation of corrective actions required by the OTS,
(iii) increasing the size of the internal asset review department, and (iv) revising the internal asset review policy. The Company is also in the process of hiring a manager to complete the development and implementation of an effective internal asset review system.

  The Orders are enforceable by the OTS as written agreements under the Federal Deposit Insurance Act. Therefore, failure to comply with the requirements of the Orders could subject the Savings Banks and their directors and officers to further enforcement actions, including termination of FDIC insurance or civil money penalties. There can be no assurances that the OTS will approve the required submissions by the Savings Banks without further modification or will not impose further restrictions on the Savings Banks.

  OTS Growth Restrictions. Since June 30, 1995, First Bank has had limited ability to increase deposits due to the provisions of an OTS Supervisory Agreement which prohibited First Bank from increasing assets above specified levels. Accordingly, the Company's asset growth has principally been financed through the raising of deposits at Girard. However, due to the issuance of the Orders, the Company will not be able to utilize the Savings Banks as vehicles for growth until and unless the Orders are lifted or modified. The Orders prohibit First Bank and Girard from increasing their total assets, as measured at the end of each calendar quarter, above $145 million and $408 million, respectively, unless such increase is an amount that represents the total net interest credited on deposit liabilities earned during that quarter plus any increase permitted under the Orders in prior quarters.

SAVINGS AND LOAN HOLDING COMPANIES

  The Company is a savings and loan holding company that is regulated and subject to examination by the OTS. The activities of savings and loan holding companies are governed by the provisions of the Home Owners' Loan Act, as amended (the "HOLA"). Pursuant to the HOLA, a savings and loan holding company may not (i) acquire control of a savings association or savings and loan holding company without prior OTS approval; (ii) acquire, except with prior OTS approval, by process of merger, consolidation, or purchase of assets of another savings association or savings and loan holding company, all or substantially all of the assets of any such association or holding company; or
(iii) acquire, by purchase or otherwise, more than 5% of the voting shares of a savings association that is not a subsidiary, or of a savings and loan holding company that is not a subsidiary. In considering whether to grant approval for any such transaction, the OTS will take into consideration a number of factors, including the competitive effects of the transaction, the financial and managerial resources and future prospects of the holding company and the institution involved, and the compliance records of such subsidiaries with the Community Reinvestment Act ("CRA").

  Federal law empowers the Director of the OTS to take substantive action when he determines that there is reasonable cause to believe that the continuation by a savings and loan holding company of any particular activity constitutes a serious risk to the financial safety, soundness or stability of a savings and loan holding company's subsidiary savings institutions. In addition, the Director of the OTS has oversight authority with respect to all holding company affiliates. Specifically, the Director of the OTS may, as necessary
(i) limit the payment of dividends by the savings institutions; (ii) limit transactions between the savings institutions, the holding company and the subsidiaries or affiliates of either; or (iii) limit any activities of the savings institutions that might create a serious risk that the liabilities of the holding company and its affiliates may be imposed on the savings institutions. Any such limits would be issued in the form of a directive having the legal effect of a cease and desist order.

  Activities Limitations--The Company is currently classified as a multiple savings and loan holding company under applicable law as a result of its ownership of the two Savings Banks, First Bank and Girard. A savings and loan holding company which has only one insured institution subsidiary (known as a "unitary" savings and loan holding company) and which subsidiary qualifies as a qualified thrift lender ("QTL"), described below,

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generally has the broadest authority to engage in various types of business activities with few restrictions on its activities, except that historically savings and loan holding companies have not been permitted to acquire or be acquired by an entity engaged in securities underwriting or market making. A holding company that owns two or more financial institutions, such as the Company, or whose sole subsidiary fails to meet the QTL test is subject to the activities limitations applicable to multiple savings and loan holding companies. In general, a multiple savings and loan holding company (or subsidiary thereof that is not an insured institution) may not commence or continue for more than a limited period of time after becoming a multiple savings and loan holding company (or a subsidiary thereof), any business activity other than (i) furnishing or performing management services for a subsidiary insured institution; (ii) conducting an insurance agency or an escrow business; (iii) holding, managing or liquidating assets owned by or acquired from a subsidiary insured institution; (iv) holding or managing properties used or occupied by a subsidiary insured institution; (v) acting as trustee under deeds of trust; (vi) those activities previously directly authorized by the OTS by regulation as of March 5, 1987 to be engaged in by multiple savings and loan holding companies; or (vii) subject to prior approval of the OTS, those activities authorized by the FRB as permissible investment for bank holding companies.

  Restrictions on Transactions with the Savings Banks--The Savings Banks are subject to restrictions in their dealings with the Company and the Company's non-bank subsidiaries under HOLA and certain provisions of the Federal Reserve Act ("FRA") that are made applicable to savings institutions by HOLA and OTS regulations.

  A savings institution's transactions with its affiliates are subject to limitations set forth in the HOLA and OTS regulations, which incorporate Sections 23A, 23B, 22(g) and 22(h) of the FRA and Regulation O adopted by the FRB. Under Section 23A, an "affiliate" of an institution is defined generally as (i) any company that controls the institution and any other company that is controlled by the company that controls the institution, (ii) any company that is controlled by the shareholders who control the institution or any company that controls the institution or (iii) any company that is determined by regulation or order to have a relationship with the institution (or any subsidiary or affiliate of the institution) such that "covered transactions" with the company may be affected by the relationship to the detriment of the institution. "Control" is determined to exist if a percentage stock ownership test is met or if there is control over the election of directors or the management or policies of the company or institution. "Covered transactions" generally include loans or extensions of credit to an affiliate, purchases of securities issued by an affiliate, purchases of assets from an affiliate (except as may be exempted by order or regulation), and certain other transactions.

THE SAVINGS BANKS

  General. The Savings Banks are federally-chartered savings banks organized under HOLA. As such, the Savings Banks are subject to regulation, supervision and examination by the OTS. The deposit accounts of the Savings Banks are insured up to applicable limits by the FDIC through the SAIF and, as a result, the Savings Banks also are subject to regulation, supervision and examination by the FDIC.

  The business and affairs of the Savings Banks are regulated in a variety of ways. Regulations apply to, among other things, insurance of deposit accounts, capital ratios, payment of dividends, liquidity requirements, the nature and amount of the investments that the Savings Banks may make, transactions with affiliates, community and consumer lending laws, internal policies and controls, reporting by and examination of the Savings Banks and changes in control of the Savings Banks.

  Regulatory Capital Requirements. Federally-insured savings associations are required to maintain minimum levels of regulatory capital. These standards generally must be as stringent as the comparable capital requirements imposed on national banks. The OTS also is authorized to impose capital requirements in excess of these standards on individual associations on a case-by-case basis. The Orders require that both Savings Banks maintain minimum capital ratios required of institutions to be deemed "well-capitalized" commencing December 31, 1996.


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  Federally-insured savings associations are subject to three capital requirements: a tangible capital requirement, a core or leverage capital requirement and a risk-based capital requirement. All savings associations currently are required to maintain tangible capital of at least 1.5% of adjusted total assets (as defined in the regulations), core capital equal to 3% of adjusted total assets and total capital (a combination of core and supplementary capital) equal to 8% of risk-weighted assets. For these purposes, tangible capital is core capital less all intangibles other than qualifying mortgage servicing rights, of which the First Bank had $9.95 million and Girard had $27.8 million as of June 30, 1996. Core capital includes common stockholders' equity, non-cumulative perpetual preferred stock and related surplus' minority interests in the equity accounts of fully consolidated subsidiaries and certain non-withdrawable accounts and pledged deposits.

  A savings association is allowed to include both core capital and supplementary capital in the calculation of its total capital for purposes of the risk-based capital requirements, provided that the amount of supplementary capital included does not exceed the savings association's core capital. Supplementary capital consists of certain capital instruments that do not qualify as core capital, including subordinated debt which meets specified requirements, subject to certain limitations, and loan and lease loss general valuation allowances. General valuation allowances can generally be included up to 1.25% of risk-weighted assets. In determining the required amount of risk-based capital, total assets, including certain off-balance sheet items, are multiplied by a risk weight based on the risks inherent in the type of assets. The risk weights assigned by the OTS for principal categories of assets currently range from 0% to 100%, depending on the type of asset.

  OTS policy imposes a limitation on the amount of net deferred tax assets under SFAS No. 109 that may be included in regulatory capital. (Net deferred tax assets represent deferred tax assets, reduced by any valuation allowances, in excess of deferred tax liabilities.) Application of the limit depends on the possible sources of taxable income available to an institution to realize deferred tax assets. Deferred tax assets that can be realized from the following generally are not limited to taxes paid in prior carryback years and future reversals of existing taxable temporary differences. To the extent that the realization of deferred tax assets depends on an institution's future taxable income (exclusive of reversing temporary differences and carryforwards), or its tax-planning strategies, such deferred tax assets are limited for regulatory capital purposes to the lesser of the amount that can be realized within one year of the quarter-end report date or 10% of core capital. The foregoing considerations did not affect the calculation of the Savings Banks' regulatory capital as of June 30, 1996.

  The OTS promulgated a regulation that requires that an interest-rate ("IRR") risk component be included in the risk-based capital regulation. However, the effective date of the interest-rate risk component has been delayed. Under the rule, an institution with a greater than specified level of interest rate risk is subject to a deduction of its interest rate risk component from total capital for purposes of calculating the risk-based capital requirement. As a result, such an institution would be required to maintain additional capital in order to comply with the risk-based capital requirement. Had the interest-rate risk component been in effect at June 30, 1996, the Savings Banks' capital ratios would not have been affected by this rule.

  Insurance of Accounts. As an FDIC-insured institution, the Savings Banks are required to pay deposit insurance premiums to the SAIF as administered by the FDIC. The SAIF maintains a fund to insure deposits of savings institutions, including the Savings Banks. The SAIF also maintains a fund to insure the deposits of institutions, such as the Savings Banks, that were previously insured by the Federal Savings and Loan Insurance Corporation ("FSLIC"). The SAIF historically has had three major obligations: to fund losses associated with the failure of institutions with SAIF-insured deposits; to increase the SAIF's reserves to 1.25% of insured deposits; and to make interest payments on debt incurred to provide funds to the FSLIC (the "FICO debt"). Under current FDIC regulations, institutions are assigned to one of three capital groups based on the level of an institution's capital, "well-capitalized," "adequately capitalized," or "undercapitalized," which are defined in the same manner as in the regulations establishing the prompt corrective action system, as discussed below. These three groups are then divided into three subgroups which are based on supervisory evaluations by the

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institution's primary federal banking regulator, resulting in nine assessment classifications. Deposit insurance premium assessment rates currently range from .23% for well capitalized institutions with only a few supervisory concerns to .31% for undercapitalized institutions with substantial supervisory concerns.

  Recently proposed FDIC regulations would reduce future semi-annual SAIF assessments for savings institutions such as the Savings Banks. The proposed reduced assessment schedule would reduce rates to .18% for well capitalized with only a few minor supervisory concerns to .27% for undercapitalized institutions with substantial supervisory concerns for the period October 1, 1996 through December 31, 1996 and thereafter to .0% to .27%, respectively. In addition, savings institutions such as the Savings Banks will pay an additional .0645% in semi-annual premiums to cover costs of the FICO debt.

  Recapitalization of SAIF. The SAIF, due to the large number of failed savings institutions in the late 1980's and early 1990's, has been unable to attain the statutorily-required reserve ratio of 1.25% of insured deposits. Legislation enacted on September 30, 1996, provides for a special assessment to be collected no later than 60 days after the date of enactment based on deposits held as of March 31, 1995, at a rate sufficient to provide the SAIF with reserves equal to 1.25% of total deposits. The FDIC currently estimates that the special assessment rate will be 65.7 basis points. Based on the Savings Banks' deposits as of March 31, 1995, the one-time special assessment at 67.5 basis points will result in the Savings Banks' incurring a pre-tax charge of approximately $1.4 million. As a result of the special assessment and additional allowances for loan losses relating to the Sub-Prime Auto Loans, First Bank's capital levels fell below the "well-capitalized" institution standard to "adequately capitalized."

  The law also provides that the SAIF and the Bank Insurance Fund ("BIF") BIF shall be merged on January 1, 1999, provided that all savings associations have converted to banks by that date, but does not provide legislation to implement such a conversion. The law further provides that between January 1, 1997, and December 31, 1999 (or the date the last savings association ceases to exist, whichever is earlier), the interest costs for FICO debt will be shared by SAIF and BIF assessments, with SAIF institutions paying about 60% of the dollar amount and BIF institutions paying about 40% of the dollar amount. If the BIF and SAIF have not merged by January 1, 2000, these FICO interest costs will be assessed pro rata, with all insured institutions paying the same rate. The law also includes a provision intended to limit "deposit shifting" from a SAIF-insured institution to a BIF-insured affiliate.

  The FDIC may terminate the deposit insurance of any insured depository institution, including the Savings Banks, if it determines after a hearing that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, order or any condition imposed by an agreement with the FDIC. It also may suspend deposit insurance temporarily during the hearing process for the permanent termination of insurance, if the institution has no tangible capital. If insurance of accounts is terminated, the accounts at the institution at the time of the termination, less subsequent withdrawals shall continue to be insured for a period of six months to two years, as determined by the FDIC. Management is aware of no existing circumstances which would result in termination of the Savings Banks' deposit insurance.

  Prompt Corrective Action. Federal law provides the federal banking regulators with broad power to take "prompt corrective action" to resolve the problems of undercapitalized institutions. The extent of the regulators' powers depends on whether the institution in question is "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." Under regulations adopted by the federal banking regulators, an institution shall be deemed to be (i) "well capitalized" if it has a total risk-based capital ratio of 10.0% or more, has a Tier I risk-based capital ratio of 6.0% or more, has a Tier I leverage capital ratio of 5.0% or more and is not subject to specified requirements to meet and maintain a specific capital level for any capital measure; (ii) "adequately capitalized" if it has a total risk-based capital ratio of 8.0% or more, a Tier I risk-based capital ratio of 4.0% or more and a Tier I leverage capital ratio of 4.0% or more (3.0% under certain circumstances) and does not meet the definition of "well capitalized," (iii)

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"undercapitalized" if it has a total risk-based capital ratio that is less than 8.0%, a Tier I risk-based capital ratio that is less than 4.0% or a Tier I leverage capital ratio that is less than 4.0% (3.0% under certain circumstances), (iv) "significantly undercapitalized" if it has a total risk-based capital ratio that is less than 6.0%, a Tier I risk-based capital ratio that is less than 3.0% or a Tier I leverage capital ratio that is less than 3.00%, and (v) "critically undercapitalized" if it has a ratio of tangible equity to adjusted total assets that is equal to or less than 2.0.% The regulations also permit the appropriate federal banking regulator to downgrade an institution to the next lower category (provided that a significantly undercapitalized institution may not be downgraded to critically undercapitalized) if the regulator determines (i) after notice and opportunity for hearing or response, that the institution is in an unsafe or unsound condition or (ii) that the institution has received (and not corrected) a less-than-satisfactory rating for any of the categories of asset quality, management, earnings or liquidity in its most recent exam. As of June 30, 1996, the Savings Banks were "well capitalized" institutions under the prompt corrective action regulations of the OTS; however, as a result of the special assessment to re-capitalize the SAIF and additional allowances for loan losses relating to the Sub-Prime Auto Loans, First Bank's capital levels will fall below the "well-capitalized" institution standard to "adequately capitalized."

  Depending upon the capital category to which an institution is assigned, the regulators' corrective powers, many of which are mandatory in certain circumstances, include prohibition on capital distributions; prohibition on payment of management fees to controlling persons; requiring the submission of a capital restoration plan; placing limits on asset growth; limiting acquisitions, branching or new lines of business; requiring the institution to issue additional capital stock (including additional voting stock) or to be acquired; restricting transactions with affiliates; restricting the interest rates that the institution may pay on deposits; ordering a new election of directors of the institution; requiring that senior executive officers or directors be dismissed; prohibiting the institution from accepting deposits from correspondent banks; requiring the institution to divest certain subsidiaries; prohibiting the payment of principal or interest on subordinated debt; and, ultimately, appointing a receiver for the institution.

  Brokered Deposits. Under applicable laws and regulations, an insured depository institution may be restricted in obtaining, directly or indirectly, funds by or through any "deposit broker," as defined, for deposit into one or more deposit accounts at the institution. The term "deposit broker" generally includes any person engaged in the business of placing deposits, or facilitating the placement of deposits, of third parties with insured depository institutions or the business of placing deposits with insured depository institutions for the purpose of selling interests in those deposits to third parties. Under FDIC regulations, well-capitalized institutions are not subject to any brokered deposit limitations, while adequately capitalized institutions are able to accept, renew or roll over brokered deposits only (i) with a waiver from the FDIC and (ii) subject to the limitation that they do not pay an effective yield on any such deposit which exceeds by more than (a) 75 basis points the effective yield paid on deposits of comparable size and maturity in such institution's normal market area for deposits accepted in its normal market area or (b) by 120% for retail deposits and 130% for wholesale deposits, respectively, of the current yield on comparable maturity U.S. treasury obligations for deposits accepted outside the institution's normal market area. Undercapitalized institutions are not permitted to accept brokered deposits and may not solicit deposits by offering an effective yield that exceeds by more than 75 basis points the prevailing effective yields on insured deposits of comparable maturity in the institution's normal market area or in the market area in which such deposits are being solicited. These restrictions became applicable to First Bank at the end of the third quarter as a result of the recapitalization of the SAIF and the provisions for loan losses relating to the Sub-Prime Auto Loans which caused First Bank's capital levels to fall below the "well-capitalized" institution standard to "adequately capitalized."

  Restrictions on Capital Distributions. The OTS has promulgated a regulation governing capital distributions by savings associations, which include cash dividends, stock redemptions or repurchases, cash-out mergers, interest payments on certain convertible debt and other transactions charged to the capital account of a savings association as a capital distribution. The regulations establish a tiered system of regulation with the greatest flexibility being afforded to well-capitalized institutions.

  An institution that meets its fully phased-in capital requirements is permitted to make capital distributions during a calendar year, without prior OTS approval, of up to the greater of (i) 100% of its net income during the

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calendar year, plus the amount that would reduce by not more than one-half its
"surplus capital ratio" at the beginning of the calendar year (the amount by which the institution's actual capital exceeded its fully phased-in capital requirement at that date) or (ii) 75% of its net income over the most recent four-quarter period. An institution that meets its current minimum capital requirements but not its fully phased-in capital requirements may make capital distributions, without prior OTS approval, of up to 75% of its net income over the most recent four-quarter period, as reduced by the amounts of any capital distributions previously made during such period. An institution that does not meet its minimum regulatory capital requirements prior to, or on a pro forma basis after giving effect to, a proposed capital distribution, or that the OTS has notified as needing more than normal supervision, is not authorized to make any capital distributions unless it receives prior written approval from the OTS or the distributions are in accordance with the express terms of an approved capital plan.

  The OTS has proposed an amendment to its capital distribution regulation to conform to its PCA regulations by replacing the current "tiered" approach summarized above with one that would allow institutions to make capital distributions that would not result in the institution falling below the PCA "adequately capitalized" capital category. Under this proposal, an institution would be able to make a capital distribution (i) without notice or application, if the institution is not held by a savings and loan holding company and received a sufficiently favorable regulatory rating of 1 or 2,
(ii) by providing notice to the OTS if, after the capital distribution, the institution would remain at least "adequately capitalized," or (iii) by submitting an application to the OTS.

  The OTS retains the authority to prohibit any capital distribution otherwise authorized under its regulations if the OTS determines that the capital distribution would constitute an unsafe or unsound practice. The regulations also apply to direct and indirect distributions to affiliates, including those occurring in connection with corporation reorganizations.

  Affiliate Transactions. Under federal law and regulation, transactions between a savings association and its affiliates are subject to quantitative and qualitative restrictions. Affiliates of a savings association include, among other entities, companies that control, are controlled by or are under common control with the savings association. As a result, the Company and its non-bank subsidiaries are affiliates of the Savings Banks.

  Savings associations are restricted in their ability to engage in "covered transactions" with their affiliates. In addition, covered transactions between a savings association and an affiliate, as well as certain other transactions with or benefiting an affiliate, must be on terms and conditions at least as favorable to the savings association as those prevailing at the time for comparable transactions with non-affiliated companies. Savings associations are required to make and retain detailed records of transactions with affiliates.

  Notwithstanding the foregoing, a savings association is not permitted to make a loan or extension of credit to any affiliate unless the affiliate is engaged only in activities the FRB has determined to be permissible for bank holding companies. Savings associations are prohibited from purchasing or investing in securities issued by an affiliate, other than shares of a subsidiary.

  Savings associations are also subject to various limitations and reporting requirements on loans to insiders. These limitations require, among other things, that all loans or extensions of credit to insiders (generally executive officers, directors or 10% stockholders of the institution) or their "related interests" be made on substantially the same terms (including interest rates and collateral) as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with the general public and not involve more than the normal risk of repayment or present other unfavorable features.

  Qualified Thrift Lender Test. All savings associations are required to meet a QTL Test set forth in the HOLA and regulations of the OTS thereunder to avoid certain restrictions on their operations. A savings association that does not meet the QTL Test set forth in the HOLA and implementing regulations must either convert to a bank charter or comply with the following restrictions on its operations: (i) the association may not engage in any new activity or make any new investment, directly or indirectly, unless such activity or investment is permissible for a national bank; (ii) the branching powers of the association shall be restricted to those of a national bank; (iii) the association shall not be eligible to obtain any advances from its FHLB; and (iv) payment of dividends by the institution shall be subject to the rules regarding payment of dividends by a national bank. Upon the expiration of three years from the date the association ceases to be a QTL, it must cease any activity and not retain any investment not permissible for a national bank and immediately repay any outstanding FHLB advances (subject to safety and soundness considerations).

  Historically, the QTL test has required that 65% of an institution's "portfolio assets" (as defined) consist of certain housing and consumer-related assets on a monthly basis in at least nine out of every 12 months. As of June 30, 1996, the qualified thrift investments of the First Bank and Girard were approximately 83.2% and 85.7%, respectively, of their portfolio assets. Recently enacted legislation provides that certain education, small business and consumer loans may be included as qualified thrift investments for purposes of the QTL test.

  Loans-to-One Borrower. Under applicable laws and regulations, the amount of loans and extensions of credit which may be extended by a savings institution such as the Savings Banks to any one borrower, including related entities, generally may not exceed the greater of $500,000 or 15% of the unimpaired capital and unimpaired surplus of the institution. Loans in an amount equal to an additional 10% of unimpaired capital and unimpaired surplus also may be made to a borrower if the loans are fully secured by readily marketable securities. An institution's "unimpaired capital and unimpaired surplus" includes, among other things, the amount of its core capital and supplementary capital included in its total capital under OTS regulations.

  As of June 30, 1996, First Bank's and Girard's unimpaired capital and surplus amounted to $12.8 million and $27.2 million, respectively, resulting in a general loans-to-one borrower limitation of $1.9 million and $4.1 million, respectively under applicable laws and regulations. See "Business-- Loan Portfolio."

COMMUNITY INVESTMENT AND CONSUMER PROTECTION LAWS

  Truth in Lending. The Truth in Lending Act ("TILA") and Regulation Z promulgated thereunder contain certain disclosure requirements designed to provide consumers with uniform, understandable information with respect to the terms and conditions of loans and credit transactions in order to give them the ability to compare credit terms. TILA also guarantees consumers a three day right to cancel certain credit transactions including loans of the type originated by the Company and the Savings Banks. Management of the Company and the Savings Banks believes that they are in compliance with TILA in all material respects. If the Company and the Savings Banks were found not to be in compliance with TILA, aggrieved borrowers could have the right to rescind their loans and to demand, among other things, the return of finance charges and fees paid to the Company.

  Other Lending Laws. The Company is also required to comply with the Equal Credit Opportunity Act of 1974, as amended ("ECOA"), which prohibits creditors from discriminating against applicants on certain prohibited bases, including race, color, religion, national origin, sex, age or marital status. Regulation B promulgated under ECOA restricts creditors from obtaining certain types of information from loan applicants. Among other things, it also requires certain disclosures by the lender regarding consumer rights and requires lenders to advise applicants of the reasons for any credit denial. In instances where the applicant is denied credit or the rate or charge for loans increases as a result of information obtained from a consumer credit agency, another statute, the Fair Credit Reporting Act of 1970, as amended, requires lenders to supply the applicant with the name and address of the reporting agency. In addition, the Company is subject to the Fair Housing Act and regulations thereunder, which broadly prohibit certain discriminatory practices in connection with the Company's business. The Company is also subject to the Real Estate Settlement Procedures Act of 1974, as amended, and the Home Mortgage Disclosure Act.

  In addition, the Company is subject to various other Federal and state laws, rules and regulations governing, among other things, the licensing of, and procedures that must be followed by, mortgage lenders and services, and disclosures that must be made to consumer borrowers. Failure to comply with such laws, as well as with the laws described above, may result in civil and criminal liability.

  Community Reinvestment Act. Under the CRA, as implemented by OTS regulations, a savings institution has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low- and moderate- income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community consistent with the CRA. The CRA requires the OTS, in connection with its examination of a savings institutions, to assess the institution's CRA rating and requires that the OTS provide a written evaluation of an institution's CRA performance utilizing a four-tiered descriptive rating system. The four ratings are "outstanding record of meeting community credit needs," "satisfactory record of meeting community credit needs," "needs to improve record of meeting community credit needs" and "substantial non-compliance in meeting community credit needs." An institution's CRA rating is taken into account in determining whether to grant charters, branches and other deposit facilities, relocations, mergers, consolidations and acquisitions. Poor CRA performance maybe the basis for denying an application. First Bank and Girard each received a "needs to improve record of meeting community credit needs" rating during their respective most recent OTS examinations.

                                   TAXATION

FEDERAL TAXATION

  The Company and its subsidiaries will file a consolidated federal income tax return based on a calendar year. Consolidated returns have the effect of eliminating inter-company transactions, including dividends, from the computation of taxable income.

  Savings institutions such as the Savings Banks, which meet certain definitional tests primarily relating to their assets and the nature of their businesses, are permitted to establish a reserve for bad debts and to make annual additions to the reserve. These additions may, within specified formula limits, be deducted in arriving at the Savings Banks' taxable income. For purposes of computing the deductible addition to its bad debt reserve, the Bank's loans are separated into "qualifying real property loans" (i.e., generally those loans secured by certain interests in real property) and all other loans ("non-qualifying loans"). The deduction with respect to non-qualifying loans must be computed under the experience method, while a deduction with respect to qualifying loans may be computed using a percentage based on actual loss experience or a percentage of taxable income.

  Under the percentage of taxable income method, the bad debt deduction equals 8% of taxable income determined without regard to that deduction and with certain adjustments. The availability of the percentage of taxable income method has permitted a qualifying savings institution to be taxed at a lower maximum effective federal income tax rate than that applicable to corporations in general. This resulted generally in a maximum effective marginal federal income tax rate payable by a qualifying savings institution fully able to use the maximum deduction permitted under the percentage of taxable income method, in the absence of other factors affecting taxable income, of 32.2% exclusive of any minimum tax or environmental tax (as compared to 35% for corporations generally). Any savings institution at least 60% of whose assets are qualifying assets, as described in Section 7701(a)(19)(c) of the Code, generally will be eligible for the full deduction of 8% of taxable income. As of December 31, 1995, approximately 84.5% of the Girard's and 82.0% of First Bank's assets were "qualifying assets" described in Section 7701(a)(19)(C) of the Code. Girard and First Bank anticipate that at least 75% and 80%, respectively of Girard's assets, respectively will continue to be qualifying assets in the immediate future. If this ceases to be the case, the Savings Banks may be required to restore its bad debt reserve to taxable income in the future.

  The amount of the bad debt deduction that a savings association may claim with respect to additions to its reserve for bad debts under the percentage of income method is subject to certain limitations. These limitations are not expected to restrict the Bank from taking maximum advantage of the percentage of taxable income method in the future, although there can be no assurances in this regard.

  To the extent (i) a savings association's reserve for losses on real property loans under the percentage of taxable income method exceeds the amount that would have been allowed under the experience method and (ii) a savings association makes distributions to stockholders (including distributions in redemption, dissolution or liquidation) that are considered to result in withdrawals from that excess bad debt reserve, the amounts considered withdrawn will be included in the savings association's taxable income. The amount that would be deemed withdrawn from such reserves upon such distribution and which would be subject to taxation at the savings association level at the normal corporate tax rate would be an amount equal to the amount distributed plus the amount necessary to pay the corporate income tax with respect to the withdrawal. Dividends will not be considered to result in withdrawals from an association's bad debt reserves to the extent of current or accumulated earnings and profits as calculated for federal income tax purposes. Dividends in excess of a savings association's current and accumulated earnings and profits, distributions in redemption of stock, and distributions in partial or complete liquidation will be considered to come first from its bad debt reserve. The Savings Banks have no intention of paying dividends or taking any other action which would result in recapture of its bad debt reserves for tax purposes.

  Recently enacted legislation repealed the special bad debt rules applicable to savings associations for taxable years beginning after December 31, 1995. Under the new provisions, savings associations will follow the same rules for purposes of computing allowable bad debt deductions as banks. To the extent the bad debt reserve of the savings association exceeds the allowable reserve as computed under the rules applicable to banks, such excess will be subject to recapture. There is an exception that, in general, grandfathers the balance of the savings associations reserve balance as of December 31, 1987. Under the newly enacted law, if a savings association converts to a bank or is merged into a bank, the associations bad debt reserve will not be automatically subject to recapture. Recapture of the grandfathered bad debt reserve would still occur in the event of certain distributions as previously discussed.

  In addition to regular income taxes, corporations may be subject to an alternative minimum tax which is generally equal to 20% of alternative minimum taxable income (taxable income, increased by tax preference items and adjusted for certain regular tax items). The preference items generally applicable to savings associations include (i) 100% of the excess of a savings association's bad debt deduction computed under the percentage of taxable income method over the amount that would have been allowable under the experience method and (ii) an amount equal to 75% of the amount by which a savings association's adjusted current earnings (alternative minimum taxable income computed without regard to this preference, adjusted for certain items) exceeds its alternative minimum taxable income without regard to this preference. Alternative minimum tax paid can be credited against regular tax due in later years.

STATE TAXATION

  For additional information regarding taxation, see Note 8 to the Consolidated Financial Statements.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth certain information regarding the directors and executive officers of the Company as of October 28, 1996.

           NAME             AGE                      OFFICE
           ----             ---                      ------
Andrew A. Wiederhorn.......  30 Chairman of the Board, Chief Executive Officer,
                                 Secretary and Treasurer
Lawrence A. Mendelsohn.....  35 President and Director
Bo G. Aberg................  48 Senior Vice President, European Operations
Donald J. Berchtold........  51 Senior Vice President, Administration
Kenneth R. Kepp............  41 Senior Vice President, Operations
Sheryl Anne Morehead.......  48 Senior Vice President, S&L Group and Chief
                                 Executive Officer of the Savings Banks
Chris Tassos...............  39 Senior Vice President and Chief Financial
                                 Officer
Phillip D. Vincent.........  42 Senior Vice President, Loan Servicing
Don H. Coleman.............  58 Director
Philip G. Forte............  32 Director
David Dale-Johnson.........  49 Director

  All of the executive officers of the Company were elected at a meeting of the Board of Directors held in October 1996. Their terms of office continue until the next annual meeting of the Board of Directors and until their successors shall have been elected and qualified.

  Andrew A. Wiederhorn is the Chairman of the Board of Directors and Chief Executive Officer of the Company. Mr. Wiederhorn founded the Private Companies in 1987 and continues to serve as the Chief Executive Officer of the Private Companies. Mr. Wiederhorn received his B.S. degree in Business Administration from the University of Southern California.

  Lawrence A. Mendelsohn is a director and the President of the Company. Since February 1993 Mr. Mendelsohn has been the Executive Vice President of the Private Companies. From January 1992 until February 1993 Mr. Mendelsohn was Vice President, Principal and Head of Capital Markets for Emerging Markets of Bankers Trust New York Corporation/BT Securities Corporation. From August 1987 until January 1992 Mr. Mendelsohn was the Vice President, Senior Options Principal and Head of Proprietary Trading for Equities, Equity Options and Distressed Debt for JP Morgan and Co./JP Morgan Securities. Mr. Mendelsohn received an A.B. degree in Economics from the University of Chicago, an M.A. degree in International Politics from the University of Texas, an M.S. degree in Business Research from the University of Southern California and a Ph.D./ABD degree in Finance from the University of Southern California.

  Bo G. Aberg is the Senior Vice President, European Operations of the Company. From November 1994 to September 1996, Mr. Aberg was Chief Executive Officer of Securum Holding B.V., a Kingdom of Sweden owned work-out company in Europe. From September 1992 to November 1994, Mr. Aberg was Chief Executive Officer of Securum Real Estate Group, Malmo, Sweden. From January 1982 to September 1992 Mr. Aberg held several positions within the PK Group (a Swedish banking group), and from September 1974 to January 1982 he was a Chartered Accountant for Hagstroms Revisions Byra AB Sweden (now Ernst & Ekonomexamen) and an academic degree in Law (Jurkandexamen) both from the University of Stockholm, Sweden.

  Donald J. Berchtold is the Senior Vice President, Administration. From March 1992 until October 1996 Mr. Berchtold was the Senior Vice President, Administration of the Private Companies. From February 1991 until November 1992 he was a consultant to Entertainment Publications Inc.-- CUC International Inc. Mr. Berchtold received a B.S.C. degree in Business/Finance and Marketing from Santa Clara University and an M.B.A. from the University of Oregon. Mr. Berchtold is Mr. Wiederhorn's father-in-law by marriage.

  Kenneth R. Kepp is the Senior Vice President, Operations. From November 1991 until October 1996 Mr. Kepp was the Senior Vice President--Operations of the Private Companies. From June 1990 until November 1991 Mr. Kepp was the Managing Director of Network Associates International, a consulting company to the leasing industry. Mr. Kepp received a B.S. degree in Finance from Northern Illinois University.

  Sheryl Anne Morehead is the Senior Vice President, S&L Group of the Company and Chief Executive Officer of the Savings Banks. From December 1993 until October 1996, Ms. Morehead was the Chief Credit Officer/Chief Operating Officer of First Los Angeles Bank/San Paulo Bank Group, a savings bank. From August 1990 until December 1993, Ms. Morehead was the Chief Credit Officer/Executive Vice President of First Federal Bank, a savings bank. Ms. Morehead received a B.S. degree from Boston University and an M.B.A. degree from Harvard Graduate School of Business.

  Chris Tassos is the Senior Vice President and Chief Financial Officer of the Company. Since August 1995 Mr. Tassos has been the Senior Vice President of Finance of the Private Companies. From March 1992 until February 1995 he was the Chief Financial Officer and/or Senior Vice President of Finance of Long Beach Mortgage Company (formerly Long Beach Bank). Mr. Tassos received a B.A. degree from California State University, Fullerton. From July 1979 until April 1984 and May 1985 until September 1990 Mr. Tassos was an auditor for Deloitte & Touche LLP.

  Phillip D. Vincent is Senior Vice President, Loan Servicing of the Company. Mr. Vincent was Senior Vice President and Chief Administrative Officer of The J.E. Robert Company, Inc., one of the largest real estate and mortgage investment managers in the U.S. from April 1995 until July 1996, Senior Vice President and Managing Officer of The J.E. Robert Company Inc. from June 1992 until September 1995. Mr. Vincent is a member of the American Institute of Certified Public Accountants. Mr. Vincent received a B.S. degree in Finance from Oklahoma State University.

  Don H. Coleman is a director of the Company. Since March 1994 Mr. Coleman has been the President International Manufacturing and Licensing, Inc., a subsidiary of the ICT Group, Inc., a supplier of wireless phone customers worldwide. From January 1988 until March 1994, Mr. Coleman was President of Liquid Spring Corporation, a manufacturer of automobile components. Mr. Coleman is a director of ICT Group, Inc., Fabricated Metals, Inc., a fabricated metals handling company, and American Life Support Technology, a venture capital-funded hospital equipment start-up company. Mr. Coleman received a B.A. degree in Economics and an M.B.A. degree from Stanford University.

  Philip G. Forte is a director of the Company. Mr. Forte has been the President of Wilshire Cellular, Inc., a cellular phone leasing company, since June 1994. Wilshire Cellular, Inc. is not part of the Private Companies, nor is it an affiliate of the Company. From March 1992 until June 1994, Mr. Forte was the Vice President, Sales and Marketing of Vinyl Chem International, Inc., a textile chemical repair manufacturer. From September 1989 until March 1992 Mr. Forte was the Vice President, Sales and Marketing of Pacific Western University.

  David Dale-Johnson is a director of the Company. Since 1988 Mr. Dale-Johnson has been the Director, Program in Real Estate, School of Business Administration, University of Southern California. Mr. Dale-Johnson is also a consultant for several public and private companies and government agencies. Mr. Dale-Johnson received his B.A. degree in Art History from the University of British Columbia, M. Sc. degree in Business Administration from the University of British Columbia and a Ph.D. degree in Business Administration from the University of California, Berkeley.

CERTAIN KEY EMPLOYEES

  Stuart Adair is the Vice President, European Loan Acquisitions of WFC. Prior to September 1996 he was the Vice President, Loan Acquisitions of the Private Companies. Mr. Adair received a B.A. degree from the University of Washington.

  Glenn J. Ohl is the Chief Financial Officer of WFC. From August 1995 until October 1996 Mr. Ohl was the Senior Vice President and Corporate Treasurer of CWM Mortgage Holdings, Inc., an affiliate of Countrywide Credit Industries Inc., a residential financing company. From September 1992 until August 1995 Mr. Ohl was the Executive Vice President and Chief Financial Officer of ARCS Mortgage, Inc., a financing company. Mr. Ohl received a B.A. degree from Franklin and Marshall College and an M.B.A. degree from New York University.

  Peter O'Kane is the Vice President, Loan Acquisitions. From May 1994 until October 1996 Mr. O'Kane was the Vice President, Loan Acquisitions of the Private Companies. From September 1992 until April 1994 Mr. O'Kane was an Asset Manager, Investment Division of J.E. Robert Company, Inc. Mr. O'Kane received a B.A. degree from the University of Washington.

  Richard A. Papworth is the Chief Financial Officer of Girard and First Bank. From May 1996 until August 1996 Mr. Papworth was the Chief Executive Officer of Girard. From October 1995 until May 1996 Mr. Papworth was the Director of Finance for Maintenance Warehouse America Corp., a national building maintenance supply company. From October 1994 until October 1995 Mr. Papworth was an Independent Financial Consultant. From July 1993 until October 1994 Mr. Papworth was the Acting Chief Financial Officer and Treasurer of George Wimpey Inc. and the Assistant Treasurer from April 1989 until July 1993. Mr. Papworth received a B.S. degree in Accounting and a M.Acc. degree in Taxation from Brigham Young University.

  R. Scott Stevenson is the President of the Girard and First Bank. From June 1991 until October 1996 he was the President and Chief Executive Officer of Girard. From January 1986 until June 1991 he held various positions at Girard including Chief Operating Officer, Chief Financial Officer and a Loan Officer. Mr. Stevenson received a B.S. degree in Accounting and an M.S. degree in Taxation from Brigham Young University.

ELECTION OF DIRECTORS

  Prior to the first annual meeting of the stockholders of the Company, the Company's Board of Directors will be divided into three classes. Directors of each class will be elected at the annual meeting of stockholders held in the year in which the term for such class expires and will serve thereafter for three years. No determination has been made as to which directors will be members of each class.

COMPENSATION OF DIRECTORS

  The Company intends to pay its directors who are not employees of the Company a per meeting fee of $1,000 for each Directors' meeting and a per hour fee for each committee meeting attended which is not on a regularly scheduled meeting date. Under the Company's Stock Incentive Plan, each non-employee director has been granted, effective as of the date on which the initial public offering price is determined, a non-qualified option to purchase at the initial public offering price a number of shares of Common Stock equal to 6,250 divided by the initial public offering price, and each new non-employee director upon the date of his or her election or appointment will be granted a non-qualified option to purchase at the fair market value on the date of grant a number of shares of Common Stock equal to 6,250 divided by the fair market value on the date of grant.

EXECUTIVE COMPENSATION

  The following table shows compensation received by the Company's Chief Executive Officer and the four other most highly paid executive officers for the fiscal years ended December 31, 1995:

                          SUMMARY COMPENSATION TABLE

                                                     ANNUAL COMPENSATION
                                                ------------------------------
                   NAME AND
              PRINCIPAL POSITION                YEAR SALARY($)(1)  BONUS($)(1)
              ------------------                ---- ------------  -----------
Andrew A. Wiederhorn........................... 1995    51,992(2)       --
 Chairman of the Board, Chief Executive
 Officer, Secretary and Treasurer
Lawrence A. Mendelsohn ........................ 1995    68,293(2)       --
 President
Donald J. Berchtold ........................... 1995   174,451       44,260
 Senior Vice President, Corporate
 Development
Kenneth R. Kepp ............................... 1995   150,012       50,000
 Senior Vice President, Operations
R. Scott Stevenson............................. 1995   120,000       25,000
 President of Girard and First Bank

--------
(1) For the year ended December 31, 1995 the Chief Executive Officer and the four other most highly paid executive officers derived their salaries from the Private Companies taken as a whole and therefore salaries and bonuses paid for the year do not necessarily reflect the amount of salary and bonus attributable to work performed for WAC and the Savings Banks, if any.
(2) Mr. Wiederhorn and Mr. Mendelsohn elected in the past to receive minimal compensation to maintain capital in the Company and have received shareholder loans from the Private Companies to fund their investment in WAC and certain other expenses.

EMPLOYMENT AGREEMENTS

  The Company has entered into substantially similar employment agreements, effective November 1, 1996, with Andrew A. Wiederhorn ("Mr. Wiederhorn") (as Chief Executive Officer) and Lawrence A. Mendelsohn ("Mr. Mendelsohn") (as President) (each individually, an "Executive" and collectively, the "Executives"). Each agreement provides for an initial three-year term which is automatically renewable for successive two-year terms (the "Employment Term") unless either party gives written notice to the other at least ninety days prior to the expiration of the then Employment Term. During the Employment Term, each Executive will be obligated to devote a significant portion of his business time, energy, skill and efforts to the performance of his duties under the agreement and shall faithfully serve the Company, subject to his right to serve as an employee and/or board member of certain non-publicly held companies and to manage his personal financial and legal affairs.

  The agreement provides for an annual base salary of $833,333.33 for Mr. Wiederhorn and $666,666.67 for Mr. Mendelsohn (which may be increased, but not decreased, by the Compensation Committee of the Board of Directors) and a bonus. The bonus payable to Mr. Wiederhorn and Mr. Mendelsohn will be equal to 15% of the difference between the pre-tax profits of the Company and after tax earnings which result in a return on equity of 15%. Mr. Wiederhorn's and Mr. Mendelsohn's share of the bonus will be two-thirds and one-third, respectively. The Company will also recommend that the Compensation Committee grant 500,000 options to purchase the Common Stock to Mr. Wiederhorn and 250,000 options to purchase the Common Stock to Mr. Mendelsohn. See "--Stock Incentive Plan."

  The agreement also provides that during the Employment Term and thereafter, the Company will indemnify the Executive to the fullest extent permitted by law, in connection with any claim against the Executive as a result of the Executive serving as an officer or director of the Company or in any capacity at the request of the Company in or with regard to any other entity, employee benefit plan or enterprise. Following the Executive's termination of employment, the Company will continue to cover the Executive even if the Executive has ceased to serve in such capacity.

  If any payment to the Executive together with certain other amounts paid to the Executive, exceeds certain threshold amounts and results from a change in ownership as defined in Section 280G(b)(2) of the Code, the agreements provide that the Executive will receive an additional amount to cover the federal excise tax and any interest, penalties or additions to tax with respect thereto on a "grossed up" basis.

  The agreement may be terminated at any time by the Executive for Good Reason or with or without Good Reason during the Change in Control Protection Period (if a Change in Control occurs) or by the Company with or without Cause (as each capitalized term is defined in the agreement).

  If the Executive terminates his employment with the Company for Good Reason, with or without Good Reason during the Change in Control Protection Period (if a Change in Control occurs), the Executive is terminated without Cause, or the Executive's employment terminates as a result of the Company giving notice of nonextention of the Employment Term, he will receive severance pay (i) in an amount equal to three times Base Salary in effect at termination and three times the highest annual bonus paid or payable for any of the previous three years, (ii) accelerated full vesting under all outstanding equity-based and long-term incentive plans, (iii) any other amounts or benefits due under then applicable employee benefit plans of the Company (in accordance with such plan, policy or practice), (iv) three years of additional service credit that the Executive would otherwise have been credited under any pension type qualified or nonqualified pension plan, (v) three years of the maximum Company contribution under any qualified or nonqualified 401(k) type plan and (vi) continued medical benefits for three years. The agreement provides that Executive will have no obligation to mitigate the Company's financial obligations in the event of his termination due to death, disability, termination for Good Reason, termination with or without Good Reason during the Change in Control Protection Period or termination without Cause, and there will be no offset against the Company's financial obligations for other amounts earned by the Executive.

  If termination is the result of Executive's death, the Company will pay to the Executive (or his estate), an amount equal (i) any earned but not yet paid compensation, (ii) a pro-rated bonus, (iii) any other amounts or benefits due under then applicable employee benefit plans of the Company (in accordance with such plan, policy or practice), (iv) payment on a monthly basis of 36 months of base salary to Executive's spouse or dependents and (v) continued medical coverage for the Executive's spouse and dependents for three years. In addition, the Executive will receive accelerated full vesting under all outstanding equity-based and long-term incentive plans. If Executive's employment is terminated by reason of disability, the Executive will be entitled to receive payments and benefits to which his representatives would be entitled in the event of his termination by reason of death, provided that the payment of base salary will be reduced by any long-term disability payments under any policy maintained by the Company.

INCENTIVE STOCK PLAN

  The following is a summary of certain features of the Company's Incentive Stock Plan (the "Stock Plan"). This summary is qualified by reference to the Stock Plan itself. A copy of the Stock Plan is an exhibit to the Registration Statement.

  The Company's Board of Directors adopted the Stock Plan on November 1, 1996. The Company's stockholders approved it on October 31, 1996. The purpose of the Stock Plan is to enable the Company to attract, retain and motivate key employees, directors and, on occasion, consultants, by providing them with equity participation in the Company. Accordingly, the Stock Plan permits the company to grant incentive stock options ("ISOs"), non-statutory stock options ("NSOs"), restricted stock and stock appreciation rights (collectively "Awards") to employees, directors and consultants of the Company and subsidiaries of the Company. The Stock Plan will terminate on November 1, 2006 unless terminated earlier by the Board of Directors.

  Administration of the Plan. The Stock Plan will be administered by the Company's Board of Directors, a committee appointed by the board (the "Committee") or a combination of the two. References below to the "Administrator" are to the body that administers the plan. For the present, the Board of Directors has delegated administration of the Stock Plan to a committee consisting of David Dale-Johnson and Don Coleman, two of the Company's non-employee directors.

  Securities Subject to the Plan. During the ten-year term of the Stock Plan, the Company may grant Awards for a maximum of 1,500,000 shares of Common Stock subject to adjustment in the case of stock splits and similar events. No one person may receive Awards covering more than a cumulative total of 750,000 shares of Common Stock under the Stock Plan.

  Employee Options. Under the Stock Plan, the Company may grant ISOs (under
Section 422 of the Code) and NSOs. The option exercise price of both ISOs and NSOs may not be less than the fair market value of the shares covered by the option on the date the option is granted. However, the exercise price of ISOs granted to holders of more than 10% of the Company's outstanding stock may not be less than 110% of that fair market value. Options will not be transferable other than by will or the laws of descent and distribution or, in the case of NSOs, under qualified domestic relations orders.

  The Administrator will select the persons to whom options will be granted, the number of shares subject to each option and the other terms and conditions of each option, but in all cases consistent with the Stock Plan. The Option Agreement evidencing each option will specify whether the option is intended to be an ISO or an NSO. The Administrator may provide that options will be exercisable in full at grant or become exercisable over time in accordance with a vesting schedule. Options must expire no later than ten years after they are granted (five years in the case of ISOs granted to holders of more than 10% of the Company's outstanding stock). The exercise price of options will be payable in cash or, if the Administrator permits, by the optionee's full recourse promissory note, the surrender of shares of the Common Stock already owned by the optionee or the "netting" of stock covered by the option (the surrender of a portion of the option in payment of the exercise price).

  Options granted as ISOs will be intended to qualify for special tax status under Section 422 of the Code. An optionee will not have taxable income upon the grant or exercise of an ISO (although exercise will result in income for purposes of the alternative minimum tax), and the Company will receive no income tax deduction at grant or exercise. The optionee will be entitled to long-term capital gain treatment upon the sale of the option shares if the shares are held more than two years after the grant date and more than one year after the exercise date. If the shares are sold within one year after the exercise date, the difference between the exercise price and the market value at the exercise date (but not more than the actual gain on sale) may be taxable as ordinary income. Any additional gain would be short-term capital gain. If the option shares are sold more than one year after the exercise date but less than two years after the grant date, the difference between the exercise price and the market value at the date of exercise (but not more than the actual gain on sale) is taxable as ordinary income and any gain is long-term capital gain. The Company will receive no deduction in connection with ISOs, except to the extent an employee recognizes taxable ordinary income upon disposition of option shares.

  Upon the grant of an NSO, an optionee will not recognize taxable income for federal income tax purposes and the Company will not be entitled to any federal income tax deduction. Upon the exercise of an NSO, the optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the shares acquired at the time of exercise over the exercise price. The Company will be entitled to a corresponding deduction. Special rules may govern the timing of the recognition of income by optionees subject to Section 16 of the Exchange Act.

  Director Options. On the last trading day of each calendar quarter beginning March 31, 1997, the Company will automatically grant each director who is not also an employee of the Company or a subsidiary of the Company (a "non-employee director") an NSO to purchase that number of shares of Common Stock that equals $6,250 divided by the fair market value per share of Common Stock (its market price) on the date of grant. The exercise price of these options will be that fair market value. Each of these director options will be fully exercisable beginning six months after the date of grant and will terminate (unless sooner terminated under the terms of the Stock Plan) ten years after the date of grant. If such a director ceases to be a member of the board for any reason other than death or disability, these options will terminate on the first anniversary of the date the director ceases to be a board member. If such a director dies or becomes disabled while a member of the board, these options will terminate on the second anniversary of the date the director dies or becomes disabled. Under the Stock Plan, the Company could grant Awards to non-employee directors in addition to these "automatic" quarterly options.

  Restricted Stock. Under the Stock Plan, the Administrator may also grant Awards of restricted shares of Common Stock. Each restricted stock Award would specify the number of shares of Common Stock to be issued to the recipient, the date of issuance, any consideration for such shares and the restrictions imposed on the shares (including the conditions of release or lapse of such restrictions). In general, shares subject to a restricted stock Award may not be sold, assigned, transferred or pledged until the restrictions have lapsed and rights to the shares have vested.

  Stock Appreciation Rights. The Administrator may also grant Awards of stock appreciation rights. A stock appreciation right entitles the holder to receive from the Company, in cash or (if the Administrator so permits) Common Stock, at the time of exercise, the excess of the fair market value at the date of exercise of a share of Common Stock over a specified price fixed by the Administrator in the Award, multiplied by the number of shares as to which the right is being exercised. The specified price fixed by the Administrator will not be less than the fair market value of shares of Common Stock at the date the stock appreciation right was granted.

  Terms and Conditions to Which All Awards Are Subject. If there is a stock dividend, stock split, reverse stock split or reclassification of Common Stock, appropriate adjustments will be made in the number and class of shares of stock subject to the Stock Plan and each outstanding Award, and the exercise price of each outstanding Award. Each such adjustment will be determined by the Administrator in its sole discretion.

  In addition, new Awards may be substituted for Awards previously granted, or the Company's obligations respecting outstanding Awards may be assumed by an employer corporation other than the Company, in connection with any merger, consolidation or sale of substantial assets (but not a merger or consolidation in which the Company is the continuing corporation which does not result in any reclassification or exchange of the Common Stock). Further, in the event of such a merger, consolidation or sale, the Administrator may decide to pay cash to plan participants and terminate their Awards, or terminate their Awards after giving them notice of the merger or other event to give them an opportunity to exercise their Awards before the event.

  Subject to the special rules described previously regarding the options to be granted quarterly to non-employee directors, the Administrator will establish the effect of employment termination on vested Awards.

  Amendment and Termination. The Board of Directors at any time may amend or terminate the Stock Plan. However, in general, amendments and termination would not affect Awards previously granted. Certain amendments would be subject to stockholder approval.

  Initial Awards. As of the date of this preliminary Prospectus, the Company had not granted any Awards. The day before the Commission declares the Registration Statement effective, the Company will grant options under the Stock Plan to Messrs. Wiederhorn and Mendelsohn. If, by that date, the underwriters have not notified the Company that the underwriters will exercise their over-allotment option, those options will cover 750,000 shares of Common Stock for Messrs. Wiederhorn and Mendelsohn combined. If the underwriters by that date have notified the Company that they will exercise their over-allotment option in full, those options will cover a total of 772,500 shares of Common Stock. A partial exercise of the over-allotment option will result in option amounts between 750,000 and 772,500 shares. A portion of these options are intended to be ISOs. The balance will be NSOs. The exercise price of the ISOs will be $ per share (110% of the initial offering price to the public in the Common Stock Offering). The exercise price of the NSOs will be $ per share (100% of the initial offering price to the public in the Common Stock Offering). All of these options will be fully vested by January 2, 1997. The ISOs will have a five-year term and the NSOs will have a ten-year term. The options will not terminate earlier if the optionee ceases to be employed by the Company.

  The following table sets forth information concerning the options to be granted to Messrs. Wiederhorn and Mendelsohn before the Registration Statement becomes effective.

                       OPTIONS TO BE GRANTED AT CLOSING

                                                                          POTENTIAL REALIZABLE
                                                                            VALUE AT ASSUMED
                                                                             ANNUAL RATES OF
                                        PERCENT OF                             STOCK PRICE
                          NUMBER OF       TOTAL                               APPRECIATION
                            SHARES       OPTIONS                               FOR OPTION
                          UNDERLYING    GRANTED TO   EXERCISE                    TERM (3)
                           OPTIONS     EMPLOYEES IN PRICES PER EXPIRATION ---------------------
          NAME             GRANTED     FISCAL 1996    SHARE      DATES        5%        10%
          ----            ----------   ------------ ---------- ---------- ---------- ----------
                                                                             (IN THOUSANDS)
Andrew A. Wiederhorn....   500,000(1)       67%        $--          (2)        3,773      9,562
Lawrence A. Mendelsohn..   250,000(4)       33%         --          (2)        1,886      4,781

--------
(1) This figure will be 515,000 if the underwriters notify the Company, before the Registration Statement becomes effective, that they will exercise their over-allotment option in full.
(2) Five years after the closing of the Common Stock Offering for the ISOs
    (      shares for Mr. Wiederhorn and        shares for Mr. Mendelsohn) and
    ten years for the NSOs (      shares for Mr. Wiederhorn and        shares
    for Mr. Mendelsohn). If the options are increased as indicated in notes
    (1) above and (4) below, the ISO figures become    shares for Mr.
    Wiederhorn and    shares for Mr. Mendelsohn and the NSO figures become
    shares for Mr. Wiederhorn and    shares for Mr. Mendelsohn.
(3) These amounts represent hypothetical gains that could be achieved for the options if they are exercised at the end of their terms. The assumed 5% and 10% rates of stock price appreciation are mandated by rules of the Commission. They do not represent the Company's estimate or projection of future prices of the Common Stock. Assumes all options are NSOs and exercise price is $12 per share.
(4) This figure will be 257,500 if the underwriters notify the Company, before the Registration Statement becomes effective, that they will exercise their over-allotment option in full.

  The following table contains additional information regarding cumulative activity under the Stock Plan based on the same assumptions used for the previous table.

                           CUMULATIVE OPTION STATUS

                                                                TOTAL OPTION VALUES
                                               ------------------------------------------------------
                                               NUMBER OF SHARES UNDERLYING    VALUE OF UNEXERCISED
                            SHARES                 UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS
                           ACQUIRED    VALUE   ---------------------------- -------------------------
          NAME            ON EXERCISE REALIZED EXERCISABLE(1) UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----            ----------- -------- -------------- ------------- ----------- -------------
Andrew A. Wiederhorn....        0       $ 0       500,000(2)         0          $ 0           --
Lawrence A. Mendelsohn..        0         0       250,000(3)         0            0           --

--------
(1) By January 2, 1997.
(2) See note (1) to the previous table.
(3) See note (4) to the previous table.

  Deductibility of Executive Compensation. Under Section 162(a) of the Code, a corporation may deduct "a reasonable allowance for salaries or other compensation for personal services actually rendered." However, Section 162(m) generally limits the deduction for compensation paid to the chief executive officer and certain other officers of a publicly-held corporation to $1 million in any taxable year. The corporation cannot deduct the compensation paid to a covered officer in excess of $1 million.

  In general, the excess of the fair market value of stock received on exercise of Awards (other than ISOs) over the option exercise price is treated as compensation for this purpose. Accordingly, the deduction for that excess may be disallowed. However, this principle does not apply to "qualified performance-based compensation." In addition, a special rule applies to compensation paid under a plan that existed before the corporation became publicly held. Options granted under the Stock Plan for a period of approximately three and one-half years after the closing of the Common Stock Offering will be intended to qualify under this special rule. In addition, the Company may choose to cause options and other Awards granted after the Company becomes publicly-held and which do not qualify under this special rule to qualify for exemption from Section 162(m) as "qualified performance-based compensation." However, there are no assurances that any or all Awards will not be subject to the limitation of Section 162(m).

                            PRINCIPAL STOCKHOLDERS

  The following table presents certain information regarding the beneficial ownership of Common Stock at October 28, 1996 by (a) each stockholder known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (b) each director, (c) each executive officer, and (d) all directors and executive officers as a group.

                          OWNERSHIP PRIOR TO OFFERING     OWNERSHIP AFTER OFFERING
                          ------------------------------  ---------------------------
                           AMOUNT AND                      AMOUNT AND
                            NATURE OF                      NATURE OF
  NAME AND ADDRESS OF      BENEFICIAL       PERCENT OF     BENEFICIAL     PERCENT OF
  BENEFICIAL OWNERS(1)      OWNERSHIP          CLASS       OWNERSHIP       CLASS(2)
  --------------------    ---------------  -------------  -------------  ------------
Andrew A. Wiederhorn....        3,945,957          65.77%     3,945,957        52.61%
Lawrence A. Mendelsohn..        1,972,723          32.88%     1,972,723        26.30%
Bo G. Aberg.............              --              --            --            --
Donald J. Berchtold.....              --              --            --            --
Sheryl Anne Morehead....              --              --            --            --
Kenneth E. Kepp.........              --              --            --            --
Chris Tassos............              --              --            --            --
Phillip D. Vincent......              --              --            --            --
Don H. Coleman..........           12,242             .2%        12,242          .16%
Philip G. Forte.........              --              --            --            --
David Dale-Johnson......           12,242             .2%        12,242          .16%
All directors and execu-
 tive officers as a
 group (11 persons).....        5,943,164          99.05%     5,943,164        79.23%

--------
(1) The address for each of the named officers and directors is c/o Wilshire Financial Services Group Inc., 1776 SW Madison, Portland, Oregon 97205.
(2) Assumes no exercise of the Common Stock Underwriters' over-allotment option.

  Except as noted in the footnotes above (i) none of such shares is known by the Company to be shares with respect to which such beneficial ownership and
(ii) the Corporation believes the beneficial holders listed above have sole voting and investment power regarding the shares shown as being beneficially owned by them.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LEASES

  The Company leases office space for its corporate headquarters from Wilshire Properties I, Incorporated, an Oregon corporation ("WPI"). Andrew A. Wiederhorn and Lawrence A. Mendelsohn are the beneficial owners of WPI. The lease agreement provides for an aggregate annual rent payment in 1997 of approximately $90,000 and expires December 31, 2001. In addition to base rent the Company is required to pay its proportionate share of operating expenses incurred by WPI in connection with the operations of the building. The Savings Banks lease approximately 8,000 sq. ft. of office space in two locations pursuant to lease which provides for an aggregate annual rental payment in 1997 of approximately $96,000 and expires December 31, 1997.

STOCK TRANSACTIONS

  Upon the closing of the Common Stock Offering and Notes Offering, certain executive officers and directors exchanged 226,590 shares of common stock of Girard for 65,074 shares of Common Stock of WFSG and 74,306 shares of common stock of First Bank for 24,484 shares of Common Stock of WFSG and 98,804 shares of common stock of WAC for 5,853,607 shares of Common Stock of WFSG.

LOAN SERVICING AGREEMENT BETWEEN THE COMPANY, WFC AND WCC

  The Company, WFC and WCC entered into a loan servicing agreement (the "Loan Servicing Agreement") pursuant to which WCC will provide loan portfolio management services, including billing, portfolio administration and collection services for all Loans. WCC has also agreed to license its proprietary computer software to the Company and WFC. Pursuant to the Loan Servicing Agreement, the Company shall be required to pay a servicing fee equal to market rates. WCC has agreed not to compete with or be engaged in the same business as currently conducted by the Company.

  After the second anniversary of the closing of the Common Stock Offering, the Company will have the option to begin servicing its Loan Portfolios and WCC's loans (the "Servicing Transfer"), provided that the Company or one of its subsidiaries has obtained the appropriate licenses. Notwithstanding the foregoing, the Company may request that the Servicing Transfer occur on an earlier date, provided that the foregoing conditions are met. WCC, in its sole discretion may refuse to effect the Servicing Transfer prior to the end of the second year. The Servicing Transfer will occur automatically on the third anniversary of the closing of the Common Stock Offering and Notes Offering. After the Servicing Transfer WCC will permit the Company, subject to certain conditions, to have access to its books, records and forms to ensure the orderly transfer of the servicing. Following the Servicing Transfer, the fees and costs to be paid by WCC for the servicing of its loans and the loans of persons other than the Company shall be the Company's average costs for such collection as specified in the Loan Servicing Agreement.

LOAN SERVICING AGREEMENT BETWEEN THE SAVINGS BANKS AND WCC

  Girard and First Bank have each entered into loan servicing agreements for performing loans with WCC pursuant to which WCC provides loan portfolio management services, including billing, portfolio administration and collection services for all loans owned, acquired or made by the Savings Banks. WCC receives a fee equal to ten dollars per month for each loan serviced. The loan servicing agreements are year-to-year and may be terminated by the Savings Banks or WCC by giving notice at least sixty days prior to renewal date.

  The Savings Banks and WCC have also entered into loan servicing agreements with respect to specific Loan Portfolios. Pursuant to these loan servicing agreements WCC provides loan portfolio management services, including billing, portfolio administration and collection services for the loans in the specified Loan Portfolios. To date, each of these loans servicing agreements provides that WCC shall be entitled to an amount equal to (i) all costs and expenses incurred by WCC for providing loan portfolio management services, and
(ii) an amount equal to twenty-five percent of the amount collected on the specified Discounted Loan Portfolios (other than escrow payments, if any) which is excess of the initial payments made by the Savings Banks to acquire the

Discounted Loan Portfolios. Servicing fees for new Discounted Loan portfolio servicing agreements will be chosen by the board of directors of the Savings Banks based upon fees charged by WCC in any other appropriate third party servicing agreement.

ADMINISTRATIVE SERVICES AGREEMENT

  Pursuant to the Administrative Services Agreement, WCC and its private affiliates and the Company have agreed to provide, commencing with the completion of the Common Stock Offering and the Notes Offering, certain services to each other, including, among other things, certain financial reporting functions, legal compliance, banking, risk management and operational and strategic matters. The Administrative Services Agreement will provide for the payment of a market rate plus reimbursement of any third party expenses for any services rendered by one party for another. The initial term of the Administrative Services Agreement will expire on December 31, 1997; it will continue for successive one year renewal periods unless terminated by either of the parties on not less than 90 days notice prior to the end of any period. The parties to the Administrative Service Agreement have agreed to indemnify each other against liability arising out of the willful misconduct or gross negligence of the indemnifying party.

                             DESCRIPTION OF NOTES

GENERAL

  The Notes will be issued pursuant to an Indenture (the "Indenture") between WFSG and Bankers Trust Company, as trustee (the "Trustee"), a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The summary of certain provisions of the Indenture set forth below do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the Indenture and the Notes. Capitalized terms not otherwise defined herein have the meanings specified in the Indenture. Whenever sections or defined terms of the Indenture are referred to, such sections or defined terms are hereby incorporated herein by such reference.

  The Notes will be limited in aggregate original principal amount to $50
million. The Notes will mature on               , 2003 (the "Stated
Maturity"). The Notes will rank pari passu with all other general unsecured obligations of the Company and will be issued in book-entry form only in denominations of $1,000 and integral multiples in excess thereof.

  The Notes will bear interest from the date of their initial issuance, at the rate per annum set forth on the cover page of this Prospectus, payable semi-
annually in arrears on                and                of each year (each an
"Interest Payment Date"), commencing               , 1997, to the holders of
record at the close of business on the                or
(whether or not a business day), as the case may be, next preceding such Interest Payment Date (each, a "Regular Record Date"). Interest will be computed on the basis of a 360-day year of twelve 30-day months.

  The Notes are not savings accounts or deposits and are not insured by the FDIC or by the United States or any agency or fund thereof. The Notes will not be secured by the assets of WFSG or any of its Subsidiaries, including the Savings Banks, or otherwise and will not have the benefit of a sinking fund for the retirement of principal or interest. Because WFSG is a holding company that currently conducts substantially all of its operations through its Subsidiaries, the right of WFSG to participate in any distribution of assets of the Subsidiaries, including the Savings Banks, upon their liquidation or reorganization or otherwise (and thus the ability of Holders of the Notes to benefit indirectly from such distribution) are subject to the prior claims of creditors of the Subsidiaries, including, in the case of the Savings Banks, to the claims of depositors of the Savings Banks. Claims on WFSG's Subsidiaries by creditors, other than WFSG, include substantial obligations with respect to deposit liabilities and other borrowings. Additionally, distributions to WFSG by the Savings Banks, whether in liquidation, reorganization or otherwise, will be subject to regulatory restrictions and, under certain circumstances, may be prohibited. See "Regulation--The Savings Banks--Restrictions on Capital Distributions" and "--Affiliate Transactions."

GLOBAL NOTES, DELIVERY AND FORM

  The Notes offered hereby will be represented by one or more Global Notes deposited with the Depositary, and will trade in the Depositary's Same-Day Funds Settlement System ("SDFS System") until maturity. The Notes will not be exchangeable for certificated notes, except in the circumstances described below.

  The Depository Trust Company, New York, New York ("DTC"), will be the initial Depositary with respect to the Notes. DTC has advised the Company and the Underwriter that it is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (including the Underwriter), banks, trust companies, clearing corporations and certain other organizations, some of whom

(and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by DTC only through participants.

  Upon the issuance of the Notes represented by the Global Notes, the Depositary will credit, on its book-entry registration and transfer system, the principal amount of the Notes represented by the Global Notes to the accounts of participants. Ownership of beneficial interests in the Global Notes will be limited to participants or persons that hold interests through participants. Ownership of beneficial interests in the Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary (with respect to interests of participants in the Depositary), or by participants in the Depositary or persons that may hold interests through such participants (with respect to persons other than participants in the Depositary). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitations and such laws may impair the ability of holders of the Notes to transfer beneficial interests in the Global Notes.

  So long as the Depositary for the Global Notes, or its nominee, is the registered owner of the Global Notes, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by the Global Notes for all purposes under the Indenture. Except as provided below, owners of beneficial interests in the Notes represented by the Global Notes will not receive or be entitled to receive physical delivery of such Notes in definitive form and will not be considered the owners or holders thereof under the Indenture.

  So long as the Notes are represented by a Global Note, payments of principal and interest on the Notes will be made by the Company through the Trustee to the Depositary or its nominee, as the case may be, as the registered owner of the Global Notes representing the Notes. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of such Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that the Depositary, upon receipt of any payment of principal or interest in respect of the Global Notes representing the Notes, will credit the accounts of the related participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interests in such Global Notes as shown on the records of the Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Notes will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

  If the Depositary is at any time unwilling, ineligible or unable to continue as Depositary under the Indenture and a successor Depositary is not appointed in respect thereof within 90 days, the Company will issue definitive Notes in exchange for the Notes represented by the Global Notes. In addition, the Company may at any time and in its sole discretion determine to discontinue use of the Global Notes and, in such event, will issue definitive securities in exchange for the securities represented by the Global Notes. Notes so issued will be issued in registered form only, in denominations of $1,000 and integral multiples thereof, without coupons.

SAME-DAY SETTLEMENT AND PAYMENT

  Settlement for the Notes will be made in immediately available funds. All payments of principal and interest on the Notes will be made by WFSG in immediately available funds. The Notes will trade in the Depositary's SDFS System until maturity, and, therefore, the Depositary will require secondary trading activity in the Notes to be settled in immediately available funds.

OPTIONAL REDEMPTION

  The Notes may not be redeemed prior to         , 2001 except as described
below. On or after such date, the Notes may be redeemed, in whole or in part, at the following redemption prices (expressed as a percentage of the principal amount) plus accrued and unpaid interest to (but excluding) the redemption date, if redeemed during the 12-month period beginning
            , of the years indicated below:

                   REDEMPTION
            YEAR     PRICE
            ----   ----------
            2001         %
            2002         %

  If at any time fewer than all of the Notes then outstanding are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable. Notes in denominations larger than $1,000 may be redeemed in part in integral multiples of $1,000. Notice of redemption will be mailed to each Holder of Notes to be redeemed at such Holder's registered address at least 30, but not more than 60, days before the redemption date. On or after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption.

NO SINKING FUND OR MANDATORY REDEMPTION

  The Notes will not be entitled to the benefit of any sinking fund or mandatory redemption.

CERTAIN COVENANTS

  The Indenture will contain, among others, the following covenants:

  Limitations on Indebtedness. The Company will not create, incur, issue, assume, guarantee or otherwise in any manner become directly or indirectly liable for or with respect to, or otherwise permit to exist, any Junior Indebtedness (other than Acquired Indebtedness) unless the Stated Maturity of principal (or any required repurchase, redemption, defeasance or sinking fund payments) of such Junior Indebtedness is after the final Stated Maturity of principal of the Notes.

  The Company will not create, incur, issue, assume, guarantee or otherwise in any manner become directly or indirectly liable for or with respect to, or otherwise permit to exist, any Funded Indebtedness (including any Funded Indebtedness assumed in connection with the acquisition of assets from another Person) unless at the time of such event either (i) the principal amount of total Funded Indebtedness of the Company (which includes the Notes) would not exceed 100% of the Company's Consolidated Tangible Net Worth, or (ii) if the Notes are then rated by a nationally recognized statistical rating organization in an investment grade category, after the incurrence, assumption, guarantee or creation by the Company of the additional Funded Indebtedness, (A) the Notes continue to retain such investment grade rating, and (B) the Fixed Charge Coverage Ratio for the Company for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such incurrence would have been greater than 3.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Funded Indebtedness had been incurred and the application of the net proceeds therefrom had occurred at the beginning of such four-quarter period.

  The Savings Banks will not, and will not permit any of their Subsidiaries to, create or incur any Indebtedness or issue any Preferred Stock that in either case would qualify as regulatory capital for the Savings Banks under 12 C.F.R. Part 567 or any successor regulation, except to the extent that after giving effect to the creation or incurrence of such Indebtedness or the issuance of such Preferred Stock the total of the Savings Banks' aggregate Indebtedness and Preferred Stock that qualifies as capital under 12 C.F.R.
Part 567 does not exceed 65% of the Savings Banks' aggregate tangible common equity.

  Liquidity Maintenance. The Company shall, at all times when the Notes are not rated in an investment grade category by one or more nationally recognized statistical rating organizations, maintain Liquid Assets with a value equal to at least 100% of the required interest payments due on the Notes on the next two succeeding semi-annual Interest Payment Dates. Such Liquid Assets shall not be the subject of any pledge, Lien, encumbrance or charge of any kind and shall not be used as collateral or security for Indebtedness for borrowed money or otherwise of the Company or its Subsidiaries nor may such Liquid Assets be used as reserves for any self-insurance maintained by the Company.

  Restrictions on Issuance and Sale or Disposition of Capital Stock of the Savings Banks. The Indenture provides that the Company shall not sell, transfer or otherwise dispose of shares of Capital Stock of either Bank or permit either Bank to issue, sell or otherwise dispose of shares of its Capital Stock (other than shares of Preferred Stock that do not constitute Voting Stock as permitted in the last paragraph under "Limitations on Indebtedness" above), unless in either case the respective Bank remains a Wholly-Owned Subsidiary of the Company. In addition, the Indenture provides that the Company shall not permit either Bank to merge or consolidate with any other entity (other than the Company or another Wholly-Owned Subsidiary of the Company, including the other Bank) unless the surviving entity is the Company or a Wholly-Owned Subsidiary of the Company, or permit either Bank to convey or transfer its properties and assets substantially as an entirety to any Person except to the Company or any Wholly-Owned Subsidiary of the Company.

  Limitations on Restricted Payments. The Company will not, and will not permit any Subsidiary to, directly or indirectly, make any Restricted Payment if, at the time of such Restricted Payment or after giving effect thereto,

  (a) a Default or Event of Default shall have occurred and be continuing; or

  (b) either Bank would fail to meet any of the Regulatory Capital Requirements under the regulations of the OTS; or

  (c) the Company would fail to maintain sufficient Liquid Assets to comply with the terms of the covenant described above under "Liquidity Maintenance"; or

  (d) the aggregate amount of all Restricted Payments (the amount of such payments, if other than in cash, having been determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board resolution filed with the Trustee) declared and made after the issue date of the Notes would exceed the sum of

    (i) 25% of the aggregate Consolidated Net Income (or, if such Consolidated Net Income is a deficit, 100% of such deficit) of the Company accrued on a cumulative basis during the period beginning on the first day of the fiscal quarter during which the issue date of the Notes occurred and ending on the last day of the Company's last fiscal quarter ending prior to the date of such proposed Restricted Payment, plus

    (ii) the aggregate Net Cash Proceeds received by the Company as capital contributions (other than from a Subsidiary) after the issue date of the Notes, plus

    (iii) the aggregate Net Cash Proceeds and the Fair Market Value of property not constituting Net Cash Proceeds received by the Company from the issuance or sale (other than to a Subsidiary) of Qualified Capital Stock after the issue date of the Notes; plus

    (iv) 100% of the amount of any Indebtedness of the Company or a Subsidiary that is issued after the issue date of the Notes that is thereafter converted into or exchanged for Qualified Capital Stock of the Company; or

  (e) the Fixed Charge Coverage Ratio for the Company for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such Restricted Payment is less than 2.00 to 1.00, determined after giving effect to such Restricted Payment; provided, however, that the foregoing provisions will not prevent (x) the payment of a dividend within 60 days after the date of its declaration if at the date of declaration such payment was permitted by the foregoing provisions, or (y) any Permitted Payment, or (z) tax sharing payments by the Company pursuant to the existing tax sharing agreement among the Company and its Subsidiaries (or any subsequently adopted tax sharing agreement the terms of which are not materially less favorable in the aggregate to the Company than the terms of such existing tax sharing agreement).

  Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not permit any of its Subsidiaries to, create, assume or otherwise cause or suffer to exist or to become effective any consensual encumbrance or restriction on the ability of any such Subsidiary to

  (a) pay any dividends or make any other distribution on its Capital Stock;

  (b) make payments in respect of any Indebtedness owed to the Company or any other Subsidiary; or

  (c) make loans or advances to the Company or any Subsidiary or to guarantee Indebtedness of the Company or any other Subsidiary;

  other than, in the case of (a), (b) and (c),

    (1) restrictions imposed by applicable law;

    (2) restrictions existing under agreements in effect on the date of the Indenture under which the Notes are issued;

    (3) consensual encumbrances or restrictions binding upon any Person at the time such Person becomes a Subsidiary of the Company so long as such encumbrances or restrictions are not created, incurred or assumed in contemplation of such Person becoming a Subsidiary;

    (4) restrictions with respect to a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the assets (which term may include the Capital Stock) of such Subsidiary;

    (5) restrictions on the transfer of assets which are subject to Liens;

    (6) restrictions existing under agreements evidencing Indebtedness of any Subsidiary that is formed for the sole purpose of acquiring or holding a portfolio of assets, if such Indebtedness (i) is made without recourse to, and with no cross-collateralization against the assets of, the Company or any other Subsidiary, and (ii) upon complete or partial liquidation of which the Indebtedness must be correspondingly repaid in whole or in part, as the case may be;

    (7) restrictions existing under agreements evidencing Indebtedness that is incurred after the date of the Indenture as permitted by the covenant described above under "Limitation on Indebtedness"; and

    (8) restrictions existing under any agreement that refinances or replaces any of the agreements containing the restrictions in clauses (2), (3) and
  (7); provided that the terms and conditions of any such restrictions are not less favorable to the Holders than those under the agreement evidencing or relating to the Indebtedness refinanced.

  Limitations on Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (except that the Company and any of its Subsidiaries may enter into any transaction or series of related transactions with any Subsidiary of the Company without limitation under this covenant) unless: (i) such transactions or series of related transactions is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than would be available in a comparable transaction in an arm's length dealing with a Person that is not such an Affiliate or, in the absence of such a comparable transaction, on terms that the Board of Directors determines in good faith would be offered to a Person that is not an Affiliate; (ii) with respect to any transaction or series of related transactions involving aggregate payments in excess of $500,000, the Company delivers an officers' certificate to the Trustee certifying that such transaction or series of transactions complies with clause (i) above and has been approved by a majority of the Disinterested Directors of the Board of Directors of the Company; and (iii) with respect to any transaction or series of related transaction involving aggregate payments in excess of $2,500,000, or in the event that no members of the Board of Directors are Disinterested Directors with respect to any transaction or series of transactions included in clause
(ii), (x) in the
case of a transaction involving real property, the aggregate rental or sale price of such real property shall be the fair market sale or rental value of such real property as determined in a written opinion by a nationally recognized expert with experience in appraising the terms and conditions of the type of transaction or series of transactions for which approval is required and (y) in all other cases, the Company delivers to the Trustee a written opinion of a nationally recognized expert with experience in appraising the terms and conditions of the type of transaction or series of transactions for which approval is required to the effect that the transaction or series of transactions are fair to the Company or such Subsidiary from a financial point of view. The limitations set forth in this paragraph will not apply to (i) transactions entered into pursuant to any agreement already in effect on the date of the Indenture and any renewals or extensions thereof not involving modifications adverse to the Company or any Subsidiary, (ii) normal banking relationships with an Affiliate on an arms' length basis, (iii) any employment agreement, stock option, employee benefit, indemnification, compensation, business expense reimbursement or other employment-related agreement, arrangement or plan entered into by the Company or any of its Subsidiaries either (A) in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary or (B) which agreement, arrangement or plan was adopted by the Board of Directors of the Company or such Subsidiary (including a majority of the Disinterested Directors), as the case may be, (iv) residential mortgage, credit card and other consumer loans to an Affiliate who is an officer, director or employee of the Company or any of its Subsidiaries and which comply with the applicable provisions of 12 U.S.C. Section 1468(b) and any rules and regulations of the OTS thereunder,
(v) any Restricted Payment, or (vi) any transaction or series of transactions in which the total amount involved does not exceed $125,000 or (vii) servicing performed for WCC pursuant to agreements between the Company and/or the Savings Banks and WCC.

  Limitations on Liens and Guarantees. The Company will not create, assume, incur or suffer to exist any Lien upon (i) the Capital Stock of any Subsidiary as security for Indebtedness or (ii) any of the Company's assets (other than the Capital Stock of any Subsidiary) as security for Indebtedness having a contractual time to maturity greater than one year, without, in the case of either (i) or (ii), effectively providing that the Notes will be equally and ratably secured with (or prior to) such Indebtedness.

  In addition, the Company will not permit any Subsidiary of the Company, directly or indirectly, to guarantee or assume, or subject any of its assets to a Lien to secure, any Pari Passu Indebtedness or Junior Indebtedness unless
(i) such Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a guarantee of, or pledge of assets to secure, the Notes by such Subsidiary on terms at least as favorable to the Holders of the Notes as such guarantee or security interest in such assets is to the holders of such Pari Passu Indebtedness or Junior Indebtedness, except that in the event of a guarantee or security interest in such assets with respect to (x) Pari Passu Indebtedness, the guarantee or security interest in such assets under the supplemental indenture shall be made pari passu to the guarantee or security interest in such assets with respect to such Pari Passu Indebtedness or (y) Junior Indebtedness, any such guarantee or security interest in such assets with respect to such Junior Indebtedness shall be subordinated to such Subsidiary's guarantee or security interest in such assets with respect to the Notes to the same extent as such Junior Indebtedness is subordinated to the Notes and (ii) such Subsidiary waives and will not in any manner whatsoever claim, or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary of the Company as a result of any payment by such Subsidiary under its guarantees.

  Offer to Purchase upon a Change of Control. If a Change of Control Event shall occur at any time, then each Holder will have the right to require the Company to repurchase such Holder's Notes (pursuant to an offer made to all Holders), in whole or in part, in integral multiples of $1,000 at a purchase price in cash equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of repurchase. There can be no assurance that the Company will have the funds available to repurchase the Notes in the event of a Change of Control Event.

  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes upon the occurrence of a Change of Control Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.]

  Status of the Savings Banks as FDIC-insured Institutions. The Indenture will include a provision pursuant to which the Company will agree to use its best efforts to have the Savings Banks remain FDIC-insured depository institutions.

  Additional Covenants. The Indenture will also contain covenants with respect to, among other things, the following matters: (i) payment of principal, premium and interest; (ii) maintenance of corporate existence; (iii) payment of taxes and other claims; (iv) maintenance of properties; and (v) maintenance of insurance.

MERGER AND CONSOLIDATION

  The Indenture will provide that the Company may not, in a single transaction or a series of transactions, consolidate with or merge into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its assets to any Person or group of affiliated Persons unless (a) either (i) the Company shall be the continuing entity, or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person that acquires by sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Company (the "Surviving Entity") is organized under the laws of the United States or a state thereof or the District of Columbia and such Surviving Entity assumes by supplemental indenture, executed and delivered to the Trustee in form reasonably satisfactory to the Trustee, all obligations of the Company on the Notes and under the Indenture, (b) immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing, (c) the Company or the Surviving Entity, as applicable, could incur at least $1.00 of additional Funded Indebtedness without violating the covenant described above under "Limitation on Indebtedness" and (d) the Company or the Surviving Entity, as applicable, shall have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each to the effect that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition and the supplemental indenture in respect thereto comply with the Indenture and that all conditions precedent provided for relating to such transaction have been complied with.

MODIFICATION OF THE INDENTURE; WAIVER OF COVENANTS

  Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of greater than 50% in aggregate principal amount of the Notes then outstanding; provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding Note affected thereby, (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Note or reduce the principal amount thereof, premium, if any, or the rate of interest thereon, or change the coin or currency in which any Note or any premium or the interest thereon is payable or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof; (ii) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for any such amendment or modification, or the consent of whose Holders is required for any waiver; (iii) modify any of the provisions relating to supplemental indentures requiring the consent of Holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage in principal amount of outstanding Notes required for such action or to provide that certain other provisions of the Indenture may not be modified or waived without the consent of the Holder of each Note affected thereby; (iv) except as otherwise permitted under the "Merger and Consolidation" provisions of the Indenture, consent to the assignment or transfer by the Company of any of its rights and obligations under the Indenture; (v) amend or modify any of the provisions of the Indenture relating to the subordination of the Notes in any manner adverse to any of the Holders of the Notes; or (vi) waive a default in payment with respect to any Note (other than a default in payment that is due solely because of acceleration of the maturity of the Notes).

  Notwithstanding the foregoing, without the consent of any Holders of the Notes, the Company and the Trustee may modify or amend the Indenture (i) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and in the Notes in accordance with the "Merger and Consolidation" provisions of the Indenture; (ii) to add any additional Events of Default, to add to the covenants of the Company for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Company in the Indenture or in the Notes; (iii) to cure any ambiguity, to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision in the Indenture or in the Notes, provided that any such action shall not adversely affect in any material respect the interests of any Holder of any Note; (iv) to secure the Notes or add a guarantor under the Indenture pursuant to the provisions of the covenant on "Limitations on Liens and Guarantees" described above; (v) to evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture; or (vi) to make any other provisions with respect to matters or questions arising under the Indenture or the Notes, provided that such provisions shall not adversely affect in any material respect the interests of any Holder of any Note.

  The Holders of greater than 50% in aggregate principal amount of the Notes outstanding may waive compliance with certain restrictive covenants and provisions of the Indenture.

EVENTS OF DEFAULT

  An Event of Default will be defined in the Indenture to include:

    (i) failure by the Company to pay interest on any Note when due and payable, if such failure continues for a period of 30 days;

    (ii) failure by the Company to pay the principal on any Note when due and payable at maturity or upon redemption, acceleration or otherwise;

    (iii) failure by the Company to comply with any other agreement or covenant contained in the Indenture if such failure continues for a period of 30 days after notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Notes then outstanding;

    (iv) indebtedness of the Company or any Subsidiary of the Company is not paid within any applicable grace period after final maturity or in the event that final maturity is accelerated because of a default and, in either case, the total amount of such indebtedness unpaid or accelerated is equal to or greater than 5% of the Company's Consolidated Tangible Net Worth;

    (v) failure by, as the case may be, either or both of the Savings Banks to comply with any of their Regulatory Capital Requirements; provided, that an Event of Default under this clause (v) shall not be deemed to have occurred (a) during the 60 day period following the first day on which either or both of the Savings Banks, as the case may be, fails or fail to comply with any of their Regulatory Capital Requirements, if within such 60 day period the Bank or the Savings Banks files or file a capital plan with the OTS, (b) during the 90 day period following the initial submission of a capital plan to the OTS by either or both of the Savings Banks, as the case may be (or, if the OTS notifies the Bank or Savings Banks in writing that it needs a longer period of time to determine whether to approve such capital plan or plans, such longer period as is so specified by the OTS), unless prior to such date the OTS shall have notified the Bank or Savings Banks of its determination not to approve such capital plan or plans, or
  (c) during the period that the Bank is, or the Savings Banks are, as the case may be, operating in material compliance with a capital plan or plans approved by the OTS; provided, further, that if the each of the Savings Banks meets the minimum amount of capital required to meet each of the industrywide regulatory capital requirements pursuant to 12 U.S.C. Section 1464(t) and 12 C.F.R. Section 567 (and any amendment to either thereof) or any successor law or regulation, notwithstanding the failure of either or both of the Savings Banks to meet an individual minimum capital requirement pursuant to 12 U.S.C. Section 1464(s) and 12.C.F.R. Section 567.3 (and any amendment to either thereof) or any successor law or regulation, no Event of Default shall have occurred pursuant to this clause (v) unless written notice thereof shall have been given (x) to the Company by the Trustee or
  (y) to the Company and the Trustee by the Holders of 25% in aggregate principal amount of the Notes then outstanding;

    (vi) occurrence of certain events of bankruptcy or insolvency of the Company or either of the Savings Banks; and

    (vii) existence of one or more judgments against the Company or either of the Savings Banks or any of their Subsidiaries in excess of [5]% of the Company's Consolidated Tangible Net Worth, either individually or in the aggregate, which remain undischarged 60 days after all rights to directly review such judgment, whether by appeal or writ, have been exhausted or have expired.

  The Company will covenant in the Indenture to file annually with the Trustee a statement regarding compliance by the Company with the terms of the Indenture and specifying any defaults of which the signers may have knowledge.

  If an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the Notes then outstanding may declare all the Notes to be immediately due and payable by notice to the Company (and to the Trustee if given by the Holders). Under certain circumstances, the Holders of a majority in principal amount of the Notes then outstanding may rescind such a declaration.

PROVISION OF REPORTS

  The Company will furnish to the Holders of Notes, whether or not required by the rules and regulations of the Commission, (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Form 10-Q and Form 10-K if the Company was required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its Subsidiaries, and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, and (ii) all reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

DEFEASANCE OR COVENANT DEFEASANCE OF THE INDENTURE

  The Company may, at its option and at any time, elect to have its obligations and the obligations of any of its Subsidiaries with respect to the outstanding Notes discharged ("defeasance"). Such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due and certain provisions of the Indenture with respect to the registration and transfer of the Notes. In addition, the Company may, at its option and at any time, elect to have its obligations and the obligations of any of its Subsidiaries with respect to certain covenants described in the Indenture released ("covenant defeasance") and thereafter any failure to comply with such covenants shall not constitute a Default or an Event of Default. In the event of a covenant defeasance, certain other events (not including prepayment, bankruptcy, receivership or insolvency events) described under "Events of Default" will no longer constitute a Default or an Event of Default with respect to the Notes.

  In order to exercise either defeasance or covenant defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of Notes, cash in United States Dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof (collectively, the "trust fund"), in such amounts as will be sufficient (without considering any reinvestment of amounts earned on such U.S. Government Obligations), in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge interest on the outstanding Notes as it becomes due and to pay and discharge the principal of and premium, if any, on the outstanding Notes at redemption or maturity; (ii) in the case of defeasance, the Company must deliver to the Trustee an opinion of independent counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel in the United States shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; (iii) in the case of covenant defeasance, the Company must deliver to the Trustee an opinion of independent counsel in the United States to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; (iv) no Default or Event of Default may have occurred and be continuing on the date of such deposit and after giving effect thereto; (v) such defeasance or covenant defeasance may not cause the Trustee for the Notes to have a conflicting interest with respect to any securities of the Company;
(vi) such defeasance or covenant defeasance may not result in a breach or violation of, or constitute a Default under, the Indenture or any material agreement or instrument to which the Company is a party or by which it is bound; (vii) the Company must deliver to the Trustee an opinion of independent counsel in the United States to the effect that the trust fund will not be subject to the effect of any applicable bankruptcy, insolvency, receivership, conservatorship, reorganization or similar laws affecting creditors' rights generally (including, without limitation, fraudulent and avoidable transfers);
(viii) the Company must deliver to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company; (ix) no event or condition may exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Notes, on the date of such deposit; and (x) the Company must deliver to the Trustee an officers' certificate and an opinion of independent counsel in the United States, each stating that all conditions precedent relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

SATISFACTION AND DISCHARGE

  The Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when (i) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable, or will become due and payable or are to be called for redemption within one year, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, and premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions to the Trustee from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) the Company has paid all other sums payable under the Indenture by the Company; and (iii) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel each stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

TRUSTEE

  Bankers Trust Company, the Trustee under the Indenture, may from time to time enter into ordinary correspondent and other banking relationships with the Company. The address of the principal corporate trust office of the
Trustee is                                           .

CERTAIN DEFINITIONS

  "Acquired Indebtedness" means Indebtedness of a person (i) existing at the time such Person becomes a Subsidiary of or is merged with or into any other Person or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of such other Person or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from such Person or the date such Person becomes a Subsidiary of or is merged with or into such other Person.

  "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person and any legal or

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beneficial owner, directly or indirectly, of 20% or more of the Voting Stock of such specified Person. Notwithstanding the foregoing, no Securitization Entity shall be deemed an Affiliate of the Company.

  "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by
(ii) the sum of all such principal payments.

  "Capital Lease Obligation" of any Person means any obligations of such Person under any capital lease for real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation; and, for the purpose of the Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

  "Capital Stock" in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents or interests in (however designated) capital stock in such Person, including, with respect to a corporation, common stock, Preferred Stock and other corporate stock and, with respect to a partnership, partnership interests, whether general or limited, and any rights (other than debt securities convertible into corporate stock, partnership interests or other capital stock), warrants or options exchangeable for or convertible into such corporate stock, partnership interests or other capital stock.

  "Change of Control Event" means an event or series of events by which

    (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Existing Principal Stockholders, is or becomes after the date of issuance of the Notes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of the Indenture), of more than 40% of the total voting power of all Voting Stock of the Company then outstanding;

    (b) (1) another corporation merges into the Company or the Company consolidates with or merges into any other corporation, or

(2) the Company conveys, transfers or leases all or substantially all its assets to any person or group, in one transaction or a series of transactions other than any conveyance, transfer or lease between the Company and a Wholly-Owned Subsidiary of the Company,

in each case, with the effect that a person or group, other than the Existing Principal Stockholders, is or becomes the beneficial owner of more than 40% of the total voting power of all Voting Stock of the surviving or transferee corporation of such transaction or series of transactions;

    (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company's Board of Directors, or whose nomination for election by the Company's shareholders was approved by a vote of a majority of the Directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Directors then in office;

    (d) (1) the Company sells, transfers or otherwise disposes of any shares of Capital Stock of any Significant Subsidiary (other than to the Company or a Wholly-Owned Subsidiary), or

(2) any Significant Subsidiary (i) issues, sells or otherwise disposes of shares of its Capital Stock (or securities convertible into or exercisable for shares of Capital Stock), (ii) conveys, transfers or leases all or substantially all its assets to any Person or group or (iii) merges with or into any other entity, except in the case of any event described in this clause (2) with the Company or a Wholly-Owned Subsidiary; or

    (e) the shareholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company.

  "Consolidated Depreciation and Amortization Expense" means with respect to any Person for any period, the total amount of depreciation and amortization expense of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP.


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

  "Consolidated Interest Expense" means, with respect to any period, the sum of: (a) consolidated interest expense of such Person for such period, other than interest expense on deposits, whether paid or accrued (except to the extent accrued in a prior period), to the extent such expense was deducted in computing Consolidated Net Income (Loss) (including amortization of original issue discount, non-cash interest payments and the interest component of Capitalized Lease Obligations, excluding amortization of deferred financing fees) and (b) consolidated capitalized interest of such Person for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (Loss).

  "Consolidated Net Income (Loss)" of any Person means, for any period, the consolidated net income (or loss) of such Person and its consolidated Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (loss), by excluding, without duplication, (i) all extraordinary gains and losses (other than those relating to the use of net operating losses of such Person carried forward), less all fees and expenses relating thereto, net of taxes, (ii) the portion of net income (or loss) of any other Person (other than any of such Person's consolidated Subsidiaries) in which such Person or any of its Subsidiaries has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to such Person or its consolidated Subsidiaries in cash by such other Person during such period, (iii) net income (or loss) of any Person combined with such Person or any of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan or (v) the net income of any consolidated Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its shareholders; provided that, upon the termination or expiration of such dividend or distribution restrictions, the portion of net income (or loss) of such consolidated Subsidiary allocable to such Person and previously excluded shall be added to the Consolidated Net Income (Loss) of such Person to the extent of the amount of dividends or other distributions available to be paid to such Person in cash by such Subsidiary.

  "Consolidated Tangible Net Worth" of any Person and its Subsidiaries mean as of the date of determination all amounts that would be included under stockholders' equity on a consolidated balance sheet of such Person and its Subsidiaries determined in accordance with GAAP less an amount equal to the consolidated intangible assets (other than capitalized mortgage servicing rights) of such Person and its Subsidiaries determined in accordance with GAAP.

  "Control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through ownership of voting securities (or pledge of voting securities if the pledgee thereof may on the date of determination exercise or control the exercise of the voting rights of the owner of such voting securities), by contract or otherwise; and the terms "to Control," "Controlling" and "Controlled" have meanings correlative to the foregoing.

  "Default" means an event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

  "Disqualified Capital Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part on, or prior to, or is exchangeable for debt securities of the Company or its Subsidiaries prior to, the final Stated Maturity of principal of the Notes; provided that only the amount of such Capital Stock that is redeemable prior to the Stated Maturity of principal of the Notes shall be deemed to be Disqualified Capital Stock.

  "Disinterested Director" of any Person means, with respect to any transaction or series of related transactions, a member of the board of directors of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

  "Earnings" means, with respect to any Person for any period, the Consolidated Net Income (Loss) of such Person for such period from continuing operations plus (a) an amount equal to any net loss realized in connection with an asset sale or sales of capital stock of any subsidiary (to the extent such losses were deducted in computing Consolidated Net Income (Loss)), plus
(b) provision for taxes based on income or profits of such Person for such period deducted in computing Consolidated Net Income (Loss) and any provision for taxes utilized in computing net loss under clause (a), plus (c) Consolidated Interest Expense of such Person for such period, plus (d) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such depreciation and amortization were deducted in computing Consolidated Net Income (Loss), plus (e) without duplication, any other non-cash charges reducing Consolidated Net Income (Loss) of such Person for such period (excluding any such charge which represents an accrual of a reserve for an anticipated cash charge in any future period), less (f) without duplication, non-cash items increasing Consolidated Net Income (Loss) of such Person for such period (excluding any items which represent the reversal of any accrual in a prior period of a reserve for anticipated cash charges in subsequent periods), in each case, on a consolidated basis for such Person.

  "Existing Principal Stockholders" means, individually or collectively, Andrew A. Wiederhorn and Lawrence A. Mendelsohn and their respective estates, spouses, heirs, ancestors, lineal descendants and legatees and legal representatives of any of the foregoing and the trustee of any bona fide trust of which one or more of the foregoing are the trustees or the majority beneficiaries, and any entity of which any of the foregoing, individually or collectively, beneficially owns more than 50% of the Voting Stock thereof.

  "Fair Market Value" means, with respect to any asset, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under compulsion to complete the transaction; provided, however, that the Fair Market Value of any asset or assets shall be determined by the Board of Directors of the Company, acting in good faith, and shall be evidenced by a resolution of such Board of Directors delivered to the Trustee.

  "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of Earnings of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company incurs, assumes, guarantees or redeems any Funded Indebtedness (including any Funded Indebtedness which constitutes Acquired Indebtedness) subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Funded Indebtedness, as if the same had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation referred to above, investments in the equity of, or other acquisitions or dispositions, which constitute all or substantially all of an operating unit of a business and discontinued operations (as determined in accordance with GAAP) that have been made by the Company or any of its Subsidiaries, including all mergers, consolidations and dispositions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be calculated on a pro forma basis assuming that all such investments, acquisitions, dispositions, discontinued operations, mergers and consolidations (and the reduction of any associated fixed charge obligations and the change in Earnings resulting therefrom) had occurred on the first day of the four-quarter period. If since the beginning of such period any Person (that subsequently became a Subsidiary or was merged with or into the Company or any Subsidiary since the beginning of such period) shall have made any investment in the equity of, or other acquisition or disposition, which constitutes all or substantially all of an operating unit of a business, discontinued operation, merger or consolidation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such investment, acquisition, disposition, discontinued operation, merger or consolidation had occurred at the beginning of the applicable four-quarter period. For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. If any Funded Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Funded Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period. Interest on a Capital

Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. Interest on Funded Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

  "Fixed Charges" means, with respect to any Person for any period, the sum of
(i) Consolidated Interest Expense of such Person for such period, and (ii) the product of (A) all cash dividend payments on any series of Preferred Stock or Disqualified Capital Stock of such Person or its Subsidiaries for such period, and (B) a fraction, the numerator of which is one and the denominator of which is one minus the then-current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case on a consolidated basis and in accordance with GAAP.

  "Funded Indebtedness" means, with respect to any Person as of the date of determination Indebtedness which by its terms has a Maturity, or is extendable or renewable at the option of such Person to a date, which is more than twelve months after the date of creation or incurrence of such Indebtedness.

  "GAAP" means generally accepted accounting principles.

  "Guaranteed Indebtedness" of any Person means, without duplication, all Indebtedness of any other Person guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor, or (v) otherwise to assure a creditor with respect to Indebtedness against loss; provided that the term shall not include endorsements for collection of deposit, in either case in the ordinary course of business.

  "Holders" means the registered holders of the Notes.

  "Indebtedness" means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, and in connection with any agreement by such Person to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person now or hereafter outstanding, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all obligations under interest rate agreements of such Person, (v) all Capital Lease Obligations of such Person,
(vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends payable by other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligations being deemed to be the lesser of the value of such property or asset or the amount of the obligations so secured), (vii) all guarantees by such Person of Guaranteed Indebtedness, (viii) all Disqualified Capital Stock (valued at the greater of book value and voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends) of such Person, and
(ix) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing or any liability of the types referred to in clauses (i) through (viii) above. For purposes hereof, (x) the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value is to be determined in good faith by the board of directors (or any duly authorized committee thereof) of the issuer of such Disqualified Capital Stock, and (y) Indebtedness is deemed to be incurred pursuant to a revolving credit facility each time an advance is made thereunder.

  "Junior Indebtedness" means any Indebtedness of the Company subordinated in right of payment of either principal, premium (if any) or interest thereon to the Notes.

  "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

  "Liquid Assets" shall include: (i) cash; (ii) any of the following instruments that have a remaining term to maturity not in excess of 90 days from the determination date: (a) repurchase agreements on obligations of, or are guaranteed as to timely receipt of principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States provided that the party agreeing to repurchase such obligations is a primary dealer in U.S. government securities, (b) federal funds and deposit accounts, including but not limited to certificates of deposit, time deposits and bankers' acceptances of any U.S. depository institution or trust company incorporated under the laws of the United States or any state, provided that the debt of such depository institution or trust company at the date of acquisition thereof has been rated by Standard & Poor's Corporation in the highest short-term rating category or has an equivalent rating from another nationally recognized rating agency, or (c) commercial paper of any corporation incorporated under the laws of the United States or any state thereof that on the date of acquisition is rated investment grade by Standard & Poor's Corporation or has an equivalent rating from another nationally recognized rating agency; (iii) any debt instrument which is an obligation of, or is guaranteed as to the receipt of principal and interest by the United States, its agencies or any U.S. government sponsored enterprise, or (iv) any mortgage-backed or mortgage-related security issued by the United States, its agencies, or any U.S. government sponsored enterprise which the payment of principal and interest from the mortgages underlying such securities will be passed through to the holder thereof and which such security has a remaining weighted average maturity of 15 years or less. Notwithstanding the foregoing, Liquid Assets shall not include any debt instruments, securities or collateralized mortgage obligations (real estate mortgage investment conduits) that would be classified as a "High-Risk Mortgage Security" pursuant to the policy statement adopted by the Federal Financial Institutions Examination Counsel on February 10, 1992, as reflected in Volume I of the Federal Reserve Report Service, Part 3-1562.

  "Net Cash Proceeds" means, with respect to any issuance or sale of Capital Stock, or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock, or any capital contribution in respect of Capital Stock, as referred to under "Certain Covenants, Limitation on Restricted Payments," the proceeds of such issuance or sale or capital contribution in the form of cash or cash equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary of the Company), net of attorney's fees, accountant's fees and brokerage, consulting, underwriting and other fees and expenses actually incurred in connection with such issuance or sale or capital contribution and net of taxes paid or payable by the Company as a result thereof.

  "Pari Passu Indebtedness" means any Indebtedness of the Company that is pari passu in right of payment of principal, premium (if any) and interest thereon to the Notes.

  "Permitted Payment" means, so long as no Default or Event of Default is continuing,

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

  (a) the purchase, redemption, defeasance or other acquisition or retirement for value of any Capital Stock of the Company or any Affiliate (other than a Wholly-Owned Subsidiary, which is unrestricted) of the Company, Junior Indebtedness or Pari Passu Indebtedness in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege where, in connection therewith, cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds or Fair Market Value of property not constituting Net Cash Proceeds of, a substantially concurrent issue and sale (other than to a Subsidiary of the Company or to an employee benefit plan of the Company or any of its Subsidiaries) of Qualified Capital Stock of the Company; provided that the Net Cash Proceeds or Fair Market Value of such property received by the Company from the issuance of such shares of Qualified Capital Stock, to the extent so utilized, shall be excluded from clause (c)(iii) of the covenant described under "Covenants, Limitation on Restricted Payments" above; and

  (b) the repurchase, redemption, defeasance or other acquisition or retirement for value of any Junior Indebtedness or Pari Passu Indebtedness in exchange for, or out of the Net Cash Proceeds of, a substantially concurrent issue and sale (other than to a Subsidiary of the Company) of new Indebtedness to the Company (such a transaction, a "refinancing"); provided, that any such new Indebtedness of the Company (i) shall be in a principal amount that does not exceed an amount equal to the sum of (A) the principal amount of the Indebtedness so refinanced less any discount from the face amount of such Indebtedness to be refinanced expected to be deducted from the amount payable to the holders of such Indebtedness in connection with such refinancing, (B) the amount of any premium expected to be paid in connection with such refinancing pursuant to the terms of the Junior Indebtedness or Pari Passu Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer, privately negotiated repurchase or otherwise and (C) the amount of legal, accounting, printing and other similar expenses of the Company incurred in connection with such refinancing; provided, further, that for purposes of this clause (i), the principal amount of any Indebtedness shall be deemed to mean the principal amount thereof or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination; (ii) (A) if such refinanced Indebtedness has an Average Life to Stated Maturity shorter than that of the Notes or a final Stated Maturity earlier than the final Stated Maturity of the Notes, such new Indebtedness shall have an Average Life to Stated Maturity no shorter than the Average Life to Stated Maturity of such refinanced Indebtedness and a final Stated Maturity no earlier than the final Stated Maturity of such refinanced Indebtedness or
(B) in all other cases each Stated Maturity of principal (or any required repurchase, redemption, defeasance or sinking fund payments) of such new Indebtedness shall be after the final Stated Maturity of principal of the Notes; and (iii) is (A) made expressly subordinated to or pari passu with the Notes to substantially the same extent as the Indebtedness being refinanced or
(B) expressly subordinate to such refinanced Indebtedness.

  "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

  "Preferred Stock" means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary liquidation or dissolution of such Person, over Capital Stock of any other class in such Person.

  "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Disqualified Capital Stock.

  "Regulatory Capital Requirements" means the minimum amount of capital required to meet each of the industry-wide regulatory capital requirements applicable to the Savings Banks pursuant to 12 U.S.C. Section 1464(t) and 12 C.F.R. Section 567 (and any amendment to either thereof) or any successor law or regulation, or such higher amount of capital as either Bank, respectively, is required to maintain in order to meet any individual minimum capital standard applicable to the Bank pursuant to 12 U.S.C. Section 1464(s) and 12 C.F.R. Section 567.3 or to comply with any enforcement action, including but not limited to the Orders, issued pursuant to 12 U.S.C. Section 1818(b) (and any amendment to any of the foregoing) or any successor law or regulation.

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

  "Restricted Payment" means

  (a) the declaration, payment or setting apart of any funds for the payment of any dividend on, or making of any distribution to holders of, the Capital Stock of the Company or any Subsidiary of the Company (other than (i) dividends or distributions in Qualified Capital Stock of the Company and (ii) dividends or distributions payable on or in respect of any class or series of Capital Stock of a Subsidiary of the Company as long as the Company receives at least its pro rata share of such dividends or distributions in accordance with its ownership interests in such class or series of Capital Stock);

  (b) the purchase, redemption or other acquisition or retirement for value, directly or indirectly, of any Capital Stock of the Company or any Affiliate of the Company (other than a Wholly-Owned Subsidiary, and other than the purchase from a non-Affiliate of the Company of Capital Stock of any joint venture or other Person which is an Affiliate of the Company solely because of the Company's direct or indirect ownership of 20% or more of the Voting Stock of such joint venture or other Person); or

  (c) The making of any principal payments on, or repurchase, redemption, defeasance, retirement or other acquisition for value, directly or indirectly, of any Junior Indebtedness or Pari Passu Indebtedness, prior to any Stated Maturity of principal or scheduled redemption or defeasance of, or any scheduled sinking fund payment on, such Junior Indebtedness or Pari Passu Indebtedness.

  "Securitization Entity" means any pooling arrangement or entity formed or originated for the purpose of holding, and/or issuing securities representing interests in, one or more pools of mortgages, leases, credit card receivables, home equity loan receivables, automobile loans, leases or installment sales contracts, other consumer receivables or other financial assets of the Company or any Subsidiary, and shall include, without limitation, any partnership, limited liability company, liquidating trust, grantor trust, owner trust or real estate mortgage investment conduit.

  "Significant Subsidiary" means, with respect to any Person, any consolidated Subsidiary of such Person for which the net income of such Subsidiary was more than 25% of the Consolidated Net Income of such Person in both of the two prior fiscal years.

  "Stated Maturity" when used with respect to any Indebtedness (including, without limitation, the Notes) means the dates specified in the instrument governing such Indebtedness as the fixed dates on which any principal amount of such Indebtedness is due and payable (including, without limitation, by reason of any required redemption, purchase, defeasance or sinking fund payment) and, when used with respect to any installment of interest on Indebtedness, means the date on which such installment is due and payable.

  "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of Voting Stock thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

  "Voting Stock" means Capital Stock of the class or classes of which the holders have (i) in respect of a corporation, the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such corporation (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency) or (ii) in respect of a partnership, the general voting power under ordinary circumstances to elect the board of directors or other governing board of such partnership or of the Person which is a general partner of such partnership.

  "Wholly-Owned Subsidiary" means a Subsidiary all of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

                                 UNDERWRITING

  Subject to the terms and conditions of the underwriting agreement with respect to the Notes Offering (the "Notes Underwriting Agreement") between WFSG and Friedman, Billings, Ramsey & Co., Inc. (the "Notes Underwriter"), WFSG has agreed to sell and the Notes Underwriter has agreed to purchase from WFSG the aggregate principal amount of Notes offered hereby.

  The Notes Underwriting Agreement provides that, subject to the terms and conditions set forth therein, the Notes Underwriter will purchase all of the Notes offered hereby if any such Notes are purchased.

  The Notes Underwriter proposes to offer the Notes directly to the public at the initial public offering price set forth on the cover page of this Prospectus and to certain dealers at such price less a concession not in
excess of    % of the principal amount. The Notes Underwriter may allow, and
such dealers may reallow, a concession not in excess of    % of the principal
amount on sales to certain other dealers. The offering of the Notes is made for delivery when, as and if accepted by the Notes Underwriter and is subject to prior sale and to withdrawal, cancellation or modification of the offer without notice. The Notes Underwriter reserves the right to reject any order, in whole or in part, for the purchase of Notes. After the initial public offering of the Notes, the offering price and other selling terms may be changed by the Notes Underwriter.

  The Notes Underwriter does not intend to confirm sales to any account over which it exercises discretionary authority.

  The Company has agreed to indemnify the Notes Underwriter against certain liabilities, including liabilities under the federal securities laws, or to contribute to payments that the Notes Underwriter may be required to make in respect thereof.

                                 LEGAL MATTERS

  The legality of the Notes offered hereby will is being passed on for the Company by Proskauer Rose Goetz & Mendelsohn LLP, New York, New York. Certain legal matters in connection with the Notes offered hereby will be passed upon for the Note Underwriter by Gibson, Dunn & Crutcher LLP, Orange County, California.

                                    EXPERTS

  The audited consolidated financial statements of the Company and its subsidiaries at December 31, 1995 and 1994, and for the years then ended and the period from October 8 through December 31, 1993, the audited financial statements of the Company's predecessor for the periods ended October 7, 1993 and June 30, 1993, the audited consolidated financial statements of Girard Savings Bank, F.S.B. and Subsidiary for the period from January 1 through November 8, 1994, and the audited combined financial statements of Wilshire Credit Corporation and Affiliates as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994 and 1993 included herein and elsewhere in the Registration Statement have been included herein and elsewhere in the Registration Statement in reliance upon the reports of Deloitte & Touche LLP, independent auditors, upon the authority of said firm as experts in auditing and accounting.

  The audited consolidated financial statements of Girard Savings Bank, F.S.B. and Subsidiary for the year ended December 31, 1993 included herein and elsewhere in the Registration Statement have been included herein and elsewhere in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent auditors, included herein and elsewhere in the Registration Statement, upon the authority of said firm as experts in auditing and accounting. Girard Savings Bank F.S.B. changed its method of accounting for income taxes in 1993 to adopt the provisions of Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

                         INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
WILSHIRE FINANCIAL SERVICES GROUP INC. AND SUBSIDIARIES
  Independent Auditors' Report............................................  F-2
  Consolidated Statements of Financial Condition at June 30, 1996
   (unaudited) and December 31, 1995 and 1994.............................  F-3
  Consolidated Statements of Operations for the Six Months ended June 30,
   1996 and 1995 (unaudited), the Years ended December 31, 1995 and 1994, and the Period from October 8 through December 31, 1993, and the
   Predecessor's Periods from July 1 through October 7, 1993 and July 1,
   1992 through June 30, 1993 ............................................  F-4
  Consolidated Statements of Cash Flows for the Six Months ended June 30,
   1996 and 1995 (unaudited), the Years ended December 31, 1995 and 1994, and the Period from October 8 through December 31, 1993, and the
   Predecessor's Periods from July 1 through October 7, 1993 and July 1,
   1992 through June 30, 1993.............................................  F-5
  Consolidated Statements of Stockholders' Equity for the Six Months ended
   June 30, 1996 (unaudited), the Years ended December 31, 1995 and 1994, and the Period from October 8, 1993 through December 31, 1993..........  F-8
  Notes to Consolidated Financial Statements..............................  F-9
GIRARD SAVINGS BANK F.S.B. AND SUBSIDIARY
  Independent Auditors' Report of Deloitte & Touche LLP................... F-29
  Independent Auditors' Report of KPMG Peat Marwick LLP................... F-30
  Consolidated Statements of Operations for the Period from January 1,
   1994 through November 8, 1994 and the Year Ended December 31, 1993..... F-31
  Consolidated Statements of Cash Flows for the Period from January 1,
   1994 through November 8, 1994 and the Year Ended December 31, 1993..... F-32
  Notes to Consolidated Financial Statements.............................. F-33
WILSHIRE CREDIT CORPORATION AND AFFILIATES
  Independent Auditors' Report............................................ F-37
  Combined Statements of Financial Position as of June 30, 1996
   (unaudited)............................................................ F-38
  Combined Statements of Operations for the Six Months Ended June 30, 1996
   and 1995 (unaudited) and for the Years Ended December 31, 1995, 1994 and 1993............................................................... F-40
  Combined Statements of Stockholders' Equity for the Six Months Ended
   June 30, 1996 (unaudited) and for the Years Ended December 31, 1995,
   1994 and 1993.......................................................... F-41
  Combined Statements of Cash Flows for the Six Months Ended June 30, 1996
   and 1995 (unaudited) and for the Years Ended December 31, 1995, 1994 and 1993............................................................... F-42
  Notes to Combined Financial Statements.................................. F-43

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders Wilshire Financial Services Group, Inc. and Subsidiaries

  We have audited the accompanying consolidated statements of financial condition of Wilshire Financial Services Group, Inc. and Subsidiaries (the "Company") as of December 31, 1995 and 1994, the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1995 and 1994 and for the period from October 8, 1993 through December 31, 1993, and the statements of operations and cash flows of the Company's Predecessor, First Bank of Beverly Hills, F.S.B., for the period from July 1 through October 7, 1993 and for the year ended June 30, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Wilshire Financial Services Group, Inc. and Subsidiaries as of December 31, 1995 and 1994, the results of their operations and their cash flows for the years ended December 31, 1995 and 1994 and the period from October 8 through December 31, 1993, and the results of operations and the cash flows of First Bank of Beverly Hills, F.S.B. for the period from July 1 through October 7, 1993 and for the year ended June 30, 1993, in conformity with generally accepted accounting principles.

  As discussed in Note 10 to the consolidated financial statements, the Company's subsidiaries, First Bank of Beverly Hills, F.S.B. and Girard Savings Bank, F.S.B., are expected to be operating under cease and desist orders with the Office of Thrift Supervision that will require them to meet certain prescribed requirements.

September 30, 1996
Los Angeles, California

            WILSHIRE FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                            DECEMBER 31,
                                          JUNE 30,    --------------------------
                                            1996          1995          1994
                                        ------------  ------------  ------------
                                        (UNAUDITED)
                ASSETS
 Cash and due from banks..............  $  8,253,000  $  3,382,000  $  4,880,000
 Federal funds sold...................     6,100,000     1,100,000     3,950,000
                                        ------------  ------------  ------------
     Total cash and cash equivalents..    14,353,000     4,482,000     8,830,000
 Investment securities held to
  maturity, at amortized cost (fair
  value of $7,442,000, $6,488,000 and
  $4,353,000 in 1996, 1995 and 1994,
  respectively).......................     7,421,000     6,470,000     4,505,000
 Mortgage-backed securities available
  for sale, at fair value (amortized
  cost of $12,934,000, $9,099,000 and
  $11,613,000 in 1996, 1995 and 1994,
  respectively).......................    14,431,000     9,083,000    10,943,000
 Mortgage-backed securities held to
  maturity, at amortized cost (fair
  value of $22,766,000, $12,873,000
  and $12,948,000 in 1996, 1995 and
  1994, respectively).................    23,500,000    13,119,000    14,439,000
 Loans receivable, net................   459,251,000   272,174,000   181,471,000
 Loans held for sale, at lower of cost
  or market...........................                  18,597,000
 Stock in Federal Home Loan Bank of
  San Francisco, at cost..............     2,868,000     1,421,000     1,612,000
 Real estate owned, net...............     3,527,000     4,964,000     1,208,000
 Leasehold improvements and equipment,
  net.................................       325,000       275,000       167,000
 Due from affiliate...................     8,063,000     4,514,000     4,062,000
 Accrued interest receivable..........     4,545,000     3,042,000     1,599,000
 Prepaid expenses and other assets....     3,386,000     1,724,000     1,026,000
 Income taxes receivable, net.........     1,528,000     1,589,000       774,000
                                        ------------  ------------  ------------
     TOTAL............................  $543,198,000  $341,454,000  $230,636,000
                                        ============  ============  ============
 LIABILITIES AND STOCKHOLDERS' EQUITY
 LIABILITIES:
   Deposits...........................  $433,769,000  $304,020,000  $196,289,000
   Borrowings.........................    66,771,000    13,000,000    21,500,000
   Accounts payable and other
    liabilities.......................     3,858,000     3,902,000     2,056,000
   Subordinated debt..................                  11,000,000
   Deferred credits...................       948,000     1,134,000     1,772,000
   Minority interest in subsidiaries..       519,000       600,000       574,000
   Preferred stock in subsidiary held
    by others.........................                                 1,000,000
   Due to affiliates..................     2,259,000       759,000       652,000
                                        ------------  ------------  ------------
     Total liabilities................   508,124,000   334,415,000   223,843,000
                                        ------------  ------------  ------------
 COMMITMENTS AND CONTINGENCIES
 STOCKHOLDERS' EQUITY:
   Series A preferred stock...........                                 1,000,000
   Common stock.......................    35,550,000     6,800,000     6,800,000
   Retained earnings (accumulated
    deficit)..........................    (1,374,000)      255,000      (337,000)
   Unrealized gain (loss) on available
    for sale securities, net..........       898,000       (16,000)     (670,000)
                                        ------------  ------------  ------------
     Total stockholders' equity.......    35,074,000     7,039,000     6,793,000
                                        ------------  ------------  ------------
     TOTAL............................  $543,198,000  $341,454,000  $230,636,000
                                        ============  ============  ============

                See notes to consolidated financial statements.

            WILSHIRE FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                  SUCCESSOR                                    PREDECESSOR
                          -------------------------------------------------------------- -------------------------
                             SIX MONTHS ENDED           YEARS ENDED
                                 JUNE 30,               DECEMBER 31,         OCTOBER 8-   JULY 1-
                          -----------------------  -----------------------  DECEMBER 31, OCTOBER 7,  JULY 1, 1992-
                             1996         1995        1995        1994          1993        1993     JUNE 30, 1993
                          -----------  ----------  ----------  -----------  ------------ ----------  -------------
                               (UNAUDITED)
INTEREST INCOME:
 Loans..................  $20,436,000  $9,589,000  21,821,000  $ 7,923,000   $1,383,000  $1,763,000   $ 7,437,000
 Mortgage-backed
  securities............      898,000   1,019,000   1,359,000    1,361,000      218,000     169,000        26,000
 Investments and federal
  funds sold............      617,000     271,000   1,201,000      285,000       53,000      57,000       241,000
                          -----------  ----------  ----------  -----------   ----------  ----------   -----------
 Total interest income..   21,951,000  10,879,000  24,381,000    9,569,000    1,654,000   1,989,000     7,704,000
                          -----------  ----------  ----------  -----------   ----------  ----------   -----------
INTEREST EXPENSE:
 Deposits...............   10,633,000   6,465,000  13,944,000    5,017,000      764,000     956,000     4,055,000
 Borrowings.............    1,387,000     242,000     537,000      440,000       85,000
                          -----------  ----------  ----------  -----------   ----------  ----------   -----------
 Total interest
  expense...............   12,020,000   6,707,000  14,481,000    5,457,000      849,000     956,000     4,055,000
                          -----------  ----------  ----------  -----------   ----------  ----------   -----------
NET INTEREST INCOME.....    9,931,000   4,172,000   9,900,000    4,112,000      805,000   1,033,000     3,649,000
PROVISION FOR ESTIMATED
 LOSSES ON LOANS........   10,868,000   2,201,000   4,266,000    2,173,000       63,000   1,048,000     2,625,000
                          -----------  ----------  ----------  -----------   ----------  ----------   -----------
NET INTEREST (LOSS)
 INCOME AFTER PROVISION
 FOR ESTIMATED LOSSES ON
 LOANS..................     (937,000)  1,971,000   5,634,000    1,939,000      742,000     (15,000)    1,024,000
                          -----------  ----------  ----------  -----------   ----------  ----------   -----------
OTHER INCOME (LOSS):
 Bankcard income........    3,275,000   1,955,000   4,694,000      635,000
 Bankcard processing
  expense...............   (2,616,000) (1,391,000) (3,462,000)    (274,000)
 Gain (loss) on sale of
  loans.................    1,983,000      24,000     642,000                                             (60,000)
 Loan fees and charges..      648,000     199,000     610,000       43,000
 Gain on sale of
  mortgage-backed
  securities available
  for sale..............                               14,000       54,000       96,000
 Amortization of
  deferred credits......      230,000     230,000     460,000      388,000
 Other, net.............       16,000      33,000     149,000      381,000
                          -----------  ----------  ----------  -----------   ----------               -----------
 Total other income
  (loss)................    3,536,000   1,050,000   3,107,000    1,227,000       96,000                   (60,000)
                          -----------  ----------  ----------  -----------   ----------               -----------
 OTHER EXPENSES:
 Compensation and
  employee benefits.....    1,479,000   1,075,000   2,516,000    1,922,000      204,000     182,000       808,000
 FDIC insurance
  premiums..............      387,000     285,000     721,000      261,000       61,000      73,000       246,000
 Occupancy..............      141,000     145,000     385,000      319,000       38,000      64,000       214,000
 Professional services..      297,000     370,000   1,028,000      507,000       49,000      95,000       279,000
 Data processing and
  equipment rentals.....      124,000      98,000     232,000      162,000       15,000      20,000        67,000
 Real estate owned,
  net...................      104,000     126,000     170,000      241,000      269,000       6,000       165,000
 Loan service fees and
  expenses..............    2,111,000     369,000   1,958,000      242,000
 Other general and
  administrative
  expenses..............      864,000     683,000   1,092,000    1,290,000                   70,000       347,000
                          -----------  ----------  ----------  -----------   ----------  ----------   -----------
 Total other expenses...    5,507,000   3,151,000   8,102,000    4,944,000      636,000     510,000     2,126,000
                          -----------  ----------  ----------  -----------   ----------  ----------   -----------
(LOSS) INCOME BEFORE
 INCOME TAX PROVISION...   (2,908,000)   (130,000)    639,000   (1,778,000)     202,000    (525,000)   (1,162,000)
INCOME TAX (BENEFIT)
 PROVISION..............   (1,279,000)    (10,000)     47,000     (526,000)    (713,000)   (115,000)      167,000
                          -----------  ----------  ----------  -----------   ----------  ----------   -----------
NET (LOSS) INCOME.......  $(1,629,000) $ (120,000) $  592,000  $(1,252,000)  $  915,000  $ (410,000)  $(1,329,000)
                          ===========  ==========  ==========  ===========   ==========  ==========   ===========
(LOSS) EARNINGS PER
 SHARE..................  $    (21.11) $    (5.13) $    25.09  $   (135.43)  $   149.07
                          ===========  ==========  ==========  ===========   ==========

                See notes to consolidated financial statements.

            WILSHIRE FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                   SUCCESSOR                                     PREDECESSOR
                          ---------------------------------------------------------------- -------------------------
                             SIX MONTHS ENDED             YEARS ENDED
                                 JUNE 30,                DECEMBER 31,          OCTOBER 8-   JULY 1-
                          ------------------------  ------------------------  DECEMBER 31, OCTOBER 7,  JULY 1, 1992-
                              1996         1995        1995         1994          1993        1993     JUNE 30, 1993
                          ------------  ----------  ----------  ------------  ------------ ----------  -------------
                                (UNAUDITED)
CASH FLOWS FROM
 OPERATING ACTIVITIES:
 Net (loss) income......  $ (1,629,000) $ (120,000) $  592,000  $ (1,252,000)  $  915,000  $ (410,000) $ (1,329,000)
 Reconciliation of net
  income to net cash
  provided by operating
  activities:
 Provision for loan
  losses................    10,868,000   2,201,000   4,266,000     2,173,000       63,000   1,048,000     2,625,000
 Provision for real es-
  tate owned losses.....                   323,000     598,000       100,000        1,000                   108,000
 Depreciation and
  amortization..........        78,000      42,000     241,000       121,000       15,000      15,000        62,000
 Loss (gain) on sale of
  real estate owned.....      (386,000)    (19,000)    (97,000)      406,000                    6,000       (15,000)
 (Gain) loss from sale
  of
  securities available
  for sale..............                   (24,000)    (14,000)      (54,000)     (96,000)
 (Gain) loss on sale of
  loans held for sale...    (1,983,000)   (126,000)   (642,000)                                              60,000
 Proceeds from sale of
  loans held for sale...    21,411,000   2,506,000  16,673,000
 Amortization of dis-
  counts and deferred
  fees..................    (2,373,000) (1,038,000) (1,246,000)     (600,000)     (13,000)    (25,000)      (82,000)
 Amortization of de-
  ferred credits........      (230,000)   (230,000)   (460,000)     (388,000)    (101,000)
 FHLB stock dividend....       (21,000)    (40,000)    (40,000)      (39,000)      (6,000)     (5,000)      (10,000)
 Change in:
  Mortgage-backed
   securities held for
   trading..............                                             489,000     (489,000)
  Accrued interest
   receivable...........    (1,503,000)   (205,000) (1,443,000)     (238,000)    (125,000)     27,000       171,000
  Prepaid expenses and
   other assets.........    (1,662,000)   (258,000)   (698,000)      483,000   (1,073,000)     26,000      (283,000)
  Due from affiliates...    (3,549,000)  2,184,000    (452,000)   (2,833,000)  (1,229,000)
  Due to affiliates.....       (79,000)   (104,000)    107,000      (210,000)     675,000
  Current income taxes
   receivable...........      (750,000)   (100,000)   (396,000)      591,000     (108,000)                   94,000
  Deferred income
   taxes................       170,000    (228,000)   (419,000)      111,000     (124,000)
  Accounts payable and
   other liabilities....     1,535,000    (176,000)  1,846,000      (474,000)     765,000    (141,000)      (10,000)
  Minority interest.....       (81,000)    (19,000)     26,000                    347,000
  Other.................        44,000    (143,000)   (180,000)                     4,000
                          ------------  ----------  ----------  ------------   ----------  ----------  ------------
   Net cash provided by
    (used in) operating
    activities..........    19,860,000   4,426,000  18,262,000    (1,614,000)    (579,000)    541,000     1,391,000

                See notes to consolidated financial statements.

            WILSHIRE FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                       SUCCESSOR                                         PREDECESSOR
                           ----------------------------------------------------------------------  -------------------------
                                   SIX MONTHS                     YEARS
                                     ENDED                        ENDED
                                    JUNE 30,                   DECEMBER 31,          OCTOBER 8 -    JULY 1-
                           ---------------------------  ---------------------------  DECEMBER 31,  OCTOBER 7,  JULY 1, 1992-
                               1996           1995          1995           1994          1993         1993     JUNE 30, 1993
                           -------------  ------------  -------------  ------------  ------------  ----------  -------------
                                  (UNAUDITED)
CASH FLOWS FROM INVESTING
 ACTIVITIES:
 Purchase of loans.......  $(222,791,000) $(24,547,000) $(186,895,000) $(41,561,000)               $(889,000)   $ (100,000)
 Loan repayments, net of
  originations...........     21,946,000     4,308,000     49,035,000    16,836,000  $ 3,630,000   3,940,000    12,526,000
 Purchase of mortgage-
  backed securities
  available for sale.....     (2,737,000)                               (10,655,000)  (6,143,000)
 Proceeds from maturity
  of investment
  securities held to
  maturity...............     16,367,000                    1,000,000                  5,394,000     126,000
 Purchase of mortgage-
  backed securities held
  to maturity............    (30,534,000)                                (4,198,000) (12,329,000)
 Repayments of mortgage-
  backed securities held
  to maturity............        784,000       589,000        824,000       643,000
 Proceeds from sale of
  mortgage-backed
  securities available
  for sale...............                    1,513,000      1,496,000     3,963,000
 Repayments of mortgage-
  backed securities
  available for sale.....      1,060,000       400,000      1,528,000
 Purchases of securities
  and FHLB stock.........     (1,426,000)                  (2,965,000)     (105,000)                            (9,112,000)
 Proceeds from sale of
  FHLB stock.............                      266,000        231,000                                              127,000
 Proceeds from sale of
  real estate owned......      6,200,000       443,000      5,254,000       569,000                  121,000       632,000
 Purchase of subsidiary
  net of cash and cash
  equivalents............                                                  (346,000)
 Real estate owned
  improvements...........                                                                            (21,000)      (35,000)
 Purchases of leasehold
  improvements and
  equipment..............       (128,000)      (89,000)      (349,000)     (184,000)                 (29,000)       (3,000)
                           -------------  ------------  -------------  ------------  -----------   ---------    ----------
   Net cash (used in)
    provided by investing
    activities...........   (211,259,000)  (17,117,000)  (130,841,000)  (35,038,000)  (9,448,000)  3,248,000     4,035,000

                See notes to consolidated financial statements.

            WILSHIRE FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                    SUCCESSOR                                        PREDECESSOR
                          ------------------------------------------------------------------  --------------------------
                              SIX MONTHS ENDED             YEARS ENDED
                                  JUNE 30,                 DECEMBER 31,          OCTOBER 8-     JULY 1-
                          -------------------------  -------------------------  DECEMBER 31,  OCTOBER 7,   JULY 1, 1992-
                              1996         1995          1995         1994          1993         1993      JUNE 30, 1993
                          ------------  -----------  ------------  -----------  ------------  -----------  -------------
                                (UNAUDITED)
CASH FLOWS FROM
 FINANCING ACTIVITIES:
 Net change in
  deposits..............  $129,749,000  $34,722,000  $107,731,000  $26,181,000  $(6,289,000)  $  (112,000)  $(7,984,000)
 Proceeds from issuance
  of common stock.......    17,750,000          --            --     3,750,000    3,000,000           --            --
 Issuance of
  subordinated debt.....           --     3,500,000     9,000,000          --           --            --            --
 Proceeds from other
  borrowings............   224,626,000   46,926,000    77,419,000   41,677,000    6,348,000       260,000           --
 Repayments of other
  borrowings............  (170,855,000) (68,044,000)  (85,919,000) (30,285,000)         --            --            --
 Issuance of preferred
  stock.................           --           --            --     1,000,000          --            --            --
                          ------------  -----------  ------------  -----------  -----------   -----------   -----------
   Net cash provided by
    (used in) financing
    activities..........   201,270,000   17,104,000   108,231,000   42,323,000    3,059,000       148,000    (7,984,000)
                          ------------  -----------  ------------  -----------  -----------   -----------   -----------
NET INCREASE (DECREASE)
 IN CASH AND CASH
 EQUIVALENTS............     9,871,000    4,413,000    (4,348,000)   5,671,000   (6,968,000)    3,937,000    (2,558,000)
                          ------------  -----------  ------------  -----------  -----------   -----------   -----------
CASH AND CASH
 EQUIVALENTS:...........
 Beginning of year......     4,482,000    8,830,000     8,830,000    3,159,000   10,127,000     6,190,000     8,748,000
                          ------------  -----------  ------------  -----------  -----------   -----------   -----------
 End of year............  $ 14,353,000  $13,243,000  $  4,482,000  $ 8,830,000  $ 3,159,000   $10,127,000   $ 6,190,000
                          ============  ===========  ============  ===========  ===========   ===========   ===========
SUPPLEMENTAL DISCLOSURES
 OF CASH FLOW
 INFORMATION--
 Cash paid during the
  period for:
 Interest...............  $ 12,933,000  $ 6,456,000  $ 13,833,000  $ 5,479,000  $   768,000   $   964,000   $ 4,134,000
 Income taxes...........           --           --        365,000      110,000       94,000        24,000       280,000
NONCASH INVESTING
 ACTIVITIES:
 Additions to real
  estate owned acquired
  in settlement of
  loans.................     4,377,000    1,727,000     9,878,000    3,122,000       65,000       259,000       842,000
 Loans to facilitate the
  sale of real estate
  owned.................           --       224,000       367,000    2,352,000          --            --            --
NONCASH FINANCING
 ACTIVITIES:
 Exchange of
  subordinated debt for
  common stock..........     2,000,000          --            --           --           --            --            --
 Exchange of preferred
  stock for subordinated
  debt..................           --           --      2,000,000          --           --            --            --

                See notes to consolidated financial statements.

            WILSHIRE FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                   UNREALIZED
                                                                                      GAIN
                                                                                     (LOSS)
                                                                                       ON
                               SERIES A                                RETAINED    AVAILABLE-
                            PREFERRED STOCK         COMMON STOCK       EARNINGS     FOR-SALE
                         ----------------------  ------------------- (ACCUMULATED  SECURITIES
                           SHARES      AMOUNT    SHARES    AMOUNT      DEFICIT)    NET OF TAX     TOTAL
                         ----------  ----------  ------- ----------- ------------  ----------  -----------
BALANCE, October 8,
 1993...................        --   $      --     6,644 $ 3,050,000 $       --    $     --    $ 3,050,000
 Net income.............                                                 915,000                   915,000
 Unrealized loss on
  available-for-sale
  securities............                                                            (159,000)     (159,000)
                         ----------  ----------  ------- ----------- -----------   ---------   -----------
BALANCE, December 31,
 1993...................                           6,644   3,050,000     915,000    (159,000)    3,806,000
 Net loss...............                                              (1,252,000)               (1,252,000)
 Unrealized loss on
  available-for-sale
  securities............                                                            (511,000)     (511,000)
 Issuance of stock......  1,000,000   1,000,000   16,952   3,750,000                             4,750,000
                         ----------  ----------  ------- ----------- -----------   ---------   -----------
BALANCE, December 31,
 1994...................  1,000,000   1,000,000   23,596   6,800,000    (337,000)   (670,000)    6,793,000
 Net income.............                                                 592,000                   592,000
 Unrealized gain on
  available-for-sale
  securities............                                                             654,000       654,000
 Exchange of preferred
  stock for subordinated
  debt.................. (1,000,000) (1,000,000)                                                (1,000,000)
                         ----------  ----------  ------- ----------- -----------   ---------   -----------
BALANCE, December 31,
 1995...................                          23,596   6,800,000     255,000     (16,000)    7,039,000
 Net loss (unaudited)...                                              (1,629,000)               (1,629,000)
 Unrealized gain on
  available-for-sale
  securities, net of tax
  (unaudited)...........                                                             914,000       914,000
 Exchange of
  subordinated debt for
  common stock
  (unaudited)...........                          36,913  11,000,000                            11,000,000
 Issuance of common
  stock (unaudited).....                          60,304  17,750,000                            17,750,000
                         ----------  ----------  ------- ----------- -----------   ---------   -----------
BALANCE, JUNE 30, 1996
 (Unaudited)............        --   $      --   120,813 $35,550,000 $(1,374,000)  $ 898,000   $35,074,000
                         ==========  ==========  ======= =========== ===========   =========   ===========


                See notes to consolidated financial statements.

           WILSHIRE FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Nature of Operations--Wilshire Financial Services Group, Inc. and subsidiaries (the "Company") operate two banks (the "Banks") located in Southern California and have administrative headquarters in Portland, Oregon. The Banks are federally chartered savings institutions regulated by the Office of Thrift Supervision ("OTS"). The Company's primary sources of revenue are real estate and consumer loans acquired in purchase transactions, mortgage-backed securities, loan securitization transactions, and merchant bankcard operations.

  Principles of Consolidation and Combination--Wilshire Financial Services Group, Inc. ("WFSG") was incorporated in 1996 to be the holding company for Wilshire Acquisitions Corporation ("WAC"), which is the holding company for two banks acquired in transactions discussed below. WFSG has had no historical operations other than those of WAC and its subsidiaries, but is expected to form other subsidiaries in the future that will conduct other operations.

  The Predecessor to the Company is First Bank of Beverly Hills, F.S.B. ("FBBH"). On October 7, 1993, WAC (or "Successor") acquired 94.9% of FBBH's common stock in a purchase accounting transaction. FBBH's fiscal year end was then changed from June 30 to December 31. Therefore, the accompanying financial statements present the operations of FBBH for its fiscal year ended June 30, 1993 and for the period from July 1 through October 7, 1993, and the consolidated operations of WAC and FBBH for the period from October 8 through December 31, 1993.

  On November 9, 1994, a newly-formed entity with ownership and management common to WAC-Wilshire Acquisitions Corporation II ("WACII")--acquired 94.9% of the common stock of Girard Savings Bank, F.S.B. and subsidiary ("GSB") in a purchase accounting transaction. Because WAC and WACII were under common control, the accompanying financial statements are presented on a combined basis as of December 31, 1994 and for the periods from November 9 through December 31, 1994 and from January 1 through December 27, 1995. On December 27, 1995, WAC and WACII were merged and WAC was named as the surviving entity. Financial information as of December 31, 1995 and for the period from December 27, 1995 through December 31, 1995 is presented on a consolidated basis and includes the accounts of WAC, FBBH and GSB.

  The purchase prices of the Banks were less than the fair values of the net assets acquired. As a result, the Company recorded deferred credits or negative goodwill, totaling $2,156,000. These credits are being amortized over five years on a straight-line basis. The other material purchase accounting adjustment relates to the carrying value of GSB loans; the difference between the carrying value and the estimated fair value of the loans at the date of acquisition is being amortized over the expected lives of the related loans.

  With respect to all consolidated and combined financial information, intercompany transactions and balances have been eliminated. For convenience, all the accompanying financial statements are referred to as "consolidated".

  Use of Estimates in the Preparation of the Consolidated Financial Statements--The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include valuation allowances for loans and real estate owned, merchant bankcard charge-back reserves and fair values of certain financial instruments for which there is not an active market.

  Cash and Cash Equivalents--For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks and federal funds sold.

           WILSHIRE FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

  Investment Securities and Mortgage-Backed Securities--The Company's securities portfolios consist of mortgage-backed and other investment securities that are classified as held-to-maturity or as available-for-sale. Securities are classified as held-to-maturity when management believes the Company has the ability and the positive intent to hold the securities to maturity. Securities classified as held-to-maturity are carried on an historical cost basis, adjusted for the amortization of premiums and accretion of discounts using a method that approximates the interest method. Securities are classified as available-for-sale when the Company intends to hold the securities for an indefinite period of time, but not necessarily to maturity. Securities classified as available-for-sale are reported at their fair values. Unrealized holding gains and losses on securities available-for-sale are reported, net of tax, as a separate component of stockholders' equity. Realized gains and losses from the sales of available-for-sale securities are reported separately in the consolidated statements of operations and are calculated using the specific identification method. The Company has no trading securities.

  Loans Receivable, Loans Held for Sale and Allowance for Loan Losses--Loans are reported at the principal amount outstanding, net of deferred loan origination fees, the allowance for loan losses and discounts on purchased loans. Interest income is calculated using the simple interest method. The recognition of interest income is discontinued when, in management's judgment, the collection of interest is deemed to be unlikely.

  Nonrefundable fees and direct costs associated with the origination of loans are deferred and shown net of outstanding loan balances. The net deferred fees and costs are recognized in interest income over the terms of the loans using a method that approximates the interest method.

  On January 1, 1995, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 114, Accounting by Creditors for Impairment of a Loan, as amended by SFAS No. 118, Accounting by Creditors for Impairment of a Loan-- Income Recognition and Disclosures. This statement prescribes that a loan is impaired when it is probable that the creditor will be unable to collect all contractual principal and interest payments under the terms of the loan agreement. This statement generally requires impaired loans to be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as an expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. Specific valuation allowances are recorded when the measurement of impairment indicates that the fair value of the loan is less than its carrying amount. Adoption of SFAS No. 114 did not have a material effect on the Company's financial statements.

  The Company considers most purchased pools of loans (pools comprising single-family residential loans and consumer loans) to consist of smaller balance homogeneous loans and therefore, as permitted by SFAS No. 114, evaluates such loans for impairment on a pooled basis, considering the discounts in purchase prices relative to gross principal and interest.

  After purchase, discounts on purchased loan pools are segregated into (a) valuation allowances for estimated losses on specific loans ("specific valuation allowances"), (b) valuation allowances for the inherent risk of losses in the loan portfolio that have yet to be specifically identified ("general valuation allowances") and (c) portions of the discounts regarded as yield adjustments. The specific and general valuation allowances are included in the allowance for loan losses. Discounts regarded as yield adjustments are accreted to interest income using a method that approximates the interest method.

  The allowance for loan losses is maintained at a level believed adequate by management to absorb potential losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, previous loan loss experience, current economic conditions, volume, growth and composition of the loan portfolio and other relevant factors. The allowance is increased by provisions for loan losses charged against operations and recoveries of previously charged off credits.

           WILSHIRE FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

  Loans Held for Sale and Securitizations--The Company does not generally acquire loans with the intention of selling or securitizing them. However, when a decision is made to sell certain loans, they are classified as held for sale and are carried at the lower of cost or market. Adjustments to the lower of cost or market are charged to current operations. Gains or losses on loan pools sold through securitization transactions are based on the difference between the cash proceeds received on the certificates sold to outside investors and the Company's cost basis allocated to such interests in the loan pools. The percentage allocation of the loan pools' cost basis between the portions sold and subordinated interests retained is based on the relative fair values of those portions.

  There were no loans held for sale as of June 30, 1996 or December 31, 1994. Loans held for sale at December 31, 1995 were predominantly nonperforming loans purchased at deep discounts, and were sold in a 1996 securitization transaction.

  Derivative Financial Instruments--Beginning in 1996, the Company utilizes interest-rate swaps as a component of its interest-rate risk hedging strategy. Swaps are matched against fixed-rate loans, effectively converting them to variable-rate loans. Settlements with the counterparty to the swaps increase or reduce loan interest income reported in the statements of operations.

  Real Estate Owned--Real estate acquired in settlement of loans is originally recorded at fair value less estimated costs to sell. Loan balances in excess of fair value of the real estate acquired are charged against the allowance for loan losses at the date of acquisition. Allowances are recorded to provide for estimated declines in fair value subsequent to the date of acquisition. Any subsequent operating expenses or income, as well as gains or losses on disposition of such properties, are charged to current operations.

  Leasehold Improvements and Equipment--Office leasehold improvements and equipment are stated at cost, less accumulated depreciation and amortization, computed on the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the lives of the respective leases or the service lives of the improvements, whichever are shorter.

  Income Taxes--The Company files consolidated federal income tax returns with its subsidiaries. Deferred tax assets and liabilities represent the tax effects, based on current tax law, of future deductible or taxable amounts attributable to events that have been recognized in the financial statements. A valuation allowance is recorded against deferred tax assets when there is not presumptive evidence that it is more likely than not that the deferred tax assets will be realized.

  Bankcard Operations--Bankcard income includes merchant discounts and transaction fees for processing Visa and Mastercard transactions. Bankcard expense consists primarily of fees paid to the Company's third-party processors and interchange fees paid to card-issuing banks. Other direct and indirect costs of Bankcard operations are included in various other categories of expenses and are not specifically allocated separately from other operating expenses of the Company.

  Capital Structure--In the accompanying consolidated statements of stockholders' equity, shares of common stock issued and outstanding are presented based on the actual number of shares issued by WAC, and the number of shares issued by WACII adjusted to their WAC equivalents as determined when the two entities merged in 1995. As of December 31, 1995, WAC has the following types of authorized shares of stock:

     50,000,000 shares of common, $0.01 par value
    200,000,000 shares of preferred, $0.01 par value

  Of the 200,000,000 shares of preferred stock authorized, 100,000,000 has been designated as Series A. The Series A preferred stock has a $1 per share liquidation preference and a dividend rate of $.14 per share per

           WILSHIRE FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES annum, noncumulative. No cash dividends have been declared or paid on such stock at any point when it has been outstanding.

  Preferred stock issued and outstanding at December 31, 1994 consisted of Series A preferred stock of WACII, which was exchanged for Series A preferred stock of WAC in 1995, pursuant to the merger of the two companies. All common stock of WACII was also exchanged in the merger. The preferred stock of a subsidiary (FBBH) held by the majority stockholders of WAC as of December 31, 1994 was also exchanged for WAC Series A preferred in 1995. All of the WAC Series A preferred was then exchanged for subordinated debt issued by the majority stockholders (see Note 7).

  Effective January 1, 1996, all subordinated debt was exchanged for WAC's common stock.

  Earnings Per Share is calculated based on the weighted average number of shares of common stock outstanding during the year giving effect to the exercise of stock options using the treasury stock method if such effect is not anti-dilutive. The weighted average number of shares outstanding for 1995, 1994 and the period in 1993 subsequent to the acquisition of the Predecessor was 23,596, 9,245 and 6,138, respectively. The weighted average shares outstanding for the six months ended June 30, 1996 was 77,175 (unaudited).

  Recent Accounting Standards--SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, is effective for financial statements issued for fiscal years beginning after December 15, 1995. The Company does not anticipate a material impact on its operations or financial position from the implementation of SFAS No. 121 in 1996.

  SFAS No. 123, Accounting for Stock-Based Compensation, is effective for financial statements for fiscal years beginning after December 15, 1995. The Company does not intend to adopt the fair value method of accounting for stock compensation discussed in SFAS No. 123, but will instead retain the intrinsic value method used historically, and will make the disclosures required by the statement.

  SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Financial Liabilities, is generally effective for relevant transactions occurring after December 31, 1996, and must be applied prospectively. Earlier application is not permitted. Based on the types of transactions the Company has engaged in historically, the pronouncement is expected to be relevant to similar future transactions and may affect both the accounting for, and disclosures about, such transactions. Transactions affected may include sales of loans, particularly sales affected through securitization transactions, and repurchase agreements. The Company does not currently service financial assets and does not expect to be affected by the provisions of SFAS No. 125 related to servicing. The Company does not believe that the pronouncement would have had a material effect on any transactions reflected in the accompanying financial statements, if its provisions had been previously adopted.

  Interim Financial Data--In the opinion of management of the Company, the accompanying unaudited consolidated financial statements contain all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial position of the Company as of June 30, 1996 and the results of operations for the six months ended June 30, 1996 and 1995. Disclosures concerning the unaudited interim financial information presented in these notes to the consolidated financial statements have been included when management considered them necessary with respect to significant changes in the business during the six months ended June 30, 1996. Not all disclosures considered necessary for annual audited financial statements are presented.

           WILSHIRE FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

2. INVESTMENT AND MORTGAGE-BACKED SECURITIES

  The amortized cost, fair value and gross unrealized gains and losses on investment securities (U.S. Treasury notes) and mortgage-backed securities as of December 31, 1995 and 1994 are shown below. Fair value estimates were obtained from an independent pricing service.

                                             GROSS      GROSS
                               AMORTIZED   UNREALIZED UNREALIZED     FAIR
              1995                COST       GAINS      LOSSES      VALUE
              ----            ------------ ---------- ---------- ------------
   Available-for-sale
    mortgage-backed
    securities............... $  9,099,000  $    --   $   16,000 $  9,083,000
                              ============  ========  ========== ============
   Held-to-maturity:
     U.S. Treasury notes..... $  6,470,000  $ 22,000  $    4,000 $  6,488,000
     Mortgage-backed
      securities.............   13,119,000       --      246,000   12,873,000
                              ------------  --------  ---------- ------------
       Total held-to-
        maturity............. $ 19,589,000  $ 22,000  $  250,000 $ 19,361,000
                              ============  ========  ========== ============
                                             GROSS      GROSS
                               AMORTIZED   UNREALIZED UNREALIZED     FAIR
              1994                COST       GAINS      LOSSES      VALUE
              ----            ------------ ---------- ---------- ------------
   Available-for-sale
    mortgage-backed
    securities............... $ 11,613,000  $    --   $  670,000 $ 10,943,000
                              ============  ========  ========== ============
   Held-to-maturity:
     U.S. Treasury notes..... $  4,505,000  $    --   $  152,000 $  4,353,000
     Mortgage-backed
      securities.............   14,439,000       --    1,491,000   12,948,000
                              ------------  --------  ---------- ------------
       Total held-to-
        maturity............. $ 18,944,000  $    --   $1,643,000 $ 17,301,000
                              ============  ========  ========== ============

  The amortized cost and estimated fair value of investment securities held to maturity other than mortgage-backed securities at December 31, 1995 and 1994 by contractual maturity are as follows:

                                                         AMORTIZED     FAIR
                           1995                            COST        VALUE
                           ----                         ----------- -----------
   Due in less than one year........................... $ 4,970,000 $ 4,966,000
   Due in one to five years............................   1,500,000   1,522,000
                                                        ----------- -----------
                                                        $ 6,470,000 $ 6,488,000
                                                        =========== ===========
                           1994
                           ----
   Due in less than one year........................... $ 1,000,000 $   983,000
   Due in one to five years............................   3,505,000   3,370,000
                                                        ----------- -----------
                                                        $ 4,505,000 $ 4,353,000
                                                        =========== ===========

  The Company receives payments on all mortgage-backed securities over periods that are considerably shorter than the contractual maturities of the securities, which range from 6 to 30 years.

  At June 30, 1996, mortgage-backed securities with carrying values of $27,340,000 (unaudited) and market values of approximately $26,700,000 (unaudited) were pledged to secure FHLB borrowings, merchant bankcard transactions and certain guarantees related to a loan securitization transaction. Of the total securities pledged, securities with fair values of approximately $9,100,000 (unaudited) were delivered to, and are held in custody of, Bankers Trust and the Federal Reserve Bank.

  The loan securitization involved the sale of discounted nonperforming loans with carrying amounts of approximately $31,800,000 (unaudited). The Banks are contingently liable for losses, if any, that could arise if the collectibility of any securitized loan is unenforceable due to the absence of original notes or files. In addition, the Banks are contingently liable to pay the interest due on the senior securities if the liquidation of the assets underlying the securities results in a shortfall on any due date; any such shortfall paid by the Banks would be reimbursable if liquidation proceeds were ultimately sufficient to cover the interest. Management believes that it is not probable that any losses will be incurred for these or other reasons involving the securitization.

            WILSHIRE FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

3. LOANS RECEIVABLE AND LOANS HELD FOR SALE

  Loans receivable and loans held for sale consist of:

                                                           DECEMBER 31,
                                          JUNE 30,   -------------------------
                                            1996         1995         1994
                                        ------------ ------------ ------------
                                        (UNAUDITED)
   Real estate loans:
     One to four units................. $336,149,000 $190,424,000 $ 53,308,000
     Over four units...................   78,616,000   71,239,000   77,891,000
     Commercial........................   56,874,000   52,078,000   55,112,000
     Land..............................    3,450,000    2,903,000    3,329,000
                                        ------------ ------------ ------------
       Total loans secured by real
        estate.........................  475,089,000  316,644,000  189,640,000
     Other loans.......................   34,316,000   20,811,000    8,948,000
                                        ------------ ------------ ------------
                                         509,405,000  337,455,000  198,588,000
   Less:
     Allowance for loan losses.........   31,988,000   25,651,000    7,701,000
     Deferred loan fees................      219,000      245,000      286,000
     Discount on purchased loans not
      included in allowance for loan
      losses...........................   17,947,000   20,788,000    9,130,000
                                        ------------ ------------ ------------
                                        $459,251,000 $290,771,000 $181,471,000
                                        ============ ============ ============

  Included in the preceding table are loans held for sale as of December 31, 1995, consisting of the following, at cost, which is lower than estimated fair value:

   Real estate loans:
     One to four units............................................. $33,497,000
     Commercial....................................................     466,000
     Land..........................................................     194,000
                                                                    -----------
       Total loans secured by real estate..........................  34,157,000
   Other loans.....................................................      12,000
                                                                    -----------
                                                                     34,169,000
   Less allowances, discounts and fees.............................  15,572,000
                                                                    -----------
                                                                    $18,597,000
                                                                    ===========

  As of December 31, 1995 and 1994, loans receivable with adjustable rates of interest were $265,702,000 and $170,437,000, respectively, and loans receivable with fixed rates of interest were $71,753,000 and $28,151,000, respectively. Adjustable-rate loans are generally indexed to the FHLB's Eleventh District Cost of Funds Index, LIBOR or Prime and are subject to limitations on the timing and extent of adjustment. Most loans adjust within six months of changes in the index.

  The Company has a geographic concentration of mortgage loans in Southern California, which experienced declines in real estate values in recent years. Substantially all loans originated or acquired by the Predecessor, and by GSB prior to its acquisition by the Company, were collateralized by Southern California real estate. Performing mortgage loans acquired subsequently have also been concentrated in Southern California, but to a lesser degree, and the geographic diversification of the portfolio is generally widening through loan acquisitions.

           WILSHIRE FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

  Activity in the allowance for loan losses is summarized as follows:

                                                                      PERIOD FROM
                              SIX MONTHS    YEAR ENDED DECEMBER 31,    JULY 1 TO
                                 ENDED      ------------------------  DECEMBER 31,
                             JUNE 30, 1996     1995         1994          1993
                             -------------  -----------  -----------  ------------
                              (UNAUDITED)
   Balance, beginning of
    year...................  $ 25,651,000   $ 7,701,000  $ 4,314,000  $ 4,221,000
   Loans charged off.......   (12,766,000)   (5,404,000)  (1,666,000)  (1,042,000)
   Recoveries..............     1,374,000        81,000       71,000       24,000
   Provision for loan loss-
    es.....................    10,868,000     4,266,000    2,173,000    1,111,000
   Allocations from
    purchased loan
    discounts..............     6,861,000    19,007,000    2,809,000
                             ------------   -----------  -----------  -----------
   Balance, end of year....  $ 31,988,000   $25,651,000  $ 7,701,000  $ 4,314,000
                             ============   ===========  ===========  ===========

  Both FBBH and GSB were examined by the Office of Thrift Supervision ("OTS") during the six months ended June 30, 1996. Based on its examination findings and its policies concerning financial reporting practices for savings institutions, the OTS required adjustments to the allowance for loan losses, primarily related to two loan products in the portfolio. Additional provisions for losses of $4,084,000 and $2,887,000 (unaudited) were recorded for purchased high-coupon automobile loans to sub-prime borrowers and for certain income-producing real estate loans in the Banks' preacquisition portfolios, respectively. The Banks invested in automobile loans in late 1995 and early 1996. OTS regulations require that such loans, if past due more than 120 days, must be fully reserved. Management believes that dispositions of the automobile collateral will provide for significant recoveries. Real estate loans for which additional losses were provided in 1996 were identified by the OTS as "troubled collateral-dependent" loans. These loans were primarily performing loans that were undercollateralized, based on the current fair value of the real estate collateral, and loans that had become impaired during 1996. The losses provided were the amounts necessary to reduce the carrying values of the loans to the fair values of the collateral. Potential recoveries of losses on these loans depend on continued performance by the borrowers and/or improvement in the fair values of the real estate.

  At December 31, 1995, the Company had classified $14,241,000 of its loans as impaired with specific valuation allowances related to impairment of $4,155,000, and $9,593,000 of its loans impaired with no related specific valuation allowances determined in accordance with SFAS No. 114. The average recorded investment in impaired loans during the year ended December 31, 1995 was $24,204,000. Interest income of $1,631,000 was recognized on impaired loans during the year ended December 31, 1995 based on cash payments. These amounts exclude consideration of single family residential and consumer loan pools not evaluated for impairment under SFAS No. 114. Management believes that allowances allocated from purchased loan discounts, and other allowances established through provisions for loan losses, provide adequate measurements of impairments of these pools collectively. Loans for which income was not being accrued at December 31, 1995 and 1994 were approximately $55,335,000 and $12,801,000, respectively, including loans evaluated for impairment under SFAS No. 114 and loans evaluated for impairment on a pooled basis. Interest income that would have been recorded under the original terms of such loans was $7,267,000 and $1,298,000 for the years ended December 31, 1995 and 1994, respectively.

  Management estimates are required to determine the allowance for loan losses. Estimation is also involved in determining the ultimate recoverability of purchased loans and, consequently, the pricing of purchased loans and the adequacy of purchased discounts to provide allowances for credit risk. These estimates are inherently uncertain and depend on the outcome of future events. Regulatory authorities have required substantial increases in the allowances maintained by many banks in recognition of the inherent risk in the existing economic

           WILSHIRE FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES environment. Although management believes the levels of the allowance as of December 31, 1995 and June 30, 1996 are adequate to absorb losses inherent in the loan portfolio, rising interest rates, various other economic factors and regulatory requirements may result in increasing losses that cannot reasonably be predicted at this date. Such losses may also result in unanticipated erosion of the Banks' capital.

4. REAL ESTATE OWNED

  Real estate owned consists of property obtained through foreclosure. In the accompanying consolidated statements of financial condition, real estate owned is presented net of allowances for estimated losses. Activity in the allowance for estimated losses on real estate owned is as follows:

                              SIX MONTHS                             PERIOD FROM
                                 ENDED     YEAR ENDED DECEMBER 31,    JULY 1 TO
                             JUNE 30, 1996 ------------------------- DECEMBER 31,
                              (UNAUDITED)      1995         1994         1993
                             ------------- ------------  ----------- ------------
   Balance, beginning of
    year...................   $1,193,000   $    123,000  $   55,000    $54,000
   Charge-offs.............     (736,000)       (82,000)    (32,000)
   Allocation of purchase
    discount...............                     554,000
   Provision for the year..                     598,000     100,000      1,000
                              ----------   ------------  ----------    -------
   Balance, end of year....   $  457,000   $  1,193,000  $  123,000    $55,000
                              ==========   ============  ==========    =======

5. LEASEHOLD IMPROVEMENTS AND EQUIPMENT

  Leasehold improvements and equipment consist of:

                                                              DECEMBER 31,
                                                          ---------------------
                                                             1995       1994
                                                          ----------  ---------
   Leasehold improvements................................ $  299,000  $ 275,000
   Furniture and equipment...............................    718,000    629,000
                                                          ----------  ---------
   Total cost............................................  1,017,000    904,000
   Accumulated depreciation and amortization.............   (742,000)  (737,000)
                                                          ----------  ---------
                                                          $  275,000  $ 167,000
                                                          ==========  =========

6. DEPOSITS

  Deposits consist of:

                                                             DECEMBER 31,
                                                       -------------------------
                                                           1995         1994
                                                       ------------ ------------
   Passbook accounts.................................. $    304,000 $     90,000
   Money market accounts..............................    1,267,000    2,831,000
   NOW/checking.......................................    5,111,000    3,509,000
   Time deposits:
     Less than $100,000...............................  247,814,000  160,018,000
     $100,000 and greater.............................   49,524,000   29,841,000
                                                       ------------ ------------
     Total deposits................................... $304,020,000 $196,289,000
                                                       ============ ============

           WILSHIRE FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

  A summary of time deposits by maturity at December 31, 1995 is as follows:

   YEAR ENDING
   DECEMBER 31,
   ------------
    1996........................................................... $253,107,000
    1997...........................................................   39,644,000
    1998...........................................................    4,341,000
    1999...........................................................      246,000
                                                                    ------------
                                                                    $297,338,000
                                                                    ============

7. BORROWINGS AND SUBORDINATED DEBT

  Federal Home Loan Bank ("FHLB") advances and repurchase agreements consist of the following:

                                                              DECEMBER 31,
                                                         -----------------------
                                                            1995        1994
                                                         ----------- -----------
   FHLB advances........................................             $13,000,000
   Repurchase agreement................................. $13,000,000   8,500,000
                                                         ----------- -----------
                                                         $13,000,000 $21,500,000
                                                         =========== ===========

  Repurchase agreements are issued under a master repurchase agreement with Bear Stearns Mortgage Capital Corp. Proceeds from the agreements are used to purchase loan pools. The assets purchased by Bear Stearns include the loans acquired by the Banks with the proceeds as well as other assets. At December 31, 1995, the outstanding agreements were secured by loans with unpaid principal balances of $54,210,000 and securities with carrying values of $2,930,000. At December 31, 1994 repurchase agreements and FHLB advances were secured by FHLB stock, loans with unpaid principal balances of $21,859,000 and securities with carrying values of $13,165,000. Loans purchased by Bear Stearns under the repurchase agreements are held in custody by a third party.

  Following is information about borrowings under repurchase agreements:

                                         SIX MONTHS   YEAR ENDED DECEMBER 31,
                                            ENDED     ------------------------
                                        JUNE 30, 1996    1995         1994
                                        ------------- -----------  -----------
                                         (UNAUDITED)
   Average balance during the period..   $68,495,000  $ 1,000,000  $ 2,297,000
   Highest amount outstanding during
    the period........................    97,000,000   13,000,000    8,500,000
   Average interest rate during the
    period............................           6.8%         6.7%         5.8%
   Average interest rate--end of peri-
    od................................           6.9%         6.7%         5.8%

  The following unaudited information concerns significant developments related to the repurchase agreements and other financial instruments during the six months ended June 30, 1996:

    At June 30, 1996, outstanding repurchase agreements were $66,290,000, secured by loans with unpaid principal balances of $156,280,000.

    In April, 1996, the Banks entered into an interest-rate swap with a $70,000,000 notional amount with Bear Stearns. The swap effectively converts $70,000,000 of purchased fixed-rate loans to variable-rate loans. The Banks pay 6.25% and Bear Stearns pays a variable rate based on the one-month USD LIBOR plus .225%. The swap matures in April 2001 and has a cancellation trigger when the two-year constant maturity treasury equals or exceeds 9%. The notional principal amount amortizes at a rate of 1.2532% each month. At June 30, 1996, the notional principal is $63,246,000.

           WILSHIRE FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

  WAC's capitalization includes subordinated debt with majority stockholders in amounts up to $50,000,000. This borrowing pays interest at 14% per annum, compounded quarterly, has no stated maturity, and represents an unsecured general obligation of the Company. As of December 31, 1995, borrowings under the subordinated debt agreement were $11,000,000. As stated in Note 1, the Company's common stock was exchanged for the subordinated debt on January 1, 1996.

8. INCOME TAXES

  The provisions for income tax (benefit) consist of the following:

                                           YEAR ENDED           PERIOD FROM
                                          DECEMBER 31,       OCTOBER 8 THROUGH
                                       --------------------    DECEMBER 31,
                                         1995       1994           1993
                                       ---------  ---------  -----------------
   Current tax expense (benefit):
     Federal.......................... $ 434,000  $(656,000)     $ 124,000
     State............................    32,000     19,000         22,000
                                       ---------  ---------      ---------
                                         466,000   (637,000)       146,000
                                       ---------  ---------      ---------
   Deferred tax expense (benefit):
     Federal..........................  (250,000)    90,000       (902,000)
     State............................  (169,000)    21,000         43,000
                                       ---------  ---------      ---------
                                        (419,000)   111,000       (859,000)
                                       ---------  ---------      ---------
   Total income tax provision (bene-
    fit).............................. $  47,000  $(526,000)     $(713,000)
                                       =========  =========      =========

  Deferred income taxes receivable (payable) are summarized as follows:

                                                           DECEMBER 31,
                                                      ------------------------
                                                         1995         1994
                                                      -----------  -----------
Deferred tax assets:
  Purchase discounts................................. $ 1,349,000  $   211,000
  Purchase accounting adjustments....................     629,000      899,000
  Depreciation.......................................      65,000       67,000
  Provision for loan loss............................     408,000    1,404,000
  Net operating loss.................................     170,000      229,000
  State taxes........................................      10,000       20,000
                                                      -----------  -----------
    Gross deferred tax assets........................   2,631,000    2,830,000
                                                      -----------  -----------
Deferred tax liabilities:
  Partnership income.................................     (44,000)    (275,000)
  Deferred loan fees.................................    (351,000)    (405,000)
  FHLB stock dividends...............................    (242,000)    (220,000)
  Prepaids...........................................     (97,000)     (74,000)
  Other..............................................      (1,000)      (6,000)
                                                      -----------  -----------
    Gross deferred tax liability.....................    (735,000)    (980,000)
                                                      -----------  -----------
Total deferred tax asset.............................   1,896,000    1,850,000
Valuation allowance..................................  (1,726,000)  (2,099,000)
                                                      -----------  -----------
Net deferred tax asset (liability)................... $   170,000  $  (249,000)
                                                      ===========  ===========

           WILSHIRE FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

  The difference between the effective tax rate implicit in the consolidated financial statements and the statutory federal income tax rate can be attributed to the following:

                                                                 PERIOD FROM
                                                YEARS ENDED       OCTOBER 8
                                               DECEMBER 31,        THROUGH
                                               ---------------   DECEMBER 31,
                                                1995     1994        1993
                                               ------   ------   ------------
   Federal income tax provision at statutory
    rate......................................   35.0 %  (35.0)%      35.0 %
   State taxes, net of federal benefit........    4.0
   Valuation allowance........................  (25.1)     8.8      (388.0)
   Change in prior year estimate..............   (7.8)
   Other......................................    1.3     (3.4)
                                               ------   ------      ------
     Effective income tax rate................    7.4 %  (29.6)%    (353.0)%
                                               ======   ======      ======

  At December 31, 1995, the Banks had net operating loss carryforwards for state income tax purposes of approximately $1,319,000, $155,000 and $32,000, expiring in the years 1997, 1998 and 1999, respectively. At December 31, 1994, the Banks had net operating loss carryforwards for state income tax purposes of approximately $9,000, $1,324,000, $122,000 and $565,000, expiring in the years 1996, 1997, 1998 and 1999, respectively.

  At June 30, 1996, income taxes receivable (unaudited) consist entirely of taxes currently receivable (i.e., refundable from loss carrybacks), and there is a valuation allowance recorded against all deferred tax assets, net of deferred tax liabilities.

9. COMMITMENTS AND CONTINGENCIES

  Profit Sharing Plan--The Banks' employees participate in a defined contribution profit sharing and 401(k) plan sponsored by companies included in the Company's "control group." At the discretion of the Banks' Boards of Directors, the Banks may elect to contribute to the plan based on profits of the Banks or based on matching participants' contributions. In 1995, the Banks contributed $28,000 to the plan.

  Lease Commitments--The following is a schedule by year of future minimum rental payments:

   YEAR ENDED
   DECEMBER 31,
   ------------
    1996............................................................... $245,000
    1997...............................................................  156,000
    1998...............................................................  127,000
    1999...............................................................  116,000
    2000...............................................................    7,000
                                                                        --------
      Total............................................................ $651,000
                                                                        ========

  Lending Commitments--At June 30, 1996 and December 31, 1995, the Company had commitments to extend credit of $3,235,000 (unaudited) and $793,000, respectively. There were no lending commitments at December 31, 1994. These commitments expose the Company to credit risk in excess of amounts reflected in the consolidated financial statements. The Company receives collateral to support loans and commitments to extend credit for which collateral is deemed necessary. The most significant categories of collateral are real estate and certificates of deposit.

           WILSHIRE FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

  Litigation--The Company is a defendant in legal actions arising from transactions conducted in the ordinary course of business. Management, after consultation with legal counsel, believes the ultimate liability, if any, arising from such actions will not materially affect the Company's financial position.

10. REGULATORY MATTERS

  Regulatory Agreement--As of September 30, 1996, FBBH and GSB have received drafts of, and are expected to consent to, separate but similar Orders to Cease and Desist (the "Orders") issued by the OTS.

  The Order expected to be issued to FBBH will supersede a previously existing Supervisory Agreement between FBBH and the OTS issued June 8, 1995 which contained requirements similar to those discussed below.

  The Orders will require of both Banks that they not engage in unsafe and unsound practices and that they maintain minimum capital ratios required of institutions to be deemed "well-capitalized" (as that term is defined under the regulatory framework for prompt corrective action). In addition, the Orders will require the Banks to (I) revise policies and procedures concerning
(i) internal asset reviews, (ii) the allowances for loan and lease losses,
(iii) loan purchases, (iv) internal audits and (v) hedging transactions; (II) develop plans to augment the depth and expertise of the management teams;
(III) revise business plans; (IV) modify certain policies concerning the accounting for loan discounts; (V) improve monitoring of (i) interest rate risk; (ii) balance sheet classifications of certain assets (e.g., as held for sale versus held to maturity) and (iii) compliance with laws and regulations concerning transactions with affiliates; (VI) ensure compliance with the proper servicing of adjustable rate mortgages and escrow accounts; and (VII) enhance recordkeeping. In addition, the Banks may not increase their total assets beyond certain levels. Also, FBBH will be required to correct OTS-identified deficiencies in merchant bankcard operations. These requirements will be accompanied by related requirements that the Banks submit to the OTS, by certain specified dates, various policies, plans and reports on other actions to comply with the Orders. In some cases, OTS approval of such information will be required. The Banks are currently in process of addressing these requirements. Management believes that the Banks are complying with those requirements that will take effect immediately.

  The Orders will be enforceable by the OTS as written agreements under the Federal Deposit Insurance Act. Therefore, failure to comply with the requirements of the Orders could subject the Banks and their directors and officers to further enforcement actions, including termination of Federal Deposit Insurance Corporation insurance or civil money penalties.

  Capital Requirements--The Banks are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary--actions by the regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Banks must meet specific capital guidelines that involve quantitative measures of the Banks' assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Banks' capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

  Quantitative measures established by regulation to ensure capital adequacy require the Banks to maintain minimum amounts and ratios of total tangible capital, core capital and risk-based capital, as these terms are defined in OTS regulation. Under the prompt corrective action regulations, quantitative measures include total capital to risk-weighted assets, Tier 1 capital to risk-weighted assets, and Tier 1 capital to average assets, as those terms are defined in OTS regulation.

           WILSHIRE FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

  The Banks' actual and required capital ratios at December 31, 1995 are as follows (dollars in thousands):

                                                                        TO BE
                                                                CATEGORIZED AS "WELL-
                                                                 CAPITALIZED", UNDER
                                               FOR CAPITAL        PROMPT CORRECTIVE
                                ACTUAL      ADEQUACY PURPOSES     ACTION PROVISIONS
                             -------------  ------------------  ---------------------
                             AMOUNT  RATIO   AMOUNT    RATIO      AMOUNT     RATIO
                             ------- -----  --------- --------  ---------------------
   Total Capital to Risk-
    Weighted Assets:
     FBBH..................  $ 9,820  9.8%    $ 7,999     8.0 %    $ 9,998      10.0 %
     GSB...................   15,523 10.4%     11,973     8.0 %     14,967      10.0 %
   Tier 1 Capital to Risk-
    Weighted Assets:
     FBBH..................    8,549  8.6     Not Applicable         5,999        6.0
     GSB...................   13,852  9.3     Not Applicable         8,980        6.0
   Tier 1 Capital to
    Average
     Assets (Core Capital):
     FBBH..................    8,549  6.4       5,326      4.0       6,657        5.0
     GSB...................   13,852 10.3       5,398      4.0       6,748        5.0
   Tangible Capital
     FBBH..................    8,549  6.8       3,075      1.5     Not Applicable
     GSB...................   13,852  6.2       2,066      1.5     Not Applicable

  As of December 31, 1995 and 1994, the most recent notifications from the OTS categorized FBBH as "adequately-capitalized" and GSB as "well-capitalized". Subsequent to December 31, 1995, WAC provided additional capital to FBBH in the form of preferred stock to enable FBBH to comply with the 1995 Supervisory Agreement and with the proposed new Order relating to FBBH, to maintain capital at "well-capitalized" levels. In consideration of the additional capital infusion to FBBH since December 31, 1995, management believes that until September 30, 1996, no conditions or events occurred that would otherwise affect the Banks' categories. However, the OTS has, in recent examinations, requested adjustments to reported financial information and to the risk-weightings of certain assets and off-balance sheet items that have affected capital computations. Management believes that such adjustments, including their application to new transactions during 1996, are fully reflected in capital computations reported to the OTS in the Banks' most recent reports to the OTS and that, until September 30, 1996, FBBH's capital ratios have been maintained in excess of the minimums required for them to be categorized "well-capitalized". See "SAIF Legislation" below concerning September 30, 1996 events affecting capital compliance.

  As of June 30, 1996, the Banks' capital ratios were as follows (unaudited):

                                                                   FBBH    GSB
                                                                   -----  -----
Total capital to risk-weighted assets............................. 11.2 % 10.4 %
Tier 1 capital to risk-weighted assets............................  9.9 %  9.1 %
Tier 1 capital to average assets..................................  6.9 %  7.3 %
Tangible capital..................................................  7.0 %  7.0 %

  Because the Banks have minimum regulatory capital requirements, substantially all retained earnings of the Banks are restricted as to distribution to WAC or other stockholders.

           WILSHIRE FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

  SAIF Legislation--On September 30, 1996, legislation was enacted that imposes a one-time special assessment on banks and savings institutions whose deposits are insured by the Savings Association Insurance Fund ("SAIF"). SAIF-insured institutions will pay a special one-time assessment of approximately
65.7 basis points (to be finally determined by the FDIC) on assessable deposits as of March 31, 1995. The Company will record an estimate of approximately $1,400,000 (pretax) for this assessment during the quarter ending September 30, 1996. The assessment is tax-deductible.

  As a result of the SAIF assessment, management expects that FBBH capital ratios will be reduced, as of September 30, 1996, to "adequately capitalized" levels. Management plans to use a portion of the proceeds from public offerings of equity and debt in the fourth quarter of 1996 to restore capital levels to "well capitalized" levels by December 31, 1996. Until such time, FBBH are restricted from taking new brokered deposits.

11. RELATED PARTY TRANSACTIONS

  Substantially all loans receivable are serviced by Wilshire Credit Corporation ("WCC"), which is affiliated with WAC by common ownership. Management believes that the terms of the servicing agreement are no less favorable to the Banks than terms offered by other servicers. Due from affiliate in the accompanying consolidated statements of financial condition represents the amount of loan payments collected by WCC but not yet remitted to the Banks at that date. Loan servicing fees and expenses shown in the consolidated statements of operations were paid to WCC, and include reimbursements for direct expenses borne by WCC on behalf of the Banks. Due to affiliates in the consolidated statements of financial condition primarily comprises amounts owed to WCC for WAC operating expenses paid by WCC.

12. STOCK OPTIONS

  The Banks issue stock options for the benefit of certain of the Banks' directors, executives and consultants.

  The exercise price of the options is set by the Boards of Directors and was at least equal to the book value of the shares on the grant date. The following table summarizes the activity relating to the Banks' stock options for the year ended December 31, 1995.

                                                                FBBH      GSB
                                                             ----------- ------
   Balance at beginning of year.............................      19,447    --
   Options granted..........................................      23,161 69,724
                                                             ----------- ------
   Balance at end of year...................................      42,608 69,724
                                                             =========== ======
   Exercise price........................................... $3.67-$4.50 $ 1.47
                                                             =========== ======

  All options outstanding at December 31, 1995 were exercisable.

13. ESTIMATED FAIR VALUES OF FINANCIAL INSTRUMENTS

  The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, Disclosures about Fair Value of Financial Instruments. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is required to interpret market data to develop estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company

           WILSHIRE FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

                                                          DECEMBER 31, 1995
                                                      -------------------------
                                                        CARRYING
                                                      OR NOTIONAL   ESTIMATED
                                                         AMOUNT     FAIR VALUE
                                                      ------------ ------------
   Assets:
     Cash and due from banks......................... $  3,382,000 $  3,382,000
     Federal funds sold..............................    1,100,000    1,100,000
     Investment securities held to maturity..........    6,470,000    6,488,000
     Mortgage-backed securities available-for-sale...    9,083,000    9,083,000
     Mortgage-backed securities held to maturity.....   13,119,000   12,873,000
     Loans receivable and loans held for sale........  290,771,000  295,747,000
     Federal Home Loan Bank stock....................    1,421,000    1,421,000
   Liabilities:
     Deposits........................................  304,020,000  307,177,000
     Borrowings......................................   13,000,000   13,000,000
     Subordinated debt...............................   11,000,000   11,000,000
   Off-balance-sheet items:
     Loan commitments................................      673,000          --

  The methods and assumptions used to estimate the fair value of each class of financial instrument for which it is practicable to estimate that value are explained below:

    Cash and Due From Banks and Federal Funds Sold--The carrying amounts approximate fair values, due to the short-term nature of these instruments.

    Investment and Mortgage-Backed Securities--The fair values of investment securities are generally obtained from market bids for similar or identical securities, or are obtained from independent security brokers or dealers.

    Loans Receivable and Loans Held for Sale--Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type, such as fixed and adjustable rate interest terms. The fair values of fixed-rate mortgage loans are based on discounted cash flows utilizing applicable risk-adjusted spreads relative to the current pricing of similar fixed-rate loans as well as anticipated prepayment schedules. The fair values of adjustable-rate mortgage loans are based on discounted cash flows utilizing discount rates that approximate the pricing of available mortgage-backed securities having similar rate and repricing characteristics, as well as anticipated prepayment schedules. No value adjustments have been made for changes in credit within the loan portfolio. It is management's opinion that the allowance for estimated loan losses pertaining to performing and nonperforming loans results in a fair value adjustment of the credit risk of such loans.

    Federal Home Loan Bank Stock--The carrying amounts approximate fair values because the stock may be sold back to the Federal Home Loan Bank at carrying value.

    Deposits--The fair values of deposits are estimated based on the type of deposit products. Demand accounts, which include passbook and transaction accounts, are presumed to have equal book and fair values, since the interest rates paid on these accounts are based on prevailing market rates. The estimated fair values of time deposits are determined by discounting the cash flows of settlements of deposits having similar maturities and rates, utilizing a yield curve that approximated the prevailing rates offered to depositors as of the reporting date.

           WILSHIRE FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

    Borrowings--The carrying amounts of FHLB advances and repurchase agreements approximates fair value due to the short-term nature of these instruments.

    Subordinated Debt--The fair value of subordinated debt issued to shareholders by WAC is assumed to be equal to carrying value because the debt terms were negotiated with related parties and there is no market for the debt at such terms with unrelated parties.

    Loan Commitments--The Company's lending commitments are of a short-term nature, and otherwise have terms that result in fair values that are immaterial as of the balance-sheet date.

  The fair value estimates presented herein are based on pertinent information available to management as of each reporting date. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date, and therefore, current estimates of fair value may differ significantly from the amounts presented herein.

14. QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

                                                         QUARTERS ENDED
                                                     ------------------------
                                                      JUNE 30,     MARCH 31,
                                                        1996         1996
                                                     -----------  -----------
                                                     (IN THOUSANDS, EXCEPT
                                                     PER SHARE INFORMATION)
   Interest income.................................. $    12,407   $    9,544
   Interest expense.................................       7,046        4,974
   Provision for loan losses........................       5,483        5,385
                                                     -----------   ----------
   Net interest loss after provision for loan loss-
    es..............................................        (122)        (815)
   Non-interest income..............................       2,268        3,884
   Non-interest expense.............................       3,976        4,147
                                                     -----------   ----------
   Loss before income taxes.........................      (1,830)      (1,078)
   Income tax benefit...............................         805          474
                                                     -----------   ----------
   Net loss......................................... $    (1,025)  $     (604)
                                                     ===========   ==========
   Loss per share................................... $    (13.28)  $    (7.83)
                                                     ===========   ==========


                                                QUARTERS ENDED
                                 ---------------------------------------------
                                 DECEMBER 31, SEPTEMBER 30, JUNE 30, MARCH 31,
                                     1995         1995        1995     1995
                                 ------------ ------------- -------- ---------
                                 (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)
   Interest income..............    $7,407       $ 6,095     $5,776   $5,103
   Interest expense.............     4,064         3,710      3,573    3,134
   Provision for loan losses
    (provision reversal)........      (436)        2,501      1,028    1,173
                                    ------       -------     ------   ------
   Net interest income (loss)
    after provision for loan
    losses......................     3,779          (116)     1,175      796
   Non-interest income..........     1,427         2,701      1,355    1,086
   Non-interest expense.........     3,909         3,113      2,463    2,079
                                    ------       -------     ------   ------
   Income (loss) before income
    taxes.......................     1,297          (528)        67     (197)
   Income tax (expense)
    benefit.....................       (95)           38         (4)      14
                                    ------       -------     ------   ------
   Net income (loss)............    $1,202       $  (490)    $   63   $ (183)
                                    ======       =======     ======   ======
   Earnings (loss) per share....    $50.92       $(20.73)    $ 2.63   $(7.73)
                                    ======       =======     ======   ======

            WILSHIRE FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

                                               QUARTERS ENDED
                                ----------------------------------------------
                                DECEMBER 31, SEPTEMBER 30, JUNE 30,  MARCH 31,
                                    1994         1994        1994      1994
                                ------------ ------------- --------  ---------
                                (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)
   Interest income.............   $ 3,861       $ 2,108    $ 1,669    $1,931
   Interest expense............     2,315         1,317        970       855
   Provision for loan losses...     2,173           --         --        --
                                  -------       -------    -------    ------
   Net interest (loss) income
    after provision for loan
    losses.....................      (627)          791        699     1,076
   Non-interest income.........       762           445        122       172
   Non-interest expense........     2,050         1,364      1,061       743
                                  -------       -------    -------    ------
   (Loss) income before income
    taxes......................    (1,915)         (128)      (240)      505
   Income tax benefit..........       566            38         71      (149)
                                  -------       -------    -------    ------
   Net (loss) income...........   $(1,349)      $   (90)   $  (169)   $  356
                                  =======       =======    =======    ======
   (Loss) earnings per share...   $(79.41)      $(13.57)   $(25.43)   $53.55
                                  =======       =======    =======    ======

15. PARENT COMPANY INFORMATION

 CONDENSED STATEMENTS OF FINANCIAL CONDITION

                                                             DECEMBER 31,
                                                       ------------------------
                                                           1995        1994
                                                       ------------ -----------
   ASSETS
   Cash............................................... $      1,000 $   320,000
   Investments in Banks...............................   18,777,000   7,142,000
   Prepaid expenses and other assets..................      153,000     204,000
                                                       ------------ -----------
                                                       $ 18,931,000 $ 7,666,000
                                                       ------------ -----------
   LIABILITIES AND STOCKHOLDERS'
    EQUITY
   Accounts payable and other liabilities............. $    317,000 $   227,000
   Due to affiliates..................................      575,000     646,000
   Subordinated debt to majority stockholders.........   11,000,000
                                                       ------------ -----------
     Total liabilities................................   11,892,000     873,000
                                                       ------------ -----------
   Contributed and retained equity....................    7,039,000   6,793,000
                                                       ------------ -----------
                                                       $ 18,931,000 $ 7,666,000
                                                       ============ ===========

            WILSHIRE FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

 CONDENSED STATEMENTS OF OPERATIONS

                                                               PERIOD FROM
                                                                OCTOBER 8
                                   YEAR ENDED DECEMBER 31,       THROUGH
                                   -------------------------  DECEMBER 31,
                                      1995         1994         1993
                                   ----------- -------------  ---------
   Interest income................ $    9,000  $      24,000  $   4,000
   Interest expense...............    243,000         31,000      5,000
                                   ----------  -------------  ---------
   Net interest expense...........   (234,000)        (7,000)    (1,000)
   Noninterest income.............  1,155,000        611,000    157,000
   Noninterest expense............   (363,000)      (156,000)  (118,000)
                                   ----------  -------------  ---------
   Income before equity in
    earnings (loss) of
    subsidiaries..................    558,000        448,000     38,000
   Equity in earnings (loss) of
    subsidiaries..................     34,000     (1,700,000)   877,000
                                   ----------  -------------  ---------
   Net income (loss).............. $  592,000  $  (1,252,000) $ 915,000
                                   ==========  =============  =========

            WILSHIRE FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

 CONDENSED STATEMENTS OF CASH FLOWS

                                                                  PERIOD FROM
                                                                   OCTOBER 8
                                       YEAR ENDED DECEMBER 31,      THROUGH
                                       -------------------------  DECEMBER 31,
                                          1995          1994          1993
                                       -----------  ------------  ------------
   CASH FLOWS FROM OPERATING
    ACTIVITIES:
    Net income (loss)................. $   592,000  $ (1,252,000)  $  915,000
    Adjustments to reconcile net
     income to
     net cash provided by operating
     activities:
     Amortization of purchase
      accounting
      adjustments.....................  (1,045,000)     (488,000)    (101,000)
     Equity in (earnings) loss of
      subsidiaries....................     (34,000)    1,700,000     (877,000)
     Change in:
      Prepaid expenses and other
       assets.........................      51,000       495,000     (699,000)
      Accounts payable and other
       liabilities....................      90,000      (111,000)     338,000
      Due to affiliates and other
       officers.......................     (71,000)      (29,000)     675,000
      Other...........................      33,000
                                       -----------  ------------   ----------
       Net cash (used in) provided by
        operating activities..........    (384,000)      315,000      251,000
                                       -----------  ------------   ----------
   CASH FLOWS FROM INVESTING
    ACTIVITIES:
    Net investment in subsidiaries....  (9,000,000)   (4,746,000)  (3,300,000)
                                       -----------  ------------   ----------
   CASH FLOWS FROM FINANCING
    ACTIVITIES:
    Issuance of capital stock.........                 4,750,000    3,050,000
    Issuance of subordinated debt.....   9,000,000
    Dividends from subsidiary.........      65,000
                                       -----------  ------------   ----------
       Net cash provided by financing
        activities....................   9,065,000     4,750,000    3,050,000
                                       -----------  ------------   ----------
   NET (DECREASE) INCREASE IN
    CASH AND CASH EQUIVALENTS.........    (319,000)      319,000        1,000
   CASH:
    Beginning of year.................     320,000         1,000
                                       -----------  ------------   ----------
    End of year....................... $     1,000  $    320,000   $    1,000
                                       ===========  ============   ==========
   NONCASH FINANCING ACTIVITIES:
    Conversion of capital stock to
     subordinated
     debt............................. $ 2,000,000

           WILSHIRE FINANCIAL SERVICES GROUP, INC. AND SUBSIDIARIES

16. PROFORMA INFORMATION CONCERNING ACQUISITIONS

  As discussed in Note 1, during 1994, WACII acquired GSB in a purchase accounting transaction. The results of GSB's operations are included in the Company's consolidated financial statements subsequent to the date of acquisition. The following proforma financial information shows the estimated results of the Company's operations for the year ended December 31, 1994 and the period October 8 through December 31, 1993 as though the GSB purchase had occurred as of the beginning of each year and period. The proforma amounts are not necessarily indicative of what would have actually occurred if the acquisition had occurred as of the beginning of each year and period.

                                YEAR     PERIOD FROM
                               ENDED      OCTOBER 8-
                            DECEMBER 31, DECEMBER 31,
                                1994         1993
                            ------------ ------------
Net interest income and
 non-interest revenue.....   $7,222,000   $  999,000
Income (loss) before
 change in accounting
 principle................     (920,000)   1,087,000
Cumulative effect of
 change in accounting
 principle................                  (119,000)
Net income (loss).........     (920,000)     968,000
Earnings (loss) per share:
  Income (loss) before
   accounting change......       (38.99)       41.05
  Net income (loss).......       (38.99)       41.05

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Girard Savings Bank F.S.B.
San Diego, California

  We have audited the accompanying consolidated statements of operations and of cash flows of Girard Savings Bank F.S.B. and Subsidiary (the "Bank") for the period from January 1, 1994 through November 8, 1994, the date of the Bank's acquisition by Wilshire Acquisitions Corporation II. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit. The consolidated statements of operations and of cash flows of the Bank for the year ended December 31, 1993 were audited by other auditors, whose report dated March 18, 1994 expressed an unqualified opinion on these financial statements.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, such consolidated statements of operations and of cash flows present fairly, in all material respects, the results of operations and cash flows of Girard Savings Bank F.S.B. and Subsidiary for the period from January 1, 1994 through November 8, 1994, in conformity with generally accepted accounting principles.

March 10, 1995
Los Angeles, California

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Girard Savings Bank:

  We have audited the accompanying consolidated statements of operations, and cash flows of Girard Savings Bank F.S.B. and subsidiary (the Savings Bank) for the year ended December 31, 1993. These consolidated financial statements are the responsibility of the Savings Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and the cash flows of the Savings Bank for the year ended December 31, 1993, in conformity with generally accepted accounting principles.

  As discussed in Notes 1 and 9 to the consolidated financial statements, the Savings Bank changed its method of accounting for income taxes in 1993 to adopt the provisions of Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes."

                                          KPMG Peat Marwick LLP

San Diego, California
March 18, 1994

                   GIRARD SAVINGS BANK F.S.B. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

    PERIOD FROM JANUARY 1, 1994 THROUGH NOVEMBER 8, 1994 AND THE YEAR ENDED
                               DECEMBER 31, 1993

                                                       PERIOD
                                                        FROM
                                                      JANUARY 1       YEAR
                                                       THROUGH       ENDED
                                                     NOVEMBER 8,  DECEMBER 31,
                                                        1994          1993
                                                     -----------  ------------
INTEREST INCOME:
  Loans............................................. $5,577,000   $ 7,854,000
  Mortgage-backed securities........................    337,000       397,000
                                                     ----------   -----------
    Total interest income...........................  5,914,000     8,251,000
                                                     ----------   -----------
INTEREST EXPENSE:
  Deposits..........................................  3,006,000     3,979,000
  Borrowings........................................    292,000       667,000
                                                     ----------   -----------
    Total interest expense..........................  3,298,000     4,646,000
                                                     ----------   -----------
NET INTEREST INCOME.................................  2,616,000     3,605,000
PROVISION FOR ESTIMATED LOAN LOSSES.................    827,000     2,524,000
                                                     ----------   -----------
NET INTEREST INCOME AFTER PROVISION FOR ESTIMATED
 LOAN LOSSES........................................  1,789,000     1,081,000
                                                     ----------   -----------
OTHER INCOME (LOSS)--Service charges and other
 fees...............................................     (3,000)       15,000
                                                     ----------   -----------
OTHER EXPENSES:
  Compensation and other employee benefits..........    512,000       453,000
  FDIC insurance premiums...........................    262,000       374,000
  Depreciation and amortization.....................     14,000        10,000
  Amortization of excess of cost over net assets
   acquired.........................................    993,000        67,000
  Occupancy.........................................     57,000        81,000
  Professional services.............................    338,000       153,000
  Data processing...................................     54,000        64,000
  Real estate owned, net............................    194,000       988,000
  Other general and administrative..................    143,000       272,000
                                                     ----------   -----------
    Total other expenses............................  2,567,000     2,462,000
                                                     ----------   -----------
LOSS BEFORE INCOME TAX PROVISION....................   (781,000)   (1,366,000)
INCOME TAX PROVISION (BENEFIT)......................    156,000      (432,000)
                                                     ----------   -----------
NET LOSS BEFORE CUMULATIVE EFFECT OF CHANGE IN
 ACCOUNTING PRINCIPLE...............................   (937,000)     (934,000)
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
 PRINCIPLE..........................................        --       (119,000)
                                                     ----------   -----------
NET LOSS............................................ $ (937,000)  $(1,053,000)
                                                     ==========   ===========

                See notes to consolidated financial statements.

                   GIRARD SAVINGS BANK F.S.B. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

    PERIOD FROM JANUARY 1, 1994 THROUGH NOVEMBER 8, 1994 AND THE YEAR ENDED
                               DECEMBER 31, 1993

                                                       PERIOD
                                                        FROM
                                                     JANUARY 1        YEAR
                                                      THROUGH        ENDED
                                                    NOVEMBER 8,   DECEMBER 31,
                                                        1994          1993
                                                    ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                           $   (937,000) $ (1,053,000)
 Adjustments to reconcile net loss to net cash
  provided by operating activities:
 Depreciation......................................       14,000        10,000
 Amortization of excess of cost over net assets
  acquired.........................................      993,000        67,000
 Amortization of deferred interest and fees........      (56,000)     (100,000)
 Provision for loan losses.........................      827,000     2,524,000
 Provision for real estate losses..................       97,000       483,000
 Loss on real estate sold..........................          --        618,000
 Change in:
  Accrued interest receivable......................     (109,000)      110,000
  Prepaid expenses and other assets................      (52,000)       (8,000)
  Income taxes receivable..........................      921,000       (78,000)
  Other liabilities................................      468,000       193,000
  Deferred taxes...................................      212,000       593,000
                                                    ------------  ------------
   Net cash provided by operating activities.......    2,378,000     3,359,000
                                                    ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Loan repayments--net..............................    5,503,000     6,110,000
 Proceeds from the maturity of investment securi-
  ties.............................................    3,497,000           --
 Purchases of investment securities and FHLB
  stock............................................   (2,046,000)   (1,532,000)
 Investment in real estate.........................     (107,000)      (87,000)
 Proceeds from real estate sold....................    2,850,000    10,135,000
 Proceeds from sale of FHLB stock..................          --        246,000
                                                    ------------  ------------
   Net cash provided by investing activities.......    9,697,000    14,872,000
                                                    ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Net change in deposits............................   (2,402,000)  (21,837,000)
 Issuance of common stock..........................       13,000         1,000
 Proceeds from FHLB advances.......................   12,000,000    13,500,000
 Payments of FHLB advances.........................  (21,000,000)  (17,500,000)
                                                    ------------  ------------
   Net cash used in financing activities...........  (11,389,000)  (25,836,000)
                                                    ------------  ------------
NET DECREASE IN CASH AND CASH EQUIVALENTS..........      686,000    (7,605,000)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR.....    2,903,000    10,508,000
                                                    ------------  ------------
CASH AND CASH EQUIVALENTS AT END OF YEAR........... $  3,589,000  $  2,903,000
                                                    ============  ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
 Payments during the period for:
 Interest.......................................... $  3,300,000  $  4,662,000
NONCASH INVESTING ACTIVITIES:
 Additions to real estate acquired in settlement of
  loans............................................          --      2,817,000
 Loans originated to finance the sale of foreclosed
  real estate......................................    1,190,000     2,404,000
 Additions to loans resulting from the transfer of
  in-substance foreclosures........................          --      3,629,000

                See notes to consolidated financial statements.

                   GIRARD SAVINGS BANK F.S.B. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             PERIOD FROM JANUARY 1, 1994 THROUGH NOVEMBER 8, 1994
                     AND THE YEAR ENDED DECEMBER 31, 1993

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  The accounting and reporting policies of Girard Savings Bank F.S.B. and subsidiary (the "Bank") are in accordance with generally accepted accounting principles and conform to practices within the banking industry. A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows:

  Principles of Consolidation--The consolidated financial statements include the accounts of Girard Savings Bank F.S.B. and its wholly-owned subsidiary, Girard Financial Corporation. All significant intercompany balances and transactions have been eliminated in consolidation.

  Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates in the accompanying consolidated financial statements include provisions for losses on loans and real estate owned.

  Investment Securities--As of January 1, 1994, the Bank adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 115, Accounting for Certain Investments in Debt and Equity Securities. This statement addresses the accounting and reporting for investments in equity securities that have readily determinable fair values and for all investments in debt securities. Those investments are classified into three categories and accounted for as follows: (i) debt securities which the enterprise has the positive intent and ability to hold to maturity are classified as held-to-maturity securities and reported at amortized cost; (ii) debt and equity securities that are bought and held principally for the purpose of selling in the near term are classified as trading securities and reported at fair value with unrealized gains and losses included in earnings; and (iii) debt and equity securities not classified as either held-to-maturity securities or trading securities are classified as available-for-sale securities and reported at fair value with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders' equity, net of income taxes. Prior to the adoption of SFAS No. 115, all investment securities were classified as held for investment and valued at cost, adjusted for the accretion of discounts and amortization of premiums which were recognized as an adjustment to income. Subsequent to adoption, the Bank has classified all its investment securities as held to maturity and accounts for them in the same manner.

  Loans Receivable--Loans are reported at the principal amount outstanding, net of unearned income, net deferred loan origination fees and the allowance for loan losses. Interest income is calculated using the simple interest method. The recognition of interest income is discontinued when, in management's judgment, the collection of interest is deemed to be unlikely.

  Nonrefundable fees and direct costs associated with the origination of loans are deferred and netted against outstanding loan balances. The net deferred fees and costs recognized in interest income over the term of the loan using a method that approximates the interest method. When recognized as interest income, loan origination fees are included in revenues as interest on loans.

  Discounts or premiums on acquired loans are accreted or amortized to operations over the lives of the loans using a method that approximates the level-yield method unless the loans are nonaccrual loans.

  In May 1993, the Financial Accounting Standards ("FASB") issued SFAS No. 114, Accounting by Creditors for Impairment of a Loan. This statement prescribes that a loan is impaired when it is probable that a

                   GIRARD SAVINGS BANK F.S.B. AND SUBSIDIARY creditor will be unable to collect all amounts due (principal and interest) according to the contractual terms of the loan agreement. Measurement of the impairment is generally based on the fair value of the collateral for a collateral-dependent loan. Additionally, SFAS No. 114 prescribes measuring impairment of a restructured loan by discounting the total expected future cash flows at the loan's effective rate of interest in the original loan agreement. Finally, the impact of initially applying the statement is reported as a part of the provision for loan losses. The Bank must adopt SFAS No. 114 in 1995. Management estimates that the effect of this accounting change will not be material.

  Provision and Allowance for Loan Losses--The allowance for loan losses is maintained at a level believed adequate by management to absorb potential losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, previous loan loss experience, current economic conditions, volume, growth and composition of the loan portfolio and other relevant factors. The allowance is increased by provisions for loan losses charged against operations and recoveries of previously charged off credits.

  The accompanying financial statements require the use of management estimates to calculate the allowance for loan losses. These estimates are inherently uncertain and depend on the outcome of future events. Regulatory authorities have required substantial increases in the allowances maintained by many banks in recognition of the inherent risk in the existing economic environment. The Bank's lending is concentrated in the Southern California area and specifically on loans collateralized by income-producing properties in that area. The area has recently experienced adverse economic conditions, including declining real estate values. These factors have adversely affected borrowers' ability to repay loans. Additional decline in the local economy and/or rising interest rates may result in increasing losses that cannot reasonably be predicted at this date. Such losses may also result in unanticipated erosion of the Bank's capital.

  Leasehold Improvements and Equipment--Office leasehold improvements and equipment are stated at cost, less accumulated depreciation and amortization, computed on the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the lives of the respective leases or the service lives of the improvements, whichever are shorter.

  Real Estate Owned--Real estate acquired in settlement of loans is stated at the lower of cost or fair value less estimated costs to sell. Loan balances in excess of fair value of the real estate acquired are charged against the allowance for loan losses at the date of acquisition. Any subsequent operating expense or income, reduction in estimated values, and gains of losses on disposition of such properties are charged to current operations.

  Income Taxes--The Bank adopted SFAS No. 109, Accounting for Income Taxes, in 1993. Under this standard, deferred tax assets and liabilities represent the tax effects, based on current tax law, of future deductible or taxable amounts attributable to events that have been recognized in the financial statements. The Bank recorded a cumulative tax benefit of $119,000 as a result of the change in accounting principle.

  Cash and Cash Equivalents--For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks, federal funds sold and certificates of deposit with original maturities of three months or less.

2. SUBSEQUENT EVENT

  Acquisition and Recapitalization--On November 9, 1994, pursuant to a stock purchase agreement between Wilshire Acquisitions Corporation II ("WACII"), Girard Savings Bank F.S.B. (the "Bank"), Girard Financial Corporation, the stockholders of the Bank, and RT Holdings, Inc., WACII purchased 4,218,210 shares of the Bank's common stock held by the stockholders for $3,558,750. In addition, the Bank issued and sold to WACII

                   GIRARD SAVINGS BANK F.S.B. AND SUBSIDIARY nonvoting preferred stock for $1,000,000. WACII now owns 94.9% of the Bank's outstanding shares of common stock and 100% of the Bank's outstanding preferred stock.

  Prior to acquisition, the Bank wrote off $920,000 in goodwill associated with a prior acquisition that otherwise would have been amortized over the next 14 years. Such goodwill was deemed to be impaired due to the cessation of significant activity of the acquired business and disposition of its assets. In addition, the Bank incurred additional legal and professional expenses of approximately $256,000 related to its sale.

3. INCOME TAX PROVISION

  The provision for income taxes consists of the following:

                                                       PERIOD FROM
                                                        JANUARY 1
                                                         THROUGH    YEAR ENDED
                                                       NOVEMBER 8, DECEMBER 31,
                                                          1994         1993
                                                       ----------- ------------
   Current:
     Federal income tax benefit.......................  $(61,000)  $(1,026,000)
     State income taxes...............................     5,000         1,000
                                                        --------   -----------
       Total current (benefit) tax....................   (56,000)   (1,025,000)
   Deferred:
     Federal income taxes.............................   212,000       593,000
                                                        --------   -----------
       Total income tax provision (benefit)...........  $156,000   $  (432,000)
                                                        ========   ===========

  The principal temporary differences creating deferred taxes are related to FHLB stock dividends, discounts on purchased loans, the allowance for loan losses, deferred loan fees, and partnership income, which are taxable or deductible in different years for tax and financial reporting purposes.

  The difference between the effective tax rate implicit in the consolidated statements of operations and the statutory federal income tax rate can be attributed to the following:

                                                        PERIOD
                                                         FROM
                                                       JANUARY 1      YEAR
                                                        THROUGH      ENDED
                                                      NOVEMBER 8, DECEMBER 31,
                                                         1994         1993
                                                      ----------- ------------
   Federal income tax (benefit) at statutory rate....    (35.0)%     (35.0)%
   Nondeductible goodwill............................     41.2         2.4
   Valuation allowance...............................      7.6         --
   Other.............................................      6.2         1.0
                                                         -----       -----
   Effective income tax (benefit) rate...............     20.0%      (31.6)%
                                                         =====       =====

4. COMMITMENTS AND CONTINGENCIES

  Profit Sharing Plan--Subsequent to the acquisition by WACII, the Bank's employees began to participate in a defined contribution profit sharing and 401(k) plan sponsored by companies included in the Wilshire Financial Services Group "control group." At the discretion of the Bank's Board of Directors, the Bank may elect to contribute to the plan based on profits of the Bank or based on matching participants' contributions.

                   GIRARD SAVINGS BANK F.S.B. AND SUBSIDIARY

  Lease Commitments--At November 8, 1994, there are no operating leases with initial or remaining noncancellable lease terms in excess of one year.

  Total rent expense from an operating lease was approximately $59,000 in 1994 and $57,000 in 1993. The lease provides that the Bank pay taxes, maintenance, insurance, and certain other operating expenses applicable to the leased premises in excess of a predetermined base, in addition to the minimum monthly payments.

  Lending Commitments--At November 8, 1994, the Bank had no outstanding commitments to fund loans and no obligations under standby letters of credit or other off-balance-sheet items with credit risk.

  Litigation--The Bank is a defendant in legal actions arising from transactions conducted in the ordinary course of business. Management, after consultation with legal counsel, believes the ultimate liability, if any, arising from such actions will not materially affect the Bank's financial position.

                         INDEPENDENT AUDITORS' REPORT

To the Stockholders of Wilshire Credit Corporation and Affiliates
Portland, Oregon

  We have audited the accompanying combined statements of financial condition of Wilshire Credit Corporation and Affiliates (the "Corporations") as of December 31, 1995 and 1994, and the related combined statements of operations, stockholders' equity, and cash flows for the years ended December 31, 1995, 1994 and 1993. These combined financial statements are the responsibility of the Corporations' management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, such combined financial statements present fairly, in all material respects, the combined financial position of Wilshire Credit Corporation and Affiliates as of December 31, 1995 and 1994, and the combined results of their operations and their cash flows for the years ended December 31, 1995, 1994 and 1993, in conformity with generally accepted accounting principles.

March 15, 1996
Los Angeles, California

                   WILSHIRE CREDIT CORPORATION AND AFFILIATES

                   COMBINED STATEMENTS OF FINANCIAL POSITION

                                                           DECEMBER 31,
                                         JUNE 30,    --------------------------
                                           1996          1995          1994
                                       ------------  ------------  ------------
                                       (UNAUDITED)
               ASSETS
CASH AND CASH EQUIVALENTS............  $ 18,233,718  $  3,576,843  $  3,559,499
INVESTMENT IN LOANS AND SECURITIES:
  Performing loans, at amortized
   cost:
    Gross principal..................   126,925,820   123,539,505   151,115,067
    Gross accrued interest...........     4,987,175     3,054,145     4,469,598
    Discount.........................   (18,668,222)  (21,905,766)  (29,642,774)
                                       ------------  ------------  ------------
      Net investment in performing
       loans.........................   113,244,773   104,687,884   125,941,891
                                       ------------  ------------  ------------
  Nonperforming loans, at cost:
    Gross principal..................   417,413,214   341,268,914   353,900,845
    Gross accrued interest...........   262,204,678   221,393,572   203,967,349
    Discount.........................  (579,209,669) (543,310,032) (540,680,382)
                                       ------------  ------------  ------------
      Net investment in nonperforming
       loans.........................   100,408,223    19,352,454    17,187,812
                                       ------------  ------------  ------------
  Loans held for sale, at lower of
   cost or market:
    Gross principal..................           --     69,818,190   120,925,441
    Gross accrued interest...........           --     13,572,724     1,613,379
    Discounts and deferred hedging
     gains, net of premiums..........           --    (50,123,228)  (13,293,442)
    Valuation allowance..............           --            --       (253,890)
                                       ------------  ------------  ------------
      Net investment in loans held
       for sale......................           --     33,267,686   108,991,488
                                       ------------  ------------  ------------
  Securities held to maturity, at
   amortized cost:
    Gross principal..................    30,744,316    28,829,846     4,103,847
    Discount.........................   (10,062,211)   (3,462,622)   (3,252,983)
                                       ------------  ------------  ------------
      Net investment in securities
       held to maturity..............    20,682,105    25,367,224       850,864
                                       ------------  ------------  ------------
NET INVESTMENT IN LOANS AND
 SECURITIES..........................   234,335,101   182,675,248   252,972,055
SECURITY PURCHASED UNDER AGREEMENT TO
 RESELL, At cost.....................           --            --     24,937,500
DUE FROM AFFILIATES..................     2,447,176       758,978       373,107
COMMERCIAL NOTES RECEIVABLE..........     5,646,751     4,968,750     1,000,000
OTHER RECEIVABLES....................     4,150,600     3,126,091     1,821,763
PROPERTY, Net of accumulated
 depreciation........................     7,926,206     6,716,836     1,756,947
OTHER ASSETS.........................     3,132,020     3,121,728     1,210,150
                                       ------------  ------------  ------------
TOTAL................................  $275,871,572  $204,944,474  $287,631,021
                                       ============  ============  ============

                  See notes to combined financial statements.

                   WILSHIRE CREDIT CORPORATION AND AFFILIATES

                   COMBINED STATEMENTS OF FINANCIAL POSITION

                                                          DECEMBER 31,
                                        JUNE 30,    --------------------------
                                          1996          1995          1994
                                      ------------  ------------  ------------
                                      (UNAUDITED)
LIABILITIES AND STOCKHOLDERS' EQUITY
PARTICIPATION LIABILITIES...........  $133,646,438  $150,298,405  $205,330,619
BORROWINGS..........................   180,201,514    70,164,488    60,941,093
SECURITY SOLD BUT NOT YET PURCHASED,
 At market..........................           --            --     24,738,281
CAPITAL LEASE OBLIGATIONS...........     1,077,032     1,125,722     1,251,427
DUE TO AFFILIATES, Net..............     8,136,283     3,698,488     3,512,431
ACCOUNTS PAYABLE AND ACCRUED
 LIABILITIES........................     3,311,307     3,458,390     2,955,683
                                      ------------  ------------  ------------
      Total liabilities.............   326,372,574   228,745,493   298,729,534
                                      ------------  ------------  ------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY (DEFICIT):
  Common stock......................       524,150       524,150       524,150
  Retained earnings (accumulated
   deficit).........................    (1,422,634)       77,915       537,278
  Distributions to stockholders.....   (49,602,518)  (24,403,084)  (12,159,941)
                                      ------------  ------------  ------------
      Total stockholders' equity
       (deficit)....................   (50,501,002)  (23,801,019)  (11,098,513)
                                      ------------  ------------  ------------
TOTAL...............................  $275,871,572  $204,944,474  $287,631,021
                                      ============  ============  ============



                  See notes to combined financial statements.

                   WILSHIRE CREDIT CORPORATION AND AFFILIATES

                       COMBINED STATEMENTS OF OPERATIONS

                             SIX MONTHS ENDED
                                 JUNE 30,               YEARS ENDED DECEMBER 31,
                          -----------------------  ------------------------------------
                             1996         1995        1995         1994         1993
                          -----------  ----------  -----------  -----------  ----------
                               (UNAUDITED)
REVENUES:
 Servicing fees ........  $ 5,004,913  $5,460,355  $ 9,738,984  $ 3,339,471  $1,355,813
 Income from investment
  in loans and
  securities ...........    3,045,296   2,578,104    3,528,852    1,159,220     450,245
 Other interest and
  dividend income ......    1,471,055     409,662    1,595,088      507,589     109,567
 Gain on sale of loans
  ......................                   43,017       43,017      464,982   4,312,423
 Rental income .........      458,377     251,417      517,158      164,415      98,321
 Finance lease revenue
  ......................                  128,104      108,077       27,297      98,340
                          -----------  ----------  -----------  -----------  ----------
 Total revenues ........    9,979,641   8,870,659   15,531,176    5,662,974   6,424,709
                          -----------  ----------  -----------  -----------  ----------
EXPENSES:
 Compensation and
  employee benefits ....    3,379,784   2,975,551    6,604,707    3,833,621   3,282,359
 Professional services
  ......................      267,993     347,841      898,039      311,287     250,995
 Rent ..................      129,583     132,115      253,774      217,105     167,611
 Telephone .............      107,261     135,449      349,007      262,200     155,877
 Postage ...............       80,003      80,134      143,190      205,605      65,259
 Portfolio servicing
  expense ..............      254,478      24,496       51,837       32,415
 Travel ................      656,749     439,819    1,232,753      177,495     135,911
 Depreciation and
  amortization .........      511,121     184,913      504,164      208,037     136,388
 Advertising............       96,398      12,371       82,297       32,822      32,389
 Other general and
  administrative .......      533,367     311,357      909,975      683,407     281,862
                          -----------  ----------  -----------  -----------  ----------
 Total expenses ........    6,016,737   4,644,046   11,029,743    5,963,994   4,508,651
                          -----------  ----------  -----------  -----------  ----------
OTHER (EXPENSE) INCOME:
 Interest expense ......   (5,482,006) (3,447,669)  (3,788,687)    (893,657)   (339,154)
 Other investment income
  ......................       65,960                               253,066
 Other investment
  (expense) income, net
  ......................      (47,407)   (203,408)    (194,109)    (119,855)
                          -----------  ----------  -----------  -----------  ----------
 Total other (expense)
  income ...............   (5,463,453) (3,651,077)  (3,982,796)    (760,446)   (339,154)
                          -----------  ----------  -----------  -----------  ----------
NET (LOSS) INCOME ......  $(1,500,549) $  575,536  $   518,637  $(1,061,466) $1,576,904
                          -----------  ----------  -----------  -----------  ----------



                  See notes to combined financial statements.

                   WILSHIRE CREDIT CORPORATION AND AFFILIATES

                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

                                       RETAINED
                                       EARNINGS
                             COMMON  (ACCUMULATED  DISTRIBUTIONS TO
                             STOCK     DEFICIT)      STOCKHOLDERS      TOTAL
                            -------- ------------  ---------------- ------------
BALANCE, JANUARY 1, 1993..  $524,150 $    21,840                    $    545,990
  Net income..............             1,576,904                       1,576,904
  Distributions to
   stockholders...........                           $ (4,584,119)    (4,584,119)
                            -------- -----------     ------------   ------------
BALANCE, DECEMBER 31,
 1993.....................   524,150   1,598,744       (4,584,119)    (2,461,225)
  Net loss................            (1,061,466)                     (1,061,466)
  Distributions to
   stockholders...........                             (7,575,822)    (7,575,822)
                            -------- -----------     ------------   ------------
BALANCE, DECEMBER 31,
 1994.....................   524,150     537,278      (12,159,941)   (11,098,513)
  Net income..............               518,637                         518,637
  Distributions to
   stockholders...........                            (12,243,143)   (12,243,143)
  Dividends...............              (978,000)                       (978,000)
                            -------- -----------     ------------   ------------
BALANCE, DECEMBER 31,
 1995.....................   524,150      77,915      (24,403,084)   (23,801,019)
  Net loss (unaudited)....            (1,500,549)                     (1,500,549)
  Distributions to
   stockholders
   (unaudited)............                            (25,199,434)   (25,199,434)
                            -------- -----------     ------------   ------------
BALANCE, JUNE 30, 1996
 (Unaudited)..............  $524,150 $(1,422,634)    $(49,602,518)  $(50,501,002)
                            ======== ===========     ============   ============




                  See notes to combined financial statements.

                   WILSHIRE CREDIT CORPORATION AND AFFILIATES

                       COMBINED STATEMENTS OF CASH FLOWS

                            SIX MONTHS ENDED
                                JUNE 30,                 YEARS ENDED DECEMBER 31,
                         ------------------------  ---------------------------------------
                            1996         1995         1995          1994          1993
                         -----------  -----------  -----------  -------------  -----------
                               (UNAUDITED)
CASH FLOWS FROM
 OPERATING ACTIVITIES:
 Net (loss) income ....  $(1,500,549) $   575,536  $   518,637  $  (1,061,466) $ 1,576,904
 Adjustments to
  reconcile net income
  (loss) to net cash
  provided by operating
  activities:
 (Increase) decrease in
  net investment in
  loans and
  securities...........  (51,659,853)  35,673,617   74,939,534   (194,598,366) (32,248,792)
 Deferred hedging gains
  .....................                                              (209,414)
 Decrease (increase) in
  security purchased
  under agreement to
  resell ..............                 2,911,969   24,937,500    (24,937,500)
 Valuation adjustment--
  loans held for sale
  .....................                                               253,890
 (Decrease) increase in
  due from affiliates
  .....................   (1,688,198)     (30,108)    (385,871)       111,076     (484,183)
 Increase in other
  receivables .........   (1,024,509)    (358,017)  (1,304,328)      (995,524)    (756,443)
 Depreciation and
  amortization ........      228,749      184,913      340,729        179,008      136,104
 (Increase) decrease in
  other assets ........      (10,292)     219,266   (1,911,578)    (1,126,553)      (2,770)
 Increase in accounts
  payable and accrued
  liabilities .........     (147,083)     140,740      502,707      1,952,444      729,239
 Increase (decrease) in
  due to affiliate ....    4,437,795   (1,660,308)     186,057      2,769,017      743,414
 (Decrease) increase in
  participation
  liability ...........  (16,651,967) (95,610,548) (55,032,214)   143,373,862   37,498,669
 Increase in borrowings
  secured by specific
  investments in loans
  and securities ......   79,241,791   66,695,241  (10,656,036)    58,006,578
 Interest accretion on
  borrowings ..........                    86,146      140,390        235,873
 Proceeds from security
  sold but not yet
  purchased ...........                (2,712,750) (18,819,824)    24,814,453
                         -----------  -----------  -----------  -------------  -----------
  Net cash provided by
   operating activities
   ....................   11,225,884    6,115,697   13,455,703      8,767,378    7,192,142
                         -----------  -----------  -----------  -------------  -----------
CASH FLOWS FROM
 INVESTING ACTIVITIES:
 Purchase of U.S.
  Treasury securities
  .....................                             (4,642,727)
 Increase in commercial
  notes receivable ....     (678,001)  (4,913,927)  (3,968,750)    (1,000,000)
 Purchase of property
  .....................   (1,438,119)  (3,401,308)  (5,338,653)      (218,348)    (135,046)
 Proceeds from sales of
  property ............                                 38,035
                         -----------  -----------  -----------  -------------  -----------
  Net cash used in
   investing securities
   ....................   (2,116,120)  (8,315,235) (13,912,095)    (1,218,348)    (135,046)
                         -----------  -----------  -----------  -------------  -----------
CASH FLOWS FROM
 FINANCING ACTIVITIES:
 Proceeds from
  borrowings ..........   30,829,571    4,476,970   15,755,099      2,000,000    1,663,193
 Principal payments on
  borrowings ..........      (34,336)  (1,847,539)  (1,934,515)      (150,000)  (2,050,443)
 Principal payments on
  capital leases ......       48,690      (67,407)    (125,705)       (59,283)    (337,500)
 Distributions to
  stockholders.........  (25,199,434)  (4,389,940) (12,243,143)    (7,575,822)  (4,584,119)
 Cash dividends paid ..                  (141,000)    (978,000)
                         -----------  -----------  -----------  -------------  -----------
  Net cash provided by
   financing activities
   ....................   (5,547,111)  (1,968,916)     473,736     (5,785,105)  (5,308,869)
                         -----------  -----------  -----------  -------------  -----------
NET INCREASE IN CASH
 AND CASH EQUIVALENTS
 ......................   14,656,875   (4,168,454)      17,344      1,763,925    1,748,227
CASH AND CASH
 EQUIVALENTS,
 BEGINNING OF YEAR ....    3,576,843    3,559,499    3,559,499      1,795,574       47,347
                         -----------  -----------  -----------  -------------  -----------
CASH AND CASH
 EQUIVALENTS, END OF
 YEAR .................  $18,233,718  $  (608,955) $ 3,576,843  $   3,559,499  $ 1,795,574
                         ===========  ===========  ===========  =============  ===========
SUPPLEMENTAL DISCLOSURE
 OF CASH FLOW
 INFORMATION--
 Interest paid ........  $ 6,144,474  $ 1,602,193  $ 3,121,199  $     359,069  $   302,305
SUPPLEMENTAL DISCLOSURE
 OF NONCASH INVESTING
 AND FINANCING
 ACTIVITIES--
 Purchases of property
  through capital
  leases ..............                                         $     101,681  $ 1,502,098

                  See notes to combined financial statements.

                  WILSHIRE CREDIT CORPORATION AND AFFILIATES

                    NOTES TO COMBINED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Combination--The combined financial statements of Wilshire Credit Corporation and Affiliates (the "Corporations") include the accounts of the following companies:

                                COMPANY                               IDENTIFIER
                                -------                               ----------
   Wilshire Credit Corporation.......................................   WCC
   Wilshire Leasing Limited..........................................   WLL
   Wilshire Properties I, Inc. ......................................   WP-I
   Wilshire Properties II, Inc. .....................................   WP-II
   Portland Servicing Corporation....................................   PSC
   Wilshire Securities Corporation...................................   WS
   Wilshire Funding Corporation 1994-1...............................   WF-4-1
   Wilshire Funding Corporation 1995-1...............................   WF-5-1
   Wilshire Funding Corporation 1995-2...............................   WF-5-2
   Wilshire Funding Corporation 1995-3 ..............................   WF-5-3
   Wilshire Funding Corporation 1996-1...............................   WF-6-1
   Wilshire Consumer Receivables Funding Corporation, LLC............   WCRFC
   Wilshire Manufactured Housing Funding Company, LLC................   WMHFC
   Wilshire Mortgage Funding Company, LLC............................   WMF
   WMFC, LLC.........................................................   WMFC
   Wilshire Financing Company, LLC...................................   WF

  All of the above companies are under common ownership and management. All significant intercompany balances and transactions have been eliminated in combination.

  Nature of Business--The Corporations acquire and service performing and nonperforming loan portfolios and mortgage-backed securities. Funding for loan portfolio and mortgage-backed securities acquisitions is provided principally by third-party investors who hold participating interests in cash flows from specified portfolios and securities, generally on a nonrecourse basis, or who lend to the Corporations with specified portfolios and securities as collateral. PSC services two of the loan portfolios under contracts with the WCC.

  WLL operates under the name of Portland Cellular, providing cellular telephone transmission for its customer base. Portland Cellular also provides phones to certain of its customers under operating leases.

  WP-I operates the Corporations' headquarters facilities, which were acquired under a capital lease with a bargain purchase option.

  WP-II owns and manages two commercial real estate properties located in Oregon.

  WS was formed for the purpose of engaging in broker/dealer activities, but has had no significant activity.

  WF-4-1, WF-5-1, WF-5-2, WF-5-3 and WF-6-1 were formed primarily for the purpose of acquiring and securitizing various loan portfolios.

  WCRFC, WMHFC and WMF were formed for the purpose of funding three securitizations during 1995: a $25,464,344 consumer loan-backed bond, a $30,756,557 manufactured housing-backed bond, and a $64,753,000 mortgage-backed bond, respectively.

  WMFC is the holding company for WF, which was formed for the purpose of acquiring and originating residential home mortgages.

                  WILSHIRE CREDIT CORPORATION AND AFFILIATES

  Cash and Cash Equivalents--The Corporations consider all highly liquid investments with maturities of three months or less, when purchased, to be cash equivalents. Cash and cash equivalents consist primarily of cash in accounts with banks and brokers and in money market funds.

  For purposes of presenting cash flow information in the combined statements of cash flows, all investments in loans and securities (except investments in U.S. Treasury securities), as well as related participation liabilities and borrowings (except borrowings that are not collateralized by specific loan pools and repaid from cash flows from those pools), are presented as operating cash flows, due to the nature of WCC's business, which is in substance a servicing operation. The specific methods of collecting or otherwise liquidating loan portfolios and B class securities vary depending on the nature of the specific investments and changes in markets for these assets, and include securitizations and other sales. The investments and related obligations used to fund them are closely matched and interdependent, and the Corporations' ultimate interest resides principally in its servicing fees, which are the difference between net cash flows realized from the investments and net cash flows paid to participants and certain lenders. Cash flows related to traditional longer-term lending activity (e.g., commercial notes receivable), U.S. Treasury securities, property, capital leases, longer-term borrowings not matched against specific investments, and the Corporations' common stock are presented as investing or financing activities, as appropriate.

  Use of Estimates in the Preparation of the Combined Financial Statements-- The preparation of the combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Investments in Loans--To account for investments in loan portfolios, other than loans designated as held for sale, the Corporations follow the guidance in the AICPA's Accounting Standards Division's Practice Bulletin 6 ("PB 6"), "Amortization of Discounts in Certain Acquired Loans." Such guidance is generally applied on a portfolio-by-portfolio basis, rather than on an individual loan basis, because most portfolios contain large numbers of relatively homogeneous loans with individually small balances.

  Performing loan portfolios are carried at amortized cost. Discounts are accreted into income using a method approximating the interest method, in accordance with Statement of Financial Accounting Standards ("SFAS") No. 91, and interest income is recognized on an accrual basis. Nonperforming loan portfolios, including portfolios of loans previously charged off by prior lenders, are recorded using the cost recovery method. Such portfolios are generally acquired at steep discounts, and the extent of cash that will ultimately be collected on a specific portfolio is subject to substantial uncertainty. Collections may be realized in various ways, such as negotiations with debtors resulting in resumption of payments under original or restructured terms, significant collections on one or a relatively few loans in a portfolio of many loans, legal judgments against debtors or repossession and sale of collateral. Income from a nonperforming loan portfolio, other than collected servicing income, is not recognized until the Corporations' initial net investment in the portfolio is fully recovered, in accordance with PB 6.

  The Corporations do not evaluate individual loans for impairment under guidance in SFAS No. 114, "Accounting for Impairment of a Loan." Impairment is evaluated on a portfolio basis considering projections of future cash collections from the portfolio compared to the net carrying value of the portfolio. Credit risk related to each portfolio as a whole is one factor considered by management in determining the purchase price for the portfolio. Management believes that total cash collections from each portfolio are likely to exceed the Corporations' net investment (i.e., gross principal plus accrued interest less discount) in the portfolio. Consequently, no allowance for loan losses has been provided for in the financial statements, as permitted by PB 6. A specific loan is written off, with a corresponding charge to the loan discount account, when management

                  WILSHIRE CREDIT CORPORATION AND AFFILIATES determines that the amount is uncollectible. A substantial portion of the total nonperforming loan portfolio consists of impaired loans and troubled debt restructured loans. It is not practicable to estimate the additional income that might have been recognized had these loans performed under their original terms.

  Certain loans were purchased in 1994 specifically for the purpose of securitizing them. In addition, certain other loans were selected by management from various purchased loan pools to be included in securitizations that were subsequently completed. These loans have been identified as held for sale and are carried at the lower of cost or market. Market value exceeded cost at December 31, 1995 and was $253,890 less than cost at December 31, 1994. There were no loans held for sale at June 30, 1996 (unaudited).

  Investments in Securities--The Corporations classify investments in securities as held to maturity based on the Corporations' ability and positive intent to hold them to maturity. The securities are carried at amortized cost. Securities consist primarily of B class pass-through mortgage and other asset-backed securities, which were either purchased at steep discounts or represent residual interests in loans previously securitized by the Corporations. These securities involve high degrees of credit and prepayment risk. Fair values of these securities and related unrealized gains and losses are not readily determinable. Actual maturities will differ from stated maturities, which are in excess of ten years.

  Interest Income on Investments in Loans and Securities--When the Corporations record interest, including discount accretion, on loans and securities, income is recognized in the combined statements of operations only to the extent of the Corporations' direct investment in the loans or securities, and not to the extent of any participating interests. When interest is recorded relative to the participants' share of the assets, there is a corresponding increase in the participation liability. Accrued interest shown on the combined statements of financial condition comprises gross interest accruable under the legal terms of the assets, including purchased accrued interest. Discount is credited to the extent that the accrued interest is not recognizable in accordance with the accounting policies summarized in the preceding section of this note--Investments in Loans. Other interest and dividend income in the combined statements of operations, represents interest from cash equivalents, U.S. Treasury bills, preferred stock and commercial notes receivable.

  Rental Income--Rental income is derived from operating leases on commercial real estate and from cellular and portable telephone rentals.

  Property--Property is stated at cost less accumulated depreciation. Depreciation is determined using the straight-line method over the estimated useful lives of the related assets.

  Participation Liability and Servicing Income--Participation liability represents amounts invested by third parties for an interest in cash flows from specific loan portfolios, net of the cash flows already remitted to the participants. Participants share credit risks and certain other risks associated with the loan portfolios that provide the source of repayment and potential income to the participants. If cash flows from specific loan portfolios proved to be insufficient to provide participants recovery of their initial investments or expected income on such investments, the Corporations' liability would be reduced without recourse. Included in participation liability as of June 30, 1996 and December 31, 1995 and 1994 are $4,875,883 (unaudited), $5,604,660 and $9,630,611, respectively, representing amounts collected from borrowers but not yet remitted to the participants.

  Agreements with participants generally provide that, in exchange for the Corporations' servicing of the loan portfolios, the Corporations retain a specified portion of portfolio cash flows allocable to the participant's investment in addition to cash flows relating to the Corporations' direct investment, if any. The Corporations' retained portion of cash flows allocable to participants' interests is recognized when received as servicing fee

                  WILSHIRE CREDIT CORPORATION AND AFFILIATES income. The Corporations' retained portion generally increases after the point at which participants have recouped their initial investments.

  Financial Instruments--The Corporations enter into transactions involving financial instruments both for speculative trading purposes and for hedging purposes.

  Option premiums received for writing puts and calls for trading purposes are recorded as liabilities representing the market value of the options. The liabilities are subsequently marked to market at each balance sheet date, and unrealized as well as realized gains and losses are recorded in periodic income.

  Forward sales and short sales of securities are designated as hedges against future fluctuations in the market value of loans held for sale resulting from changes in interest rates. Changes in the market value of these instruments are deferred as adjustments to the cost basis of the hedged loans and thus are recognized in connection with the ultimate sale of such loans.

  Income Taxes--Each of the companies whose operations are reflected in these combined financial statements are Subchapter S corporations for income tax purposes. Taxable income of the companies is passed through directly to the stockholders and is not taxed at the corporate level.

  Interim Financial Data--In the opinion of management of the Corporations, the accompanying unaudited combined financial statements contain all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial position of the Corporations as of June 30, 1996 and the results of operations for the six months ended June 30, 1996 and 1995. Disclosures concerning the unaudited interim financial information presented in these notes to the combined financial statements have been included when management considered them necessary with respect to describing significant changes in the business during the six months ended June 30, 1996. Not all disclosures considered necessary for annual audited financial statements are presented for the interim unaudited financial statements.

  Earnings per Share--Earnings per share data is omitted because each company in the combined group has an independent capital structure, and varying numbers of outstanding shares of stock.

2. SECURITY PURCHASED UNDER AGREEMENT TO RESELL

  The security purchased under an agreement to resell of $24,937,500 at December 31, 1994 in a U.S. Treasury security. The amount advanced under the agreement represents a short-term investment and is reflected as a receivable in the balance sheet at December 31, 1994. This agreement was entered into for purposes of investing the proceeds received from the security sold but not yet purchased, which was outstanding at December 31, 1994 (see Note 6). The agreement had a maturity of less than 30 days. The Corporations had securities purchased under agreements to resell outstanding at only one other month-end during the year, in the amount of $8,000,000.

  The security underlying the agreement is a book-entry security. The security was delivered into a third-party custodian's account under a written custodial agreement that explicitly recognizes the Corporations' interest in the security.

  There were no securities purchased under agreements to resell outstanding as of June 30, 1996 (unaudited) and December 31, 1995.

                  WILSHIRE CREDIT CORPORATION AND AFFILIATES

3. OTHER RECEIVABLES

  Other receivables consists of the following:

                                                              DECEMBER 31,
                                                          ---------------------
                                                             1995       1994
                                                          ---------- ----------
   Other charges receivable.............................. $2,786,456 $1,852,774
   Receivables under forward contracts, at market........               133,242
   Other.................................................  1,098,613    208,854
                                                          ---------- ----------
     Total............................................... $3,885,069 $2,194,870
                                                          ========== ==========

  Other charges receivable represent reimbursable direct costs incurred by the Corporations in the loan collection process. The costs are generally charged to the borrowers or are reimbursable by investors in the loan pools to the extent of their participating interests.

  Receivables under forward contracts represent the market value of forward sales of U.S. Treasury securities entered into by the Corporations in connection with hedging activities discussed in Note 6.

4. PROPERTY

  Property consists of:

                                                              DECEMBER 31,
                                                          ---------------------
                                                             1995       1994
                                                          ---------- ----------
   Land.................................................. $1,762,656 $  498,150
   Buildings.............................................  4,701,173    768,778
   Vehicles..............................................     48,100    119,496
   Furniture and equipment...............................    812,193    689,694
                                                          ---------- ----------
     Total...............................................  7,324,122  2,076,118
   Less accumulated depreciation.........................    607,286    319,171
                                                          ---------- ----------
   Property, net......................................... $6,716,836 $1,756,947
                                                          ========== ==========

  Land and buildings comprise the Corporations' headquarters, which secure a capital lease obligation (see Note 7), and two commercial real estate projects, which collateralize certain borrowings (see Note 5).

  The following table summarizes future minimum rental income under noncancelable operating leases as of December 31, 1995:

   1996.............................................................. $  760,836
   1997..............................................................    568,386
   1998..............................................................    364,956
   1999..............................................................    370,096
   2000..............................................................    287,946
   Thereafter........................................................     14,000
                                                                      ----------
                                                                      $2,366,220
                                                                      ==========

5. BORROWINGS

  Borrowings consist of:

                                                             DECEMBER 31,
                                             JUNE 30,   -----------------------
                                               1996        1995        1994
                                           ------------ ----------- -----------
                                           (UNAUDITED)
   Borrowings used to fund specific
    investments in loans:
     Payable from 85% of cash flows from
      specified loan pools, interest at
      prime plus 3.75%, maturing from
      March 1998 to January 2006.........  $ 41,056,861 $27,996,062 $ 7,150,563
     Payable from 90% of cash flows from
      specified loan pools, interest at
      the reference rate plus 5% but no
      less than 10%, due July 1998.......       764,084   8,208,523
     Payable from cash flows from
      specified loan pools, interest at
      LIBOR plus 0.25%, due December
      1996...............................     4,533,750   5,918,457
     Payable from 90% of cash flows from
      specified loans pools, interest at
      LIBOR plus 4%, due May 1999........     2,870,000   5,227,500
     Payable from substantially all cash
      flows from mortgage loans held for
      sale, interest at LIBOR plus 2.5%,
      due upon sale of loans.............                            50,856,015
     Payable from cash flows from
      specified loan pools, interest at
      LIBOR plus 1.5%, due June 1997.....     2,995,659
     Payable for BB bond from non-
      performing securitization of loans.
      Interest at 8.5%...................     1,263,980
     Payable for BB note from non-
      performing securitization of loans.
      Interest at 11.5%..................     5,436,690
     Payable due for bonds (net of
      discount) from non-performing
      securitization of loans. Interest
      ranging from 6% to 8%..............    58,377,259
     Payable due sellers from non-
      performing securitization of
      loans..............................    20,039,507
   Other borrowings:
     Borrowings with interest at prime
      plus 3.75%, maturing through
      January 2006.......................    28,750,000  11,000,000
     Borrowings secured by investment
      real estate, interest ranging from
      9.75% to 18% and maturing from
      September 1998 to June 2005........     4,442,634   4,476,970
     Bank borrowing secured by loans,
      interest at prime plus 2%, due
      February 1996 to September 1996....     5,000,000   2,750,000
     Due on demand, secured by specified
      loan pools, interest payable in
      monthly installments at 10.5%......     3,500,000   3,500,000   1,000,000
     Related party borrowings............     1,171,090   1,086,976   1,934,515
                                           ------------ ----------- -----------
       Total borrowings..................  $180,201,514 $70,164,488 $60,941,093
                                           ============ =========== ===========

  Borrowings used to fund specific investments in loans are repaid monthly as cash flows from the loans are received. Any remaining amounts owed under such borrowings are due at the maturity dates shown above.

                  WILSHIRE CREDIT CORPORATION AND AFFILIATES

  Related party borrowings at December 31, 1995 and 1994 are due upon demand. They include borrowings from a relative of the Corporations' majority shareholder with interest at prime plus .75% and from a trust managed by and for the benefit of the Corporations' majority shareholder with interest at 15%. During 1995 and 1994, the Corporations recognized interest expense of $153,157 and $199,741, respectively, on related party borrowings.

  The Corporations have borrowing commitments as of December 31, 1995 from various third parties totaling $265,000,000 as follows:

  . Interim warehouse and security agreement of $150,000,000 available to fund specific investments in loans; not drawn upon at December 31, 1995; expiring June 1996

  . Commitment for $100,000,000 available for various uses; $38,996,062 drawn upon at December 31, 1995 to fund specific investments in loans; secured by investments in loans and securities, cash equivalents and loan servicing rights; expiring October 1998

  . Commitment for $15,000,000 available to fund specific investments in loans; $8,208,523 drawn upon at December 31, 1995; secured by investments in specific loans; expiring July 1998

Included in borrowings used to fund specific investments in loans is $5,918,457 at December 31, 1995 representing securities (U.S. Treasury bills of $4,642,727) and cash equivalents sold under agreements to repurchase.

6. FINANCIAL INSTRUMENTS

  Hedging Activities--Part of the Corporations' strategy for managing interest-rate risk is to enter into short sales or forward sales of U.S. Treasury securities of a duration similar to the fixed rate loans held for sale being hedged. This results in market gains or losses on the hedging instruments, in response to interest rate increases or decreases, respectively, which approximate the amount of the corresponding market losses or gains, respectively, on the loans being hedged.

  Financial instruments outstanding as of December 31, 1994, which are used by the Corporations for purposes of hedging future fluctuations in the market value of loans held for sale, include a U.S. Treasury security sold but not yet purchased, reflected as a liability in the balance sheet, at market value, and forward sales of U.S. Treasury securities, included in other receivables in the balance sheet, at market value (see Note 3). As of December 31, 1994, realized and unrealized gains totaling $703,477 have been deferred and reflected as adjustments to the carrying value of loans held for sale. Such deferred gains were recognized upon the ultimate sales of such loans in 1995.

  The following summarizes the significant terms of the hedging instruments and the related credit exposure as of December 31, 1994:

                                                             NOTIONAL    CREDIT
                         DESCRIPTION                          AMOUNT    EXPOSURE
                         -----------                        ----------- --------
   Security sold but not yet purchased--U.S. Treasury
    note, 7.375%, due 1997, sold at 99.26 ................  $25,000,000
   Forward sales:
     U.S. Treasury note, 6.875%, due 1996, sale price
      99.44, contract settlement date January 31, 1995 ...   18,000,000 $129,375
     U.S. Treasury note, 7.5%, due 1999, sale price 98.86,
      contract settlement date January 31, 1995...........    2,250,000    3,867

                  WILSHIRE CREDIT CORPORATION AND AFFILIATES

  Amounts shown above as credit exposure represented the amount of loss that would have been incurred as of December 31, 1994 if the counterparties had completely failed to perform their obligations under the contracts. No credit losses were incurred as a result of these transactions. The Corporations deposited mortgage-backed securities with a principal amount of $1,392,709 into an account with the counterparty as collateral for the forward sales.

  No such hedging instruments and related exposure existed at December 31, 1995 or at June 30, 1996 (unaudited).

  Trading Activities--The Corporations engages in buying and selling of futures contracts, as well as writing and purchasing put and call options on interest rates, foreign currencies, US government securities, and market indices for purposes of realizing short-term profits. As of December 31, 1995 and 1994, the market value of the liability for options contracts outstanding is $8,093 and $20,313, respectively. As of December 31, 1995, the market value for futures contracts is $45,656. There were no futures contracts as of December 31, 1994. Both options and futures contracts are included in accounts payable and accrued liabilities in the combined balance sheets. The average market value of the liability for written options contracts outstanding during the year ended December 31, 1995 and 1994, computed based upon month-end positions outstanding, was $23,821 and $59,109, respectively. The average market value of the liability for futures contracts outstanding during the year ended December 31, 1995, computed based upon month-end positions outstanding, was $42,319. Net losses (gains) on options and futures trading activity were $194,109 and ($97,387) for the years ended December 31, 1995 and 1994, respectively, and are included in other investment income (loss) in the combined statements of operations.

  The following is a summary of the liability under options contracts outstanding:

                                                                     UNREALIZED
                                   NOTIONAL   MARKET      PREMIUM       GAIN
   1995                             AMOUNT     VALUE   RECEIVED/PAID   (LOSS)
   ----                           ----------- -------  ------------- ----------
   Short Positions Calls (writ-
    ten)--
     February 1996 US T-Bonds...  $ 1,000,000 $ 2,656     $ 1,562     $(1,094)
     January 1996 Japanese Yen..    1,221,625     125       4,125       4,000
     February 1996 Japanese
      Yen.......................    1,221,625   2,875       5,750       2,875
   Puts (purchased)--
     February 1996 US T-Bonds...    1,000,000   1,562       5,468       3,906
     January 1996 S&P 500.......    4,619,475   3,750      11,250       7,500
   Long Positions Puts (writ-
    ten)--
     January 1996 S&P 500.......    1,539,825  (2,875)     (8,750)     (5,875)
                                  ----------- -------     -------     -------
                                  $10,602,550 $ 8,093     $19,405     $11,312
                                  =========== =======     =======     =======
   1994
   ----
   Calls--
     February 1995 US T-Bonds...  $ 1,000,000 $15,938     $19,531     $ 3,593
   Puts--
     February 1995 US T-Bonds...    1,000,000   4,375       6,250       1,875
                                  ----------- -------     -------     -------
                                  $ 2,000,000 $20,313     $25,781     $ 5,468
                                  =========== =======     =======     =======

                  WILSHIRE CREDIT CORPORATION AND AFFILIATES

Following is a summary of the liability under futures contracts outstanding:

                                                                         OPEN
                                                              NOTIONAL   TRADE
                                                               AMOUNT   EQUITY
                                                             ---------- -------
   Short Positions
     Puts--
       March 1996 US T-Bonds................................ $1,000,000 $ 8,125
       March 1996 US T-Notes................................    900,000   4,781
   Long Positions
     Puts--
       March 1996 Japanese Yen..............................  1,221,625  32,750
                                                             ---------- -------
                                                             $3,121,625 $45,656
                                                             ========== =======

  The purchase or sale of options and futures contracts bears a high degree of market risk, subject to fluctuations in market values, rates or currencies in the instruments underlying the contracts. The potential market loss on options and futures are generally substantially in excess of the premium paid or received. The options and futures transactions entered into by the Corporations require cash margin deposits with the broker. As of December 31, 1995 and 1994, such margin requirements were $98,572 and $39,537, respectively.

7. CAPITAL LEASE OBLIGATIONS

  The Corporations have purchased various assets, including their headquarters facility and certain automobiles and equipment, under capital leases. Future minimum lease payments for capital leases as of December 31, 1995 are as follows:

   1996............................................................. $  195,497
   1997.............................................................    217,572
   1998.............................................................    142,262
   1999.............................................................    115,973
   2000.............................................................    111,166
   Thereafter.......................................................  1,574,846
                                                                     ----------
     Total..........................................................  2,357,316
   Less amount representing interest................................  1,231,594
                                                                     ----------
   Capital lease obligation......................................... $1,125,722
                                                                     ==========

8. OPERATING LEASES

  The Corporations maintain certain noncancelable operating leases on real property and other assets, which expire through 1999. Future minimum lease payments on such noncancelable operating leases as of December 31, 1995 are as follows:

   1996.............................................................. $  755,143
   1997..............................................................    751,294
   1998..............................................................    721,584
   1999..............................................................    671,376
                                                                      ----------
                                                                      $2,899,397
                                                                      ==========

  The management fee portion of the annual lease payment for a corporate jet of $227,000 is subject to escalation on January 1 of each year based on the percentage change in the Consumer Price Index during the immediately preceding year.

                  WILSHIRE CREDIT CORPORATION AND AFFILIATES

9. LOAN SERVICING

  Loans serviced for others, except for participated loans acquired in the name of WCC, are not included in the accompanying balance sheets. WCC performs servicing for two affiliated savings banks as well as other unrelated parties. The unpaid principal balances of loans serviced for others are summarized as follows:

                                                             DECEMBER 31,
                                                       -------------------------
                                                           1995         1994
                                                       ------------ ------------
   Related parties.................................... $279,801,000 $113,333,475
   Others.............................................   18,416,726  30,277, 483
                                                       ------------ ------------
     Total............................................ $298,217,726 $143,610,958
                                                       ============ ============

  Custodial escrow balances maintained in connection with the foregoing loan servicing and in connection with WCC-owned and participated loans were $720,799 at December 31, 1994. At December 31, 1995, WCC had made escrow payments in excess of amounts collected, which are included in other receivables.

10. LOANS TO STOCKHOLDERS

  The Corporations have extended loans to their two stockholders. The loans have stated interest rates of 11% and no specific terms of repayment, and were used principally for investing in other companies affiliated by common ownership (companies not combined in these financial statements). For accounting purposes, the interest on these loans has not been recognized in the combined statements of operations, and the loaned amounts are presented in the stockholders' equity section of the statements of financial condition as distributions to stockholders.

11. COMMITMENTS AND CONTINGENCIES

  Profit-Sharing Plan--The Corporations' employees participate in a defined contribution profit-sharing and 401(k) plan. At the discretion of the Boards of Directors, the Corporations may elect to contribute to the plan based on profits of the Corporations or based on matching participants' contributions. During 1995, the Corporation contributed $46,408 to the plan.

  Litigation--The Corporations are defendants in legal actions arising from transactions conducted in the ordinary course of business. Management, after consultation with legal counsel, believes the ultimate liability, if any, arising from such actions will not materially affect the Corporations' financial position.

  Loan Purchase Commitments--At June 30, 1996 and December 31, 1995, the Corporations were committed to purchase $2,825,724 of loans (unaudited) at par and $14,843,686 of loans for $5,840,729, respectively.

12. RELATED PARTY TRANSACTIONS

  The following disclosures about transactions with related parties are in addition to those elsewhere in these footnotes.

  Participation liabilities owed to related parties, including companies for which the Corporations' majority owner and president had management control, relatives of the Corporations' owners, and investment vehicles of those related parties, are $71,836 and $145,272 at December 31, 1995 and 1994, respectively.

  At June 30, 1996 (unaudited) and December 31, 1995 and 1994, due to affiliates consists primarily of amounts owed to affiliated banks for collection on loans serviced on behalf of those affiliates. This liability is net of approximately $758,000 and $548,000 of receivables from uncombined affiliates for reimbursement of expenses incurred on behalf of those affiliates at December 31, 1995 and 1994, respectively.

                  WILSHIRE CREDIT CORPORATION AND AFFILIATES

13. FAIR VALUE OF FINANCIAL INSTRUMENTS

  The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, "Disclosures about Fair Value of Financial Instruments." The estimates presented herein are not necessarily indicative of the amounts the Corporation could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. The methods and assumptions used to estimate the fair value of each class of financial instrument for which it is practicable to estimate that value are explained below:

  Cash and Cash Equivalents--The carrying amounts reported in the balance sheet for cash and cash equivalents approximate their fair values.

  Investments in Loans and Securities, Participation Liabilities and Borrowings Secured by Investments in Loans and Securities--It is not practicable to estimate the fair values of the Investments in loans and securities (except certain pools classified as held for sale, which are stated at lower of cost or market, and U.S Treasury bills), or related investor liabilities and borrowings secured by specific pools, primarily because of the limited nature of the market for such investments and the highly subjective and judgmental risk-rating process undertaken by potential buyers. The Corporations monitor loan portfolio performance, which is related to fair value, on a portfolio-by-portfolio basis. Some portfolios contain loans that are similar with respect to collateral type, geography, initial underwriting standards, and in other respects, while other portfolios contain loans that are dissimilar in various respects and to varying degrees. Fair value estimations for most portfolios require extensive analysis of the credit risk associated with the portfolios at any specific point in time, as well as consideration of the collective repayment terms and the prevailing interest rate environment. Consequently, estimation of fair value is not practicable for the portfolio as a whole as of any specific point in time.

  The following is information about investments in loans and securities that may be relevant to estimating fair value:

                                                  WEIGHTED  WEIGHTED
                                                  AVERAGE    AVERAGE
             1995                         NUMBER  INTEREST  MATURITY      GROSS
  TYPE OF LOAN OR COLLATERAL             OF LOANS   RATE   (IN MONTHS)  PRINCIPAL
  --------------------------             -------- -------- ----------- -----------
    Performing:
      Automobiles/equipment.............   2,283     15%      32.95    $11,942,056
      Real estate.......................   2,899     10%      89.20     81,574,329
      Manufactured housing..............   2,784     12%     104.40     11,159,601
      Other.............................   2,141     13%      41.05     29,122,518
    Nonperforming:
      Automobiles/equipment.............   1,382     13%       9.85      6,996,631
      Real estate.......................   1,371     10%      60.33     95,052,802
      Other.............................  98,882     10%      17.88    292,506,241
                                                  WEIGHTED  WEIGHTED
                                                  AVERAGE    AVERAGE
             1994                         NUMBER  INTEREST  MATURITY      GROSS
  TYPE OF LOAN OR COLLATERAL             OF LOANS   RATE   (IN MONTHS)  PRINCIPAL
  --------------------------             -------- -------- ----------- -----------
    Performing:
      Automobiles/equipment.............   1,757     14%      10.31    $17,085,843
      Real estate.......................   4,037      8%      62.75    206,729.946
      Other.............................   3,269     10%      38.49     43,008,622
    Nonperforming:
      Automobiles/equipment.............   3,192     15%      28.78      8,549,223
      Real estate.......................   2,041      9%     120.37     98,522,366
      Other............................. 115,390      9%       0.63    256,149,200

                  WILSHIRE CREDIT CORPORATION AND AFFILIATES

  The fair value of U.S. Treasury bills included in investments in securities held-to-maturity at December 31, 1995 and 1994 approximate their carrying value of $4,642,727. These securities mature within one year, and are pledged as collateral for certain borrowings.

  Security Purchased Under Agreement to Resell, Other Borrowings, Security Sold but not yet Purchased--The carrying amounts approximate fair values due to the short-term maturities or repricing of these instruments. The difference between the fair value and carrying amount of borrowings secured by investment real estate is not material.

  Receivables from Related Parties and Notes Receivable--It is not practicable to estimate the fair values of these instruments, for which there is not a market and for which terms are not established on an arms-length basis.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

  NO DEALER, SALESPERSON, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT THE INFOR-MATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATES AS OF WHICH SUCH INFORMATION IS GIVEN.

                                ---------------

                               TABLE OF CONTENTS

                                ---------------

                                                                          PAGE
                                                                          ----
Prospectus Summary.......................................................   3
Risk Factors.............................................................  11
The Company..............................................................  19
Recent Developments......................................................  20
Wilshire Credit Corporation..............................................  22
Use of Proceeds..........................................................  23
Capitalization...........................................................  25
Selected Financial Information...........................................  26
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  30
Business.................................................................  51
Regulation...............................................................  73
Taxation.................................................................  81
Management...............................................................  83
Principal Stockholders...................................................  91
Certain Relationships and Related Transactions...........................  92
Description of Capital Stock.............................................  94
Description of Notes Offering............................................  95
Underwriting.............................................................  97
Legal Matters............................................................  98
Experts..................................................................  98
Index to Financial Statements............................................ F-1

  UNTIL               , 1996 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS) ALL
DEALERS EFFECTING TRANSACTIONS IN THE NOTES OFFERED HEREBY, WHETHER OR NOT PAR-TICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  $50,000,000


                               ---------------
                                   Wilshire
                               ---------------
                           Financial Services Group



                               % NOTES DUE 2003








                                ---------------
                                   PROSPECTUS
                                ---------------

                          FRIEDMAN, BILLINGS, RAMSEY
                                  & CO., INC.

                                           , 1996

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
LC962980.025

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth an itemized statement of all estimated expenses in connection with the registration, offering and sale of the securities being registered hereby other than underwriting discounts and commissions.

      SEC registration fee.......................................... $21,424.24
      NASD and NASDAQ fees..........................................         *
      Accounting fees and expenses..................................         *
      Legal fees and expenses.......................................         *
      Blue sky fees and expenses (including counsel fees)...........         *
      Printing and engraving expenses...............................         *
      Transfer agent's fees.........................................         *
      Miscellaneous expenses........................................         *
                                                                     ----------
          Total..................................................... $       *
                                                                     ==========

--------
* To be completed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Article NINTH of the Registrant's Certificate of Incorporation provides that the Registrant shall indemnify to the fullest extent not prohibited by law any current or former director or officer of the Registrant and may indemnify to the fullest extent not prohibited by law any current or former employee or agent of the Registrant who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or other (including and action, suit or proceeding by or in the right of the Registrant), by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant or a fiduciary of any employee benefit plan of the Registrant, or serves or served at the request of the Registrant as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. The Registrant shall pay for or reimburse the reasonable expenses incurred by such current of former director or officer and may pay for or reimburse the reasonable expenses incurred by any such current of former employee or agent in such proceeding in advance of the final disposition of the proceeding if the person sets forth in writing (i) the person's good faith belief that the person is entitled to indemnification and
(ii) the person's agreement to repay all advances if it is ultimately determined that the person is not entitled to indemnification pursuant to the Certificate of Incorporation. Article EIGHTH of the Registrant's Certificate of Incorporation provides that no director of the Registrant shall be liable for monetary damages for breach of fiduciary duty as a director. The Registrant also provides its directors and officers coverage under a director's and officer's liability insurance policy.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

  In connection with the formation of the Company on October 28, 1996, the Company sold two shares of Common Stock to Andrew A. Wiederhorn and one share of Common Stock to Lawrence A. Mendelsohn at a purchase price of $5.00 per share, pursuant to an exemption from registration under Section 4(2) of the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) Exhibits:

                                                                           PAGE
                                                                           ----
  *1.1  Form of Underwriting Agreement relating to the Common Stock
  *1.2  Form of Underwriting Agreement relating to the Notes
   3.1  Certificate of Incorporation
   3.2  By-laws
  *4.2  Form of Indenture, dated as of    , 1996 among Wilshire
         Financial Services Group Inc. and
  *4.3  Form of Notes (included in Exhibit 4.2)
  *5.1  Opinion of Proskauer Rose Goetz & Mendelsohn LLP
 *10.1  Employment Agreement dated October    , 1996 among the Company
         and Andrew A. Wiederhorn
 *10.2  Employment Agreement dated October    , 1996 among the Company
         and Lawrence A. Mendelsohn
 *10.3  Incentive Stock Plan
 *10.11 Cease and Desist Order
 *10.12 Servicing Agreement dated as of October    , 1996 among Wilshire
         Credit Corporation and Wilshire Financial Services Group
  10.13 Master Repurchase Agreement dated as of July 29, 1996 among
         Wilshire Credit Corporation and CS First Boston Capital
         Corporation
  10.14 Additional Supplemental Terms to Master Repurchase Agreement,
         dated as of July 29, 1996 between CS First Boston Mortgage
         Capital Corp. and Wilshire Credit Corporation
  10.15 Interim Warehouse & Security Agreement, dated as of December 1,
         1995, between Wilshire Funding Company, L.L.C. and Prudential
         Securities Realty Funding Corp
  10.16 Amendment to Interim Warehouse and Security Agreement dated June
         28, 1996 between Wilshire Funding Company, L.L.C. and
         Prudential Securities Realty Funding Corp
  10.17 Amendment No. 2 to Interim Warehouse and Security Agreement
         dated September 27, 1996 between Wilshire Funding Company,
         L.L.C. and Prudential Securities Realty Funding Corp
  10.18 Master Repurchase Agreement between First Bank of Beverly Hills,
         F.S.B. and Bear Stearns Mortgage Capital Corporation dated as of May 22, 1996
  10.19 Supplemental Terms and Conditions dated as of May 22, 1996 among
         First Bank of Beverly Hills, F.S.B. and Bear Stearns Mortgage
         Capital Corporation
  11    Statement regarding earnings per share
  12    Statement regarding the computation of the ratio of earnings to fixed charges
  21.1  Subsidiaries
 *23.1  Consent of Proskauer Rose Goetz & Mendelsohn LLP (included in
         Exhibit 5.1)
  23.2  Consent of Deloitte & Touche LLP
  23.3  Consent of Deloitte & Touche LLP
  23.4  Consent of KPMG Peat Marwick LLP
  24    Power of Attorney (see page II-4)
 *25    Form T-1
  27    Financial Data Schedule

--------
*To be filed by amendment.

  (b) Financial Statement Schedules:

  The Financial Statement Schedules have been omitted because the information required is not applicable or is included in the financial statements or notes thereto. Columns omitted from schedules filed are omitted because the information is not applicable.

ITEM 17. UNDERTAKINGS.

  The undersigned Company hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at the time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland and the State of Oregon, on this 30th day of October, 1996.

                                          Wilshire Financial Services Group
                                           Inc.

                                                 /s/ Andrew A. Wiederhorn
                                          By: _________________________________
                                                Andrew A. Wiederhorn Chief
                                                     Executive Officer

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew A. Wiederhorn and Lawrence A. Mendelsohn, and each of them, his attorney-in-fact, with full power of substitution, for him in all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or either of them, or their substitutes, may do or cause to be done by virtue hereof.

 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their capacities on October 30, 1996.

              SIGNATURE                                TITLE

      /s/ Andrew A. Wiederhorn            Chairman of the Board, Chief
-------------------------------------      Executive Officer, Secretary and
        ANDREW A. WIEDERHORN               Treasurer (Principal Executive
                                           Officer)

     /s/ Lawrence A. Mendelsohn           Executive Vice President and
-------------------------------------      Director
       LAWRENCE A. MENDELSOHN

        /s/ Donald H. Coleman             Director
-------------------------------------
          DONALD H. COLEMAN

       /s/ David Dale-Johnson             Director
-------------------------------------
         DAVID DALE-JOHNSON

         /s/ Philip G. Forte              Director
-------------------------------------
           PHILIP G. FORTE

          /s/ Chris Tassos                Senior Vice President and Chief
-------------------------------------      Financial Officer (Principal
            CHRIS TASSOS                   Accounting and Financial Officer)

                                 EXHIBIT INDEX

                                                                           PAGE
 EXHIBITS NO.                         DESCRIPTION                          ----
     *1.1     Form of Underwriting Agreement relating to the Common
               Stock
     *1.2     Form of Underwriting Agreement relating to the Notes
      3.1     Certificate of Incorporation
      3.2     By-laws
     *4.2     Form of Indenture, dated as of    , 1996 among Wilshire
               Financial Services Group Inc. and
     *4.3     Form of Notes (included in Exhibit 4.2)
     *5.1     Opinion of Proskauer Rose Goetz & Mendelsohn LLP
    *10.1     Employment Agreement dated October    , 1996 among the
               Company and Andrew A. Wiederhorn
    *10.2     Employment Agreement dated October    , 1996 among the
               Company and Lawrence A. Mendelsohn
    *10.3     Incentive Stock Plan
    *10.11    Cease and Desist Order
    *10.12    Servicing Agreement dated as of October    , 1996 among
               Wilshire Credit Corporation and Wilshire Financial
               Services Group
     10.13    Master Repurchase Agreement dated as of July 29, 1996
               among Wilshire Credit Corporation and CS First Boston
               Capital Corporation
     10.14    Additional Supplemental Terms to Master Repurchase
               Agreement, dated as of July 29, 1996 between CS First
               Boston Mortgage Capital Corp. and Wilshire Credit
               Corporation
     10.15    Interim Warehouse & Security Agreement, dated as of
               December 1, 1995, between Wilshire Funding Company,
               L.L.C. and Prudential Securities Realty Funding Corp
     10.16    Amendment to Interim Warehouse and Security Agreement
               dated June 28, 1996 between Wilshire Funding Company,
               L.L.C. and Prudential Securities Realty Funding Corp
     10.17    Amendment No. 2 to Interim Warehouse and Security
               Agreement dated September 27, 1996 between Wilshire
               Funding Company, L.L.C. and Prudential Securities Realty
               Funding Corp
     10.18    Master Repurchase Agreement between First Bank of Beverly
               Hills, F.S.B. and Bear Stearns Mortgage Capital
               Corporation dated as of May 22, 1996
     10.19    Supplemental Terms and Conditions dated as of May 22, 1996 among First Bank of Beverly Hills, F.S.B. and Bear
               Stearns Mortgage Capital Corporation
     11       Statement regarding earnings per share
     12       Statement regarding the computation of the ratio of
               earnings to fixed charges
     21.1     Subsidiaries
    *23.1     Consent of Proskauer Rose Goetz & Mendelsohn LLP (included in Exhibit 5.1)
     23.2     Consent of Deloitte & Touche LLP
     23.3     Consent of Deloitte & Touche LLP
     23.4     Consent of KPMG Peat Marwick LLP
     24       Power of Attorney (see page II-4)
    *25       Form T-1
     27       Financial Data Schedule

--------
*To be filed by amendment.